Prospectus Supplement (To Prospectus Dated April 26, 2006)

CREDIT SUISSE SECURITIES (USA) LLC

Sponsor and Seller

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Depositor

ADJUSTABLE RATE MORTGAGE TRUST 2006-2A

Issuing Entity

MORTGAGE TRUST CERTIFICATES,

SERIES 2006-2A

$288,536,941

(Approximate)

You should consider carefully the risk factors beginning on page S-10 in this prospectus supplement.

This prospectus supplement may be used to offer and sell the certificates offered hereby only if accompanied by the prospectus.

Offered Certificates:

•Two classes of the Series 2006-2A Certificates are being offered hereby. You can find a list of the offered certificates, together with their designations, initial class principal balances, initial pass-through rates and certain other characteristics in the table beginning on page S-5 of this prospectus supplement and the footnotes that follow. Principal and interest, as applicable, on the offered certificates will be paid monthly. The first expected distribution date will be June 26, 2006.

•  The offered certificates will represent ownership interests only in the Adjustable Rate Mortgage Trust 2006-2A and will not represent ownership interests in or obligations of the sponsor and seller, the depositor, the trust administrator, the trustee, the underwriter or any of their affiliates.

Adjustable Rate Mortgage Trust 2006-2A:

•	will consist primarily of one class of senior mortgage pass-through certificates previously issued by a trust established by the depositor; and
•	will make one or more REMIC elections for federal income tax purposes.

Credit Enhancement

•

As more fully described in this prospectus supplement, the underlying senior mortgage pass-through certificates, together with eight other classes of senior mortgage pass-through certificates also issued by the same underlying trust, are senior to six classes of Class B Certificates also issued by the same underlying trust. These Class B Certificates provide credit enhancement to the underlying senior mortgage pass-through certificates and to the other classes of senior certificates issued by the underlying trust as described in the prospectus supplement for the underlying transaction, attached hereto as Annex II.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the offered certificates or determined that this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

Credit Suisse Securities (USA) LLC, as underwriter, will buy the offered certificates from Credit Suisse First Boston Mortgage Securities Corp., the depositor, at a price equal to approximately 98.0059% of their face value, plus accrued interest, if applicable, from May 1, 2006. The depositor will pay the expenses related to the issuance of the certificates from these proceeds. The underwriter will sell the offered certificates purchased by it from time to time in negotiated transactions at varying prices determined at the time of sale.

Delivery of the Class 2-A-1-1 and Class 2-A-1-2 Certificates will be made in book-entry form through the facilities of The Depository Trust Company, Clearstream, Luxembourg and the Euroclear System on or about May 31, 2006.

Credit Suisse

May 25, 2006

_______

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IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

You should rely on the information contained in this document or to which we have referred you in this prospectus supplement. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

•	The accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and
•	This prospectus supplement, which describes the specific terms of your series of certificates.

The depositor’s principal executive offices are located at Eleven Madison Avenue, New York, New York 10010. Its telephone number is (212) 325-2000.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.

EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
(b)

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

UNITED KINGDOM

The underwriter has represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act (the “FSMA”)) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

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SUMMARY

The following summary highlights selected information from this prospectus supplement. It does not contain all of the information that you should consider in making your investment decision. To understand the terms of the offered certificates, read this entire prospectus supplement and the entire accompanying prospectus carefully.

Issuing Entity	Adjustable Rate Mortgage Trust 2006-2A
Title of Series	Mortgage Trust Certificates, Series 2006-2A.
Sponsor and Seller	Credit Suisse Securities (USA) LLC.
Depositor	Credit Suisse First Boston Mortgage Securities Corp.
Trustee	U.S. Bank National Association.
Trust Administrator	Wells Fargo Bank.
Underlying Certificates

The Adjustable Rate Mortgage Trust 2006-2, Adjustable Rate Mortgage-Backed Pass-Through Certificates, Series 2006-2, Class 2-A-1 Certificates as described in the prospectus supplement therefor attached hereto as Annex II. The depositor, the trustee and the trust administrator are also the depositor, trustee and trustee administrator for the underlying trust.

Underlying Cut-off Date	April 1, 2006.
Closing Date	On or about May 31, 2006.
Distribution Dates	On the 25th day of each month, or if the 25th day is not a business day, on the succeeding business day, beginning in June 2006.
Scheduled Final Distribution Date	The distribution date in May 2036. The actual final distribution date could be substantially earlier.
Form of Offered Certificates

The Class 2-A-1-1 and Class 2-A-1-2 Certificates will be book-entry certificates. The Class AR Certificates will be physical certificates.

See “Description of the Certificates—Book-Entry Registration” in this prospectus supplement.

Minimum Denominations

The Class 2-A-1-1 and Class 2-A-1-2 Certificates will be issued in minimum denominations (by principal balance) of $25,000 and integral multiples of $1 in excess thereof. The Class AR Certificates will be issued in minimum percentage interests of 20%.

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Offered Certificates*

Class	Initial Class Principal Balance	Per Annum Pass-Through Rate	Initial Rating S&P/Fitch(1)	Designation
2-A-1-1	$272,419,295	Variable(2)	AAA/AAA	Super-Senior
2-A-1-2	$16,117,596	Variable(2)	AAA/AAA	Senior Support
AR	$50	Variable(2)	AAA/AAA	Senior/Residual

Total offered certificates:	$ 288,536,941(3)

(1)	See “Ratings” in this prospectus supplement.
(2)

The initial pass-through rate on the Class 2-A-1-1, Class 2-A-1-2 and Class AR Certificates is approximately 4.9849% per annum. After the first distribution date, the per annum pass-through rate on these certificates will equal the pass-through rate on the underlying certificates as described on pages S-7 and S-8 of the prospectus supplement relating to the underlying trust attached hereto as Annex II.

(3)	The offered certificates are subject to a variance of no more than 5% prior to their issuance.
*

The certificates offered hereby represent interests solely in the issuing entity and do not represent interests in or obligations of the sponsor and seller, the depositor, the trust administrator, the trustee, the underwriter or any of their affiliates.

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The Trust

The depositor will establish a trust, pursuant to a trust agreement, dated as of May 31, 2006, among the depositor, the trustee and the trust administrator. On the closing date, the depositor will deposit the Class 2-A-1 Certificates issued by the Adjustable Rate Mortgage Trust 2006-2, referred to in this prospectus supplement as the underlying certificates, into the trust. The total outstanding certificate principal balance of the underlying certificates as of the closing date will equal the aggregate outstanding certificate principal balance of the offered certificates. The depositor will make a real estate mortgage investment conduit election with respect to the trust. Each certificate will represent a partial ownership interest in the trust.

Distributions of interest and principal on the certificates will be made from payments received on the underlying certificates as described below.

The Underlying Certificates

The underlying certificates were issued by the Adjustable Rate Mortgage Trust 2006-2, referred to in this prospectus supplement as the underlying trust. The underlying trust issued thirty-seven classes of certificates, including nineteen classes of senior certificates (which includes the underlying certificates) and eighteen classes of subordinate certificates. The underlying certificates are the Class 2-A-1 Certificates issued by the underlying trust. The other classes of certificates that are a part of the underlying trust and that are related to the Class 2-A-1 Certificates are the Class 2-A-2, Class 2-A-3, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates.

Please see the prospectus supplement for the underlying trust attached hereto as Annex II for a detailed description of the underlying certificates.

The Mortgage Pool of the Underlying Trust

For a detailed description of the mortgage loans in the underlying trust see “Description of the Mortgage Pool,” “Originators” and “Static Pool Information” in the prospectus supplement relating to the underlying trust attached hereto as Annex II.

Servicing of the Underlying Trust

For a detailed description of the master servicer and the servicers of the mortgage loans in the underlying trust see “Servicing of the Mortgage Loans,” “The Master Servicer and the Trust Administrator” and “The Servicers” in the prospectus supplement relating to the underlying trust attached hereto as Annex II.

Distributions on the Offered Certificates

General

Each month, the trust administrator will make distributions of interest and principal to the holders of the certificates to the extent of available funds and in the amounts and priority set forth in this prospectus supplement.

On 25th day of each month, or if the 25th day is not a business day, the next succeeding business day, the underlying trust will distribute the amount remitted to it to the holders of the underlying certificates, in the amount and priority as set forth in prospectus supplement relating to the underlying trust attached hereto as Annex II.

See “Description of the Certificates” in the prospectus supplement relating to the underlying trust attached hereto Annex II.

The trust administrator will then distribute the amount remitted by it in respect of the underlying certificates to the holders of the offered certificates as set forth in this prospectus supplement.

See “Description of the Certificates” in this prospectus supplement.

Distributions of Interest

The amount of interest distributable to each class of offered certificates entitled to interest on each distribution date will generally equal:

•	the per annum pass-through rate for that class of certificates,
•	multiplied by the applicable principal balance of that class of certificates,
•	multiplied by, 1/12th,
•	minus the share of some types of interest shortfalls allocated to that class as described in this prospectus supplement.

See “Description of the Certificates—Distributions of Interest” in this prospectus supplement.

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On each distribution date, interest will be distributed to certificateholders in the order described in “Description of the Certificates” in this prospectus supplement. It is possible that, on any given distribution date, payments from the underlying certificates will be insufficient to cover interest distributable on the offered certificates. If this happens, those certificates will be entitled to receive any shortfall in interest distributions in the following month. However, there will be no additional interest paid to make up for the delay.

See “Description of the Certificates—Distributions of Interest” in this prospectus supplement.

Distributions of Principal

On each distribution date, a portion of the principal received or advanced on the group 2 mortgage loans in the underlying trust will be distributed to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates in the underlying trust as described in “Description of the Certificates—Distributions of Principal—The offered certificates” in the prospectus supplement relating to the underlying trust attached hereto as Annex II. All of such principal collections allocated to the Class 2-A-1 Certificates of the underlying trust will be paid to the offered certificates in respect of principal as described in this prospectus supplement.

See “Description of the Certificates—Distributions of Principal” in this prospectus supplement.

Credit Enhancement

The offered certificates will benefit from the credit enhancement provided to the underlying certificates in the underlying trust.

Subordination

The underlying certificates will receive distributions of interest and principal before the Class B Certificates issued by the underlying trust are entitled to receive distributions of interest or principal. In addition, losses on the related mortgage loans in the underlying trust will be allocated to the Class B Certificates issued by the underlying trust before being allocated to the underlying certificates.

Shifting of Interests

Except under the circumstances described in “Description of the Certificates—Glossary of Terms—The offered certificates—Senior Prepayment Percentage” in the prospectus supplement relating to the underlying trust attached hereto as Annex II, the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates in the underlying trust will receive 100% of principal prepayments received on the group 2 mortgage loans in the underlying trust until the seventh anniversary of the first distribution date for the underlying trust. During the next four years, except under the circumstances described in the prospectus supplement relating to the underlying trust attached hereto as Annex II, the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates in the underlying trust will generally receive a disproportionately large, but decreasing, share of principal prepayments. This will result in a quicker return of principal to those senior certificates and increases the likelihood that the holders of such certificates will be paid the full amount of principal to which they are entitled.

For a more detailed description of how principal prepayments are allocated among certificates in the underlying trust, see “Description of the Certificates—Distributions of Principal—The offered certificates” in the prospectus supplement relating to the underlying trust attached hereto as Annex II.

Cross-Collateralization

In certain limited circumstances, principal and interest collected from one or more of the group 1 and group 2 mortgage loans in the underlying trust may be used to pay principal or interest, or both, to the senior certificates of the underlying trust unrelated to that loan group.

See “Description of the Certificates—Cross-Collateralization—The offered certificates” in the prospectus supplement relating to the underlying trust attached hereto as Annex II.

Yield Considerations

The yield to maturity of each class of certificates will depend upon, among other things:

•	the price at which the certificates are purchased;
•	the applicable pass-through rate;
•	the rate of prepayments on the group 2 mortgage loans in the underlying trust;
•	whether optional termination or an auction sale of the related loan groups in the underlying trust occurs; and

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•	whether losses on the group 2 mortgage loans in the underlying trust are covered by credit enhancement.

For a discussion of special yield considerations applicable to the offered certificates, see “Risk Factors” and “Certain Yield and Prepayment Considerations” in this prospectus supplement.

Optional Termination or Terminating Auction Sale of the Underlying Trust

On any distribution date on which the aggregate outstanding stated principal balance of the group 1 and group 2 mortgage loans in the underlying trust is less than or equal to 10% of their aggregate Cut-off Date Principal Balance, and certain conditions in the pooling and servicing agreement relating to the underlying trust, referred to in this prospectus supplement as the underlying pooling agreement, are satisfied, the terminating entity as described in the underlying pooling agreement may, but will not be required to, purchase from the underlying trust all remaining group 1 and group 2 mortgage loans, thereby causing an early retirement of the underlying certificates. Upon the retirement of the underlying certificates pursuant to any such optional termination of the underlying trust, the offered certificates would likewise be retired.

If the option to purchase the group 1 and group 2 mortgage loans in the underlying trust is not exercised and the aggregate outstanding principal balance of the group 1 and group 2 mortgage loans in the underlying trust declines below 5% of the aggregate Cut-off Date Principal Balance of the mortgage loans in loan group 1 and loan group 2 in the underlying trust, the trust administrator for the underlying trust will conduct an auction to sell the group 1 and group 2 mortgage loans in the underlying trust. If the first auction of the group 1 and group 2 mortgage loans in the underlying trust is not successful, unless certain conditions specified in the underlying pooling agreement are not satisfied, the trust administrator for the underlying trust will conduct an additional auction of such mortgage loans every six months until the earlier of (a) the completion of a successful auction and (b) the exercise by the terminating entity as described in the underlying pooling agreement of its purchase option. An optional purchase or a successful auction of the remaining group 2 mortgage loans in the underlying trust may cause the holders of the underlying certificates to receive less than their outstanding principal balance plus accrued interest, which would in turn cause a shortfall to the offered certificates.

See “Trust Agreement and Underlying Pooling Agreement—Optional Termination or Terminating Auction Sale of the Underlying Trust” in this prospectus supplement.

Federal Income Tax Consequences

For federal income tax purposes, the depositor will cause a real estate mortgage investment conduit (“REMIC”) election to be made with respect to the trust. The certificates, other than the Class AR Certificates, will represent ownership of regular interests in the REMIC. These certificates will generally be treated as representing ownership of debt for federal income tax purposes. Holders of these certificates will be required to include as income all interest and original issue discount, if any, on such certificates in accordance with the accrual method of accounting, regardless of the certificateholders’ usual methods of accounting. For federal income tax purposes, the Class AR Certificates will represent ownership of the residual interest in the REMIC.

For further information regarding the federal income tax consequences of investing in the offered certificates, see “Federal Income Tax Consequences” in this prospectus supplement and “Material Federal Income Tax Consequences” in the prospectus.

ERISA Considerations

The Class 2-A-1-1 and Class 2-A-1-2 Certificates may be eligible for purchase by transferees acting for, or on behalf of, employee benefit plans or other retirement arrangements that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), subject to certain considerations described in this prospectus supplement.

See “ERISA Considerations” in this prospectus supplement and in the prospectus.

Legal Investment

When issued, the offered certificates will be “mortgage related securities” for purposes of SMMEA, so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. You should consult your legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

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See “Legal Investment” in this prospectus supplement for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions.

Ratings

When issued, the offered certificates will receive ratings that are not lower than those listed in the table on page S-5 of this prospectus supplement. The ratings on the offered certificates address the likelihood that the holders of the offered certificates will receive all distributions on the underlying mortgage loans to which they are entitled. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans. For example, the rate of prepayments, if different from the rate originally anticipated, could adversely affect the yield realized by holders of the offered certificates.

See “Ratings” in this prospectus supplement.

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RISK FACTORS

The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

Risk of Loss

The return on your certificates may be affected by losses on the mortgage loans in the underlying trust, which could occur for a variety of reasons.

Losses on the mortgage loans in the underlying trust may occur due to a wide variety of causes, including a decline in real estate values, and adverse changes in the borrower’s financial condition. A decline in real estate values or economic conditions nationally or in the regions where the mortgaged properties are concentrated may increase the risk of losses on the mortgage loans in the underlying trust which could affect the return on the underlying certificates and in turn, the offered certificates.

See “Risk Factors—Risk of Loss” in the prospectus supplement relating to the underlying trust attached hereto as Annex II for a detailed discussion of risks associated with risk of loss on the mortgage loans in the underlying trust. See also “Risk Factors—Violation of Various Federal and State Laws May Result in Losses on the Mortgage Loans in the Underlying Trust” in the prospectus supplement relating to the underlying trust attached hereto as Annex II.

Limited Obligations

Payments on the underlying certificates are the only source of payments on the offered certificates.

The certificates represent interests only in the trust. The certificates do not represent any interest in or any obligation of the depositor, the sponsor and seller, the trustee, the trust administrator, the underwriter or any of their affiliates. If proceeds from the assets of the trust are not sufficient to make all payments provided for under the trust agreement, investors will have no recourse to the depositor, the sponsor and seller, the trustee, the trust administrator, the underwriter or any of their affiliates or any other entity, and will incur losses if credit enhancement for the underlying certificates is insufficient.

Liquidity Risks

You may have to hold your offered certificates to their maturity because of difficulty in reselling the offered certificates.

A secondary market for the offered certificates may not develop. Even if a secondary market does develop, it may not continue or it may be illiquid. Neither the underwriter nor any other person will have any obligation to make a secondary market in your certificates. Illiquidity means an investor may not be able to find a buyer to buy its securities readily or at prices that will enable the investor to realize a desired yield. Illiquidity can have a severe adverse effect on the market value of the offered certificates. Any class of offered certificates may experience illiquidity, although generally illiquidity is more likely for classes that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

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Book-Entry Certificates

The absence of physical certificates may cause delays in payments and cause difficulty in pledging or selling the offered certificates.

The Class 2-A-1-1 and Class 2-A-1-2 Certificates will not be issued in physical form. Certificateholders will be able to transfer certificates, other than the Class AR Certificates, only through The Depository Trust Company (referred to in this prospectus supplement as DTC), participating organizations, indirect participants and certain banks. The ability to pledge a certificate to a person that does not participate in DTC may be limited because of the absence of a physical certificate. In addition, certificateholders may experience some delay in receiving distributions on these certificates because the trust administrator will not make distributions directly to them. Instead, the trust administrator will make all distributions to DTC, which will then credit those distributions to the participating organizations. Those organizations will in turn credit accounts certificateholders have either directly or indirectly through indirect participants.

See “Description of the Certificates—Book-Entry Registration” in this prospectus supplement.

Special Yield and Prepayment

Considerations

The yield to maturity on your certificates will depend on various factors, including the rate of prepayments on the mortgage loans in the underlying trust.

The yield to maturity on each class of offered certificates will depend on a variety of factors, including:

•     the rate and timing of principal payments on the related mortgage loans in the underlying trust (including prepayments, defaults and liquidations, and repurchases due to breaches of representations or warranties);

•     interest shortfalls due to mortgagor prepayments on the related mortgage loans in the underlying trust;

•     whether an optional termination or an auction of the related mortgage loans in the underlying trust occurs;

•     whether losses on the mortgage loans in the underlying trust are covered by credit enhancement;

•     the purchase price of that class; and

•     the pass-through rate for that class.

The rate of prepayments is one of the most important and least predictable of these factors. In general, if a class of certificates is purchased at a price higher than its outstanding certificate principal balance and principal distributions on that class occur faster than assumed at the time of purchase, the yield will be lower than anticipated. Conversely, if a class of certificates is purchased at a price lower than its outstanding certificate principal balance and principal distributions on that class occur more slowly than assumed at the time of purchase, the yield will be lower than anticipated.

See “Risk Factors—Special Yield and Prepayment Considerations” in the prospectus supplement relating to the underlying trust attached hereto as Annex II for the risks relating to the rate of prepayments on the mortgage loans in the underlying trust, interest only mortgage loans in the underlying trust and changes in the mortgage interest rate of the mortgage loans in the underlying trust.

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An optional termination or an auction sale of the underlying trust may adversely affect the offered certificates.

When the aggregate stated principal balance of the group 1 and group 2 mortgage loans in the underlying trust have been reduced to 10% or less of their aggregate Cut-off Date Principal Balance, and certain conditions in the underlying pooling agreement are satisfied, the terminating entity as described in the underlying pooling agreement may purchase all of the group 1 and group 2 mortgage loans in the underlying trust. If the terminating entity exercises its rights to purchase the related underlying mortgage loans in the underlying trust as described above, such purchase of mortgage loans in the underlying trust would cause an early retirement of the underlying certificates and in turn, the offered certificates.

If the option to purchase the group 1 and group 2 mortgage loans in the underlying trust as described above is not exercised and the aggregate outstanding principal balance of the group 1 and group 2 mortgage loans in the underlying trust declines below 5% of their aggregate Cut-off Date Principal Balance, the trust administrator for the underlying trust will conduct an auction to sell the group 1 and group 2 mortgage loans in the underlying trust.

See “Trust Agreement and Underlying Pooling Agreement—Optional Termination or Terminating Auction Sale of the Underlying Trust” in this prospectus supplement.

If either an option termination or an auction occurs, the purchase price paid by the terminating entity or the auction purchaser will be passed through to the related certificateholders. This would have the same effect as if all of the remaining mortgagors made prepayments in full. Any class of certificates purchased at a premium could be adversely affected by an optional purchase or an auction sale of the related group or groups of mortgage loans in the underlying trust.

See “Yield, Prepayment and Maturity Considerations” in the prospectus.

Potential Inadequacy of Credit

Enhancement

The subordination, overcollateralization and other credit enhancement features provided for the underlying certificates in the underlying trust are intended to enhance the likelihood that the underlying certificates will receive regular payments of interest and principal, but such credit enhancements are limited in nature and may be insufficient to cover all losses on the mortgage loans in the underlying trust. If this happens, any losses or shortfalls allocated to the underlying certificates will be passed on to the offered certificates. None of the depositor, the sponsor and seller, the trustee, the trust administrator, the underwriter or any of their affiliates will have any obligation to supplement any credit enhancement.

See “Risk Factors—Potential Inadequacy of Credit Enhancement” in the prospectus supplement relating to the underlying trust attached hereto as Annex II.

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Recent Events

The current situation in Iraq has caused significant uncertainty with respect to global markets. The short term and long term impact of these events is uncertain, but could have a material effect on general economic conditions, consumer confidence and market liquidity. No assurance can be given as to the effect of these events on the rate of delinquencies and losses on the mortgage loans in the underlying trust and servicing decisions with respect thereto. Any adverse impact as a result of these events would be borne by the holders of the offered certificates.

The response of the United States to the events of September 11, 2001 and the current situation in Iraq involves military operations. Several hurricanes which have struck Louisiana, Alabama, Mississippi, Texas and Florida in 2005 may have adversely affected mortgaged properties located in those states.

See “Risk Factors—Recent Events” in the prospectus supplement for the underlying trust attached hereto as Annex II for discussion of risks associated with these events.

Some of the statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” “assumed characteristics,” “structuring assumptions,” “prepayment assumption,” or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

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INTRODUCTION

The depositor will establish the Adjustable Rate Mortgage Trust 2006-2A relating to the Mortgage Trust Certificates, Series 2006-2A on the closing date, pursuant to a trust agreement among the depositor, the trustee and the trust administrator, dated as of the closing date. On the closing date, the depositor will deposit into the trust the Credit Suisse First Boston Mortgage Securities Corp. Adjustable Rate Mortgage-Backed Pass-Through Certificates, Series 2006-2, Class 2-A-1 Certificates, referred to in this prospectus supplement as the underlying certificates, which were issued by the Adjustable Rate Mortgage Trust 2006-2, referred to in this prospectus supplement as the underlying trust. Investors should review carefully the provisions relating to the underlying certificates in the prospectus supplement relating to the underlying trust attached hereto as Annex II.

Some capitalized terms used in this prospectus supplement have the meanings given below under “Description of the Certificates—Glossary of Terms” or in the prospectus under “Glossary.”

THE UNDERLYING CERTIFICATES

The underlying certificates were issued by the underlying trust on April 28, 2006. The underlying trust issued thirty-seven classes of certificates, including nineteen classes of senior certificates (which includes the underlying certificates) and eighteen classes of subordinate certificates. The underlying certificates are the Class 2-A-1 Certificates issued by the underlying trust. The other classes of certificates that are a part of the underlying trust and that are related to the Class 2-A-1 Certificates are the Class 2-A-2, Class 2-A-3, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates. The offered certificates will receive payments based solely on amounts received in respect to the underlying certificates and therefore investors should understand fully how payments of interest and principal are allocated to the underlying certificates by the underlying trust.

Please see the prospectus supplement for the underlying trust attached hereto as Annex II for a detailed description of the underlying certificates.

A copy of the Underlying Trust Statement to Certificateholders dated as of May 25, 2006 is also attached hereto as Annex III.

DESCRIPTION OF THE UNDERLYING MORTGAGE POOL

The underlying certificates will rely solely on payments on the group 2 mortgage loans in the underlying trust for payments to such certificates. See “Description of the Mortgage Pool” in the prospectus supplement relating to the underlying trust attached hereto as Annex II for a description of the mortgage loans in the underlying trust.

ORIGINATOR AND STATIC POOL INFORMATION FOR THE UNDERLYING MORTGAGE POOL

See “Originators” and “Static Pool Information” in the prospectus supplement relating to the underlying trust attached hereto as Annex II for a description of the originators of the mortgage loans in the underlying trust and the sponsor of the underlying trust’s static pool information.

AFFILIATES AND RELATED TRANSACTIONS

The sponsor and seller, the depositor and the underwriter are affiliated entities and wholly owned subsidiaries of Credit Suisse Holdings (USA), Inc. There is not currently and there was not during the past two years any material business relationship, arrangement or other understanding between any of the sponsor and seller, the depositor or the underwriter that was entered into outside the ordinary course of business of each such party or on terms other than would be obtained in an arm’s length transaction with unaffiliated entities.

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THE SPONSOR AND SELLER

The following information has been provided by Credit Suisse Securities (USA) LLC and the depositor does not make any representation or warranty as to the accuracy or completeness of such information.

Credit Suisse Securities (USA) LLC, a Delaware limited liability company, is referred to in this prospectus supplement as the sponsor. Its executive offices are located at 11 Madison Avenue, New York, NY 10010. The sponsor is an affiliate of the depositor. The sponsor is also the underwriter. The sponsor is an indirect wholly-owned subsidiary of Credit Suisse Holdings (USA), Inc.

The sponsor is a registered broker-dealer and, as such, is in the business of purchasing, selling and underwriting securities, including mortgage-backed securities. The sponsor underwrites, sells and purchases mortgage-backed securities that have been issued by its affiliates, including the depositor, and third parties. The sponsor acquired the offered certificates from the depositor in April 2006. During the fiscal year 2005, the sponsor was the lead underwriter of approximately $50 billion of publicly registered residential mortgage-backed securities issued by an affiliate of the sponsor.

The sponsor was originally incorporated in Massachusetts. On January 17, 2003, the Sponsor merged with Credit Suisse First Boston Corporation to become Credit Suisse First Boston LLC, a Delaware limited liability. Effective January 16, 2006 Credit Suisse First Boston LLC was renamed Credit Suisse Securities (USA) LLC.

THE DEPOSITOR

Credit Suisse First Boston Mortgage Securities Corp., the depositor, was incorporated in the State of Delaware on December 31, 1985, as a wholly-owned subsidiary of First Boston Securities Corporation, the name of which was subsequently changed to Credit Suisse First Boston Securities Corporation, or CSFBSC. CSFBSC, the name of which was subsequently changed to Credit Suisse First Boston Management LLC and more recently to Credit Suisse Management LLC, is an indirect wholly-owned subsidiary of Credit Suisse Holdings (USA), Inc. The principal executive offices of the depositor are located at 11 Madison Avenue, New York, N.Y. 10010. Its telephone number is (212) 325-2000.

The depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests in those trusts and acquiring and selling mortgage assets to those trusts. Neither the depositor, its parent nor any of the depositor’s affiliates will ensure or guarantee distributions on the certificates. The underlying certificates will be acquired by the depositor directly or through one or more affiliates. During the fiscal year 2005, the depositor and its affiliates securitized approximately $50 billion of residential mortgages.

After issuance of the certificates, the depositor will have no material obligations with respect to any of the offered certificates, the underlying certificates or the mortgage loans in the underlying trust, other than (i) the right to appoint a successor trustee upon the resignation or removal of the trustee and (ii) the obligation to indemnify the underwriter against certain liabilities under the Securities Act of 1933, as amended.

SERVICING OF THE UNDERLYING MORTGAGE LOANS

See “Servicing of the Mortgage Loans,” “The Master Servicer and the Trust Administrator” and “The Servicers” in the prospectus supplement relating to the underlying trust attached hereto as Annex II for a description of the master servicer and the servicers of the mortgage loans in the underlying trust.

THE TRUST ADMINISTRATOR

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as Trust Administrator under the trust agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo Bank & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of December 31, 2005, Wells Fargo Bank & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor and the sponsor and seller may maintain banking and other commercial relationships with

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Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the sponsor and seller or an affiliate of the sponsor and seller and anticipates that one or more of those mortgage loans may be included in the underlying trust. The terms of any custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

Under the terms of the trust agreement, Wells Fargo Bank is responsible for securities administration, which includes distribution calculations and the preparation of monthly distribution reports. As trust administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the trust and the preparation of monthly reports on Form 10-D, periodic reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of March 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $829,726,924,092 of outstanding residential mortgage-backed securities.

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DESCRIPTION OF THE CERTIFICATES

General

The certificates will be issued under the trust agreement. Described below in this section are summaries of the specific terms and provisions under which the certificates will be issued. The following summaries do not purport to be complete and additional information is provided in the provisions of the trust agreement. The trust agreement will be filed with the Securities and Exchange Commission in a current report on Form 8-K following the issuance of the certificates. You should also read carefully the portion relating to the underlying certificates of “Description of the Certificates” in the prospectus supplement relating to the underlying trust attached hereto as Annex II.

Offered Certificates

The Adjustable Rate Mortgage Trust 2006-2A, Mortgage Trust Certificates, Series 2006-2A, will consist of the following three classes of certificates which are offered hereby:

•	Class 2-A-1-1 Certificates;
•	Class 2-A-1-2 Certificates; and
•	Class AR Certificates.

The Class 2-A-1-1 and Class 2-A-1-2 Certificates will be issued only in minimum denominations of $25,000 initial Class Principal Balance and in integral multiples of $1 in excess of that amount. The Class AR Certificates will be issued in registered, certificated form in minimum denominations of a 20% percentage interest.

Assets of the Trust

The certificates will evidence the entire beneficial ownership interest in the trust. The trust will consist of:

•	the underlying certificates;
•	the Certificate Account and the assets that are deposited in each of them from time to time; and
•	all proceeds of any of the foregoing.

Book-Entry Registration

The Class 2-A-1-1 and Class 2-A-1-2 Certificates will be book-entry certificates. The book-entry certificates will be issued in one or more certificates which equal the aggregate initial certificate principal balance or notional amount of each of those classes of certificates and which will be held by a nominee of DTC, and are collectively referred to as the DTC registered certificates. Beneficial interests in the DTC registered certificates will be held indirectly by investors through the book-entry facilities of DTC in the United States, or Clearstream, Luxembourg or the Euroclear System, referred to as Euroclear, in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A., referred to as Citibank, will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A., referred to as JPMorgan, will act as depositary for Euroclear. Collectively these entities are referred to as the European depositaries.

The depositor has been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the DTC registered certificates. No person acquiring a DTC registered certificate will be entitled to receive a physical certificate representing that certificate, a definitive certificate, except as described under “—Definitive Certificates” below.

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Unless and until definitive certificates are issued, it is anticipated that the only “certificateholder” of the DTC registered certificates will be Cede & Co., as nominee of DTC. Beneficial owners of the DTC registered certificates will not be certificateholders, as that term is used in the trust agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through participants and DTC. Monthly and annual reports on the trust provided to Cede & Co., as nominee of DTC, may be made available to beneficial owners on request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the participants to whose DTC accounts the DTC registered certificates of those beneficial owners are credited.

For a description of the procedures applicable to the DTC registered certificates, see “Description of the Securities—Book-entry Registration” in the prospectus.

Definitive Certificates

Definitive certificates will be issued to beneficial owners of DTC registered certificates, or their nominees, rather than to DTC, only if:

•

DTC or the depositor advises the trust administrator in writing that the depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository for the DTC registered certificates and the depositor or the trust administrator is unable to locate a qualified successor; or

•	the depositor, with the consent of the applicable participants, in writing, elects to terminate the book-entry system through DTC.

In the case of any of the events described in the immediately preceding paragraph, the trust administrator will be required to notify all beneficial owners of the occurrence of that event and the availability of definitive certificates. At the time of surrender by DTC of the global certificate or certificates representing the DTC registered certificates and instructions for re-registration, the trust administrator will issue the definitive certificates. After that, the trust administrator will recognize the holders of those definitive certificates as certificateholders under the trust agreement.

According to DTC, the information above for DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Distributions

Distributions on the certificates will be made by the trust administrator on the 25th day of each month, or if such day is not a business day, on the first business day thereafter, commencing in June 2006, to the persons in whose names those certificates are registered on the close of business on the last business day of the month preceding the month of that distribution date (each such date, a “Record Date”).

Distributions on each distribution date will be made by check mailed to the address of the person entitled to those distributions as it appears on the applicable certificate register. In the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate principal balance of $1,000,000 or more and who has so notified the trust administrator in writing in accordance with the trust agreement, distributions on each distribution date will be made by wire transfer in immediately available funds to the account of that certificateholder at a bank or other depositary institution having appropriate wire transfer facilities. The final distribution in retirement of the certificates will be made only on presentment and surrender of those certificates at the corporate trust office of the trust administrator.

Glossary of Terms

The following terms are given the meanings shown below to help describe the cash flows on the offered certificates:

Accrual Period—For any distribution date and any class of offered certificates, the calendar month immediately preceding that distribution date.

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Available Funds—For any distribution date, the amount received as distributions on the underlying certificates for such distribution date, less the amounts, if any, to which the trustee and the trust administrator are entitled under the trust agreement, including reimbursement for certain expenses and indemnities.

Class Principal Balance—For any class of offered certificates as of any date of determination, an amount equal to the initial class principal balance of that class, reduced by the aggregate of the following amounts allocable to that class:

•	all amounts previously distributed to holders of certificates of that class as payments of principal; and

•	the amount of Realized Losses, including Excess Losses, allocated to that class;

provided, however, that the Class Principal Balance of each class of certificates to which Realized Losses have been allocated (including any such class of certificates for which the Class Principal Balance has been reduced to zero) will be increased, up to the amount of related Recoveries for such distribution date, pro rata, up to the amount of Realized Losses previously allocated to reduce the Class Principal Balance of each such class of certificates.

Cut-off Date Principal Balance—The aggregate Stated Principal Balance of the mortgage loans in the underlying trust as of April 1, 2006.

Priority of Distributions

Distributions will in general be made to the extent of the related Available Funds for the offered certificates in the order and priority as follows:

(A)	first, to the offered certificates, accrued and unpaid interest as described in “—Distributions of Interest” herein; and

(B)	second, to the offered certificates, principal as described in “—Distributions of Principal.”

Distributions of Interest

The pass-through rate for the offered certificates will be equal to the pass-through rate for the underlying certificates as described in the table and notes thereto on pages S-7 and S-8 of the prospectus supplement relating to the underlying trust attached hereto as Annex II.

With respect to each class of offered certificates and each distribution date, an amount of interest will accrue on each such class of certificates, generally equal to 1/12th of the pass-through rate multiplied by the related Class Principal Balance immediately prior to that distribution date. Interest to be distributed on the certificates on any distribution date will consist of accrued and unpaid interest from previous distribution dates and interest accrued during the preceding Accrual Period. Interest will accrue on each class on the basis of a 360-day year consisting of twelve 30-day months.

The interest entitlement described above will be reduced by Net Interest Shortfalls (as defined under “Description of the Certificates—Glossary of Terms—The Senior-Subordinate Groups” in the prospectus supplement for the underlying trust attached hereto as Annex II) experienced by the group 2 mortgage loans in the underlying trust for that distribution date and allocated to the underlying certificates. Net Interest Shortfalls on any distribution date will be allocated pro rata among all such classes of certificates, based on the amount of interest each class of certificates would otherwise be entitled to receive on that distribution date before taking into account any reduction in the amounts resulting from Net Interest Shortfalls.

Distributions of Principal

On each distribution date, certificateholders will be entitled to receive principal distributions from the funds available therefor as described under “ —Priority of Distributions” in this prospectus supplement. Distributions in respect of principal to the Class 2-A-1-1, Class 2-A-1-2 and Class AR Certificates will be made pro rata, weighted

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based on the aggregate Class Principal Balance of two groups of classes (the Class 2-A-1-1 Certificates as one group and the Class 2-A-1-2 and Class AR Certificates, in the aggregate, as the other group) immediately prior to such distribution date as follows:

•	the pro rata portion allocated to the Class 2-A-1-1 Certificates, to the Class 2-A-1-1 Certificates, until the Class Principal Balance thereof has been reduced to zero; and
•

the pro rata portion allocated to the Class 2-A-1-2 and Class AR Certificates, sequentially, first, to the Class AR Certificates and then, to the Class 2-A-1-2 Certificates, in each case until the Class Principal Balance thereof has been reduced to zero.

Allocation of Losses

To the extent Realized Losses on the group 2 mortgage loans in the underlying trust are allocated to the underlying certificates, such Realized Losses will be allocated first, to the Class 2-A-1-2 Certificates, until the Class Principal Balance thereof has been reduced to zero, and then, to the Class 2-A-1-1 Certificates, until the Class Principal Balance thereof has been reduced to zero. In addition, on any distribution date, if the aggregate Class Principal Balance of all classes of certificates exceeds the outstanding principal balance of the underlying certificates after giving effect to all distributions of principal and the allocation of losses as described in the preceding sentence for such distribution date, such excess will be deemed a principal loss and will be allocated first, to the Class 2-A-1-2 Certificates, until the Class Principal Balance thereof has been reduced to zero, and then, to the Class 2-A-1-1 Certificates, until the Class Principal Balance thereof has been reduced to zero.

For a detailed discussion of the circumstances under which Realized Losses may be allocated to the underlying certificates see “Description of the Certificates—Allocation of Losses; Subordination of Subordinate Certificates” in the prospectus supplement relating to the underlying trust attached hereto as Annex II.

Cross-Collateralization

Under certain scenarios the offered certificates will benefit from the cross-collateralization feature of the underlying trust.

For a detailed description of the circumstances under which the underlying certificates, and therefore the offered certificates, will benefit from such feature see “Description of the Certificates—Cross-Collateralization—The Senior-Subordinate Groups” in the prospectus supplement relating to the underlying trust attached hereto as Annex II.

TRUST AGREEMENT AND UNDERLYING POOLING AGREEMENT

General

The offered certificates will be issued under a trust agreement, dated as of May 31, 2006, among the depositor, the trust administrator and the trustee. The underlying certificates were issued under the underlying pooling agreement. See “Pooling and Servicing Agreement” in the prospectus supplement relating to the underlying trust attached hereto as Annex II.

Optional Termination or Terminating Auction Sale of the Underlying Trust

As described in the prospectus supplement for the underlying certificates, under certain conditions the underlying trust may be terminated early through an optional termination or a terminating auction sale. See “Pooling and Servicing Agreement—Optional Termination; Terminating Auction Sale” in the prospectus supplement relating to the underlying trust attached hereto as Annex II.

If an optional termination is exercised or an auction is successfully conducted, the effect would be to cause an early retirement of the underlying certificates and therefore and early retirement of the offered certificates. Distributions on the certificates relating to any optional termination or auction sale will first be treated as a prepayment of mortgage loans in the underlying trust and paid in accordance with the priorities and amounts set forth under “Description of the Certificates” in the prospectus supplement relating to the underlying trust attached

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hereto as Annex II. The proceeds from that distribution may not be sufficient to distribute the full amount to which underlying certificates are entitled and in turn could result in a shortfall on the offered certificates on such final distribution date.

Reports to Certificateholders

The monthly statement to certificateholders prepared by the trust administrator will include the information with respect to the offered certificates and each distribution date as described in “Pooling and Servicing Agreement—Reports to Certificateholders” in the prospectus supplement relating to the underlying trust attached hereto as Annex II.

The Issuing Entity

On the closing date, and until the termination of the trust, the Adjustable Rate Mortgage Trust 2006-2A will be a common law trust formed under the laws of the state of New York pursuant to the trust agreement. The issuing entity will not have any liabilities as of the closing date. The fiscal year end of the issuing entity will be December 31 of each year. The assets of the issuing entity are described herein under “Description of the Certificates—Assets of the Trust.”

The issuing entity will not have any employees, officers or directors. The trustee, the depositor and the trust administrator will act on behalf of the Issuing Entity, and may only perform those actions on behalf of the issuing entity that are specified in the trust agreement.

The trustee, on behalf of the issuing entity, is only permitted to take such actions as are specifically provided in the trust agreement. Under the trust agreement, the trustee on behalf of the issuing entity will not have the power to issue additional certificates representing interests in the issuing entity, borrow money on behalf of the issuing entity or make loans from the assets of the issuing entity to any person or entity, without the amendment of the trust agreement by certificateholders and the other parties thereto as described under “Description of the Certificates —Amendment” in the prospectus.

If the assets of the issuing entity are insufficient to pay the certificateholders all principal and interest owed, holders of certificates may not receive all of their expected payments of interest and principal and may suffer a loss. The issuing entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of bankruptcy of the sponsor and seller, the depositor or any originator of a mortgage loan in the underlying trust, it is not anticipated that the assets of the issuing entity would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

The Trustee

General

U.S. Bank National Association (“U.S. Bank”) will act as trustee under the trust agreement. U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $210 billion as of March 31, 2006. As of March 31, 2006, U.S. Bancorp served approximately 13.4 million customers, operated 2,430 branch offices in 24 states and had over 51,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

Corporate Trust General

U.S. Bank has one of the largest corporate trust businesses in the country with offices in 31 U.S. cities. The trust agreement will be administered from U.S. Bank’s corporate trust office located at 60 Livingston Avenue, St. Paul, Minnesota 55107.

U.S. Bank has provided corporate trust services since 1924. As of March 31, 2006, U.S. Bank was acting as trustee with respect to approximately 56,104 issuances of securities with an aggregate outstanding principal

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balance of over $1.5 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

On December 30, 2005, U.S. Bank purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation. Following the closing of the acquisition, the Wachovia affiliate named as fiduciary or agent, as applicable, under each client agreement will continue in that role until U.S. Bank succeeds to that role in accordance with the terms of the governing instrument or agreement and applicable law.

As of March 31, 2006, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 619 issuances of prime mortgage-backed securities with an outstanding aggregate principal balance of approximately $276,832,600,000.00.

The trustee will have the following material duties under the trust agreement:

•	directly or through a custodian, to hold the underlying certificates;
•

in the event of a breach of its duties by the trust administrator under the trust agreement that has not been remedied, either the trustee or holders of certificates evidencing at least 25% of the voting rights will have the right to terminate the trust administrator. If the trust administrator is terminated, or the trust administrator resigns, the trustee will become the successor trust administrator. However, if the trustee is unwilling or unable to act as successor trust administrator, it may appoint, or petition a court to appoint, a successor trust administrator.

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the trust agreement or if the trustee becomes incapable of acting under the trust agreement or insolvent. The trustee may also be removed at any time by the certificateholders evidencing not less than 50% of the voting rights evidenced by the certificates. In such circumstances, the depositor will also be obligated to appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Any expenses associated with the resignation or removal of the trustee and the appointment of a successor will generally be paid by the trustee or the depositor.

The trustee, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of certificates and may transact business with other interested parties with the same rights as it would have if it were not trustee.

The trustee will not be liable under the trust agreement:

•	expect for the performance of such duties and obligations as are specifically set forth in the trust agreement;
•	for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by the trust agreement; or
•

for any action taken or omitted by it in good faith in accordance with the direction of holders of certificates evidencing at least 50% of the voting rights relating to the time, method and place of conducting any proceeding for any remedy available to such trustee, or relating to the exercise of any trust or power conferred upon such trustee under the trust agreement.

In the absence of bad faith, the trustee may conclusively rely upon any certificates or opinions of counsel furnished to such trustee under the trust agreement. Any such opinion of counsel will be full and complete authorization and protection in respect of any action taken or omitted to be taken by such trustee in good faith and in accordance with such opinion of counsel. The trustee will not be deemed to have knowledge or notice of any matter, unless actually known to it or unless it has received written notice thereof.

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The Trust Administrator

The corporate trust office of the trust administrator for purposes of presentment of certificates for registration of transfer, exchange or final payment, is Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: CS ARMT 2006-2A, and for all other purposes is located at 9062 Old Annapolis Road, Columbia, Maryland 21045. The trust administrator may resign at any time, in which event the depositor will be obligated to appoint a successor trust administrator. The depositor may also remove the trust administrator if the trust administrator ceases to be eligible to continue as such under the trust agreement or if the trust administrator becomes insolvent. The trust administrator may also be removed at any time by the trustee or by certificateholders evidencing not less than 50% of the voting rights evidenced by the certificates. In such circumstances, the depositor will also be obligated to appoint a successor trust administrator. Any resignation or removal of the trust administrator and appointment of a successor trust administrator will not become effective until acceptance of the appointment by the successor trust administrator.

The trust administrator, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of certificates with the same rights as it would have if it were not the trust administrator.

The trust agreement requires the trust administrator to maintain, at its own expense, an office or agency where certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the trust administrator and the certificate registrar in respect of the certificates pursuant to the trust agreement may be served.

The trust administrator is responsible for the aggregation of monthly reports. The trust administrator will also act as paying agent, certificate registrar and authenticating agent under the trust agreement.

The trust administrator will make the reports of distributions to certificateholders (and, at its option, any additional files containing the same information in an alternative format) available each month to certificateholders and other interested parties via the trust administrator’s website at http://www.ctslink.com. Information about and assistance in using the website can be obtained by calling the trust administrator’s customer service desk at (301) 815-6600. Persons that are unable to use the above website are entitled to have a paper copy mailed to them via first class mail by calling the trust administrator at (301) 815-6600. The trust administrator shall have the right to change the way such reports are made available in order to make distributions more convenient and/or more accessible to the above parties and to the certificateholders. The trust administrator shall provide timely and adequate notification to all above parties and to the certificateholders regarding any such change.

The trust administrator shall be entitled to the investment earnings on amounts on deposit in the certificate account maintained by the trust administrator and to reimbursement of certain expenses and indemnities as set forth in the trust agreement.

Restrictions on Transfer of the Class AR Certificates

The Class AR Certificates will be subject to the restrictions on transfer described in the prospectus under “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates—Tax and Restrictions on Transfers of REMIC Residual Certificates to Specific Organizations.” The trust agreement provides that the Class AR Certificates, may not be acquired by a Plan or with assets of such a Plan unless certain conditions are met. See ”ERISA Considerations” in this prospectus supplement. Each Class AR Certificate will contain a legend describing the foregoing restrictions.

Final Scheduled Distribution Date

The final scheduled distribution date (the “Final Scheduled Distribution Date”) for the certificates is the distribution date in May 2036 which is the distribution date for the certificates occurring in the month in which the final scheduled distribution date on the underlying certificates occurs. No change in the priorities for distribution among the classes or other provision under the trust agreement will arise or become applicable solely by reason of the failure to retire the entire Class Principal Balance of any class of offered certificate on or before its Final Scheduled Distribution Date.

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Voting Rights

At all times 100% of all voting rights will be allocated among the holders of the Class 2-A-1-1 and Class 2-A-1-2 Certificates. The portion of such 100% of all voting rights shall be allocated among such classes based on their respective class principal balances. At all times, no voting rights will be allocated to the Class AR Certificates.

CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

Factors Affecting Prepayments on the Mortgage Loans in the Underlying Trust

The yields to maturity of each class of the offered certificates and the aggregate amount of distributions on each class of the offered certificates will be affected by, among other things, the rate and timing of payments of principal on the underlying certificates, which are affected by the rate and timing of payments of principal on the mortgage loans in the underlying trust.

For a discussion of certain yield and prepayment considerations relating to factors affecting prepayments on the mortgage loans in the underlying trust, see “Certain Yield and Prepayment Considerations—Factors Affecting Prepayments on the Mortgage Loans” and “—Substitution or Repurchase of Delinquent Loans” in the prospectus supplement relating to the underlying trust attached hereto as Annex II. See also “Yield, Prepayment and Maturity Considerations” in the prospectus.

Modeling Assumptions

For purposes of preparing the tables below, indicating the percentage of initial Class Principal Balances outstanding and the weighted average lives of the offered certificates under certain prepayment scenarios, the following assumptions (the “Modeling Assumptions”), among others, have been made:

(1)

as of April 1, 2006, the mortgage loans in the underlying trust consist of hypothetical mortgage loans in the underlying trust with the characteristics indicated in the hypothetical mortgage loan tables beginning on page S-127 of the prospectus supplement relating to the underlying trust attached hereto as Annex II;

(2)	there are no repurchases of the mortgage loans in the underlying trust;
(3)	the certificates were purchased on April 28, 2006;
(4)

the Class 2-A-1-1 Certificates have an initial Class Principal Balance of $273,507,000, the Class 2-A-1-2 Certificates have an initial Class Principal Balance of $16,181,950 and the Class AR Certificates have an initial Class Principal Balance of $50;

(5)	distributions on the offered certificates will be made on the 25th day of each month, commencing in May 2006;
(6)	no mortgage loan in the underlying trust is delinquent and there are no Realized Losses on the mortgage loans in the underlying trust while the offered certificates are outstanding;
(7)	there are no shortfalls of interest with regard to the mortgage loans in the underlying trust;
(8)	there is no optional termination of the related mortgage loans in the underlying trust by the terminating entity or purchase of the mortgage loans in the underlying trust pursuant to an auction;
(9)

scheduled payments on the mortgage loans in the underlying trust are received on the first day of each month commencing in the calendar month following the closing date for the mortgage loans in the underlying trust;

(10)	principal prepayments on the mortgage loans in the underlying trust are received on the last day of each month commencing in April 2006 for the mortgage loans in the underlying trust;

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(11)	the One-Month LIBOR Index remains constant at 4.9700%;
(12)	the Six-Month LIBOR Index remains constant at 5.2300%;
(13)	the One-Year LIBOR Index remains constant at 5.3500%; and
(14)	the One-Year CMT Index remains constant at 4.8920%

The Modeling Assumptions have been based on weighted average characteristics or aggregate characteristics, as applicable. The actual characteristics and performance of many of the mortgage loans in the underlying trust will vary, and may vary significantly, from the Modeling Assumptions.

Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model (the “Prepayment Assumption”). The Prepayment Assumption used in this prospectus supplement (“Constant Prepayment Rate” or “CPR”) is a prepayment assumption which represents a constant assumed rate of prepayment each month relative to the outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. For example, 25% CPR assumes a constant prepayment rate of 25% per annum.

The Prepayment Assumption does not purport to be a historical description of the prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in the underlying trust.

The actual characteristics and performance of the mortgage loans in the underlying trust will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the mortgage loans in the underlying trust will prepay at the same rate until maturity. Any difference between such assumptions and the actual characteristics and performance of the mortgage loans in the underlying trust, or actual prepayment experience, will affect the percentages of initial Class Principal Balance outstanding over time and the weighted average lives of the offered certificates.

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar paid in net reduction of principal of such security (assuming no losses). The weighted average lives of the offered certificates will be influenced by, among other things, the rate at which principal of the related mortgage loans in the underlying trust is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

Percentage of Initial Class Principal Balance Outstanding for the Offered Certificates at the Respective Percentages of the Prepayment Assumption:

	Class AR
Distribution Date	10%	20%	25%	35%	50%
Initial Percentage	100%	100%	100%	100%	100%
April 2007 and thereafter	0	0	0	0	0
Weighted Average Life to Maturity (Years)**	0.08	0.08	0.08	0.08	0.08

**

The weighted average life of a certificate of any class is determined by (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

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Percentage of Initial Class Principal Balance Outstanding for the Offered Certificates at the

Respective Percentages of the Prepayment Assumption:

	Class 2-A-1-1 and Class 2-A-1-2
Distribution Date	10%	20%	25%	35%	50%
Initial Percentage	100%	100%	100%	100%	100%
April 25, 2007	86	72	65	51	31
April 25, 2008	73	50	39	20	0
April 25, 2009	62	32	20	1	0
April 25, 2010	52	19	7	0	0
April 25, 2011	42	8	0	0	0
April 25, 2012	34	0	0	0	0
April 25, 2013	27	0	0	0	0
April 25, 2014	21	0	0	0	0
April 25, 2015	15	0	0	0	0
April 25, 2016	10	0	0	0	0
April 25, 2017	4	0	0	0	0
April 25, 2018	0	0	0	0	0
April 25, 2019	0	0	0	0	0
April 25, 2020	0	0	0	0	0
April 25, 2021	0	0	0	0	0
April 25, 2022	0	0	0	0	0
April 25, 2023	0	0	0	0	0
April 25, 2024	0	0	0	0	0
April 25, 2025	0	0	0	0	0
April 25, 2026	0	0	0	0	0
April 25, 2027	0	0	0	0	0
April 25, 2028	0	0	0	0	0
April 25, 2029	0	0	0	0	0
April 25, 2030	0	0	0	0	0
April 25, 2031	0	0	0	0	0
April 25, 2032	0	0	0	0	0
April 25, 2033	0	0	0	0	0
April 25, 2034	0	0	0	0	0
April 25, 2035	0	0	0	0	0
April 25, 2036	0	0	0	0	0
Weighted Average Life
to Maturity (Years) **	4.78	2.32	1.81	1.22	0.77

*	Indicates a number that is greater than zero but less than 0.5%.
**

The weighted average life of a certificate of any class is determined by (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

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Additional Yield Considerations Applicable Solely to the Class AR Certificates

The Class AR Certificateholders’ after-tax rate of return on their Class AR Certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Class AR Certificates. Holders of Class AR Certificates may have tax liabilities with respect to their Class AR Certificates during the early years of the trust’s term that substantially exceed any distributions payable thereon during any such period. In addition, holders of Class AR Certificates may have tax liabilities with respect to their Class AR Certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Class AR Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Class AR Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the mortgage pool.

The Class AR Certificateholders should consult their tax advisors as to the effect of taxes and the receipt of any payments made to those holders in connection with the purchase of the Class AR Certificates on after-tax rates of return on the Class AR Certificates. See “Federal Income Tax Consequences” in this prospectus supplement and “Material Federal Income Tax Consequences” in the prospectus.

FEDERAL INCOME TAX CONSEQUENCES

General

The trust agreement provides that a REMIC election will be made with respect to the trust for federal income tax purposes. The Class AR Certificates will represent ownership of the residual interest in such REMIC.

Upon the issuance of the offered certificates, Orrick, Herrington & Sutcliffe LLP (“Tax Counsel”) will deliver its opinion to the effect that, assuming compliance with the trust agreement, the trust will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”).

Tax Treatment of the Offered Certificates

Each offered certificate, other than a Class AR Certificate, will evidence ownership of a REMIC regular interest.

Original Issue Discount

For federal income tax information reporting purposes, certain classes of offered certificates may be issued with original issue discount based on their issue price. The prepayment assumption that will be used in determining the rate of accrual of original issued discount, market discount, and bond premium, if any, will be a rate equal to 25% CPR for the group 1, group 2, group 3, group 4 and group 5 mortgage loans in the underlying trust. No representation is made that the mortgage loans in the underlying trust will actually prepay at these rates or at any other rates.

If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a beneficial owner, the amount of original issue discount allocable to such period would be zero and such beneficial owner will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such certificates.

In certain circumstances OID Regulations permit the beneficial owner of a debt instrument to recognize original issue discount under a method that differs from that used by the issuing entity. Accordingly, it is possible that the beneficial owner of an offered certificate may be able to select a method for recognizing original issue discount that differs from that used by the entity identified as the “tax matters person” in the trust agreement in preparing reports to the beneficial owner and the IRS.

Certain classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any beneficial owner of such a class of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on such beneficial owner’s purchase price (or in the case of a Carryover Certificate, the portion of the purchase price allocated to the regular interest component) and the

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distributions remaining to be made on such certificate at the time of its acquisition by such beneficial owner. Holders of such classes of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Regular Certificates,” “—Market Discount” and “—Premium” in the prospectus.

Status of the Offered Certificates

The Certificates will be treated as assets described in Section 7701(a)(19)(c) of the Code, and as “real estate assets” under Section 856(c)(5)(b) of the Code, generally, in the same proportion that the assets of the trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the Certificates will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. See “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Regular Certificates” in the prospectus.

The Class AR Certificates

Purchasers of the Class AR Certificates should consider carefully the tax consequences of an investment in those certificates discussed in the prospectus and should consult their own tax advisors for those consequences. See “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates” in the prospectus. Specifically, prospective holders of the Class AR Certificates should consult their tax advisors regarding whether, at the time of acquisition, a Class AR Certificate will be treated as representing beneficial ownership of “noneconomic” residual interests and “tax avoidance potential” residual interests as these characteristics affect the circumstances under which the transfer of Class AR Certificates will be respected for federal income tax purposes. See “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates—Noneconomic REMIC Residual Certificates,” “—Excess Inclusions” and “—Tax and Restrictions on Transfers of REMIC Residual Certificates to Specific Organizations” in the prospectus.

The IRS recently issued final regulations addressing the tax treatment of payments made by a transferor of a non-economic REMIC residual interest to induce the transferee to acquire that residual interest (“inducement fees”). The regulations (i) require the transferee to recognize an inducement fee as income over the expected remaining life of the REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that residual interest and (ii) specify that inducement fees constitute income from sources within the United States. The regulations will apply to any inducement fee received in connection with the acquisition of a Class AR Certificate.

Penalty Protection

If penalties were asserted against purchasers of the offered certificates in respect of their treatment of the offered certificates for tax purposes, the summary of tax considerations contained, and the opinions stated, herein and in the prospectus may not meet the conditions necessary for purchasers’ reliance on that summary and those opinions to exculpate them from the asserted penalties.

METHOD OF DISTRIBUTION

In accordance with the terms and conditions of an underwriting agreement, dated May 25, 2006, Credit Suisse Securities (USA) LLC, (an affiliate of the depositor and the sponsor and seller), has agreed to purchase, and the depositor has agreed to sell, the offered certificates. It is expected that delivery of the offered certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC, on or about May 31, 2006, against payment therefor in immediately available funds. It is expected that the Class AR Certificates will be available for delivery at the office of the underwriter, against payment therefor in immediately available funds.

In connection with the offered certificates, the underwriter has agreed, in accordance with the terms and conditions of the underwriting agreement, to purchase all of the offered certificates if any of the offered certificates are purchased thereby.

The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the offered certificates are subject to the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor’s registration statement shall be in effect and that no proceedings for that purpose shall be pending before or threatened by the Securities and Exchange Commission.

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The distribution of the offered certificates by the underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. The underwriter may effect the transactions by selling the offered certificates to or through dealers, and these dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the offered certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting compensation. The underwriter and any dealers that participate with the underwriter in the distribution of any offered certificates may be deemed to be underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. Proceeds to the depositor from the sale of the offered certificates, before deducting expenses payable by the depositor, will be approximately 98.0059% of the aggregate certificate principal balance of the offered certificates, plus accrued interest, if applicable, from the Cut-off Date.

The underwriting agreement provides that the depositor will indemnify the underwriter, and that under limited circumstances the underwriter will indemnify the depositor, against some liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed in the prospectus under “The Agreements—Reports to Securityholders,” which will include information as to the outstanding certificate principal balance of the offered certificates. There can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of this information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

The underwriter is an affiliate of the depositor and the sponsor and seller.

LEGAL OPINIONS

Certain legal matters relating to the certificates will be passed upon for the depositor and the underwriter by Orrick, Herrington & Sutcliffe LLP, Los Angeles, California.

LEGAL PROCEEDINGS

There are no material legal proceedings pending against the sponsor and seller, the depositor or the issuing entity, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the certificateholders.

ADDITIONAL INFORMATION

The depositor has filed the registration statement with the Securities and Exchange Commission. The depositor is also subject to some of the information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, accordingly, will file reports thereunder and reports required under the trust agreement with the Securities and Exchange Commission. The registration statement and the exhibits thereto, and reports and other information filed by the depositor under the Exchange Act can be inspected and copied at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, NE, Washington, DC 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 233 Broadway, New York, New York 10279 and electronically through the Securities and Exchange Commission’s Electronic Data Gathering, Analysis and Retrieval System at the Securities and Exchange Commission’s Web Site (http://www.sec.gov). Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. Exchange Act reports as to any series filed with the Securities and Exchange Commission will be filed under the issuing entity’s name.

The issuing entity’s annual reports on Form 10-K, periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to certificateholders or

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information about the securities as shall have been filed by the trust administrator with the Securities and Exchange Commission will be posted on the trust administrator’s internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Securities and Exchange Commission.

RATINGS

It is a condition to the issuance of the offered certificates that they be rated as indicated on page S-5 of this prospectus supplement by Fitch Ratings (“Fitch”) and Standard & Poor’s Ratings Services (“S&P”).

The ratings on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions on the underlying mortgage loans in the underlying trust to which such certificateholders are entitled. The rating process addresses the structural and legal aspects associated with such certificates, including the nature of the underlying mortgage loans in the underlying trust. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by mortgagors or the degree to which such prepayments might differ from those originally anticipated, and do not address the possibility that certificateholders might suffer a lower than anticipated yield. Additionally, the ratings assigned by Fitch and S&P to the Class AR Certificates address only the return of the Class Principal Balance and interest on that balance at the pass-through rate.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the offered certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered certificates.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered certificates in accordance with the rating agencies’ particular surveillance policies, unless the issuer requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuer’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The depositor has not requested that any rating agency not monitor their ratings of the offered certificates, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

The fees paid by the depositor to the rating agencies at closing include a fee for ongoing surveillance by the rating agencies for so long as any certificates are outstanding. However, the rating agencies are under no obligation to the depositor to continue to monitor or provide a rating on the certificates.

LEGAL INVESTMENT

When issued, the offered certificates will be “mortgage related securities” for purposes of SMMEA, so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. SMMEA provides, however, that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Certain states have enacted legislation which overrides the preemption provisions of SMMEA.

The depositor makes no representations as to the proper characterization of any class of the offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

See “Legal Investment” in the prospectus.

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ERISA CONSIDERATIONS

Any fiduciary that proposes to cause an employee benefit plan or other retirement arrangement that is subject to Title I of ERISA and/or to Section 4975 of the Code (a “Plan”) to acquire any of the offered certificates should consult with its counsel about the potential consequences under ERISA and/or the Code of the Plan’s acquisition and ownership of those certificates. See “ERISA Considerations” in the prospectus. Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest with respect to a Plan from engaging in specific transactions involving that Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes various excise taxes on prohibited transactions involving Plans and other arrangements (including, but not limited to, individual retirement accounts) described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA’s requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal, state and local law. However, any of these plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules described in Section 503 of the Code.

Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments, including prepayments, on the mortgage loans in the underlying trust.

The U.S. Department of Labor (“DOL”) has granted an individual administrative exemption to the underwriter (the “Exemption”) from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code for the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, issued by asset backed entities, including trusts, that consist of particular receivables, loans and other obligations that meet the conditions and requirements of the Exemption. Assuming that the general conditions of the Exemption are met, the Exemption applies to certificates that qualify for the Exemption and that represent fractional undivided interests in a trust consisting of mortgage loans in the underlying trust like the mortgage loans in the underlying trust in the trust.

For a general description of the Exemption, and the conditions that must be satisfied for the Exemption to apply, see “ERISA Considerations” in the prospectus. Subject to the following, it is expected that the Exemption will apply to the acquisition and holding by Plans of the offered certificates, other than the Class AR Certificates, and that all conditions of the Exemption other than those within the control of the investors will be met as of the closing date. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent of the mortgage loans in the underlying trust included in the trust by aggregate unamortized principal balance of the assets of the trust.

Since the characteristics of the Class AR Certificates will not meet the requirements of the Exemption, and may not meet the requirements of any other exemption issued under ERISA, the purchase and holding of the Class AR Certificates by a Plan may result in prohibited transactions or the imposition of excise taxes or civil penalties. Consequently, transfers of the Class AR Certificates will not be registered by the trust administrator unless the trust administrator receives the following:

•

a representation from the transferee of the Class AR Certificates, acceptable to and in form and substance satisfactory to the trust administrator, to the effect that that transferee is not a Plan nor a person acting on behalf of, or using the assets of, any such Plan or arrangement to effect the transfer; or

•

an opinion of counsel satisfactory to the trust administrator that the purchase or holding of the Class AR Certificates by a Plan, any person acting on behalf of a Plan or using a Plan’s assets, will not result in non-exempt prohibited transactions under Section 406 of ERISA and/or Section 4975

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of the Code and will not subject the depositor, the trustee or the trust administrator to any obligation in addition to those undertaken in the trust agreement.

In the event that the representation is violated, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using a Plan’s assets is attempted without the opinion of counsel, the attempted transfer or acquisition shall be void and of no effect.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code, the applicability of the Exemption and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

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ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the offered certificates will be offered globally (the “Global Securities”) and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company (“DTC”), Clearstream, Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream, Luxembourg or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a

I-1

Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such interest period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to their respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such interest period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

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Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)

borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b)

borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c)

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner that is not a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such beneficial owner provides certain documentation to the trust administrator or to the U.S. entity required to withhold tax (the “U.S. withholding agent”) establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

I.	the trust administrator or the U.S. withholding agent receives a statement—

(a)    from the beneficial owner on Internal Revenue Service (IRS) From W-8BEN (or any successor form) that—

(i)	is signed by the beneficial owner under penalties of perjury,
(ii)	certifies that such beneficial owner is not a United States person, and
(iii)	provides the name and address of the beneficial owner, or

(b)    from a securities clearing organization, a bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business that—

(i)	is signed under penalties of perjury by an authorized representative of the financial institution,
(ii)

states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the beneficial owner or that another financial institution acting on behalf of the beneficial owner has received such IRS Form W-8BEN (or any successor form),

(iii)	provides the name and address of the beneficial owner, and
(iv)	attaches the IRS Form W-8BEN (or any successor form) provided by the beneficial owner;
II.

the beneficial owner claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the trust administrator or the U.S. withholding agent;

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III.

the beneficial owner claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the trust administrator or the U.S. withholding agent; or

IV.

the owner is a nonwithholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the trust administrator or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such owner consult with their tax advisors when purchasing the certificates.

A beneficial owner holding book-entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect, provided at least one payment is reported annually to the beneficial owner on IRS Form 1042-S. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

In addition, all beneficial owners holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the beneficial owner:

I.	provides a properly executed IRS Form W-8BEN or Form W-8ECI (or any successor forms) if that person is not a United States person;
II.	provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or
III.	is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry certificates. For example, additional rules may apply in the case of beneficial owners holding Certificates through a partnership or grantor trust.

The term United States person means (1) a citizen or resident of the United States, (2) an entity, for United States federal income tax purposes, that is a corporation or partnership organized in or under the laws of the United States or any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

I-4

ANNEX II

PROSPECTUS SUPPLEMENT RELATING TO THE UNDERLYING TRUST

(see attached)

II-1

Prospectus Supplement (To Prospectus Dated April 26, 2006)

DLJ MORTGAGE CAPITAL, INC.

Sponsor and Seller

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Depositor

ADJUSTABLE RATE MORTGAGE TRUST 2006-2

Issuing Entity

ADJUSTABLE RATE MORTGAGE-BACKED PASS THROUGH CERTIFICATES,

SERIES 2006-2

$1,620,821,100

(Approximate)

You should consider carefully the risk factors beginning on page S-17 in this prospectus supplement.

This prospectus supplement may be used to offer and sell the certificates offered hereby only if accompanied by the prospectus.

Offered Certificates:

•     29 classes of the Series 2006-2 Certificates are being offered hereby. You can find a list of the offered certificates, together with their designations, initial class principal balances, initial pass-through rates and certain other characteristics in the table beginning on page S-7 of this prospectus supplement and the footnotes that follow. Principal and interest, as applicable, on the offered certificates will be paid monthly. The first expected distribution date will be May 25, 2006.

•     The offered certificates will represent ownership interests only in the Adjustable Rate Mortgage Trust 2006-2 and will not represent ownership interests in or obligations of the sponsor, the seller, the servicers, the master servicer, the special servicer, the back-up servicer, the depositor, the trust administrator, the trustee, the underwriter or any of their affiliates.

Adjustable Rate Mortgage Trust 2006-2:

•

will consist primarily of six groups of one- to four-family residential adjustable-rate first lien mortgage loans. The mortgage loans generally provide for a fixed interest rate during an initial period of six months, one year, two years, three years, five years, seven years or ten years from the date of origination of the related mortgage loan and thereafter provide for adjustments to the interest rate generally every six months or twelve months, generally based on the six-month LIBOR, one-year LIBOR or one-year CMT indices, as specified in the related mortgage note; and

•	will make multiple REMIC elections for federal income tax purposes.

Credit Enhancement

•

The Class B Certificates are subordinated to and provide credit enhancement for the Group 1 and Group 2, and the Class C-B Certificates are subordinated to and provide credit enhancement for the Group 3, Group 4 and Group 5 Certificates. Each class of Class B Certificates is subordinate to and provides credit enhancement for each class of Class B Certificates with a lower alphanumerical designation, to the extent described in this prospectus supplement. Each class of Class C-B Certificates is subordinate to and provides credit enhancement for each class of Class C-B Certificates with a lower alphanumerical designation, to the extent described in this prospectus supplement. Certain classes of Group 6 Certificates are subordinated to and provide credit enhancement for other classes of Group 6 Certificates, in each case to the extent described in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the offered certificates or determined that this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

Credit Suisse Securities (USA) LLC, as underwriter, will buy the offered certificates from Credit Suisse First Boston Mortgage Securities Corp., the depositor, at a price equal to approximately 99.17028% of their face value, plus accrued interest, if applicable, from the cut-off date. The depositor will pay the expenses related to the issuance of the certificates from these proceeds. The underwriter will sell the offered certificates purchased by it from time to time in negotiated transactions at varying prices determined at the time of sale.

Delivery of the offered certificates, other than the Class AR and Class AR-L Certificates, will be made in book-entry form through the facilities of The Depository Trust Company, Clearstream, Luxembourg and the Euroclear System on or about April 28, 2006.

Credit Suisse

April 27, 2006

_______

Senior Certificates	S-82
Subordinate Certificates	S-83
Designations	S-84
Assets of the Trust	S-84
Book-Entry Registration	S-85
Definitive Certificates	S-85
Distributions	S-86
Determination of One-Month LIBOR	S-86
Glossary of Terms—The Senior-Subordinate Groups	S-87
Priority of Distributions—The Senior-Subordinate Groups	S-95
Distributions of Interest—The Senior-Subordinate Groups	S-95
Distributions of Principal—The Senior-Subordinate Groups	S-96
Allocation of Losses; Subordination of Subordinate Certificates	S-99
Cross-Collateralization—The Senior-Subordinate Groups	S-102
Glossary of Terms—The Group 6 Certificates	S-104
Distributions of Interest—The Group 6 Certificates	S-109
The Group 6 Interest Rate Cap Agreement	S-110
Distributions of Principal—The Group 6 Certificates	S-111
Credit Enhancement—The Group 6 Certificates	S-112
Additional Issuances of Certificates	S-114
POOLING AND SERVICING AGREEMENT	S-114
Assignment of Mortgage Loans	S-114
Representations and Warranties Regarding the Mortgage Loans	S-116
Optional Termination; Terminating Auction Sale	S-117
Reports to Certificateholders	S-118
Evidence as to Compliance	S-120
The Issuing Entity	S-120
The Trustee	S-121
Certain Matters Regarding the Servicers and the Master Servicer	S-122
The Trust Administrator	S-123
Restrictions on Transfer of the Class AR and Class AR-L Certificates	S-124
Final Scheduled Distribution Date	S-124
Voting Rights	S-124
THE CUSTODIAN	S-124
CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS	S-124
Factors Affecting Prepayments on the Mortgage Loans	S-124
Substitution or Repurchase of Delinquent Loans	S-126
Modeling Assumptions	S-126
Weighted Average Life	S-134
Additional Yield Considerations Applicable Solely to the Residual Certificates	S-145
FEDERAL INCOME TAX CONSEQUENCES	S-145
General	S-145
Tax Treatment of the Offered Certificates	S-145
METHOD OF DISTRIBUTION	S-148
LEGAL OPINIONS	S-148
LEGAL PROCEEDINGS	S-149
ADDITIONAL INFORMATION	S-149
RATINGS	S-149
LEGAL INVESTMENT	S-150
ERISA CONSIDERATIONS	S-150
ANNEX I GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES	I-1
ANNEX II GROUP 6 INTEREST RATE CAP AGREEMENT NOTIONAL AMOUNTS AND STRIKE RATES	II-1
ANNEX III MORTGAGE LOAN CHARACTERISTICS	III-1

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

You should rely on the information contained in this document or to which we have referred you in this prospectus supplement. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

•	The accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and
•	This prospectus supplement, which describes the specific terms of your series of certificates.

The depositor’s principal executive offices are located at Eleven Madison Avenue, New York, New York 10010. Its telephone number is (212) 325-2000.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.

EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
(b)

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

UNITED KINGDOM

The underwriter has represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act (the “FSMA”)) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

SUMMARY

The following summary highlights selected information from this prospectus supplement. It does not contain all of the information that you should consider in making your investment decision. To understand the terms of the offered certificates, read this entire prospectus supplement and the entire accompanying prospectus carefully.

Issuing Entity	Adjustable Rate Mortgage Trust 2006-2
Title of Series	Adjustable Rate Mortgage-Backed Pass-Through Certificates, Series 2006-2.
Sponsor and Seller	DLJ Mortgage Capital, Inc., referred to in this prospectus supplement as DLJ Mortgage Capital.
Originators

As of the cut-off date, Wells Fargo Bank, N.A., originated or acquired all of the mortgage loans in loan groups 1-2. As of the cut-off date, Countrywide Home Loans, Inc., DLJ Mortgage Capital, Credit Suisse Financial Corporation and Washington Mutual Bank, originated or acquired an aggregate of approximately 38.08%, 17.25%, 15.35% and 10.72%, respectively, of the mortgage loans in loan groups 3-5. As of the cut-off date, DLJ Mortgage Capital and Credit Suisse Financial Corporation originated or acquired approximately 37.75% and 25.83%, respectively, of the group 6 mortgage loans. No other originator originated or acquired more than 10% of the mortgage loans in loan groups 1-2, loan groups 3-5 or loan group 6 (by cut-off date principal balance).

Depositor	Credit Suisse First Boston Mortgage Securities Corp.
Servicers

Wells Fargo Bank, N.A., referred to in this prospectus supplement as Wells Fargo Bank, Select Portfolio Servicing, Inc., referred to in this prospectus supplement as SPS, Washington Mutual Bank, referred to in the prospectus supplement as WMB, and Countrywide Home Loans Servicing LP, referred to in this prospectus supplement as Countrywide Servicing. WMB and Countrywide Servicing are each servicing certain mortgage loans pursuant to a separate servicing agreement, are not parties to the pooling and servicing agreement and are referred to in this prospectus supplement as designated servicers. Wells Fargo Bank, SPS, WMB and Countrywide Servicing are collectively referred to in this prospectus supplement as the servicers. No other servicer is servicing more than 10% of the mortgage loans (by aggregate cut-off date principal balance) in any loan group.

Special Servicer	SPS.
Master Servicer	Wells Fargo Bank, also referred to in this prospectus supplement as the master servicer. The master servicer will oversee and enforce the servicing of the mortgage loans by the servicers.
Back-up Servicer	Wells Fargo Bank will act as back-up servicer to the obligations of SPS, except with respect to any obligations related to special servicing.

Trustee	U.S. Bank National Association.
Trust Administrator	Wells Fargo Bank.
Custodians	LaSalle Bank National Association and Wells Fargo Bank.
Cap Counterparty	Credit Suisse International, referred to in this prospectus supplement as the cap counterparty.
Mortgage Pool

Initially, 3,625 adjustable-rate mortgage loans with an aggregate principal balance of approximately $1,635,281,843.60 as of the Cut-off Date, secured by first liens on one- to four-family residential properties.

Cut-off Date	April 1, 2006.
Closing Date	On or about April 28, 2006.
Distribution Dates	On the 25th day of each month, or if the 25th day is not a business day, on the succeeding business day, beginning in May 2006.
Scheduled Final Distribution Date	The distribution date in May 2036. The actual final distribution date could be substantially earlier.
Form of Offered Certificates

The offered certificates, other than the Class AR and Class AR-L Certificates, will be book-entry certificates. The Class AR and Class AR-L Certificates will be physical certificates.

See “Description of the Certificates—Book-Entry Registration” in this prospectus supplement.

Minimum Denominations

The offered certificates, other than the Class AR and Class AR-L Certificates, will be issued in minimum denominations (by principal balance) of $25,000 and integral multiples of $1 in excess thereof. The Class AR and Class AR-L Certificates will be issued in minimum percentage interests of 20%.

Offered Certificates*

Class	Initial Class Principal Balance	Per Annum Pass-Through Rate	Initial Rating S&P/Fitch/ Moody’s/ (1)	Designation
Class A Certificates:
1-A-1	$ 200,000,000	Variable(2)	AAA/AAA/NR	Super-Senior
1-A-2	$ 150,000,000	Variable(2)	AAA/AAA/NR	Super-Senior
1-A-3-1	$ 63,443,000	Variable(2)	AAA/AAA/NR	Super-Senior
1-A-3-2	$ 35,174,000	Variable(2)	AAA/AAA/NR	Super-Senior
1-A-4	$ 83,684,000	Variable(2)	AAA/AAA/NR	Super-Senior
1-A-5	$ 20,739,000	Variable(2)	AAA/AAA/NR	Senior Support
2-A-1	$ 289,689,000	Variable(3)	AAA/AAA/NR	Super-Senior
2-A-2	$ 95,591,000	Variable(3)	AAA/AAA/NR	Super-Senior
2-A-3	$ 15,011,000	Variable(3)	AAA/AAA/NR	Senior Support
3-A-1	$ 156,934,000	Variable(4)	AAA/NR/Aaa	Super-Senior
3-A-2	$ 11,360,000	Variable(4)	AAA/NR/Aa1	Senior Support
4-A-1	$ 128,356,000	Variable(5)	AAA/NR/Aaa	Super-Senior
4-A-2	$ 9,291,000	Variable(5)	AAA/NR/Aa1	Senior Support
5-A-1	$ 103,324,000	Variable(6)	AAA/NR/Aaa	Super-Senior
5-A-2	$ 7,479,000	Variable(6)	AAA/NR/Aa1	Senior Support
6-A-1	$ 164,565,000	Variable(7)	AAA/NR/Aaa	Super-Senior
6-A-2	$ 18,285,000	Variable(8)	AAA/NR/Aaa	Senior Support

Class M Certificates:
6-M-1	$ 5,345,000	Variable(9)	AA+/NR/Aa2	Subordinate
6-M-2	$ 4,355,000	Variable(10)	AA-/NR/A2	Subordinate
6-M-3	$ 3,165,000	Variable(11)	A-/NR/Baa2	Subordinate
6-M-4	$ 991,000	Variable(12)	BBB+/NR/Baa3	Subordinate

Class B Certificates:
B-1	$ 22,285,000	Variable(13)	NR/AA/NR	Subordinate
B-2	$ 5,940,000	Variable(13)	NR/A/NR	Subordinate
B-3	$ 3,470,000	Variable(13)	NR/BBB/NR	Subordinate

Class C-B Certificates:
C-B-1	$ 13,186,000	Variable(14)	AA/NR/Aa3	Subordinate
C-B-2	$ 5,584,000	Variable(14)	A/NR/A3	Subordinate
C-B-3	$ 3,575,000	Variable(14)	BBB/NR/Baa3	Subordinate

Class AR Certificates:
AR	$ 50	Variable(15)	AAA/AAA/NR	Senior/Residual
AR-L	$ 50	Variable(15)	AAA/AAA/NR	Senior/Residual

Total offered certificates:	$1,620,821,100(16)
Non-Offered Certificates
Class B Certificates:
B-4	$ 1,980,000	Variable(13)	NR/BB/NR	Subordinate
B-5	$ 1,490,000	Variable(13)	B/B/NR	Subordinate
B-6	$ 1,979,612	Variable(13)	NR/NR/NR	Subordinate

Class C-B Certificates:
C-B-4	$ 3,350,000	Variable(14)	BB/NR/NR	Subordinate
C-B-5	$ 2,682,000	Variable(14)	B/NR/NR	Subordinate
C-B-6	$ 1,790,776	Variable(14)	NR/NR/NR	Subordinate

Class X Certificates:
6-X	Notional(17)	N/A	NR/NR/NR	Subordinate

Class P Certificates:
P	Notional(18)	N/A	NR/NR/NR	Subordinate

(1)	See “Ratings” in this prospectus supplement.
(2)

The initial pass-through rate on the Class 1-A-1, Class 1-A-2, Class 1-A-3-1, Class 1-A-3-2, Class 1-A-4 and Class 1-A-5 Certificates is approximately 5.7810% per annum. After the first distribution date, the per annum pass-through rate on these certificates will equal the weighted average of the mortgage interest rates as of the second preceding due date after giving effect to scheduled payments for that due date, whether or not received, less the weighted average expense fee rate as of such date, subject to adjustment for prepayments in full received and distributed in the month prior to that distribution date (the “Weighted Average Pass-Through Rate”) for the group 1 mortgage loans.

(3)

The initial pass-through rate on the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates is approximately 4.9849% per annum. After the first distribution date, the per annum pass-through rate on these certificates will equal the Weighted Average Pass-Through Rate for the group 2 mortgage loans.

(4)

The initial pass-through rate on the Class 3-A-1 and Class 3-A-2 Certificates is approximately 5.9227% per annum. After the first distribution date, the per annum pass-through rate on these certificates will equal the Weighted Average Pass-Through Rate for the group 3 mortgage loans.

(5)

The initial pass-through rate on the Class 4-A-1 and Class 4-A-2 Certificates is approximately 6.4701% per annum. After the first distribution date, the per annum pass-through rate on these certificates will equal the Weighted Average Pass-Through Rate for the group 4 mortgage loans.

(6)

The initial pass-through rate on the Class 5-A-1 and Class 5-A-2 Certificates is approximately 6.5683% per annum. After the first distribution date, the per annum pass-through rate on these certificates will equal the Weighted Average Pass-Through Rate for the group 5 mortgage loans.

(7)

The initial pass-through rate on the Class 6-A-1 Certificates is 5.1925% per annum. After the first distribution date, the per annum pass-through rate on these certificates will equal the least of (i) the sum of one-month LIBOR for that distribution date plus (a) on and prior to the applicable optional termination date, 0.17% or (b) after the applicable optional termination date, 0.34%, (ii) the Group 6 Net Funds Cap, as defined in this prospectus supplement under “Description of the Certificates—Glossary of Terms—The Group 6 Certificates” and (iii) 11.00%.

(8)

The initial pass-through rate on the Class 6-A-2 Certificates is 5.2825% per annum. After the first distribution date, the per annum pass-through rate on these certificates will equal the least of (i) the sum of one-month LIBOR for that distribution date plus (a) on and prior to the applicable optional termination date, 0.26% or (b) after the applicable optional termination date, 0.52%, (ii) the Group 6 Net Funds Cap, as defined in this prospectus supplement under “Description of the Certificates—Glossary of Terms—The Group 6 Certificates” and (iii) 11.00%.

(9)

The initial pass-through rate on the Class 6-M-1 Certificates is 5.3525% per annum. After the first distribution date, the per annum pass-through rate on these certificates will equal the least of (i) the sum of one-month LIBOR for that distribution date plus (a) on and prior to the applicable optional termination date, 0.33 or (b) after the applicable optional termination date, 0.83%, (ii) the Group 6 Net Funds Cap, as defined in this prospectus supplement under “Description of the Certificates—Glossary of Terms—The Group 6 Certificates” and (iii) 11.00%.

(10)

The initial pass-through rate on the Class 6-M-2 Certificates is 5.4525% per annum. After the first distribution date, the per annum pass-through rate on these certificates will equal the least of (i) the sum of the one-month LIBOR for that distribution date plus (a) on and prior to the applicable optional termination date, 0.43% or (b) after the applicable optional termination date, 0.93%, (ii) the Group 6 Net Funds Cap, as defined in this prospectus supplement under “Description of the Certificates—Glossary of Terms—The Group 6 Certificates” and (iii) 11.00%.

(11)

The initial pass-through rate on the Class 6-M-3 Certificates is 6.1225% per annum. After the first distribution date, the per annum pass-through rate on these certificates will equal the least of (i) the sum of the one-month LIBOR for that distribution date plus (a) on and prior to the applicable optional termination date, 1.10% or (b) after the applicable optional termination date, 1.60%, (ii) the Group 6 Net Funds Cap, as defined in this prospectus supplement under “Description of the Certificates—Glossary of Terms—The Group 6 Certificates” and (iii) 11.00%.

(12)

The initial pass-through rate on the Class 6-M-4 Certificates is 7.0225% per annum. After the first distribution date, the per annum pass-through rate on these certificates will equal the least of (i) the sum of the one-month LIBOR for that distribution date plus (a) on and prior to the applicable optional termination date, 2.00% or (b) after the applicable optional termination date, 2.50%, (ii) the Group 6 Net Funds Cap, as defined in this prospectus supplement under “Description of the Certificates—Glossary of Terms—The Group 6 Certificates” and (iii) 11.00%.

(13)

The initial pass-through rate on the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates is approximately 5.4468% per annum. After the first distribution date, the per annum pass-through rate on these certificates will be calculated as described herein under “Description of the Certificates—Distributions of Interest—The Senior-Subordinate Groups.”

(14)

The initial pass-through rate on the Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates is approximately 6.2751% per annum. After the first distribution date, the per annum pass-through rate on these certificates will be calculated as described herein under “Description of the Certificates—Distributions of Interest—The Senior-Subordinate Groups.”

(15)

The initial pass-through rate on the Class AR and Class AR-L Certificates is approximately 5.7810% per annum. After the first distribution date, the per annum pass-through rate on these certificates will equal the Weighted Average Pass-Through Rate for the group 1 mortgage loans.

(16)	The offered certificates are subject to a variance of no more than 5% prior to their issuance.
(17)	The Class 6-X Certificates will be entitled to receive certain excess cashflow from the group 6 mortgage loans. The initial Class 6-X notional amount will be approximately $197,894,355.
(18)	The Class P Certificates will be entitled to receive prepayment premiums for certain of the mortgage loans. The initial Class P notional amount will be approximately $1,635,281,843.60.

*

The certificates offered hereby represent interests solely in the issuing entity and do not represent interests in or obligations of the sponsor, the depositor, the trustee, the master servicer, the servicers, the special servicer, the underwriter or any of their affiliates.

The Trust

The depositor will establish a trust, pursuant to a pooling and servicing agreement, dated as of April 1, 2006, among the depositor, the seller, the servicers (other than the designated servicers), the back-up servicer, the master servicer, the special servicer, the trustee and the trust administrator. On the closing date, the depositor will deposit the pool of mortgage loans described below into the trust. The depositor will make multiple separate real estate mortgage investment conduit elections with respect to the trust. Each certificate will represent a partial ownership interest in the trust.

Distributions of interest and principal on the certificates will be made primarily from payments received in connection with the related mortgage loans described below.

The Mortgage Pool

The mortgage pool consists of six groups of mortgage loans, secured by mortgages, deeds of trust or other security instruments creating first liens on one- to four-family residential properties with an aggregate Cut-off Date Principal Balance of approximately $1,635,281,843.60. The mortgage loans have stated original terms to maturity of generally 30 years.

All of the mortgage loans are adjustable-rate, fully-amortizing, first lien residential mortgage loans.

The six groups of mortgage loans have the following characteristics:

Designation	Number of Mortgage Loans	Cut-off Date Principal Balance*
Group 1	1,269	$574,588,711.05
Group 2	696	$415,887,000.86
Group 3	276	$180,476,367.38
Group 4	248	$147,610,972.75
Group 5	518	$118,824,436.08
Group 6	618	$197,894,355.48
*

Equals the aggregate Stated Principal Balance of the mortgage loans in the related loan group as of the Cut-off Date, after giving effect to scheduled payments due on such date whether or not received.

Removal, Substitution and Repurchase of a Mortgage Loan

In the event of a material breach of a representation and warranty made by the sponsor with respect to a mortgage loan, or in the event that a required loan document is not included in the mortgage file for a mortgage loan, the sponsor will be required to either cure the breach in all material respects, substitute a new mortgage loan for the affected mortgage loan or repurchase the mortgage loan from the trust.

Sponsor and Seller

DLJ Mortgage Capital.

Servicers of the Group 1 Mortgage Loans

Wells Fargo Bank will initially service all of the group 1 mortgage loans.

Servicers of the Group 2 Mortgage Loans

Wells Fargo Bank will initially service all of the group 2 mortgage loans.

Servicers of the Group 3 Mortgage Loans

SPS, WMB, Countrywide Servicing and Wells Fargo Bank will initially service approximately 30.28%, 26.55%, 25.78 and 14.25%, respectively (by Cut-off Date Principal Balance), of the group 3 mortgage loans.

Servicers of the Group 4 Mortgage Loans

Countrywide Servicing will initially service approximately 91.67% (by Cut-off Date Principal Balance) of the group 4 mortgage loans.

Servicers of the Group 5 Mortgage Loans

SPS and Wells Fargo Bank will initially service approximately 75.76% and 20.21%, respectively (by Cut-off Date Principal Balance), of the group 5 mortgage loans.

Servicers of the Group 6 Mortgage Loans

SPS and Wells Fargo Bank will initially service approximately 67.34% and 19.63%, respectively (by Cut-off Date Principal Balance), of the group 6 mortgage loans.

Master Servicer of the Mortgage Loans

Wells Fargo Bank is the master servicer of all of the mortgage loans and will oversee and enforce the servicing of the mortgage loans by the servicers listed above.

For additional information regarding the mortgage pool, see “Description of the Mortgage Pool” in this prospectus supplement.

Relationship Between Loan Groups and the Certificates

The certificates with a “1” prefix, the Class AR and Class AR-L Certificates correspond to the group 1 mortgage loans. The certificates with a “2” prefix correspond to the group 2 mortgage loans. The certificates with a “3” prefix correspond to the group 3 mortgage loans. The certificates with a “4” prefix correspond to the group 4 mortgage loans. The certificates with a “5” prefix correspond to the group 5 mortgage loans. The certificates with a “6” prefix correspond to the group 6 mortgage loans. The certificates with a “B” prefix correspond to the group 1 and group 2 mortgage loans. The certificates with a “C-B” prefix correspond to the group 3, group 4 and group 5 mortgage loans. The certificates generally receive distributions based on principal and interest collected from the mortgage loans in the corresponding loan group or groups.

Fees and Expenses

Before forwarding all collections on the mortgage loans it services, each servicer will be entitled to deduct any reimbursable expenses and its servicing fee, equal to its servicing fee rate (subject to certain reductions with respect to compensating interest as described in this prospectus supplement) multiplied by the total principal balance of the mortgage loans it services. The servicing fee rate for the servicers is expected to range from 0.250% to 0.500% per annum of the outstanding balance of each mortgage loan.

The trust administrator is entitled to all reinvestment income earned on amounts on deposit in the certificate account as compensation for its activities under the pooling and servicing agreement. The trust administrator is obligated to pay to the master servicer and the trustee, the master servicing fee and trustee fee, respectively, out of such reinvestment income.

Expenses of the servicers, the trust administrator, the master servicer and the trustee that are permitted to be reimbursed under the servicing agreements and the pooling and servicing agreement will be paid prior to any distributions to the certificateholders.

See “Servicing of Mortgage Loans—Servicing Compensation and Payment of Expenses” in this prospectus supplement.

Distributions on the Offered Certificates

General

Each month, the trust administrator will make distributions of interest and principal to the holders of the certificates to the extent of the related available funds and in the amounts and priority set forth in this prospectus supplement.

The servicers will collect monthly payments of principal and interest on the mortgage loans they service. After deducting any reimbursable expenses and advances and its servicing fee, each servicer will forward all collections on the mortgage loans it services, together with any advances that it makes for delinquent principal and interest payments on those loans, and any payments it makes in the form of compensating interest, as described in this prospectus supplement, to the trust administrator. The aggregate amount of such monthly collections and advances is described under the headings “Description of the Certificates—Glossary of Terms—The Senior-Subordinate Groups” and “—Glossary of Terms—The Group 6 Certificates” in this prospectus supplement, as applicable.

On each distribution date, the trust administrator will distribute the amount remitted to it by the servicers, after deducting from such amount any reimbursable expenses and other amounts, to the holders of the certificates, in the amounts and priority set forth in this prospectus supplement.

See “Description of the Certificates” in this prospectus supplement.

Distributions of Interest

The amount of interest distributable to each class of offered certificates entitled to interest on each distribution date will generally equal:

•	the per annum pass-through rate for that class of certificates,
•	multiplied by the applicable principal balance or notional amount of that class of certificates,

•

multiplied by, 1/12th (in the case of the Senior-Subordinate Groups) or a fraction whose numerator is the actual number of days in the applicable accrual period and whose denominator is 360 (in the case of the Group 6 Certificates),

•	minus the share of some types of interest shortfalls allocated to that class.

See “Description of the Certificates—Priority of Distributions—The Senior-Subordinate Groups,”

“—Distributions of Interest—The Senior-Subordinate Groups” and “—Distributions of Interest—The Group 6 Certificates” in this prospectus supplement.

On each distribution date, interest will be distributed to certificateholders in the order described in “Description of the Certificates” in this prospectus supplement. It is possible that, on any given distribution date, payments from the related mortgage loans will be insufficient to cover interest distributable on all of the certificates that are entitled to receive interest from those mortgage loans. As a result, some classes of certificates (most likely the subordinate certificates) may not receive the full amount of accrued interest to which they are entitled. If this happens, those certificates will be entitled to receive any shortfall in interest distributions in the following month. However, there will be no additional interest paid to make up for the delay.

See “Description of the Certificates—Distributions of Interest—The Senior-Subordinate Groups” in this prospectus supplement.

Group 6 Interest Rate Cap Agreement

Under the Group 6 Interest Rate Cap Agreement, the cap counterparty may be required to make a cap payment on each related payment date. Payments under the Group 6 Interest Rate Cap Agreement are available to cover basis risk shortfalls for the Group 6 Certificates, realized losses on the group 6 mortgage loans and deferred amounts on the Class 6-A-2, Class 6-M-1, Class 6-M-2, Class 6-M-3 and Class 6-M-4 Certificates. The first and last payment date for the Group 6 Interest Rate Cap Agreement will occur in May 2006 and April 2011, respectively. The Group 6 Interest Rate Cap Agreement shall be administered, and all payment obligations of the trust and trustee thereunder performed, by the trust administrator on behalf of the trust and trustee.

See “Description of the Certificates—Distributions of Interest—The Group 6 Certificates” and “—The Group 6 Interest Rate Cap Agreement” in this prospectus supplement.

Distributions of Principal

General. As the mortgagors pay principal on the mortgage loans in each loan group, that principal is passed on to the holders of certificates related to that loan group. However, not every class of certificates will be entitled to receive principal on each distribution date.

Group 1 Certificates. On each distribution date, a portion of the principal received or advanced on the group 1 mortgage loans will be distributed to the Class 1-A-1, Class 1-A-2, Class 1-A-3-1, Class 1-A-3-2, Class 1-A-4, Class 1-A-5, Class AR and Class AR-L Certificates as described in “Description of the Certificates—Distributions of Principal—The Senior-Subordinate Groups” in this prospectus supplement.

Group 2 Certificates. On each distribution date, a portion of the principal received or advanced on the group 2 mortgage loans will be distributed to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates as described in “Description of the Certificates—Distributions of Principal—The Senior-Subordinate Groups” in this prospectus supplement.

Group 3 Certificates. On each distribution date, a portion of the principal received or advanced on the group 3 mortgage loans will be distributed to the Class 3-A-1 and Class 3-A-2 Certificates as described in “Description of the Certificates—Distributions of Principal—The Senior-Subordinate Groups” in this prospectus supplement.

Group 4 Certificates. On each distribution date, a portion of the principal received or advanced on the group 4 mortgage loans will be distributed to the Class 4-A-1 and Class 4-A-2 Certificates as described in “Description of the Certificates—Distributions of Principal—The Senior-Subordinate Groups” in this prospectus supplement.

Group 5 Certificates. On each distribution date, a portion of the principal received or advanced on the group 5 mortgage loans will be distributed to the Class 5-A-1 and Class 5-A-2 Certificates as described in “Description of the Certificates—Distributions of Principal—The Senior-Subordinate Groups” in this prospectus supplement.

Group 6 Certificates. On each distribution date, a portion of the principal received or advanced on the group 6 mortgage loans will be distributed to the Class 6-A-1, Class 6-A-2, Class 6-M-1, Class 6-M-2, Class 6-M-3 and Class 6-M-4 Certificates in the order of priority described in “Description of the Certificates—Distributions of Principal—The Group 6 Certificates” in this prospectus supplement. However, not all of these certificates will receive principal on each distribution date. The manner of distributing principal among the Group 6 Certificates will differ, as described in this prospectus supplement, depending upon whether a distribution date occurs before the distribution date in May 2009 or on or after that date, and depending upon the performance of the mortgage loans.

Class B Certificates. On each distribution date, the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will be entitled to receive a portion of the principal received or advanced on all of the group 1 and group 2 mortgage loans, pro rata, according to their respective class principal balances. Distributions will be made to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, in that order. However, under certain circumstances described in this prospectus supplement under “Description of the Certificates—Distribution of Principal—The Senior-Subordinate Groups,” the amount of principal prepayments otherwise distributable to some classes of Class B Certificates will instead be paid to other classes of Class B Certificates with a higher priority. Except as described in the definition of “Senior Prepayment Percentage” in this prospectus supplement, prior to the distribution date in May 2013, the Class B Certificates will not be entitled to receive any principal prepayments on the group 1 and group 2 mortgage loans.

See “Description of the Certificates—Distributions of Principal—The Senior-Subordinate Groups” and

“—Priority of Distributions—The Senior-Subordinate Groups” in this prospectus supplement.

Class C-B Certificates. On each distribution date, the Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates will be entitled to receive a portion of the principal received or advanced on all of the group 3, group 4 and group 5 mortgage loans, pro rata, according to their respective class principal balances. Distributions will be made to the Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates, in that order. However, under certain circumstances described in this prospectus supplement under “Description of the Certificates—Distribution of Principal—The Senior-Subordinate Groups,” the amount of principal prepayments otherwise distributable to some classes of Class C-B Certificates will instead be paid to other classes of Class C-B Certificates with a higher priority. Except as described in the definition of “Senior Prepayment Percentage” in this prospectus supplement, prior to the distribution date in May 2013, the Class C-B Certificates will not be entitled to receive any principal prepayments on the group 3, group 4 and group 5 mortgage loans.

See “Description of the Certificates—Distributions of Principal—The Senior-Subordinate Groups” and

“—Priority of Distributions—The Senior-Subordinate Groups” in this prospectus supplement.

Credit Enhancement—Senior-Subordinate Groups

Subordination

The Group 1 and Group 2 Certificates will receive distributions of interest and principal before the Class B Certificates are entitled to receive distributions of interest or principal. The Class B Certificates, in reverse order of alphanumerical class designation, will absorb most losses on the group 1 and group 2 mortgage loans prior to the Group 1 and Group 2 Certificates. Each class of Class B Certificates is subordinate to and provides credit enhancement for each class of Class B Certificates with a lower alphanumerical designation.

The Group 3, Group 4 and Group 5 Certificates will receive distributions of interest and principal before the Class C-B Certificates are entitled to receive distributions of interest or principal. The Class C-B Certificates, in reverse order of alphanumerical class designation, will absorb most losses on the group 3, group 4 and group 5 mortgage loans prior to the Group 3, Group 4 and Group 5 Certificates. Each class of Class C-B Certificates is subordinate to and provides credit enhancement for each class of Class C-B Certificates with a lower alphanumerical designation.

Shifting of Interests

Except under the circumstances described in “Description of the Certificates—Glossary of Terms—The Senior-Subordinate Groups—Senior Prepayment Percentage” in this prospectus supplement, the Group 1, Group 2, Group 3, Group 4 and Group 5 Certificates will receive 100% of principal prepayments received on the mortgage loans in the related loan group until the seventh anniversary of the first distribution date. During the next four years, except under the circumstances described herein, these senior certificates will generally receive a disproportionately large, but decreasing, share of principal prepayments. This will result in a quicker return of principal to these senior certificates and increases the likelihood that holders of the Group 1, Group 2, Group 3, Group 4 and Group 5 Certificates will be paid the full amount of principal to which they are entitled.

For a more detailed description of how principal prepayments are allocated among the Group 1, Group 2, Group 3, Group 4, Group 5, Class B and Class C-B Certificates, see “Description of the Certificates—Distributions of Principal—The Senior-Subordinate Groups” in this prospectus supplement.

Cross-Collateralization

In certain limited circumstances, principal and interest collected from one or more of the group 1 and group 2 mortgage loans may be used to pay principal or interest, or both, to the Group 1 and Group 2 Certificates unrelated to that loan group.

In certain limited circumstances, principal and interest collected from one or more of the group 3, group 4 and group 5 mortgage loans may be used to pay principal or interest, or both, to Group 3, Group 4 and Group 5 Certificates unrelated to that loan group.

See “Description of the Certificates—Cross-Collateralization—The Senior-Subordinate Groups” in this prospectus supplement.

Credit Enhancement—Group 6 Certificates

Overcollateralization

The group 6 mortgage loans bear interest each month in an amount that in the aggregate is expected to exceed the amount needed to pay monthly interest on the Group 6 Certificates and certain related trust expenses. This excess interest will be applied to pay principal on the Group 6 Certificates entitled to principal in order to create and maintain the required level of overcollateralization. The overcollateralization will be available to absorb losses on the group 6 mortgage loans. The required level of overcollateralization may increase or decrease over time. We cannot assure you that sufficient interest will be generated by the group 6 mortgage loans to create and maintain the required level of overcollateralization.

Subordination

The Group 6 Senior Certificates will have a payment priority over the Group 6 Subordinate Certificates. Each class of Group 6 Subordinate Certificates will be subordinate to each other class of subordinate certificates with a higher payment priority.

Losses on the group 6 mortgage loans will first reduce the available excess interest and then reduce the overcollateralization amount. If there is no overcollateralization at that time, losses on the mortgage loans will be allocated first, to the Class 6-M-4 Certificates, second, to the Class 6-M-3 Certificates, third, to the Class 6-M-2 Certificates, fourth, to the Class 6-M-1 Certificates and fifth, to the Class 6-A-2 Certificates, in each case, until the principal amount of such class of subordinate certificates has been reduced to zero.

Group 6 Interest Rate Cap Agreement

In certain circumstances, payments made to the trust under the Group 6 Interest Rate Cap Agreement may be available to cover certain realized losses on the group 6 mortgage loans.

Yield Considerations

The yield to maturity of each class of certificates will depend upon, among other things:

•	the price at which the certificates are purchased;
•	the applicable pass-through rate;
•	the rate of prepayments on the related mortgage loans;
•	whether optional termination or an auction sale of the related loan group or loan groups occur; and
•	whether losses on the mortgage loans are covered by credit enhancement.

For a discussion of special yield considerations applicable to the offered certificates, see “Risk Factors” and “Certain Yield and Prepayment Considerations” in this prospectus supplement.

Advances

For any month, if a servicer receives no payment of principal and interest or a payment that is less than the full scheduled payment on a mortgage loan, that servicer will advance its own funds to cover that shortfall, or if a servicer fails to make any such required advance, the master servicer will make such advance. However, that servicer, or the master servicer, if applicable, will make an advance only if it determines that the advance will be recoverable from future payments or collections on that mortgage loan. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates, and not to guarantee or insure against losses.

See “Servicing of Mortgage Loans—Advances from the Servicers and Master Servicer” in this prospectus supplement.

Optional Termination; Terminating Auction Sale

On any distribution date on which the aggregate outstanding stated principal balance of the group 1 and group 2 mortgage loans is less than or equal to 10% of their aggregate Cut-off Date Principal Balance, and certain conditions in the pooling and servicing agreement are satisfied, the terminating entity as described in the pooling and servicing agreement may, but will not be required to, purchase from the trust all remaining group 1 and group 2 mortgage loans, thereby causing an early retirement of the related Senior-Subordinate Groups.

On any distribution date on which the aggregate outstanding stated principal balance of the group 3, group 4 and group 5 mortgage loans is less than or equal to 10% of their aggregate Cut-off Date Principal Balance, and certain conditions in the pooling and servicing agreement are satisfied, the terminating entity as described in the pooling and servicing agreement may, but will not be required to, purchase from the trust all remaining group 3, group 4 and group 5 mortgage loans, thereby causing an early retirement of the related Senior-Subordinate Groups.

On any distribution date on which the aggregate outstanding stated principal balance of the group 6 mortgage loans is less than or equal to 10% of their aggregate Cut-off Date Principal Balance, and certain conditions in the pooling and servicing agreement are satisfied, the terminating entity as described in the pooling and servicing agreement may, but will not be required to, purchase from the trust all remaining group 6 mortgage loans, thereby causing an early retirement of the Group 6 Certificates.

If the option to purchase the group 1 and group 2 mortgage loans is not exercised and the aggregate outstanding principal balance of the group 1 and group 2 mortgage loans declines below 5% of the aggregate Cut-off Date Principal Balance of the mortgage loans in loan group 1 and loan group 2, the trust administrator will conduct an auction to sell the group 1 and group 2 mortgage loans.

If the option to purchase the group 3, group 4 and group 5 mortgage loans is not exercised and the aggregate outstanding principal balance of the group 3, group 4 and group 5 mortgage loans declines below 5% of the aggregate Cut-off Date Principal Balance of the mortgage loans in loan group 3, loan group 4 and loan group 5, the trust administrator will conduct an auction to sell the group 3, group 4 and group 5 mortgage loans.

If the option to purchase the group 6 mortgage loans is not exercised and the aggregate outstanding principal balance of the group 6 mortgage loans declines below 5% of their aggregate Cut-off Date Principal Balance, the trust administrator will conduct an auction to sell the group 6 mortgage loans.

The trust administrator will not be permitted to sell mortgage loans pursuant to any auction unless at least three bids are received and the winning bid meets or exceeds the amount calculated under “Pooling and Servicing Agreement—Optional Termination; Terminating Auction Sale” in this prospectus supplement.

If the first auction of a loan group or loan groups, as applicable, is not successful, unless certain conditions specified in the pooling and servicing agreement are not satisfied, the trust administrator will conduct an additional auction of such mortgage loans every six months until the earlier of (a) the completion of a successful auction and (b) the exercise by the terminating entity as described in the pooling and servicing agreement of its purchase option.

An optional purchase or a successful auction of the remaining mortgage loans may cause the holders of one or more related classes of certificates to receive less than their outstanding principal balance plus accrued interest.

See “Pooling and Servicing Agreement—Optional Termination; Terminating Auction Sale” in this prospectus supplement.

Federal Income Tax Consequences

For federal income tax purposes, the depositor will cause multiple separate real estate mortgage investment conduit (“REMIC”) elections to be made with respect to specified portions of the trust. The certificates, other than the Class AR and Class AR-L Certificates, will represent ownership of regular interests in the upper tier REMIC. These certificates will generally be treated as representing ownership of debt for federal income tax purposes. Holders of these certificates will be required to include as income all interest and original issue discount, if any, on such certificates in accordance with the accrual method of accounting, regardless of the certificateholders’ usual methods of accounting. In addition, the Group 6 Certificates, other than the Class 6-X Certificates, will be treated as having a right to receive certain payments under an interest rate cap contract. For federal income tax purposes, the Class AR-L Certificates will represent ownership of the residual interests in the lower-tier REMICs, which will hold the mortgage loans, and the Class AR Certificates will represent ownership of the residual interest in each remaining REMIC.

For further information regarding the federal income tax consequences of investing in the offered certificates, see “Federal Income Tax Consequences” in this prospectus supplement and “Material Federal Income Tax Consequences” in the prospectus.

ERISA Considerations

The offered certificates, other than the Class AR and Class AR-L Certificates, may be eligible for purchase by transferees acting for, or on behalf of, employee benefit plans or other retirement arrangements that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), subject to certain considerations described in this prospectus supplement.

See “ERISA Considerations” in this prospectus supplement and in the prospectus.

Legal Investment

When issued, the Class AR, Class AR-L, Class 1-A-1, Class 1-A-2, Class 1-A-3-1, Class 1-A-3-2, Class 1-A-4, Class 1-A-5, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 3-A-1, Class 3-A-2, Class 4-A-1, Class 4-A-2, Class 5-A-1, Class 5-A-2, Class 6-A-1, Class 6-A-2, Class 6-M-1, Class 6-M-2, Class B-1 and Class C-B-1 Certificates will be “mortgage related securities” for purposes of SMMEA, so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. You should consult your legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

See “Legal Investment” in this prospectus supplement for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions.

Ratings

When issued, the offered certificates will receive ratings that are not lower than those listed in the table on page S-7 of this prospectus supplement. The ratings on the offered certificates address the likelihood that the holders of the offered certificates will receive all distributions on the underlying mortgage loans to which they are entitled. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans. For example, the rate of prepayments, if different from the rate originally anticipated, could adversely affect the yield realized by holders of the offered certificates.

See “Ratings” in this prospectus supplement.

Characteristics of the Mortgage Loans by Loan Group

	Group 1 Mortgage Loans	Group 2 Mortgage Loans	Groups 1-2 Mortgage Loans	Group 3 Mortgage Loans	Group 4 Mortgage Loans	Group 5 Mortgage Loans	Groups 3- 5 Mortgage Loans	Group 6 Mortgage Loans

Current Mortgage Rate(1)	6.031%	5.235%	5.697%	6.271%	6.732%	6.944%	6.602%	6.992%
Current Net Mortgage Rate(1)	5.781%	4.985%	5.447%	5.923%	6.470%	6.568%	6.275%	6.727%
Cut-Off Date Average Mortgage Loan Principal Balance	$452,788.58	$597,538.79	$504,058.89	$653,899.88	$595,205.54	$229,390.80	$428,898.06	$320,217.40
Property Type—Single Family Residence(2)	83.37%	88.16%	85.38%	65.14%	52.86%	39.78%	54.34%	51.62%
Loan Purpose—Refinance—Rate Term(2)	17.60%	19.15%	18.25%	9.57%	12.44%	5.76%	9.50%	6.92%
Occupancy Type—Primary(2)	91.27%	95.31%	92.97%	79.40%	83.89%	53.80%	74.08%	62.87%
Credit Score(1) (3)	738	753	744	744	705	716	723	713
Original LTV Ratio(1)	71.91%	68.87%	70.63%	70.99%	74.73%	74.79%	73.24%	76.31%
Original Term (months)(1)	360	360	360	360	360	360	360	360
Months Since Origination (months)(1)	2	8	4	6	1	2	3	4
Remaining Term to Stated Maturity (months)(1)	358	352	356	354	359	358	357	356
Months To Next Rate Adjustment(1)	82	112	95	54	83	58	65	41
Documentation Type—Full/Alternative(2)	44.60%	44.68%	44.63%	12.30%	9.15%	12.58%	11.33%	15.30%
Documentation Type—Reduced(2)	47.00%	42.95%	45.30%	65.78%	88.56%	47.31%	68.39%	47.51%
Geographic Distribution—California(2)	61.18%	44.30%	54.09%	47.77%	66.87%	14.17%	45.15%	22.23%
Margin(1)	2.750%	2.750%	2.750%	2.896%	2.275%	3.832%	2.939%	3.931%
First Periodic Rate Cap(1)	5.000%	5.000%	5.000%	5.150%	5.077%	5.164%	5.129%	4.353%
Periodic Rate Cap(1)	2.000%	2.000%	2.000%	1.754%	1.993%	1.240%	1.696%	1.575%
Maximum Mortgage Rates(1)	11.031%	10.235%	10.697%	11.445%	11.809%	12.125%	11.746%	12.369%

___________________________

(1)	Weighted average.
(2)	Percent of mortgage loans in related mortgage loan group (based on the related Cut-off Date Principal Balance).
(3)

The weighted average (based on the related Cut-off Date Principal Balance) does not include the mortgage loans included in the row titled “Not Available” in the mortgage loan tables titled “Credit Score Distribution” for Group 1, Group 2, Group 3, Group 4, Groups 1-2, Groups 3-5 and Group 6 in “Description of the Mortgage Pool—Mortgage Loan Statistical Information” in this prospectus supplement.

RISK FACTORS

The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

Risk of Loss

The return on your certificates may be affected by losses on the mortgage loans, which could occur for a variety of reasons.

Losses on the mortgage loans may occur due to a wide variety of causes, including a decline in real estate values, and adverse changes in the borrower’s financial condition. A decline in real estate values or economic conditions nationally or in the regions where the mortgaged properties are concentrated may increase the risk of losses on the mortgage loans.

Geographic concentration may affect risk of loss on the mortgage loans.

Approximately 61.18%, 44.30%, 47.77%, 66.87, 14.17% and 22.23% (in each case by Cut-off Date Principal Balance) of the group 1 mortgage loans, group 2 mortgage loans, group 3 mortgage loans, group 4 mortgage loans, group 5 mortgage loans and group 6 mortgage loans, respectively, are secured by mortgaged properties located in California. If the regional economy or housing market in that area weakens, the mortgage loans may experience high rates of loss and delinquency, resulting in losses to certificateholders. The economic condition and housing market in that area may be adversely affected by a variety of events, including a downturn in certain industries or other businesses concentrated in that area, natural disasters such as earthquakes, hurricanes, floods, wildfires and eruptions, and civil disturbances such as riots. The depositor cannot predict whether, or to what extent or for how long, such events may occur.

See “Description of the Mortgage Pool—General” in this prospectus supplement.

The underwriting guidelines used to originate the mortgage loans may impact losses.

The mortgage loans were originated or acquired generally in accordance with the underwriting guidelines described in this prospectus supplement. The underwriting standards typically differ from, and are generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac. In addition, the mortgage loans may have been made to mortgagors with imperfect credit histories, ranging from minor delinquencies to bankruptcy, or mortgagors with relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income. Consequently, the mortgage loans may experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards.

There is a risk that there may be a delay in receipt of liquidation proceeds and liquidation proceeds may be less than the mortgage loan balance.

Substantial delays could be encountered in connection with the liquidation of defaulted mortgage loans. Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses will reduce the portion of liquidation proceeds payable to you. If a mortgaged property fails to provide adequate security for the mortgage loan and the available credit enhancement is insufficient to cover the loss, you will incur a loss on your investment.

Losses on the mortgage loans in loan group 1, loan group 2, loan group 3, loan group 4 and loan group 5 may reduce the yield on the senior certificates unrelated to that loan group.

The applicable coverage for special hazard losses, fraud losses and bankruptcy losses for the group 1 and group 2 mortgage loans cover all of the group 1 and group 2 mortgage loans in the mortgage pool. Therefore, if mortgage loans in either group 1 or group 2 suffer a high level of these types of losses, it will reduce the available coverage for all of the Group 1 and Group 2 Certificates. The applicable coverage for special hazard losses, fraud losses and bankruptcy losses for the group 3, group 4 and group 5 mortgage loans cover all of the group 3, group 4 and group 5 mortgage loans in the mortgage pool. Therefore, if mortgage loans in any of group 3, group 4 or group 5 suffer a high level of these types of losses, it will reduce the available coverage for all of the Group 3, Group 4 and Group 5 Certificates. Investors should be aware that after the applicable coverage amounts have been exhausted, if a mortgage loan in either group 1 or group 2 suffers these types of losses, all of the Group 1, Group 2, and Class B Certificates will be allocated a portion of that loss. Investors should be aware that after the applicable coverage amounts have been exhausted, if a mortgage loan in any of group 3, group 4 or group 5 suffers these types of losses, all of the Group 3, Group 4, Group 5 and Class C-B Certificates will be allocated a portion of that loss.

Because the Class B Certificates represent interests in the group 1 and group 2 mortgage loans, the class principal balances of these classes of certificates could be reduced to zero as a result of realized losses on the mortgage loans in any of these loan groups. Therefore, the allocation of realized losses on the mortgage loans to the Class B Certificates will reduce the subordination provided by those classes of certificates to all of the Group 1 and Group 2 Certificates, including the senior certificates related to the loan groups that did not suffer any losses. This will increase the likelihood that future realized losses may be allocated to senior certificates related to the loan groups that did not suffer those previous losses.

Because the Class C-B Certificates represent interests in the group 3, group 4 and group 5 mortgage loans, the class principal balances of these classes of certificates could be reduced to zero as a result of realized losses on the mortgage loans in any of these loan groups. Therefore, the allocation of realized losses on the mortgage loans to the Class C-B Certificates will reduce the subordination provided by those classes of certificates to all of the Group 3, Group 4 and Group 5 Certificates, including the senior certificates related to the loan groups that did not suffer any losses. This will increase the likelihood that future realized losses may be allocated to senior certificates related to the loan groups that did not suffer those previous losses.

See “Description of the Certificates—Cross-Collateralization—The Senior-Subordinate Groups” in this prospectus supplement.

The value of your certificates may be reduced if losses are higher than expected.

If the performance of the related mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of the certificates may be lowered in the future. This would probably reduce the value of those certificates. None of the depositor, the servicers, the master servicer, the special servicer, the seller, the trustee, the trust administrator, the underwriter or any other entity will have any obligation to supplement any credit enhancement, or to take any other action to maintain any rating of the certificates.

Credit scores mentioned in this prospectus supplement are not an indicator of future performance of borrowers

Investors should be aware that credit scores are based on past payment history of the related borrower. Investors should not rely on credit scores as an indicator of future borrower performance.

See “Description of the Mortgage Pool” in this prospectus supplement for more detail.

Limited Obligations

Payments on the mortgage loans are the only source of payments on the offered certificates.

The certificates represent interests only in the trust. The certificates do not represent any interest in or any obligation of the depositor, the servicers, the master servicer, the special servicer, the seller, the trustee, the trust administrator, the counterparties, the underwriter or any of their affiliates. If proceeds from the assets of the trust are not sufficient to make all payments provided for under the pooling and servicing agreement, investors will have no recourse to the depositor, the servicers, the master servicer, the special servicer, the seller, the counterparties, the underwriter or any other entity, and will incur losses if the credit enhancement for their class of offered certificates is exhausted.

Liquidity Risks

You may have to hold your offered certificates to their maturity because of difficulty in reselling the offered certificates.

A secondary market for the offered certificates may not develop. Even if a secondary market does develop, it may not continue or it may be illiquid. Neither the underwriter nor any other person will have any obligation to make a secondary market in your certificates. Illiquidity means an investor may not be able to find a buyer to buy its securities readily or at prices that will enable the investor to realize a desired yield. Illiquidity can have a severe adverse effect on the market value of the offered certificates. Any class of offered certificates may experience illiquidity, although generally illiquidity is more likely for classes that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Book-Entry Certificates

The absence of physical certificates may cause delays in payments and cause difficulty in pledging or selling the offered certificates.

The offered certificates, other than the Class AR and Class AR-L Certificates, will not be issued in physical form. Certificateholders will be able to transfer certificates, other than the Class AR and Class AR-L Certificates, only through The Depository Trust Company (referred to in this prospectus supplement as DTC), participating organizations, indirect participants and certain banks. The ability to pledge a certificate to a person that does not participate in DTC may be limited because of the absence of a physical certificate. In addition, certificateholders may experience some delay in receiving distributions on these certificates because the trust administrator will not send distributions directly to them. Instead, the trust administrator will send all distributions to DTC, which will then credit those distributions to the participating organizations. Those organizations will in turn credit accounts certificateholders have either directly or indirectly through indirect participants.

See “Description of the Certificates—Book-Entry Registration” in this prospectus supplement.

Special Yield and Prepayment

Considerations

The yield to maturity on your certificates will depend on various factors, including the rate of prepayments.

•      The yield to maturity on each class of offered certificates will depend on a variety of factors, including:

•      the rate and timing of principal payments on the related mortgage loans (including prepayments, defaults and liquidations, and repurchases due to breaches of representations or warranties);

•      the pass-through rate for that class;

•      interest shortfalls due to mortgagor prepayments on the related mortgage loans;

•      whether an optional termination or an auction of one or more loan groups occurs;

•      the purchase price of that class; and

•      whether losses on the mortgage loans are covered by credit enhancement.

The rate of prepayments is one of the most important and least predictable of these factors.

In general, if a class of certificates is purchased at a price higher than its outstanding certificate principal balance and principal distributions on that class occur faster than assumed at the time of purchase, the yield will be lower than anticipated. Conversely, if a class of certificates is purchased at a price lower than its outstanding certificate principal balance and principal distributions on that class occur more slowly than assumed at the time of purchase, the yield will be lower than anticipated.

The rate of prepayments on the mortgage loans will be affected by various factors.

Since mortgagors can generally prepay their mortgage loans at any time, the rate and timing of principal distributions on the offered certificates are highly uncertain. Generally, when market interest rates increase, borrowers are less likely to prepay their mortgage loans. Such reduced prepayments could result in a slower return of principal to holders of the offered certificates at a time when they may be able to reinvest such funds at a higher rate of interest than the pass-through rate on their class of certificates. Conversely, when market interest rates decrease, borrowers are generally more likely to prepay their mortgage loans. Such increased prepayments could result in a faster return of principal to holders of the offered certificates at a time when they may not be able to reinvest such funds at an interest rate as high as the pass-through rate on their class of certificates.

Each mortgage loan in the trust is an adjustable-rate mortgage loan and the mortgage loans generally adjust after a six month, one year, two year, three year, five year, seven year or ten year initial fixed-rate period. We are not aware of any publicly available statistics that set forth principal prepayment experience or prepayment forecasts of mortgage loans of the type included in the trust over an extended period of time, and the experience with respect to the mortgage loans included in the trust is insufficient to draw any conclusions with respect to the expected prepayment rates on such mortgage loans. As is the case with conventional fixed-rate mortgage loans, adjustable-rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing mortgage interest rates fall significantly, adjustable-rate mortgage loans with an initial fixed-rate period could be subject to higher prepayment rates either before or after the interest rate on the mortgage loan begins to adjust than if prevailing mortgage interest rates remain constant because the availability of fixed-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their mortgage loans to “lock in” lower fixed interest rates. The features of adjustable-rate mortgage loan programs during the past years have varied significantly in response to market conditions including the interest-rate environment, consumer demand, regulatory restrictions and other factors. The lack of uniformity of the terms and provisions of such adjustable-rate mortgage loan programs have made it impracticable to compile meaningful comparative data on prepayment rates and, accordingly, we cannot assure you as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

Refinancing programs, which may involve soliciting all or some of the mortgagors to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans. These refinancing programs may be offered by an originator, the servicers, the special servicer, the master servicer, any sub-servicer or their affiliates, and may include streamlined documentation programs.

None of the group 1 mortgage loans or group 2 mortgage loans and approximately 24.94%, 40.67%, 31.27% and 38.33% (in each case by Cut-off Date Principal Balance) of the group 3 mortgage loans, group 4 mortgage loans, group 5 mortgage loans and group 6 mortgage loans, respectively, impose a premium for certain early full or partial prepayments of a mortgage loan. Generally, each such mortgage loan provides for payment of a prepayment premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, generally ranging from four months to five years from the date of origination of such mortgage loan. The amount of the applicable prepayment premium, to the extent permitted under applicable law, is as provided in the related mortgage note; generally, such amount is equal to six months’ interest on any amounts prepaid during any 12-month period in excess of 20% of the original principal balance of the related mortgage loan or a specified percentage of the amounts prepaid. Such prepayment premiums may discourage mortgagors from prepaying their mortgage loans during the penalty period and, accordingly, affect the rate of prepayment of such mortgage loans even in a declining interest rate environment. Any such prepayment premiums will either be retained by the related servicer or will be paid to the holder of the Class P Certificates and will not be available for payment of the offered certificates.

The seller may be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties made by it have not been cured. In addition, the special servicer, has the option to purchase certain mortgage loans from the trust that become ninety days or more delinquent. See “Servicing of Mortgage Loans—Optional Purchase of Defaulted Loans; Specially Serviced Loans” in this prospectus supplement. These purchases will have the same effect on the holders of the offered certificates as a prepayment of the mortgage loans.

The yield on your certificates will also be affected by changes in the mortgage interest rate.

After an initial fixed-rate period, each mortgage loan provides for adjustments to the interest rate generally every six months or twelve months. The interest rate on each mortgage loan will adjust to equal the sum of an index and a margin. Interest rate adjustments may be subject to limitations stated in the mortgage note with respect to increases and decreases for any adjustment (i.e., a “periodic cap”). In addition, the interest rate may be subject to an overall maximum and minimum interest rate. See “Description of the Mortgage Pool” in this prospectus supplement.

With respect to the variable rate offered certificates, other than the Group 6 Certificates, the pass-through rates may decrease, and may decrease significantly, after the mortgage interest rates on the mortgage loans begin to adjust as a result of, among other factors, the dates of adjustment, the margins, changes in the indices and any applicable periodic cap or lifetime rate change limitations. Each mortgage loan has a maximum mortgage interest rate and substantially all of the mortgage loans have a minimum mortgage interest rate. Generally, the minimum mortgage interest rate is the applicable margin. In the event that, despite prevailing market interest rates, the mortgage interest rate on any mortgage loan cannot increase due to a maximum mortgage interest rate limitation or a periodic cap, the yield on the certificates could be adversely affected.

See “Description of the Mortgage Pool” and “Certain Yield and Prepayment Considerations” in this prospectus supplement.

Your investment in the Class 6-A-1 Class 6-A-2, Class 6-M-1, Class 6-M-2, Class 6-M-3 and Class 6-M-4 Certificates involves the risk that the level of one-month LIBOR may change in a direction or at a rate that is different from the level of the index used to determine the interest rates on the related adjustable-rate mortgage loans. In addition, because the mortgage rates on the adjustable-rate mortgage loans adjust at different times and in different amounts, there may be times when one-month LIBOR plus the applicable margin could exceed the applicable rate cap. This will have the effect of reducing the pass-through rates on the related certificates, at least temporarily. This difference up to certain limits described herein will be paid to you on future distribution dates only to the extent that there is sufficient cashflow generated from (i) excess interest on the group 6 mortgage loans on such distribution date pursuant to the priorities set forth in this prospectus supplement and (ii) from the Group 6 Interest Rate Cap Agreement. Payments under the Group 6 Interest Rate Cap Agreement are subject to the credit risk of the cap counterparty. No assurances can be given that such additional funds will be available.

Interest only mortgage loans have a greater degree of risk of default.

Approximately 90.94%, 82.26%, 84.80%, 92.89%, 78.14% and 80.40% (in each case by Cut-off Date Principal Balance) of the group 1 mortgage loans, group 2 mortgage loans, group 3 mortgage loans, group 4 mortgage loans, group 5 mortgage loans and group 6 mortgage loans, respectively, do not provide for any payments of principal prior to (i) their first Adjustment Date, (ii) with respect to certain group 4 mortgage loans and group 6 mortgage loans, five years from their origination or (iii) with respect to certain group 1 mortgage loans, group 3 mortgage loans, group 4 mortgage loans, group 5 mortgage loans and group 6 mortgage loans, ten years from their origination. These mortgage loans may involve a greater degree of risk because, if the related mortgagor defaults, the outstanding principal balance of that mortgage loan will be higher than for an amortizing mortgage loan.

An optional termination or an auction sale of the trust may adversely affect the certificates.

When the aggregate stated principal balance of the group 1 and group 2 mortgage loans has been reduced to 10% or less of their aggregate Cut-off Date Principal Balance, and certain conditions in the pooling and servicing agreement are satisfied, the terminating entity as described in the pooling and servicing agreement may purchase all of the group 1 and group 2 mortgage loans. If the terminating entity exercises its rights to purchase these mortgage loans as described above, such purchase of mortgage loans would cause an early retirement of the related certificates.

When the aggregate stated principal balance of the group 3, group 4 and group 5 mortgage loans has been reduced to 10% or less of their aggregate Cut-off Date Principal Balance, and certain conditions in the pooling and servicing agreement are satisfied, the terminating entity as described in the pooling and servicing agreement may purchase all of the group 3, group 4 and group 5 mortgage loans. If the terminating entity exercises its rights to purchase these mortgage loans as described above, such purchase of mortgage loans would cause an early retirement of the related certificates

When the aggregate stated principal balance of the group 6 mortgage loans has been reduced to 10% or less of their aggregate Cut-off Date Principal Balance, and certain conditions in the pooling and servicing agreement are satisfied, the terminating entity as described in the pooling and servicing agreement may purchase all of the group 6 mortgage loans. If the terminating entity exercises its rights to purchase the group 6 mortgage loans as described above, such purchase would cause an early retirement of the Group 6 Certificates.

If the option to purchase the group 1 and group 2 mortgage loans as described above is not exercised and the aggregate outstanding principal balance of the group 1 and group 2 mortgage loans declines below 5% of the aggregate Cut-off Date Principal Balance of the mortgage loans in loan group 1 and loan group 2, the trust administrator will conduct an auction to sell the group 1 and group 2 mortgage loans.

If the option to purchase the group 3, group 4 and group 5 mortgage loans as described above is not exercised and the aggregate outstanding principal balance of the, group 3, group 4 and group 5 mortgage loans declines below 5% of the aggregate Cut-off Date Principal Balance of the mortgage loans in loan group 3, loan group 4 and loan group 5, the trust administrator will conduct an auction to sell the group 3, group 4 and group 5 mortgage loans.

If the option to purchase the group 6 mortgage loans as described above is not exercised and the aggregate outstanding principal balance of the group 6 mortgage loans declines below 5% or less of their aggregate Cut-off Date Principal Balance, the trust administrator will conduct an auction to sell the group 6 mortgage loans.

See “Pooling and Servicing Agreement—Optional Termination; Terminating Auction Sale” in this prospectus supplement.

If either an option termination or an auction occurs, the purchase price paid by the terminating entity or the auction purchaser will be passed through to the related certificateholders. This would have the same effect as if all of the remaining mortgagors made prepayments in full. Any class of certificates purchased at a premium could be adversely affected by an optional purchase or an auction sale of the related group or groups of mortgage loans.

See “Yield, Prepayment and Maturity Considerations” in the prospectus.

Potential Inadequacy of Credit

Enhancement

The subordination, overcollateralization and other credit enhancement features described in this prospectus supplement are intended to enhance the likelihood that the related classes of certificates in varying degrees will receive regular payments of interest and principal, but such credit enhancements are limited in nature and may be insufficient to cover all losses on the mortgage loans. None of the depositor, the seller, the servicers, the special servicer, the trustee, the underwriter, the master servicer or the trust administrator will have any obligation to supplement any credit enhancement.

Certain factors may limit the amount of excess interest on the group 6 mortgage loans reducing overcollateralization.

In order to create overcollateralization, it will be necessary that the group 6 mortgage loans generate more interest than is needed to pay interest on the Group 6 Certificates and the related fees and expenses of the trust. We expect that the group 6 mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average mortgage rate on the group 6 mortgage loans is higher than the net WAC rate on the Group 6 Certificates. We cannot assure you, however, that enough excess interest will be generated to reach the rating agencies’ targeted overcollateralization level. The following factors will affect the amount of excess interest that the group 6 mortgage loans will generate:

•      Prepayments. Each time a group 6 mortgage loan is prepaid, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest. Prepayment of a disproportionately high number of group 6 mortgage loans with high mortgage rates would have a greater adverse effect on future excess interest.

•      Defaults. The actual rate of defaults on the group 6 mortgage loans may be higher than expected. Defaulted group 6 mortgage loans may be liquidated, and liquidated mortgage loans will no longer be outstanding and generating interest.

•      Level of One-Month LIBOR. If one-month LIBOR increases, more money will be needed to distribute interest to the holders of the related Group 6 Certificates, so less money will be available as excess interest.

Holding Subordinate Certificates

Creates Additional Risks

The protections afforded the senior certificates in this transaction create risks for the subordinate certificates. Prior to any purchase of subordinate certificates, consider the following factors that may adversely impact your yield:

•      Because the subordinate certificates receive interest and principal distributions after the related senior certificates receive such distributions, there is a greater likelihood that the subordinate certificates will not receive the distributions to which they are entitled on any distribution date.

•      Except under the circumstances described in this prospectus supplement, the Class B and Class C-B Certificates entitled to principal are not entitled to a full proportionate share of principal prepayments on the related mortgage loans until the beginning of the twelfth year after the closing date. In addition, if certain losses on the related mortgage loans exceed stated levels, a portion of the principal distribution payable to such classes of Class B and C-B Certificates, respectively, with higher alphanumerical class designations will be paid to classes of Class  B and C-B Certificates, respectively, with lower alphanumerical class designations.

•      If the related servicer or the master servicer determines not to advance a delinquent payment on a mortgage loan because such amount is not recoverable from a mortgagor, there may be a shortfall in distributions on the certificates which will impact the related subordinate certificates.

•      The Group 6 Subordinate Certificates are not expected to receive principal distributions until, at the earliest, the distribution date occurring in May 2009, unless the class principal balances of the Group 6 Senior Certificates have been reduced to zero prior to such date.

•      After extinguishing all other credit enhancement available to a group, losses on the mortgage loans will be allocated to the related subordinate certificates in reverse order of their priority of payment. A loss allocation results in a reduction of a class principal balance without a corresponding distribution of cash to the holder. A lower class principal balance will result in less interest accruing on the certificate.

• The earlier in the transaction that a loss on a mortgage loan occurs, the greater the impact on the yield.

If Servicing is Transferred,

Delinquencies May Increase

In certain circumstances, the entity specified in the pooling and servicing agreement or its transferee may request that SPS or the master servicer resign and appoint a successor servicer or master servicer, as applicable. If this happens, a transfer of servicing will occur that may result in a temporary increase in the delinquencies on the transferred mortgage loans, which in turn may result in delays in distributions on the offered certificates and/or losses on the offered certificates.

The servicing function for the mortgage loans for which SPS will be responsible for servicing under the pooling and servicing agreement has recently been transferred to SPS. Servicing transfers may result in a temporary increase in delinquencies on the transferred mortgage loans.

In addition, it is anticipated that on or about June 1, 2006, the servicing function for all or a portion of the mortgage loans serviced by SPS will be transferred to a successor servicer that meets the requirements of a successor servicer in the pooling and servicing agreement. Such successor servicer will service such mortgage loans in accordance with the servicing provisions set forth in the pooling and servicing agreement. We cannot assure you that such servicing transfer will occur.

Any servicing transfer will involve notifying mortgagors to remit payments to the new servicer, transferring physical possession of the loan files and records to the new servicer and entering loan and mortgagor data on the management information systems of the new servicer, and such transfers could result in misdirected notices, misapplied payments, data input errors and other problems. Servicing transfers may result in a temporary increase in delinquencies, defaults and losses on the mortgage loans. There can be no assurance as to the severity or duration of any increase in the rate of delinquencies, defaults or losses due to transfers of servicing.

Violation of Various Federal and State

Laws May Result in Losses on the

Mortgage Loans

Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of mortgage loan originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:

•     the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the mortgage loans;

•     the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

•     the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Violations of certain provisions of these state and federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement. In particular, the originator’s failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the obligors’ rescinding the mortgage loans against the trust.

The seller will represent that any and all requirements of any federal and state law (including applicable predatory and abusive lending laws) applicable to the origination of each mortgage loan sold by it have been complied with. In the event of a breach of that representation, the seller will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in this prospectus supplement.

Recent Events

The current situation in Iraq has caused significant uncertainty with respect to global markets. The short term and long term impact of these events is uncertain, but could have a material effect on general economic conditions, consumer confidence and market liquidity. No assurance can be given as to the effect of these events on the rate of delinquencies and losses on the mortgage loans and servicing decisions with respect thereto. Any adverse impact as a result of these events would be borne by the holders of the offered certificates.

The response of the United States to the events of September 11, 2001 and the current situation in Iraq involves military operations. The Servicemembers Civil Relief Act and comparable state and local laws, collectively referred to herein as the Relief Act, provide relief to borrowers who enter active military service and to borrowers in reserve status, including members of the National Guard, who are called to active duty after the origination of their mortgage loan. The Servicemembers Civil Relief Act provides generally that these borrowers may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower’s active duty. Shortfalls that occur due to the application of the Relief Act are not required to be paid by the borrower at any future time, will not be advanced by a servicer and, to the extent excess interest is insufficient, will reduce accrued interest on each class of certificates in the related loan group on a pro rata basis. In addition, the act imposes limitations that would impair the ability of a servicer to foreclose on an affected loan during the borrower’s period of active duty status, and, under some circumstances during an additional period thereafter.

Several hurricanes which have struck Louisiana, Alabama, Mississippi, Texas and Florida in 2005 may have adversely affected mortgaged properties located in those states. The seller will make a representation and warranty that no mortgaged property is subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty as of the closing date. In the event that a mortgaged property is damaged as of the closing date and that damage materially and adversely affects the value of the mortgaged property or of the interest of the certificateholders in the related mortgage loan, the related seller will be required to repurchase the related mortgage loan from the trust. We do not know how many mortgaged properties have been or may be affected by the hurricanes. No assurance can be given as to the effect of this event on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by the hurricanes. Any adverse impact as a result of this event may be borne by the holders of the offered certificates, particularly if a related seller fails to repurchase any mortgage loan that breaches this representation and warranty. Any such repurchases may shorten the weighted average lives of the related offered certificates.

Recent Developments Affecting SPS

On May 18, 2004, the United States District Court for the District of Massachusetts entered its final approval of the settlement of approximately 40 putative class action cases. The settlement contemplates that plaintiff’s redress would come, in part, from the redress fund established in connection with SPS’ settlement with the Federal Trade Commission (“FTC”) and the U.S. Department of Housing and Urban Development (“HUD”) described below.

On May 5, 2004, a West Virginia state court entered an order approving a settlement between SPS and plaintiffs in a putative class action in which plaintiffs alleged that certain of SPS’s fees violated provisions of the West Virginia Code and sought an injunction, declaratory relief, actual damages, civil penalties, punitive damages, attorneys’ fees, and other relief from SPS. Under the settlement, SPS may resume its previously enjoined foreclosure activities in West Virginia, subject to compliance with applicable law. The settlement requires the approximately 300 West Virginia loans that were in one of two specific categories (i.e., real estate owned or foreclosure) as of January 7, 2003 to be reviewed by a three-person panel, including a representative of SPS, to resolve any customer disputes that may exist regarding charges assessed by SPS on such customers’ accounts and/or SPS’s right to foreclose.

On November 12, 2003, SPS announced that it had entered into a final settlement agreement with the FTC and HUD to resolve issues raised during their review of SPS’s servicing practices. As part of the settlement, SPS agreed to pay to the FTC the amount of $40 million for the creation of a redress fund for the benefit of consumers allegedly harmed by SPS and to implement certain practices on a prospective basis.

SPS has recently entered into consent agreements with regulatory agencies in Florida, Massachusetts, Michigan, Colorado, California, West Virginia, Kansas and Illinois, which provide for provisions similar to some of those contained in the consent order entered into with the FTC and HUD. While not admitting any liability in any of those agreements, SPS agreed to refund certain amounts to Florida, Massachusetts, California, West Virginia, Kansas and Michigan consumers identified by regulators in those states.

Since 2003 , SPS has experienced an increased level of scrutiny from various state regulatory agencies and a few states conducted or commenced formal investigations. At present, SPS has concluded all material state regulatory actions in a satisfactory manner and has procedures and controls in place to monitor compliance with the resulting state settlements and consent orders. As a licensed servicer, SPS is examined for compliance with state and local laws by numerous state agencies. No assurance can be given that SPS’s regulators will not inquire into its practices, policies or procedures in the future. It is possible that any of SPS’s regulators will order SPS to change or revise its practices, policies or procedures in the future. Any such change or revisions may have a material impact on the future income from SPS’s operations.

The occurrence of one or more of the foregoing events or a determination by any court or regulatory agency that SPS’s policies and procedures do not comply with applicable law could lead to downgrades by one or more rating agencies, a transfer of SPS’s servicing responsibilities, increased delinquencies on the mortgage loans serviced by SPS, delays in distributions or losses on the offered certificates, or any combination of these events.

Some of the statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” “assumed characteristics,” “structuring assumptions,” “prepayment assumption,” or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

INTRODUCTION

The depositor will establish the Adjustable Rate Mortgage Trust 2006-2 relating to the Adjustable Rate Mortgage-Backed Pass-Through Certificates, Series 2006-2 on the closing date, pursuant to a pooling and servicing agreement among the depositor, the seller, the servicers (except for the designated servicers), the master servicer, the special servicer, the trustee and the trust administrator, dated as of the Cut-off Date. On the closing date, the depositor will deposit into the trust six groups of mortgage loans, which in the aggregate will constitute the mortgage pool.

Some capitalized terms used in this prospectus supplement have the meanings given below under “Description of the Certificates—Glossary of Terms—The Senior-Subordinate Groups” and “—The Group 6 Certificates” or in the prospectus under “Glossary.”

DESCRIPTION OF THE MORTGAGE POOL

General

Information relating to the mortgage loans to be included in the mortgage pool is presented in this section. Prior to the closing date, mortgage loans may be removed from the six groups of mortgage loans to be included in the mortgage pool, and other mortgage loans may be substituted for those mortgage loans. The depositor believes that the information in this prospectus supplement relating to the mortgage loans to be included in the mortgage pool as currently constituted is representative of the characteristics of the mortgage loans as it will be constituted at the closing date, although some characteristics of the mortgage loans in the mortgage pool may vary. Numbers expressed below as percentages, other than rates of interest, are approximate percentages based on the Cut-off Date Principal Balance of the mortgage loans in the related group as of the Cut-off Date, unless otherwise indicated.

The depositor will acquire 1,269 mortgage loans with an aggregate Cut-off Date Principal Balance of approximately $574,588,711.05 (the “group 1 mortgage loans”), 696 mortgage loans with an aggregate Cut-off Date Principal Balance of approximately $415,887,000.86 (the “group 2 mortgage loans”), 276 mortgage loans with an aggregate Cut-off Date Principal Balance of approximately $180,476,367.38 (the “group 3 mortgage loans”), 248 mortgage loans with an aggregate Cut-off Date Principal Balance of approximately $147,610,972.75 (the “group 4 mortgage loans”), 518 mortgage loans with an aggregate Cut-off Date Principal Balance of approximately $118,824,436.08 (the “group 5 mortgage loans”) and 618 mortgage loans with an aggregate Cut-off Date Principal Balance of approximately $197,894,355.48 (the “group 6 mortgage loans” and, together with the group 1 mortgage loans, the group 2 mortgage loans, the group 3 mortgage loans, the group 4 mortgage loans and the group 5 mortgage loans, the “mortgage loans”) from DLJ Mortgage Capital, Inc. (“DLJ Mortgage Capital”), an affiliate of the depositor, pursuant to an assignment and assumption agreement. The mortgage loans acquired by the depositor from DLJ Mortgage Capital were previously purchased by DLJ Mortgage Capital in secondary market transactions from various mortgage loan originators and purchasers. The sponsor selected the mortgage loans for sale to the depositor from among its portfolio of mortgage loans based on a variety of considerations, including type of mortgage loan, geographic concentration, range of mortgage interest rates, principal balance, credit scores and other characteristics. In making this selection, the depositor took into account investor preferences and the depositor’s objective of obtaining the most favorable combination of ratings on the certificates.

Under the pooling and servicing agreement, the depositor will assign the mortgage loans to the trustee for the benefit of the holders of the certificates.

The mortgage loans are secured by first liens on fee simple interests or leaseholds in one- to four-family residential real properties. The property securing a mortgage loan is referred to as the mortgaged property. The mortgage pool will consist of mortgage loans with terms to maturity of generally 30 years from the date of origination or modification.

Each mortgage loan will be a conventional adjustable-rate mortgage loan evidenced by a mortgage note. Generally, each mortgage loan has an initial fixed mortgage interest rate for approximately six months, one year, two years, three years, five years, seven years or ten years after the origination of such mortgage loan. Each mortgage note generally will provide for adjustments to the mortgage interest rate thereon on or about six months from, or the first, second, third, fifth, seventh or tenth anniversary of, the first due date, as applicable, and in each case, generally either every six months or twelve months thereafter (each, an “Adjustment Date”). On each Adjustment Date, the mortgage interest rate will adjust to the sum of the applicable Index and the number of basis points specified in the applicable mortgage note (the “Margin”), rounded to the nearest one-eighth of one percent, subject to the limitation that, with respect to certain mortgage loans, the mortgage interest rate after such adjustment on each Adjustment Date may not vary from the mortgage interest rate in effect prior to such adjustment by more than the number of basis points specified in the mortgage note (the “Periodic Cap”). In addition, adjustments to the mortgage interest rate for all of the mortgage loans are subject to a lifetime maximum interest rate (a “Rate Ceiling”). Substantially all of the mortgage loans specify a lifetime minimum interest rate (a “Rate Floor”) which in some cases is equal to the Margin for that mortgage loan. Except with respect to any adjustments during an initial interest-only period, on the first due date following each Adjustment Date for each mortgage loan, the monthly payment for the mortgage loan will be adjusted, if necessary, to an amount that will fully amortize such mortgage loan at the adjusted mortgage interest rate over its remaining scheduled term to maturity.

Substantially all of the mortgage loans will contain “due-on-sale” clauses. The enforcement of a due-on-sale clause will generally have the same effect as a prepayment on a mortgage loan. Some of the mortgage loans may be assumable by purchasers of the mortgaged property rather than prepaid by the related borrowers in connection with the sales of the those mortgage properties. Any such assumption will reduce the rate of prepayments of the mortgage loans and extend the weighted average life of the related offered certificates. See “Yield, Prepayment and Maturity Considerations” in the prospectus.

The aggregate Cut-off Date Principal Balance of the mortgage loans is expected to be approximately $1,635,281,843.60. Substantially all of the mortgage loans provide for payments due on the first day of each month. Scheduled monthly payments made by the mortgagors on the mortgage loans either earlier or later than the scheduled due dates will not affect the amortization schedule or the relative application of those payments to principal and interest.

As of the Cut-off Date, the mortgage loans will have the characteristics indicated in the following table:

Designation	Number of Mortgage Loans	Cut-off Date Principal Balance	Earliest Payment Date	Latest Stated Maturity Date	Earliest Stated Maturity Date

Group 1	1,269	$574,588,711.05	August 1, 2003	March 1, 2036	July 1, 2033
Group 2	696	$415,887,000.86	July 1, 2005	January 1, 2036	July 1, 2025
Group 3	276	$180,476,367.38	March 1, 2002	April 1, 2036	February 1, 2032
Group 4	248	$147,610,972.75	June 1, 2005	April 1, 2036	May 1, 2035
Group 5	518	$118,824,436.08	March 1, 2002	April 1, 2036	February 1, 2032
Group 6	618	$197,894,355.48	October 1, 2001	April 1, 2036	September 1, 2031

No mortgage loan will be 30 days or more delinquent as of the Cut-off Date.

A mortgage loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date. The determination as to whether a mortgage loan falls into this category is made as of the close of business on the last business day of each month.

Except with respect to approximately 5.84% of the group 2 mortgage loans by aggregate Cut-off Date Principal Balance, no mortgage loan is subject to a buydown agreement.

Approximately 26.49% of the aggregate Cut-off Date Principal Balance of the group 1 mortgage loans, approximately 14.00% of the aggregate Cut-off Date Principal Balance of the group 2 mortgage loans, none of the group 3 mortgage loans, approximately 3.19% of the aggregate Cut-off Date Principal Balance of the group 4 mortgage loans, all of the aggregate Cut-off Date Principal Balance of the group 5 mortgage loans and approximately 54.09% of the aggregate Cut-off Date Principal Balance of the group 6 mortgage loans, have an original principal balance that conforms to Fannie Mae and Freddie Mac guidelines.

None of the group 1 mortgage loans or group 2 mortgage loans and approximately 24.94%, 40.67%, 31.27% and 38.33% (in each case by Cut-off Date Principal Balance) of the group 3 mortgage loans, group 4 mortgage loans, group 5 mortgage loans and group 6 mortgage loans, respectively, provide for payment by the mortgagor of a prepayment premium in connection with certain full or partial prepayments of principal. Generally, each such mortgage loan provides for payment of a prepayment premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, generally ranging from four months to five years from the date of origination of such mortgage loan. The amount of the applicable prepayment premium, to the extent permitted under applicable law, is as provided in the related mortgage note; generally, such amount is equal to three months’ interest on any amounts prepaid during any 12-month period in excess of 20% of the original principal balance of the related mortgage loan or a specified percentage of the amounts prepaid. Any such prepayment premiums will either be retained by the related servicer or will be paid to the holder of the Class P Certificates and will not be available for payment of the offered certificates.

Approximately 46.03%, 40.06%, 39.09%, 57.50%, 58.19% and 66.89% of the group 1 mortgage loans, group 2 mortgage loans, group 3 mortgage loans, group 4 mortgage loans, group 5 mortgage loans and group 6 mortgage loans are secured by mortgaged properties with respect to which second lien mortgage loans were originated at the same time as the first lien mortgage loan. The owners of the mortgaged properties may obtain second lien mortgage loans at any time without the sponsor’s knowledge and, thus, more mortgaged properties than described above may also secure second lien mortgage loans.

All of the mortgage loans as of the Cut-off Date had LTV ratios at origination of 100% or less. Except with respect to one group 1 mortgage loan, two group 3 mortgage loans, two group 5 mortgage loans and two group 6 mortgage loans, each mortgage loan with an LTV ratio at origination of greater than 80% will be covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac, or any nationally recognized statistical rating organization. The primary mortgage guaranty insurance policy referred to in the immediately preceding sentence will not be required for any of these mortgage loans after the date on which the related LTV ratio is 80% or less or, based on a new appraisal, the principal balance of that mortgage loan represents 80% or less of the new appraised value or as otherwise provided by law.

The loan-to-value (“LTV”) ratio of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the stated principal balance of the mortgage loan at the date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the related mortgaged property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan or (b) in the case of a refinance, the appraised value of the mortgaged property at the time of such refinance. No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values overall or in a particular geographic area decline, the LTV ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur on those mortgage loans.

Interest Only Mortgage Loans

Approximately 90.94%, 82.26%, 84.80%, 92.89%, 78.14% and 80.40% (in each case by Cut-off Date Principal Balance) of the group 1 mortgage loans, group 2 mortgage loans, group 3 mortgage loans, group 4 mortgage loans, group 5 mortgage loans and group 6 mortgage loans, respectively (the “Interest Only Mortgage Loans”), do not provide for any payments of principal prior to (i) their first Adjustment Date, (ii) with respect to certain group 4 mortgage loans and group 6 mortgage loans, five years from their origination or (iii) with respect to certain group 1 mortgage loans, group 3 mortgage loans, group 4 mortgage loans, group 5 mortgage loans and group 6 mortgage loans, ten years from their origination.

The Indices

The Indices, which are described below, for the mortgage loans in each loan group generally will be as follows:

	Group 1 Mortgage Loans		Group 2 Mortgage Loans		Group 3 Mortgage Loans		Group 4 Mortgage Loans
Index	Number of Mortgage Loans	Percent of Loan Group	Number of Mortgage Loans	Percent of Loan Group	Number of Mortgage Loans	Percent of Loan Group	Number of Mortgage Loans	Percent of Loan Group
One-Year CMT	1,269	100.00%	696	100.00%	57	25.15%	3	1.15%
Six-Month LIBOR	0	0.00%	0	0.00%	115	39.58%	22	6.97%
One-Year LIBOR	0	0.00%	0	0.00%	104	35.27%	223	91.88%

	Group 5 Mortgage Loans		Group 6 Mortgage Loans
Index	Number of Mortgage Loans	Number of Mortgage Loans	Number of Mortgage Loans	Percent of Loan Group
One-Year CMT	1	0.20%	5	1.67%
Six-Month LIBOR	443	86.62%	521	79.62%
One-Year LIBOR	74	13.18%	92	18.70%

Six-Month LIBOR

“Six-Month LIBOR” is defined to be the rate for six-month U.S. dollar denominated deposits offered in the London interbank market as published by The Wall Street Journal, or some other source generally accepted in the residential mortgage loan origination business, including Fannie Mae, and most recently available as of the first business day of the month immediately preceding the month of the applicable Adjustment Date. In the event such Index is no longer available, the applicable servicer or the master servicer will select a substitute Index in accordance with the terms of the related mortgage note and in compliance with federal and state law.

Listed below are historical values of certain average yields, which are related to Six-Month LIBOR. The monthly averages shown are intended only to provide an historical summary of the movements in Six-Month LIBOR and may not be indicative of future rates. The values shown below have been obtained from Bloomberg L.P. and may not be identical to Six-Month LIBOR as published by a different source for the same period.

	Six-Month LIBOR
Month	2006	2005	2004	2003	2002	2001	2000
January	4.81000%	3.11000%	1.21375%	1.34875%	2.03375%	5.26250%	6.28875%
February	4.99000	3.04670	1.17000	1.34000	2.03000	4.90750	6.33125
March	5.14000	3.46000	1.16000	1.23125	2.33000	4.71000	6.52625
April		3.40875	1.38000	1.29000	2.12000	4.30250	6.73125
May		3.53750	1.57750	1.21375	2.08000	3.98000	7.10500
June		3.71000	1.94000	1.11938	1.95625	3.90875	7.00000
July		3.92375	1.98000	1.14625	1.87000	3.68875	6.89375
August		4.05500	1.99000	1.19750	1.79500	3.45250	6.83000
September		4.23063	2.19625	1.18000	1.71000	2.52250	6.76000
October		4.46625	2.31250	1.23000	1.60000	2.14625	6.72000
November		4.60063	2.63500	1.25875	1.46875	2.03000	6.64000
December		4.70000	2.92000	1.22000	1.38000	1.98125	6.20375

One-Year LIBOR

“One-Year LIBOR” is defined to be the rate for one-year U.S. dollar denominated deposits offered in the London interbank market as published in The Wall Street Journal and most recently available as of the first business day of the month immediately preceding the month of the applicable Adjustment Date. In the event such Index is no longer available, the applicable servicer or the master servicer will select a substitute Index in accordance with the terms of the related mortgage note and in compliance with federal and state law.

Listed below are historical values of certain average yields, which are related to One-Year LIBOR. The monthly averages shown are intended only to provide an historical summary of the movements in One-Year LIBOR and may not be indicative of future rates. The values shown below have been obtained from Bloomberg L.P. and may not be identical to One-Year LIBOR as published by a different source for the same period.

	One-Year LIBOR
Month	2006	2005	2004	2003	2002	2001	2000
January	4.94000%	3.46000%	1.47625%	1.45000%	2.49125%	5.17375%	6.75000%
February	5.15000	3.37810	1.36750	1.38125	2.43000	4.88375	6.76375
March	5.28750	3.84500	1.35125	1.28000	3.00250	4.66750	6.94375
April		3.68625	1.83000	1.35750	2.63375	4.44125	7.10125
May		3.78000	2.05750	1.21125	2.59125	4.24250	7.50125
June		3.88000	2.46250	1.19000	2.28625	4.18375	7.18000
July		4.16250	2.43375	1.26625	2.09000	3.82000	7.08000
August		4.24000	2.30000	1.43000	1.89625	3.56375	6.97000
September		4.44000	2.48250	1.30000	1.72500	2.64250	6.80125
October		4.72000	2.54625	1.48000	1.63625	2.27188	6.73000
November		4.79000	2.98000	1.56250	1.72750	2.38625	6.55500
December		4.83875	3.23500	1.45688	1.44938	2.44250	6.00000

One-Year CMT

“One-Year CMT” is defined to be the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board, published in Federal Reserve Statistical Release H.15(519) and most recently available as of the date 45 days before the applicable Adjustment Date. In the event such Index is no longer available, the applicable servicer or the master servicer will select a substitute Index in accordance with the terms of the related mortgage note and in compliance with federal and state law.

Listed below are historical values of certain average yields, which are related to One-Year CMT. The values shown are the average monthly yields on United States Treasury Securities adjusted to a constant maturity of one-year for the months indicated, published by the Federal Reserve Board. By contrast, One-Year CMT is determined by reference to a weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, rather than such monthly average yields. The monthly averages shown are intended only to provide an historical summary of the movements in yields on United States Treasury Securities adjusted to a constant maturity of one year and may not be indicative of future rates. The values shown below have been obtained from Bloomberg L.P. and may not be identical to One-Year CMT as published by a different source for the same period.

	One-Year CMT
Month	2006	2005	2004	2003	2002	2001	2000
January	4.45%	2.86%	1.24%	1.36%	2.16%	4.81%	6.12%
February	4.68	3.03	1.24	1.30	2.23	4.68	6.22
March	4.77	3.30	1.19	1.24	2.57	4.30	6.22
April		3.32	1.43	1.27	2.48	3.98	6.15
May		3.33	1.78	1.18	2.35	3.78	6.33
June		3.36	2.12	1.01	2.20	3.58	6.17
July		3.64	2.10	1.12	1.96	3.62	6.08
August		3.87	2.02	1.31	1.76	3.47	6.18
September		3.85	2.12	1.24	1.72	2.82	6.13
October		4.18	2.23	1.25	1.65	2.33	6.01
November		4.33	2.50	1.34	1.49	2.18	6.09
December		4.35	2.67	1.31	1.45	2.22	5.60

Mortgage Loan Statistical Information

Certain statistical characteristics of the mortgage loans in each loan group, as of the Cut-off Date unless otherwise indicated, are set forth in Annex III.

Additional Information

The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before the Cut-off Date. Prior to the issuance of the offered certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise, if the depositor deems that removal necessary or appropriate. A limited number of other mortgage loans may be added to the mortgage pool prior to the issuance of the offered certificates. The depositor believes that the information in this prospectus supplement will be substantially representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued although the range of mortgage rates and maturities and some other characteristics of the mortgage loans in the mortgage pool may vary.

The credit score table included among the tables contained in Annex III show the credit scores, if any, that the originators or underwriters of the mortgage loans collected for some mortgagors. Third-party credit reporting organizations provide credit scores as an aid to lenders in evaluating the creditworthiness of borrowers. Although different credit reporting organizations use different methodologies, higher credit scores generally indicate greater creditworthiness. However, credit scores do not necessarily correspond to the probability of default over the life of the related mortgage loan because they reflect past credit history, rather than an assessment of future payment performance. In addition, the credit scores shown were collected from a variety of sources over a period of weeks or months, and the credit scores do not necessarily reflect the credit scores that would be reported as of the date of this prospectus supplement. Credit scores also only indicate general consumer creditworthiness, and credit scores are not intended to specifically apply to mortgage debt. Therefore, credit scores should not be considered as an accurate predictor of the likelihood of repayment of the related mortgage loans.

A current report on Form 8-K will be available to purchasers of the offered certificates and will be filed, together with the pooling and servicing agreement, with the Securities and Exchange Commission after the initial issuance of the offered certificates. In the event a material number of mortgage loans are removed from or added to the mortgage pool as described in the preceding paragraph, that removal or addition will be noted in the current report.

ORIGINATORS

General

As of the Cut-off Date, Wells Fargo Bank. N.A. originated or acquired all of the mortgage loans in loan groups 1-2. As of the cut-off date, Countrywide Home Loans, Inc., DLJ Mortgage Capital, Credit Suisse Financial Corporation and Washington Mutual Bank, originated or acquired approximately 38.08%, 17.25%, 15.35% and 10.72%, respectively, of the mortgage loans in loan groups 3-5. As of the cut-off date, DLJ Mortgage Capital and Credit Suisse Financial Corporation originated or acquired approximately 37.75% and 25.83%, respectively, of the group 6 mortgage loans. No other originator originated or acquired more than 10% of the loans in loan groups 1-2, loan groups 3-5 or loan group 6 (by Cut-off Date Principal Balance).

Underwriting Standards

The mortgage loans either have been originated by the seller or purchased by the seller from various banks, savings and loan associations, mortgage bankers (which may or may not be affiliated with that seller) and other mortgage loan originators and purchasers of mortgage loans in the secondary market. The mortgage loans originated or acquired by Wells Fargo Bank, N.A., Countrywide Home Loans, Inc., DLJ Mortgage Capital and Credit Suisse Financial Corporation were originated generally in accordance with the underwriting criteria set forth herein under “Wells Fargo Bank, N.A.—Mortgage Loan Underwriting,” “Countrywide Home Loans Underwriting Standards,” “DLJ Mortgage Capital Underwriting Standards” and “Credit Suisse Financial Corporation Underwriting Standards,” respectively. The other mortgage loans were originated generally in accordance with the underwriting criteria described herein.

The underwriting standards applicable to the mortgage loans typically differ from, and are, with respect to a substantial number of mortgage loans, generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac primarily with respect to original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent the programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of the mortgage loans thereunder may reflect higher delinquency rates and/or credit losses. In addition, certain exceptions to the underwriting standards described herein are made in the event that compensating factors are demonstrated by a prospective borrower. Neither the depositor nor any affiliate, including DLJ Mortgage Capital, has re-underwritten any mortgage loan.

Generally, each mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor’s financial condition, the mortgagor will have furnished information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the mortgagor’s credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to mortgaged property consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes. In the case of certain borrowers with acceptable payment histories, no income will be required to be stated (or verified) in connection with the loan application.

Based on the data provided in the application and certain verification (if required), a determination is made by the original lender that the mortgagor’s monthly income (if required to be stated) will be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months equal no more than a specified percentage of the prospective mortgagor’s gross income. The percentage applied varies on a case by case basis depending on a number of underwriting criteria, including the LTV ratio of the mortgage loan. The originator may also consider the amount of liquid assets available to the mortgagor after origination.

The mortgage loans have been originated under “full documentation,” “alternative documentation,” “reduced documentation,” “stated income/stated assets” or “no income/no asset” programs. The “alternative documentation,” “reduced documentation,” “stated income/stated asset” and “no income/no asset” programs generally require either alternative or less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories. Generally, an “alternative documentation” program requires information regarding the mortgagor’s income (i.e., W-2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements) as does a “full documentation” loan, however, alternative forms of standard verifications are used. Generally, under both “full documentation” and “alternative documentation” programs at least one year of income documentation is provided. Generally, under a “reduced documentation” program, either no verification of a mortgagor’s stated income is undertaken by the originator or no verification of a mortgagor’s assets is undertaken by the originator. Under a “stated income/stated assets” program, no verification of either a mortgagor’s income or a mortgagor’s assets is undertaken by the originator although both income and assets are stated on the loan application and a “reasonableness test” is applied. Generally, under a “no income/no asset” program, the mortgagor is not required to state his or her income or assets and therefore, no verification of such mortgagor’s income or assets is undertaken by the originator. The underwriting for mortgage loans originated under the “no income/no asset” program may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score.

The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by an appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established appraisal procedure guidelines established by the originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property. Under some reduced documentation programs, the originator may rely on the original appraised value of the mortgaged property in connection with a refinance by an existing mortgagor.

Wells Fargo Bank, N.A.—Mortgage Loan Underwriting Alt-A Originations

Wells Fargo Bank, N.A. (“Wells Fargo Bank”) is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank. Wells Fargo Bank originates or acquires various types of residential mortgage loans, including the following:

a.      Fixed-rate mortgage loans having original terms to maturity of approximately fifteen years to approximately thirty years, and which mortgage loans were originated pursuant to Wells Fargo Bank’s underwriting guidelines for “Alt-A” mortgage loans (“Alt-A Fixed-Rate Loans”);

b.      Adjustable-rate mortgage loans having original terms to maturity of approximately fifteen years to approximately thirty years, and which mortgage loans were originated pursuant to Wells Fargo Bank’s underwriting guidelines for “Alt-A” mortgage loans (“Alt-A Adjustable-Rate Loans”);

c.      Fixed-rate mortgage loans having original terms to maturity of approximately fifteen years to approximately thirty years, and which mortgage loans were originated pursuant to Wells Fargo Bank’s underwriting guidelines for “Alt-B” mortgage loans (“Alt-B Fixed-Rate Loans”); and

d.      Adjustable-rate mortgage loans having original terms to maturity of approximately fifteen years to approximately thirty years, and which mortgage loans were originated pursuant to Wells Fargo Bank’s underwriting guidelines for “Alt-B” mortgage loans (“Alt-B Adjustable-Rate Loans”).

From and including 1996 and through 2005, Wells Fargo Bank and its affiliates and predecessors originated or acquired a total of $2.063 trillion of residential mortgage loans, which include the types of mortgage loans listed above as well as other types of residential mortgage loans originated or acquired by Wells Fargo Bank and its affiliates and predecessors. The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans originated or acquired by Wells Fargo Bank (other than any mortgage loans sold to Fannie Mae, Freddie Mac and Federal Home Loan Banks or mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs) for each of the different “asset types” set forth in the table:

		2003		2004		2005
Asset Type	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans
Alt-A Fixed-Rate Loans	7,821	$1,218,547,744	1,971	$ 363,156,775	1,712	$ 386,302,325
Alt-A Adjustable-Rate Loans	2,138	353,752,693	500	100,031,808	3,208	966,796,725
Alt-B Fixed-Rate Loans	4,257	671,401,750	10,504	1,710,604,264	16,298	3,032,243,542
Alt-B Adjustable-Rate Loans	1,644	347,514,301	12,874	2,857,345,640	6,841	1,476,803,195

Wells Fargo Bank’s Mortgage Loan Programs

Mortgage Loan Production Sources

Wells Fargo Bank conducts a significant portion of its mortgage loan originations through loan production offices (the “Loan Stores”) located throughout all 50 states, the District of Columbia and the territories of the United States. Wells Fargo Bank also conducts a significant portion of its mortgage loan originations through centralized production offices located in Des Moines, Iowa, Frederick, Maryland and Minneapolis, Minnesota. At the latter locations, Wells Fargo Bank receives applications for home mortgage loans on toll-free telephone numbers that can be called from anywhere in the United States. Wells Fargo Bank also provides information and accepts applications through the internet.

The following are Wells Fargo Bank’s primary sources of mortgage loan originations: (i) direct contact with prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank or borrowers referred by borrowers with mortgage loans currently serviced by Wells Fargo Bank), (ii) referrals by realtors, other real estate professionals and prospective borrowers to the Loan Stores, (iii) referrals from selected corporate clients, (iv) originations by Wells Fargo Bank’s Private Mortgage Banking division (including referrals from the private banking group of Wells Fargo Bank and other affiliated banks), which specializes in providing services to individuals meeting certain earnings, liquidity or net worth parameters, (v) several joint ventures into which Wells Fargo Bank, through its wholly owned subsidiary, Wells Fargo Ventures, LLC, has entered with realtors and banking institutions (the “Joint Ventures”) and (vi) referrals from mortgage brokers and similar entities. In addition to its own mortgage loan originations, Wells Fargo Bank acquires qualifying mortgage loans from other unaffiliated originators (“Correspondents”). See “—Acquisition of Mortgage Loans from Correspondents” below. The relative contribution of each of these sources to Wells Fargo Bank’s origination business, measured by the volume of loans generated, tends to fluctuate over time.

Wells Fargo Ventures, LLC owns at least a 50% interest in each of the Joint Ventures, with the remaining ownership interest in each being owned by a realtor or a banking institution having significant contact with potential borrowers. Mortgage loans that are originated by Joint Ventures in which Wells Fargo Bank’s partners are realtors are generally made to finance the acquisition of properties marketed by such Joint Venture partners. Applications for mortgage loans originated through Joint Ventures are generally taken by Joint Venture employees and underwritten by Wells Fargo Bank in accordance with its standard underwriting criteria. Such mortgage loans are then closed by the Joint Ventures in their own names and subsequently purchased by Wells Fargo Bank or affiliates of Wells Fargo Bank.

Wells Fargo Bank may directly contact prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank) through general and targeted solicitations. Such solicitations are made through direct mailings, mortgage loan statement inserts and television, radio and print advertisements and by telephone. Wells Fargo Bank’s targeted solicitations may be based on characteristics such as the borrower’s mortgage loan interest rate or payment history and the geographic location of the mortgaged property.

A majority of Wells Fargo Bank’s corporate clients are companies that sponsor relocation programs for their employees and in connection with which Wells Fargo Bank provides mortgage financing. Eligibility for a relocation loan is based, in general, on an employer’s providing financial assistance to the relocating employee in connection with a job-required move. Although subsidy loans are typically generated through such corporate-sponsored programs, the assistance extended by the employer need not necessarily take the form of a loan subsidy. Not all relocation loans are generated by Wells Fargo Bank through referrals from its corporate clients; some relocation loans are generated as a result of referrals from mortgage brokers and similar entities and others are generated through Wells Fargo Bank’s acquisition of mortgage loans from other originators. Also among Wells Fargo Bank’s corporate clients are various professional associations. These associations, as well as the other corporate clients, promote the availability of a broad range of Wells Fargo Bank mortgage products to their members or employees, including refinance loans, second-home loans and investment-property loans.

Acquisition of Mortgage Loans from Correspondents

In order to qualify for participation in Wells Fargo Bank’s mortgage loan purchase programs, lending institutions must (i) meet and maintain certain net worth and other financial standards, (ii) demonstrate experience in originating residential mortgage loans, (iii) meet and maintain certain operational standards, (iv) evaluate each loan offered to Wells Fargo Bank for consistency with Wells Fargo Bank’s underwriting guidelines or the standards of a pool insurer and represent that each loan was underwritten in accordance with Wells Fargo Bank standards or the standards of a pool insurer and (v) utilize the services of qualified appraisers.

The contractual arrangements with Correspondents may involve the commitment by Wells Fargo Bank to accept delivery of a certain dollar amount of mortgage loans over a period of time. This commitment may be satisfied either by delivery of mortgage loans one at a time or in multiples as aggregated by the Correspondent. The contractual arrangements with Correspondents may also involve the delegation of all underwriting functions to such Correspondents (“Delegated Underwriting”), which will result in Wells Fargo Bank not performing any underwriting functions prior to acquisition of the loan but instead relying on such Correspondents’ representations and, in the case of bulk purchase acquisitions from such Correspondents, Wells Fargo Bank’s post-purchase reviews of samplings of mortgage loans acquired from such Correspondents regarding the Correspondents’ compliance with Wells Fargo Bank’s underwriting standards. In all instances, however, acceptance by Wells Fargo Bank is contingent upon the loans being found to satisfy Wells Fargo Bank’s program standards or the standards of a pool insurer. Wells Fargo Bank may also acquire mortgage loans in negotiated transactions under which the mortgage loans may have been originated by the seller or another third party according to underwriting standards that may have varied materially from Wells Fargo Bank’s underwriting standards.

Mortgage Loan Underwriting

The mortgage loans have been underwritten in accordance with one or more of the following: (i) Wells Fargo Bank’s general underwriting standards, (ii) Wells Fargo Bank’s “retention program,” (iii) Wells Fargo Bank’s modified underwriting standards that have been applied in the underwriting of mortgage loans under Wells Fargo Bank’s “alternative” mortgage loan underwriting program, (iv) the underwriting standards of a pool insurer and (v) the underwriting standards of certain institutional conduit Correspondents.

General Standards

Wells Fargo Bank’s underwriting standards are applied by or on behalf of Wells Fargo Bank to evaluate the applicant’s credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral. The underwriting standards that guide the determination represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including, among others, the amount of the loan, the ratio of the loan amount to the property value (i.e., the lower of the appraised value of the mortgaged property and the purchase price), the borrower’s means of support and the borrower’s credit history. Wells Fargo Bank’s guidelines for underwriting may vary according to the nature of the borrower or the type of loan, since differing characteristics may be perceived as presenting different levels of risk. With respect to certain mortgage loans, the originators of such loans may have contracted with unaffiliated third parties to perform the underwriting process.

Wells Fargo Bank supplements the mortgage loan underwriting process with either its own proprietary scoring system or scoring systems developed by third parties such as Freddie Mac’s Loan Prospector, Fannie Mae’s Desktop Underwriter or scoring systems developed by private mortgage insurance companies. These scoring systems assist Wells Fargo Bank in the mortgage loan approval process by providing consistent, objective measures of borrower credit and certain loan attributes. Such objective measures are then used to evaluate loan applications and assign each application a “Mortgage Score.”

The portion of the Mortgage Score related to borrower credit history is generally based on computer models developed by a third party. These models evaluate information available from three major credit reporting bureaus regarding historical patterns of consumer credit behavior in relation to default experience for similar types of borrower profiles. A particular borrower’s credit patterns are then considered in order to derive a “FICO Score” which indicates a level of default probability over a two-year period.

The Mortgage Score is used to determine the type of underwriting process and which level of underwriter will review the loan file. For transactions which are determined to be low-risk transactions, based upon the Mortgage Score and other parameters (including the mortgage loan production source), the lowest underwriting authority is generally required. For moderate and higher risk transactions, higher level underwriters and a full review of the mortgage file are generally required. Borrowers who have a satisfactory Mortgage Score (based upon the mortgage loan production source) are generally subject to streamlined credit review (which relies on the scoring process for various elements of the underwriting assessments). Such borrowers may also be eligible for a reduced documentation program and are generally permitted a greater latitude in the application of borrower debt-to-income ratios.

With respect to all mortgage loans underwritten by Wells Fargo Bank, Wells Fargo Bank’s underwriting of a mortgage loan may be based on data obtained by parties other than Wells Fargo Bank that are involved at various stages in the mortgage origination or acquisition process. This typically occurs under circumstances in which loans are subject to an alternative approval process, as when Correspondents, certain mortgage brokers or similar entities that have been approved by Wells Fargo Bank to process loans on its behalf, or independent contractors hired by Wells Fargo Bank to perform underwriting services on its behalf (“contract underwriters”) make initial determinations as to the consistency of loans with Wells Fargo Bank underwriting guidelines. Wells Fargo Bank may also permit these third parties to utilize scoring systems in connection with their underwriting process. The underwriting of mortgage loans acquired by Wells Fargo Bank pursuant to a Delegated Underwriting arrangement with a Correspondent is not reviewed prior to acquisition of the mortgage loan by Wells Fargo Bank although the mortgage loan file is reviewed by Wells Fargo Bank to confirm that certain documents are included in the file. In addition, in order to be eligible to sell mortgage loans to Wells Fargo Bank pursuant to a Delegated Underwriting arrangement, the originator must meet certain requirements including, among other things, certain quality, operational and financial guidelines. See “—Acquisition of Mortgage Loans from Correspondents” above.

A prospective borrower applying for a mortgage loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant, with particular emphasis on the applicant’s financial health (assets, liabilities, income and expenses), the property being financed and the type of loan desired. A self-employed applicant may be required to submit his or her most recent signed federal income tax returns. With respect to every applicant, credit reports are obtained from commercial reporting services, summarizing the applicant’s credit history with merchants and lenders. Generally, significant unfavorable credit information reported by the applicant or a credit reporting agency must be explained by the applicant. The credit review process generally is streamlined for borrowers with a qualifying Mortgage Score.

Verifications of employment, income, assets or mortgages may be used to supplement the loan application and the credit report in reaching a determination as to the applicant’s ability to meet his or her monthly obligations on the proposed mortgage loan, as well as his or her other mortgage payments (if any), living expenses and financial obligations. A mortgage verification involves obtaining information regarding the borrower’s payment history with respect to any existing mortgage the applicant may have. This verification is accomplished by either having the present lender complete a verification of mortgage form, evaluating the information on the credit report concerning the applicant’s payment history for the existing mortgage, communicating, either verbally or in writing, with the applicant’s present lender or analyzing cancelled checks provided by the applicant. Verifications of income, assets or mortgages may be waived under certain programs offered by Wells Fargo Bank, but Wells Fargo Bank’s underwriting guidelines require, in most instances, a verbal or written verification of employment to be obtained. In some cases, employment histories may be obtained through one of various employment verification sources, including the borrower’s employer, employer-sponsored web sites, or third-party services specializing in employment verifications. In addition, the loan applicant may be eligible for a loan approval process permitting reduced documentation. The above referenced reduced documentation options and waivers limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal. Documentation requirements vary based upon a number of factors, including the purpose of the loan, the amount of the loan, the ratio of the loan amount to the property value and the mortgage loan production source. Wells Fargo Bank accepts alternative methods of verification, in those instances where verifications are part of the underwriting decision; for example, salaried income may be substantiated either by means of a form independently prepared and signed by the applicant’s employer or by means of the applicant’s most recent paystub and/or W-2. Loans underwritten using alternative verification methods are considered by Wells Fargo Bank to have been underwritten with “full documentation.” In cases where two or more persons have jointly applied for a mortgage loan, the gross incomes and expenses of all of the applicants, including nonoccupant co-mortgagors, are combined and considered as a unit.

In general, borrowers applying for loans must demonstrate that the ratio of their total monthly debt to their monthly gross income does not exceed a certain maximum level. Such maximum level varies depending on a number of factors including Loan-to-Value Ratio, a borrower’s credit history, a borrower’s liquid net worth, the potential of a borrower for continued employment advancement or income growth, the ability of the borrower to accumulate assets or to devote a greater portion of income to basic needs such as housing expense, a borrower’s Mortgage Score and the type of loan for which the borrower is applying. These calculations are based on the amortization schedule and the interest rate of the related loan, with the ratio being computed on the basis of the proposed monthly mortgage payment. In the case of adjustable-rate mortgage loans, the interest rate used to determine a mortgagor’s total debt for purposes of such ratio may, in certain cases, be the initial mortgage interest rate or another interest rate, which, in either case, is lower than the sum of the index rate that would have been applicable at origination plus the applicable margin. In evaluating applications for subsidy loans and buy-down Loans, the ratio is determined by including in the applicant’s total monthly debt the proposed monthly mortgage payment reduced by the amount expected to be applied on a monthly basis under the related subsidy agreement or buy-down agreement or, in certain cases, the mortgage payment that would result from an interest rate lower than the mortgage interest rate but higher than the effective rate to the mortgagor as a result of the subsidy agreement or the buy-down agreement. In the case of the mortgage loans of certain applicants referred by Wells Fargo Bank’s Private Mortgage Banking division, qualifying income may be based on an “asset dissipation” approach under which future income is projected from the assumed liquidation of a portion of the applicant’s specified assets. In evaluating an application with respect to a “non-owner-occupied” property, which Wells Fargo Bank defines as a property leased to a third party by its owner (as distinct from a “second home,” which Wells Fargo Bank defines as an owner-occupied, non-rental property that is not the owner’s principal residence), Wells Fargo Bank will include projected rental income net of certain mortgagor obligations and other assumed expenses or loss from such property to be included in the applicant’s monthly gross income or total monthly debt in calculating the foregoing ratio. A mortgage loan secured by a two- to four-family Mortgaged Property is considered to be an owner-occupied property if the borrower occupies one of the units; rental income on the other units is generally taken into account in evaluating the borrower’s ability to repay the mortgage loan.

Secondary financing may be provided by Wells Fargo Bank, any of its affiliates or other lenders simultaneously with the origination of the first lien mortgage loan. Wells Fargo Bank or one of its affiliates may provide such secondary financing in the form of a flexible home equity line of credit, the available balance under which may increase on a quarterly basis by one dollar for each dollar applied in payment of the principal balance of the first lien mortgage loan during the preceding quarter (any such loan, a “Home Asset ManagementSM Account Loan”). In addition, the available balance of such line of credit may be eligible for increase on an annual basis by one dollar for each dollar, if any, by which the value of the related Mortgaged Property has increased over the prior year, as determined pursuant to a statistically derived home price index. The payment obligations under both primary and secondary financing are included in the computation of the debt-to-income ratio, and the combined amount of primary and secondary loans will be used to calculate the combined loan-to-value ratio. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after origination of the first lien mortgage loan.

Mortgage loans will not generally have had at origination a Loan-to-Value Ratio in excess of 95%. The “Loan-to-Value Ratio” is the ratio, expressed as a percentage, of the principal amount of the mortgage loan at origination to the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator generally no more than four months prior to origination (or, with respect to newly constructed properties, no more than twelve months prior to origination), or (ii) the sale price for such property. In some instances, the Loan-to-Value Ratio may be based on an appraisal that was obtained by the originator more than four months prior to origination, provided that (i) an appraisal update is obtained and (ii) the original appraisal was obtained no more than 180 days prior to origination. For the purpose of calculating the Loan-to-Value Ratio of any mortgage loan that is the result of the refinancing (including a refinancing for “equity take out” purposes) of an existing mortgage loan, the appraised value of the related Mortgaged Property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. In connection with certain of its mortgage originations, Wells Fargo Bank currently obtains appraisals through Valuation Information Technology, LLC (doing business as RELS Valuation) (“RELS”), an entity jointly owned by an affiliate of Wells Fargo Bank and an unaffiliated third party.

The appraisal of any Mortgaged Property reflects the individual appraiser’s judgment as to value, based on the market values of comparable homes sold within the recent past in comparable nearby locations and on the estimated replacement cost. The appraisal relates both to the land and to the structure; in fact, a significant portion of the appraised value of a Mortgaged Property may be attributable to the value of the land rather than to the residence. Because of the unique locations and special features of certain Mortgaged Properties, identifying comparable properties in nearby locations may be difficult. The appraised values of such Mortgaged Properties will be based to a greater extent on adjustments made by the appraisers to the appraised values of reasonably similar properties rather than on objectively verifiable sales data.

Wells Fargo Bank originates mortgage loans with Loan-to-Value Ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In cases for which such primary mortgage insurance is obtained, the excess over 75% (or such lower percentage as Wells Fargo Bank may require at origination) will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company until the unpaid principal balance of the mortgage loan is reduced to an amount that will result in a Loan-to-Value Ratio less than or equal to 80%. In cases for which such primary mortgage insurance is not obtained, loans having Loan-to-Value Ratios exceeding 80% are required to be secured by primary residences or second homes (excluding cooperatives). Generally, each loan originated without primary mortgage insurance will have been made at an interest rate that was higher than the rate would have been had the Loan-to-Value Ratios been 80% or less or had primary mortgage insurance been obtained.

Except as described below, mortgage loans will generally be covered by an appropriate standard form American Land Title Association title insurance policy, or a substantially similar policy or form of insurance acceptable to Fannie Mae or Freddie Mac.

Retention Program Standards

A borrower with at least one mortgage loan serviced by Wells Fargo Bank may be eligible for Wells Fargo Bank’s retention program. Provided such a borrower is current in his or her mortgage payment obligations, Wells Fargo Bank may permit a refinancing of one or more of the borrower’s mortgage loans that are serviced by Wells Fargo Bank or another servicer to a current market interest rate without applying any significant borrower credit or property underwriting standards. As a result, borrowers who qualify under the retention program may not need to demonstrate that their current total monthly debt obligation in relation to their monthly income level does not exceed a certain ratio; Wells Fargo Bank may not obtain a current credit report for the borrower or apply a new FICO Score to the refinanced loan; and the borrower may not be required to provide any verifications of current employment, income level or extent of assets. In addition, no current appraisal or indication of market value may be required with respect to the properties securing the mortgage loans which are refinanced under the retention program. A borrower may participate in this retention program through a refinancing of one or more of his or her existing mortgage loans by either replacing any such loan with a new mortgage loan at a current market interest rate or, in the case of a mortgage loan that had been originated or purchased by Wells Fargo Bank, by executing a modification agreement under which the interest rate on the existing mortgage loan is reduced to a current market rate.

Wells Fargo Bank may also apply the retention program to its existing borrowers who obtain new purchase money mortgage loans secured by primary residences where the initial principal balance of the new loan would not exceed 150% of the original principal balance of the previous loan (up to a maximum new loan amount of $400,000). Borrowers may be pre-approved under this program if they have a satisfactory payment history with Wells Fargo Bank as well as a satisfactory FICO Score. Wells Fargo Bank may waive verifications of borrower income and assets under this program and may not impose any limitation on the ratio of a borrower’s current total debt obligation in relation to current monthly income. A new appraisal will be obtained with respect to the residence securing the new purchase money mortgage loan.

Modified Standards

In comparison to Wells Fargo Bank’s “general” underwriting standards described above, the underwriting standards applicable to mortgage loans under Wells Fargo Bank’s “alternative” mortgage loan (“Alt-A”) underwriting program permit different underwriting criteria, additional types of mortgaged properties or categories of borrowers such as “foreign nationals” without a FICO Score who hold certain types of visas and have acceptable credit references (such mortgage loans, “Foreign National Loans”), and include certain other less restrictive parameters. Generally, relative to the “general” underwriting standards, these standards include higher loan amounts, higher maximum Loan-to-Value Ratios, higher maximum “combined” Loan-to-Value Ratios (in each case, relative to mortgage loans with otherwise similar characteristics) in cases of simultaneous primary and secondary financings, less restrictive requirements for “equity take out” refinancings, the removal of limitations on the number of permissible mortgage loans that may be extended to one borrower and the ability to originate mortgage loans with Loan-to-Value Ratios in excess of 80% without the requirement to obtain primary mortgage insurance if such loans are secured by cooperatives or investment properties. Under a program available to eligible borrowers who meet certain underwriting criteria and for which program a minimum downpayment of only 3% is required, mortgage loans may be originated with Loan-to-Value Ratios between 95.01% and 97% with the application of less restrictive maximum qualifying ratios of borrower monthly housing debt or total monthly debt obligations to borrower monthly income and reduced minimum requirements for primary mortgage insurance coverage (“3% Solution Loans”).

With respect to mortgaged property types, mortgage loans may be secured by shares in cooperative housing corporations, “manufactured homes,” investment properties permitted under less stringent guidelines, condotels (features of which may include maid service, a front desk or resident manager, rental pools and up to 20% of commercial space), and the mortgaged properties may represent an unusually high percentage of land vs. structure or have other unique characteristics.

In connection with its “Mortgage Express alternative-A” program (“Alt-B”), Wells Fargo Bank has established classifications with respect to the credit profile of the applicant, and each loan is placed into one of thirteen credit levels denoted as “F9 through F1,” with certain levels subdivided by Stated Reduced, as described in the table below. Terms of mortgage loans originated by Wells Fargo Bank under the Alt-B program, as well as maximum loan-to-value ratios, vary depending on the credit level classification of the applicant. Loan applicants with less favorable credit profiles generally are restricted to consideration for loans with higher interest rates, lower maximum loan amounts and lower loan-to-value ratios than applicants with more favorable credit profiles. Except for loans originated under the “No Ratio” program, the maximum total debt to gross income ratio for each credit level is generally 50%. Subject to the consideration of certain compensating factors described below, the general criteria used by Wells Fargo Bank’s underwriting staff in classifying loan applicants are as follows:

Credit Level	Existing Mortgage History	Documentation Type	Credit Bureau Score*	Maximum Combined Loan to Value Ratio**
F9	2 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of two 30-day late payments in the last 12 months	No documentation	700 or higher	95% CLTV @ LTV < 95%
F8	2 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of two 30-day late payments in the last 12 months	No documentation	660-699	95% CLTV @ LTV <95%
F7	0 x 30; Mortgage or rent payments no more than 30 days late at application time and no 30-day late payments in the last 12 months	No documentation	620-659	95% CLTV @ LTV <95%
F6	2 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of two 30-day late payments in the last 12 months	Stated with option of verification of assets; maximum debt-to-income ratio of 50%	700 or higher	95% CLTV @ LTV <95%
F6 Stated Reduced	1 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of one 30-day late payment in the last 12 months	Stated with option of verification of assets; maximum debt-to-income ratio of 50%	700 or higher	95% CLTV @ LTV <80%
F5	2 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of two 30-day late payments in the last 12 months	Stated with option of verification of assets; maximum debt-to-income ratio of 50%	660-699	95% CLTV @ LTV <95%
F5 Stated Reduced	1 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of one 30-day late payment in the last 12 months	Stated with option of verification of assets; maximum debt-to-income ratio of 50%	660-699	95% CLTV @ LTV <80%
F4	0 x 30; Mortgage or rent payments no more than 30 days late at application time and no 30-day late payments in the last 12 months	Stated with option of verification of assets; maximum debt-to-income ratio of 50%	640-659	95% CLTV @ LTV <95%

F4 Stated Reduced	1 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of one 30-day late payment in the last 12 months	Stated with option of verification of assets; maximum debt-to-income ratio of 50%	640-659	95% CLTV @ LTV <80%
F3	1 x 30; Mortgage or rent payments no more than 30 days late at application time and no 30-day late payments in the last 12 months	Stated with option of verification of assets; maximum debt-to-income ratio of 50%	620-639	95% CLTV @ LTV <95%
F3 Stated Reduced	1 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of one 30-day late payment in the last 12 months	Stated with option of verification of assets; maximum debt-to-income ratio of 50%	620-639	95% CLTV @ LTV <80%
F2	2 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of two 30-day late payments in the last 12 months	No Ratio with option of verification of assets	660 or higher	95% CLTV @ LTV <95%
F1	0 x 30; Mortgage or rent payments no more than 30 days late at application time and no 30-day late payments in the last 12 months	No Ratio with option of verification of assets	620-659	95% CLTV @ LTV <95%

*	Lower of two, middle of three credit bureau scores used. If only one credit bureau score is obtained, then that score is used.

**

The maximum loan-to-value ratios and combined loan-to-value ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount, the mortgage loan program, the purpose of the mortgage loan, the level of documentation, the type of mortgaged property and whether or not the mortgaged property is owner-occupied. In addition, the combined loan-to-value ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related mortgage loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of a mortgage loan. 100% CLTV allowed when verification of assets option chosen, with loan amounts less than or equal to $500,000 and LTV less than or equal to 80%.

For the purpose of assigning (a) the credit levels that are designated as Stated Reduced in the table above, consecutive monthly payments having the same delinquency characterization (e.g., 30-day late or 60-day late) are counted as a single late payment of such delinquency characterization and (b) the credit levels, other than those that are designated as Stated Reduced in the table above, consecutive monthly payments having the same delinquency characterization (e.g., 30-day late or 60-day late) are each counted as an additional occurrence of such delinquency characterization. Wells Fargo Bank uses the foregoing categories and characteristics as guidelines only. On a case-by-case basis, Wells Fargo Bank may make the determination that the prospective borrower warrants loan parameters beyond those shown above based upon the presence of acceptable compensating factors. Examples of compensating factors include, but are not limited to, loan-to-value ratio, debt-to-income ratio, long-term stability of employment and/ or residence, statistical credit scores, verified cash reserves or reduction in overall monthly expenses.

The mortgage loans originated or acquired by Wells Fargo Bank under the Alt-B program have loan terms of 15, 20 or 30 years and fully amortize over such terms. The principal amounts of the mortgage loans originated or acquired by Wells Fargo Bank under the Alt-B program generally range from a minimum of $10,000 to a maximum of $1,000,000. Wells Fargo Bank generally does not originate or acquire any mortgage loans under the Alt-B program for which the Loan-to-Value Ratio at origination exceeds 100% or for which the combined loan-to-value ratio at origination exceeds 100% in the event of concurrent secondary financing. The mortgage loans originated or acquired by Wells Fargo Bank under the Alt-B program are generally secured by single-family detached residences, condominium units or two-to four-family residences, and such properties may or may not be occupied by the owner. It is Wells Fargo Bank’s policy not to accept commercial properties or unimproved land as collateral for mortgage loans originated under the Alt-B program. Wells Fargo Bank, will, however, accept mixed-use properties such as a property where more than 80% is used for residential purposes and the balance is used for commercial purposes. The Alt-B program includes No Ratio Loans, No Documentation Loans, Stated Loans and Stated Reduced Loans.

Borrowers who satisfy certain guidelines regarding credit history may have been approved under a “No Ratio” program (such mortgage loans, “No Ratio Loans”) or under a “No Documentation” program (such mortgage loans, “No Documentation Loans”). In the case of No Ratio Loans, the borrower’s income would not have been verified nor would there have been the calculation of any ratios, as part of the loan underwriting decision, of the borrower’s expected monthly housing debt or total monthly debt obligations to the borrower’s monthly income. In connection with such No Ratio program, the borrower’s assets may have been verified and certain minimum “cash reserves” required. In the case of No Documentation Loans, borrowers may not have been required to provide any information in their loan application regarding their employment and in that instance employment would not have been verified. Also, in the case of No Documentation Loans, borrowers would not have been required to provide any information in their loan application regarding their income or assets.

In the case of the “Stated” program (such mortgage loans, “Stated Loans”), the borrower’s income would not have been verified and the borrower’s assets may have been verified and certain minimum “cash reserves” are required. Under the “Stated” program the borrower’s employment, income sources and assets must be stated on the signed loan application. The borrower’s income as stated must be reasonable for the borrower’s occupation as determined in the discretion of the loan underwriter. Similarly, the borrower’s assets as stated must be reasonable for the borrower’s occupation as determined in the discretion of the loan underwriter.

In certain circumstances borrowers who do not qualify for other reduced documentation programs may qualify for the “Stated Reduced” program (such mortgage loans, “Stated Reduced Loans”). Maximum Loan-to-Value Ratios are lower under the “Stated Reduced” program than for other reduced documentation programs. In the case of Stated Reduced Loans, the borrower’s income would not have been verified, the borrower’s assets may have been verified and certain minimum “cash reserves” required. Under the “Stated Reduced” program the borrower’s employment, income sources and assets must be stated on the signed loan application. The borrower’s income as stated must be reasonable for the borrower’s occupation as determined in the discretion of the loan underwriter. Similarly, the borrower’s assets as stated must be reasonable for the borrower’s occupation as determined in the discretion of the loan underwriter.

Under the Alt-B program, Wells Fargo Bank’s underwriting of every mortgage loan submitted (as to which underwriting authority has not been delegated) consists of not only a credit review, but also a separate appraisal conducted by (i) a third-party appraiser, (ii) an appraiser approved by RELS, or (iii) RELS itself. Appraisals generally conform to current Fannie Mae and Freddie Mac secondary market requirements for residential property appraisals. All appraisals are subject to an internal appraisal review by the loan underwriter irrespective of the loan-to-value ratio, the amount of the mortgage loan or the identity of the appraiser. Certain loans require a third party review in the form of either a desk review or field review. At the discretion of Wells Fargo Bank, any mortgage loan originated under the Alt-B program is subject to further review in the form of a desk review, field review or additional full appraisal.

Underwriter Discretion

During the second calendar quarter of 2005, Wells Fargo Bank initiated a program designed to encourage its mortgage loan underwriting staff to prudently, but more aggressively, utilize the underwriting discretion already granted to them under Wells Fargo Bank’s underwriting guidelines and policies. This initiative was viewed by management as necessary and desirable to make prudent loans available to customers where such loans may have been denied in the past because of underwriter hesitancy to maximize the use of their ability to consider compensating factors as permitted by the underwriting guidelines. There can be no assurance that the successful implementation of this initiative will not result in an increase in the incidence of delinquencies and foreclosures, or the severity of losses, among mortgage loans underwritten in accordance with the updated philosophy, as compared to mortgage loans underwritten prior to the commencement of the initiative.

Wells Fargo Bank, N.A.—Mortgage Loan Underwriting Prime Originations

Wells Fargo Bank, N.A. (“Wells Fargo Bank”) is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank.

Wells Fargo Bank originates or acquires various types of residential mortgage loans, including the following:

a.      Fixed-rate mortgage loans having original terms to maturity of approximately twenty years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank’s underwriting guidelines for “prime” mortgage loans and in connection with the purchases of residences of relocated employees of various corporate employers that participated in the relocation program of Wells Fargo Bank and of various non-participant employers (“Prime 30-Year Fixed-Rate Relocation Loans”);

b.     Fixed-rate mortgage loans having original terms to maturity of approximately twenty years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank’s underwriting guidelines for “prime” mortgage loans and which were not originated in connection with any relocation program (“Prime 30-Year Fixed-Rate Non-Relocation Loans”);

c.      Fixed-rate mortgage loans having original terms to maturity of approximately ten years to approximately fifteen years, and which mortgage loans were originated pursuant to Wells Fargo Bank’s underwriting guidelines for “prime” mortgage loans (“Prime 15-Year Fixed-Rate Loans”); and

d.      Adjustable-rate mortgage loans having original terms to maturity of approximately ten years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank’s underwriting guidelines for “prime” mortgage loans (“Prime Adjustable-Rate Loans”).

From and including 1996 and through 2005, Wells Fargo Bank and its affiliates and predecessors originated or acquired a total of $2.063 trillion of residential mortgage loans, which include the types of mortgage loans listed above as well as other types of residential mortgage loans originated or acquired by Wells Fargo Bank and its affiliates and predecessors. The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans originated or acquired by Wells Fargo Bank (other than any mortgage loans sold to Fannie Mae, Freddie Mac and Federal Home Loan Banks or mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs) for each of the different “asset types” set forth in the table:

	2003		2004		2005
Asset Type	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans
Prime 30-Year Fixed-Rate Relocation Loans	1,812	$ 844,941,789	861	$ 405,719,632	1,250	$ 636,020,072
Prime 30-Year Fixed-Rate Non-Relocation Loans	111,425	40,134,188,567	24,267	9,865,227,462	44,978	21,686,693,836
Prime 15-Year Fixed-Rate Loans	29,622	10,106,128,064	5,394	2,560,373,384	4,536	2,430,641,359
Prime Adjustable-Rate Loans	142,930	56,515,937,239	125,454	54,089,704,631	113,744	53,072,900,484

Wells Fargo Bank’s Mortgage Loan Programs

Mortgage Loan Production Sources

Wells Fargo Bank conducts a significant portion of its mortgage loan originations through loan production offices (the “Loan Stores”) located throughout all 50 states, the District of Columbia and the territories of the United States. Wells Fargo Bank also conducts a significant portion of its mortgage loan originations through centralized production offices located in Des Moines, Iowa, Frederick, Maryland and Minneapolis, Minnesota. At the latter locations, Wells Fargo Bank receives applications for home mortgage loans on toll-free telephone numbers that can be called from anywhere in the United States. Wells Fargo Bank also provides information and accepts applications through the internet.

The following are Wells Fargo Bank’s primary sources of mortgage loan originations: (i) direct contact with prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank or borrowers referred by borrowers with mortgage loans currently serviced by Wells Fargo Bank), (ii) referrals by realtors, other real estate professionals and prospective borrowers to the Loan Stores, (iii) referrals from selected corporate clients, (iv) originations by Wells Fargo Bank’s Private Mortgage Banking division (including referrals from the private banking group of Wells Fargo Bank and other affiliated banks), which specializes in providing services to individuals meeting certain earnings, liquidity or net worth parameters, (v) several joint ventures into which Wells Fargo Bank, through its wholly owned subsidiary, Wells Fargo Ventures, LLC, has entered with realtors and banking institutions (the “Joint Ventures”) and (vi) referrals from mortgage brokers and similar entities. In addition to its own mortgage loan originations, Wells Fargo Bank acquires qualifying mortgage loans from other unaffiliated originators (“Correspondents”). See “—Acquisition of Mortgage Loans from Correspondents” below. The relative contribution of each of these sources to Wells Fargo Bank’s origination business, measured by the volume of loans generated, tends to fluctuate over time.

Wells Fargo Ventures, LLC owns at least a 50% interest in each of the Joint Ventures, with the remaining ownership interest in each being owned by a realtor or a banking institution having significant contact with potential borrowers. Mortgage loans that are originated by Joint Ventures in which Wells Fargo Bank’s partners are realtors are generally made to finance the acquisition of properties marketed by such Joint Venture partners. Applications for mortgage loans originated through Joint Ventures are generally taken by Joint Venture employees and underwritten by Wells Fargo Bank in accordance with its standard underwriting criteria. Such mortgage loans are then closed by the Joint Ventures in their own names and subsequently purchased by Wells Fargo Bank or affiliates of Wells Fargo Bank.

Wells Fargo Bank may directly contact prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank) through general and targeted solicitations. Such solicitations are made through direct mailings, mortgage loan statement inserts and television, radio and print advertisements and by telephone. Wells Fargo Bank’s targeted solicitations may be based on characteristics such as the borrower’s mortgage loan interest rate or payment history and the geographic location of the mortgaged property.

A majority of Wells Fargo Bank’s corporate clients are companies that sponsor relocation programs for their employees and in connection with which Wells Fargo Bank provides mortgage financing. Eligibility for a relocation loan is based, in general, on an employer’s providing financial assistance to the relocating employee in connection with a job-required move. Although subsidy loans are typically generated through such corporate-sponsored programs, the assistance extended by the employer need not necessarily take the form of a loan subsidy. Not all relocation loans are generated by Wells Fargo Bank through referrals from its corporate clients; some relocation loans are generated as a result of referrals from mortgage brokers and similar entities and others are generated through Wells Fargo Bank’s acquisition of mortgage loans from other originators. Also among Wells Fargo Bank’s corporate clients are various professional associations. These associations, as well as the other corporate clients, promote the availability of a broad range of Wells Fargo Bank mortgage products to their members or employees, including refinance loans, second-home loans and investment-property loans.

Acquisition of Mortgage Loans from Correspondents

In order to qualify for participation in Wells Fargo Bank’s mortgage loan purchase programs, lending institutions must (i) meet and maintain certain net worth and other financial standards, (ii) demonstrate experience in originating residential mortgage loans, (iii) meet and maintain certain operational standards, (iv) evaluate each loan offered to Wells Fargo Bank for consistency with Wells Fargo Bank’s underwriting guidelines or the standards of a pool insurer and represent that each loan was underwritten in accordance with Wells Fargo Bank standards or the standards of a pool insurer and (v) utilize the services of qualified appraisers.

The contractual arrangements with Correspondents may involve the commitment by Wells Fargo Bank to accept delivery of a certain dollar amount of mortgage loans over a period of time. This commitment may be satisfied either by delivery of mortgage loans one at a time or in multiples as aggregated by the Correspondent. The contractual arrangements with Correspondents may also involve the delegation of all underwriting functions to such

Correspondents (“Delegated Underwriting”), which will result in Wells Fargo Bank not performing any underwriting functions prior to acquisition of the loan but instead relying on such Correspondent’s representations and, in the case of bulk purchase acquisitions from such Correspondents, Wells Fargo Bank’s post-purchase reviews of samplings of mortgage loans acquired from such Correspondents regarding the Correspondent’s compliance with Wells Fargo Bank’s underwriting standards. In all instances, however, acceptance by Wells Fargo Bank is contingent upon the loans being found to satisfy Wells Fargo Bank’s program standards or the standards of a pool insurer. Wells Fargo Bank may also acquire mortgage loans in negotiated transactions under which the mortgage loans may have been originated by the seller or another third party according to underwriting standards that may have varied materially from Wells Fargo Bank’s underwriting standards.

Wells Fargo Bank Underwriting

The following is a summary of Wells Fargo Bank’s “general” underwriting standards and the substantially less restrictive underwriting criteria applicable to Wells Fargo Bank’s “retention program.”

General Standards. Wells Fargo Bank’s underwriting standards are applied by or on behalf of Wells Fargo Bank to evaluate the applicant’s credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral. The underwriting standards that guide the determination represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including, among others, the amount of the loan, the ratio of the loan amount to the property value (i.e., the lower of the appraised value of the mortgaged property and the purchase price), the borrower’s means of support and the borrower’s credit history. Wells Fargo Bank’s guidelines for underwriting may vary according to the nature of the borrower or the type of loan, since differing characteristics may be perceived as presenting different levels of risk. With respect to certain mortgage loans, the originators of such loans may have contracted with unaffiliated third parties to perform the underwriting process. Except as described below, the mortgage loans will be underwritten by or on behalf of Wells Fargo Bank generally in accordance with the standards and procedures described herein.

Wells Fargo Bank supplements the mortgage loan underwriting process with either its own proprietary scoring system or scoring systems developed by third parties such as Freddie Mac’s Loan Prospector, Fannie Mae’s Desktop Underwriter or scoring systems developed by private mortgage insurance companies. These scoring systems assist Wells Fargo Bank in the mortgage loan approval process by providing consistent, objective measures of borrower credit and certain loan attributes. Such objective measures are then used to evaluate loan applications and assign each application a “Mortgage Score.”

The portion of the Mortgage Score related to borrower credit history is generally based on computer models developed by a third party. These models evaluate information available from three major credit reporting bureaus regarding historical patterns of consumer credit behavior in relation to default experience for similar types of borrower profiles. A particular borrower’s credit patterns are then considered in order to derive a “FICO Score” which indicates a level of default probability over a two-year period.

The Mortgage Score is used to determine the type of underwriting process and which level of underwriter will review the loan file. For transactions which are determined to be low-risk transactions, based upon the Mortgage Score and other parameters (including the mortgage loan production source), the lowest underwriting authority is generally required. For moderate and higher risk transactions, higher level underwriters and a full review of the mortgage file are generally required. Borrowers who have a satisfactory Mortgage Score (based upon the mortgage loan production source) are generally subject to streamlined credit review (which relies on the scoring process for various elements of the underwriting assessments). Such borrowers may also be eligible for a reduced documentation program and are generally permitted a greater latitude in the application of borrower debt-to-income ratios.

With respect to all mortgage loans underwritten by Wells Fargo Bank, Wells Fargo Bank’s underwriting of a mortgage loan may be based on data obtained by parties other than Wells Fargo Bank that are involved at various stages in the mortgage origination or acquisition process. This typically occurs under circumstances in which loans are subject to an alternative approval process, as when Correspondents, certain mortgage brokers or similar entities that have been approved by Wells Fargo Bank to process loans on its behalf, or independent contractors hired by Wells Fargo Bank to perform underwriting services on its behalf (“contract underwriters”) make initial determinations as to the consistency of loans with Wells Fargo Bank underwriting guidelines. Wells Fargo Bank may also permit these third parties to utilize scoring systems in connection with their underwriting process. The underwriting of mortgage loans acquired by Wells Fargo Bank pursuant to a Delegated Underwriting arrangement with a Correspondent is not reviewed prior to acquisition of the mortgage loan by Wells Fargo Bank although the mortgage loan file is reviewed by Wells Fargo Bank to confirm that certain documents are included in the file. In addition, in order to be eligible to sell mortgage loans to Wells Fargo Bank pursuant to a Delegated Underwriting arrangement, the originator must meet certain requirements including, among other things, certain quality, operational and financial guidelines. See “—Acquisition of Mortgage Loans from Correspondents” above.

A prospective borrower applying for a mortgage loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant, with particular emphasis on the applicant’s financial health (assets, liabilities, income and expenses), the property being financed and the type of loan desired. A self employed applicant may be required to submit his or her most recent signed federal income tax returns. With respect to every applicant, credit reports are obtained from commercial reporting services, summarizing the applicant’s credit history with merchants and lenders. Generally, significant unfavorable credit information reported by the applicant or a credit reporting agency must be explained by the applicant. The credit review process generally is streamlined for borrowers with a qualifying Mortgage Score.

Verifications of employment, income, assets or mortgages may be used to supplement the loan application and the credit report in reaching a determination as to the applicant’s ability to meet his or her monthly obligations on the proposed mortgage loan, as well as his or her other mortgage payments (if any), living expenses and financial obligations. A mortgage verification involves obtaining information regarding the borrower’s payment history with respect to any existing mortgage the applicant may have. This verification is accomplished by either having the present lender complete a verification of mortgage form, evaluating the information on the credit report concerning the applicant’s payment history for the existing mortgage, communicating, either verbally or in writing, with the applicant’s present lender or analyzing cancelled checks provided by the applicant. Verifications of income, assets or mortgages may be waived under certain programs offered by Wells Fargo Bank, but Wells Fargo Bank’s underwriting guidelines require, in most instances, a verbal or written verification of employment to be obtained. In some cases, employment histories may be obtained through one of various employment verification sources, including the borrower’s employer, employer-sponsored web sites, or third-party services specializing in employment verifications. In addition, the loan applicant may be eligible for a loan approval process permitting reduced documentation. The above referenced reduced documentation options and waivers limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal. Documentation requirements vary based upon a number of factors, including the purpose of the loan, the amount of the loan, the ratio of the loan amount to the property value and the mortgage loan production source. Wells Fargo Bank accepts alternative methods of verification, in those instances where verifications are part of the underwriting decision; for example, salaried income may be substantiated either by means of a form independently prepared and signed by the applicant’s employer or by means of the applicant’s most recent paystub and/or W-2. Loans underwritten using alternative verification methods are considered by Wells Fargo Bank to have been underwritten with “full documentation.” In cases where two or more persons have jointly applied for a mortgage loan, the gross incomes and expenses of all of the applicants, including nonoccupant co-mortgagors, are combined and considered as a unit.

In general, borrowers applying for loans must demonstrate that the ratio of their total monthly debt to their monthly gross income does not exceed a certain maximum level. Such maximum level varies depending on a number of factors including Loan-to-Value Ratio, a borrower’s credit history, a borrower’s liquid net worth, the potential of a borrower for continued employment advancement or income growth, the ability of the borrower to accumulate assets or to devote a greater portion of income to basic needs such as housing expense, a borrower’s Mortgage Score and the type of loan for which the borrower is applying. These calculations are based on the amortization schedule and the interest rate of the related loan, with the ratio being computed on the basis of the proposed monthly mortgage payment. In the case of adjustable-rate mortgage loans, the interest rate used to determine a mortgagor’s total debt for purposes of such ratio may, in certain cases, be the initial mortgage interest rate or another interest rate, which, in either case, is lower than the sum of the index rate that would have been applicable at origination plus the applicable margin. In evaluating applications for subsidy loans and buy-down loans, the ratio is determined by including in the applicant’s total monthly debt the proposed monthly mortgage payment reduced by the amount expected to be applied on a monthly basis under the related subsidy agreement or buy-down agreement or, in certain cases, the mortgage payment that would result from an interest rate lower than the mortgage interest rate but higher than the effective rate to the mortgagor as a result of the subsidy agreement or the buy-down agreement. In the case of the mortgage loans of certain applicants referred by Wells Fargo Bank’s Private Mortgage Banking division, qualifying income may be based on an “asset dissipation” approach under which future income is projected from the assumed liquidation of a portion of the applicant’s specified assets. In evaluating an application with respect to a “non-owner-occupied” property, which Wells Fargo Bank defines as a property leased to a third party by its owner (as distinct from a “second home,” which Wells Fargo Bank defines as an owner-occupied, non-rental property that is not the owner’s principal residence), Wells Fargo Bank will include projected rental income net of certain mortgagor obligations and other assumed expenses or loss from such property to be included in the applicant’s monthly gross income or total monthly debt in calculating the foregoing ratio. A mortgage loan secured by a two- to four-family Mortgaged Property is considered to be an owner-occupied property if the borrower occupies one of the units; rental income on the other units is generally taken into account in evaluating the borrower’s ability to repay the mortgage loan. Wells Fargo Bank permits debt-to-income ratios to exceed guidelines when the applicant has documented compensating factors for exceeding ratio guidelines such as documented excess funds in reserves after closing, a history of making a similar sized monthly debt payment on a timely basis, substantial residual income after monthly obligations are met, evidence that ratios will be reduced shortly after closing when a financed property under contract for sale is sold, or additional income has been verified for one or more applicants that is ineligible for consideration as qualifying income.

Secondary financing may be provided by Wells Fargo Bank, any of its affiliates or other lenders simultaneously with the origination of the first lien mortgage loan. Wells Fargo Bank or one of its affiliates may provide such secondary financing in the form of a flexible home equity line of credit, the available balance under which may increase on a quarterly basis by one dollar for each dollar applied in payment of the principal balance of the first lien mortgage loan during the preceding quarter (any such loan, a “Home Asset ManagementSM Account Loan”). In addition, the available balance of such line of credit may be eligible for increase on an annual basis by one dollar for each dollar, if any, by which the value of the related Mortgaged Property has increased over the prior year, as determined pursuant to a statistically derived home price index. The payment obligations under both primary and secondary financing are included in the computation of the debt-to-income ratio, and the combined amount of primary and secondary loans will be used to calculate the combined loan-to-value ratio. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after origination of the first lien mortgage loan.

Mortgage loans will not generally have had at origination a Loan-to-Value Ratio in excess of 95%. The “Loan-to-Value Ratio” is the ratio, expressed as a percentage, of the principal amount of the mortgage loan at origination to the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator generally no more than four months prior to origination (or, with respect to newly constructed properties, no more than twelve months prior to origination), or (ii) the sale price for such property. In some instances, the Loan-to-Value Ratio may be based on an appraisal that was obtained by the originator more than four months prior to origination, provided that (i) an appraisal update is obtained and (ii) the original appraisal was obtained no more than twelve months prior to origination. For the purpose of calculating the Loan-to-Value Ratio of any mortgage loan that is the result of the refinancing (including a refinancing for “equity take out” purposes) of an existing mortgage loan, the appraised value of the related Mortgaged Property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. In connection with certain of its mortgage originations, Wells Fargo Bank currently obtains appraisals through Valuation Information Technology, LLC (doing business as RELS Valuation), an entity jointly owned by an affiliate of Wells Fargo Bank and an unaffiliated third party.

The appraisal of any Mortgaged Property reflects the individual appraiser’s judgment as to value, based on the market values of comparable homes sold within the recent past in comparable nearby locations and on the estimated replacement cost. The appraisal relates both to the land and to the structure; in fact, a significant portion of the appraised value of a Mortgaged Property may be attributable to the value of the land rather than to the residence. Because of the unique locations and special features of certain Mortgaged Properties, identifying comparable properties in nearby locations may be difficult. The appraised values of such Mortgaged Properties will be based to a greater extent on adjustments made by the appraisers to the appraised values of reasonably similar properties rather than on objectively verifiable sales data.

Wells Fargo Bank originates mortgage loans with Loan-to-Value Ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In cases for which such primary mortgage insurance is obtained, the excess over 75% (or such lower percentage as Wells Fargo Bank may require at origination) will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company until the unpaid principal balance of the mortgage loan is reduced to an amount that will result in a Loan-to-Value Ratio less than or equal to 80%. In cases for which such primary mortgage insurance is not obtained, loans having Loan-to-Value Ratios exceeding 80% are required to be secured by primary residences or second homes (excluding Cooperatives). Generally, each loan originated without primary mortgage insurance will have been made at an interest rate that was higher than the rate would have been had the Loan-to-Value Ratios been 80% or less or had primary mortgage insurance been obtained.

Except as described below, mortgage loans will generally be covered by an appropriate standard form American Land Title Association title insurance policy, or a substantially similar policy or form of insurance acceptable to Fannie Mae or Freddie Mac.

Retention Program Standards. A borrower with at least one mortgage loan serviced by Wells Fargo Bank may be eligible for Wells Fargo Bank’s retention program. Provided such a borrower is current in his or her mortgage payment obligations, Wells Fargo Bank may permit a refinancing of one or more of the borrower’s mortgage loans that are serviced by Wells Fargo Bank or another servicer to a current market interest rate without applying any significant borrower credit or property underwriting standards. As a result, borrowers who qualify under the retention program may not need to demonstrate that their current total monthly debt obligation in relation to their monthly income level does not exceed a certain ratio; Wells Fargo Bank may not obtain a current credit report for the borrower or apply a new FICO Score to the refinanced loan; and the borrower may not be required to provide any verifications of current employment, income level or extent of assets. In addition, no current appraisal or indication of market value may be required with respect to the properties securing the mortgage loans which are refinanced under the retention program. A borrower may participate in this retention program through a refinancing of one or more of his or her existing mortgage loans by either replacing any such loan with a new mortgage loan at a current market interest rate or, in the case of a mortgage loan that had been originated or purchased by Wells Fargo Bank, by executing a modification agreement under which the interest rate on the existing mortgage loan is reduced to a current market rate.

Wells Fargo Bank may also apply the retention program to its existing borrowers who obtain new purchase money mortgage loans secured by primary residences where the initial principal balance of the new loan would not exceed 150% of the original principal balance of the previous loan (up to a maximum new loan amount of $400,000). Borrowers may be pre-approved under this program if they have a satisfactory payment history with Wells Fargo Bank as well as a satisfactory FICO Score. Wells Fargo Bank may waive verifications of borrower income and assets under this program and may not impose any limitation on the ratio of a borrower’s current total debt obligation in relation to current monthly income. A new appraisal will be obtained with respect to the residence securing the new purchase money mortgage loan.

Underwriter Discretion. During the second calendar quarter of 2005, Wells Fargo Bank initiated a program designed to encourage its mortgage loan underwriting staff to prudently, but more aggressively, utilize the underwriting discretion already granted to them under Wells Fargo Bank’s underwriting guidelines and policies. This initiative was viewed by management as necessary and desirable to make prudent loans available to customers where such loans may have been denied in the past because of underwriter hesitancy to maximize the use of their ability to consider compensating factors as permitted by the underwriting guidelines. There can be no assurance that the successful implementation of this initiative will not result in an increase in the incidence of delinquencies and foreclosures, or the severity of losses, among mortgage loans underwritten in accordance with the updated philosophy, as compared to mortgage loans underwritten prior to the commencement of the initiative.

Countrywide Home Loans Underwriting Standards

General

Countrywide Home Loans, Inc., a New York corporation (“Countrywide Home Loans”), has been originating mortgage loans since 1969. Countrywide Home Loans’ underwriting standards are applied in accordance with applicable federal and state laws and regulations.

As part of its evaluation of potential borrowers, Countrywide Home Loans generally requires a description of income. If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Such employment verification may be obtained, either through analysis of the prospective borrower’s recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years’ tax returns, or from the prospective borrower’s employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

In assessing a prospective borrower’s creditworthiness, Countrywide Home Loans may use FICO Credit Scores. “FICO Credit Scores” are statistical credit scores designed to assess a borrower’s creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower’s credit history. FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. Under Countrywide Home Loans’ underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years, may be eligible for Countrywide Home Loans’ processing program (the “Preferred Processing Program”).

Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans’ underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide Home Loans, the loan correspondent or mortgage broker. In addition, Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide Home Loans’ standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans’ underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home Loans’ prior experience with the correspondent lender and the results of the quality control review process itself.

Countrywide Home Loans’ underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower’s monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower’s monthly gross income and the ratio of total monthly debt to the monthly gross income (the “debt-to-income” ratios) are within acceptable limits. If the prospective borrower has applied for an interest-only Six-Month LIBOR Loan, the interest component of the monthly mortgage expense is calculated based upon the initial interest rate plus 2%. If the prospective borrower has applied for a 3/1 Mortgage Loan or 3/27 Mortgage Loan and the Loan-to-Value Ratio is less than or equal to 75%, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate; if the Loan-to-Value Ratio exceeds 75%, the interest component of the monthly mortgage expense calculation is based on the initial loan interest rate plus 2%. If the prospective borrower has applied for a 5/1 Mortgage Loan, a 5/25 Mortgage Loan, a 7/1 Mortgage Loan, a 7/23 Mortgage Loan, a 10/1 Mortgage Loan or a 10/20 Mortgage Loan, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate. If the prospective borrower has applied for a Negative Amortization Loan, the interest component of the monthly housing expense calculation is based upon the greater of 4.25% and the fully indexed mortgage note rate at the time of loan application. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide Home Loans’ underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower. Additionally, Countrywide Home Loans does permit its adjustable rate mortgage loans, hybrid adjustable rate mortgage loans and negative amortization mortgage loans to be assumed by a purchaser of the related mortgaged property, so long as the mortgage loan is in its adjustable rate period (except for a 3/1 Mortgage Loan, which may be assumed during the fixed rate period) and the related purchaser meets Countrywide Home Loans’ underwriting standards that are then in effect.

Countrywide Home Loans may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%. Countrywide Home Loans’ underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation Loan Program (the “Full Documentation Program”), each prospective borrower is required to complete an application which includes information with respect to the applicant’s assets, liabilities, income, credit history, employment history and other personal information. Self employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets and mortgages.

A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans’ standard disclosure or verification requirements or both. Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative Documentation Loan Program (the “Alternative Documentation Program”), a Reduced Documentation Loan Program (the “Reduced Documentation Program”), a CLUES Plus Documentation Loan Program (the “CLUES Plus Documentation Program”), a No Income/No Asset Documentation Loan Program (the “No Income/No Asset Documentation Program”), a Stated Income/Stated Asset Documentation Loan Program (the “Stated Income/Stated Asset Documentation Program”) and a Streamlined Documentation Loan Program (the “Streamlined Documentation Program”).

For all mortgage loans originated or acquired by Countrywide Home Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

Except with respect to the mortgage loans originated pursuant to its Streamlined Documentation Program, whose values were confirmed with a Fannie Mae proprietary automated valuation model, Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

In addition to Countrywide Home Loans’ standard underwriting guidelines (the “Standard Underwriting Guidelines”), which are consistent in many respects with the guidelines applied to mortgage loans purchased by Fannie Mae and Freddie Mac, Countrywide Home Loans uses underwriting guidelines featuring expanded criteria (the “Expanded Underwriting Guidelines”). The Standard Underwriting Guidelines and the Expanded Underwriting Guidelines are described further under the next two headings.

Standard Underwriting Guidelines

Countrywide Home Loans’ Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 75% for mortgage loans with original principal balances of up to $1,000,000, up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000.

For cash-out refinance mortgage loans, Countrywide Home Loans’ Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 75% and original principal balances ranging up to $650,000. The maximum “cash-out” amount permitted is $200,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan. As used in this prospectus supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan or $2,000.

Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 80% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 75% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

Under its Standard Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower’s monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower’s total monthly debt of up to 38%.

In connection with the Standard Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Program, the CLUES Plus Documentation Program or the Streamlined Documentation Program.

The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

Under the Reduced Documentation Program, some underwriting documentation concerning income, employment and asset verification is waived. Countrywide Home Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment. Since information relating to a prospective borrower’s income and employment is not verified, the borrower’s debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio ranges up to 95%.

The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower’s assets and the sufficiency of the borrower’s funds for closing, Countrywide Home Loans obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan amount of the loan being refinanced had a Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to 95%.

Expanded Underwriting Guidelines

Mortgage loans which are underwritten pursuant to the Expanded Underwriting Guidelines may have higher Loan-to-Value Ratios, higher loan amounts and different documentation requirements than those associated with the Standard Underwriting Guidelines. The Expanded Underwriting Guidelines also permit higher debt-to-income ratios than mortgage loans underwritten pursuant to the Standard Underwriting Guidelines.

Countrywide Home Loans’ Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000, up to 75% for mortgage loans with original principal balances of up to $1,500,000 and up to 70% for mortgage loans with original principal balances of up to $3,000,000. Under certain circumstances, however, Countrywide Home Loans’ Expanded Underwriting Guidelines allow for Loan-to-Value Ratios of up to 100% for purchase money mortgage loans with original principal balances of up to $375,000.

For cash-out refinance mortgage loans, Countrywide Home Loans’ Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 90% and original principal balances ranging up to $1,500,000. The maximum “cash-out” amount permitted is $400,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan.

Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 100% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

Under its Expanded Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower’s monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower’s total monthly debt of up to 40%; provided, however, that if the Loan-to-Value Ratio exceeds 80%, the maximum permitted debt-to-income ratios are 33% and 38%, respectively.

In connection with the Expanded Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Loan Program, the No Income/No Asset Documentation Program and the Stated Income/Stated Asset Documentation Program. Neither the No Income/No Asset Documentation Program nor the Stated Income/Stated Asset Documentation Program is available under the Standard Underwriting Guidelines.

The same documentation and verification requirements apply to mortgage loans documented under the Alternative Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Alternative Documentation Program, mortgage loans that have been underwritten pursuant to the Expanded Underwriting Guidelines may have higher loan balances and Loan-to-Value Ratios than those permitted under the Standard Underwriting Guidelines.

Similarly, the same documentation and verification requirements apply to mortgage loans documented under the Reduced Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Reduced Documentation Program, higher loan balances and Loan-to-Value Ratios are permitted for mortgage loans underwritten pursuant to the Expanded Underwriting Guidelines than those permitted under the Standard Underwriting Guidelines. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 90%. The borrower is not required to disclose any income information for some mortgage loans originated under the Reduced Documentation Program, and accordingly debt-to-income ratios are not calculated or included in the underwriting analysis. The maximum Loan-to-Value Ratio, including secondary financing, for those mortgage loans ranges up to 85%.

Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower’s income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the maximum Loan-to-Value Ratio, including secondary financing, ranges up to 95%. Mortgage loans originated under the No Income/No Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

Under the Stated Income/Stated Asset Documentation Program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower’s employment and that the stated assets are consistent with the borrower’s income. The Stated Income/Stated Asset Documentation Program permits maximum Loan-to-Value Ratios up to 90%. Mortgage loans originated under the Stated Income/Stated Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

Mortgage Loan Production

The following table sets forth, by number and dollar amount of mortgage loans, Countrywide Home Loans’ residential mortgage loan production for the periods indicated.

	Consolidated Mortgage Loan Production
	Year Ended February 28,	Ten Months Ended December 31,	Year Ended December 31,				Three Months Ended March 31,
	2001	2001	2002	2003	2004	2005	2006
	(Dollars in millions, except average loan amount)
Conventional Conforming Loans
Number of Loans	240,608	504,975	999,448	1,517,743	846,395	809,630	164,665
Volume of Loans	$ 34,434	$ 76,432	$ 150,110	$ 235,868	$ 138,845	$ 167,675	$ 32,068
Percent of Total Dollar Volume	50.0%	61.7%	59.6%	54.2%	38.2%	34.1%	31.0%
Conventional Non-conforming Loans
Number of Loans	86,600	137,593	277,626	554,571	509,711	826,178	155,746
Volume of Loans	11,394	$ 22,209	$ 61,627	$ 136,664	$ 140,580	$ 225,217	$ 48,204
Percent of Total Dollar Volume	16.5%	17.9%	24.5%	31.4%	38.7%	45.9%	46.6%
FHA/VA Loans
Number of Loans	118,673	118,734	157,626	196,063	105,562	80,528	20,487
Volume of Loans	$ 13,075	$ 14,109	$ 19,093	$ 24,402	$ 13,247	$ 10,712	$ 2,878
Percent of Total Dollar Volume	18.9%	11.4%	7.6%	5.6%	3.6%	2.2%	2.8%
Prime Home Equity Loans
Number of Loans	119,045	164,503	316,049	453,817	587,046	683,887	165,076
Volume of Loans	$ 4,660	$ 5,639	$ 11,650	$ 18,103	$ 30,893	$ 42,706	$ 11,063
Percent of Total Dollar Volume	6.8%	4.5%	4.6%	4.2%	8.5%	8.7%	10.7%
Nonprime Mortgage Loans
Number of Loans	51,706	43,359	63,195	124,205	250,030	278,112	59,226
Volume of Loans	$ 5,360	$ 5,580	$ 9,421	$ 19,827	$ 39,441	$ 44,637	$ 9,205
Percent of Total Dollar Volume	7.8%	4.5%	3.7%	4.6%	11.0%	9.1%	8.9%
Total Loans
Number of Loans	616,632	969,164	1,813,944	2,846,399	2,298,744	2,678,335	565,200
Volume of Loans	$ 68,923	$ 123,969	$ 251,901	$ 434,864	$ 363,006	$ 490,947	$ 103,418
Average Loan Amount	$ 112,000	$ 128,000	$ 139,000	$ 153,000	$ 158,000	$ 183,000	$ 183,000
Non-Purchase Transactions(1)	33%	63%	66%	72%	51%	53%	55%
Adjustable-Rate Loans(1)	14%	12%	14%	21%	52%	52%	50%

___________________________

(1)	Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.

Note: Loan-to-Value Ratio as used in the Countrywide Home Loans Underwriting Standards” above has the following meaning:

The “Loan-to-Value Ratio” of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at the date of determination and the denominator of which is

•	in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale; or
•

in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance, except in the case of a mortgage loan underwritten pursuant to Countrywide Home Loans’ Streamlined Documentation Program as described under “—Underwriting Standards—General” above.

With respect to mortgage loans originated pursuant to Countrywide Home Loans’ Streamlined Documentation Program,

•

if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was 80% or less and the loan amount of the new loan being originated is $650,000 or less, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property at the time of the origination of the mortgage loan being refinanced, as reconfirmed by Countrywide Home Loans using an automated property valuation system; or

•

if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than 80% or the loan amount of the new loan being originated is greater than $650,000, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property as determined by an appraisal obtained by Countrywide Home Loans at the time of the origination of the new mortgage loan. See “—Underwriting Standards—General” above.

No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the mortgage loans.

DLJ Mortgage Capital Underwriting Standards

As of the Cut-off Date, the Sponsor acquired approximately 19.25%, 1.97%, 33.20% and 37.75% of the group 3, group 4, group 5 and group 6 mortgage loans, respectively, (by Cut-off Date Principal Balance) through its whole-loan flow acquisition channel from originators that the Sponsor has determined met its qualified correspondent requirements. Such standards require that the following conditions be satisfied: (i) the related mortgage loans were originated pursuant to a mortgage loan purchase agreement between the Sponsor and the applicable qualified correspondent that contemplated that such qualified correspondent would underwrite mortgage loans from time to time, for sale to the Sponsor, in accordance with underwriting guidelines designated by the Sponsor (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such mortgage loans were in fact underwritten as described in clause (i) above and were acquired by the Sponsor within 270 days after the related origination dates; (iii) the Designated Guidelines were, at the time such mortgage loans were underwritten, designated by the Sponsor on a consistent basis for use by originators in originating mortgage loans to be purchased by the Sponsor; and (iv) the Sponsor employed, at the time such mortgage loans were acquired by the Sponsor, certain quality assurance procedures designed to ensure that the applicable qualified correspondent from which it purchased the related mortgage loans properly applied the underwriting criteria designated by the Sponsor.

Underwriting Standards

The underwriting standards applicable to the mortgage loans typically differ from, and are, with respect to a substantial number of mortgage loans, generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac primarily with respect to original principal balances, loan to value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent the programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of the mortgage loans thereunder may reflect higher delinquency rates and/or credit losses. In addition, certain exceptions to the underwriting standards described herein are made in the event that compensating factors are demonstrated by a prospective borrower. Neither the depositor nor any affiliate, including the Sponsor, has re underwritten any mortgage loan.

Generally, each mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor’s financial condition, other than with respect to “no income/asset” documentation, the mortgagor will have furnished information with respect to its assets, liabilities and income (except as described below) and credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the mortgagor’s credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties and two to four unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to mortgaged property consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes.

Based on the data provided in the application and certain verification (if required), a determination is made by the original lender that the mortgagor’s monthly income (if required to be stated) will be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months equal no more than a specified percentage of the prospective mortgagor’s gross income. The percentage applied varies on a case by case basis depending on a number of underwriting criteria, including the LTV ratio of the mortgage loan. The Sponsor may also consider the amount of liquid assets available to the mortgagor after origination.

The mortgage loans have been originated under “full documentation” or “alternative documentation,” “reduced documentation,” “stated income/stated assets” or “no income/no asset” programs. The “alternative documentation,” “reduced documentation,” “stated income/stated assets” and “no income/no asset” programs generally require either alternative or less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories. Generally, an “alternative” documentation program requires information regarding the mortgagor’s income (i.e., W-2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements) as does a “full documentation” loan, however, alternative forms of standard verifications are used. Generally, under both “full documentation l” and “alternative documentation” programs at least one year of income documentation is provided. Generally, under a “reduced documentation” program, either no verification of a mortgagor’s stated income is undertaken by the originator or no verification of a mortgagor’s assets is undertaken by the originator. Reduced documentation loans may also include loans having only one year of income verification and loans to mortgagors with acceptable payment histories and credit scores but no information or verification of the mortgagor’s income. Under a “stated income/stated assets” program, no verification of either a mortgagor’s income or a mortgagor’s assets is undertaken by the originator although both income and assets are stated on the loan application and a “reasonableness test” is applied. Generally, under a “no income/no asset” program, the mortgagor is not required to state his or her income or assets and therefore, no verification of such mortgagor’s income or assets is undertaken by the originator. The underwriting for mortgage loans originated under the “no income/no asset” program may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score.

The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by an appraisal in accordance with pre established appraisal procedure guidelines for appraisals established by or acceptable to the originator. All appraisals conform to the Uniform Standards of

Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre established appraisal procedure guidelines established by the originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property. Under some documentation programs, the originator may rely on the original appraised value of the mortgaged property in connection with a refinance by an existing mortgagor.

Credit Suisse Financial Corporation Underwriting Standards

Credit Suisse Financial Corporation, also referred to herein as an Originator, is a Delaware corporation. The Originator conducts lending through wholesale loan production offices. The Originator operates more than two wholesale loan production offices located in three states and makes loans throughout all 50 states and the District of Columbia. The Originator has been originating mortgage loans since its 2003. The principal executive offices of the Originator are located at 302 Carnegie Center, 2nd Floor, Princeton, New Jersey 08540.

Underwriting Standards

The mortgage loans were originated or acquired by Credit Suisse Financial Corporation generally in accordance with the underwriting criteria described herein.

The underwriting standards applicable to the mortgage loans typically differ from, and are, with respect to a substantial number of mortgage loans, generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac primarily with respect to original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent the programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of the mortgage loans thereunder may reflect higher delinquency rates and/or credit losses. In addition, certain exceptions to the underwriting standards described herein are made in the event that compensating factors are demonstrated by a prospective borrower.

Generally, each mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor’s financial condition, the mortgagor will have furnished information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the mortgagor’s credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to mortgaged property consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes. In the case of certain borrowers with acceptable payment histories, no income will be required to be stated (or verified) in connection with the loan application.

Based on the data provided in the application and certain verification (if required), a determination is made by the original lender that the mortgagor’s monthly income (if required to be stated) will be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months equal no more than a specified percentage of the prospective mortgagor’s gross income. The percentage applied varies on a case by case basis depending on a number of underwriting criteria, including the LTV ratio of the mortgage loan. The originator may also consider the amount of liquid assets available to the mortgagor after origination.

The mortgage loans have been originated under “full documentation,” “alternative documentation,” “reduced documentation,” “stated income/stated assets” or “no income/no asset” programs. The “alternative documentation,” “reduced documentation,” “stated income/stated asset” and “no income/no asset” programs generally require either alternative or less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories. Generally, an “alternative documentation” program requires information regarding the mortgagor’s income (i.e., W-2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements) as does a “full documentation” loan, however, alternative forms of standard verifications are used. Generally, under both “full documentation” and “alternative documentation” programs at least one year of income documentation is provided. Generally, under a “reduced documentation” program, either no verification of a mortgagor’s stated income is undertaken by the originator or no verification of a mortgagor’s assets is undertaken by the originator. Under a “stated income/stated assets” program, no verification of either a mortgagor’s income or a mortgagor’s assets is undertaken by the originator although both income and assets are stated on the loan application and a “reasonableness test” is applied. Generally, under a “no income/no asset” program, the mortgagor is not required to state his or her income or assets and therefore, no verification of such mortgagor’s income or assets is undertaken by the originator. The underwriting for mortgage loans originated under the “no income/no asset” program may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score.

The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by an appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established appraisal procedure guidelines established by the originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property. Under some reduced documentation programs, the originator may rely on the original appraised value of the mortgaged property in connection with a refinance by an existing mortgagor.

STATIC POOL INFORMATION

The depositor will make available any of the sponsor’s material static pool information as required under the SEC’s rules and regulations on a website on the world wide web. The static pool information material to this offering of certificates is located in the hyperlink labeled ARMT 2006-2 at http://www.credit-suisse.armt.static-pool.com. Access to this web address is unrestricted and free of charge. The static pool information includes (i) information about the original characteristics of each prior securitized pool as of the cut-off date for that pool and (ii) delinquency, loss and prepayment information about each prior securitized pool.

The static pool information is not deemed to be a part of the accompanying base prospectus or the depositor’s registration statement to the extent that the static pool information relates to (a) any trust fund that was established before January 1, 2006 and (b) information relating to assets of any trust fund established on or after January 1, 2006, which information relates to periods prior to January 1, 2006.

AFFILIATES AND RELATED TRANSACTIONS

The sponsor, the depositor, the underwriter and the cap counterparty are affiliated entities and wholly owned subsidiaries of Credit Suisse Holdings (USA), Inc. In addition, on October 4, 2005, Credit Suisse (USA), Inc., an affiliate of the sponsor, acquired all of the outstanding stock of SPS’s parent from the prior shareholders. There is not currently and there was not during the past two years any material business relationship, arrangement or other understanding between any of the sponsor, the depositor, the underwriter or SPS that was entered into outside the ordinary course of business of each such party or on terms other than would be obtained in an arm’s length transaction with unaffiliated entities.

THE SPONSOR

The following information has been provided by DLJ Mortgage Capital, Inc. and neither the depositor nor the underwriter make any representations or warranties as to the accuracy or completeness of such information.

DLJ Mortgage Capital, Inc., a Delaware corporation (“DLJMC”), is referred to in this prospectus supplement as the “sponsor” or the “seller.” Its executive offices are located at 11 Madison Avenue, New York, NY 10010. The sponsor is an affiliate of the depositor, the underwriter, the cap counterparty and SPS.

The sponsor, together with its affiliates, is involved in mortgage-backed securitizations and other structured financing arrangements. The sponsor has been engaged in the securitization of assets since its inception in 1988. In connection with these activities, the sponsor uses special purpose entities, such as the depositor, primarily for (but not limited to) the securitization of residential mortgages and home equity loans.

During fiscal year 2005, the sponsor and its affiliates securitized approximately $50 billion of residential mortgages.

In the normal course of its securitization program, the sponsor acquires mortgage loans from third party originators and through its affiliates. The sponsor or its affiliates structure securitization transactions in which the mortgage loans are sold to the depositor and the depositor issues the securities supported by the cash flows generated by the mortgage loans and secured by the mortgage loans. The sponsor will make certain representations and warranties to the depositor and the trustee regarding the mortgage loans and if such representations and warranties are breached, the sponsor may have an obligation to repurchase or substitute such mortgage loans from the depositor (or directly from the trustee). To mitigate these risks, however, to the extent the mortgage loans being securitized have been originated by third parties, the sponsor will generally obtain appropriate representations and warranties from these third parties upon the acquisition of such mortgage loans.

Credit Suisse Financial Corporation (“CSFC”), an affiliate of the sponsor and an originator, is a Delaware corporation. CSFC conducts lending through wholesale loan production offices. CSFC operates more than 2 wholesale loan production offices located in 3 states and makes loans throughout all 50 states and the District of Columbia. CSFC has been originating mortgage loans since 2003.

The principal executive offices of CSFC are located at 302 Carnegie Center, 2nd Floor, Princeton, New Jersey 08540.

THE DEPOSITOR

Credit Suisse First Boston Mortgage Securities Corp., the depositor, was incorporated in the State of Delaware on December 31, 1985, as a wholly-owned subsidiary of First Boston Securities Corporation, the name of which was subsequently changed to Credit Suisse First Boston Securities Corporation, or CSFBSC. CSFBSC, the name of which was subsequently changed to Credit Suisse First Boston Management LLC and more recently to Credit Suisse Management LLC, is an indirect wholly-owned subsidiary of Credit Suisse Holdings (USA), Inc. The principal executive offices of the depositor are located at 11 Madison Avenue, New York, N.Y. 10010. Its telephone number is (212) 325-2000.

The depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests in those trusts and acquiring and selling mortgage assets to those trusts. Neither the depositor, its parent nor any of the depositor’s affiliates will ensure or guarantee distributions on the certificates. The mortgage loans will be acquired by the depositor directly or through one or more affiliates. During the fiscal year 2005, the depositor and its affiliates securitized approximately $50 billion of residential mortgages.

After issuance of the certificates, the depositor will have no material obligations with respect to the certificates and mortgage loans, other than the (i) the right to appoint a successor trustee upon the resignation or removal of the trustee and (ii) the obligation to indemnify the underwriter against certain liabilities under the Securities Act of 1933, as amended.

THE CAP COUNTERPARTY

The cap counterparty under the Group 6 Interest Rate Cap Agreement is Credit Suisse International (“CSi”). CSi was incorporated in England and Wales under the Companies Act 1985 on May 9, 1990 with registered no. 2500199 and was re-registered as unlimited under the name “Credit Suisse Financial Products” on July 6, 1990. Its registered office and principal place of business is at One Cabot Square, London E14 4QJ. CSi is an English bank and is regulated as a European Union credit institution by The Financial Services Authority (“FSA”) under the Financial Services and Markets Act 2000. The FSA has issued a scope of permission notice authorizing CSi to carry out specified regulated investment activities. Effective as of March 27, 2000, Credit Suisse Financial Products was renamed “Credit Suisse First Boston International” and effective January 16, 2006 Credit Suisse First Boston International was renamed “Credit Suisse International.” These changes were renamings only.

CSi is an unlimited company and, as such, its shareholders have a joint, several and unlimited obligation to meet any insufficiency in the assets of CSi in the event of its liquidation. CSi’s ordinary voting shares are owned, as to 56%, by Credit Suisse, as to 24%, by Credit Suisse (International) Holding AG and, as to 20%, by Credit Suisse Group. CSi commenced business on July 16, 1990. Its principal business is banking, including the trading of derivative products linked to interest rates, equities, foreign exchange, commodities and credit.

CSi has been assigned a senior unsecured debt rating of “A+ (positive outlook)” by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., a senior debt rating of “Aa3 (stable outlook)” by Moody’s Investors Service, Inc. and a long-term rating of “AA- (stable outlook)” by Fitch Ratings.

CSi is an affiliate of the depositor, the sponsor and the underwriter.

SERVICING OF THE MORTGAGE LOANS

General

Wells Fargo Bank will act as master servicer of all of the mortgage loans. The mortgage loans will initially be serviced by the entities listed in the following table. The table shows, for each servicer, the percentage of mortgage loans initially serviced by it, by Cut-off Date Principal Balance of the mortgage loans in each loan group and for all of the loan groups.

Primary Servicing of the Loans

(by Percentages of the Cut-off Date Pool Balance for Each Loan Group)(1)

Servicer	Group 1	Group 2	Groups 1-2	Group 3	Group 4	Group 5	Groups 3-5	Group 6	All Loan Groups
Countrywide Home Loans Servicing LP.	0.00%	0.00%	0.00%	25.78%	91.67%	1.03%	40.96%	3.21%	11.58%
Select Portfolio Servicing, Inc.	0.00%	0.00%	0.00%	30.28%	5.55%	75.76%	34.20%	67.34%	17.50%
Washington Mutual Bank.	0.00%	0.00%	0.00%	26.55%	0.00%	0.00%	10.72%	1.11%	3.07%
Wells Fargo Bank, N.A.	100.00%	100.00%	100.00%	14.25%	2.78%	20.21%	12.05%	19.63%	66.24%

_________________________________

(1)	No other servicer services more than 10% of the mortgage loans in any loan group as of the cut-off date (by Cut-off Date Principal Balance of the applicable mortgage loans.).

In addition, it is anticipated that on or about June 1, 2006, the servicing function for all or a portion of the mortgage loans serviced by SPS will be transferred to a successor servicer that meets the requirements of a successor servicer in the pooling and servicing agreement. Such successor servicer will service such mortgage loans in accordance with the servicing provisions set forth in the pooling and servicing agreement. We cannot assure you that such servicing transfer will occur. See also “Risk Factors—If Servicing is Transferred, Delinquencies May Increase” in this prospectus supplement.

The master servicer will oversee and enforce the servicing by the servicers (other than the designated servicers) of the mortgage loans serviced by each of them in accordance with the servicing provisions of the pooling and servicing agreement.

With respect to 311 mortgage loans, representing approximately 11.58% of the Cut-off Date Principal Balance of the mortgage loans (the “Countrywide Servicing Mortgage Loans”), the pooling and servicing agreement provides that the master servicer will oversee and enforce the servicing by Countrywide Servicing of the Countrywide Servicing Mortgage Loans in accordance with the servicing provisions of a certain servicing agreement, as amended, among DLJ Mortgage Capital, Countrywide Servicing, the master servicer and the trust administrator (the “Countrywide Servicing Agreement”). With respect to 65 mortgage loans, representing approximately 3.07% of the Cut-off Date Principal Balance of the mortgage loans (the “WMB Servicing Mortgage Loans”), the pooling and servicing agreement provides that the master servicer will oversee and enforce the servicing by WMB of the WMB Servicing Mortgage Loans in accordance with the servicing provisions of a certain servicing agreement, as amended, among DLJ Mortgage Capital, WMB, the master servicer and the trust administrator (the “WMB Servicing Agreement,” and together with the Countrywide Servicing Agreement, the “Designated Servicing Agreements” and together with the pooling and servicing agreement, the “Servicing Agreements”).

The servicing provisions of the Designated Servicing Agreements do not materially differ from the servicing provisions of the pooling and servicing agreement. Pursuant to the pooling and servicing agreement, the master servicer will be required to make advances and compensating interest payments to the extent that a designated servicer is required to do so under the applicable Designated Servicing Agreement but fails to do so. See ”Servicing of Mortgage Loans—Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans” and “—Advances from the Servicers and Master Servicer” in this prospectus supplement. If a designated servicer fails to perform in accordance with the terms of the applicable Designated Servicing Agreement, the master servicer will be required to terminate the related designated servicer and either find a successor servicer or service the related mortgage loans itself. Any successor servicer will be required to service such mortgage loans according to the servicing provisions of the pooling and servicing agreement.

Each of SPS and Wells Fargo Bank will be directly responsible for servicing the mortgage loans serviced by it under the terms of the pooling and servicing agreement. Countrywide Servicing will be directly responsible for servicing the mortgage loans serviced by it under the terms of the Countrywide Servicing Agreement. Washington Mutual will be directly responsible for servicing the mortgage loans serviced by it under the terms of the Washington Mutual Servicing Agreement.

Under the pooling and servicing agreement, the servicers may contract with subservicers to perform some or all of their servicing duties. Regardless of the servicing arrangement, the servicers will remain liable for their servicing duties and obligations under the applicable Servicing Agreement. Additionally, any servicer, other than a designated servicer, may enter into special servicing agreements as more fully described in “Servicing of Mortgage Loans—Special Servicing Agreements” herein. None of the servicers or the special servicer will have any servicing obligations with respect to the mortgage loans not serviced by it.

Each servicer will make reasonable efforts to collect or cause to be collected all payments called for under the terms and provisions of the mortgage loans serviced by it and, to the extent those procedures are consistent with the applicable Servicing Agreement, will follow collection procedures as are followed for mortgage loans comparable to the mortgage loans in the trust in the local areas where each mortgaged property is located. Under the applicable Servicing Agreement, each servicer will establish and maintain, or cause to be established and maintained, one or more collection accounts into which deposits will be made on a daily basis of payments and collections on the mortgage loans serviced by it net of the related servicing compensation. Funds credited to a collection account may be invested for the benefit and at the risk of the related servicer in permitted investments, as described in the applicable Servicing Agreement, that are scheduled to mature on or prior to the servicer remittance date in accordance with the provisions of the applicable Servicing Agreement. If permitted by the applicable Servicing Agreement, a collection account may be a commingled account with other similar accounts maintained by the related servicer.

Under the pooling and servicing agreement, the trust administrator will establish and maintain a certificate account. Each servicer will establish and maintain a collections account pursuant to the terms of the pooling and servicing agreement or applicable Servicing Agreement. Each month, on a date specified in the related Servicing

Agreement, each servicer will withdraw from its collection account all amounts representing collections on the mortgage loans that are required to be distributed to certificateholders on the distribution date in that month and remit such amounts to the trust administrator. Funds credited to the certificate account may be invested for the benefit and at the risk of the trust administrator in permitted investments, as described in the pooling and servicing agreement, that are scheduled to mature on or prior to the day immediately preceding the related distribution date in accordance with the provisions of the pooling and servicing agreement. See “–Flow of Funds” herein.

The pooling and servicing agreement prohibits the resignation of the master servicer, the special servicer, SPS and Wells Fargo Bank, as servicer, and any other servicer thereunder, except upon (a) appointment of a successor master servicer, special servicer or servicer (which may be with respect to all or a portion of the mortgage loans master serviced by the master servicer or serviced by that servicer, respectively), as applicable, and receipt by the trustee and the trust administrator of a letter from each rating agency that the resignation and appointment will not result in a downgrading of the rating of any of the certificates or (b) a determination that the master servicer’s, such servicer’s or such special servicer’s duties thereunder are no longer permitted under applicable law. In addition, the entity specified in the pooling and servicing agreement or its transferee may request that (i) SPS or the master servicer, subject to certain conditions specified in the pooling and servicing agreement, resign and appoint a successor servicer or master servicer, as applicable, provided such entity delivers to the trustee and trust administrator the letter from each rating agency described in the previous sentence and (ii) the special servicer resign and appoint a successor special servicer, provided such entity delivers to the trustee and trust administrator the letter from each rating agency described in the previous sentence. No resignation of the master servicer will be effective until a successor master servicer has assumed such master servicing obligations in the manner provided in the pooling and servicing agreement. No resignation of SPS or Wells Fargo Bank (in its capacity as servicer) or any other servicer under the pooling and servicing agreement will be effective until the master servicer or a successor servicer has assumed such servicing obligations in the manner provided in the pooling and servicing agreement. If the master servicer acts as successor servicer with respect to any mortgage loans, there will be a period of transition, not to exceed 90 days (except with respect to SPS serviced loans, such period of transition not to exceed 60 days) before servicing functions can be fully transferred to the master servicer as successor servicer; provided, however, that during such period, the master servicer will continue to be responsible to make advances and compensating interest payments with respect to such mortgage loans. In connection with the appointment of a successor servicer to SPS, Wells Fargo Bank or the master servicer, the servicing provisions of the pooling and servicing agreement may be amended without the consent of the certificateholders, provided that the rating agencies confirm the rating of the certificates giving effect to the amendment.

Under certain circumstances when a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the applicable servicer to be in the best interest of the certificateholders, the applicable servicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure. However, the applicable servicer’s ability to perform servicing modifications will be subject to the limitations set forth in the applicable Servicing Agreement. Delinquent interest, advances and other amounts may be added to the outstanding principal balance of a mortgage loan only once during the life of a mortgage loan. Any capitalized amount added to the mortgage loan will be required to be fully amortized over the remaining term of the mortgage loan. The maturity date of any mortgage loan shall not be extended. The aggregate principal balance of all mortgage loans subject to modifications that involve capitalizing amounts to the principal balance will be no more than five percent (5%) of the aggregate Cut-off Date Principal Balance.

Flow of Funds

On the Cash Remittance Date (see table immediately below) each servicer will remit all amounts on deposit in the related collection account to the certificate account. On each distribution date, to the extent of related available funds for each loan group on deposit in the certificate account, the trust administrator, on behalf of the trustee, will make distributions to the related certificateholders. The following table sets forth the flow of funds from collections of payments on the mortgage loans, the deposit of such funds into the accounts and the payments of such funds to the certificateholders.

Period/Event	Dates	Flow of Funds
Due Period	The period beginning on the second day of a calendar month and ending on the first day of the succeeding calendar month.

Each servicer shall hold in the related collection account all scheduled installments of interest (net of the servicing fees) and principal collected on the related mortgage loans, together with any monthly advances in respect thereof.

Prepayment Period

With respect to Wells Fargo Bank, the 15th day of the month preceding the related distribution date to the 14th day of the month of the related distribution date. With respect to SPS and any prepayments in full, the 15th day of the month preceding the related distribution date to the 14th day of the month of the related distribution date and, with respect to partial prepayments, the calendar month immediately preceding the distribution date. With respect to Countrywide and WMB, the calendar month immediately preceding the distribution date.

Each servicer shall hold in the related collection account all partial or full prepayments of principal and certain other unscheduled payments of principal, together with any accrued interest thereon on the related mortgage loans during such period plus any amounts required to be paid by that servicer in respect of Prepayment Interest Shortfalls and Interest Shortfalls on such mortgage loans.

Cash Remittance Date

With respect to the SPS, 7th day preceding the related distribution date (or, if such day is not a business day, on the immediately preceding business day). With respect to Wells Fargo Bank, Countrywide and WMB, the 18th day of each calendar month (or, if the 18th is not a business day, the immediately following business day).

On the cash remittance date, each servicer will remit to the certificate account, scheduled payments received on the mortgage loans serviced by it due during the related due period and any monthly advances in respect thereof, prepayments received on the mortgage loans serviced by it during the related Prepayment Period and certain other unscheduled amounts required to be remitted by such servicer in accordance with the applicable Servicing Agreement.

Distribution Date	The 25th day of each month, or if such day is not a business day, on the first business day thereafter.	On each distribution date, the Trust Administrator will remit amounts on deposit in the certificate account to certificateholders in accordance with the priority of distributions set forth herein.

Servicing Fees and Other Payment of Expenses

The expense fees for the mortgage loans are payable out of the interest payments on each mortgage loan. The expense fees consist of the servicing fee and any lender paid mortgage guaranty insurance premiums, if applicable. The expense fees will vary from mortgage loan to mortgage loan. The rate at which the expense fees accrue is expected to range from 0.250% to 0.500% per annum of the outstanding stated principal balance of each mortgage loan. As of the Cut-off Date, the weighted average rate at which the expense fees accrue is expected to equal approximately 0.250%, 0.250%, 0.348%, 0.262%, 0.376% and 0.266% (in each case by Cut-off Date Principal Balance) of the group 1 mortgage loans, group 2 mortgage loans, group 3 mortgage loans, group 4 mortgage loans, group 5 mortgage loans and group 6 mortgage loans, respectively. The net mortgage rate of a mortgage loan is equal to its current mortgage rate less the rate at which expense fees accrue on that mortgage loan.

Each servicer or the master servicer is obligated to pay some ongoing expenses associated with the mortgage loans serviced or master serviced, respectively, by it and incurred by that servicer or master servicer, as applicable, in connection with its responsibilities under the pooling and servicing agreement (and/or applicable servicing agreement) and those amounts will be paid by such servicer or the master servicer, as applicable, out of its servicing fee or master servicing fee, as applicable. The amount of the servicing fee for each servicer is subject to adjustment for prepaid mortgage loans, as described in this prospectus supplement under “—Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans.” The related servicer will also be entitled to receive late payment fees, assumption fees and other similar charges, all reinvestment income earned on amounts on deposit in its collection account for the mortgage loans and in some cases, prepayment premiums. In addition, SPS will be entitled to the interest portion of a prepayment in full if such prepayment is received in the month that such prepayment is to be distributed to certificateholders and such interest represents interest accruals for that month. The trust administrator will be entitled to all reinvestment income earned on amounts on deposit in the certificate account.

The following table sets forth the fees and expenses that are payable out of payments on the mortgage loans, prior to payments of interest and principal to certificateholders:

Group	Total Fees	Service Fees	Lender Paid Mortgage Guaranty Premiums
1	0.2500%	0.2500%	0.0000%
2	0.2500%	0.2500%	0.0000%
3	0.3480%	0.3462%	0.0018%
4	0.2620%	0.2605%	0.0015%
5	0.3755%	0.3755%	0.0000%
6	0.2656%	0.2567%	0.0089%

The following table sets forth certain information with respect to the fees payable to the servicers, the master servicer, the trust administrator and the trustee.

Party	Fee Payable	Amount/ Description of Fee	Priority/ Source of Payment
Servicers	Monthly

With respect to each servicer and each mortgage loan serviced by it, an amount equal to 1/12 of the product of (1) the principal balance of such mortgage loan as of the first day of the calendar month and (2) the servicing fee rate with respect to such mortgage loan. The servicing fee rate for a mortgage loan is equal to the expense fee rate less the portion of the rate, if any, allocable to lender paid mortgage insurance premiums.

Each servicer will withdraw or withhold from the collection account their aggregate servicing fee from interest actually collected on each mortgage loan serviced by it, prior to such amounts being available to make payments on the certificates.

Trust Administrator	Monthly	The trust administrator will receive as its fee net investment earnings on amounts on deposit in the certificate account.	On each distribution date, the trust administrator will withdraw the net investment earnings on amounts on deposit in the distribution account prior to distributions to certificateholders.
Master Servicer	As determined by the master servicer and trust administrator.	The fees of the master servicer will be determined by agreement between the master servicer and the trust administrator.	The fees of the master servicer will be paid by the trust administrator from the trust administrator’s fee.
Trustee	As determined by the trust administrator and the trustee.	The fees of the trustee will be determined by agreement between the trust administrator and the trustee.	The fees of the trustee will be paid by the trust administrator from the trust administrator’s fee.

Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans

When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the due date of the immediately preceding monthly payment up to the date of that prepayment, instead of for a full month. Partial principal prepayments may result in a reduction in interest payable for the month during which the partial principal prepayment is made.

Compensating Interest Payments by the Master Servicer. The master servicer is obligated to remit compensating interest payments to the trust administrator to the extent that any servicer is required to do so under the pooling and servicing agreement or servicing agreement, as applicable, but fails to do so.

Compensating Interest Payments by Wells Fargo Bank. Wells Fargo Bank, as servicer, is obligated to remit to the trust administrator on the eighteenth calendar day of each month, or if such calendar day is not a business day the following business day, with respect to each mortgage loan serviced by it, an amount equal to the lesser of:

•

any shortfall for the previous month in interest collections resulting from the timing of principal prepayments in full on the mortgage loans serviced by it that are made from the fifteenth day of the calendar month preceding such distribution date to the last day of such month and partial principal prepayments made during the calendar month preceding such distribution date, in each case, with respect to mortgage loans directly serviced by Wells Fargo Bank, and

•

the servicing fee that Wells Fargo Bank is entitled to receive from the trust on the related distribution date, equal to a percentage (which ranges from 0.250% to 0.500% per annum) of the aggregate Stated Principal Balance of the mortgage loans serviced by it.

Compensating Interest Payments by SPS. SPS (or the master servicer, if SPS fails to do so) is obligated to remit to the trust seven calendar days before each distribution date, with respect to each mortgage loan serviced by it, an amount equal to the lesser of:

•

any shortfall for the previous month in interest collections resulting from the timing of principal prepayments in full on the mortgage loans serviced by it that are made from the fifteenth day of the calendar month preceding such distribution date to the last day of such month and partial principal prepayments made during the calendar month preceding such distribution date, in each case, with respect to mortgage loans directly serviced by SPS, and

•

the servicing fee that SPS is entitled to receive from the trust on the related distribution date, equal to a percentage (which ranges from 0.250% to 0.375% per annum) of the aggregate Stated Principal Balance of the mortgage loans serviced by it.

Compensating Interest Payments by Countrywide Servicing. Countrywide Servicing (or the master servicer, if Countrywide Servicing fails to do so) is obligated to remit to the trust seven calendar days before each distribution date, with respect to each mortgage loan serviced by it, an amount equal to the lesser of:

•

any shortfall for the previous month in interest collections resulting from the timing of principal prepayments in full on the Countrywide Servicing Mortgage Loans made during the calendar month preceding such distribution date, and

•

the servicing fee that Countrywide Servicing is entitled to receive from the trust on the related distribution date, equal to a percentage (which ranges from 0.250% to 0.375% per annum) of the aggregate Stated Principal Balance of the mortgage loans serviced by it.

Compensating Interest Payments by WMB. WMB (or the master servicer, if WMB fails to do so) is obligated to remit to the trust seven calendar days before each distribution date, with respect to each mortgage loan serviced by it, an amount equal to the lesser of:

•

any shortfall for the previous month in interest collections resulting from the timing of principal prepayments in full on the WMB Servicing Mortgage Loans made during the calendar month preceding such distribution date, and

•

the servicing fee that WMB is entitled to receive from the trust on the related distribution date, equal to a percentage (equal to 0.375% per annum) of the aggregate Stated Principal Balance of the mortgage loans serviced by it.

Any remaining shortfall in interest collections resulting from principal prepayments on the mortgage loans in a loan group will be allocated pro rata to each class of certificates in the related certificate group, according to the amount of interest to which that class of the certificates would otherwise be entitled, in reduction thereof, from the mortgage loans in such loan group, except that with respect to the Group 6 Certificates, such allocation will be made after giving effect to available excess interest. See “Description of the Certificates” in this prospectus supplement.

Advances from the Servicers and Master Servicer

Subject to the limitations described below and only with respect to those mortgage loans serviced by it, each servicer (including the designated servicers) will be required to advance, prior to each distribution date, from its own funds or amounts received for the mortgage loans that are not required to be distributed on that distribution date, an amount equal to the aggregate of payments of principal of and interest on the mortgage loans, net of the servicing fees, that were due on the previous due date and which were delinquent on the determination date for that distribution date.

If the amount of advances received from a servicer (including the designated servicers) of a mortgage loan is less than the amount required to be advanced by such servicer under the pooling and servicing agreement, the master servicer will be required to make such advance, prior to each distribution date, subject to the master servicer’s reasonable determination as to recoverability.

Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses. Each servicer or the master servicer, as applicable, is obligated to make advances for delinquent payments of principal of or interest on each mortgage loan to the extent that those advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related mortgage loan. Subject to the foregoing, advances will be made through the liquidation of the related mortgaged property. If the related servicer determines on any determination date to make an advance, that advance will be included with the distribution to certificateholders on the related distribution date. Any failure by the master servicer to make an advance as required under the pooling and servicing agreement will constitute an event of default under the pooling and servicing agreement subject to a specified grace period. If the master servicer is terminated as a result of the occurrence of an event of default, the trustee will be obligated to make that advance, in accordance with the terms of the pooling and servicing agreement or the Designated Servicing Agreement, as applicable. For a discussion of other events of default under the pooling and servicing agreement and the rights of the trustee and trust administrator in the case of any event of default, see “The Agreements—Event of Default and Rights in the Case of Events of Default” in the prospectus.

Neither the master servicer nor the servicers will be required to advance shortfalls in interest payments on the mortgage loans resulting from the application of the Relief Act.

Optional Purchase of Defaulted Loans; Specially Serviced Loans

The special servicer, may, at its option, purchase from the trust any mortgage loan that is delinquent 90 days or more. That purchase shall be at a price equal to 100% of the Stated Principal Balance of that mortgage loan plus accrued interest on that mortgage loan at the applicable mortgage rate from the date through which interest was last paid by the related mortgagor to the first day of the month in which that amount is to be distributed and any unreimbursed advances of servicers other than the special servicer and transferring costs.

In addition, the special servicer may, at its option, elect to act as servicer of any mortgage loan, other than any mortgage loan serviced by a designated servicer, that is delinquent 90 days or more. In that event the special servicer will be entitled to receive the servicing fee and other servicing compensation for each such mortgage loan. Upon the transfer of the servicing of any such delinquent mortgage loan, the prior servicer of that mortgage loan will have no servicing obligations with respect to that mortgage loan.

Special Servicing Agreements

The pooling and servicing agreement will permit any servicer to enter into a special servicing agreement with an unaffiliated holder of the most junior class of subordinate certificates then outstanding relating to a group. Under that agreement, that unaffiliated holder may instruct each such servicer to commence or delay foreclosure proceedings for delinquent mortgage loans being serviced by it. The commencement or delay at that holder’s direction will be taken by that servicer only after that holder deposits a specified amount of cash with that servicer. That cash will be available for payment to related certificateholders if liquidation proceeds are less than they otherwise may have been had that servicer acted using its normal servicing procedures.

The Back-Up Servicer

Wells Fargo Bank will act as back up servicer of the SPS serviced mortgage loans. If SPS is terminated under the pooling and servicing agreement, Wells Fargo Bank will be required to act as successor servicer thereunder and shall assume such servicing obligations within a 60 day transition period. The back up servicer will have no servicing obligations under the pooling and servicing agreement with respect to the SPS serviced mortgage loans (other than its obligations as master servicer with respect to such mortgage loans) unless and until the back up servicer becomes the successor servicer to SPS. Wells Fargo Bank will not act as back-up servicer with respect to any mortgage loans which are specially serviced by SPS in its capacity as the special servicer.

THE MASTER SERVICER AND THE TRUST ADMINISTRATOR

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as Master Servicer and Trust Administrator under the pooling and servicing agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo Bank & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of December 31, 2005, Wells Fargo Bank & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsor, the sellers and the servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

Wells Fargo Bank acts as Master Servicer pursuant to the pooling and servicing agreement. The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective Servicing Agreements. In particular, the Master Servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the Servicers. The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the pooling and servicing agreement. In addition, upon the occurrence of certain Servicer events of default under the terms of any Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust and at the direction of the Trustee against such defaulting Servicer. Wells Fargo has been engaged in the business of master servicing since June 30, 1995. As of March 31, 2006, Wells Fargo Bank was acting as master servicer for approximately 1155 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $593,256,087,420.

Under the terms of the pooling and servicing agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As Trust Administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust and the preparation of monthly reports on Form 10-D in regards to

Distribution, periodic reports on Form 8-K and Pool Performance Information and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of March 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $829,726,924,092 of outstanding residential mortgage-backed securities.

Under the terms of the pooling and servicing agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of all REMICs and the preparation of monthly reports on Form 10-D, periodic reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of March 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $829,726,924,092 of outstanding residential mortgage-backed securities.

THE SERVICERS

Servicing Experience and Procedures of Wells Fargo Bank

Servicing Experience

Wells Fargo Bank, N.A. (“Wells Fargo Bank”) is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank. Wells Fargo Bank, including its predecessors, has many years of experience in servicing residential mortgage loans, commercial mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank, including its predecessors, has been servicing residential mortgage loans since 1974. These servicing activities, which include collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO Property management, are handled at various Wells Fargo Bank locations including Frederick, Maryland, Fort Mill, South Carolina and other mortgage loan servicing centers. As of the date hereof, Wells Fargo Bank has not failed to make any required advance with respect to any issuance of residential mortgage backed securities.

Wells Fargo Bank’s servicing portfolio of residential mortgage loans (which includes First Lien Non-Conforming, Non-Subprime, Prime 30-Year Fixed-Rate Relocation Loans, Prime 30-Year Fixed-Rate Non-Relocation Loans, Prime 15-Year Fixed-Rate Loans and Prime Adjustable-Rate Loans, as well as other types of residential mortgage loans serviced by Wells Fargo Bank) has grown from approximately $450 billion as of the end of 2000 to approximately $1.005 trillion as of the end of 2005. The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans serviced by Wells Fargo Bank (other than any mortgage loans serviced for Fannie Mae, Freddie Mac and Federal Home Loan Banks; mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs; or mortgage loans with respect to which Wells Fargo Bank has acquired the servicing rights, acts as subservicer, or acts as special servicer) for First Lien Non-Conforming, Non-Subprime Loans:

	As of December 31, 2003		As of December 31, 2004		As of December 31, 2005
Asset Type	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans
First Lien Conventional Non-Conforming, Non-Subprime Loans	472,694	$141,120,796,584	533,262	$171,086,652,776	635,091	$218,067,611,101

Servicing Procedures

Shortly after the funding of a loan, various types of loan information are loaded into Wells Fargo Bank's automated loan servicing system. Wells Fargo Bank then makes reasonable efforts to collect all payments called for under the Mortgage Loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Mortgage Loans. Wells Fargo Bank may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.

Wells Fargo Bank's collections policy is designed to identify payment problems sufficiently early to permit Wells Fargo Bank to address such delinquency problems and, when necessary, to act to preserve equity in a pre-foreclosure Mortgaged Property. Borrowers are billed on a monthly basis in advance of the due date. If a borrower attempts to use Wells Fargo Bank's Voice Response Unit (“VRU”) to obtain loan information on or after a date on which a late charge is due, the VRU automatically transfers the call to the collection area. Collection procedures commence upon identification of a past due account by Wells Fargo Bank's automated servicing system. If timely payment is not received, Wells Fargo Bank's automated loan servicing system automatically places the Mortgage Loan in the assigned collection queue and collection procedures are generally initiated on the 16th day of delinquency. The account remains in the queue unless and until a payment is received, at which point Wells Fargo Bank's automated loan servicing system automatically removes the Mortgage Loan from that collection queue.

When a Mortgage Loan appears in a collection queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as Western Union, Phone Pay and Quick Collect, in order to expedite payments. Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Wells Fargo Bank supplements the collectors' efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer. Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models that are designed to assist in identifying workout options in the early stages of delinquency. For those loans in which collection efforts have been exhausted without success, Wells Fargo Bank determines whether foreclosure proceedings are appropriate. The course of action elected with respect to a delinquent Mortgage Loan generally will be guided by a number of factors, including the related borrower's payment history, ability and willingness to pay, the condition and occupancy of the Mortgaged Property, the amount of borrower equity in the Mortgaged Property and whether there are any junior liens.

Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, licensed to practice in the same state as the Mortgaged Property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel. Communication with foreclosure and bankruptcy attorneys is maintained through the use of a software program, thus reducing the need for phone calls and faxes and simultaneously creating a permanent record of communication. Attorney timeline performance is managed using quarterly report cards. The status of foreclosures and bankruptcies is monitored by Wells Fargo Bank through its use of such software system. Bankruptcy filing and release information is received electronically from a third-party notification vendor.

Prior to a foreclosure sale, Wells Fargo Bank performs a market value analysis. This analysis includes: (i) a current valuation of the Mortgaged Property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the Mortgaged Property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers' fees, repair costs and other related costs associated with real estate owned properties. Wells Fargo Bank bases the amount it will bid at foreclosure sales on this analysis.

If Wells Fargo Bank acquires title to a property at a foreclosure sale or otherwise, it obtains an estimate of the sale price of the property and then hires one or more real estate brokers to begin marketing the property. If the Mortgaged Property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

Wells Fargo Bank's loan servicing software also tracks and maintains tax and homeowners' insurance information and tax and insurance escrow information. Expiration reports are generated periodically listing all policies scheduled to expire. When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that Wells Fargo Bank will obtain lender-placed insurance at the borrower's expense.

Select Portfolio Servicing, Inc.

SPS is an experienced residential mortgage loan servicer that services a loan portfolio including Alt-A, subprime and non-performing assets.

SPS was incorporated on February 24, 1989 under the laws of the State of Utah. SPS commenced mortgage servicing operations in 1989 for its own account and has managed and serviced third-party subprime and non-performing mortgage loan portfolios since 1994. SPS began servicing third-party Alt-A mortgage loan portfolios in 2002. On June 30, 2004, SPS changed its name from Fairbanks Capital Corp. to Select Portfolio Servicing, Inc. On October 4, 2005, Credit Suisse (USA), Inc., an affiliate of the depositor and the seller, acquired all of the outstanding stock of SPS’s parent from the prior shareholders. An affiliate of the depositor is also a lender under one of SPS’s credit facilities. SPS’s corporate offices are located at 3815 South West Temple, Salt Lake City, Utah 84115. SPS conducts operations in Salt Lake City, Utah and Jacksonville, Florida.

SPS is approved by HUD as a non-supervised mortgagee with servicing approval, and is a Fannie Mae-approved seller/servicer and a Freddie Mac-approved servicer engaged in the servicing of first and junior lien mortgage loans.

SPS maintains an “Average” rating with a “Positive” outlook with Standard and Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc. and an “SQ2-“ rating with Moody’s Investors Service. Fitch Ratings has given SPS the following residential primary servicer ratings: “RPS2-“ for subprime, home equity and Alt A products and “RSS2-“ for special servicing.

To SPS’s knowledge, no prior securitizations of mortgage loans involving SPS and of a type similar to the assets included in the current transaction have defaulted or experienced an early amortization or other performance triggering event because of SPS’s servicing during the past three years.

In the past three years, SPS has not failed to make any required advance with respect to any securitization of mortgage loans.

SPS believes that there is not a material risk that its financial condition will have any adverse effect on any aspect of its servicing that could have a material impact on the mortgage pool performance or the performance of the certificates.

SPS has been involved in various legal and regulatory proceedings. See “Risk Factors—Recent Developments Affecting SPS” in this prospectus supplement.

Servicing Experience and Procedures of Select Portfolio Servicing, Inc.

The size and composition of and changes in SPS’s portfolio of assets of the type included in the current transaction are as follows:

Alt-A First Lien Loans
	Number of Loans	Outstanding Principal Balance
December 31, 2002	62,199	$10,457,573,428
December 31,2003	66,128	$12,374,542,093
December 31,2004	27,361	$4,978,569,575
December 31,2005	23,920	$4,988,849,850
March 31, 2006	22,841	$4,797,233,747

The following summary describes certain of SPS’s relevant and current servicing operations and procedures and is included for informational purposes. This summary does not purport to be a complete description of SPS’s servicing operations and procedures and is qualified by reference to the provisions of the pooling and servicing operations and procedures. In fact, the obligations of SPS to service the mortgage loans for the certificateholders are governed by the provisions of the pooling and servicing agreement and certain of these obligations may result in the application of different procedures than those described in the following summary. In addition, SPS expects that from time to time its servicing operations and procedures will be modified and changed to address applicable legal and regulatory developments, as well as other economic and social factors that impact its servicing operations and procedures. There can be no assurance, and no representation is made, that the general servicing operations and procedures of SPS described below will apply to each mortgage loan in the mortgage pool during the term of such loan.

As an experienced loan servicer, SPS has highly developed systems and controls in place to manage its servicing of Alt-A, subprime and non-performing assets. The servicing of such assets requires a high level of experience and sophistication and involves substantial interaction with customers. This is particularly true when a customer is experiencing financial difficulty or when a loan has become delinquent. In such cases, SPS works with customers individually, encouraging them to make payments timely, working on missed payments, and structuring individual solutions when appropriate.

In connection with delinquent mortgage loans, the quality of contact is critical to the successful resolution of the customer’s delinquency. SPS spends a minimum of three weeks training new hires before they are placed into customer service positions having any customer contact. This training includes general orientation, classroom instruction on specific topics, and individual mentoring for customer service representatives. SPS has detailed compliance matrices designed for its customer service areas to ensure that each customer call is productive and complies with applicable state and federal regulations.

SPS posts mortgage loan payments on a daily basis. Funds are typically posted to a payment clearing account on the business day they are received. SPS transfers funds from the payment clearing account to individual custodial accounts within two business days of deposit into the payment clearing account.

SPS uses two methods of determining delinquencies, depending on whether the related servicing agreement requires (expressly or by implication) application of the “MBA delinquency method” or the “OTS delinquency method.” The MBA delinquency method treats a loan as 30-59 days delinquent when a payment is contractually past due 30 to 59 days. For example, a loan due on the first of the month is considered 30 days delinquent at close of business on the last day of the same month. The OTS delinquency method includes a one month grace period for the purpose of reporting delinquencies. This method treats a loan as 30-59 days delinquent when a payment is contractually past due 60 to 89 days. For example, a loan due on the first of the month is considered 30 days delinquent at close of business on the last day of the following month.

SPS uses equity valuation and management experience to determine the point at which an asset should be charged off, unless different criteria are called for by the related servicing agreement. This evaluation considers the length of the delinquency, time elapsed since the last contact with the customer, any loss of security to the property, and the projected economic valuation of the asset. SPS uses multiple methods for determining the point of charge-off, depending on the lien position of the related asset.

For example, the general criteria to determine whether to charge off a first lien loan may include one or more of the following considerations: whether an equity valuation has caused SPS to cease all advances, whether there are any outstanding insurance claims on the related property, whether SPS has had any contact with the borrower in the past 30 days and whether the loan is 180 or more days delinquent.

SPS organizes collections efforts by stage of delinquency. The Primary Collections group is responsible for early stage delinquency and is divided into two core groups. The Stage One collections group is responsible for loans up to 59 days past due. While associates in the Stage One group are focused on collecting payments currently owed, they will also identify opportunities to refer customers to our Loan Resolution department. Loans that are 60-119 days past due are handled by the Stage Two collections group. In this group, collectors have discretion to establish informal payment agreements of up to three months duration. Similar to our Stage One team, Stage Two associates also work to identify customers who need a formalized forbearance plan or require other loss mitigation assistance, transferring such customers to the Loan Resolution department for assistance.

Depending on the circumstances of a particular loan, customer calling campaigns in the Primary Collections group may start as early as the first day of delinquency and continue until the default has been resolved or the property has been sold at foreclosure sale. SPS has automated dialers which allow a high degree of flexibility in structuring outbound customer calling campaigns to manage collection efforts and maximize loss mitigation efforts.

Loss mitigation efforts are centralized in SPS’s Loan Resolution department. While the primary focus is on loans that are greater than 119 days past due, in some instances loans in earlier stages of delinquency which have been identified as candidates for loss mitigation efforts are also referred to this group.

SPS’s Loan Resolution department handles inbound calls and executes outbound customer calling campaigns on loans greater than 119 days delinquent. The Loan Resolution staff also utilizes letter campaigns to contact customers who may be candidates for workout options. All Loan Resolution employees receive specialized training in various loss mitigation strategies and applicable state and federal regulations. Loan Resolution employees are trained to identify potential causes for delinquency. Once contact with the customer is established, the staff will attempt to determine the customer’s willingness and ability to pay. Based on the results of discussions with customers, Loan Resolution employees consider several options to determine what is expected to be the most favorable resolution of the delinquency, including forbearance agreements tailored to the customer’s specific circumstances, reinstatement, short sale, deed in lieu of foreclosure, and loan modification. Once a potential resolution has been identified, it is reviewed by a central underwriting group within the Loan Resolution department. SPS has automated portions of this loss mitigation underwriting. Any loan that fails the automation is immediately referred to an underwriter for more detailed assessment and review of the potential resolution.

In connection with handling delinquencies, losses, bankruptcies and recoveries, SPS has developed a sophisticated model, based upon updated property values, for projecting the anticipated net recovery on each asset. Property valuations are generally ordered starting at the 60th day of delinquency and are updated throughout the default recovery process of the delinquent loan. The projected “net present value” is part of SPS’s proprietary loss mitigation automation and assists staff with determining an appropriate and reasonable strategy to resolve each defaulted loan on the basis of the information then available. For junior lien loans, this model also tracks the status and outstanding balances of any senior liens and incorporates this information into the model.

Before SPS refers any loan to foreclosure (or resumes foreclosure activity after a delay), the loan undergoes an extensive audit by the Consumer Assurance Review Department (CARD). The purpose of this audit is to identify potential servicing errors or disputes, ensure compliance with all state and federal regulations, and ensure that each loan has exhausted loss mitigation opportunities if the customer has an involuntary hardship. In addition to the CARD audit, each loan must pass an automated review process to confirm that the loan meets SPS’s delinquency criteria and that the net present value is sufficient to justify the foreclosure action.

SPS outsources some of the non customer contact aspects of its foreclosure and bankruptcy management to a national third party vendor. The vendor provides SPS with web-based tools to manage default timelines and with enhanced automation tools for imaging. SPS images critical documents for each loan in its portfolio. Although SPS has outsourced portions of its foreclosure and bankruptcy work, complex issues are managed internally by specially trained SPS employees.

SPS utilizes daily automation tools to identify new bankruptcy filings and employs a national vendor to prepare and file proofs of claim. SPS has streamlined cash posting for its bankruptcy files to maximize cash flows and identify non-performing loans.

SPS’s REO Department is responsible for property valuations and property marketing and disposition, as well as property inspections and preservation work. Once a property has been acquired as REO, a minimum of two property valuations are obtained to determine the asset value and list price. All valuations are reviewed and reconciled by valuation specialists prior to listing the property. These specialists set the suggested sales price and make recommendations for property repairs. New property valuations are obtained every 90 days and broker status reports are reviewed monthly to ensure appropriate marketing efforts and consistency in the marketing process. SPS asset managers have delegated approval to accept offers within pre-defined authority levels.

SPS has created an internal control regimen to ensure that company policies and procedures are followed. These include internal audits performed by our Servicing Risk Management team (“SRM”). Under SPS’s risk assessment program, all loan servicing departments are responsible for identifying operational and financial risks, testing internal controls, reporting test results, and undertaking corrective action, when appropriate. The entire program is overseen by SRM, which reports to SPS’s Legal Department and is independent of loan servicing departments.

SPS is not the document custodian of most of the loans that it services. SPS has an internal department which manages all document requests from staff and vendors. The Document Control department works closely with the foreclosure and bankruptcy units and with third party custodians to clear assignments and document exceptions.

In connection with the servicing of mortgage loans, SPS typically outsources material portions the following loan servicing functions to companies within the United States:

•	Print and mail services
•	Foreclosure and bankruptcy processing
•	Title processing
•	Tax payments and processing
•	Insurance payments and claims processing

In addition, SPS typically outsources material portions of the following loan servicing functions to an outsourcing company operating in India:

•	Payoff quote preparation
•	Property valuations for property preservation
•	Data integrity on newly boarded loan data
•	Validation of ARM changes
•	Forbearance preparation
•	REO invoice preparation
•	Escrow analysis
•	Junior lien analysis
•	Reconveyance processing

•	Back office research related to customer service
•	MERS loan tracking

This outsourcing company has no direct contact with SPS’s customers.

SPS has made significant changes to several of its policies, procedures and core processes over the past three years. Some of the key changes include:

•	Extending the new hire training period
•	Introducing a centralized call monitoring program
•	Increasing involvement of mid-senior level managers in the hiring process
•	Implemented new incentive plans based on a true balanced scorecard
•

Establishing a Consumer Ombudsman and a robust Customer Advocacy unit to effectively manage dispute resolution, perform root cause analysis and identify best practices and apply loss mitigation strategies

•	Reducing numerous manual processes with the implementation of the MSP Director platform and proprietary Select Plus system
•	Customizing training programs in support of material business process changes
•	Establishing offshore outsourcing relationships to improve efficiencies across a number of operational units within SPS
•	Expanding the pre-foreclosure audit process to include review of closed bankruptcy matters, written repayment plans, and pending foreclosure sales
•	Implementing automated underwriting for loss mitigation with escalated review of any denials
•	Implementing web-based technology for management of timeline processes
•	Implementing web-based imaging technology

WMB’s Servicing Experience

WMB has been servicing single-family residential mortgage loans for over 100 years. The single-family residential mortgage loans serviced by WMB have included, since 2001, sub-prime residential mortgage loans serviced for Long Beach Mortgage Company, an affiliate of WMB, or for its securitization trusts.

The following table shows the number and aggregate principal balance of single-family residential mortgage loans, including conforming and nonconforming mortgage loans and fixed rate and adjustable rate mortgage loans, and including prime and sub-prime mortgage loans, serviced by WMB as of the specified date.

Single-Family Residential Prime and Subprime Mortgage Loans Serviced by WMB

(Dollar Amounts in Millions)

	12/31/2003	12/31/2004	12/31/2005
Number of Mortgage Loans Serviced for WMB or Its Affiliates (or Their Securitization Trusts)	887,586	965,841	964,940
Aggregate Principal Balance	$200,368	$238,360	$259,466
Number of Mortgage Loans Serviced for Unaffiliated Third Parties	4,351,893	3,832,119	3,568,487
Aggregate Principal Balance	$495,566	$445,272	$436,293

      The following table shows the number and aggregate principal balance of single-family residential mortgage loans, including conforming and nonconforming mortgage loans and fixed rate and adjustable rate mortgage loans (but excluding sub-prime mortgage loans), serviced by WMB as of the specified date.

Single-Family Residential Prime Mortgage Loans Serviced by WMB

(Dollar Amounts in Millions)

	12/31/2003	12/31/2004	12/31/2005
Number of Mortgage Loans Serviced for WMB or Its Affiliates (or Their Securitization Trusts)	745,600	798,269	766,384
Aggregate Principal Balance	$180,514	$213,525	$226,334
Number of Mortgage Loans Serviced for Unaffiliated Third Parties	4,351,401	3,820,696	3,527,567
Aggregate Principal Balance	$495,506	$444,595	$429,916

Servicing Procedures

Servicing Functions. The functions to be performed by WMB will include payment collection and payment application, investor reporting and other investor services, default management and escrow administration. WMB will perform its servicing functions at loan servicing centers located in Florence, South Carolina; Milwaukee, Wisconsin; Northridge/Chatsworth, California; and Jacksonville, Florida.

Mortgage Loan Servicing System. In performing its servicing functions, WMB will use computerized mortgage loan servicing systems that it leases from Fidelity Information Services, a division of Fidelity National Financial (“Fidelity”), a third party vendor (collectively, the “Fidelity System”). The Fidelity System produces detailed information about the financial status of each mortgage loan, including outstanding principal balance, current interest rate and the amount of any advances, unapplied payments, outstanding fees, escrow deposits or escrow account overdrafts, and about transactions that affect the mortgage loan, including the amount and due date of each payment, the date of receipt of each payment (including scheduled payments and prepayments), and how the payment was applied. The Fidelity System also produces additional information about mortgage loans that are in default, including the amount of any insurance and liquidation proceeds received. WMB began using the Fidelity System in 1996. Prior to July 2004, WMB serviced some mortgage loans using a proprietary mortgage loan servicing system; in July 2004, WMB consolidated servicing into a single servicing platform by converting approximately 1.2 million loan records from the proprietary mortgage loan servicing system to the Fidelity System.

WMB’s Third Party Vendors. WMB expects to outsource to third party vendors the following servicing functions: (i) processing and monitoring of foreclosure actions, (ii) processing and monitoring of mortgagor bankruptcy proceedings, (iii) preservation of properties related to delinquent loans, (iv) processing of primary mortgage insurance claims, (v) maintenance, marketing and sale of REO properties, (vi) assuring that hazard insurance coverage is maintained, (vii) determining whether flood insurance coverage is required and assuring that any required coverage is maintained, (viii) tax bill procurement and tracking of delinquent tax payments, (ix) printing and mailing billing statements and (x) depositing mortgagor payments into a lockbox account. From time to time, WMB may cease to outsource one or more of the foregoing servicing functions or may choose to outsource additional servicing functions. Some vendors may perform more than one function, and some functions may be performed by more than one vendor.

WMB has entered into service level agreements with some of its vendors, which set forth detailed performance criteria, including in some cases minimum time requirements for completing specified tasks and maximum error rates, and which in some cases impose penalties for non-compliance with such criteria. WMB will monitor vendor compliance with applicable servicing criteria through procedures that may include reviews of statistical samplings of mortgage loans and reviews of reports on vendor performance prepared by the vendor or WMB.

WMB’s Quality Control Procedures. WMB uses a combination of management controls and technology controls to ensure the accuracy and integrity of servicing records. Management controls include the use of approval levels, the segregation of duties, and reconciliations of servicing data and accounts, among others. Technology controls include the use of data security controls and interface controls to ensure that only authorized persons have the ability to access and change system data or to submit data to or receive data from vendors and investors. Specific security profiles for each job function include a predetermined set of data security controls that are appropriate for that job function. The data center for the Fidelity System, which is located in Jacksonville, Florida, is kept in a fire protected environment, and commercial electrical power is backed up by generators.

In addition, WMB conducts periodic internal audits of critical servicing and technology functions. External audits by entities such as Fannie Mae, Freddie Mac and Ginnie Mae and the annual examination by Washington Mutual, Inc.’s independent accountants in connection with their audit of Washington Mutual, Inc. and its subsidiaries may provide independent verification of the adequacy of such functions. Periodic examination by WMB’s regulatory authorities may provide additional independent review of WMB’s management controls.

Both WMB and Fidelity maintain detailed business continuity plans to enable each entity to resume critical business functions in the event of a disaster or other serious system outage, which plans are reviewed and updated periodically. Fidelity is contractually obligated to return WMB to full functionality within 48 hours of a reported system outage. WMB and Fidelity perform annual disaster recovery tests in which they reroute data and servicing system operations to Fidelity’s back-up site, and then process sample transactions from all servicing locations to ensure the functionality of the back-up site.

It is WMB’s policy to require its other third party vendors to implement measures similar to those described above to ensure the accuracy and integrity of servicing records.

Countrywide Home Loans Servicing LP

The principal executive offices of Countrywide Home Loans Servicing LP (“Countrywide Servicing”) are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by certain of its affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

Countrywide Home Loans

Countrywide Home Loans is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation (“Countrywide Financial”). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

Except as otherwise indicated, reference in the remainder of this prospectus supplement to “Countrywide Home Loans” should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005 and March 31, 2006, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion and $1,152.651 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

Loan Servicing

Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

(a)	collecting, aggregating and remitting mortgage loan payments;
(b)	accounting for principal and interest;
(c)	holding escrow (impound) funds for payment of taxes and insurance;
(d)	making inspections as required of the mortgaged properties;
(e)	preparation of tax related information in connection with the mortgage loans;
(f)	supervision of delinquent mortgage loans;
(g)	loss mitigation efforts;
(h)	foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and
(i)	generally administering the mortgage loans, for which it receives servicing fees.

Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the mortgagor with these statements.

Collection Procedures

When a mortgagor fails to make a payment on a mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing’s servicing procedures, Countrywide Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing. After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things, Countrywide Servicing’s business judgment, changes in the servicing portfolio and applicable laws and regulations.

DESCRIPTION OF THE CERTIFICATES

General

The certificates will be issued under the pooling and servicing agreement. Described below in this section are summaries of the specific terms and provisions under which the certificates will be issued. The following summaries do not purport to be complete and additional information is provided in the provisions of the pooling and servicing agreement. The pooling and servicing agreement will be filed with the Securities and Exchange Commission in a current report on Form 8-K following the issuance of the certificates.

Senior Certificates

The Adjustable Rate Mortgage-Backed Pass-Through Certificates, Series 2006-2, will include the following nineteen classes of senior certificates which are offered hereby:

•	Class 1-A-1 Certificates;
•	Class 1-A-2 Certificates;
•	Class 1-A-3-1 Certificates;
•	Class 1-A-3-2 Certificates;
•	Class 1-A-4 Certificates;
•	Class 1-A-5 Certificates;
•	Class 2-A-1 Certificates;
•	Class 2-A-2 Certificates;
•	Class 2-A-3 Certificates;
•	Class 3-A-1 Certificates;
•	Class 3-A-2 Certificates;
•	Class 4-A-1 Certificates;
•	Class 4-A-2 Certificates;
•	Class 5-A-1 Certificates;
•	Class 5-A-2 Certificates;
•	Class 6-A-1 Certificates;
•	Class 6-A-2 Certificates;

•	Class AR Certificates; and
•	Class AR-L Certificates (together with the Class AR Certificates, also referred to as the Residual Certificates).

Subordinate Certificates

In addition to the senior certificates, the Adjustable Rate Mortgage-Backed Pass-Through Certificates, Series 2006-2 will also include the Class P Certificates and the following seventeen classes of subordinate certificates:

•	the Class B-1 Certificates which are subordinate to the Group 1 and Group 2 Certificates;
•	the Class B-2 Certificates which are subordinate to the Group 1, Group 2 and Class B-1 Certificates;
•	the Class B-3 Certificates which are subordinate to the Group 1, Group 2, Class B-1 and Class B-2 Certificates;
•	the Class B-4 Certificates which are subordinate to the Group 1, Group 2, Class B-1, Class B-2 and Class B-3 Certificates;
•	the Class B-5 Certificates which are subordinate to the Group 1, Group 2, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates;
•	the Class B-6 Certificates which are subordinate to the Group 1, Group 2, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates;
•	the Class C-B-1 Certificates which are subordinate to the Group 3, Group 4 and Group 5 Certificates;
•	the Class C-B-2 Certificates which are subordinate to the Group 3, Group 4, Group 5 and Class C-B-1 Certificates;
•	the Class C-B-3 Certificates which are subordinate to the Group 3, Group 4, Group 5, Class C-B-1 and Class C-B-2 Certificates;
•	the Class C-B-4 Certificates which are subordinate to the Group 3, Group 4, Group 5, Class C-B-1, Class C-B-2 and Class C-B-3 Certificates;
•	the Class C-B-5 Certificates which are subordinate to the Group 3, Group 4, Group 5, Class C-B-1, Class C-B-2, Class C-B-3 and Class C-B-4 Certificates;
•	the Class C-B-6 Certificates which are subordinate to the Group 3, Group 4, Group 5, Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4 and Class C-B-5 Certificates;
•	the Class 6-M-1 Certificates which are subordinate to the Class 6-A-1 and Class 6-A-2 Certificates;
•	the Class 6-M-2 Certificates which are subordinate to the Class 6-A-1, Class 6-A-2 and Class 6-M-1 Certificates;
•	the Class 6-M-3 Certificates which are subordinate to the Class 6-A-1, Class 6-A-2, Class 6-M-1 and Class 6-M-2 Certificates;
•	the Class 6-M-4 Certificates which are subordinate to the Class 6-A-1, Class 6-A-2, Class 6-M-1, Class 6-M-2 and Class 6-M-3 Certificates; and
•	the Class 6-X Certificates which are subordinate to the Class 6-A-1, Class 6-A-2, Class 6-M-1, Class 6-M-2, Class 6-M-3 and Class 6-M-4 Certificates.

All classes of subordinate certificates, other than the Class B-4, Class B-5, Class B-6, Class C-B-4, Class C-B-5, Class C-B-6, Class 6-X and Class P Certificates, are offered hereby.

Designations

•	The Class 1-A-1, Class 1-A-2, Class 1-A-3-1, Class 1-A-3-2, Class 1-A-4, Class 1-A-5, Class AR and Class AR-L Certificates are referred to as the Group 1 Certificates.
•	The Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates are referred to as the Group 2 Certificates.
•	The Class 3-A-1 and Class 3-A-2 Certificates are referred to as the Group 3 Certificates.
•	The Class 4-A-1 and Class 4-A-2 Certificates are referred to as the Group 4 Certificates.
•	The Class 5-A-1 and Class 5-A-2 Certificates are referred to as the Group 5 Certificates.
•	The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates are referred to as the Class B Certificates.
•	The Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates are referred to as the Class C-B Certificates.
•	The Class B Certificates and the Class C-B Certificates are referred to as the Subordinate Certificates.
•	The Group 1, Group 2 and Class B Certificates are referred to as the Groups 1-2 Senior-Subordinate Groups.
•	The Group 3, Group 4, Group 5 and Class C-B Certificates are referred to as the Groups 3-5 Senior-Subordinate Groups.
•	The Groups 1-2 Senior-Subordinate Groups and the Groups 3-5 Senior-Subordinate Groups are referred to as the Senior-Subordinate Groups.
•	The Class 6-A-1 and Class 6-A-2 Certificates are referred to as the Group 6 Senior Certificates.
•	The Class 6-M-1, Class 6-M-2, Class 6-M-3, Class 6-M-4 and Class 6-X Certificates are referred to as the Group 6 Subordinate Certificates.
•	The Group 6 Senior Certificates and Group 6 Subordinate Certificates are referred to as the Group 6 Certificates.
•	The Class 6-A-1, Class 6-A-2, Class 6-M-1, Class 6-M-2, Class 6-M-3 and Class 6-M-4 Certificates are referred to as the LIBOR Certificates.

Assets of the Trust

The certificates will evidence the entire beneficial ownership interest in the trust. The trust will consist of:

•	the mortgage loans, together with their mortgage files, and together with all collections on them and their proceeds;
•	any property acquired by foreclosure of the mortgage loans or by deed in lieu of foreclosure;
•	the trustee’s rights with respect to the mortgage loans under all insurance policies required to be maintained pursuant to the pooling and servicing agreement and their proceeds;
•	the Collection Account and the Certificate Account and the assets that are deposited in each of them from time to time;
•	the Group 6 Interest Rate Cap Agreement; and
•	all proceeds of any of the foregoing.

Notwithstanding the foregoing, however, the trust specifically excludes all payments and other collections of principal and interest due on the mortgage loans on or before the Cut-off Date.

The offered certificates, other than the Class AR and Class AR-L Certificates, will be issued only in minimum denominations of $25,000 initial Class Principal Balance and in integral multiples of $1 in excess of that amount. The Class AR and Class AR-L Certificates will be issued in registered, certificated form in minimum denominations of a 20% percentage interest.

Book-Entry Registration

The offered certificates, other than the Class AR and Class AR-L Certificates, will be book-entry certificates. The book-entry certificates will be issued in one or more certificates which equal the aggregate initial certificate principal balance or notional amount of each of those classes of certificates and which will be held by a nominee of DTC, and are collectively referred to as the DTC registered certificates. Beneficial interests in the DTC registered certificates will be held indirectly by investors through the book-entry facilities of DTC in the United States, or Clearstream, Luxembourg or the Euroclear System, referred to as Euroclear, in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A., referred to as Citibank, will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A., referred to as JPMorgan, will act as depositary for Euroclear. Collectively these entities are referred to as the European depositaries.

The depositor has been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the DTC registered certificates. No person acquiring a DTC registered certificate will be entitled to receive a physical certificate representing that certificate, a definitive certificate, except as described under “—Definitive Certificates” below.

Unless and until definitive certificates are issued, it is anticipated that the only “certificateholder” of the DTC registered certificates will be Cede & Co., as nominee of DTC. Beneficial owners of the DTC registered certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through participants and DTC. Monthly and annual reports on the trust provided to Cede & Co., as nominee of DTC, may be made available to beneficial owners on request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the participants to whose DTC accounts the DTC registered certificates of those beneficial owners are credited.

For a description of the procedures applicable to the DTC registered certificates, see “Description of the Securities—Book-entry Registration” in the prospectus.

Definitive Certificates

Definitive certificates will be issued to beneficial owners of DTC registered certificates, or their nominees, rather than to DTC, only if:

•

DTC or the depositor advises the trust administrator in writing that the depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository for the DTC registered certificates and the depositor or the trust administrator is unable to locate a qualified successor;

•	the depositor, with the consent of the applicable participants, in writing, elects to terminate the book-entry system through DTC; or
•

after the occurrence of an event of default, beneficial owners of any class of DTC registered certificates representing not less than 51% of the related aggregate certificate principal balance or notional amount advise the trust administrator and DTC through the participants in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interests of the beneficial owners and the applicable participants consent to the termination.

In the case of any of the events described in the immediately preceding paragraph, the trust administrator will be required to notify all beneficial owners of the occurrence of that event and the availability of definitive certificates. At the time of surrender by DTC of the global certificate or certificates representing the DTC registered certificates and instructions for re-registration, the trust administrator will issue the definitive certificates. After that, the trust administrator will recognize the holders of those definitive certificates as certificateholders under the pooling and servicing agreement.

According to DTC, the information above for DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Distributions

Distributions on the certificates will be made by the trust administrator on the 25th day of each month, or if such day is not a business day, on the first business day thereafter, commencing in May 2006, to the persons in whose names those certificates are registered on the close of business on the business day preceding that distribution date with respect to the LIBOR Certificates so long as the certificates remain in book-entry form, or otherwise on the last business day of the month preceding the month of that distribution date and, with respect to all other classes of certificates, on the last business day of the month preceding the month of that distribution date (each such date, a “Record Date”).

Distributions on each distribution date will be made by check mailed to the address of the person entitled to those distributions as it appears on the applicable certificate register. In the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate principal balance of $1,000,000 or more and who has so notified the trust administrator in writing in accordance with the pooling and servicing agreement, distributions on each distribution date will be made by wire transfer in immediately available funds to the account of that certificateholder at a bank or other depositary institution having appropriate wire transfer facilities. The final distribution in retirement of the certificates will be made only on presentment and surrender of those certificates at the corporate trust office of the trust administrator.

Determination of One-Month LIBOR

With respect to the initial distribution date, one-month LIBOR will equal 5.0225%. With respect to each distribution date other than the initial distribution date, one-month LIBOR will equal the interbank offered rate for one-month United States dollar deposits in the London market as quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR business day prior to the first day of the related Accrual Period. Telerate Page 3750 means the display designated as page 3750 on the Bridge Telerate, or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on the page, or any other page as may replace that page on that service, or if the service is no longer offered, or any other service for displaying one-month LIBOR or comparable rates as may be selected by the trust administrator after consultation with DLJ Mortgage Capital, the rate will be the reference bank rate. The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trust administrator after consultation with DLJ Mortgage Capital, as of 11:00 A.M., London time, on the day that is two LIBOR business days prior to the immediately preceding distribution date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the LIBOR Certificates. The trust administrator will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on the related date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trust administrator after consultation with DLJ Mortgage Capital, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the LIBOR Certificates. If no quotations can be obtained, the rate will be one-month LIBOR for the prior distribution date. LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

Glossary of Terms—The Senior-Subordinate Groups

The following terms are given the meanings shown below to help describe the cash flows on the Senior-Subordinate Groups:

Accrual Period—For any distribution date and any class in a Senior-Subordinate Group, the calendar month immediately preceding that distribution date.

Aggregate Groups 1-2 Collateral Balance—As of any date of determination, an amount equal to the aggregate of the Aggregate Loan Group Balances for loan group 1 and loan group 2 as of such date of determination.

Aggregate Groups 3-5 Collateral Balance—As of any date of determination, an amount equal to the aggregate of the Aggregate Loan Group Balances for loan group 3, loan group 4 and loan group 5 as of such date of determination.

Aggregate Loan Group Balance—For loan group 1, loan group 2, loan group 3, loan group 4 or loan group 5 and any date of determination, the aggregate Stated Principal Balance of the mortgage loans in the related loan group as of such date of determination.

Available Funds—For any distribution date and each of loan group 1, loan group 2, loan group 3, loan group 4 and loan group 5, the sum of:

(a)

all scheduled installments of interest and principal due on the related due date and received prior to the related determination date on the related mortgage loans, together with any advances for the related mortgage loans;

(b)

(i) all Insurance Proceeds (to the extent not applied to restoration of the mortgaged property or released to the mortgagor in accordance with the applicable servicer’s standard servicing procedures) and Liquidation Proceeds received during the calendar month preceding the month of that distribution date on the related mortgage loans, in each case net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any, and (ii) all Recoveries, if any, for such distribution date;

(c)

all partial and full principal prepayments received during the applicable Prepayment Period on the related mortgage loans, exclusive of prepayment premiums and interest accruals received with any prepayments in full if such prepayment in full is received in the month that such prepayment is to be distributed to certificateholders and such interest represents interest accruals for that month;

(d)

amounts received for that distribution date in respect of the substitution of a related mortgage loan, the purchase of a related deleted mortgage loan, or a repurchase of a related mortgage loan by the seller or a purchase by the special servicer as of that distribution date;

(e)	any amounts payable as Compensating Interest by the master servicer or the applicable servicer on that distribution date on the related mortgage loans; and
(f)

minus, in the case of clauses (a) through (e) above, (i) the amounts to which the trustee, trust administrator, master servicer or the applicable servicer is entitled under the pooling and servicing agreement, including accrued and unpaid servicing fees or master servicing fees, unreimbursed advances and certain expenses, in each case allocable to such loan group and (ii) any lender paid mortgage guaranty insurance premiums, if applicable, in the related group.

With respect to any distribution date, the due date for substantially all of the mortgage loans is the first day of the month in which that distribution date occurs and the determination date is (i) with respect to each servicer other than Wells Fargo Bank, the 10th day of the month in which that distribution date occurs or, if that day is not a business day, the immediately succeeding business day and (ii) with respect to Wells Fargo Bank, the business day immediately preceding the related remittance date.

Bankruptcy Losses—With respect to any loan group, Realized Losses on the mortgage loans in that loan group incurred as a result of Debt Service Reductions and Deficient Valuations.

Class B Percentage—For any distribution date, the aggregate Class Principal Balance of the Class B Certificates immediately prior to that distribution date divided by the Aggregate Groups 1-2 Collateral Balance for that distribution date.

Class C-B Percentage—For any distribution date, the aggregate Class Principal Balance of the Class C-B Certificates immediately prior to that distribution date divided by the Aggregate Groups 3-5 Collateral Balance for that distribution date.

Class Principal Balance—For any class in a Senior-Subordinate Group as of any date of determination, an amount equal to the initial class principal balance of that class, reduced by the aggregate of the following amounts allocable to that class:

•	All amounts previously distributed to holders of certificates of that class as payments of principal;
•	The amount of Realized Losses, including Excess Losses, allocated to that class; and
•

In the case of the Class B Certificates, any amount allocated to a class of Class B Certificates in reduction of its Class Principal Balance if the aggregate Class Principal Balance of the Groups 1-2 Senior-Subordinate Groups exceeds the Aggregate Groups 1-2 Collateral Balance on such date, as described below under “—Allocation of Losses; Subordination Subordinate Certificates” and in the case of the Class C-B Certificates, any amount allocated to a class of Class C-B Certificates in reduction of its Class Principal Balance if the aggregate Class Principal Balance of the Groups 3-5 Senior-Subordinate Groups exceeds the Aggregate Groups 3-5 Collateral Balance on such date, as described below under “—Allocation of Losses; Subordination Subordinate Certificates;

provided, however, that the Class Principal Balance of each class of certificates to which Realized Losses have been allocated (including any such class of certificates for which the Class Principal Balance has been reduced to zero) will be increased, up to the amount of related Recoveries for such distribution date, as follows: (a) first, the Class Principal Balance of each class of senior certificates related to the loan group from which each Recovery was collected will be increased, pro rata, up to the amount of Realized Losses previously allocated to reduce the Class Principal Balance of each such class of certificates, and (b) second, the Class Principal Balance of each class of related Subordinate Certificates will be increased, in order of seniority, up to the amount of Realized Losses previously allocated to reduce the Class Principal Balance of each such class of certificates.

Compensating Interest—With respect to any distribution date, an amount to be paid by the related servicer as described above under “Servicing of Mortgage Loans—Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans” in this prospectus supplement.

Credit Support Depletion Date—With respect to the Groups 1-2 Senior-Subordinate Groups, the first distribution date on which the aggregate Class Principal Balance of the Class B Certificates has been or will be reduced to zero. With respect to the Groups 3-5 Senior-Subordinate Groups, the first distribution date on which the aggregate Class Principal Balance of the Class C-B Certificates has been or will be reduced to zero.

Cut-off Date Principal Balance—The aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date.

Debt Service Reduction—With respect to any mortgage loan, a reduction in its scheduled monthly payment by a court of competent jurisdiction in a proceeding under the United States Bankruptcy Code, except a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

Deficient Valuation—With respect to any mortgage loan, a valuation by a court of competent jurisdiction in a proceeding under the United States Bankruptcy Code in an amount less than the then outstanding indebtedness under the mortgage loan, or that results in a permanent forgiveness of principal.

Excess Losses—Groups 1-2 Excess Losses or Groups 3-5 Excess Losses, as applicable.

Fraud Loss—With respect to any loan group, a Realized Loss sustained on a Liquidated Mortgage Loan in that loan group by reason of a default arising from fraud, dishonesty or misrepresentation.

Group 1 Senior Principal Distribution Amount—For any distribution date the sum of:

•	the related Senior Percentage of the Principal Payment Amount for the group 1 mortgage loans;
•	the related Senior Prepayment Percentage of the Principal Prepayment Amount for the group 1 mortgage loans; and
•	the Senior Liquidation Amount for the group 1 mortgage loans.

Group 2 Senior Principal Distribution Amount—For any distribution date the sum of:

•	the related Senior Percentage of the Principal Payment Amount for the group 2 mortgage loans;
•	the related Senior Prepayment Percentage of the Principal Prepayment Amount for the group 2 mortgage loans; and
•	the Senior Liquidation Amount for the group 2 mortgage loans.

Group 3 Senior Principal Distribution Amount—For any distribution date the sum of:

•	the related Senior Percentage of the Principal Payment Amount for the group 3 mortgage loans;
•	the related Senior Prepayment Percentage of the Principal Prepayment Amount for the group 3 mortgage loans; and
•	the Senior Liquidation Amount for the group 3 mortgage loans.

Group 4 Senior Principal Distribution Amount—For any distribution date the sum of:

•	the related Senior Percentage of the Principal Payment Amount for the group 4 mortgage loans;
•	the related Senior Prepayment Percentage of the Principal Prepayment Amount for the group 4 mortgage loans; and
•	the Senior Liquidation Amount for the group 4 mortgage loans.

Group 5 Senior Principal Distribution Amount—For any distribution date the sum of:

•	the related Senior Percentage of the Principal Payment Amount for the group 5 mortgage loans;
•	the related Senior Prepayment Percentage of the Principal Prepayment Amount for the group 5 mortgage loans; and
•	the Senior Liquidation Amount for the group 5 mortgage loans.

Groups 1-2 Bankruptcy Loss Coverage Amount—With respect to the Groups 1-2 Senior-Subordinate Groups, the aggregate amount of Bankruptcy Losses that are allocated solely to the Class B Certificates, initially, approximately $277,924.

Groups 1-2 Excess Losses—Special Hazard Losses in excess of the Groups 1-2 Special Hazard Loss Coverage Amount, Bankruptcy Losses in excess of the Groups 1-2 Bankruptcy Loss Coverage Amount and Groups 1-2 Fraud Losses in excess of the Fraud Loss Coverage Amount.

Groups 1-2 Fraud Loss Coverage Amount—With respect to the Groups 1-2 Senior-Subordinate Groups, the aggregate amount of Fraud Losses that are allocated solely to the Class B Certificates, initially, approximately 1.00% of the Aggregate Groups 1-2 Collateral Balance as of the Cut-off Date.

Groups 1-2 Special Hazard Loss Coverage Amount— With respect to the Groups 1-2 Senior-Subordinate Groups, the aggregate amount of Special Hazard Losses that are allocated solely to the Class B Certificates, initially, approximately $9,904,766.

Groups 3-5 Bankruptcy Loss Coverage Amount—With respect to the Groups 3-5 Senior-Subordinate Groups, the aggregate amount of Bankruptcy Losses that are allocated solely to the Class C-B Certificates, initially, approximately $146,843.

Groups 3-5 Excess Losses—Special Hazard Losses in excess of the Groups 3-5 Special Hazard Loss Coverage Amount, Bankruptcy Losses in excess of the Groups 3-5 Bankruptcy Loss Coverage Amount and Groups 3-5 Fraud Losses in excess of the Fraud Loss Coverage Amount.

Groups 3-5 Fraud Loss Coverage Amount—With respect to the Groups 3-5 Senior-Subordinate Groups, the aggregate amount of Fraud Losses that are allocated solely to the Class C-B Certificates, initially, approximately 2.00% of the Aggregate Groups 3-5 Collateral Balance as of the Cut-off Date.

Groups 3-5 Special Hazard Loss Coverage Amount—With respect to the Groups 3-5 Senior-Subordinate Groups, the aggregate amount of Special Hazard Losses that are allocated solely to the Class C-B Certificates, initially, approximately $6,000,000.

Insurance Proceeds—Amounts paid pursuant to any insurance policy, with respect to a mortgage loan that have not been used to restore the related mortgaged property or released to the mortgagor in accordance with the terms of the pooling and servicing agreement, subject to the terms and conditions of the related mortgage note and mortgage.

Liquidated Mortgage Loan—A mortgage loan for which the related servicer has determined that it has received all amounts that it expects to recover from or on account of the mortgage loan, whether from Insurance Proceeds, Liquidation Proceeds or otherwise.

Liquidation Principal—The principal portion of Liquidation Proceeds received on a mortgage loan that became a Liquidated Mortgage Loan, but not in excess of the Stated Principal Balance of that mortgage loan, during the calendar month preceding the month of the distribution date.

Liquidation Proceeds—Amounts, including Insurance Proceeds, received in connection with the liquidation of a defaulted mortgage loan, whether through trustee’s sale, foreclosure sale, or otherwise or amounts received in connection with any condemnation or partial release of a mortgaged property, other than Recoveries.

Net Interest Shortfall—For any distribution date and loan group, the sum of:

•

the amount of interest which would otherwise have been received for a mortgage loan in that loan group during the prior calendar month that was the subject of (x) a Relief Act Reduction or (y) a Special Hazard Loss, Fraud Loss or Bankruptcy Loss, after the exhaustion of the respective amounts of coverage provided by the related Subordinate Certificates for those types of losses; and

•	any related Net Prepayment Interest Shortfalls.

Net Prepayment Interest Shortfall—For any distribution date and loan group, the amount by which the aggregate of Prepayment Interest Shortfalls for such loan group during the related Prepayment Period exceeds the available Compensating Interest for that period.

Prepayment Interest Shortfall—The amount by which interest paid by a borrower in connection with a prepayment of principal on a mortgage loan, net of the amount required to be paid as a servicing fee, is less than one month’s interest at the related mortgage rate, net of the amount required to be paid as a servicing fee, on the Stated Principal Balance or the amount prepaid of that mortgage loan, as applicable. No Prepayment Interest Shortfall will be calculated for Principal Prepayments in full received on a mortgage loan serviced by Wells Fargo Bank or SPS if such Principal Prepayment in full is distributed to certificateholders in the month of receipt.

Prepayment Period—For any distribution date and principal payment in full received on a mortgage loan, and with respect to each servicer, (1) the calendar month preceding that distribution date, (2) the period from the fifteenth day of the calendar month preceding the month in which that distribution date falls (or in the case of the first distribution date, from the Cut-off Date) through the fourteenth day of the month in which that distribution date falls or (3) such other period as described in the related servicing agreement. For any distribution date and all mortgage loans and any principal prepayment in part, the calendar month preceding that distribution date.

Principal Payment Amount—For any distribution date and each of loan group 1, loan group 2, loan group 3, loan group 4 and loan group 5 the sum of:

•	scheduled principal payments on the mortgage loans in that loan group due on the due date related to that distribution date;
•

the principal portion of repurchase proceeds received with respect to any mortgage loan in that loan group that was repurchased as permitted or required by the pooling and servicing agreement during the applicable period preceding that distribution date; and

•	any other unscheduled payments of principal that were received on the mortgage loans in that loan group during the preceding calendar month, other than Principal Prepayments or Liquidation Principal.

Principal Prepayment Amount—For any distribution date and a loan group, the sum of (i) all Principal Prepayments in full and in part in that loan group which were received during the applicable Prepayment Period preceding that distribution date and (ii) all Recoveries related to that loan group received during the calendar month preceding the month of that distribution date.

Principal Prepayments—Any mortgagor payment or other recovery of principal on a mortgage loan that is received in advance of its scheduled due date and is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Realized Loss—The amount determined by the related servicer and evidenced by an officers’ certificate delivered to the trustee and trust administrator, in connection with any mortgage loan equal to:

•

for any Liquidated Mortgage Loan, the excess of its Stated Principal Balance plus interest at a rate equal to the applicable net mortgage rate from the due date as to which interest was last paid up to the first due date after the liquidation over any proceeds received in connection with the liquidation, after application of all withdrawals permitted to be made by that servicer from the collection account for the mortgage loan;

•

for any mortgage loan that has become the subject of a Deficient Valuation, the excess of the Stated Principal Balance of the mortgage loan over the principal amount as reduced in connection with the proceedings resulting in the Deficient Valuation; or

•

for any mortgage loan that has become the subject of a Debt Service Reduction, the present value of all monthly Debt Service Reductions on the mortgage loan, assuming that the mortgagor pays each scheduled monthly payment on the applicable due date and that no principal prepayments are received on the mortgage loan, discounted monthly at the applicable mortgage rate.

Recovery—With respect to any Liquidated Mortgage Loan and distribution date, an amount received in respect of such Liquidated Mortgage Loan during the prior calendar month which has previously been allocated as a Realized Loss to a class or classes of certificates, net of reimbursable expenses.

Relief Act—The Servicemembers Civil Relief Act, and any similar state or local statute.

Relief Act Reduction—A reduction in the amount of the scheduled interest payment on a mortgage loan pursuant to the Relief Act.

Senior Liquidation Amount—For any distribution date and for any of loan group 1, loan group 2, loan group 3, loan group 4 and loan group 5, for each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of that distribution date, the lesser of (i) the related Senior Percentage of the Stated Principal Balance of that mortgage loan and (ii) the related Senior Prepayment Percentage of the Liquidation Principal with respect to that mortgage loan.

Senior Percentage—For any distribution date and loan group, the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Balance of the classes of senior certificates related to such group immediately prior to that distribution date and the denominator of which is the Aggregate Loan Group Balance for such loan group as of the first day of the related Collection Period, subject to adjustment for prepayments in full received and distributed in the month prior to that distribution date. In no event will the Senior Percentage for any group exceed 100%.

Senior Prepayment Percentage—With respect to group 1, group 2, group 3, group 4 and group 5 mortgage loans and any distribution date occurring during the seven years beginning on the first distribution date, 100%. Thereafter, the Senior Prepayment Percentage will, except as described below, be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments in respect of principal will have the effect of accelerating the amortization of the senior certificates while, in the absence of Realized Losses, increasing the interest in the aggregate Stated Principal Balance evidenced by the related Subordinate Certificates. Increasing the respective interest of the related Subordinate Certificates relative to that of the Group 1 and Group 2 Certificates or the Group 3, Group 4 and Group 5 Certificates, as applicable, is intended to preserve the availability of the subordination provided by the related Subordinate Certificates.

The Senior Prepayment Percentage for each group and any distribution date occurring on or after the seventh anniversary of the first distribution date will be as follows:

•	for any distribution date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinate Percentage for that distribution date;
•	for any distribution date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinate Percentage for that distribution date;
•	for any distribution date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinate Percentage for that distribution date;
•	for any distribution date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinate Percentage for that distribution date; and
•	for any distribution date after the fourth year thereafter, the related Senior Percentage for that distribution date.

There are important exceptions to the calculations of the Senior Prepayment Percentage described in the above paragraph. On any distribution date, and for group 1 and group 2 mortgage loans (i) if the related Senior Percentage exceeds its initial Senior Percentage, the Senior Prepayment Percentage for each such group for that distribution date will equal 100%, (ii) if on or before the distribution date in April 2009, the Class B Percentage for such distribution date is greater than or equal to twice the Class B Percentage as of the closing date, then the Senior Prepayment Percentage for each such group for such distribution date will equal the related Senior Percentage, plus 50% of the related Subordinate Percentage for that distribution date, and (iii) if after the distribution date in April 2009, the Class B Percentage for such distribution date is greater than or equal to twice the Class C-B Percentage as of the closing date, then the Senior Prepayment Percentage for each such group for such distribution date will equal the related Senior Percentage. On any distribution date, and for group 3, group 4 and group 5 mortgage loans (i) if the related Senior Percentage exceeds its initial Senior Percentage, the Senior Prepayment Percentage for each such group for that distribution date will equal 100%, (ii) if on or before the distribution date in April 2009, the Class C-B Percentage for such distribution date is greater than or equal to twice the Class C-B Percentage as of the closing date, then the Senior Prepayment Percentage for each such group for such distribution date will equal the related Senior Percentage, plus 50% of the related Subordinate Percentage for that distribution date, and (iii) if after the distribution date in April 2009, the Class C-B Percentage for such distribution date is greater than or equal to twice the Class C-B Percentage as of the closing date, then the Senior Prepayment Percentage for each such group for such distribution date will equal the related Senior Percentage.

Notwithstanding the foregoing, the Senior Prepayment Percentage for the related group will equal 100% for any distribution date as to which (i) the outstanding principal balance of the mortgage loans in the related group, delinquent 60 days or more (including all REO and loans in foreclosure) averaged over the preceding six month period, as a percentage of the related Subordinate Component Balance as of that distribution date is equal to or greater than 50% or (ii) cumulative Realized Losses for the mortgage loans in the related group exceed:

•	for any distribution date prior to the third anniversary of the first distribution date, 20% of the related original Subordinate Component Balance;
•	for any distribution date on or after the third anniversary but prior to the eighth anniversary of the first distribution date, 30% of the related original Subordinate Component Balance;
•	for any distribution date on or after the eighth anniversary but prior to the ninth anniversary of the first distribution date, 35% of the related original Subordinate Component Balance;
•	for any distribution date on or after the ninth anniversary but prior to the tenth anniversary of the first distribution date, 40% of the related original Subordinate Component Balance;
•	for any distribution date on or after the tenth anniversary but prior to the eleventh anniversary of the first distribution date, 45% of the related original Subordinate Component Balance; and
•	for any distribution date on or after the eleventh anniversary of the first distribution date, 50% of the related original Subordinate Component Balance.

If the Senior Prepayment Percentage for either loan group 1 or loan group 2 equals 100% due to the limitations set forth above, then the Senior Prepayment Percentage for the other loan group will also equal 100% even if no limitation applies to that loan group.

If the Senior Prepayment Percentage for any of loan group 3, loan group 4 or loan group 5 equals 100% due to the limitations set forth above, then the Senior Prepayment Percentage for the other groups will also equal 100% even if no limitation applies to those loan groups.

If on any distribution date the allocation to the class of senior certificates then entitled to distributions of principal payments in full and partial principal prepayments and other amounts in the percentage required above would reduce the outstanding Class Principal Balance of that class below zero, the distribution to that class of certificates of the Senior Prepayment Percentage of those amounts for that distribution date will be limited to the percentage necessary to reduce the related Class Principal Balance to zero.

Special Hazard Loss—With respect to loan group 1, loan group 2, loan group 3, loan group 4 or loan group 5, a Realized Loss on a mortgage loan in that loan group attributable to damage or a direct physical loss suffered by a mortgaged property (including any Realized Loss due to the presence or suspected presence of hazardous wastes or substances on a mortgaged property) other than any such damage or loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of such mortgaged property under the pooling and servicing agreement or any loss due to normal wear and tear or certain other causes.

Stated Principal Balance—As to any mortgage loan and any date of determination, the principal balance of that mortgage loan as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received, reduced by all amounts allocable to principal that have been distributed to certificateholders with respect to that mortgage loan on or before that date of determination, and as further reduced to the extent that any Realized Loss on that mortgage loan has been allocated to one or more classes of certificates on or before that date of determination.

Subordinate Component Balance—With respect to any date of determination and loan group 1, loan group 2, loan group 3, loan group 4 or loan group 5, the excess, if any, of (i) the Aggregate Loan Group Balance of such loan group as of such date, over (ii) the then-outstanding aggregate Class Principal Balance of the related senior certificates as of such date.

Subordinate Liquidation Amount—For any distribution date and loan group, the excess, if any, of the aggregate Liquidation Principal for all mortgage loans related to that group that became Liquidated Mortgage Loans during the calendar month preceding the month of that distribution date, over the related Senior Liquidation Amount for that distribution date.

Subordinate Percentage—For any distribution date and loan group 1, loan group 2, loan group 3, loan group 4 or loan group 5, the excess of 100% over the related Senior Percentage for that date.

Subordinate Prepayment Percentage—For any distribution date and loan group 1, loan group 2, loan group 3, loan group 4 or loan group 5, the excess of 100% over the related Senior Prepayment Percentage for that distribution date; provided, however, that if the aggregate Class Principal Balance of the related senior certificates has been reduced to zero, then the Subordinate Prepayment Percentage for that loan group will equal 100%.

Subordinate Principal Distribution Amount—For any distribution date and loan group 1, loan group 2, loan group 3, loan group 4 or loan group 5, the sum of the following amounts calculated for each group:

•	the related Subordinate Percentage of the related Principal Payment Amount;
•	the related Subordinate Prepayment Percentage of the related Principal Prepayment Amount; and
•	the related Subordinate Liquidation Amount;

less

•	the amount of certain cross-collateralization payments as described under

“—Cross-Collateralization—The Senior-Subordinate Groups.”

Subordination Level—On any distribution date for any class of Class B Certificates, the percentage obtained by dividing the sum of the Class Principal Balances of all classes of Class B Certificates which are subordinate in right of payment to that class by the Class Principal Balances of all classes in the Groups 1-2 Senior-Subordinate Groups, in each case immediately prior to that distribution date. On any distribution date for any class of Class C-B Certificates, the percentage obtained by dividing the sum of the Class Principal Balances of all classes of Class C-B Certificates which are subordinate in right of payment to that class by the Class Principal Balances of all classes in the Groups 3-5 Senior-Subordinate Groups, in each case immediately prior to that distribution date.

Weighted Average Pass-Through Rate—For any distribution date and loan group, as defined in the footnotes to the table on page S-7 of this prospectus supplement.

Priority of Distributions—The Senior-Subordinate Groups

Distributions will in general be made to the extent of the related Available Funds for the Senior-Subordinate Groups in the order and priority as follows:

(A)   first, to the senior certificates of the related group, accrued and unpaid interest as described in “—Distributions of Interest—The Senior-Subordinate Groups” herein; and

(B)	second, to the senior certificates of the related group, principal as described in

“—Distributions of Principal—The Senior-Subordinate Groups.”

After giving effect to the distributions set forth in clauses (A) and (B) above, all such remaining Available Funds related to the Groups 1-2 Senior-Subordinate Groups will be aggregated and the following distributions will be made in the priority set forth below, subject to any payments required to be made to the Group 1 and Group 2 Certificates as described herein under “—Cross Collateralization—the Senior Subordinate Groups.”

•

first, to each class of Class B Certificates, interest and then principal, if applicable, in increasing order of alphanumerical class designation, with both interest and principal being paid to one class before any payments are made to the next class; and

•	second, to the Class AR-L or Class AR Certificates, as appropriate, the remainder (which is expected to be zero) of all Available Funds related to the Groups 1-2 Senior-Subordinate Groups.

After giving effect to the distributions set forth in clauses (A) and (B) above, all such remaining Available Funds related to the Groups 3-5 Senior-Subordinate Groups will be aggregated and the following distributions will be made in the priority set forth below, subject to any payments required to be made to the Group 3, Group 4 and Group 5 Certificates as described herein under “—Cross Collateralization—the Senior Subordinate Groups.”

•

first, to each class of Class C-B Certificates, interest and then principal, if applicable, in increasing order of alphanumerical class designation, with both interest and principal being paid to one class before any payments are made to the next class; and

•	second, to the Class AR-L or Class AR Certificates, as appropriate, the remainder (which is expected to be zero) of all Available Funds related to the Groups 3-5 Senior-Subordinate Groups.

Distributions of interest and principal to the Group 1, Group 2, Group 3, Group 4 and Group 5 Certificates will be based on payments received or advanced for the mortgage loans in the related group except under the limited circumstances described under “—Cross-Collateralization—The Senior-Subordinate Groups.” Distributions of interest and principal to the Class B Certificates will be based on payments received or advanced for the group 1 and group 2 mortgage loans. Distributions of interest and principal to the Class C-B Certificates will be based on payments received or advanced for the group 3, group 4 and group 5 mortgage loans.

Distributions of Interest—The Senior-Subordinate Groups

The pass-through rates for the Group 1, Group 2, Group 3, Group 4 and Group 5 Certificates are described in the table beginning on page S-7 of this prospectus supplement and in the notes to that table.

The pass-through rate on the Class B Certificates will equal, on any distribution date, the quotient expressed as a percentage, of (a) the sum of: (i) the product of (x) the Weighted Average Pass-Through Rate for loan group 1 for that distribution date and (y) the Subordinate Component Balance for loan group 1 immediately prior to such distribution date, and (ii) the product of (x) the Weighted Average Pass-Through Rate for loan group 2 for that distribution date and (y) the Subordinate Component Balance for loan group 2 immediately prior to such distribution date, divided by (b) the aggregate of the Subordinate Component Balances for loan group 1 and loan group 2 immediately prior to such distribution date.

The pass-through rate on the Class C-B Certificates will equal, on any distribution date, the quotient expressed as a percentage, of (a) the sum of: (i) the product of (x) the Weighted Average Pass-Through Rate for loan group 3 for that distribution date and (y) the Subordinate Component Balance for loan group 3 immediately prior to such distribution date, (ii) the product of (x) the Weighted Average Pass-Through Rate for loan group 4 for that distribution date and (y) the Subordinate Component Balance for loan group 4 immediately prior to such distribution date, and (iii) the product of (x) the Weighted Average Pass-Through Rate for loan group 5 for that distribution date and (y) the Subordinate Component Balance for loan group 5 immediately prior to such distribution date, divided by (b) the aggregate of the Subordinate Component Balances for loan group 3, loan group 4 and loan group 5 immediately prior to such distribution date.

The initial pass-through rate on the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6, Certificates will be approximately 5.4468% per annum. The initial pass-through rate on the Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates will be approximately 6.2751% per annum.

With respect to each class in the Senior-Subordinate Groups and each distribution date, an amount of interest will accrue on each such class of certificates, generally equal to 1/12th of the applicable pass-through rate for that class multiplied by the related Class Principal Balance immediately prior to that distribution date. Interest to be distributed on the certificates on any distribution date will consist of accrued and unpaid interest as of the previous distribution dates and interest accrued during the preceding Accrual Period. Interest will accrue on each class in the Senior-Subordinate Groups on the basis of a 360-day year consisting of twelve 30-day months.

The interest entitlement described above for each class of senior certificates in the Senior-Subordinate Groups will be reduced by Net Interest Shortfalls experienced by the mortgage loans in the related group for that distribution date, the interest entitlement described above for the Class B Certificates will be reduced by Net Interest Shortfalls experienced by the group 1 and group 2 mortgage loans for that distribution date and the interest entitlement described above for the Class C-B Certificates will be reduced by Net Interest Shortfalls experienced by the group 3, group 4 and group 5 mortgage loans for that distribution date. Net Interest Shortfalls on any distribution date will be allocated pro rata among all such classes of certificates related to such group, based on the amount of interest each of those classes of certificates would otherwise be entitled to receive on that distribution date from such group before taking into account any reduction in the amounts resulting from Net Interest Shortfalls. The amount a class of Class B Certificates would otherwise be entitled to receive from the mortgage loans in a loan group before taking into account any such reduction will be based on the amount of interest accruing at the applicable Weighted Average Pass-Through Rate on that class’s proportionate share, based on the Class Principal Balance, of the related Subordinate Component Balance for that distribution date. The amount a class of Class C-B Certificates would otherwise be entitled to receive from the mortgage loans in a loan group before taking into account any such reduction will be based on the amount of interest accruing at the applicable Weighted Average Pass-Through Rate on that class’s proportionate share, based on the Class Principal Balance, of the related Subordinate Component Balance for that distribution date.

Distributions of Principal—The Senior-Subordinate Groups

General.

On each distribution date, certificateholders will be entitled to receive principal distributions from the funds available there for to the extent and in the priority described in this prospectus supplement. See “ —Priority of Distributions—The Senior-Subordinate Groups” in this prospectus supplement. The Group 1, Group 2, Group 3, Group 4 and Group 5 Certificates will receive principal collected from the group 1, group 2, group 3, group 4 and group 5 mortgage loans, respectively, except under the limited circumstances described in

“—Cross-Collateralization—The Senior-Subordinate Groups.” The Class B Certificates will receive principal collected from the group 1 and group 2 mortgage loans. The Class C-B Certificates will receive principal collected from the group 3, group 4 and group 5 mortgage loans.

Group 1 Senior Principal Distribution Amount.

On each distribution date, an amount, up to the amount of the Group 1 Senior Principal Distribution Amount for that distribution date, will be distributed as principal, to the following classes in the following order:

(i)	first, to the Class AR and Class AR-L Certificates, pro rata, based on Class Principal Balances, until their respective Class Principal Balances are reduced to zero; and
(ii)

second, the Group 1 Senior Principal Distribution Amount for that distribution date remaining after making the payments specified in clause (i) above, to the Class 1-A-1, Class 1-A-2, Class 1-A-3-1, Class 1-A-3-2 and Class 1-A-4 Certificates and the Class 1-A-5 Certificates, pro rata, weighted based on the aggregate Class Principal Balances of such groups of classes (the Class 1-A-1, Class 1-A-2, Class 1-A-3-1, Class 1-A-3-2 and Class 1-A-4 Certificates, in the aggregate, as one group and the Class 1-A-5 Certificates as one group), as follows:

(a)

the pro rata portion of the Group 1 Senior Principal Distribution Amount for that distribution date remaining after making the payments specified in clause (i) above allocated to the Class 1-A-1, Class 1-A-2, Class 1-A-3-1, Class 1-A-3-2 and Class 1-A-4 Certificates as follows:

(I)	37.57272671% of such amount to the Class 1-A-1 Certificates, until its Class Principal Balance has been reduced to zero; and
(II)	62.42727329% of such amount to the Class 1-A-2, Class 1-A-3-1, Class 1-A-3-2 and Class 1-A-4 Certificates sequentially as follows:
(A)	first, to the Class 1-A-2, Class 1-A-3-1 and Class 1-A-3-2 Certificates as follows:
(1)	60.33376640% of such amount to the Class 1-A-2 Certificates, until its Class Principal Balance has been reduced to zero; and
(2)

39.66623360% of such amount sequentially, to the Class 1-A-3-1 and Class 1-A-3-2 Certificates, in that order, in each case until their respective Class Principal Balances have been reduced to zero; and

(B)	second, to the Class 1-A-4 Certificates, until its Class Principal Balance has been reduced to zero; and
(b)

the pro rata portion of the Group 1 Senior Principal Distribution Amount for that distribution date remaining after making the payments specified in clause (i) above allocated to the Class 1-A-5 Certificates, to the Class 1-A-5 Certificates, until its Class Principal Balance has been reduced to zero.

Group 2 Senior Principal Distribution Amount.

On each distribution date, an amount, up to the amount of the Group 2 Senior Principal Distribution Amount for that distribution date, will be distributed as principal, to the Class 2-A-1 and Class 2-A-2 Certificates and the Class 2-A-3 Certificates, pro rata, weighted based on the aggregate Class Principal Balances of such groups of classes (the Class 2-A-1 and Class 2-A-2 Certificates, in the aggregate, as one group and the Class 2-A-3 Certificates as one group), as follows:

(i)

the pro rata portion of the Group 2 Senior Principal Distribution Amount allocated to the Class 2-A-1 and Class 2-A-2 Certificates, sequentially, to the Class 2-A-1 and Class 2-A-2 Certificates, in that order, in each case until their respective Class Principal Balances have been reduced to zero; and

(ii)

the pro rata portion of the Group 2 Senior Principal Distribution Amount allocated to the Class 2-A-3 Certificates, to the Class 2-A-3 Certificates, until its Class Principal Balance has been reduced to zero

Group 3 Senior Principal Distribution Amount.

On each distribution date, an amount, up to the amount of the Group 3 Senior Principal Distribution Amount for that distribution date, will be distributed as principal to the Class 3-A-1 and Class 3-A-2 Certificates, pro rata, based on Class Principal Balances, until their respective Class Principal Balances have been reduced to zero.

Group 4 Senior Principal Distribution Amount.

On each distribution date, an amount, up to the amount of the Group 4 Senior Principal Distribution Amount for that distribution date, will be distributed as principal to the Class 4-A-1 and Class 4-A-2 Certificates, pro rata, based on Class Principal Balances, until their respective Class Principal Balances have been reduced to zero.

Group 5 Senior Principal Distribution Amount.

On each distribution date, an amount, up to the amount of the Group 5 Senior Principal Distribution Amount for that distribution date, will be distributed as principal to the Class 5-A-1 and Class 5-A-2 Certificates, pro rata, based on Class Principal Balances, until their respective Class Principal Balances have been reduced to zero.

Subordinate Principal Distribution Amount to the Subordinate Certificates.

On each distribution date, an amount, up to the amount of the Subordinate Principal Distribution Amount for the Groups 1-2 Senior-Subordinate Groups for that distribution date, will be distributed as principal, to the Class B Certificates, in accordance with the priorities set forth above in “—Priority of Distributions—The Senior-Subordinate Groups” and to the extent of amounts available there for. Each class of Class B Certificates will be entitled to receive (except on distribution dates on which the Subordination Level for any class of the Class B Certificates is less than the Subordination Level as of the closing date) its pro rata share, based on its respective Class Principal Balance, of the Subordinate Principal Distribution Amount for the Groups 1-2 Senior-Subordinate Groups. Distributions of principal of the Class B Certificates will be made on each distribution date sequentially in the order of their alphanumerical class designation, beginning with the Class B-1 Certificates, until each class of Class B Certificates has received its respective pro rata share of the Subordinate Principal Distribution Amount for that distribution date. The order of alphanumerical designation of the Class B Certificates is sequentially as follows: Class B-1, Class B-2, Class  B-3, Class B-4, Class B-5 and Class B-6 Certificates. See “—Priority of Distributions—The Senior-Subordinate Groups” in this prospectus supplement.

On each distribution date, an amount, up to the amount of the Subordinate Principal Distribution Amount for the Groups 3-5 Senior-Subordinate Groups for that distribution date, will be distributed as principal, to the Class C-B Certificates, in accordance with the priorities set forth above in “—Priority of Distributions—The Senior-Subordinate Groups” and to the extent of amounts available there for. Each class of Class C-B Certificates will be entitled to receive (except on distribution dates on which the Subordination Level for any class of the Class C-B Certificates is less than the Subordination Level as of the closing date) its pro rata share, based on its respective Class Principal Balance, of the Subordinate Principal Distribution Amount for the Groups 3-5 Senior Subordinate Certificates. Distributions of principal of the Class C-B Certificates will be made on each distribution date sequentially in the order of their alphanumerical class designation, beginning with the Class C-B-1 Certificates, until each class of Class C-B Certificates has received its respective pro rata share of the Subordinate Principal Distribution Amount for that distribution date. The order of alphanumerical designation of the Class C-B Certificates is sequentially as follows: Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates. See “—Priority of Distributions—The Senior-Subordinate Groups” in this prospectus supplement.

For each class of Class B Certificates, if on any distribution date the related Subordination Level of that class is less than the related Subordination Level of such class as of the closing date, no distributions of principal prepayments in full and partial principal prepayments will be made to any class or classes junior to that class. The amount otherwise distributable to those classes will be allocated among the remaining classes of Class B Certificates, pro rata, based upon their respective Class Principal Balances. For each class of Class C-B Certificates, if on any distribution date the related Subordination Level of that class is less than the related Subordination Level of such class as of the closing date, no distributions of principal prepayments in full and partial principal prepayments will be made to any class or classes junior to that class. The amount otherwise distributable to those classes will be allocated among the remaining classes of Class C-B Certificates, pro rata, based upon their respective Class Principal Balances.

Allocation of Losses; Subordination of Subordinate Certificates

Class B Certificates

Credit enhancement for the Group 1 and Group 2 Certificates includes the subordination of the Class B Certificates and the priority of application of Realized Losses. The Class B Certificates will be subordinate in right of payment of and provide credit support to the Group 1 and Group 2 Certificates to the extent described in this prospectus supplement. The support provided by the Class B Certificates is intended to enhance the likelihood of regular receipt by the Group 1 and Group 2 Certificates of the full amount of the monthly distributions of interest and principal to which they are entitled and to afford the Group 1 and Group 2 Certificates protection against certain losses.

Any Realized Loss with respect to a group 1 or group 2 mortgage loan, except for Groups 1-2 Excess Losses, will be allocated among the Groups 1-2 Senior-Subordinate Groups as follows:

(a)	first, to the Class B-6 Certificates, until its Class Principal Balance has been reduced to zero;
(b)	second, to the Class B-5 Certificates, until its Class Principal Balance has been reduced to zero;
(c)	third, to the Class B-4 Certificates, until its Class Principal Balance has been reduced to zero;
(d)	fourth, to the Class B-3 Certificates, until its Class Principal Balance has been reduced to zero;
(e)	fifth, to the Class B-2 Certificates, until its Class Principal Balance has been reduced to zero;
(f)	sixth, to the Class B-1 Certificates, until its Class Principal Balance has been reduced to zero; and
(g)

seventh, to the senior certificates of the related group, pro rata, according to and in reduction of their Class Principal Balances; provided, however, with respect to the Group 1 Certificates, Realized Losses on the group 1 loans that would otherwise be allocated to the Class 1-A-1, Class 1-A-2, 1-A-3-1, Class 1-A-3-2, Class 1-A-4 and Class 1-A-5 Certificates in the aggregate will instead be allocated first, to the Class 1-A-5 Certificates, until its Class Principal Balance has been reduced to zero, and second, to the Class 1-A-1, Class 1-A-2, 1-A-3-1, Class 1-A-3-2 and Class 1-A-4, pro rata, until their respective Class Principal Balances have been reduced to zero, and with respect to the Group 2 Certificates, Realized Losses on the group 2 loans that would otherwise be allocated to the Class 2-A-1, 2-A-2 and Class 2-A-3 Certificates in the aggregate will instead be allocated first, to the Class 2-A-3 Certificates, until its Class Principal Balance has been reduced to zero, and second, to the Class 2-A-1 and Class 2-A-2 Certificates, pro rata, until their respective Class Principal Balances have been reduced to zero.

On each distribution date, Groups 1-2 Excess Losses with respect to principal will be allocated pro rata among the classes in the Groups 1-2 Senior-Subordinate Groups, based on their respective Class Principal Balances.

On each distribution date, if the aggregate Class Principal Balance of all classes in the Groups 1-2 Senior-Subordinate Groups exceeds the Aggregate Groups 1-2 Collateral Balance after giving effect to distributions of principal and the allocation of all losses to these certificates on that distribution date, that excess will be deemed a principal loss and will be allocated to the most junior class of Class B Certificates then outstanding.

Investors in the Group 1 and Group 2 Certificates should be aware that because the Class B Certificates represent interests in loan group 1 and loan group 2, the Class Principal Balances of the Class B Certificates could be reduced to zero as a result of a disproportionate amount of Realized Losses on the mortgage loans in either of these loan groups. Therefore, notwithstanding that Realized Losses on the mortgage loans in each loan group may only be allocated to the related senior certificates, other than Groups 1-2 Excess Losses, the allocation to the Class B Certificates of Realized Losses on the mortgage loans in loan group 1 or loan group 2 will increase the likelihood that losses may be allocated to the senior certificates unrelated to such loan group.

The Class B Certificates will provide limited protection to the classes of certificates of higher relative priority against (i) Special Hazard Losses on group 1 and group 2 mortgage loans in an initial amount equal to the Groups 1-2 Special Hazard Loss Coverage Amount, (ii) Bankruptcy Losses on group 1 and group 2 mortgage loans in an initial amount equal to the Groups 1-2 Bankruptcy Loss Coverage Amount and (iii) Fraud Losses on group 1 and group 2 mortgage loans in an initial amount equal to the Groups 1-2 Fraud Loss Coverage Amount.

The Groups 1-2 Fraud Loss Coverage Amount will be reduced, from time to time, by the amount of Fraud Losses allocated to the Certificates related to the Groups 1-2 Senior-Subordinate Groups. In addition, (a) on each anniversary prior to the fifth anniversary of the Cut-off Date, the Groups 1-2 Fraud Loss Coverage Amount will be reduced to an amount equal to the lesser of (A) 1.00% of the current aggregate principal balance of the group 1 and group 2 mortgage loans and (B) the excess of the Groups 1-2 Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date over the cumulative amount of Fraud Losses allocated to the Class B Certificates since such preceding anniversary, and (b) on the fifth anniversary of the Cut-off Date, zero.

The Groups 1-2 Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Class B Certificates.

The Groups 1-2 Special Hazard Loss Coverage Amount will be reduced, from time to time, to an amount equal on any distribution date to the lesser of:

(A)	the greatest of:

1% of the Aggregate Groups 1-2 Collateral Balance on such distribution date,

twice the Stated Principal Balance of the largest mortgage loan in loan group 1 and loan group 2, or the aggregate Stated Principal Balance of the mortgage loans in loan group 1 and loan group 2 secured by mortgaged properties located in the single California postal zip code area having the highest aggregate Stated Principal Balance of any such zip code area; and

(B)	the Groups 1-2 Special Hazard Loss Coverage Amount as of the closing date less the amount, if any, of Special Hazard Losses allocated to the Class B Certificates since the closing date.

The amount of coverage provided by the Class B Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the related certificates assigned by the applicable rating agencies are not adversely affected thereby. In addition, a reserve fund or other form of credit support may be substituted for the protection provided by the Class B Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

Investors in the Group 1 and Group 2 Certificates should be aware that the Groups 1-2 Special Hazard Loss Coverage Amount, Groups 1-2 Bankruptcy Loss Coverage Amount and Groups 1-2 Fraud Loss Coverage Amount cover mortgage loans in loan group 1 and loan group 2. In the event mortgage loans in one of the loan groups suffers a high level of losses, the available coverage for the certificates related to loan group 1 and loan group 2 will be reduced and may cause the certificates related to loan group 1 and loan group 2 to suffer losses in the event mortgage loans in loan group 1 or loan group 2 suffer losses after the available coverage has been exhausted.

Class C-B Certificates

Credit enhancement for the Group 3, Group 4 and Group 5 Certificates includes the subordination of the Class C-B Certificates and the priority of application of Realized Losses. The Class C-B Certificates will be subordinate in right of payment of and provide credit support to the Group 3, Group 4 and Group 5 Certificates to the extent described in this prospectus supplement. The support provided by the Class C-B Certificates is intended to enhance the likelihood of regular receipt by the Group 3, Group 4 and Group 5 Certificates of the full amount of the monthly distributions of interest and principal to which they are entitled and to afford the Group 3, Group 4 and Group 5 Certificates protection against certain losses.

Any Realized Loss with respect to a group 3, group 4 or group 5 mortgage loan, except for Groups 3-5 Excess Losses, will be allocated among the Groups 3-5 Senior-Subordinate Groups as follows:

(a)	first, to the Class C-B-6 Certificates, until its Class Principal Balance has been reduced to zero;
(b)	second, to the Class C-B-5 Certificates, until its Class Principal Balance has been reduced to zero;
(c)	third, to the Class C-B-4 Certificates, until its Class Principal Balance has been reduced to zero;
(d)	fourth, to the Class C-B-3 Certificates, until its Class Principal Balance has been reduced to zero;
(e)	fifth, to the Class C-B-2 Certificates, until its Class Principal Balance has been reduced to zero;
(f)	sixth, to the Class C-B-1 Certificates, until its Class Principal Balance has been reduced to zero; and
(g)

seventh, to the senior certificates of the related group, pro rata, according to and in reduction of their Class Principal Balances; provided, however, with respect to the Group 3 Certificates, Realized Losses on the group 3 loans that would otherwise be allocated to the Class 3-A-1 and Class 3-A-2 Certificates in the aggregate will instead be allocated first, to the Class 3-A-2 Certificates, until its Class Principal Balance has been reduced to zero, and second, to the Class 3-A-1 Certificates, until its Class Principal Balance has been reduced to zero, with respect to the Group 4 Certificates, Realized Losses on the group 4 mortgage loans that would otherwise be allocated to the Class 4-A-1 and Class 4-A-2 Certificates in the aggregate will instead be allocated first, to the Class 4-A-2 Certificates, until its Class Principal Balance has been reduced to zero, and second, to the Class 4-A-1 Certificates, until its Class Principal Balance has been reduced to zero, and with respect to the Group 5 Certificates, Realized Losses on the group 5 loans that would otherwise be allocated to the Class 5-A-1 and Class 5-A-2 Certificates in the aggregate will instead be allocated first, to the Class 5-A-2 Certificates, until its Class Principal Balance has been reduced to zero, and second, to the Class 5-A-1 Certificates, until its Class Principal Balance has been reduced to zero .

On each distribution date, Groups 3-5 Excess Losses with respect to principal will be allocated pro rata among the classes in the Groups 3-5 Senior-Subordinate Groups, based on their respective Class Principal Balances.

On each distribution date, if the aggregate Class Principal Balance of all classes in the Groups 3-5 Senior-Subordinate Groups exceeds the Aggregate Groups 3-5 Collateral Balance after giving effect to distributions of principal and the allocation of all losses to these certificates on that distribution date, that excess will be deemed a principal loss and will be allocated to the most junior class of Class C-B Certificates then outstanding.

Investors in the Group 3, Group 4 and Group 5 Certificates should be aware that because the Class C-B Certificates represent interests in loan group 3, loan group 4 and loan group 5, the Class Principal Balances of the Class C-B Certificates could be reduced to zero as a result of a disproportionate amount of Realized Losses on the mortgage loans in any one of these groups. Therefore, notwithstanding that Realized Losses on the mortgage loans in loan group 3, loan group 4 and loan group 5 may only be allocated to the related senior certificates, other than Groups 3-5 Excess Losses, the allocation to the Class C-B Certificates of Realized Losses on the mortgage loans in loan group 3, loan group 4 or loan group 5 will increase the likelihood that losses may be allocated to the senior certificates unrelated to such loan group.

The Class C-B Certificates will provide limited protection to the classes of certificates of higher relative priority against (i) Special Hazard Losses on group 3, group 4 and group 5 mortgage loans in an initial amount equal to the Groups 3-5 Special Hazard Loss Coverage Amount, (ii) Bankruptcy Losses on group 3, group 4 and group 5 mortgage loans in an initial amount equal to the Groups 3-5 Bankruptcy Loss Coverage Amount and (iii) Fraud Losses on group 3, group 4 and group 5 mortgage loans in an initial amount equal to the Groups 3-5 Fraud Loss Coverage Amount.

The Groups 3-5 Fraud Loss Coverage Amount will be reduced, from time to time, by the amount of Fraud Losses allocated to the Certificates related to the Groups 3-5 Senior-Subordinate Groups. In addition, (a) on each anniversary prior to the fifth anniversary of the Cut-off Date, the Groups 3-5 Fraud Loss Coverage Amount will be reduced to an amount equal to the lesser of (A) 1.00% of the current aggregate principal balance of the group 3, group 4 and group 5 mortgage loans and (B) the excess of the Groups 3-5 Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date over the cumulative amount of Fraud Losses allocated to the Class C-B Certificates since such preceding anniversary, and (b) on the fifth anniversary of the Cut-off Date, zero.

The Groups 3-5 Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Class C-B Certificates.

The Groups 3-5 Special Hazard Loss Coverage Amount will be reduced, from time to time, to an amount equal on any distribution date to the lesser of:

(C)	the greatest of:

1% of the Aggregate Groups 3-5 Collateral Balance on such distribution date,

twice the Stated Principal Balance of the largest mortgage loan in loan group 3, loan group 4 and loan group 5, or the aggregate Stated Principal Balance of the mortgage loans in loan group 3, loan group 4 and loan group 5 secured by mortgaged properties located in the single California postal zip code area having the highest aggregate Stated Principal Balance of any such zip code area; and

(D)	the Groups 3-5 Special Hazard Loss Coverage Amount as of the closing date less the amount, if any, of Special Hazard Losses allocated to the Class C-B Certificates since the closing date.

The amount of coverage provided by the Class C- B Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the related certificates assigned by the applicable rating agencies are not adversely affected thereby. In addition, a reserve fund or other form of credit support may be substituted for the protection provided by the Class C-B Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

Investors in the Group 3, Group 4 and Group 5 Certificates should be aware that the Groups 3-5 Special Hazard Loss Coverage Amount, Groups 3-5 Bankruptcy Loss Coverage Amount and Groups 3-5 Bankruptcy Loss Coverage Amount cover mortgage loans in loan group 3, loan group 4 and loan group 5. In the event mortgage loans in one of these related loan groups suffers a high level of losses, the available coverage for the certificates related to the other related loan groups will be reduced and may cause the certificates related to those other loan groups to suffer losses in the event mortgage loans in any related loan group suffer losses after the available coverage has been exhausted.

Cross-Collateralization—The Senior-Subordinate Groups

Cross-Collateralization due to rapid prepayments.

On each distribution date prior to the Credit Support Depletion Date for the Groups 1-2 Senior-Subordinate Groups, but after the date on which any of the aggregate Class Principal Balance of the Group 1 and Group 2 Certificates has been reduced to zero, all principal on the mortgage loans relating to the group that has been paid in full, will be paid to the senior certificates of the other group related to the Groups 1-2 Senior-Subordinate Groups. However, principal will not be distributed as described above if on that distribution date (a) the Class B Percentage for that distribution date is greater than or equal to 200% of the Class B Percentage as of the closing date and (b) the average outstanding principal balance of the mortgage loans in loan group 1 and loan group 2 delinquent 60 days or more over the last six months, as a percentage of the related Subordinate Component Balance, is less than 50%. If principal from one group is distributed to the senior certificates of the other group according to this paragraph, the Class  B Certificates will not receive this principal amount.

On each distribution date prior to the Credit Support Depletion Date for the Groups 3-5 Senior-Subordinate Groups, but after the date on which any of the aggregate Class Principal Balance of the Group 3, Group 4 and Group 5 Certificates has been reduced to zero, all principal on the mortgage loans relating to the group that has been paid in full, will be paid to the senior certificates of the other groups related to the Groups 3-5 Senior-Subordinate Groups. Such amount will be allocated between such other groups, pro rata based on aggregate Class Principal Balance and paid to the senior certificates in such other groups in the same priority as such certificates would receive other distributions of principal. However, principal will not be distributed as described above if on that distribution date (a) the Class C-B Percentage for that distribution date is greater than or equal to 200% of the Class C-B Percentage as of the closing date and (b) the average outstanding principal balance of the mortgage loans in loan group 3, loan group 4 and loan group 5 delinquent 60 days or more over the last six months, as a percentage of the related Subordinate Component Balance, is less than 50%. If principal from one group is distributed to the senior certificates of the other groups according to this paragraph, the Class C-B Certificates will not receive this principal amount.

Cross-Collateralization due to disproportionate realized losses in one group.

If on any distribution date the Class Principal Balance of any of the Group 1 or Group 2 Certificates is greater than the Aggregate Loan Group Balance of the related loan group (the “Groups 1-2 Undercollateralized Group”), then the following will occur:

•

The Available Funds related to the Groups 1-2 Senior-Subordinate Groups that is not a Groups 1-2 Undercollateralized Group (a “Groups 1-2 Overcollateralized Group”) will be reduced, after distributions of interest to the senior certificates of the Groups 1-2 Overcollateralized Group, in an aggregate amount equal to one month’s interest on the Principal Transfer Amount of the Groups 1-2 Undercollateralized Group at the Weighted Average Pass-Through Rate applicable to the Groups 1-2 Undercollateralized Group and that amount will be added to the Available Funds of the Groups 1-2 Undercollateralized Group; and

•

The portion of the Available Funds related to the Groups 1-2 Senior-Subordinate Groups in respect of principal on the mortgage loans in the Groups 1-2 Overcollateralized Group, after distributions of principal to the senior certificates of the Groups 1-2 Overcollateralized Group, will be distributed to the senior certificates of the Groups 1-2 Undercollateralized Group until the Class Principal Balance of the senior certificates of the Groups 1-2 Undercollateralized Group equals the Aggregate Loan Group Balance of the related group.

Consequently, the Class B Certificates will not receive any distributions of principal until the Groups 1-2 Undercollateralized Group is no longer undercollateralized.

In the event that the weighted average of the pass-through rates of the senior certificates related to a Groups 1-2 Undercollateralized Group is greater than the weighted average of the pass-through rates of the senior certificates related to the Groups 1-2 Overcollateralized Group, the payment of interest to such senior certificates related to the Groups 1-2 Undercollateralized Group from the interest collected on the Groups 1-2 Overcollateralized Group or Groups may cause a shortfall in the amount of principal and interest otherwise distributable to the Class B Certificates. In addition, after the aggregate principal balance of the Class B Certificates has been reduced to zero, this may cause a shortfall of principal that would be allocated to the senior certificates

If on any distribution date the Class Principal Balance of any of the Group 3, Group 4 or Group 5 Certificates is greater than the Aggregate Loan Group Balance of the related loan group (the “Groups 3-5 Undercollateralized Group”), then the following will occur:

•

The Available Funds related to the Groups 3-5 Senior-Subordinate Groups in the other groups that are not a Groups 3-5 Undercollateralized Group (each, a “Groups 3-5 Overcollateralized Group”) will be reduced, after distributions of interest to the senior certificates of each Groups 3-5 Overcollateralized Group, in an aggregate amount equal to one month’s interest on the Principal Transfer Amount of each Groups 3-5 Undercollateralized Group at the Weighted Average Pass-Through Rate applicable to the Groups 3-5 Undercollateralized Group or Groups and that amount will be added to the Available Funds of the applicable Groups 3-5 Undercollateralized Group; and

•

The portion of the Available Funds related to the Groups 3-5 Senior-Subordinate Groups in respect of principal on the mortgage loans in the Groups 3-5 Overcollateralized Group or Groups, after distributions of principal to the senior certificates of each Groups 3-5 Overcollateralized Group, will be distributed to the senior certificates of each Groups 3-5 Undercollateralized Group until the Class Principal Balance of the senior certificates of each Groups 3-5 Undercollateralized Group equals the Aggregate Loan Group Balance of the related group.

Consequently, the Class C-B Certificates will not receive any distributions of principal until the Undercollateralized Group or Groups are no longer undercollateralized.

In the event more than one group is a Groups 3-5 Overcollateralized Group on any distribution date, reductions in the Available Funds of such groups to make payment to the Groups 3-5 Undercollateralized Group will be made pro rata based on the Overcollateralization Amount for each Groups 3-5 Overcollateralized Group. In the event more than one group is a Groups 3-5 Undercollateralized Group on any distribution date, payments made to such groups from the Available Funds of the Groups 3-5 Overcollateralized Group will be made pro rata based on the amount of payments required to be made to the Groups 3-5 Undercollateralized Groups.

In the event that the weighted average of the pass-through rates of the senior certificates related to a Groups 3-5 Undercollateralized Group is greater than the weighted average of the pass-through rates of the senior certificates related to the Groups 3-5 Overcollateralized Group or Groups, the payment of interest to such senior certificates related to the Groups 3-5 Undercollateralized Group or Groups from the interest collected on the Groups 3-5 Overcollateralized Group or Groups may cause a shortfall in the amount of principal and interest otherwise distributable to the Class C-B Certificates. In addition, after the aggregate principal balance of the Class C-B Certificates has been reduced to zero, this may cause a shortfall of principal that would be allocated to the senior certificates

On each Distribution Date, the “Principal Transfer Amount” for a Groups 1-2 Undercollateralized Group or Groups 3-5 Undercollateralized Group will equal the excess, if any, of the Class Principal Balance of the senior certificates related to such Groups 1-2 Undercollateralized Group or Groups 3-5 Undercollateralized Group over the Aggregate Loan Group Balance of such Groups 1-2 Undercollateralized Group or Groups 3-5 Undercollateralized Group.

For each distribution date and any group, the “Overcollateralization Amount” for such group is the excess of (i) the Aggregate Loan Group Balance of such group over (ii) the aggregate Class Principal Balance of the Senior Certificates related to that group.

All or a portion of the distributions to the Group 1, Group 2, Group 3, Group 4 and Group 5 Certificates pursuant to the cross-collateralization provisions described above, may be made on the distribution date in the month following the month during which such transfer payment occurs (without any additional distribution of interest or earnings thereon with respect to such delay).

Glossary of Terms—The Group 6 Certificates

The following terms are given the meanings shown below to help describe the cash flows on the Group 6 Certificates. Certain capitalized terms used to describe the Group 6 Certificates are defined under “—Glossary of Terms—The Senior Subordinate Certificates.”

Accrual Period—For any class of Group 6 Certificates and any distribution date, the period commencing on the immediately preceding distribution date (or the closing date, in the case of the first Accrual Period) and ending on the day immediately preceding the related distribution date.

Aggregate Loan Group Balance—For loan group 6 and any date of determination, the aggregate of the Stated Principal Balance of the mortgage loans in loan group 6 as of the last day of the related Collection Period.

Basis Risk Shortfall—For any class of Group 6 Certificates, other than the Class 6-X Certificates, and any distribution date, the sum of:

(1)

the excess, if any, of the related Current Interest calculated on the basis of the least of (x) one-month LIBOR plus the applicable certificate margin, (y) the Maximum Interest Rate and (z) 11.00%, over the related Current Interest for the applicable distribution date;

(2)	any amount described in clause (1) remaining unpaid from prior distribution dates; and

(3)

interest on the amount in clause (2) for the related Accrual Period calculated on the basis of the least of (x) one-month LIBOR plus the applicable certificate margin, (y) the Maximum Interest Rate and (z) 11.00%.

Carryforward Interest—For any class of Group 6 Certificates and any distribution date, the sum of (1) the amount, if any, by which (x) the sum of (a) Current Interest for such class for the immediately preceding distribution date and (b) any unpaid Carryforward Interest for such class from previous distribution dates exceeds (y) the amount paid in respect of interest on such class on such immediately preceding distribution date, and (2) interest on such amount for the related Accrual Period at the applicable pass-through rate.

Class 6-M-1 Principal Payment Amount—For any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the Class Principal Balances of the Class 6-A-1 and Class 6-A-2 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Class Principal Balance of the Class 6-M-1 Certificates immediately prior to such distribution date exceeds (y) the lesser of (a) the product of (i) approximately 88.60% and (ii) the Aggregate Loan Group Balance for such distribution date and (b) the amount, if any, by which (i) the Aggregate Loan Group Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Loan Group Balance as of the Cut-off Date.

Class 6-M-2 Principal Payment Amount—For any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the Class Principal Balances of the Class 6-A-1, Class 6-A-2 and Class 6-M-1 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Class Principal Balance of the Class 6-M-2 Certificates immediately prior to such distribution date exceeds (y) the lesser of (a) the product of (i) approximately 93.00% and (ii) the Aggregate Loan Group Balance for such distribution date and (b) the amount, if any, by which (i) the Aggregate Loan Group Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Loan Group Balance as of the Cut-off Date.

Class 6-M-3 Principal Payment Amount—For any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the Class Principal Balances of the Class 6-A-1, Class 6-A-2, Class 6-M-1 and Class 6-M-2 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Class Principal Balance of the Class 6-M-3 Certificates immediately prior to such distribution date exceeds (y) the lesser of (a) the product of (i) approximately 96.20% and (ii) the Aggregate Loan Group Balance for such distribution date and (b) the amount, if any, by which (i) the Aggregate Loan Group Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Loan Group Balance as of the Cut-off Date.

Class 6-M-4 Principal Payment Amount—For any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the sum of (i) the Class Principal Balances of the Class 6-A-1, Class 6-A-2, Class 6-M-1, Class 6-M-2 and Class 6-M-3 Certificates, in each case, after giving effect to payments on such distribution date and (ii) the Class Principal Balance of the Class 6-M-4 Certificates immediately prior to such distribution date exceeds (y) the lesser of (a) the product of (i) approximately 97.20% and (ii) the Aggregate Loan Group Balance for such distribution date and (b) the amount, if any, by which (i) the Aggregate Loan Group Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Loan Group Balance as of the Cut-off Date.

Class Principal Balance—For any class of Group 6 Certificates (other than the Class 6-X Certificates), as of any date of determination, an amount equal to the initial principal balance of that class, reduced by the aggregate of the following amounts allocable to that class:

•	All amounts previously distributed to holders of certificates of that class as payments of principal; and
•	Applied Loss Amounts (as defined below under “—Credit Enhancement”) previously allocated to that class;

provided, however, that the Class Principal Balance of the Class 6-A-2 and Group 6 Subordinate Certificates (including any such class of Class 6-A-2 and Group 6 Subordinate Certificates for which the Class Principal Balance has been reduced to zero) will be increased in an aggregate amount equal to the related Recoveries received in respect of any distribution date as follows: in order of seniority, beginning with the Class 6-A-2 Certificates, up to the amount of the Deferred Amount for that class.

Collection Period—For any distribution date is the period from the second day of the month immediately preceding such distribution date to and including the first day of the month of that distribution date.

Compensating Interest—For each of the group 6 mortgage loans and any distribution date, an amount to be paid by the master servicer or the servicer of that mortgage loan as described above under “Servicing of Mortgage Loans—Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans” in this prospectus supplement.

Credit Support Depletion Date—The first distribution date on which the aggregate Class Principal Balance of the Group 6 Subordinate Certificates has been or will be reduced to zero.

Current Interest—For any class of Group 6 Certificates and any distribution date, the amount of interest accruing at the applicable pass-through rate on the related Class Principal Balance during the related Accrual Period; provided, that as to each class of Group 6 Certificates, the Current Interest will be reduced by a pro rata portion of any Interest Shortfalls to the extent not covered by excess interest.

Cut-off Date Principal Balance—The aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date.

Deferred Amount—For any class of the Class 6-A-2 and Group 6 Subordinate Certificates, other than the Class 6-X Certificates, and any distribution date, will equal the amount by which (x) the aggregate of the Applied Loss Amounts (as defined below under “Credit Enhancement—The Group 6 Certificates”) previously applied in reduction of the Class Principal Balance thereof exceeds (y) the sum of (a) the aggregate of amounts previously paid in reimbursement thereof and (b) any increases to the Class Principal Balance as a result of Recoveries.

Delinquency Rate—For any month will be, generally, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding Stated Principal Balance of all group 6 mortgage loans 60 or more days delinquent (including all foreclosures and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Aggregate Loan Group Balance as of the close of business on the last day of such month.

Group 6 Interest Remittance Amount—For any distribution date and loan group 6, will equal the sum of (1) all interest collected (other than Payaheads) or advanced in respect of scheduled payments on the mortgage loans in loan group 6 during the related Collection Period, the interest portion of Payaheads previously received on the mortgage loans in loan group 6 and intended for application in the related Collection Period and the interest portion of all prepayments received on the mortgage loans in loan group 6 during the related Prepayment Period, less (x) the expense fees with respect to such mortgage loans and any other mortgage insurance premiums on such mortgage loans and (y) unreimbursed advances and other amounts due to the related servicer, the master servicer, the trustee or the trust administrator with respect to such mortgage loans, to the extent allocable to interest, (2) all Compensating Interest paid by each servicer or the master servicer with respect to such mortgage loans with respect to the related Collection Period, (3) the portion of any substitution amount or purchase price paid with respect to such mortgage loans during the related Collection Period allocable to interest and (4) all Liquidation Proceeds and recoveries (net of unreimbursed advances, servicing advances and expenses, to the extent allocable to interest, and unpaid expense fees) collected with respect to such mortgage loans during the related Collection Period or prior calendar month as specified in the pooling and servicing agreement, to the extent allocable to interest.

Group 6 Net Funds Cap— For any distribution date and the Class 6 Certificates, will be a per annum rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the Optimal Interest Remittance Amount for loan group 6 for such date and (2) 12, and the denominator of which is the Aggregate Loan Group Balance for loan group 6 for the immediately preceding distribution date (subject to adjustment for prepayments in full received and distributed in the month prior to that distribution date) multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

Insurance Proceeds—Amounts paid pursuant to any insurance policy, with respect to a mortgage loan, that have not been used to restore the related mortgaged property or released to the mortgagor in accordance with the terms of the pooling and servicing agreement, subject to the terms and conditions of the related mortgage note and mortgage.

Interest Shortfall—For any distribution date is equal to the aggregate shortfall, if any, in collections of interest (adjusted to the related net mortgage rate) on the group 6 mortgage loans resulting from (a) principal prepayments in full and in part received during the related Prepayment Period to the extent not covered by Compensating Interest and (b) interest payments on certain of the mortgage loans being limited pursuant to the provisions of the Relief Act.

Liquidated Mortgage Loan—A mortgage loan for which the related servicer has determined that it has received all amounts that it expects to recover from or on account of the mortgage loan, whether from Insurance Proceeds, Liquidation Proceeds or otherwise.

Liquidation Proceeds—Amounts, including Insurance Proceeds, received in connection with the liquidation of a defaulted mortgage loan, whether through trustee’s sale, foreclosure sale, or otherwise or amounts received in connection with any condemnation or partial release of a mortgaged property, other than Recoveries.

Maximum Interest Rate—For any distribution date, an annual rate equal to the weighted average of the Rate Ceilings of the mortgage loans in loan group 6, minus the weighted average expense fee rate of the mortgage loans in loan group 6.

Monthly Excess Cashflow—For any distribution date, an amount equal to the sum of the Monthly Excess Interest and the Overcollateralization Release Amount, if any, for such date, plus any amounts applied pursuant to clauses I(vi) and II(vi) under “Distributions of Principal—The Group 6 Certificates.”

Net Mortgage Rate—With respect to any mortgage loan, the rate per annum equal to the mortgage rate minus the rate at which the expense fees accrue. The mortgage rate of a mortgage loan is the rate at which interest accrues at the time of determination on that mortgage loan in accordance with the terms of the related mortgage note.

Optimal Interest Remittance Amount—For any distribution date and loan group 6, will be equal to the excess of (i) the product of (1) (x) the weighted average Net Mortgage Rates of the mortgage loans in the related loan group as of the first day of the related Collection Period divided by (y) 12 and (2) the applicable Aggregate Loan Group Balance for the immediately preceding distribution date, over (ii) any expenses that reduce the Interest Remittance Amount for that loan group that did not arise as a result of a default or delinquency of the applicable mortgage loans or were not taken into account in computing the expense fee rate.

Overcollateralization Amount—For any distribution date will be equal to the amount, if any, by which (x) the Aggregate Loan Group Balance for such distribution date exceeds (y) the aggregate Class Principal Balance of the Group 6 Certificates after giving effect to payments on such distribution date.

Overcollateralization Deficiency—For any distribution date will be equal to the amount, if any, by which (x) the Targeted Overcollateralization Amount for such distribution date exceeds (y) the Overcollateralization Amount for such distribution date, calculated for this purpose after giving effect to the reduction on such distribution date of the aggregate Class Principal Balance of the Group 6 Certificates resulting from the payment of the Principal Payment Amount on such distribution date, but prior to allocation of any Applied Loss Amount on such distribution date.

Overcollateralization Release Amount—For any distribution date will be equal to the lesser of (x) the aggregate Principal Remittance Amount for loan group 6 for such distribution date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the aggregate Principal Remittance Amount for loan group 6 for such date is applied on such date in reduction of the aggregate of the Class Principal Balances of the Group 6 Certificates, exceeds (2) the Targeted Overcollateralization Amount for such date.

Payahead—Any scheduled payment intended by the related mortgagor to be applied in a Collection Period subsequent to the Collection Period in which such payment was received.

Principal Payment Amount—For any distribution date will be equal to the aggregate Principal Remittance Amount for loan group 6 for such date minus the Overcollateralization Release Amount, if any, for such date.

Principal Remittance Amount—For any distribution date and loan group 6, will equal the sum of (1) all principal collected (other than Payaheads) or advanced in respect of scheduled payments on the mortgage loans in loan group 6 during the related Collection Period (less unreimbursed advances, servicing advances and other amounts due to a servicer, the master servicer, the trustee and the trust administrator with respect to the mortgage loans in loan group 6, to the extent allocable to principal) and the principal portion of Payaheads previously received on the mortgage loans in loan group 6 and intended for application in the related Collection Period, (2) all principal prepayments received during the related Prepayment Period, (3) the outstanding Stated Principal Balance of each mortgage loan in loan group 6 that was repurchased by the seller or purchased by the special servicer during the period described in the pooling and servicing agreement relating to such distribution date, (4) the portion of any substitution amount paid with respect to any replaced mortgage loans in loan group 6 during the related Collection Period allocable to principal, (5) all Liquidation Proceeds (net of unreimbursed advances, servicing advances and other expenses, to the extent allocable to principal) and Recoveries, if any, collected with respect to the mortgage loans in loan group 6 during the period described in the pooling and servicing agreement relating to such distribution date, to the extent allocable to principal, and (6) amounts withdrawn from the Group 6 Interest Rate Cap Account (as defined below under “—The Group 6 Interest Rate Cap Agreement”) to cover Realized Losses on the group 6 mortgage loans incurred during the related Collection Period.

Recovery—With respect to any Liquidated Mortgage Loan and distribution date, an amount received in respect of such Liquidated Mortgage Loan during the prior calendar month which has previously been allocated to a class or classes of certificates in accordance with the pooling and servicing agreement, net of reimbursable expenses.

Rolling Three Month Delinquency Rate—For any distribution date will be the fraction, expressed as a percentage, equal to the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second distribution dates) immediately preceding months.

Senior Enhancement Percentage—For any distribution date will be the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Balance of the Class 6-M-1, Class 6-M-2, Class 6-M-3 and Class 6-M-4 Certificates and the Overcollateralization Amount (which, for purposes of this definition only, shall not be less than zero), in each case after giving effect to payments on such distribution date (assuming no Trigger Event is in effect), and the denominator of which is the Aggregate Loan Group Balance for such distribution date.

Senior Principal Payment Amount—For any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the Class Principal Balances of the Class 6-A-1 and Class 6-A-2 Certificates, in each case, immediately prior to such distribution date exceed (y) the lesser of (a) the product of (i) approximately 83.20% and (ii) the Aggregate Loan Group Balance for such distribution date and (b) the amount, if any, by which (i) the Aggregate Loan Group Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Loan Group Balance as of the Cut-off Date.

Stepdown Date—The date occurring on the later of (x) the distribution date in May 2009 and (y) the first distribution date on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the group 6 mortgage loans during the related Collection Period but before giving effect to payments on the Group 6 Certificates on such distribution date) is greater than or equal to approximately 16.80%.

Targeted Overcollateralization Amount—For any distribution date prior to the Stepdown Date, 1.40% of the Aggregate Loan Group Balance as of the Cut-off Date; with respect to any distribution date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, the greater of (a) 2.80% of the Aggregate Loan Group Balance for such distribution date, or (b) 0.50% of the Aggregate Loan Group Balance as of the Cut-off Date; with respect to any distribution date on or after the Stepdown Date with respect to which a Trigger Event is in effect and is continuing, the Targeted Overcollateralization Amount for the distribution date immediately preceding such distribution date.

Trigger Event—A Trigger Event will occur for any distribution date if either (i) the Rolling Three Month Delinquency Rate as of the last day of the related Collection Period equals or exceeds 34.00% of the Senior Enhancement Percentage for such distribution date or (ii) the cumulative Realized Losses as a percentage of the original Aggregate Loan Group Balance on the closing date for such Distribution Date is greater than the percentage set forth in the following table:

Range of Distribution Dates*	Cumulative Loss Percentage
May 2009 – April 2010	0.65%
May 2010 – April 2011	1.15%
May 2011 – April 2012	1.65%
May 2012 and thereafter	2.00%
*

The cumulative loss percentages set forth above are applicable to the first Distribution Date in the corresponding range of Distribution Dates. The cumulative loss percentage for each succeeding Distribution Date in a range increases incrementally by 1/12 of the positive difference between the percentage applicable to the first Distribution Date in that range and the percentage applicable to the first Distribution Date in the succeeding range.

Distributions of Interest—The Group 6 Certificates

The per annum pass-through rates for the certificates are described in the table beginning on page S-7 of this prospectus supplement and in the notes to that table.

The amount of interest payable on each distribution date in respect of each class of Group 6 Certificates, other than the Class 6-X Certificates, will equal the sum of (1) Current Interest for such class on such date and (2) any Carryforward Interest for such class and date. Interest will accrue on each class of Group 6 Certificates, other than the Class 6-X Certificates, on the basis of a 360-day year and the actual number of days elapsed in each Accrual Period.

With respect to each distribution date, to the extent that a Basis Risk Shortfall exists for any class of Group 6 Certificates, other than the Class 6-X Certificates, such class will be entitled to the amount of such Basis Risk Shortfall. Such classes will be entitled to receive the amount of any Basis Risk Shortfall in accordance with the priority of payments described herein under “—Credit Enhancement—The Group 6 Certificates—Overcollateralization,” from amounts otherwise payable on the Class 6-X Certificates on such distribution date, and from amounts paid under the Group 6 Interest Rate Cap Agreement on deposit in the Group 6 Interest Rate Cap Account.

On each distribution date, the Group 6 Interest Remittance Amount for such date will be paid in the following order of priority:

(1)	to the Group 6 Senior Certificates, pro rata based on amounts due, Current Interest and any Carryforward Interest for such Class and such distribution date;
(2)	to the Class 6-M-1 Certificates, Current Interest and any Carryforward Interest for such class and distribution date;
(3)	to the Class 6-M-2 Certificates, Current Interest and any Carryforward Interest for such class and distribution date;
(4)	to the Class 6-M-3 Certificates, Current Interest and any Carryforward Interest for such class and distribution date;
(5)	to the Class 6-M-4 Certificates, Current Interest and any Carryforward Interest for such class and distribution date; and
(6)	for application as part of Monthly Excess Cashflow for such distribution date, as described under

“—Credit Enhancement—The Group 6 Certificates—Overcollateralization” below, any such Group 6 Interest Remittance Amount remaining after application pursuant to clauses (1) through (5) above (such amount, “Monthly Excess Interest”) for such distribution date.

The Group 6 Interest Rate Cap Agreement

On or before the closing date, the trust administrator, acting on behalf of the trust, will enter into an interest rate cap agreement (the “Group 6 Interest Rate Cap Agreement”) with Credit Suisse International, as counterparty (in such capacity, the “cap counterparty”) whereby, in consideration for a one-time payment by the trust to the cap counterparty on the closing date, the cap counterparty will agree to make payments on each Group 6 Interest Rate Cap Agreement Payment Date as described below for each distribution date. The Group 6 Interest Rate Cap Agreement shall be administered, and all payment obligations of the trust and trustee thereunder performed, by the trust administrator on behalf of the trust and trustee. Any amounts received by the trust administrator under the Group 6 Interest Rate Cap Agreement will be deposited to an account established by the trust administrator (the “Group 6 Interest Rate Cap Account”). With respect to the Group 6 Interest Rate Cap Agreement, the “Group 6 Interest Rate Cap Agreement Payment Date” is the business day prior to the 25th day of each month beginning in May 2006, to and including the termination date (being the distribution date in April 2011). A “business day” under the Group 6 Interest Rate Cap Agreement is a day on which commercial banks and foreign exchange markets settle payment and are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York.

Under the Group 6 Interest Rate Cap Agreement, the cap counterparty will agree to make payments on each Group 6 Interest Rate Cap Agreement Payment Date equal to the product of (i) a fraction, the numerator of which is the actual number of days elapsed from and including the 25th day of the calendar month immediately preceding such Group 6 Interest Rate Cap Agreement Payment Date (or, in the case of the first Group 6 Interest Rate Cap Agreement Payment Date, April 28, 2006) through, but not including, the 25th day of the calendar month of such Group 6 Interest Rate Cap Agreement Payment Date (each such period, as adjusted pursuant to the “Following Business Day Convention” (as defined in Group 6 Interest Rate Cap Agreement), a “Group 6 Interest Rate Cap Agreement Calculation Period”), and the denominator of which is 360, (ii) a notional amount (as set forth in Annex II for such scheduled Group 6 Interest Rate Cap Agreement Payment Date) and (iii) the percentage equal to the difference between (1) the lesser of (a) the Index Rate for such period and (b) the upper strike rate for that period (as set forth in Annex II for such scheduled Group 6 Interest Rate Cap Agreement Payment Date) and (2) the lower strike rate for that period (as set forth in Annex II for such Group 6 Interest Rate Cap Agreement Payment Date) (the “Group 6 Interest Rate Cap Agreement Payment Amount”), provided, that if the Index Rate is less than or equal to the applicable lower strike rate (as set forth in Annex II for that Group 6 Interest Rate Cap Agreement Payment Date), then the Group 6 Interest Rate Cap Agreement Payment Amount for such Group 6 Interest Rate Cap Agreement will be zero.

Generally, the “Index Rate” is the rate for one-month deposits in U.S. Dollars which appears on the Telerate Page 3750 as of 11:00 a.m. London time, two London banking days prior to the first day of the related Group 6 Interest Rate Cap Agreement Calculation Period (except for the first distribution date, on London banking day prior to the first day of first Group 6 Interest Rate Cap Agreement Calculation Period) , or, if such rate does not appear on the Telerate Page 3750, the rate determined based on the rates at which one-month deposits in U.S. Dollars are offered by the reference banks to prime banks in the London interbank market.

Amounts on deposit in the Group 6 Interest Rate Cap Account will be distributed on any distribution date to the Group 6 Certificates, in respect of any applicable Basis Risk Shortfall, prior to giving effect to any amounts available to be paid in respect of Basis Risk Shortfalls as described herein under “—Credit Enhancement—The Group 6 Certificates—Overcollateralization” on such distribution date.

On any distribution date, amounts on deposit in the Group 6 Interest Rate Cap Account will be distributed in the following order of priority:

(i)	to the Class 6-A-1 and Class 6-A-2 Certificates, pro rata based on the amount of any unpaid Basis Risk Shortfalls for such class;
(ii)	to the Class 6-M-1, Class 6-M-2, Class 6-M-3 and Class 6-M-4 Certificates, sequentially, the amount of any unpaid Basis Risk Shortfalls for such class;
(iii)

to the Principal Remittance Amount, up to the amount of such Realized Losses on the mortgage loans in loan group 6 incurred during the related Collection Period, any shortfall to be allocated pro rata based upon the amount of such Realized Losses applicable to loan group 6; and

(iv)

first, to Class 6-A-2 Certificates, and then to the Class 6-M-1, Class 6-M-2, Class 6-M-3 and Class 6-M-4 Certificates, in that order, any applicable Deferred Amounts prior to giving effect to amounts available to be paid in respect of Deferred Amounts as described hereunder under “—Credit Enhancement—The Group 6 Certificates” on the related distribution date.

Amounts paid under the Group 6 Interest Rate Cap Agreement not used on any distribution date to pay Basis Risk Shortfalls on the Group 6 Certificates, Realized Losses on the group 6 mortgage loans or Deferred Amounts on the Class 6-A-2, Class 6-M-1, Class 6-M-2, Class 6-M-3 and Class 6-M-4 Certificates will remain on deposit in the Group 6 Interest Rate Cap Account and may be available on future distribution dates to make the payments described in the preceding paragraph; provided, however that such amounts will be paid into and distributed out of a separate trust created pursuant to the pooling and servicing agreement for the benefit of the Group 6 Certificates. However, at no time will the amount on deposit in the Group 6 Interest Rate Cap Account exceed the deposit amount. The “deposit amount” will be calculated on each distribution date, after giving effect to withdrawals from the Group 6 Interest Rate Cap Account on that distribution date and distributions and allocation of losses on the certificates on such date, and will equal the excess, if any, of the Targeted Overcollateralization Amount for such distribution date over the Overcollateralization Amount for such distribution date.

Unless terminated earlier, the Group 6 Interest Rate Cap Agreement will terminate after the Group 6 Interest Rate Cap Payment Date in April 2011. Both the trustee and the cap counterparty will have the right to terminate the Group 6 Interest Rate Cap Agreement for certain reasons set forth in the documentation associated with the Group 6 Interest Rate Cap Agreement, including, without limitation, the related ISDA Master Agreement, the Schedule and Credit Support Annex thereto and Confirmations thereunder. Although it is not anticipated that there will be amounts payable by the trust, certain amounts may be payable by the trust under the Group 6 Interest Rate Cap Agreement from funds otherwise distributable to the holders of the certificates as a result of such termination.

For more information regarding the cap counterparty, please see “The Cap Counterparty” in this prospectus supplement.

Distributions of Principal—The Group 6 Certificates

Distributions of principal on the Class 6-A-1 and Class 6-A-2 Certificates will be made primarily from the Principal Payment Amount, to the extent of available funds, as described below. Distributions of principal on the Class 6-M-1, Class 6-M-2, Class 6-M-3 and Class 6-M-4 Certificates will be made primarily from the Principal Payment Amount after distributions of principal have been made on the Class 6-A-1 and Class 6-A-2 Certificates.

The Principal Payment Amount will be paid on each distribution date as follows:

I.	On each distribution date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, the Principal Payment Amount will be paid in the following order of priority:
(i)

to the Class 6-A-1 and Class 6-A-2 Certificates, pro rata, weighted based on the Class Principal Balances of such classes, until their respective Class Principal Balances have been reduced to zero, provided, that, the Principal Payment Amount shall be paid to the Class 6-A-1 and Class 6-A-2 Certificates sequentially, in that order, until their respective Class Principal Balances have been reduced to zero, if either (a) on any distribution date prior to the distribution date in May 2009 cumulative Realized Losses are greater than 1.00% of the Aggregate Loan Group Balance for loan group 6 as of the Cut-off Date or (b) on any distribution date on or after the distribution date in May 2009 a Trigger Event is in effect;

(ii)	to the Class 6-M-1 Certificates, until its Class Principal Balance has been reduced to zero;
(iii)	to the Class 6-M-2 Certificates, until its Class Principal Balance has been reduced to zero;
(iv)	to the Class 6-M-3 Certificates, until its Class Principal Balance has been reduced to zero;

(v)	to the Class 6-M-4 Certificates, until its Class Principal Balance has been reduced to zero; and
(vi)

for application as part of Monthly Excess Cashflow for such distribution date, as described under “—Credit Enhancement—The Group 6 Certificates—Overcollateralization” below, any such Principal Payment Amount remaining after application pursuant to clauses (i) through (v) above.

II.

On each distribution date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not in effect, the Principal Payment Amount will be paid in the following order of priority:

(i)

to the Class 6-A-1 and Class 6-A-2 Certificates, the Senior Principal Payment Amount for such distribution date, pro rata, weighted based on the Class Principal Balances of such classes, until their respective Class Principal Balances have been reduced to zero;

(ii)	to the Class 6-M-1 Certificates, the Class 6-M-1 Principal Payment Amount for such distribution date, until its Class Principal Balance has been reduced to zero;
(iii)	to the Class 6-M-2 Certificates, the Class 6-M-2 Principal Payment Amount for such distribution date, until its Class Principal Balance has been reduced to zero;
(iv)	to the Class 6-M-3 Certificates, the Class 6-M-3 Principal Payment Amount for such distribution date, until its Class Principal Balance has been reduced to zero;
(v)	to the Class 6-M-4 Certificates, the Class 6-M-4 Principal Payment Amount for such distribution date, until its Class Principal Balance has been reduced to zero; and
(vi)

for application as part of Monthly Excess Cashflow for such distribution date, as described under “—Credit Enhancement—The Group 6 Certificates—Overcollateralization” below, any such Principal Payment Amount remaining after application pursuant to clauses (i) through (v) above.

Credit Enhancement—The Group 6 Certificates

Credit enhancement for the Group 6 Certificates consists of the subordination of the Group 6 Subordinate Certificates, the priority of application of Realized Losses, overcollateralization and amounts available under the Group 6 Interest Rate Cap Agreement to cover certain Realized Losses on the group 6 mortgage loans, in each case as described herein.

Subordination. The rights of holders of the Group 6 Subordinate Certificates to receive payments with respect to the group 6 mortgage loans will be subordinated to such rights of holders of each class of Group 6 Certificates having a higher priority of payment, as described under “—Distributions of Interest—The Group 6 Certificates” and “—Distributions of Principal—The Group 6 Certificates.” This subordination is intended to enhance the likelihood of regular receipt by holders of Group 6 Certificates having a higher priority of payment of the full amount of interest and principal distributable thereon, and to afford such certificateholders limited protection against Realized Losses incurred with respect to the group 6 mortgage loans.

The limited protection afforded to holders of classes of certificates with a higher priority of payment by means of the subordination of certain classes of certificates having a lower priority of payment will be accomplished by the preferential right of holders of such classes of certificates with a higher priority of payment to receive distributions of interest or principal on any distribution date prior to classes with a lower priority of payment.

Application of Realized Losses.  Realized Losses on the group 6 mortgage loans will have the effect of reducing amounts payable in respect of the Class 6-X Certificates (both through the application of Monthly Excess Interest to fund such deficiency and through a reduction in the Overcollateralization Amount for the related distribution date).

If on any distribution date, after giving effect to all Realized Losses incurred with respect to group 6 mortgage loans during the Collection Period for such distribution date and payments of principal on such distribution date, the aggregate Class Principal Balance of the Group 6 Certificates exceeds the sum of the aggregate Stated Principal Balance of the group 6 mortgage loans for such distribution date (such excess, an “Applied Loss Amount”), such amount will be allocated in reduction of the Class Principal Balance of first, the Class 6-M-4 Certificates, until the Class Principal Balance thereof has been reduced to zero; second, the Class 6-M-3 Certificates, until the Class Principal Balance thereof has been reduced to zero; third, the Class 6-M-2 Certificates, until the Class Principal Balance thereof has been reduced to zero; fourth, the Class 6-M-1 Certificates, until the Class Principal Balance thereof has been reduced to zero; and fifth, the Class 6-A-2 Certificates, until the Class Principal Balance thereof has been reduced to zero. The Class Principal Balance of the Class 6-A-1 Certificates will not be reduced by Applied Loss Amounts.

Holders of the Class 6-A-2 Certificates and Group 6 Subordinate Certificates will not receive any payments in respect of Applied Loss Amounts, except to the extent of available Monthly Excess Cashflow or amounts paid under the Group 6 Interest Rate Cap Agreement as described below.

Interest Rate Cap Agreement. In certain circumstances, payments made to the trust under the Group 6 Interest Rate Cap Agreement may be available to cover certain Realized Losses on the group 6 mortgage loans, as described herein under “—The Group 6 Interest Rate Cap Agreement.”

Overcollateralization. The weighted average net mortgage rate of the group 6 mortgage loans is generally expected to be higher than the weighted average of the pass-through rates of the Group 6 Certificates plus certain expenses of the trust, thus generating certain excess interest collections. Monthly Excess Interest will be applied in reduction of the aggregate Class Principal Balance of the Group 6 Certificates. Such application of interest collections as payments of principal will cause the aggregate Class Principal Balance of the Group 6 Certificates to amortize more rapidly than the Aggregate Loan Group Balance, thus creating and maintaining overcollateralization. However, Realized Losses on the group 6 mortgage loans will reduce overcollateralization, and could result in an Overcollateralization Deficiency.

In addition, on and after the Stepdown Date, to the extent that a Trigger Event is not in effect and the Overcollateralization Amount exceeds the Targeted Overcollateralization Amount, a portion of each Principal Remittance Amount will not be applied in reduction of the aggregate Class Principal Balance of the Group 6 Certificates, but will instead, be applied as described below.

On each distribution date or, in the case of payments to the supplemental interest trust, the Monthly Excess Cashflow will be distributed in the following order of priority:

(1)

until the aggregate Class Principal Balance of the Group 6 Certificates equals the Aggregate Loan Group Balance for such distribution date minus the Targeted Overcollateralization Amount for such date:

(A) on each distribution date (x) prior to the Stepdown Date or (y) with respect to which a Trigger Event is in effect, to the extent of Monthly Excess Interest for such distribution date, to the Group 6 Certificates, in the following order of priority:

(a)	to the Class 6-A-1 and Class 6-A-2 Certificates, pro rata, weighted based on the Class Principal Balances of such classes, until their respective Class Principal Balances have been reduced to zero;
(b)	to the Class 6-M-1 Certificates, until its Class Principal Balance has been reduced to zero;
(c)	to the Class 6-M-2 Certificates, until its Class Principal Balance has been reduced to zero;
(d)	to the Class 6-M-3 Certificates, until its Class Principal Balance has been reduced to zero; and
(e)	to the Class 6-M-4 Certificates, until its Class Principal Balance has been reduced to zero;

(B) on each distribution date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, to fund any principal distributions required to be made on such distribution date set forth above in subclause II under “—Distributions of Principal—The Group 6 Certificates,” after giving effect to the distribution of the Principal Payment Amount for such date, in accordance with the priorities set forth therein;

(2)	to the Class 6-A-2 Certificates, any Deferred Amount for such class;
(3)	to the Class 6-M-1 Certificates, any Deferred Amount for such class;
(4)	to the Class 6-M-2 Certificates, any Deferred Amount for such class;
(5)	to the Class 6-M-3 Certificates, any Deferred Amount for such class;
(6)	to the Class 6-M-4 Certificates, any Deferred Amount for such class;
(7)	pro rata (a) to the Class 6-A-1 and Class 6-A-2 Certificates, pro rata based on amounts due, any Basis Risk Shortfall for such class;
(8)	to the Class 6-M-1 Certificates, any Basis Risk Shortfall for such class;
(9)	to the Class 6-M-2 Certificates, any Basis Risk Shortfall for such class;
(10)	to the Class 6-M-3 Certificates, any Basis Risk Shortfall for such class;
(11)	to the Class 6-M-4 Certificates, any Basis Risk Shortfall for such class;
(12)	to the Class 6-X Certificates, the amount distributable thereon pursuant to the pooling and servicing agreement; and
(13)

to the Class AR-L or Class AR Certificates, any remaining amount, as appropriate. It is not anticipated that any amounts will be distributed to the Class AR-L or Class AR Certificates under this clause (13).

Distributions pursuant to subparagraphs (7) through (11) on any distribution date will be made after giving effect to withdrawals from the Group 6 Interest Rate Cap Account to pay any related Basis Risk Shortfall. Distributions pursuant to subparagraphs (2) through (6) on any distribution date will be made after giving effect to any withdrawals from the Group 6 Interest Rate Cap Account on such date to pay Deferred Amounts.

Additional Issuances of Certificates

Upon the surrender of one or more classes of offered certificates to the trust, the trust will be permitted to issue one or more additional classes of certificates that will represent ownership interests in the surrendered certificates. A REMIC election will be made with respect to the surrendered certificates and the newly issued classes will constitute the regular interests in this REMIC. The Class AR Certificate will represent ownership of the residual interest in this REMIC. Any such issuance will be made pursuant to an amendment of the pooling and servicing agreement that will only require the consent of the holders of the offered certificates that are surrendered to the trust.

POOLING AND SERVICING AGREEMENT

Assignment of Mortgage Loans

Pursuant to the pooling and servicing agreement, on the closing date, the depositor will sell, transfer, assign, set over and otherwise convey without recourse to the trustee in trust for the benefit of the certificateholders all right, title and interest of the depositor in and to each mortgage loan, including all principal and interest received on or with respect to such mortgage loans, exclusive of principal and interest due on or prior to the Cut-off Date.

In connection with such transfer and assignment, the depositor will deliver or cause to be delivered to the trustee, or a custodian for the trustee, a mortgage file for each mortgage loan which will consist of, among other things, the original promissory note, or mortgage note, and any modification or amendment thereto endorsed in blank without recourse (except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost), the original instrument creating a first lien on the related mortgaged property, or the mortgage, with evidence of recording indicated thereon, an assignment in recordable form of the mortgage, the title policy or a commitment to issue the title policy with respect to the related mortgaged property and, if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to such mortgage note and mortgage except for any such document not returned from the public recording office, which will be delivered to the trustee or its custodian as soon as the same is available to the depositor. Assignments of the mortgage loans to the trustee or its nominee will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel, such recording is not required to protect the trustee’s interest in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the seller.

The trustee or its custodian will review each mortgage file within 90 days of the closing date, or promptly after receipt by the trustee or its custodian of any document permitted to be delivered after such date; and if any document in a mortgage file is found to be missing or defective in a material respect and the seller does not cure such defect within 90 days of notice thereof from the trustee or its custodian or within such longer period not to exceed 720 days after such date in the case of missing documents not returned from the public recording office, the seller will be obligated to repurchase the related mortgage loan from the trust. Rather than repurchase the mortgage loan as provided above, the seller may remove such mortgage loan (a deleted mortgage loan) from the trust and substitute in its place another mortgage loan (a replacement mortgage loan). However, any such substitution occurring more than 90 days after the closing date may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Code; provided, however, that such opinion will not be required if (1) the substitution occurs within two years of the closing date and (2) the substitution occurs with respect to mortgage loans that are “defective” under the Code and the seller delivers to the trustee and the trust administrator an officer’s certificate to that effect. Any replacement mortgage loan generally will, or, if more than one replacement mortgage loan is being substituted for a mortgage loan, generally will have in the aggregate or on a weighted average basis, on the date of substitution, among other characteristics set forth in the pooling and servicing agreement:

•

have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the deleted mortgage loan (the amount of any shortfall to be deposited by the seller and held for distribution to the certificateholders on the related distribution date);

•

have a current mortgage rate not lower than, and not more than 1% per annum higher than, that of the deleted mortgage loan, have a maximum mortgage rate and minimum mortgage rate not less than the respective rate for the deleted mortgage loan, have the same index as the deleted mortgage loan and a margin equal to or greater than the deleted mortgage loan;

•	have an LTV ratio not higher than that of the deleted mortgage loan;
•

have a remaining term to maturity not more than one year greater than or less than that of the deleted mortgage loan provided that the remaining term to maturity of any such mortgage loan shall be no greater than the last maturing mortgage loan in the trust immediately prior to any substitution; and

•	comply with all of the representations and warranties set forth in the pooling and servicing agreement as of the date of substitution.

This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the trustee for omission of, or a material defect in, a mortgage loan document.

Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the trustee and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of that mortgage, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS® System. In addition, the mortgages for some of the mortgage loans in the trust that are not already held through the MERS® System may, at the discretion of a servicer, in the future be held through the MERS® System. For any mortgage held through the MERS® System, the mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the mortgage loans and subsequent assignments of the mortgage were, or in the future may be, at the discretion of a servicer, registered electronically through the MERS® System. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan.

Representations and Warranties Regarding the Mortgage Loans

Under the pooling and servicing agreement, the trustee will receive representations and warranties made by DLJ Mortgage Capital. The mortgage loan representations and warranties will be made by DLJ Mortgage Capital as of the closing date or subsequent transfer date (or such earlier date, as specified in the subsequent transfer documents), as applicable. These representations and warranties include the following:

•

each mortgage note and related mortgage is a legal and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to bankruptcy and other laws affecting the rights of creditors and general equitable principles;

•	each mortgage loan at the time it was made complied in all material respects with applicable federal, state or local law, including, without limitation, predatory and abusive lending laws;
•	none of the mortgage loans are classified as a “high cost home,” “covered,” “high-cost,” “high-risk home,” or “predatory” loan under applicable state, federal or local law;
•	the information set forth in the mortgage loan schedule is complete, true and correct in all material respects as of the cut-off date;
•

no mortgaged property is subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty as of the closing date, and at origination of each mortgage loan there was, and there currently is, no proceeding pending for the total or partial condemnation of the related mortgaged property;

•	each mortgage loan complies with all the terms, conditions and requirements of the originator’s underwriting standards in effect at the time of origination;
•	each mortgage loan had a CLTV ratio at origination of 100.00% or less; and
•	each mortgage loan constitutes a qualified mortgage under Section 860G(a)(3)(A) of the Internal Revenue Code.

In the event of a breach of any representation or warranty relating to a mortgage loan that materially and adversely affects the interests of the certificateholders in that mortgage loan, DLJ Mortgage Capital will be obligated to do one of the following:

•	cure that breach,
•

repurchase that mortgage loan at an amount equal to the sum of the unpaid principal balance of the mortgage loan on the date of repurchase, and accrued interest on that mortgage loan at the applicable mortgage rate from the date through which interest was last paid by the mortgagor to the date of repurchase, or

•	substitute a replacement mortgage loan for that mortgage loan.

However, this substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that the substitution will not disqualify any REMIC, or result in a prohibited transaction under the Internal Revenue Code. The depositor will make no representations or warranties for the mortgage loans and will have no obligation to repurchase or substitute mortgage loans with deficient documentation or that are otherwise defective. The sponsor is selling the mortgage loans without recourse and will have no obligations for the mortgage loans in its capacity as seller other than the cure, repurchase or substitution obligations described above. The obligations of each servicer are limited to its contractual servicing obligations under the pooling and servicing agreement.

Optional Termination; Terminating Auction Sale

On any distribution date on or after which the aggregate Stated Principal Balance of the group 1 and group 2 mortgage loans is less than or equal to 10% of the aggregate Stated Principal Balance of the group 1 and group 2 mortgage loans as of the Cut-off Date, the Terminating Entity (as defined below) will (subject to the terms of the pooling and servicing agreement) have the option to purchase the group 1 and group 2 mortgage loans, all real property acquired in respect of any group 1 and group 2 mortgage loan remaining in the trust, and any other related property remaining in the trust for a price equal to the greater of (a) the sum of (i) 100% of the aggregate outstanding Stated Principal Balance of the group 1 and group 2 mortgage loans plus accrued interest thereon at the applicable mortgage rate to, but not including, the due date in the month of such distribution date, (ii) the fair market value of all other property of the trust related to the group 1 and group 2 mortgage loans and (iii) any unreimbursed advances, fees and other amounts payable to the master servicer, the servicers (other than the Terminating Entity), the trustee and the trust administrator related to the group 1 and group 2 mortgage loans (with respect to the group 1 and group 2 mortgage loans, the “Terminating Par Value”) and (b) the fair market value of all property of the trust related to the group 1 and group 2 mortgage loans.

On any distribution date on or after which the aggregate Stated Principal Balance of the group 3, group 4 and group 5 mortgage loans is less than or equal to 10% of the aggregate Stated Principal Balance of the group 3, group 4 and group 5 mortgage loans as of the Cut-off Date, the Terminating Entity (as defined below) will (subject to the terms of the pooling and servicing agreement) have the option to purchase the group 3, group 4 and group 5 mortgage loans, all real property acquired in respect of any group 3, group 4 and group 5 mortgage loan remaining in the trust, and any other related property remaining in the trust for a price equal to the greater of (a) the sum of (i) 100% of the aggregate outstanding Stated Principal Balance of the group 3, group 4 and group 5 mortgage loans plus accrued interest thereon at the applicable mortgage rate to, but not including, the due date in the month of such distribution date, (ii) the fair market value of all other property of the trust related to the group 3, group 4 and group 5 mortgage loans and (iii) any unreimbursed advances, fees and other amounts payable to the master servicer, the servicers (other than the Terminating Entity), the trustee and the trust administrator related to the group 3, group 4 and group 5 mortgage loans (with respect to the group 3, group 4 and group 5 mortgage loans, the “Terminating Par Value”) and (b) the fair market value of all property of the trust related to the group 3, group 4 and group 5 mortgage loans.

On any distribution date on or after which the aggregate Stated Principal Balance of the group 6 mortgage loans is less than or equal to 10% of the aggregate Stated Principal Balance of the group 6 mortgage loans as of the Cut-off Date, the Terminating Entity will (subject to the terms of the pooling and servicing agreement) have the option to purchase the group 6 mortgage loans, all real property acquired in respect of any group 6 mortgage loan remaining in the trust, and any other related property remaining in the trust for a price equal to the greater of (a) the sum of (i) 100% of the aggregate outstanding Stated Principal Balance of the group 6 mortgage loans plus accrued interest thereon at the applicable mortgage rate to but not including, the due date in the month of such distribution date, (ii) the fair market value of all other property of the trust related to the group 6 mortgage loans and (iii) any unreimbursed advances and servicing fee and other amounts payable to the master servicer, the servicers (other than the Terminating Entity), the trustee and the trust administrator related to the group 6 mortgage loans (with respect to the group 6 mortgage loans, the “Terminating Par Value”), and (b) the fair market value of all property of the trust related to the group 6 mortgage loans.

The “Terminating Entity” will be (i) DLJ Mortgage Capital, Inc., if it is the owner of the servicing rights with respect to any related mortgage loan on such optional termination date, or (ii) if that is not the case, the special servicer or another servicer, as determined pursuant to the terms of the pooling and servicing agreement.

If either of such options is exercised, and the amount specified in clause (b) of the first or second immediately preceding paragraph exceeds the amount specified in clause (a) of the first or second immediately preceding paragraph, as applicable, the Class AR-L Certificates will be entitled to receive the amount of such excess. There can be no assurance that any of such options will be exercised, or that if any of such options are exercised, that there will be any excess amount available for distribution to the Class AR-L Certificates.

If the option to purchase the group 1 and group 2 mortgage loans and the other assets in the trust related to loan group 1 and loan group 2 as described above is not exercised and the aggregate Stated Principal Balance of the group 1 and group 2 mortgage loans declines below 5% of the aggregate Stated Principal Balance of the group 1 and group 2 mortgage loans as of the Cut-off Date, the trust administrator will conduct an auction to sell the group 1 and group 2 mortgage loans and the other assets in the trust related to loan group 1 and loan group 2.

If the option to purchase the group 3, group 4 and group 5 mortgage loans and the other assets in the trust related to loan group 3, loan group 4 and loan group 5 as described above is not exercised and the aggregate Stated Principal Balance of the group 3, group 4 and group 5 mortgage loans declines below 5% of the aggregate Stated Principal Balance of the group 3, group 4 and group 5 mortgage loans as of the Cut-off Date, the trust administrator will conduct an auction to sell the, group 3, group 4 and group 5 mortgage loans and the other assets in the trust related to loan group 3, loan group 4 and loan group 5.

If the option to purchase the group 6 mortgage loans and the other assets in the trust related to loan group 6 as described above is not exercised and the aggregate Stated Principal Balance of the group 6 mortgage loans declines below 5% of the aggregate Stated Principal Balance of the group 6 mortgage loans as of the Cut-off Date, the trust administrator will conduct an auction to sell the group 6 mortgage loans and the other assets in the trust related to loan group 6.

With respect to any auction, the trust administrator will solicit good faith bids for the related mortgage loans and the other related assets in the trust from at least three institutions that are regular purchasers and/or sellers in the secondary market of residential mortgage loans similar to the mortgage loans in the mortgage pool. The trust administrator will sell the related mortgage loans to the institution with the highest bid exceeding the related Terminating Par Value plus certain expenses set forth in the pooling and servicing agreement. If less than three bids are received or the highest bid received is less than the related Terminating Par Value plus such expenses, the trust administrator will not sell the related mortgage loans and the other related assets in the trust and, unless certain conditions specified in the pooling and servicing agreement are not satisfied, the trust administrator will continue conducting auctions every six months until the earlier of (a) the completion of a successful auction and (b) the exercise by the Terminating Entity of its purchase option with respect to the related mortgage loans.

If an auction is successfully completed with respect to either (a) the group 1, group 2, group 3, group 4 and group 5 mortgage loans or (b) the group 6 mortgage loans, and the highest bid is in excess of the related Terminating Par Value, the Class AR-L Certificates will be entitled to receive the amount of that excess. There can be no assurance that any auction will be successfully completed, or that if an auction is successfully completed, that there will be any excess amount available for distribution to the Class AR-L Certificates.

If either of such options is exercised or an auction is successfully conducted, the effect would be to cause an early retirement of the related certificates. Distributions on the certificates relating to any optional termination or auction sale will first be treated as a prepayment of mortgage loans and paid in accordance with the priorities and amounts set forth above under “Description of the Certificates.” The proceeds from that distribution may not be sufficient to distribute the full amount to which each related class of certificates is entitled.

Reports to Certificateholders

The monthly statement to certificateholders prepared by the trust administrator will include the following information with respect to each distribution date:

•	the Class Principal Balance of each class of certificates before giving effect to the distribution of principal and interest;
•	the amount of the related distribution on each class of certificates allocable to interest;
•	the amount of the related distribution on each class of certificates allocable to principal;
•	the sum of the principal and interest payable to each class of certificates;

•	any Realized Loss allocable to each class of certificates;
•	any Carryforward Interest allocable to each class of certificates;
•	the Class Principal Balance of each class of certificates after giving effect to the distribution of principal and interest;
•	the pass-through rate for each class of certificates;
•	the applicable record dates, Interest Accrual Periods, determination date and distribution date;
•	the Principal Payment Amount and Principal Remittance Amount;
•	the total cash flows received and the general sources thereof;
•	the amount of principal prepayments;
•	the amount of principal as a result of repurchased mortgage loans;
•	the aggregate amount of scheduled interest prior to reduction for fees;
•	the amount of net recoveries on charged off mortgage loans;
•	the amount of reimbursements of nonrecoverable advances previously made;
•	the amount of Net Liquidation Proceeds;
•	the amount of Insurance Proceeds;
•	the number of mortgage loans as of the first and last day of the related Collection Period;
•	the aggregate Stated Principal Balance of the mortgage loans as of the first and last day of the related Collection Period;
•	the Expense Fee, with an identification of each payee and the general purpose of such fees;
•	the amount of current advances (including the general purpose of such advances);
•	the amount of outstanding advances;
•

the number and aggregate Stated Principal Balance of mortgage loans delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 days or more, including delinquent bankrupt mortgage loans but excluding mortgage loans in foreclosure and REO property;

•	the number and aggregate Stated Principal Balance of mortgage loans that are currently in bankruptcy, but not delinquent;
•	the number and aggregate Stated Principal Balance of mortgage loans that are in foreclosure;
•	the Delinquency Rate, Rolling Three Month Delinquency Rate, the Senior Enhancement Percentage and whether a Trigger Event is in effect ;
•	the number and aggregate principal amount of any REO properties as of the close of business on the determination date preceding such distribution date;
•	current Realized Losses;

•	cumulative net Realized Losses and whether a Cumulative Loss Event is occurring;
•	the weighted average term to maturity of the mortgage loans as of the close of business on the last day of the calendar month preceding the related distribution date;
•	the number of mortgage loans that have prepayment charges and for which prepayments were made during the related Collection Period, as applicable;
•	the amount of any funds remaining in the Pre-Funding Account as of such distribution date;
•	the Net Funds Cap with respect to each Loan Group;
•	the Monthly Excess Cashflow; and
•

the Targeted Overcollateralization Amount, the Overcollateralization Amount, the amount, if any, by which the Targeted Overcollateralization Amount exceeds the Overcollateralization Amount and the Overcollateralization Release Amount.

Evidence as to Compliance

Each of the servicers and the special servicer will deliver to the depositor and the trust administrator, on or before March 1st of each year, commencing with March 1, 2007, (other than Countrywide Servicing, which will deliver to the depositor and the trust administrator, on or before March 5th of each year, commencing March 5, 2007) an officer’s certificate stating that: (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the applicable Servicing Agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the applicable Servicing Agreement in all material respects throughout the year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

In addition, on or prior to March 1st of each year, commencing with March 1, 2007, each of the servicers, the special servicer, the master servicer and the custodians will be required to deliver annually to the depositor and the trust administrator, an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”) that are applicable to such party. The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

Each entity delivering the assessment of compliance referred to in the previous paragraph also will deliver with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by certificateholders without charge upon written request to the trust administrator. These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

The Issuing Entity

On the closing date, and until the termination of the trust, the Adjustable Rate Mortgage Trust 2006-2 will be a common law trust formed under the laws of the state of New York pursuant to the pooling and servicing agreement. The issuing entity will not have any liabilities as of the closing date. The fiscal year end of the issuing entity will be December 31 of each year. The assets of the issuing entity are described herein under “Description of the Certificates—Assets of the Trust.”

The issuing entity will not have any employees, officers or directors. The trustee, the depositor, the master servicer, the servicers and the trust administrator will act on behalf of the Issuing Entity, and may only perform those actions on behalf of the issuing entity that are specified in the pooling and servicing agreement. See “Servicing of the Mortgage Loans” in this prospectus supplement.

The trustee, on behalf of the issuing entity, is only permitted to take such actions as are specifically provided in the pooling and servicing agreement. Under the pooling and servicing agreement, the trustee on behalf of the issuing entity will not have the power to issue additional certificates representing interests in the issuing entity, borrow money on behalf of the issuing entity or make loans from the assets of the issuing entity to any person or entity, without the amendment of the pooling and servicing agreement by certificateholders and the other parties thereto as described under “Description of the Certificates — Amendment” in the prospectus.

If the assets of the issuing entity are insufficient to pay the certificateholders all principal and interest owed, holders of certificates may not receive all of their expected payments of interest and principal and may suffer a loss. The issuing entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of bankruptcy of the sponsor, the depositor or any originator, it is not anticipated that the assets of the issuing entity would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

The Trustee

General

U.S. Bank National Association (“U.S. Bank”) will act as trustee under the pooling and servicing agreement. U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $209 billion as of December 31, 2005. As of December 31, 2005, U.S. Bancorp served approximately 13.4 million customers, operated 2,419 branch offices in 24 states and had over 51,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

Corporate Trust General

U.S. Bank has one of the largest corporate trust businesses in the country with offices in 31 U.S. cities. The pooling and servicing agreement will be administered from U.S. Bank’s corporate trust office located at 60 Livingston Avenue, St. Paul, Minnesota 55107.

U.S. Bank has provided corporate trust services since 1924. As of December 31, 2005, U.S. Bank was acting as trustee with respect to approximately 54,109 issuances of securities with an aggregate outstanding principal balance of over $1.5 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

On December 30, 2005, U.S. Bank purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation. Following the closing of the acquisition, the Wachovia affiliate named as fiduciary or agent, as applicable, under each client agreement will continue in that role until U.S. Bank succeeds to that role in accordance with the terms of the governing instrument or agreement and applicable law.

As of December 31, 2005, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 576 issuances of prime mortgage-backed securities with an outstanding aggregate principal balance of approximately $215,303,100,000.00.

The trustee will have the following material duties under the pooling and servicing agreement:

•	directly or through a custodian, to hold the mortgage notes, mortgages and other legal documents in the mortgage files relating to all or some of the mortgage loans;
•

directly or through a custodian, to review each mortgage file and deliver a certification to the effect that, except as noted in the certification, all required documents have been executed and received; and

•

in the event of a default by the servicer under the pooling and servicing agreement that has not been remedied, either the trustee or holders of certificates evidencing at least 25% of the voting rights will have the right to terminate the master servicer. If the master servicer is terminated, or the master servicer resigns, the trustee will become the successor master servicer. However, if the trustee is unwilling or unable to act as successor master servicer, it may appoint, or petition a court to appoint, a successor master servicer.

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the pooling and servicing agreement or if the trustee becomes incapable of acting under the pooling and servicing agreement or insolvent. The trustee may also be removed at any time by the certificateholders evidencing not less than 50% of the voting rights evidenced by the certificates. In such circumstances, the depositor will also be obligated to appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Any expenses associated with the resignation or removal of the trustee and the appointment of a successor will generally be paid by the trustee or the depositor.

The trustee, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of certificates and may transact business with other interested parties with the same rights as it would have if it were not trustee.

The trustee will not be liable under the pooling and servicing agreement:

•	expect for the performance of such duties and obligations as are specifically set forth in the pooling and servicing agreement;
•

for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by the pooling and servicing agreement; or

•

for any action taken or omitted by it in good faith in accordance with the direction of holders of certificates evidencing at least 50% of the voting rights relating to the time, method and place of conducting any proceeding for any remedy available to such trustee, or relating to the exercise of any trust or power conferred upon such trustee under the pooling and servicing agreement.

In the absence of bad faith, the trustee may conclusively rely upon any certificates or opinions of counsel furnished to such trustee under the pooling and servicing agreement. Any such opinion of counsel will be full and complete authorization and protection in respect of any action taken or omitted to be taken by such trustee in good faith and in accordance with such opinion of counsel. The trustee will not be deemed to have knowledge or notice of any matter, including an event of default, unless actually known to it or unless it has received written notice thereof.

Certain Matters Regarding the Servicers and the Master Servicer

On and after the time a servicer receives a notice of termination or the resignation of a servicer, the master servicer shall be the successor to the related servicer, but only in its capacity as servicer, and not in any other capacity, and the transactions set forth or provided for in the pooling and servicing agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the related servicer including the obligation to make Advances which have been or will be required to be made by the terms and provisions thereof. As compensation there for, the master servicer shall be entitled to all funds relating to the mortgage loans that the related servicer would have been entitled to charge to the related collection account, provided that the terminated servicer shall nonetheless be entitled to payment or reimbursement to the extent that such payment or reimbursement relates to the period prior to termination of the related servicer. Notwithstanding the foregoing, if the master servicer has become the successor to a servicer, the master servicer may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances, or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution, which is also a

Fannie Mae or Freddie Mac approved seller/servicer for first and second lien loans in good standing, having a net worth of at least $10,000,000, as the successor to a servicer in the assumption of all or any part of the responsibilities, duties or liabilities of a servicer. Pending appointment of a successor to a servicer, the master servicer, unless the master servicer is prohibited by law from so acting, shall act in such capacity as described above. In connection with such appointment and assumption, the master servicer may make arrangements for the compensation of any successor out of payments on the related mortgage loans as it and the related successor agree; provided, however, that no such compensation will be in excess of the related servicing fee. The master servicer and the related successor will take such action, consistent with the pooling and servicing agreement, as shall be necessary to effectuate any such succession. Neither the master servicer, the trust administrator nor any other successor servicer will be deemed to be in default by reason of any failure to make, or any delay in making, any distribution pursuant to the pooling and servicing agreement or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities under the pooling and servicing agreement, in either case caused by the failure of the related servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

The Trust Administrator

The corporate trust office of the trust administrator for purposes of presentment of certificates for registration of transfer, exchange or final payment, is Wells Fargo Bank, N.A., 6th Avenue and Marquette, Minneapolis, Minnesota 55479, Attention: CS ARMT 2006-2, and for all other purposes is located at 9062 Old Annapolis Road, Columbia, Maryland 21045. The trust administrator may resign at any time, in which event the depositor will be obligated to appoint a successor trust administrator. The depositor may also remove the trust administrator if the trust administrator ceases to be eligible to continue as such under the pooling and servicing agreement or if the trust administrator becomes insolvent. The trust administrator may also be removed at any time by the trustee or by certificateholders evidencing not less than 50% of the voting rights evidenced by the certificates. In such circumstances, the depositor will also be obligated to appoint a successor trust administrator. Any resignation or removal of the trust administrator and appointment of a successor trust administrator will not become effective until acceptance of the appointment by the successor trust administrator.

The trust administrator, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of certificates with the same rights as it would have if it were not the trust administrator.

The pooling and servicing agreement requires the trust administrator to maintain, at its own expense, an office or agency where certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the trust administrator and the certificate registrar in respect of the certificates pursuant to the pooling and servicing agreement may be served.

The trust administrator will be required to notify certificateholders and the rating agencies of any event of default by the master servicer or servicer known to the trust administrator, and the appointment of any successor master servicer or servicer.

The trust administrator is responsible for the aggregation of monthly servicer reports. The trust administrator will also act as paying agent, certificate registrar and authenticating agent under the pooling and servicing agreement.

The trust administrator will make the reports of distributions to certificateholders (and, at its option, any additional files containing the same information in an alternative format) available each month to certificateholders and other interested parties via the trust administrator’s website at http://www.ctslink.com. Information about and assistance in using the website can be obtained by calling the trust administrator’s customer service desk at (301) 815-6600. Persons that are unable to use the above website are entitled to have a paper copy mailed to them via first class mail by calling the trust administrator at (301) 815-6600. The trust administrator shall have the right to change the way such reports are made available in order to make distributions more convenient and/or more accessible to the above parties and to the certificateholders. The trust administrator shall provide timely and adequate notification to all above parties and to the certificateholders regarding any such change.

The trust administrator shall be entitled to the investment earnings on amounts on deposit in the certificate account maintained by the trust administrator.

Restrictions on Transfer of the Class AR and Class AR-L Certificates

The Class AR and Class AR-L Certificates will be subject to the restrictions on transfer described in the prospectus under “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates—Tax and Restrictions on Transfers of REMIC Residual Certificates to Specific Organizations.” The pooling and servicing agreement provides that the Class AR and Class AR-L Certificates, in addition to other classes of certificates, may not be acquired by a Plan or with assets of such a Plan unless certain conditions are met. See ”ERISA Considerations” in this prospectus supplement. Each Class AR and Class AR-L Certificate will contain a legend describing the foregoing restrictions.

Final Scheduled Distribution Date

The final scheduled distribution date (the “Final Scheduled Distribution Date”) for the certificates is the distribution date in May 2036 which is the distribution date for the certificates occurring in the month following the month in which the latest stated maturity of any related mortgage loans occurs. No event of default, change in the priorities for distribution among the classes or other provision under the pooling and servicing agreement will arise or become applicable solely by reason of the failure to retire the entire Class Principal Balance of any class of offered certificate on or before its Final Scheduled Distribution Date.

Voting Rights

At all times 99% of all voting rights will be allocated among the holders of each class of certificates, other than the Class 6-X, Class AR and Class AR-L Certificates. The portion of such 99% of all voting rights shall be allocated among such classes based on their respective class principal balances. At all times 1% of all voting rights will be allocated to the holders of the Class 6-X Certificates. Voting rights shall be allocated among the certificates within each class of certificates (other than the Class AR and Class AR-L Certificates) based on their respective certificate principal balances or notional amounts, as applicable. At all times, no voting rights will be allocated to the Class AR and Class AR-L Certificates.

THE CUSTODIAN

LaSalle Bank National Association and Wells Fargo Bank, National Association (each, a “custodian”) will serve as a custodian for specified mortgage loans for pursuant to a separate custodial agreement, dated as of the cut-off date, between the related custodian, the trustee and the trust administrator.

The custodian will hold the mortgage notes, mortgages and other legal documents in the mortgage files for the benefit of the certificateholders. The custodian will maintain the related mortgage files in secure and fire-resistant facilities. The mortgage files will not be physically segregated from other mortgage files in the custodian’s custody but will be kept in shared facilities. However, the custodian’s proprietary document tracking system will show the location within the custodian’s facilities of each mortgage file and will show that the mortgage loan documents are held by the custodian on behalf of the trust. The custodian will review each related mortgage file in accordance with the review criteria specified in the custodial agreement and deliver a certification to the effect that, except as noted in the certification, all required documents have been executed and received. Additional responsibilities of the custodian are set forth in the related custodial agreement.

CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

Factors Affecting Prepayments on the Mortgage Loans

The yields to maturity of each class of the offered certificates and the aggregate amount of distributions on each class of the offered certificates will be affected by, among other things, the rate and timing of payments of principal on the related mortgage loans. The rate of principal payments on the mortgage loans will be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments thereon. For this purpose, the term “prepayment” includes prepayments and liquidations due to defaults or other dispositions of the mortgage loans or the mortgaged properties, including application of insurance proceeds or condemnation awards, the purchase of mortgage loans by the seller of those mortgage loans due to uncured breaches of representations and warranties, the purchase of delinquent mortgage loans by the special servicer or the purchase of the mortgage loans by the Terminating Entity under the circumstances described under “Pooling and Servicing Agreement—Optional

Termination; Terminating Auction Sale” herein. No assurance can be given as to the rate or timing of principal payments or prepayments on any of the mortgage loans. Prepayments, liquidations and purchases of the mortgage loans will result in (a) principal distributions to certificateholders that would otherwise be distributed over the remaining terms of the mortgage loans and (b) the termination of ongoing interest distributions with respect to such mortgage loans to the certificateholders. See “Yield, Prepayment and Maturity Considerations” in the prospectus.

The rate of principal prepayments on mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which mortgagors default on their mortgages. All of the mortgage loans are adjustable-rate mortgage loans. As is the case with fixed-rate mortgage loans, in general, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans, the adjustable-rate mortgage loans (and the applicable offered certificates) are likely to be subject to a higher incidence of prepayment than if prevailing rates remain at or above the mortgage rates on the mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage rates on the mortgage loans, the mortgage loans (and the applicable offered certificates) are likely to be subject to a lower incidence of prepayment than if prevailing rates remain at or below the mortgage rates on the mortgage loans. Prepayments on the mortgage loans may differ as they approach their respective first Adjustment Dates. No assurance can be given as to the level of prepayment that the mortgage loans will experience.

Although the mortgage rates on the mortgage loans are subject to adjustment, such mortgage rates may adjust less frequently than the pass-through rates on the certificates and adjust by reference to the applicable Index. With respect to the LIBOR Certificates, changes in one-month LIBOR may not correlate with changes in the applicable Index and also may not correlate with prevailing interest rates. It is possible that an increased level of one-month LIBOR could occur simultaneously with a lower level of prevailing interest rates which would be expected to result in faster prepayments, thereby reducing the weighted average lives of the LIBOR Certificates. The mortgage rate applicable to substantially all of the mortgage loans and any Adjustment Date will be based on the applicable Index value most recently announced generally as of a date either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date. Thus, if the Index value with respect to a mortgage loan rises, the lag in time before the corresponding mortgage rate increases, will, all other things being equal, slow the upward adjustment of the pass-through rate or rate cap, as applicable, on the related certificates. In addition, substantially all of the mortgage loans have mortgage rates which will not adjust for a substantial period of time after origination. See “Description of the Mortgage Pool” in this prospectus supplement.

None of the group 1 mortgage loans or group 2 mortgage loans and approximately 24.94%, 40.67%, 31.27% and 38.33% (in each case by Cut-off Date Principal Balance) of the group 3 mortgage loans, group 4 mortgage loans, group 5 mortgage loans and group 6 mortgage loans, respectively, are subject to prepayment premiums during intervals ranging from four months to five years following origination, as described under “Description of the Mortgage Pool—General” herein. Such prepayment premiums may have the effect of reducing the amount or the likelihood of prepayment of such mortgage loans during such intervals.

The depositor makes no representation as to the expected rate of prepayments on the mortgage loans.

See “Description of the Mortgage Pool” and “Description of the Certificates” in this prospectus supplement and “Yield, Prepayment and Maturity Considerations” in the prospectus for additional information about the effect of the rate of prepayments on the yields on and maturity of the offered certificates.

Investors in the offered certificates should consider the risk that rapid rates of prepayments on the mortgage loans, and therefore of principal distributions on the offered certificates, may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor in the offered certificates may choose to reinvest amounts received as principal distributions on the offered certificates may be lower than the interest rate borne by such certificates. Conversely, slow rates of prepayments on the mortgage loans, and therefore of principal distributions on the offered certificates, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions available to an investor in the offered certificates for reinvestment at such high prevailing interest rates may be relatively low.

Substantially all of the mortgage loans will contain “due-on-sale” clauses. The enforcement of a due-on-sale clause will generally have the same effect as a prepayment on a mortgage loan. Some of the mortgage loans may be assumable by purchasers of the mortgaged property rather than prepaid by the related borrowers in connection with the sales of the those mortgage properties. Any such assumption will reduce the rate of prepayments of the mortgage loans and extend the weighted average life of the related offered certificates.

See “Yield, Prepayment and Maturity Considerations” in the prospectus.

Substitution or Repurchase of Delinquent Loans

With respect to any mortgage loan which is delinquent in payment by 90 days or more or is in foreclosure, the seller will have the right, but not the obligation, to repurchase that mortgage loan in accordance with the terms of the pooling and servicing agreement. Any such repurchases may shorten the weighted average lives of the offered certificates.

Modeling Assumptions

For purposes of preparing the tables below, indicating the percentage of initial Class Principal Balances outstanding and the weighted average lives of the offered certificates under certain prepayment scenarios, the following assumptions (the “Modeling Assumptions”), among others, have been made:

(1)	as of the Cut-off Date, the mortgage loans consist of hypothetical mortgage loans with the characteristics indicated in the hypothetical mortgage loan tables;
(2)	there are no repurchases of the mortgage loans;
(3)	the certificates will be purchased on April 28, 2006;
(4)	distributions on the certificates will be made on the 25th day of each month, commencing in May 2006;
(5)	no mortgage loan is delinquent and there are no Realized Losses on the mortgage loans while the certificates are outstanding;
(6)	there are no shortfalls of interest with regard to the mortgage loans;
(7)	there is no optional termination of the related mortgage loans by the terminating entity or purchase of the mortgage loans pursuant to an auction;
(8)	scheduled payments on the mortgage loans are received on the first day of each month commencing in the calendar month following the closing date for the mortgage loans;
(9)	principal prepayments on the mortgage loans are received on the last day of each month commencing in April 2006 for the mortgage loans;
(10)	the One-Month LIBOR Index remains constant at 4.9700%;
(11)	the Six-Month LIBOR Index remains constant at 5.2300%;
(12)	the One-Year LIBOR Index remains constant at 5.3500%;
(13)	the One-Year CMT Index remains constant at 4.8920%; and
(14)	the initial pass-through rates of the LIBOR Certificates are assumed to be equal to the sum of the One-Month LIBOR Index rate assumed above and their respective Margins.

Hypothetical Mortgage Loans

Loan Group 1

Mortgage * Loan	Mortgage Rate (%)	Expense Fee Rate (%)	Stated Principal Balance ($)	Remaining Term to Maturity (Months)	Original Term to Maturity (Months)	Margin (%)	Months to Adjustment Date	Frequency of Rate Adjustment (Months)	Maximum Mortgage Rate (%)	Next Periodic Cap (%)	Periodic Cap (%)	Minimum Mortgage Rate (%)
1(1)	5.87481311	0.25000000	52,051,204.66	358	360	2.75000000	82	12	10.87481311	5.00000000	2.00000000	2.75000000
2(1)	6.04082321	0.25000000	398,871,653.14	358	360	2.75000000	82	12	11.04088589	5.00000000	2.00000000	2.75000000
3(1)	6.06563429	0.25000000	123,411,066.25	358	360	2.75000000	82	12	11.06563429	5.00000000	2.00000000	2.75000000
4(1)	5.87500000	0.25000000	254,787.00	358	360	2.75000000	82	12	10.87500000	5.00000000	2.00000000	2.75000000

_________________

*

The mortgage loan numbered 2 is an Interest Only Mortgage Loan and the original interest only period for such mortgage loan is 84 months. The mortgage loans numbered 3-4 are Interest Only Mortgage Loans and the original interest only period for each such mortgage loan is 120 months.

(1)	Index is the One-Year CMT Index.

Loan Group 2

Mortgage * Loan	Mortgage Rate (%)	Expense Fee Rate (%)	Stated Principal Balance ($)	Remaining Term to Maturity (Months)	Original Term to Maturity (Months)	Margin (%)	Months to Adjustment Date	Frequency of Rate Adjustment (Months)	Maximum Mortgage Rate (%)	Next Periodic Cap (%)	Periodic Cap (%)	Minimum Mortgage Rate (%)
1(1)	5.25000000	0.25000000	148,154.61	231	240	2.75000000	111	12	10.25000000	5.00000000	2.00000000	2.75000000
2(1)	5.23936601	0.25000000	61,900,221.53	352	360	2.75000000	112	12	10.23936601	5.00000000	2.00000000	2.75000000
3(1)	5.23786906	0.25000000	295,757,111.55	352	360	2.75000000	112	12	10.23786906	5.00000000	2.00000000	2.75000000
4(1)	5.20718398	0.25000000	11,861,981.95	353	360	2.75000000	113	12	10.21133205	5.00000000	2.00000000	2.75000000
5(1)	5.21742178	0.25000000	46,219,531.22	353	360	2.75000000	113	12	10.21742178	5.00000000	2.00000000	2.75000000

_________________

*	The mortgage loans numbered 1, 3 and 5 are Interest Only Mortgage Loans and the original interest only period for each such mortgage loan is 120 months.
(1)	Index is the One-Year CMT Index.

Loan Group 3

Mortgage * Loan	Mortgage Rate (%)	Expense Fee Rate (%)	Stated Principal Balance ($)	Remaining Term to Maturity (Months)	Original Term to Maturity (Months)	Margin (%)	Months to Adjustment Date	Frequency of Rate Adjustment (Months)	Maximum Mortgage Rate (%)	Next Periodic Cap (%)	Periodic Cap (%)	Minimum Mortgage Rate (%)
1(1)	5.50000000	0.37500000	999,000.00	355	360	2.25000000	55	12	10.50000000	5.00000000	2.00000000	2.25000000
2(1)	6.49027558	0.37500000	1,298,398.41	359	360	2.25000000	59	12	10.76916535	2.00000000	2.00000000	3.76916535
3(1)	6.54069422	0.37500000	1,771,834.56	359	360	2.25000000	59	12	11.27190136	5.00000000	2.00000000	4.27190136
4(1)	5.87500000	0.37500000	612,000.00	355	360	2.25000000	55	12	10.87500000	2.00000000	2.00000000	2.25000000
5(1)	5.70208273	0.37500000	4,834,729.23	355	360	2.19291304	55	12	10.70208273	5.00000000	2.00000000	2.25000000
6(1)	6.36387042	0.37500000	2,602,300.00	358	360	2.25000000	58	12	11.37974580	5.00000000	2.00000000	4.37974580
7(1)	6.62080719	0.37500000	5,656,032.83	355	360	2.75000000	55	12	12.62080719	6.00000000	2.00000000	2.75000000
8(2)	6.63007775	0.37500000	9,680,443.81	357	360	3.68175159	57	6	11.63007775	5.00000000	1.00000000	3.95180562
9(2)	6.42778501	0.37500000	2,344,211.24	357	360	3.61564323	57	6	12.42778501	6.00000000	2.00000000	3.61564323
10(2)	6.50000000	0.37500000	649,700.00	346	360	3.12500000	46	6	11.50000000	5.00000000	1.00000000	3.12500000
11(2)	6.25000000	0.37500000	696,000.00	359	360	3.75000000	59	6	12.25000000	6.00000000	2.00000000	3.75000000
12(2)	6.68584389	0.37500000	22,376,430.26	356	360	3.63520112	56	6	11.68584389	5.00000000	1.00000000	3.65531157
13(2)	6.44876052	0.37500000	23,410,016.10	356	360	3.39914229	56	6	12.44876052	6.00000000	2.00000000	3.39914229
14(2)	6.64862085	0.43377926	6,884,172.28	337	360	3.53582432	37	6	11.64862085	5.00000000	1.00000000	3.53582432
15(2)	6.53063793	0.50000000	1,684,460.65	310	360	2.75000000	10	6	11.53063793	5.00000000	1.00000000	2.75000000
16(2)	7.13110273	0.37500000	3,064,200.00	360	360	4.54077736	60	6	12.13110273	5.00000000	1.00000000	4.54077736
17(3)	5.37500000	0.37500000	488,075.85	353	360	2.75000000	53	12	10.37500000	5.00000000	2.00000000	2.75000000
18(3)	5.58534979	0.37500000	44,893,609.32	354	360	2.69424635	54	12	10.58534979	5.00000000	2.00000000	2.69424635
19(1)	6.85672340	0.25000000	2,750,443.19	355	360	2.25000000	55	12	11.85672340	5.00000000	2.00000000	2.25000000
20(1)	6.38904532	0.25000000	10,868,849.12	355	360	2.25000000	55	12	11.38904532	5.00000000	2.00000000	2.25000000
21(1)	6.09369775	0.25000000	2,220,187.67	356	360	2.25000000	56	12	11.09369775	5.00000000	2.00000000	2.25000000
22(1)	6.47430234	0.26075028	30,041,272.86	356	360	2.26656721	56	12	11.47430234	5.00000000	2.00000000	2.26656721
23(2)	6.62500000	0.25000000	650,000.00	353	360	2.25000000	53	6	12.62500000	6.00000000	2.00000000	2.25000000

_________________

*

The mortgage loans numbered 4-5, 10-11, 15, 18, 20 and 22 are Interest Only Mortgage Loans and the original interest only period for each such mortgage loan is 60 months. The mortgage loans numbered 1, 6- 7, 12- 13, 16 and 23 are Interest Only Mortgage Loans and the original interest only period for each such mortgage loan is 120 months. Additionally, with respect to the mortgage loans numbered 19-23, the expense fee rate will increase by 0.125% beginning on the first rate adjustment date.

(1)	Index is the One-Year LIBOR Index.
(2)	Index is the Six-Month LIBOR Index.
(3)	Index is the One-Year CMT Index.

Loan Group 4

Mortgage* Loan	Mortgage Rate (%)	Expense Fee Rate (%)	Stated Principal Balance ($)	Remaining Term to Maturity (Months)	Original Term to Maturity (Months)	Margin (%)	Months to Adjustment Date	Frequency of Rate Adjustment (Months)	Maximum Mortgage Rate (%)	Next Periodic Cap (%)	Periodic Cap (%)	Minimum Mortgage Rate (%)
1(1)	6.46843718	0.37500000	285,408.80	355	360	2.75000000	79	12	12.46843718	6.00000000	2.00000000	2.75000000
2(1)	6.67204372	0.37500000	1,721,316.40	356	360	2.75000000	80	12	12.67204372	6.00000000	2.00000000	2.75000000
3(2)	6.37500000	0.37500000	571,000.00	356	360	2.25000000	80	6	12.37500000	6.00000000	2.00000000	2.25000000
4(2)	6.00000000	0.37500000	292,000.00	356	360	2.25000000	80	6	11.00000000	5.00000000	1.00000000	2.75000000
5(2)	6.72934708	0.37500000	8,720,166.99	358	360	2.36280461	82	6	12.72934708	6.00000000	2.00000000	2.36280461
6(2)	6.86842105	0.37500000	494,000.00	360	360	3.11842105	84	6	11.86842105	5.00000000	1.00000000	3.11842105
7(2)	6.37500000	0.37500000	215,000.00	360	360	2.62500000	84	6	11.37500000	5.00000000	1.00000000	2.62500000
8(3)	6.12500000	0.37500000	71,131.19	349	360	2.75000000	73	12	11.12500000	5.00000000	2.00000000	2.75000000
9(1)	6.64407487	0.25000000	6,763,751.94	359	360	2.25000000	83	12	11.64407487	5.00000000	2.00000000	2.25000000
10(1)	6.75000000	0.25000000	1,264,527.14	359	360	2.25000000	83	12	11.75000000	5.00000000	2.00000000	2.25000000
11(1)	6.75059138	0.25175571	125,590,435.71	359	360	2.25223942	83	12	11.75059138	5.00000000	2.00000000	2.25223942
12(3)	6.06709741	0.25000000	1,622,234.58	358	360	2.75000000	82	12	11.06709741	5.00000000	2.00000000	2.75000000

_________________

*

The mortgage loan numbered 3 is an Interest Only Mortgage Loan and the original interest only period for such mortgage loan is 60 months. The mortgage loan numbered 11 is an Interest Only Mortgage Loan and the original interest only period for such mortgage loan is 84 months. The mortgage loans numbered 2, 4- 5 and 7 are Interest Only Mortgage Loans and the original interest only period for each such mortgage loan is 120 months. Additionally, with respect to the mortgage loans numbered 9-12, the expense fee rate will increase by 0.125% beginning on the first rate adjustment date.

(1)	Index is the One-Year LIBOR Index.
(2)	Index is the Six-Month LIBOR Index.
(3)	Index is the One-Year CMT Index.

Loan Group 5

Mortgage* Loan	Mortgage Rate (%)	Expense Fee Rate (%)	Stated Principal Balance ($)	Remaining Term to Maturity (Months)	Original Term to Maturity (Months)	Margin (%)	Months to Adjustment Date	Frequency of Rate Adjustment (Months)	Maximum Mortgage Rate (%)	Next Periodic Cap (%)	Periodic Cap (%)	Minimum Mortgage Rate (%)

1(1)	5.87500000	0.37500000	357,748.82	355	360	2.25000000	55	12	10.87500000	5.00000000	2.00000000	2.25000000
2(1)	5.87500000	0.37500000	411,656.82	358	360	2.25000000	58	12	10.75000000	2.00000000	2.00000000	3.75000000
3(1)	6.55201254	0.39284648	1,561,776.98	357	360	2.34940454	57	12	11.87367269	5.00000000	2.00000000	4.16399362
4(1)	6.66981354	0.37500000	2,685,911.95	355	360	2.75000000	55	12	12.66981354	6.00000000	2.00000000	2.75000000
5(1)	6.11336686	0.37500000	2,156,201.87	355	360	2.25000000	55	12	11.11336686	5.00000000	2.00000000	2.25000000
6(1)	6.16369241	0.37500000	1,541,000.00	358	360	2.25000000	58	12	11.19816677	5.00000000	2.00000000	4.19816677
7(1)	6.50441894	0.37500000	6,535,507.54	355	360	2.75000000	55	12	12.50441894	6.00000000	2.00000000	2.75000000
8(2)	7.74896930	0.37500000	411,515.12	359	360	4.96849232	59	6	12.74896930	3.00000000	1.00000000	4.96849232
9(2)	7.22459667	0.37500000	8,349,812.91	358	360	4.38401126	58	6	12.22459667	4.74577077	1.00000000	4.50721554
10(2)	6.41950233	0.37500000	6,384,654.12	356	360	2.78144223	56	6	12.41950233	6.00000000	2.00000000	2.78144223
11(2)	6.57265776	0.37500000	1,495,249.98	354	360	3.49114698	54	6	11.57265776	5.00000000	1.00000000	3.49114698
12(2)	7.03939950	0.37500000	54,725,588.26	358	360	4.00110217	58	6	12.04376832	4.96893768	1.00000000	4.03846282
13(2)	6.00000000	0.37500000	281,500.00	358	360	2.25000000	58	6	11.00000000	5.00000000	2.00000000	2.25000000
14(2)	6.98622972	0.37500000	5,069,910.73	357	360	3.46788530	57	6	12.98622972	6.00000000	2.00000000	3.79211438
15(2)	7.11864884	0.38528619	5,704,200.09	356	360	4.35476613	56	6	12.10287099	5.00000000	1.00000000	4.35476613
16(2)	7.50000000	0.37500000	103,920.00	360	360	4.87500000	60	6	12.50000000	6.00000000	2.00000000	4.87500000
17(2)	6.75000000	0.50000000	400,000.00	310	360	2.75000000	10	6	11.75000000	5.00000000	1.00000000	2.75000000
18(2)	7.13012024	0.37500000	19,258,381.00	360	360	4.49200524	60	6	12.13012024	5.00000000	1.00000000	4.49200524
19(2)	6.94743658	0.37500000	587,193.00	360	360	4.32243658	60	6	11.94743658	6.00000000	2.00000000	4.32243658
20(3)	5.62500000	0.37500000	232,825.44	351	360	2.87500000	51	12	10.62500000	5.00000000	2.00000000	2.87500000
21(1)	6.87500000	0.25000000	412,481.81	355	360	2.25000000	55	12	11.87500000	5.00000000	2.00000000	2.25000000
22(2)	6.00000000	0.25000000	157,399.64	353	360	2.25000000	53	6	12.00000000	6.00000000	2.00000000	2.25000000

_________________

*

The mortgage loans numbered 5, 11, 17 and 21 are Interest Only Mortgage Loans and the original interest only period for each such mortgage loan is 60 months. The mortgage loans numbered 6-7, 12-14, 18-20, and 22 are Interest Only Mortgage Loans and the original interest only period for each such mortgage loan is 120 months. Additionally, with respect to the mortgage loans numbered 21-22, the expense fee rate will increase by 0.125% beginning on the first rate adjustment date.

(1)	Index is the One-Year LIBOR Index.
(2)	Index is the Six-Month LIBOR Index.
(3)	Index is the One-Year CMT Index.

Loan group 6

Mortgage * Loan	Mortgage Rate (%)	Expense Fee Rate (%)	Stated Principal Balance ($)	Remaining Term to Maturity (Months)	Original Term to Maturity (Months)	Margin (%)	Months to Adjustment Date	Frequency of Rate Adjustment (Months)	Maximum Mortgage Rate (%)	Next Periodic Cap (%)	Periodic Cap (%)	Minimum Mortgage Rate (%)

1(1)	6.12500000	0.25000000	535,000.00	355	360	2.25000000	1	12	11.12500000	5.00000000	2.00000000	2.25000000
2(2)	7.20362207	0.25000000	484,337.90	353	360	4.27385242	5	6	13.05757011	1.00000000	1.00000000	4.27385242
3(2)	7.83586339	0.25000000	592,442.64	354	360	3.83868178	3	6	12.00000000	6.00000000	6.00000000	3.83868178
4(2)	6.82359813	0.25000000	556,400.00	351	360	3.07359813	3	6	11.82359813	1.00000000	1.00000000	3.07359813
5(2)	6.69271983	0.25000000	8,516,402.35	351	360	2.72926454	3	6	11.69271983	1.00000000	1.00000000	3.45795942
6(2)	4.77669841	0.25000000	1,234,326.11	348	360	2.25000000	4	6	12.00000000	1.50000000	1.50000000	2.25000000
7(2)	6.50000000	0.25000000	1,881,633.39	351	360	2.17294592	3	6	11.60273877	6.00000000	6.00000000	2.17294592
8(2)	6.34244036	0.28269796	2,659,593.53	349	360	2.73747588	2	6	12.00000000	12.00000000	12.00000000	2.87834469
9(2)	5.12500000	0.25000000	80,000.00	353	360	3.62500000	5	6	12.12500000	1.00000000	1.00000000	3.62500000
10(1)	4.79021225	0.25000000	2,385,293.24	354	360	2.25000000	6	12	10.79021225	2.00000000	2.00000000	2.25000000
11(1)	4.67272316	0.25000000	10,834,863.07	354	360	2.25000000	6	12	10.67272316	2.00000000	2.00000000	2.25000000
12(2)	7.54540244	0.57590410	4,981,931.67	338	360	4.03751561	14	6	12.97305200	2.24091260	1.00000000	5.61129028
13(2)	7.87500000	0.25000000	767,996.90	356	360	4.37500000	20	6	12.87500000	5.00000000	1.00000000	4.37500000
14(2)	6.95748538	0.25000000	754,285.47	359	360	4.33248538	23	6	12.95748538	6.00000000	2.00000000	4.33248538
15(2)	6.11026746	0.25000000	7,038,059.67	353	360	5.02946949	17	6	12.11026746	3.00000000	1.00000000	5.96320989
16(2)	6.66860319	0.29460688	7,262,948.71	357	360	4.11083194	21	6	11.66860319	3.00000000	1.00000000	4.23454189
17(2)	7.38523309	0.25000000	2,496,799.95	357	360	4.27806591	21	6	13.38523309	6.00000000	2.00000000	4.27806591
18(2)	8.87500000	1.56000000	57,535.54	310	360	5.50000000	4	6	14.87500000	1.00000000	1.00000000	8.87500000
19(1)	6.12500000	0.25000000	101,001.74	359	360	2.25000000	35	12	12.12500000	2.00000000	2.00000000	4.12500000
20(1)	6.74329210	0.25315097	3,456,123.52	354	360	2.75155406	30	12	12.71808433	2.00000000	2.00000000	2.78306378
21(1)	6.57681156	0.25000000	1,136,766.40	355	360	2.36820054	31	12	12.57681156	2.00000000	2.00000000	2.65409921
22(1)	6.48904939	0.25619074	7,612,178.49	355	360	2.72523705	31	12	12.51381234	2.00000000	2.00000000	2.83667033
23(1)	6.62500000	0.25000000	2,479,985.00	349	360	3.25000000	25	12	11.62500000	3.00000000	2.00000000	3.25000000
24(2)	6.41580582	0.25000000	1,639,919.90	357	360	3.70468718	33	6	11.41580582	3.00000000	1.00000000	3.73184055
25(2)	7.01860241	0.25000000	533,617.81	357	360	4.23370676	33	6	13.01860241	6.00000000	2.00000000	4.23370676
26(2)	6.25000000	0.25000000	870,000.00	359	360	3.62500000	35	6	11.25000000	3.00000000	1.00000000	3.62500000
27(2)	7.25000000	0.25000000	813,700.00	358	360	5.00000000	34	6	13.25000000	2.00000000	2.00000000	7.25000000
28(2)	6.68909651	0.25000000	4,373,896.19	359	360	3.21621806	35	6	11.86248883	3.00000000	1.00000000	3.62317131
29(2)	5.62500000	0.25000000	538,400.00	358	360	2.25000000	34	6	11.62500000	5.00000000	1.00000000	2.25000000
30(2)	6.45193797	0.25000000	3,658,088.89	358	360	3.89614578	34	6	12.45193797	6.00000000	2.00000000	3.89614578
31(2)	6.99363759	0.50000000	705,538.62	311	360	2.75000000	5	6	12.99363759	1.00000000	1.00000000	2.75000000
32(2)	7.75000000	0.25000000	220,000.00	360	360	4.87500000	36	6	12.75000000	3.00000000	1.00000000	4.87500000
33(2)	5.58723730	0.25000000	495,199.90	344	360	2.75000000	20	6	11.58723730	5.00000000	1.00000000	2.75000000
34(2)	7.12500000	0.25000000	524,000.00	354	360	4.62500000	53	6	12.12500000	5.00000000	1.00000000	4.62500000
35(1)	6.75000000	0.37500000	327,433.61	358	360	2.25000000	58	12	11.37500000	2.00000000	2.00000000	4.37500000
36(1)	6.21951075	0.25000000	418,570.08	356	360	2.75000000	56	12	12.21951075	6.00000000	2.00000000	2.75000000
37(1)	5.66562464	0.34081990	1,830,367.00	354	360	2.20554170	54	12	10.66562464	5.00000000	2.00000000	2.20554170
38(1)	5.86785714	0.37500000	980,000.00	357	360	2.25000000	57	12	11.63928571	5.00000000	2.00000000	4.63928571
39(1)	7.52191693	0.25000000	870,398.81	355	360	2.75000000	55	12	13.52191693	6.00000000	2.00000000	2.75000000
40(2)	7.66909099	0.25000000	10,306,225.29	357	360	4.59764238	57	6	12.66909099	5.00000000	1.00000000	4.59764238
41(2)	7.43137715	0.25000000	4,490,722.76	357	360	4.34234128	57	6	13.43137715	6.00000000	2.00000000	4.34234128
42(2)	7.44933353	0.25000000	411,120.00	359	360	4.74460012	59	6	12.44933353	5.00000000	1.00000000	4.74460012
43(2)	7.50000000	0.25000000	217,250.00	358	360	2.25000000	58	6	13.50000000	6.00000000	2.00000000	2.25000000
44(2)	7.87500000	0.25000000	126,000.00	358	360	5.00000000	58	6	12.87500000	3.00000000	1.00000000	5.00000000
45(2)	7.62593005	0.25000000	52,229,044.11	358	360	4.51586766	58	6	12.62593005	4.94456004	1.00000000	4.60687163
46(2)	7.64802075	0.25000000	16,608,525.22	358	360	4.74157772	58	6	13.64802075	6.00000000	2.00000000	4.81612979
47(2)	7.55676018	0.25000000	5,260,125.00	360	360	4.81047622	60	6	12.55676018	5.00000000	1.00000000	4.81047622
48(2)	7.75000000	0.25000000	420,822.77	359	360	2.75000000	59	6	13.75000000	6.00000000	2.00000000	2.75000000
49(2)	7.69248142	0.25000000	12,454,891.35	360	360	4.94127279	60	6	12.69248142	5.00000000	1.00000000	4.94127279
50(2)	7.39917098	0.25000000	757,520.00	360	360	4.77417098	60	6	12.39917098	6.00000000	2.00000000	4.77417098
51(3)	5.00000000	0.25000000	549,886.24	351	360	2.75000000	51	12	10.00000000	5.00000000	2.00000000	2.75000000
52(3)	5.71800839	0.37500000	1,658,074.00	356	360	2.81828091	56	12	10.71800839	5.00000000	2.00000000	2.81828091

53(3)	5.37500000	0.25000000	1,097,387.98	354	360	2.75000000	54	12	10.37500000	5.00000000	2.00000000	2.75000000
54(2)	7.75000000	0.25000000	245,801.70	358	360	5.00000000	64	6	13.75000000	6.00000000	2.00000000	5.00000000
55(1)	5.37500000	0.25000000	550,902.79	356	360	2.25000000	56	12	10.37500000	5.00000000	2.00000000	2.25000000
56(1)	6.38448819	0.25000000	2,079,806.25	355	360	2.25000000	55	12	11.38448819	5.00000000	2.00000000	2.25000000
57(1)	6.59522606	0.25000000	1,417,413.92	353	360	2.25000000	53	12	11.59522606	5.00000000	2.00000000	2.25000000
58(2)	6.50000000	0.92000000	307,800.00	354	360	2.87500000	54	6	12.50000000	6.00000000	2.00000000	2.87500000

______________

*

The mortgage loans numbered 21 and 26 are Interest Only Mortgage Loans and the original interest only period for each such mortgage loan is 36 months. The mortgage loans numbered 4, 15, 27, 37, 42-43, 52 and 56-57 are Interest Only Mortgage Loans and the original interest only period for each such mortgage loan is 60 months. The mortgage loans numbered 1, 5-9, 11, 16-17, 22-23, 28-30, 32-34, 38-39,44-46, 49-50, 53-54 and 58 are Interest Only Mortgage Loans and the original interest only period for each such mortgage loan is 120 months. Additionally, with respect to the mortgage loans numbered 55-58, the expense fee rate will increase by 0.125% beginning on the first rate adjustment date.

(1)	Index is the One-Year LIBOR Index.
(2)	Index is the Six-Month LIBOR Index.
(3)	Index is the One-Year CMT Index.

The Modeling Assumptions have been based on weighted average characteristics or aggregate characteristics, as applicable. The actual characteristics and performance of many of the mortgage loans will vary, and may vary significantly, from the Modeling Assumptions.

Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model (the “Prepayment Assumption”). The Prepayment Assumption used in this prospectus supplement (“Constant Prepayment Rate” or “CPR”) is a prepayment assumption which represents a constant assumed rate of prepayment each month relative to the outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. For example, 25% CPR assumes a constant prepayment rate of 25% per annum.

The Prepayment Assumption does not purport to be a historical description of the prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the group 1, group 2, group 3, group 4, group 5 or group 6 mortgage loans.

The actual characteristics and performance of the mortgage loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the mortgage loans will prepay at the same rate until maturity. Any difference between such assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment experience, will affect the percentages of initial Class Principal Balance outstanding over time and the weighted average lives of the offered certificates.

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar paid in net reduction of principal of such security (assuming no losses). The weighted average lives of the offered certificates will be influenced by, among other things, the rate at which principal of the related mortgage loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

Percentage of Initial Class Principal Balance Outstanding for the Offered Certificates at the Respective Percentages of the Prepayment Assumption:

	Class AR and Class AR-L
Distribution Date	10%	20%	25%	35%	50%
Initial Percentage	100%	100%	100%	100%	100%
April 2007 and thereafter	0	0	0	0	0
Weighted Average Life to Maturity (Years)**	0.08	0.08	0.08	0.08	0.08

**

The weighted average life of a certificate of any class is determined by (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

Percentage of Initial Class Principal Balance Outstanding for the Offered Certificates at the

Respective Percentages of the Prepayment Assumption:

	Class 1-A-1 and Class 1-A-5					Class 1-A-2
Distribution Date	10%	20%	25%	35%	50%	10%	20%	25%	35%	50%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
April 25, 2007	90	79	74	64	48	86	72	65	51	30
April 25, 2008	80	62	54	40	23	73	50	39	20	0
April 25, 2009	72	49	40	26	11	62	32	20	*	0
April 25, 2010	64	39	30	17	5	52	19	6	0	0
April 25, 2011	57	31	22	11	3	43	8	0	0	0
April 25, 2012	51	25	17	7	1	34	0	0	0	0
April 25, 2013	45	20	13	5	1	27	0	0	0	0
April 25, 2014	40	16	9	3	*	20	0	0	0	0
April 25, 2015	36	12	7	2	*	14	0	0	0	0
April 25, 2016	32	10	5	1	*	9	0	0	0	0
April 25, 2017	28	8	4	1	*	4	0	0	0	0
April 25, 2018	24	6	3	*	*	0	0	0	0	0
April 25, 2019	21	5	2	*	*	0	0	0	0	0
April 25, 2020	19	4	1	*	*	0	0	0	0	0
April 25, 2021	16	3	1	*	*	0	0	0	0	0
April 25, 2022	14	2	1	*	*	0	0	0	0	0
April 25, 2023	12	2	1	*	*	0	0	0	0	0
April 25, 2024	10	1	*	*	*	0	0	0	0	0
April 25, 2025	9	1	*	*	*	0	0	0	0	0
April 25, 2026	7	1	*	*	*	0	0	0	0	0
April 25, 2027	6	1	*	*	*	0	0	0	0	0
April 25, 2028	5	*	*	*	*	0	0	0	0	0
April 25, 2029	4	*	*	*	*	0	0	0	0	0
April 25, 2030	3	*	*	*	*	0	0	0	0	0
April 25, 2031	3	*	*	*	*	0	0	0	0	0
April 25, 2032	2	*	*	*	*	0	0	0	0	0
April 25, 2033	1	*	*	*	*	0	0	0	0	0
April 25, 2034	1	*	*	*	*	0	0	0	0	0
April 25, 2035	*	*	*	*	*	0	0	0	0	0
April 25, 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life
to Maturity (Years) **	8.06	4.28	3.36	2.26	1.41	4.76	2.32	1.80	1.21	0.77

*	Indicates a number that is greater than zero but less than 0.5%.
**

The weighted average life of a certificate of any class is determined by (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

Percentage of Initial Class Principal Balance Outstanding for the Offered Certificates at the

Respective Percentages of the Prepayment Assumption:

	Class 1-A-3-1					Class 1-A-3-2
Distribution Date	10%	20%	25%	35%	50%	10%	20%	25%	35%	50%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
April 25, 2007	78	57	46	24	0	100	100	100	100	85
April 25, 2008	59	22	5	0	0	100	100	100	56	0
April 25, 2009	41	0	0	0	0	100	90	56	1	0
April 25, 2010	25	0	0	0	0	100	52	18	0	0
April 25, 2011	11	0	0	0	0	100	23	0	0	0
April 25, 2012	0	0	0	0	0	96	0	0	0	0
April 25, 2013	0	0	0	0	0	76	0	0	0	0
April 25, 2014	0	0	0	0	0	57	0	0	0	0
April 25, 2015	0	0	0	0	0	40	0	0	0	0
April 25, 2016	0	0	0	0	0	24	0	0	0	0
April 25, 2017	0	0	0	0	0	10	0	0	0	0
April 25, 2018	0	0	0	0	0	0	0	0	0	0
April 25, 2019	0	0	0	0	0	0	0	0	0	0
April 25, 2020	0	0	0	0	0	0	0	0	0	0
April 25, 2021	0	0	0	0	0	0	0	0	0	0
April 25, 2022	0	0	0	0	0	0	0	0	0	0
April 25, 2023	0	0	0	0	0	0	0	0	0	0
April 25, 2024	0	0	0	0	0	0	0	0	0	0
April 25, 2025	0	0	0	0	0	0	0	0	0	0
April 25, 2026	0	0	0	0	0	0	0	0	0	0
April 25, 2027	0	0	0	0	0	0	0	0	0	0
April 25, 2028	0	0	0	0	0	0	0	0	0	0
April 25, 2029	0	0	0	0	0	0	0	0	0	0
April 25, 2030	0	0	0	0	0	0	0	0	0	0
April 25, 2031	0	0	0	0	0	0	0	0	0	0
April 25, 2032	0	0	0	0	0	0	0	0	0	0
April 25, 2033	0	0	0	0	0	0	0	0	0	0
April 25, 2034	0	0	0	0	0	0	0	0	0	0
April 25, 2035	0	0	0	0	0	0	0	0	0	0
April 25, 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life
to Maturity (Years) **	2.65	1.28	1.00	0.68	0.44	8.56	4.20	3.25	2.17	1.36

*	Indicates a number that is greater than zero but less than 0.5%.
**

The weighted average life of a certificate of any class is determined by (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

Percentage of Initial Class Principal Balance Outstanding for the Offered Certificates at the

Respective Percentages of the Prepayment Assumption:

	Class 1-A-4					Class 2-A-1
Distribution Date	10%	20%	25%	35%	50%	10%	20%	25%	35%	50%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
April 25, 2007	100	100	100	100	100	86	72	65	51	31
April 25, 2008	100	100	100	100	92	73	50	39	20	0
April 25, 2009	100	100	100	100	44	62	32	20	1	0
April 25, 2010	100	100	100	66	22	52	19	7	0	0
April 25, 2011	100	100	89	43	11	42	8	0	0	0
April 25, 2012	100	99	67	28	5	34	0	0	0	0
April 25, 2013	100	79	50	18	3	27	0	0	0	0
April 25, 2014	100	62	37	12	1	21	0	0	0	0
April 25, 2015	100	49	27	7	1	15	0	0	0	0
April 25, 2016	100	39	20	5	*	10	0	0	0	0
April 25, 2017	100	30	15	3	*	4	0	0	0	0
April 25, 2018	97	24	11	2	*	0	0	0	0	0
April 25, 2019	85	18	8	1	*	0	0	0	0	0
April 25, 2020	74	14	6	1	*	0	0	0	0	0
April 25, 2021	65	11	4	*	*	0	0	0	0	0
April 25, 2022	56	8	3	*	*	0	0	0	0	0
April 25, 2023	48	6	2	*	*	0	0	0	0	0
April 25, 2024	41	5	2	*	*	0	0	0	0	0
April 25, 2025	35	4	1	*	*	0	0	0	0	0
April 25, 2026	30	3	1	*	*	0	0	0	0	0
April 25, 2027	25	2	1	*	*	0	0	0	0	0
April 25, 2028	20	2	*	*	*	0	0	0	0	0
April 25, 2029	17	1	*	*	*	0	0	0	0	0
April 25, 2030	13	1	*	*	*	0	0	0	0	0
April 25, 2031	10	1	*	*	*	0	0	0	0	0
April 25, 2032	8	*	*	*	*	0	0	0	0	0
April 25, 2033	5	*	*	*	*	0	0	0	0	0
April 25, 2034	3	*	*	*	*	0	0	0	0	0
April 25, 2035	1	*	*	*	*	0	0	0	0	0
April 25, 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life
to Maturity (Years) **	17.87	10.11	7.99	5.36	3.30	4.78	2.32	1.81	1.22	0.77

*	Indicates a number that is greater than zero but less than 0.5%.
**

The weighted average life of a certificate of any class is determined by (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

Percentage of Initial Class Principal Balance Outstanding for the Offered Certificates at the

Respective Percentages of the Prepayment Assumption:

	Class 2-A-2					Class 2-A-3
Distribution Date	10%	20%	25%	35%	50%	10%	20%	25%	35%	50%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
April 25, 2007	100	100	100	100	100	89	79	74	63	48
April 25, 2008	100	100	100	100	93	80	62	54	40	23
April 25, 2009	100	100	100	100	44	71	49	40	25	11
April 25, 2010	100	100	100	66	22	64	39	30	16	5
April 25, 2011	100	100	90	43	11	57	31	22	11	3
April 25, 2012	100	100	67	28	5	50	25	17	7	1
April 25, 2013	100	79	50	18	3	45	20	12	4	1
April 25, 2014	100	63	38	12	1	40	16	9	3	*
April 25, 2015	100	50	28	8	1	36	13	7	2	*
April 25, 2016	100	40	21	5	*	32	10	5	1	*
April 25, 2017	100	31	15	3	*	28	8	4	1	*
April 25, 2018	99	24	11	2	*	25	6	3	*	*
April 25, 2019	87	19	8	1	*	22	5	2	*	*
April 25, 2020	76	15	6	1	*	19	4	1	*	*
April 25, 2021	66	11	4	*	*	16	3	1	*	*
April 25, 2022	57	9	3	*	*	14	2	1	*	*
April 25, 2023	49	7	2	*	*	12	2	1	*	*
April 25, 2024	42	5	2	*	*	10	1	*	*	*
April 25, 2025	35	4	1	*	*	9	1	*	*	*
April 25, 2026	30	3	1	*	*	7	1	*	*	*
April 25, 2027	25	2	1	*	*	6	1	*	*	*
April 25, 2028	20	2	*	*	*	5	*	*	*	*
April 25, 2029	16	1	*	*	*	4	*	*	*	*
April 25, 2030	13	1	*	*	*	3	*	*	*	*
April 25, 2031	10	1	*	*	*	2	*	*	*	*
April 25, 2032	7	*	*	*	*	2	*	*	*	*
April 25, 2033	5	*	*	*	*	1	*	*	*	*
April 25, 2034	2	*	*	*	*	1	*	*	*	*
April 25, 2035	1	*	*	*	*	*	*	*	*	0
April 25, 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life
to Maturity (Years) **	17.91	10.17	8.02	5.38	3.32	8.03	4.27	3.35	2.25	1.40

*	Indicates a number that is greater than zero but less than 0.5%.
**

The weighted average life of a certificate of any class is determined by (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

Percentage of Initial Class Principal Balance Outstanding for the Offered Certificates at the

Respective Percentages of the Prepayment Assumption:

	Class B-1, Class B-2 and Class B-3					Class 3-A-1 and Class 3-A-2
Distribution Date	10%	20%	25%	35%	50%	10%	20%	25%	35%	50%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
April 25, 2007	100	100	100	100	100	89	78	73	62	46
April 25, 2008	100	100	100	93	71	79	61	53	38	21
April 25, 2009	99	99	91	75	50	71	47	38	24	10
April 25, 2010	99	82	68	49	25	63	38	29	15	5
April 25, 2011	99	66	51	31	13	55	30	21	10	2
April 25, 2012	99	52	38	20	6	49	24	16	6	1
April 25, 2013	94	42	29	13	3	43	19	12	4	1
April 25, 2014	84	33	21	9	2	38	15	9	3	*
April 25, 2015	75	26	16	5	1	34	12	6	2	*
April 25, 2016	66	21	12	4	*	30	9	5	1	*
April 25, 2017	58	16	9	2	*	26	7	4	1	*
April 25, 2018	51	13	6	1	*	23	6	3	*	*
April 25, 2019	45	10	5	1	*	20	4	2	*	*
April 25, 2020	39	8	3	1	*	18	3	1	*	*
April 25, 2021	34	6	2	*	*	15	3	1	*	*
April 25, 2022	29	5	2	*	*	13	2	1	*	*
April 25, 2023	25	3	1	*	*	12	2	1	*	*
April 25, 2024	22	3	1	*	*	10	1	*	*	*
April 25, 2025	18	2	1	*	*	8	1	*	*	*
April 25, 2026	15	1	*	*	*	7	1	*	*	*
April 25, 2027	13	1	*	*	*	6	*	*	*	*
April 25, 2028	11	1	*	*	*	5	*	*	*	*
April 25, 2029	9	1	*	*	*	4	*	*	*	*
April 25, 2030	7	*	*	*	*	3	*	*	*	*
April 25, 2031	5	*	*	*	*	2	*	*	*	*
April 25, 2032	4	*	*	*	*	2	*	*	*	*
April 25, 2033	3	*	*	*	*	1	*	*	*	*
April 25, 2034	1	*	*	*	*	1	*	*	*	*
April 25, 2035	1	*	*	*	*	*	*	*	*	*
April 25, 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life
to Maturity (Years) **	13.58	7.44	6.10	4.57	3.20	7.81	4.15	3.26	2.18	1.34

*	Indicates a number that is greater than zero but less than 0.5%.

**     The weighted average life of a certificate of any class is determined by (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

Percentage of Initial Class Principal Balance Outstanding for the Offered Certificates at the

Respective Percentages of the Prepayment Assumption:

	Class 4-A-1 and Class 4-A-2					Class 5-A-1 and Class 5-A-2
Distribution Date	10%	20%	25%	35%	50%	10%	20%	25%	35%	50%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
April 25, 2007	89	78	73	62	46	89	78	73	62	46
April 25, 2008	79	61	53	39	21	79	61	53	38	21
April 25, 2009	71	48	38	24	10	70	47	38	24	10
April 25, 2010	63	38	29	16	5	62	38	29	15	5
April 25, 2011	56	30	22	10	2	55	30	21	10	2
April 25, 2012	49	24	16	7	1	49	24	16	6	1
April 25, 2013	44	19	12	4	1	43	19	12	4	1
April 25, 2014	39	15	9	3	*	39	15	9	3	*
April 25, 2015	34	12	7	2	*	35	12	7	2	*
April 25, 2016	30	9	5	1	*	31	10	5	1	*
April 25, 2017	27	7	4	1	*	28	8	4	1	*
April 25, 2018	24	6	3	*	*	24	6	3	*	*
April 25, 2019	21	4	2	*	*	21	5	2	*	*
April 25, 2020	18	3	1	*	*	19	4	1	*	*
April 25, 2021	16	3	1	*	*	16	3	1	*	*
April 25, 2022	14	2	1	*	*	14	2	1	*	*
April 25, 2023	12	2	1	*	*	12	2	1	*	*
April 25, 2024	10	1	*	*	*	11	1	*	*	*
April 25, 2025	9	1	*	*	*	9	1	*	*	*
April 25, 2026	7	1	*	*	*	8	1	*	*	*
April 25, 2027	6	1	*	*	*	6	1	*	*	*
April 25, 2028	5	*	*	*	*	5	*	*	*	*
April 25, 2029	4	*	*	*	*	4	*	*	*	*
April 25, 2030	3	*	*	*	*	4	*	*	*	*
April 25, 2031	3	*	*	*	*	3	*	*	*	*
April 25, 2032	2	*	*	*	*	2	*	*	*	*
April 25, 2033	1	*	*	*	*	1	*	*	*	*
April 25, 2034	1	*	*	*	*	1	*	*	*	*
April 25, 2035	*	*	*	*	*	*	*	*	*	*
April 25, 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life
to Maturity (Years) **	7.88	4.18	3.27	2.18	1.34	7.96	4.18	3.27	2.18	1.34

*	Indicates a number that is greater than zero but less than 0.5%.

**     The weighted average life of a certificate of any class is determined by (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

Percentage of Initial Class Principal Balance Outstanding for the Offered Certificates at the

Respective Percentages of the Prepayment Assumption:

	Class C-B-1, Class C-B-2 and Class C-B-3
Distribution Date	10%	20%	25%	35%	50%
Initial Percentage	100%	100%	100%	100%	100%
April 25, 2007	100	100	100	100	100
April 25, 2008	100	100	100	93	73
April 25, 2009	99	99	92	75	52
April 25, 2010	99	82	68	49	26
April 25, 2011	99	66	51	31	13
April 25, 2012	98	52	38	20	6
April 25, 2013	94	42	28	13	3
April 25, 2014	83	33	21	8	2
April 25, 2015	74	26	16	5	1
April 25, 2016	66	21	12	3	*
April 25, 2017	58	16	9	2	*
April 25, 2018	51	13	6	1	*
April 25, 2019	45	10	5	1	*
April 25, 2020	39	8	3	1	*
April 25, 2021	34	6	2	*	*
April 25, 2022	29	5	2	*	*
April 25, 2023	25	3	1	*	*
April 25, 2024	22	3	1	*	*
April 25, 2025	19	2	1	*	*
April 25, 2026	16	2	*	*	*
April 25, 2027	13	1	*	*	*
April 25, 2028	11	1	*	*	*
April 25, 2029	9	1	*	*	*
April 25, 2030	7	*	*	*	*
April 25, 2031	5	*	*	*	*
April 25, 2032	4	*	*	*	*
April 25, 2033	3	*	*	*	*
April 25, 2034	2	*	*	*	*
April 25, 2035	1	*	*	*	*
April 25, 2036	0	0	0	0	0
Weighted Average Life
to Maturity (Years) **	13.58	7.43	6.09	4.57	3.26

*	Indicates a number that is greater than zero but less than 0.5%.

**     The weighted average life of a certificate of any class is determined by (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

Percentage of Initial Class Principal Balance Outstanding for the Offered Certificates at the

Respective Percentages of the Prepayment Assumption:

	Class 6-A-1 and Class 6-A-2					Class 6-M-1
Distribution Date	10%	20%	30%	40%	50%	10%	20%	30%	40%	50%
Initial Percentage.	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
April 25, 2007	88	77	67	56	45	100	100	100	100	100
April 25, 2008	78	60	44	30	18	100	100	100	100	100
April 25, 2009	69	46	28	14	4	100	100	100	100	100
April 25, 2010	61	37	21	12	4	100	81	48	26	54
April 25, 2011	54	29	15	7	3	100	65	33	15	1
April 25, 2012	48	23	10	4	1	100	52	23	9	0
April 25, 2013	42	19	7	2	*	94	41	16	0	0
April 25, 2014	38	15	5	1	0	84	33	11	0	0
April 25, 2015	34	12	4	1	0	75	26	6	0	0
April 25, 2016	30	9	2	*	0	67	21	0	0	0
April 25, 2017	27	7	1	0	0	59	16	0	0	0
April 25, 2018	24	6	1	0	0	52	13	0	0	0
April 25, 2019	21	4	*	0	0	46	10	0	0	0
April 25, 2020	18	3	*	0	0	40	6	0	0	0
April 25, 2021	16	3	0	0	0	35	*	0	0	0
April 25, 2022	14	2	0	0	0	31	0	0	0	0
April 25, 2023	12	1	0	0	0	26	0	0	0	0
April 25, 2024	10	1	0	0	0	23	0	0	0	0
April 25, 2025	9	1	0	0	0	19	0	0	0	0
April 25, 2026	7	*	0	0	0	16	0	0	0	0
April 25, 2027	6	*	0	0	0	14	0	0	0	0
April 25, 2028	5	0	0	0	0	11	0	0	0	0
April 25, 2029	4	0	0	0	0	9	0	0	0	0
April 25, 2030	3	0	0	0	0	5	0	0	0	0
April 25, 2031	3	0	0	0	0	0	0	0	0	0
April 25, 2032	2	0	0	0	0	0	0	0	0	0
April 25, 2033	1	0	0	0	0	0	0	0	0	0
April 25, 2034	*	0	0	0	0	0	0	0	0	0
April 25, 2035	0	0	0	0	0	0	0	0	0	0
April 25, 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life
to Maturity (Years) **	7.77	4.07	2.57	1.76	1.23	13.63	7.16	4.81	4.03	4.11

*	Indicates a number that is greater than zero but less than 0.5%.
**

The weighted average life of a certificate of any class is determined by (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

Percentage of Initial Class Principal Balance Outstanding for the Offered Certificates at the

Respective Percentages of the Prepayment Assumption:

	Class 6-M-2					Class 6-M-3
Distribution Date	10%	20%	30%	40%	50%	10%	20%	30%	40%	50%
Initial Percentage.	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
April 25, 2007	100	100	100	100	100	100	100	100	100	100
April 25, 2008	100	100	100	100	100	100	100	100	100	100
April 25, 2009	100	100	100	100	100	100	100	100	100	100
April 25, 2010	100	81	48	26	9	100	81	48	25	0
April 25, 2011	100	65	33	15	0	100	65	33	2	0
April 25, 2012	100	52	23	1	0	100	52	19	0	0
April 25, 2013	94	41	16	0	0	94	41	4	0	0
April 25, 2014	84	33	6	0	0	84	33	0	0	0
April 25, 2015	75	26	0	0	0	75	26	0	0	0
April 25, 2016	67	21	0	0	0	67	14	0	0	0
April 25, 2017	59	16	0	0	0	59	4	0	0	0
April 25, 2018	52	10	0	0	0	52	0	0	0	0
April 25, 2019	46	3	0	0	0	46	0	0	0	0
April 25, 2020	40	0	0	0	0	40	0	0	0	0
April 25, 2021	35	0	0	0	0	35	0	0	0	0
April 25, 2022	31	0	0	0	0	31	0	0	0	0
April 25, 2023	26	0	0	0	0	26	0	0	0	0
April 25, 2024	23	0	0	0	0	19	0	0	0	0
April 25, 2025	19	0	0	0	0	11	0	0	0	0
April 25, 2026	16	0	0	0	0	5	0	0	0	0
April 25, 2027	13	0	0	0	0	0	0	0	0	0
April 25, 2028	7	0	0	0	0	0	0	0	0	0
April 25, 2029	1	0	0	0	0	0	0	0	0	0
April 25, 2030	0	0	0	0	0	0	0	0	0	0
April 25, 2031	0	0	0	0	0	0	0	0	0	0
April 25, 2032	0	0	0	0	0	0	0	0	0	0
April 25, 2033	0	0	0	0	0	0	0	0	0	0
April 25, 2034	0	0	0	0	0	0	0	0	0	0
April 25, 2035	0	0	0	0	0	0	0	0	0	0
April 25, 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life
to Maturity (Years) **	13.45	7.00	4.67	3.82	3.65	12.99	6.68	4.42	3.59	3.34

**

The weighted average life of a certificate of any class is determined by (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

Percentage of Initial Class Principal Balance Outstanding for the Offered Certificates at the

Respective Percentages of the Prepayment Assumption:

	Class 6-M-4
Distribution Date	10%	20%	30%	40%	50%
Initial Percentage.	100%	100%	100%	100%	100%
April 25, 2007	100	100	100	100	100
April 25, 2008	100	100	100	100	100
April 25, 2009	100	100	100	100	100
April 25, 2010	100	81	48	0	0
April 25, 2011	100	65	26	0	0
April 25, 2012	100	52	0	0	0
April 25, 2013	94	41	0	0	0
April 25, 2014	84	25	0	0	0
April 25, 2015	75	0	0	0	0
April 25, 2016	67	0	0	0	0
April 25, 2017	59	0	0	0	0
April 25, 2018	52	0	0	0	0
April 25, 2019	46	0	0	0	0
April 25, 2020	40	0	0	0	0
April 25, 2021	34	0	0	0	0
April 25, 2022	16	0	0	0	0
April 25, 2023	1	0	0	0	0
April 25, 2024	0	0	0	0	0
April 25, 2025	0	0	0	0	0
April 25, 2026	0	0	0	0	0
April 25, 2027	0	0	0	0	0
April 25, 2028	0	0	0	0	0
April 25, 2029	0	0	0	0	0
April 25, 2030	0	0	0	0	0
April 25, 2031	0	0	0	0	0
April 25, 2032	0	0	0	0	0
April 25, 2033	0	0	0	0	0
April 25, 2034	0	0	0	0	0
April 25, 2035	0	0	0	0	0
April 25, 2036	0	0	0	0	0
Weighted Average Life
to Maturity (Years) **	12.24	6.18	4.09	3.34	3.17

**

The weighted average life of a certificate of any class is determined by (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

Additional Yield Considerations Applicable Solely to the Residual Certificates

The Residual Certificateholders’ after-tax rate of return on their Residual Certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Residual Certificates. Holders of Residual Certificates may have tax liabilities with respect to their Residual Certificates during the early years of the trust’s term that substantially exceed any distributions payable thereon during any such period. In addition, holders of Residual Certificates may have tax liabilities with respect to their Residual Certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Residual Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Residual Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the mortgage pool.

The Residual Certificateholders should consult their tax advisors as to the effect of taxes and the receipt of any payments made to those holders in connection with the purchase of the Residual Certificates on after-tax rates of return on the Residual Certificates. See “Federal Income Tax Consequences” in this prospectus supplement and “Material Federal Income Tax Consequences” in the prospectus.

FEDERAL INCOME TAX CONSEQUENCES

General

The pooling and servicing agreement provides that the trust (exclusive of the Group 6 Interest Rate Cap Agreement and the assets held in the Group 6 Interest Rate Cap Account) will comprise multiple REMICs in a tiered REMIC structure. The pooling and servicing agreement will designate a single class of interest in each REMIC as the residual interest in that REMIC. The Class AR-L Certificates will represent ownership of the residual interests in the lower-tier REMICs, which will hold the mortgage loans, and the Class AR Certificates will represent ownership of the residual interest in each remaining REMIC. Elections will be made to treat each REMIC created by the pooling and servicing agreement as a REMIC for federal income tax purposes.

Upon the issuance of the offered certificates, Orrick, Herrington & Sutcliffe LLP (“Tax Counsel”) will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, each REMIC will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”).

Tax Treatment of the Offered Certificates

Each offered certificate, other than a Class AR and Class AR-L Certificate, will evidence ownership of a REMIC regular interest. For federal income tax information reporting purposes, the trustee will treat a beneficial owner of each Group 6 Certificate, other than a Class 6-X Certificate, (the “Carryover Certificates”) (i) as owning an undivided interest in a REMIC regular interest corresponding to that certificate and (ii) as having entered into a limited recourse interest rate cap contract (the “Cap Contract”). The REMIC regular interest corresponding to a Carryover Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Carryover Certificate to which it corresponds, except that the interest payments will be determined without regard to any Basis Risk Shortfalls. Any payment on a Carryover Certificate that is made in respect of Basis Risk Shortfalls will be deemed to have been paid pursuant to the Cap Contract. Consequently, each beneficial owner of a Carryover Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Regular Certificates” in the prospectus. In addition, each beneficial owner of a Carryover Certificate will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under “—The Cap Contract Components” below. Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components constituting each Carryover Certificate.

The following discussion assumes that the rights and obligations of the certificateholders to receive payments of Basis Risk Shortfall will be treated as rights and obligations under a notional principal contract rather than as a partnership for federal income tax purposes. Treatment of such rights as a partnership interest could result in differing timing and character consequences to all certificateholders and withholding tax consequences to certificateholders who are non-U.S. Persons. Prospective investors in the certificates should consult their tax advisors regarding the appropriate tax treatment of the right to receive payments of Basis Risk Shortfall.

Allocations

A beneficial owner of a Carryover Certificate must allocate its purchase price for the certificate between its components—the REMIC regular interest component and the Cap Contract component. For information reporting purposes the trustee will treat the Cap Contract components as having nominal value. Each Cap Contract is difficult to value, and the Internal Revenue Service (“IRS”) could assert that the value of a Cap Contract component as of the closing date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract components.

Upon the sale, exchange, or other disposition of a Carryover Certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract component. Assuming that the Carryover Certificate is held as a “capital asset” within the meaning of section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss. For a discussion of the material federal income tax consequences to a beneficial owner upon disposition of a REMIC regular interest, see “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Regular Certificates” in the prospectus.

Original Issue Discount

For federal income tax information reporting purposes, certain classes of offered certificates may be issued with original issue discount based on their issue price. The prepayment assumption that will be used in determining the rate of accrual of original issued discount, market discount, and bond premium, if any, will be a rate equal to 25% CPR for the group 1, group 2, group 3, group 4 and group 5 mortgage loans and 30% CPR for the group 6 mortgage loans. No representation is made that the mortgage loans will actually prepay at these rates or at any other rates.

If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a beneficial owner, the amount of original issue discount allocable to such period would be zero and such beneficial owner will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such certificates.

In certain circumstances OID Regulations permit the beneficial owner of a debt instrument to recognize original issue discount under a method that differs from that used by the issuing entity. Accordingly, it is possible that the beneficial owner of an offered certificate may be able to select a method for recognizing original issue discount that differs from that used by the entity identified as the “tax matters person” in the pooling and servicing agreement in preparing reports to the beneficial owner and the IRS.

Certain classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any beneficial owner of such a class of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on such beneficial owner’s purchase price (or in the case of a Carryover Certificate, the portion of the purchase price allocated to the regular interest component) and the distributions remaining to be made on such certificate at the time of its acquisition by such beneficial owner. Holders of such classes of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Regular Certificates,” “—Market Discount” and “—Premium” in the prospectus.

The Cap Contract Components

The portion of the overall purchase price of a Carryover Certificate attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method—the level yield constant interest method—the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of an offered certificate.

Any payments made to a beneficial owner of a Carryover Certificate from amounts otherwise payable to the Class 6-X Certificates will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of the Cap Contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. Although not clear, net income or a net deduction should be treated as ordinary income or as an ordinary deduction.

A beneficial owner’s ability to recognize a net deduction with respect to the Cap Contract component may be limited in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a “pass-through entity” (other than in connection with such individual’s trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, non-grantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract component in computing the beneficial owner’s alternative minimum tax liability

Status of the Offered Certificates

The Certificates (other than the Cap Contract components of the Carryover Certificates) will be treated as assets described in Section 7701(a)(19)(c) of the Code, and as “real estate assets” under Section 856(c)(5)(b) of the Code, generally, in the same proportion that the assets of the trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the Certificates (other than the Cap Contract component of a Carryover Certificate) will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Cap Contract components of the Carryover Certificates will not qualify, however, as assets described in Section 7701(a)(19)(c) of the Code or as real estate assets under Section 856(c)(5)(b) of the Code, or as qualified mortgages within the meaning of section 860G(a)(3) of the Code if held by another REMIC.

The Class AR and Class AR-L Certificates

Purchasers of the Class AR and Class AR-L Certificates should consider carefully the tax consequences of an investment in those certificates discussed in the prospectus and should consult their own tax advisors for those consequences. See “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates” in the prospectus. Specifically, prospective holders of the Class AR and Class AR-L Certificates should consult their tax advisors regarding whether, at the time of acquisition, a Class AR or Class AR-L Certificate will be treated as representing beneficial ownership of “noneconomic” residual interests and “tax avoidance potential” residual interests as these characteristics affect the circumstances under which the transfer of Class AR and Class AR-L Certificates will be respected for federal income tax purposes. See “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates—Noneconomic REMIC Residual Certificates,” “—Excess Inclusions” and “—Tax and Restrictions on Transfers of REMIC Residual Certificates to Specific Organizations” in the prospectus.

The IRS recently issued final regulations addressing the tax treatment of payments made by a transferor of a non-economic REMIC residual interest to induce the transferee to acquire that residual interest (“inducement fees”). The regulations (i) require the transferee to recognize an inducement fee as income over the expected remaining life of the REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that residual interest and (ii) specify that inducement fees constitute income from sources within the United States. The regulations will apply to any inducement fee received in connection with the acquisition of a Residual Certificate.

Penalty Protection

If penalties were asserted against purchasers of the offered certificates in respect of their treatment of the offered certificates for tax purposes, the summary of tax considerations contained, and the opinions stated, herein and in the prospectus may not meet the conditions necessary for purchasers’ reliance on that summary and those opinions to exculpate them from the asserted penalties.

METHOD OF DISTRIBUTION

In accordance with the terms and conditions of an underwriting agreement, dated April 26, 2006, Credit Suisse Securities (USA) LLC, (an affiliate of the depositor and DLJ Mortgage Capital), has agreed to purchase, and the depositor has agreed to sell, the offered certificates. It is expected that delivery of the offered certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC, on or about April 28, 2006, against payment there for in immediately available funds. It is expected that the Class AR and Class AR-L Certificates will be available for delivery at the office of the underwriter, against payment there for in immediately available funds.

In connection with the offered certificates, the underwriter has agreed, in accordance with the terms and conditions of the underwriting agreement, to purchase all of the offered certificates if any of the offered certificates are purchased thereby.

The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the offered certificates are subject to the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor’s registration statement shall be in effect and that no proceedings for that purpose shall be pending before or threatened by the Securities and Exchange Commission.

The distribution of the offered certificates by the underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. The underwriter may effect the transactions by selling the offered certificates to or through dealers, and these dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the offered certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting compensation. The underwriter and any dealers that participate with the underwriter in the distribution of any offered certificates may be deemed to be underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. Proceeds to the depositor from the sale of the offered certificates, before deducting expenses payable by the depositor, will be approximately 99.17028% of the aggregate certificate principal balance of the offered certificates, plus accrued interest, if applicable, from the Cut-off Date.

The underwriting agreement provides that the depositor will indemnify the underwriter, and that under limited circumstances the underwriter will indemnify the depositor, against some liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed in the prospectus under “The Agreements—Reports to Securityholders,” which will include information as to the outstanding certificate principal balance of the offered certificates. There can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of this information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

The underwriter is an affiliate of the depositor, the cap counterparty, DLJ Mortgage Capital, Inc and SPS.

LEGAL OPINIONS

Certain legal matters relating to the certificates will be passed upon for the depositor and the underwriter by Orrick, Herrington & Sutcliffe LLP, Los Angeles, California.

LEGAL PROCEEDINGS

There are no material legal proceedings pending against the sponsor, the depositor, the issuing entity or SPS, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the certificateholders.

ADDITIONAL INFORMATION

The depositor has filed the registration statement with the Securities and Exchange Commission. The depositor is also subject to some of the information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, accordingly, will file reports thereunder and reports required under the pooling and servicing agreement with the Securities and Exchange Commission. The registration statement and the exhibits thereto, and reports and other information filed by the depositor under the Exchange Act can be inspected and copied at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, NE, Washington, DC 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 233 Broadway, New York, New York 10279 and electronically through the Securities and Exchange Commission’s Electronic Data Gathering, Analysis and Retrieval System at the Securities and Exchange Commission’s Web Site (http://www.sec.gov). Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. Exchange Act reports as to any series filed with the Securities and Exchange Commission will be filed under the issuing entity’s name.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Pooling and Servicing Agreement–Evidence as to Compliance” in this prospectus supplement, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to certificateholders or information about the securities as shall have been filed with the Securities and Exchange Commission will be posted on the trust administrator’s internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Securities and Exchange Commission.

RATINGS

It is a condition to the issuance of the offered certificates that they be rated as indicated on page S-7 of this prospectus supplement by Moody’s Investors Service (“Moody’s”), Fitch Ratings (“Fitch”) and Standard & Poor’s Ratings Services (“S&P”).

The ratings on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions on the underlying mortgage loans to which such certificateholders are entitled. The rating process addresses the structural and legal aspects associated with such certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by mortgagors or the degree to which such prepayments might differ from those originally anticipated, and do not address the possibility that certificateholders might suffer a lower than anticipated yield. Additionally, the ratings assigned by Fitch and S&P to the Class AR and Class AR-L Certificates address only the return of the Class Principal Balance and interest on that balance at the pass-through rate.

The ratings on the LIBOR Certificates do not constitute statements regarding the payment of any Basis Risk Shortfall.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the offered certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered certificates.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered certificates in accordance with the rating agencies’ particular surveillance policies, unless the issuer requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuer’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The depositor has not requested that any rating agency not monitor their ratings of the offered certificates, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

The fees paid by the depositor to the rating agencies at closing include a fee for ongoing surveillance by the rating agencies for so long as any certificates are outstanding. However, the rating agencies are under no obligation to the depositor to continue to monitor or provide a rating on the certificates.

LEGAL INVESTMENT

When issued, the Class AR, Class AR-L, Class 1-A-1, Class 1-A-2, Class 1-A-3-1, Class 1-A-3-2, Class 1-A-4, Class 1-A-5, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 3-A-1, Class 3-A-2, Class 4-A-1, Class 4-A-2, Class 5-A-1, Class 5-A-2, Class 6-A-1, Class 6-A-2, Class 6-M-1, Class 6-M-2, Class B-1 and Class C-B-1 Certificates will be “mortgage related securities” for purposes of SMMEA, so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. SMMEA provides, however, that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Certain states have enacted legislation which overrides the preemption provisions of SMMEA.

The depositor makes no representations as to the proper characterization of any class of the offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

See “Legal Investment” in the prospectus.

ERISA CONSIDERATIONS

Any fiduciary that proposes to cause an employee benefit plan or other retirement arrangement that is subject to Title I of ERISA and/or to Section 4975 of the Code (a “Plan”) to acquire any of the offered certificates should consult with its counsel about the potential consequences under ERISA and/or the Code of the Plan’s acquisition and ownership of those certificates. See “ERISA Considerations” in the prospectus. Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest with respect to a Plan from engaging in specific transactions involving that Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes various excise taxes on prohibited transactions involving Plans and other arrangements (including, but not limited to, individual retirement accounts) described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA’s requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal, state and local law. However, any of these plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules described in Section 503 of the Code.

Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments, including prepayments, on the mortgage loans.

The U.S. Department of Labor (“DOL”) has granted an individual administrative exemption to the underwriter (the “Exemption”) from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code for the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, issued by asset backed entities, including trusts, that consist of particular receivables, loans and other obligations that meet the conditions and requirements of the Exemption. Assuming that the general conditions of the Exemption are met, the Exemption applies to certificates that qualify for the Exemption and that represent fractional undivided interests in a trust consisting of mortgage loans like the mortgage loans in the trust.

For a general description of the Exemption, and the conditions that must be satisfied for the Exemption to apply, see “ERISA Considerations” in the prospectus. Subject to the following, it is expected that the Exemption will apply to the acquisition and holding by Plans of the offered certificates, other than the Class AR and Class AR L Certificates, and that all conditions of the Exemption other than those within the control of the investors will be met as of the closing date. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent of the mortgage loans included in the trust by aggregate unamortized principal balance of the assets of the trust.

The rating of a security may change. If a class of certificates, such as the subordinate offered certificates, is no longer rated at least BBB- or Baa3 by at least one of S&P, Fitch Ratings or Moody’s, certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the certificate when it had an investment grade rating by at least one of S&P, Fitch Ratings or Moody’s would not be required by the Exemption to dispose of it). In addition, because the characteristics of the Class AR and Class AR L Certificates will not meet the requirements of the Exemption, and may not meet the requirements of any other exemption issued under ERISA, the purchase and holding of the Class AR and Class AR L Certificates by a Plan may result in prohibited transactions or the imposition of excise taxes or civil penalties. Consequently, transfers of the Class AR and Class AR L Certificates and any subordinate offered certificates rated below investment grade (collectively, “ERISA Restricted Offered Certificates”) will not be registered by the trust administrator unless the trustee or the trust administrator receives the following:

•

a representation from the transferee of the ERISA Restricted Offered Certificates, acceptable to and in form and substance satisfactory to the trust administrator, to the effect that that transferee is not a Plan nor a person acting on behalf of, or using the assets of, any such Plan or arrangement to effect the transfer;

•

if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing subordinate offered certificates (but no other ERISA Restricted Offered Certificates) with funds contained in an “insurance company general account,” as that term is defined in Section V(e) of PTCE 95 60, and that the purchase and holding of the subordinate offered certificates are covered under Sections I and III of PTCE 95 60; or

•

an opinion of counsel satisfactory to the trust administrator that the purchase or holding of the ERISA Restricted Offered Certificates by a Plan, any person acting on behalf of a Plan or using a Plan’s assets, will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the depositor, the trustee, the back up servicer, the trust administrator, the master servicer or any other servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

In the event that the representation is violated, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using a Plan’s assets is attempted without the opinion of counsel, the attempted transfer or acquisition shall be void and of no effect.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code, the applicability of the Exemption and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the offered certificates will be offered globally (the “Global Securities”) and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company (“DTC”), Clearstream, Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream, Luxembourg or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a

I-1

Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such interest period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to their respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such interest period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

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Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)

borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b)

borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c)

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner that is not a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such beneficial owner provides certain documentation to the trustee or to the U.S. entity required to withhold tax (the “U.S. withholding agent”) establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

I.	the trust administrator or the U.S. withholding agent receives a statement—

(a)    from the beneficial owner on Internal Revenue Service (IRS) From W-8BEN (or any successor form) that—

(i)	is signed by the beneficial owner under penalties of perjury,
(ii)	certifies that such beneficial owner is not a United States person, and
(iii)	provides the name and address of the beneficial owner, or

(b)    from a securities clearing organization, a bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business that—

(i)	is signed under penalties of perjury by an authorized representative of the financial institution,
(ii)

states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the beneficial owner or that another financial institution acting on behalf of the beneficial owner has received such IRS Form W-8BEN (or any successor form),

(iii)	provides the name and address of the beneficial owner, and
(iv)	attaches the IRS Form W-8BEN (or any successor form) provided by the beneficial owner;
II.	the beneficial owner claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the trustee or the U.S. withholding agent;

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III.

the beneficial owner claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the trustee or the U.S. withholding agent; or

IV.

the owner is a nonwithholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the trustee or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such owner consult with their tax advisors when purchasing the certificates.

A beneficial owner holding book-entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect, provided at least one payment is reported annually to the beneficial owner on IRS Form 1042-S. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

In addition, all beneficial owners holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the beneficial owner:

I.	provides a properly executed IRS Form W-8BEN or Form W-8ECI (or any successor forms) if that person is not a United States person;
II.	provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or
III.	is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry certificates. For example, additional rules may apply in the case of beneficial owners holding Certificates through a partnership or grantor trust.

The term United States person means (1) a citizen or resident of the United States, (2) an entity, for United States federal income tax purposes, that is a corporation or partnership organized in or under the laws of the United States or any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

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ANNEX II

GROUP 6 INTEREST RATE CAP AGREEMENT NOTIONAL AMOUNTS AND STRIKE RATES

Assumed pricing speed: 20% CPR

Scheduled Interest Rate Cap Agreement Payment Date	Notional Amount ($)	Lower Strike Rate (%)	Upper Strike Rate (%)
May 2006	$196,706,000	6.2800%	9.7770%
June 2006	$192,159,787	6.2800%	9.7760%
July 2006	$185,788,901	6.5254%	9.7750%
August 2006	$171,169,018	6.1852%	9.7720%
September 2006	$166,579,035	6.1649%	9.7710%
October 2006	$162,121,034	6.3875%	9.7700%
November 2006	$147,071,172	5.9955%	9.7660%
December 2006	$144,121,068	6.2615%	9.7650%
January 2007	$141,269,599	5.9849%	9.7640%
February 2007	$138,591,194	6.0364%	9.7630%
March 2007	$135,962,443	6.9278%	9.7620%
April 2007	$133,382,427	6.0519%	9.7610%
May 2007	$130,850,245	6.3250%	9.7600%
June 2007	$128,365,011	6.0551%	9.7590%
July 2007	$122,133,931	6.2891%	9.7560%
August 2007	$119,813,399	6.0566%	9.7550%
September 2007	$117,535,862	6.0666%	9.7540%
October 2007	$110,169,976	6.3385%	9.7500%
November 2007	$108,070,580	6.1973%	9.7490%
December 2007	$106,010,096	6.5073%	9.7480%
January 2008	$103,124,920	6.2346%	9.7460%
February 2008	$ 94,551,836	6.2966%	9.7400%
March 2008	$ 92,741,511	7.0306%	9.7390%
April 2008	$ 90,482,990	6.3740%	9.7370%
May 2008	$ 88,748,518	6.7264%	9.7360%
June 2008	$ 85,488,258	6.3654%	9.7330%
July 2008	$ 83,846,215	6.7638%	9.7310%
August 2008	$ 82,234,625	6.5118%	9.7300%
September 2008	$ 80,652,924	6.5190%	9.7280%
October 2008	$ 79,100,559	6.9448%	9.7270%
November 2008	$ 75,656,354	6.7249%	9.7230%
December 2008	$ 69,282,567	7.0592%	9.7150%
January 2009	$ 67,942,288	6.6748%	9.7130%
February 2009	$ 65,488,811	6.7222%	9.7090%
March 2009	$ 61,557,589	8.2703%	9.7030%
April 2009	$ 57,575,364	6.8623%	9.6950%
May 2009	$ 56,340,047	7.3448%	9.6930%
June 2009	$ 56,340,047	6.9518%	9.6930%
July 2009	$ 55,337,318	7.4629%	9.7140%
August 2009	$ 54,307,610	7.0153%	9.7270%
September 2009	$ 53,297,000	7.0333%	9.7310%
October 2009	$ 52,305,133	7.5625%	9.7350%
November 2009	$ 51,331,663	7.1387%	9.7370%
December 2009	$ 50,376,250	7.7735%	9.7400%
January 2010	$ 49,438,559	7.2940%	9.7420%
February 2010	$ 48,518,262	7.2939%	9.7420%
March 2010	$ 47,615,038	8.8746%	9.7420%
April 2010	$ 46,728,570	7.3640%	9.7420%
May 2010	$ 45,858,549	7.8559%	9.7420%
June 2010	$ 45,004,669	7.3691%	9.7420%
July 2010	$ 44,166,632	7.8613%	9.7420%
August 2010	$ 43,151,901	7.7939%	9.7420%
September 2010	$ 42,348,535	7.7861%	9.7420%
October 2010	$ 40,855,760	8.3501%	9.7420%
November 2010	$ 38,942,722	7.9681%	9.7420%
December 2010	$ 37,185,997	8.7672%	9.7420%
January 2011	$ 35,614,290	8.2459%	9.7420%
February 2011	$ 29,768,318	6.1184%	9.7490%
March 2011	$ 5,566,761	8.2558%	9.8080%
April 2011	$ 5,173,498	7.0390%	9.4540%

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ANNEX III

MORTGAGE LOAN STATISTICAL INFORMATION

Group 1 Mortgage Loans

Set forth below is a description of some additional statistical characteristics of the group 1 mortgage loans as of the cut-off date unless otherwise indicated. All percentages of the group 1 mortgage loans are approximate percentages by aggregate Cut-off Date Principal Balance of such mortgage loans in loan group 1, and may not add to 100.00% due to rounding.

Group 1 Current Mortgage Rates*
Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percent of Group 1
4.001 - 4.250	2	$ 540,882.71	0.09%
4.251 - 4.500	2	2,434,855.28	0.42
4.501 - 4.750	6	1,937,976.19	0.34
4.751 - 5.000	3	1,997,548.69	0.35
5.001 - 5.250	17	7,164,719.53	1.25
5.251 - 5.500	54	21,138,248.59	3.68
5.501 - 5.750	168	76,276,207.56	13.27
5.751 - 6.000	387	185,362,928.83	32.26
6.001 - 6.250	384	171,470,772.94	29.84
6.251 - 6.500	207	92,837,856.38	16.16
6.501 - 6.750	30	9,712,576.35	1.69
6.751 - 7.000	9	3,714,138.00	0.65
Total:	1,269	$574,588,711.05	100.00%

_________________

*

The minimum current mortgage rate and the maximum current mortgage rate for the mortgage loans in loan group 1 are 4.125% per annum and 7.000% per annum, respectively. As of the cut-off date, the weighted average current mortgage rate for the mortgage loans in loan group 1 will be approximately 6.031% per annum.

Group 1 Current Net Mortgage Rates*
Net Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percent of Group 1
3.751 - 4.000	2	$ 540,882.71	0.09%
4.001 - 4.250	2	2,434,855.28	0.42
4.251 - 4.500	6	1,937,976.19	0.34
4.501 - 4.750	3	1,997,548.69	0.35
4.751 - 5.000	17	7,164,719.53	1.25
5.001 - 5.250	54	21,138,248.59	3.68
5.251 - 5.500	168	76,276,207.56	13.27
5.501 - 5.750	387	185,362,928.83	32.26
5.751 - 6.000	384	171,470,772.94	29.84
6.001 - 6.250	207	92,837,856.38	16.16
6.251 - 6.500	30	9,712,576.35	1.69
6.501 - 6.750	9	3,714,138.00	0.65
Total:	1,269	$574,588,711.05	100.00%

_________________

*

The minimum current net mortgage rate and the maximum current net mortgage rate for the mortgage loans in loan group 1 are 3.875% per annum and 6.750% per annum, respectively. As of the cut-off date, the weighted average current net mortgage rate for the mortgage loans in loan group 1 will be approximately 5.781% per annum.

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Group 1 Cut-off Date Mortgage Loan Principal Balances*
Cut-off Date Principal Balance ($)	Number of Mortgage Loans	Principal Balance	Percent of Group 1
0.01 - 25,000.00	1	$ 2,651.82	0.00%
50,000.01 - 75,000.00	2	133,316.66	0.02
75,000.01 - 100,000.00	10	947,417.92	0.16
100,000.01 - 125,000.00	24	2,763,132.75	0.48
125,000.01 - 150,000.00	37	5,142,679.41	0.9
150,000.01 - 175,000.00	36	5,877,799.47	1.02
175,000.01 - 200,000.00	50	9,417,114.37	1.64
200,000.01 - 250,000.00	90	20,347,111.98	3.54
250,000.01 - 300,000.00	94	25,902,109.16	4.51
300,000.01 - 400,000.00	180	63,483,981.11	11.05
400,000.01 - 500,000.00	273	125,242,952.11	21.8
500,000.01 - 600,000.00	211	116,041,593.82	20.2
600,000.01 - 700,000.00	151	97,311,097.47	16.94
700,000.01 - 800,000.00	40	29,773,043.27	5.18
800,000.01 - 900,000.00	25	21,176,792.44	3.69
900,000.01 - 1,000,000.00	33	32,013,077.45	5.57
1,000,000.01 - 1,100,000.00	2	2,200,000.00	0.38
1,200,000.01 - 1,300,000.00	5	6,216,839.84	1.08
1,300,000.01 - 1,400,000.00	1	1,398,000.00	0.24
1,400,000.01 - 1,500,000.00	1	1,500,000.00	0.26
1,900,000.01 - 2,000,000.00	1	1,998,000.00	0.35
Greater than 2,000,000.00	2	5,700,000.00	0.99
Total:	1,269	$574,588,711.05	100.00%

_________________

*

The minimum principal balance and the maximum principal balance of the mortgage loans in loan group 1 as of the cut-off date are $2,651.82 and $3,200,000.00, respectively. As of the cut-off date, the average principal balance for the mortgage loans in loan group 1 will be approximately $452,788.58.

Group 1 Mortgaged Property Types
Property Type	Number of Mortgage Loans	Principal Balance	Percent of Group 1
Single Family Residence	1,011	$479,021,414.57	83.37%
Condo	188	68,278,528.72	11.88
2-4 Family	33	14,852,704.24	2.58
PUD	33	10,916,296.90	1.9
Co-op	4	1,519,766.62	0.26
Total:	1,269	$574,588,711.05	100.00%

Group 1 Mortgage Loan Purposes
Loan Purpose	Number of Mortgage Loans	Principal Balance	Percent of Group 1
Purchase	725	$301,541,264.85	52.48%
Refinance - Cashout	347	171,896,729.53	29.92
Refinance - Rate Term	197	101,150,716.67	17.6
Total:	1,269	$574,588,711.05	100.00%

Group 1 Occupancy Types*
Occupancy Type	Number of Mortgage Loans	Principal Balance	Percent of Group 1
Primary	1,112	$524,437,504.48	91.27%
Investment	93	26,302,104.43	4.58
Second Home	64	23,849,102.14	4.15
Total:	1,269	$574,588,711.05	100.00%

_________________

*	Occupancy type is based on representations of the mortgagor at the time of origination of the related mortgage loan.

III-2

Group 1 Credit Score Distribution*
Credit Score	Number of Mortgage Loans	Principal Balance	Percent of Group 1
621 – 640	4	$ 1,561,108.47	0.27%
641 - 660	10	4,478,539.91	0.78
661 - 680	97	48,001,971.70	8.35
681 - 700	149	65,228,362.70	11.35
701 - 720	183	80,712,368.83	14.05
721 - 740	181	87,474,477.74	15.22
741 - 760	196	89,006,884.49	15.49
761 - 780	225	99,780,496.91	17.37
781 - 800	180	80,113,515.99	13.94
801 - 820	41	16,861,701.26	2.93
821 - 840	1	457,000.00	0.08
Not Available	2	912,283.05	0.16
Total:	1,269	$574,588,711.05	100.00%

_________________

*

The minimum credit score and the maximum credit score for the mortgage loans in loan group 1 are 621 and 823 respectively. As of the cut-off date, the weighted average credit score for the mortgage loans in loan group 1 will be approximately 738.

Group 1 Original LTV Ratios*
Original LTV Ratio (%)	Number of Mortgage Loans	Principal Balance	Percent of Group 1
Less than or Equal to 50.00	71	$ 35,741,688.90	6.22%
50.01 - 55.00	35	17,524,680.13	3.05
55.01 - 60.00	55	34,247,387.31	5.96
60.01 - 65.00	82	46,717,760.89	8.13
65.01 - 70.00	109	62,277,366.60	10.84
70.01 - 75.00	144	72,465,428.65	12.61
75.01 - 80.00	749	298,466,339.75	51.94
80.01 - 85.00	2	537,000.00	0.09
85.01 - 90.00	8	2,496,776.11	0.43
90.01 - 95.00	14	4,114,282.71	0.72
Total:	1,269	$574,588,711.05	100.00%

_________________

*

The minimum original LTV ratio and the maximum original LTV ratio for the mortgage loans in loan group 1 are 10.53% and 95.00%, respectively. As of the cut-off date, the weighted average original LTV ratio for the mortgage loans in loan group 1 will be approximately 71.91%.

Group 1 Original Terms
Loan Term (months)	Number of Mortgage Loans	Principal Balance	Percent of Group 1
360	1,269	$574,588,711.05	100.00%
Total:	1,269	$574,588,711.05	100.00%

Group 1 Months Since Origination*
Months	Number of Mortgage Loans	Principal Balance	Percent of Group 1
1 - 3	1,239	$561,727,354.35	97.76%
4 - 6	26	10,052,511.68	1.75
10 - 12	1	173,989.74	0.03
13 - 15	1	1,998,000.00	0.35
19 - 21	1	200,000.00	0.03
31 - 33	1	436,855.28	0.08
Total:	1,269	$574,588,711.05	100.00%

_________________

*

The minimum months since origination and the maximum months since origination for the mortgage loans in loan group 1 are 1 month and 33 months, respectively. As of the cut-off date, the weighted average months since origination for the mortgage loans in loan group 1 will be approximately 2 months.

III-3

Group 1 Remaining Terms to Stated Maturity*
Remaining Term (months)	Number of Mortgage Loans	Principal Balance	Percent of Group 1
321 - 330	1	$ 436,855.28	0.08%
331 - 340	1	200,000.00	0.03
341 - 350	2	2,171,989.74	0.38
351 - 360	1,265	571,779,866.03	99.51
Total:	1,269	$574,588,711.05	100.00%
_________________

*

The minimum remaining term to stated maturity and the maximum remaining term to stated maturity for the mortgage loans in loan group 1 are 327 months and 359 months, respectively. As of the cut-off date, the weighted average remaining term to stated maturity for the mortgage loans in loan group 1 will be approximately 358 months.

Group 1 Documentation Types*
Documentation Type	Number of Mortgage Loans	Principal Balance	Percent of Group 1
Reduced	541	$270,054,754.23	47.00%
Full/Alternative	613	256,261,016.45	44.6
No Income/ No Asset	115	48,272,940.37	8.4
Total:	1,269	$574,588,711.05	100.00%

_________________

*	For a description of the documentation types, see “—Underwriting Standards” in this prospectus supplement.

III-4

Group 1 Geographic Distribution of Mortgaged Properties
Location	Number of Mortgage Loans	Principal Balance	Percent of Group 1
Alaska	3	$ 691,843.70	0.12%
Arizona	24	8,259,140.80	1.44
California	660	351,521,615.04	61.18
Colorado	41	13,444,401.48	2.34
Connecticut	7	4,203,369.12	0.73
Delaware	1	565,200.00	0.1
District of Columbia	3	1,617,500.00	0.28
Florida	45	14,417,995.06	2.51
Georgia	35	9,104,230.73	1.58
Hawaii	8	3,712,874.04	0.65
Idaho	5	1,702,361.00	0.3
Illinois	13	4,934,752.05	0.86
Indiana	3	823,461.43	0.14
Iowa	1	130,400.00	0.02
Kansas	1	328,000.00	0.06
Maryland	40	15,914,367.95	2.77
Massachusetts	8	4,125,123.17	0.72
Michigan	4	1,273,074.14	0.22
Minnesota	15	6,719,482.61	1.17
Missouri	3	857,396.96	0.15
Montana	2	859,646.07	0.15
Nebraska	3	449,725.00	0.08
Nevada	27	9,445,711.41	1.64
New Hampshire	3	1,322,212.75	0.23
New Jersey	19	8,110,292.87	1.41
New Mexico	4	1,309,282.83	0.23
New York	23	13,135,555.74	2.29
North Carolina	20	5,447,620.87	0.95
North Dakota	3	1,417,856.87	0.25
Ohio	14	4,490,120.94	0.78
Oregon	22	6,527,979.12	1.14
Pennsylvania	22	8,343,356.81	1.45
Rhode Island	4	1,875,500.00	0.33
South Carolina	11	3,159,997.41	0.55
South Dakota	1	95,520.00	0.02
Tennessee	6	2,104,385.68	0.37
Texas	21	6,031,749.01	1.05
Utah	7	1,954,501.58	0.34
Virginia	63	27,044,609.96	4.71
Washington	68	26,019,434.86	4.53
West Virginia	3	547,479.00	0.1
Wisconsin	2	391,582.99	0.07
Wyoming	1	158,000.00	0.03
Total:	1,269	$574,588,711.05	100.00%

Group 1 Next Interest Rate Adjustment Dates
Year-Month	Number of Mortgage Loans	Principal Balance	Percent of Group 1
2010-07	1	$ 436,855.28	0.08%
2011-08	1	200,000.00	0.03
2012-02	1	1,998,000.00	0.35
2012-06	1	173,989.74	0.03
2012-10	3	869,226.16	0.15
2012-11	1	305,500.00	0.05
2012-12	22	8,877,785.52	1.55
2013-01	187	71,799,587.78	12.5
2013-02	795	369,981,865.58	64.39
2013-03	257	119,945,900.99	20.88
Total:	1,269	$574,588,711.05	100.00%

III-5

Group 1 Margins*
Margin (%)	Number of Mortgage Loans	Principal Balance	Percent of Group 1
2.75	1,269	$574,588,711.05	100.00%
Total:	1,269	$574,588,711.05	100.00%

_________________

*

As of the cut-off date, the weighted average margin of the mortgage loans in loan group 1 will be 2.750%. As of the cut-off date, 1,269 mortgage loans in loan group 1 representing 100.00% of the mortgage loans in loan group 1 have a rate floor that is identical to the related margin.

Group 1 First Periodic Rate Caps*
First Periodic Rate Cap (%)	Number of Mortgage Loans	Principal Balance	Percent of Group 1
5	1,269	$574,588,711.05	100.00%
Total:	1,269	$574,588,711.05	100.00%

_________________

*

The minimum first periodic rate cap and the maximum first periodic rate cap for the mortgage loans in loan group 1 are 5.000% and 5.000%, respectively. As of the cut-off date, the weighted average first periodic rate cap for the mortgage loans in loan group 1 will be approximately 5.000%.

Group 1 Periodic Rate Caps*
Periodic Rate Cap (%)	Number of Mortgage Loans	Principal Balance	Percent of Group 1
2	1,269	$574,588,711.05	100.00%
Total:	1,269	$574,588,711.05	100.00%

_________________

*

The minimum periodic rate cap and the maximum periodic rate cap for the mortgage loans in loan group 1 are 2.000% and 2.000%, respectively. As of the cut-off date, the weighted average periodic rate cap for the mortgage loans in loan group 1 will be approximately 2.000%.

III-6

Group 1 Maximum Mortgage Rates*
Maximum Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percent of Group 1
9.125 - 9.249	1	$ 267,432.71	0.05%
9.250 - 9.374	1	273,450.00	0.05
9.375 - 9.499	1	1,998,000.00	0.35
9.500 - 9.624	1	436,855.28	0.08
9.625 - 9.749	3	745,532.17	0.13
9.750 - 9.874	3	1,192,444.02	0.21
9.875 - 9.999	2	1,444,048.69	0.25
10.000 - 10.124	1	553,500.00	0.1
10.125 - 10.249	5	1,945,848.26	0.34
10.250 - 10.374	11	5,018,871.27	0.87
10.375 - 10.499	25	9,349,757.80	1.63
10.500 - 10.624	30	11,988,490.79	2.09
10.625 - 10.749	55	24,102,772.11	4.19
10.750 - 10.874	113	52,173,435.45	9.08
10.875 - 10.999	213	103,163,871.33	17.95
11.000 - 11.124	174	82,199,057.50	14.31
11.125 - 11.249	178	83,960,637.53	14.61
11.250 - 11.374	206	87,510,135.41	15.23
11.375 - 11.499	157	73,621,608.90	12.81
11.500 - 11.624	50	19,216,247.48	3.34
11.625 - 11.749	13	4,078,949.87	0.71
11.750 - 11.874	17	5,633,626.48	0.98
11.875 - 11.999	8	2,876,638.00	0.5
12.000 - 12.124	1	837,500.00	0.15
Total:	1,269	$574,588,711.05	100.00%

_________________

*

The lowest maximum mortgage rate and the highest maximum mortgage rate for the mortgage loans in loan group 1 are 9.125% per annum and 12.000% per annum, respectively. As of the cut-off date, the weighted average maximum mortgage rate for the mortgage loans in loan group 1 will be approximately 11.031% per annum.

Group 1 Interest Only Period
Interest Only Period (Months)	Number of Mortgage Loans	Principal Balance	Percent of Group 1
0	105	$ 52,051,204.66	9.06%
84	900	398,871,653.14	69.42
120	264	123,665,853.25	21.52
Total:	1,269	$574,588,711.05	100.00%

Group 1 Delinquency History
Number of Days Delinquent	Number of Mortgage Loans	Principal Balance	Percent of Group 1
Never Delinquent	1,269	$574,588,711.05	100.00%
Total:	1,269	$574,588,711.05	100.00%

III-7

Group 2 Mortgage Loans

Set forth below is a description of some additional statistical characteristics of the group 2 mortgage loans as of the cut-off date unless otherwise indicated. All percentages of the group 2 mortgage loans are approximate percentages by aggregate Cut-off Date Principal Balance of such mortgage loans in loan group 2, and may not add to 100.00% due to rounding.

Group 2 Current Mortgage Rates*
Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percent of Group 2
4.001 - 4.250	1	$ 140,914.93	0.03%
4.251 - 4.500	1	1,800,000.00	0.43
4.501 - 4.750	4	1,011,870.10	0.24
4.751 - 5.000	19	7,329,580.22	1.76
5.001 - 5.250	671	405,604,635.61	97.53
Total:	696	$415,887,000.86	100.00%

_________________

*

The minimum current mortgage rate and the maximum current mortgage rate for the mortgage loans in loan group 2 are 4.250% per annum and 5.250% per annum, respectively. As of the cut-off date, the weighted average current mortgage rate for the mortgage loans in loan group 2 will be approximately 5.235% per annum.

Group 2 Current Net Mortgage Rates*
Net Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percent of Group 2
3.751 - 4.000	1	$ 140,914.93	0.03%
4.001 - 4.250	1	1,800,000.00	0.43
4.251 - 4.500	4	1,011,870.10	0.24
4.501 - 4.750	19	7,329,580.22	1.76
4.751 - 5.000	671	405,604,635.61	97.53
Total:	696	$415,887,000.86	100.00%

_________________

*

The minimum current net mortgage rate and the maximum current net mortgage rate for the mortgage loans in loan group 2 are 4.000% per annum and 5.000% per annum, respectively. As of the cut-off date, the weighted average current net mortgage rate for the mortgage loans in loan group 2 will be approximately 4.985% per annum.

III-8

Group 2 Cut-off Date Mortgage Loan Principal Balances*
Cut-off Date Principal Balance ($)	Number of Mortgage Loans	Principal Balance	Percent of Group 2
75,000.01 - 100,000.00	3	$ 266,560.32	0.06%
100,000.01 - 125,000.00	6	689,200.00	0.17
125,000.01 - 150,000.00	9	1,246,850.62	0.3
150,000.01 - 175,000.00	11	1,819,378.28	0.44
175,000.01 - 200,000.00	7	1,310,689.66	0.32
200,000.01 - 250,000.00	20	4,564,784.19	1.1
250,000.01 - 300,000.00	23	6,523,325.77	1.57
300,000.01 - 400,000.00	101	36,649,030.56	8.81
400,000.01 - 500,000.00	132	59,408,280.37	14.28
500,000.01 - 600,000.00	107	59,276,943.64	14.25
600,000.01 - 700,000.00	88	57,450,806.06	13.81
700,000.01 - 800,000.00	50	37,630,195.62	9.05
800,000.01 - 900,000.00	33	27,922,751.00	6.71
900,000.01 - 1,000,000.00	64	62,199,207.54	14.96
1,000,000.01 - 1,100,000.00	6	6,506,529.70	1.56
1,100,000.01 - 1,200,000.00	11	12,638,246.70	3.04
1,200,000.01 - 1,300,000.00	5	6,276,150.09	1.51
1,300,000.01 - 1,400,000.00	5	6,775,858.00	1.63
1,400,000.01 - 1,500,000.00	6	8,848,940.52	2.13
1,500,000.01 - 1,600,000.00	1	1,600,000.00	0.38
1,600,000.01 - 1,700,000.00	2	3,242,857.06	0.78
1,700,000.01 - 1,800,000.00	2	3,567,500.00	0.86
1,800,000.01 - 1,900,000.00	2	3,719,562.50	0.89
Greater than 2,000,000.00	2	5,753,352.66	1.38
Total:	696	$415,887,000.86	100.00%

_________________

*

The minimum principal balance and the maximum principal balance of the mortgage loans in loan group 2 as of the cut-off date are $76,000.00 and $3,495,852.66, respectively. As of the cut-off date, the average principal balance for the mortgage loans in loan group 2 will be approximately $597,538.79.

Group 2 Mortgaged Property Types
Property Type	Number of Mortgage Loans	Principal Balance	Percent of Group 2
Single Family Residence	593	$366,636,794.48	88.16%
Condo	85	39,064,607.44	9.39
Co-op	9	5,176,105.09	1.24
2-4 Family	7	4,397,552.31	1.06
PUD	2	611,941.54	0.15
Total:	696	$415,887,000.86	100.00%

Group 2 Mortgage Loan Purposes
Loan Purpose	Number of Mortgage Loans	Principal Balance	Percent of Group 2
Purchase	458	$260,454,799.95	62.63%
Refinance - Rate Term	118	79,653,664.46	19.15
Refinance - Cashout	120	75,778,536.45	18.22
Total:	696	$415,887,000.86	100.00%

III-9

Group 2 Occupancy Types*
Occupancy Type	Number of Mortgage Loans	Principal Balance	Percent of Group 2
Primary	653	$396,366,246.38	95.31%
Second Home	37	17,679,376.43	4.25
Investment	6	1,841,378.05	0.44
Total:	696	$415,887,000.86	100.00%

_________________

*	Occupancy type is based on representations of the mortgagor at the time of origination of the related mortgage loan.

Group 2 Credit Score Distribution*
Credit Score	Number of Mortgage Loans	Principal Balance	Percent of Group 2
621 - 640	9	$ 3,630,164.11	0.87%
641 - 660	14	7,099,295.26	1.71
661 - 680	33	18,026,028.58	4.33
681 - 700	50	27,085,259.12	6.51
701 - 720	55	34,198,630.01	8.22
721 - 740	67	37,021,346.35	8.9
741 - 760	90	52,286,791.07	12.57
761 - 780	175	119,192,807.92	28.66
781 - 800	161	95,303,324.08	22.92
801 - 820	38	19,544,601.17	4.7
Not Available	4	2,498,753.19	0.6
Total:	696	$415,887,000.86	100.00%

_________________

*

The minimum credit score and the maximum credit score for the mortgage loans in loan group 2 (where available) are 621 and 813, respectively. As of the cut-off date, the weighted average credit score for the mortgage loans in loan group 2 (where available) will be approximately 753.

Group 2 Original LTV Ratios*
Original LTV Ratio (%)	Number of Mortgage Loans	Principal Balance	Percent of Group 2
Less than or Equal to 50.00	75	$ 43,850,954.41	10.54%
50.01 - 55.00	31	18,868,772.46	4.54
55.01 - 60.00	45	30,052,994.29	7.23
60.01 - 65.00	59	39,349,290.57	9.46
65.01 - 70.00	69	54,071,326.06	13
70.01 - 75.00	92	64,021,206.63	15.39
75.01 - 80.00	320	164,000,270.60	39.43
80.01 - 85.00	2	670,735.84	0.16
85.01 - 90.00	2	607,400.00	0.15
90.01 - 95.00	1	394,050.00	0.09
Total:	696	$415,887,000.86	100.00%

_________________

*

The minimum original LTV ratio and the maximum original LTV ratio for the mortgage loans in loan group 2 are 14.64% and 95.00%, respectively. As of the cut-off date, the weighted average original LTV ratio for the mortgage loans in loan group 2 will be approximately 68.87%.

Group 2 Original Terms
Loan Term (months)	Number of Mortgage Loans	Principal Balance	Percent of Group 2
240	1	$ 148,154.61	0.04%
360	695	415,738,846.25	99.96
Total:	696	$415,887,000.86	100.00%

III-10

Group 2 Months Since Origination*
Months	Number of Mortgage Loans	Principal Balance	Percent of Group 2
1 - 3	11	$ 4,937,145.51	1.19%
4 - 6	140	73,849,305.21	17.76
7 - 9	505	312,871,437.88	75.23
10 - 12	40	24,229,112.26	5.83
Total:	696	$415,887,000.86	100.00%

_________________

*

The minimum months since origination and the maximum months since origination for the mortgage loans in loan group 2 are 3 months and 10 months, respectively. As of the cut-off date, the weighted average months since origination for the mortgage loans in loan group 2 will be approximately 8 months.

Group 2 Remaining Terms to Stated Maturity*
Remaining Term (months)	Number of Mortgage Loans	Principal Balance	Percent of Group 2
231 - 240	1	$ 148,154.61	0.04%
341 - 350	40	24,229,112.26	5.83
351 - 360	655	391,509,733.99	94.14
Total:	696	$415,887,000.86	100.00%

_________________

*

The minimum remaining term to stated maturity and the maximum remaining term to stated maturity for the mortgage loans in loan group 2 are 231 months and 357 months, respectively. As of the cut-off date, the weighted average remaining term to stated maturity for the mortgage loans in loan group 2 will be approximately 352 months.

Group 2 Documentation Types*
Documentation Type	Number of Mortgage Loans	Principal Balance	Percent of Group 2
Full/Alternative	274	$185,800,169.78	44.68%
Reduced	307	178,621,138.29	42.95
No Income/ No Asset	115	51,465,692.79	12.37
Total:	696	$415,887,000.86	100.00%

_________________

*	For a description of the documentation types, see “—Underwriting Standards” in this prospectus supplement.

III-11

Group 2 Geographic Distribution of Mortgaged Properties
Location	Number of Mortgage Loans	Principal Balance	Percent of Group 2
Alabama	2	$ 551,073.66	0.13%
Arizona	7	3,457,014.82	0.83
California	272	184,252,319.88	44.3
Colorado	11	5,390,864.45	1.3
Connecticut	13	11,590,762.47	2.79
Delaware	1	359,571.33	0.09
District of Columbia	12	7,367,979.98	1.77
Florida	19	9,782,964.41	2.35
Georgia	28	12,418,169.42	2.99
Hawaii	4	3,912,285.86	0.94
Illinois	24	16,845,254.43	4.05
Indiana	3	1,833,714.39	0.44
Kansas	3	1,908,556.10	0.46
Maryland	30	18,370,400.52	4.42
Massachusetts	12	5,723,167.81	1.38
Michigan	2	765,601.79	0.18
Minnesota	21	9,589,662.01	2.31
Missouri	3	1,060,465.99	0.25
Montana	3	1,033,000.00	0.25
Nebraska	1	756,000.00	0.18
Nevada	2	605,541.45	0.15
New Jersey	35	19,594,971.61	4.71
New York	42	28,381,929.53	6.82
North Carolina	15	6,568,623.20	1.58
Ohio	12	3,475,474.88	0.84
Oregon	8	2,678,995.37	0.64
Pennsylvania	10	5,225,213.08	1.26
South Carolina	3	1,599,897.72	0.38
Tennessee	5	1,848,986.13	0.44
Texas	14	8,058,034.42	1.94
Utah	1	295,778.55	0.07
Virginia	49	27,889,034.30	6.71
Washington	23	10,190,744.71	2.45
Wisconsin	5	2,178,844.28	0.52
Wyoming	1	326,102.31	0.08
Total:	696	$415,887,000.86	100.00%

Group 2 Next Interest Rate Adjustment Dates
Year-Month	Number of Mortgage Loans	Principal Balance	Percent of Group 2
2015-06	40	$ 24,229,112.26	5.83%
2015-07	248	149,939,498.80	36.05
2015-08	179	112,141,789.18	26.96
2015-09	78	50,790,149.90	12.21
2015-10	59	31,140,031.28	7.49
2015-11	66	35,589,967.49	8.56
2015-12	15	7,119,306.44	1.71
2016-01	11	4,937,145.51	1.19
Total:	696	$415,887,000.86	100.00%

III-12

Group 2 Margins*
Margin (%)	Number of Mortgage Loans	Principal Balance	Percent of Group 2
2.75	696	$415,887,000.86	100.00%
Total:	696	$415,887,000.86	100.00%

_________________

*

As of the cut-off date, the weighted average margin of the mortgage loans in loan group 2 will be 2.750%. As of the cut-off date, 696 mortgage loans in loan group 2 representing 100.00% of the mortgage loans in loan group 2 have a rate floor that is identical to the related margin.

Group 2 First Periodic Rate Caps*
First Periodic Rate Cap (%)	Number of Mortgage Loans	Principal Balance	Percent of Group 2
5	696	$415,887,000.86	100.00%
Total:	696	$415,887,000.86	100.00%

_________________

*

The minimum first periodic rate cap and the maximum first periodic rate cap for the mortgage loans in loan group 2 are 5.000% and 5.000%, respectively. As of the cut-off date, the weighted average first periodic rate cap for the mortgage loans in loan group 2 will be approximately 5.000%.

Group 2 Periodic Rate Caps*
Periodic Rate Cap (%)	Number of Mortgage Loans	Principal Balance	Percent of Group 2
2	696	$415,887,000.86	100.00%
Total:	696	$415,887,000.86	100.00%

_________________

*

The minimum periodic rate cap and the maximum periodic rate cap for the mortgage loans in loan group 2 are 2.000% and 2.000%, respectively. As of the cut-off date, the weighted average periodic rate cap for the mortgage loans in loan group 2 will be approximately 2.000%.

Group 2 Maximum Mortgage Rates*
Maximum Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percent of Group 2
9.250 - 9.374	1	$ 140,914.93	0.03%
9.500 - 9.624	1	1,800,000.00	0.43
9.625 - 9.749	3	879,489.73	0.21
9.750 - 9.874	1	132,380.37	0.03
9.875 - 9.999	6	2,065,795.58	0.5
10.000 - 10.124	13	5,263,784.64	1.27
10.125 - 10.249	32	16,498,284.30	3.97
10.250 - 10.374	638	388,712,716.86	93.47
10.375 - 10.499	1	393,634.45	0.09
Total:	696	$415,887,000.86	100.00%

_________________

*

The lowest maximum mortgage rate and the highest maximum mortgage rate for the mortgage loans in loan group 2 are 9.250% per annum and 10.375% per annum, respectively. As of the cut-off date, the weighted average maximum mortgage rate for the mortgage loans in loan group 2 will be approximately 10.235% per annum.

III-13

Group 2 Interest Only Period
Interest Only Period (Months)	Number of Mortgage Loans	Principal Balance	Percent of Group 2
0	134	$ 73,762,203.48	17.74%
120	562	342,124,797.38	82.26
Total:	696	$415,887,000.86	100.00%

Group 2 Delinquency History
Number of Days Delinquent	Number of Mortgage Loans	Principal Balance	Percent of Group 2
Never Delinquent	690	$412,849,718.37	99.27%
30-59 Days Delinquent	6	3,037,282.49	0.73
Total:	696	$415,887,000.86	100.00%

III-14

Groups 1-2 Mortgage Loans

Set forth below is a description of some additional statistical characteristics of the mortgage loans in loan groups 1-2 as of the cut-off date unless otherwise indicated. All percentages of the mortgage loans in loan groups 1-2 are approximate percentages by aggregate Cut-off Date Principal Balance of the mortgage loans in loan groups 1-2, and may not add to 100.00% due to rounding.

Groups 1-2 Current Mortgage Rates*
Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percent of Groups 1-2
4.001 - 4.250	3	$ 681,797.64	0.07%
4.251 - 4.500	3	4,234,855.28	0.43
4.501 - 4.750	10	2,949,846.29	0.3
4.751 - 5.000	22	9,327,128.91	0.94
5.001 - 5.250	688	412,769,355.14	41.67
5.251 - 5.500	54	21,138,248.59	2.13
5.501 - 5.750	168	76,276,207.56	7.7
5.751 - 6.000	387	185,362,928.83	18.71
6.001 - 6.250	384	171,470,772.94	17.31
6.251 - 6.500	207	92,837,856.38	9.37
6.501 - 6.750	30	9,712,576.35	0.98
6.751 - 7.000	9	3,714,138.00	0.37
Total:	1,965	$990,475,711.91	100.00%

_________________

*

The minimum current mortgage rate and the maximum current mortgage rate for the mortgage loans in loan groups 1-2 are 4.125% per annum and 7.000% per annum, respectively. As of the cut-off date, the weighted average current mortgage rate for the mortgage loans in loan groups 1-2 will be approximately 5.697% per annum.

Groups 1-2 Current Net Mortgage Rates*
Net Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percent of Groups 1-2
3.751 - 4.000	3	$ 681,797.64	0.07%
4.001 - 4.250	3	4,234,855.28	0.43
4.251 - 4.500	10	2,949,846.29	0.3
4.501 - 4.750	22	9,327,128.91	0.94
4.751 - 5.000	688	412,769,355.14	41.67
5.001 - 5.250	54	21,138,248.59	2.13
5.251 - 5.500	168	76,276,207.56	7.7
5.501 - 5.750	387	185,362,928.83	18.71
5.751 - 6.000	384	171,470,772.94	17.31
6.001 - 6.250	207	92,837,856.38	9.37
6.251 - 6.500	30	9,712,576.35	0.98
6.501 - 6.750	9	3,714,138.00	0.37
Total:	1,965	$990,475,711.91	100.00%

_________________

*

The minimum current net mortgage rate and the maximum current net mortgage rate for the mortgage loans in loan groups 1-2 are 3.875% per annum and 6.750% per annum, respectively. As of the cut-off date, the weighted average current net mortgage rate for the mortgage loans in loan groups 1-2 will be approximately 5.447% per annum.

III-15

Groups 1-2 Cut-off Date Mortgage Loan Principal Balances*
Cut-off Date Principal Balance ($)	Number of Mortgage Loans	Principal Balance	Percent of Groups 1-2
0.01 - 25,000.00	1	$ 2,651.82	0.00%
50,000.01 - 75,000.00	2	133,316.66	0.01
75,000.01 - 100,000.00	13	1,213,978.24	0.12
100,000.01 - 125,000.00	30	3,452,332.75	0.35
125,000.01 - 150,000.00	46	6,389,530.03	0.65
150,000.01 - 175,000.00	47	7,697,177.75	0.78
175,000.01 - 200,000.00	57	10,727,804.03	1.08
200,000.01 - 250,000.00	110	24,911,896.17	2.52
250,000.01 - 300,000.00	117	32,425,434.93	3.27
300,000.01 - 400,000.00	281	100,133,011.67	10.11
400,000.01 - 500,000.00	405	184,651,232.48	18.64
500,000.01 - 600,000.00	318	175,318,537.46	17.7
600,000.01 - 700,000.00	239	154,761,903.53	15.63
700,000.01 - 800,000.00	90	67,403,238.89	6.81
800,000.01 - 900,000.00	58	49,099,543.44	4.96
900,000.01 - 1,000,000.00	97	94,212,284.99	9.51
1,000,000.01 - 1,100,000.00	8	8,706,529.70	0.88
1,100,000.01 - 1,200,000.00	11	12,638,246.70	1.28
1,200,000.01 - 1,300,000.00	10	12,492,989.93	1.26
1,300,000.01 - 1,400,000.00	6	8,173,858.00	0.83
1,400,000.01 - 1,500,000.00	7	10,348,940.52	1.04
1,500,000.01 - 1,600,000.00	1	1,600,000.00	0.16
1,600,000.01 - 1,700,000.00	2	3,242,857.06	0.33
1,700,000.01 - 1,800,000.00	2	3,567,500.00	0.36
1,800,000.01 - 1,900,000.00	2	3,719,562.50	0.38
1,900,000.01 - 2,000,000.00	1	1,998,000.00	0.2
Greater than 2,000,000.00	4	11,453,352.66	1.16
Total:	1,965	$990,475,711.91	100.00%

_________________

*

The minimum principal balance and the maximum principal balance of the mortgage loans in loan groups 1-2 as of the cut-off date are $2,651.82 and $3,495,852.66, respectively. As of the cut-off date, the average principal balance for the mortgage loans in loan groups 1-2 will be approximately $504,058.89.

Groups 1-2 Mortgaged Property Types
Property Type	Number of Mortgage Loans	Principal Balance	Percent of Groups 1-2
Single Family Residence	1,604	$845,658,209.05	85.38%
Condo	273	107,343,136.16	10.84
2-4 Family	40	19,250,256.55	1.94
PUD	35	11,528,238.44	1.16
Co-op	13	6,695,871.71	0.68
Total:	1,965	$990,475,711.91	100.00%

Groups 1-2 Mortgage Loan Purposes
Loan Purpose	Number of Mortgage Loans	Principal Balance	Percent of Groups 1-2
Purchase	1,183	$561,996,064.80	56.74%
Refinance - Cashout	467	247,675,265.98	25.01
Refinance - Rate Term	315	180,804,381.13	18.25
Total:	1,965	$990,475,711.91	100.00%

III-16

Groups 1-2 Occupancy Types*
Occupancy Type	Number of Mortgage Loans	Principal Balance	Percent of Groups 1-2
Primary	1,765	$920,803,750.86	92.97%
Second Home	101	41,528,478.57	4.19
Investment	99	28,143,482.48	2.84
Total:	1,965	$990,475,711.91	100.00%

_________________

*	Occupancy type is based on representations of the mortgagor at the time of origination of the related mortgage loan.

Groups 1-2 Credit Score Distribution*
Credit Score	Number of Mortgage Loans	Principal Balance	Percent of Groups 1-2
621 - 640	13	$ 5,191,272.58	0.52%
641 - 660	24	11,577,835.17	1.17
661 - 680	130	66,028,000.28	6.67
681 - 700	199	92,313,621.82	9.32
701 - 720	238	114,910,998.84	11.6
721 - 740	248	124,495,824.09	12.57
741 - 760	286	141,293,675.56	14.27
761 - 780	400	218,973,304.83	22.11
781 - 800	341	175,416,840.07	17.71
801 - 820	79	36,406,302.43	3.68
821 - 840	1	457,000.00	0.05
Not Available	6	3,411,036.24	0.34
Total:	1,965	$990,475,711.91	100.00%

_________________

*

The minimum credit score and the maximum credit score for the mortgage loans in loan groups 1-2 (where available) are 621 and 823, respectively. As of the cut-off date, the weighted average credit score for the mortgage loans in loan groups 1-2 (where available) will be approximately 744.

Groups 1-2 Original LTV Ratios*
Original LTV Ratio (%)	Number of Mortgage Loans	Principal Balance	Percent of Groups 1-2
Less than or Equal to 50.00	146	$ 79,592,643.31	8.04%
50.01 - 55.00	66	36,393,452.59	3.67
55.01 - 60.00	100	64,300,381.60	6.49
60.01 - 65.00	141	86,067,051.46	8.69
65.01 - 70.00	178	116,348,692.66	11.75
70.01 - 75.00	236	136,486,635.28	13.78
75.01 - 80.00	1,069	462,466,610.35	46.69
80.01 - 85.00	4	1,207,735.84	0.12
85.01 - 90.00	10	3,104,176.11	0.31
90.01 - 95.00	15	4,508,332.71	0.46
Total:	1,965	$990,475,711.91	100.00%

_________________

*

The minimum original LTV ratio and the maximum original LTV ratio for the mortgage loans in loan groups 1-2 are 10.53% and 95.00%, respectively. As of the cut-off date, the weighted average original LTV ratio for the mortgage loans in loan groups 1-2 will be approximately 70.63%.

Groups 1-2 Original Terms
Loan Term (months)	Number of Mortgage Loans	Principal Balance	Percent of Groups 1-2
240	1	$ 148,154.61	0.01%
360	1,964	990,327,557.30	99.99
Total:	1,965	$990,475,711.91	100.00%

III-17

Groups 1-2 Months Since Origination*
Months	Number of Mortgage Loans	Principal Balance	Percent of Groups 1-2
1 - 3	1,250	$566,664,499.86	57.21%
4 - 6	166	83,901,816.89	8.47
7 - 9	505	312,871,437.88	31.59
10 - 12	41	24,403,102.00	2.46
13 - 15	1	1,998,000.00	0.2
19 - 21	1	200,000.00	0.02
31 - 33	1	436,855.28	0.04
Total:	1,965	$990,475,711.91	100.00%

_________________

*

The minimum months since origination and the maximum months since origination for the mortgage loans in loan groups 1-2 are 1 months and 33 months, respectively. As of the cut-off date, the weighted average months since origination for the mortgage loans in loan groups 1-2 will be approximately 4 months.

Groups 1-2 Remaining Terms to Stated Maturity*
Remaining Term (months)	Number of Mortgage Loans	Principal Balance	Percent of Groups 1-2
231 - 240	1	$ 148,154.61	0.01%
321 - 330	1	436,855.28	0.04
331 - 340	1	200,000.00	0.02
341 - 350	42	26,401,102.00	2.67
351 - 360	1,920	963,289,600.02	97.26
Total:	1,965	$990,475,711.91	100.00%

_________________

*

The minimum remaining term to stated maturity and the maximum remaining term to stated maturity for the mortgage loans in loan groups 1-2 are 231 months and 359 months, respectively. As of the cut-off date, the weighted average remaining term to stated maturity for the mortgage loans in loan groups 1-2 will be approximately 356 months.

Groups 1-2 Documentation Types*
Documentation Type	Number of Mortgage Loans	Principal Balance	Percent of Groups 1-2
Reduced	848	$448,675,892.52	45.3%
Full/Alternative	887	442,061,186.23	44.63
No Income/ No Asset	230	99,738,633.16	10.07
Total:	1,965	$990,475,711.91	100.00%

_________________

*	For a description of the documentation types, see “—Underwriting Standards” in this prospectus supplement.

III-18

Groups 1-2 Geographic Distribution of Mortgaged Properties
Location	Number of Mortgage Loans	Principal Balance	Percent of Groups 1-2
Alabama	2	$ 551,073.66	0.06%
Alaska	3	691,843.70	0.07
Arizona	31	11,716,155.62	1.18
California	932	535,773,934.92	54.09
Colorado	52	18,835,265.93	1.9
Connecticut	20	15,794,131.59	1.59
Delaware	2	924,771.33	0.09
District of Columbia	15	8,985,479.98	0.91
Florida	64	24,200,959.47	2.44
Georgia	63	21,522,400.15	2.17
Hawaii	12	7,625,159.90	0.77
Idaho	5	1,702,361.00	0.17
Illinois	37	21,780,006.48	2.2
Indiana	6	2,657,175.82	0.27
Iowa	1	130,400.00	0.01
Kansas	4	2,236,556.10	0.23
Maryland	70	34,284,768.47	3.46
Massachusetts	20	9,848,290.98	0.99
Michigan	6	2,038,675.93	0.21
Minnesota	36	16,309,144.62	1.65
Missouri	6	1,917,862.95	0.19
Montana	5	1,892,646.07	0.19
Nebraska	4	1,205,725.00	0.12
Nevada	29	10,051,252.86	1.01
New Hampshire	3	1,322,212.75	0.13
New Jersey	54	27,705,264.48	2.8
New Mexico	4	1,309,282.83	0.13
New York	65	41,517,485.27	4.19
North Carolina	35	12,016,244.07	1.21
North Dakota	3	1,417,856.87	0.14
Ohio	26	7,965,595.82	0.8
Oregon	30	9,206,974.49	0.93
Pennsylvania	32	13,568,569.89	1.37
Rhode Island	4	1,875,500.00	0.19
South Carolina	14	4,759,895.13	0.48
South Dakota	1	95,520.00	0.01
Tennessee	11	3,953,371.81	0.4
Texas	35	14,089,783.43	1.42
Utah	8	2,250,280.13	0.23
Virginia	112	54,933,644.26	5.55
Washington	91	36,210,179.57	3.66
West Virginia	3	547,479.00	0.06
Wisconsin	7	2,570,427.27	0.26
Wyoming	2	484,102.31	0.05
Total:	1,965	$990,475,711.91	100.00%

III-19

Groups 1-2 Next Interest Rate Adjustment Dates
Year-Month	Number of Mortgage Loans	Principal Balance	Percent of Groups 1-2
2010-07	1	$ 436,855.28	0.04%
2011-08	1	200,000.00	0.02
2012-02	1	1,998,000.00	0.2
2012-06	1	173,989.74	0.02
2012-10	3	869,226.16	0.09
2012-11	1	305,500.00	0.03
2012-12	22	8,877,785.52	0.9
2013-01	187	71,799,587.78	7.25
2013-02	795	369,981,865.58	37.35
2013-03	257	119,945,900.99	12.11
2015-06	40	24,229,112.26	2.45
2015-07	248	149,939,498.80	15.14
2015-08	179	112,141,789.18	11.32
2015-09	78	50,790,149.90	5.13
2015-10	59	31,140,031.28	3.14
2015-11	66	35,589,967.49	3.59
2015-12	15	7,119,306.44	0.72
2016-01	11	4,937,145.51	0.5
Total:	1,965	$990,475,711.91	100.00%

Groups 1-2 Margins*
Margin (%)	Number of Mortgage Loans	Principal Balance	Percent of Groups 1-2
2.75	1,965	$990,475,711.91	100.00%
Total:	1,965	$990,475,711.91	100.00%

_________________

*

As of the cut-off date, the weighted average margin of the mortgage loans in loan groups 1-2 will be 2.750%. As of the cut-off date, 1,965 mortgage loans in loan groups 1-2 representing 100.00% of the mortgage loans in loan groups 1-2 have a rate floor that is identical to the related margin.

Groups 1-2 First Periodic Rate Caps*
First Periodic Rate Cap (%)	Number of Mortgage Loans	Principal Balance	Percent of Groups 1-2
5	1,965	$990,475,711.91	100.00%
Total:	1,965	$990,475,711.91	100.00%

_________________

*

The minimum first periodic rate cap and the maximum first periodic rate cap for the mortgage loans in loan groups 1-2 are 5.000% and 5.000%, respectively. As of the cut-off date, the weighted average first periodic rate cap for the mortgage loans in loan groups 1-2 will be approximately 5.000%.

Groups 1-2 Periodic Rate Caps*
Periodic Rate Cap (%)	Number of Mortgage Loans	Principal Balance	Percent of Groups 1-2
2	1,965	$990,475,711.91	100.00%
Total:	1,965	$990,475,711.91	100.00%

_________________

*

The minimum periodic rate cap and the maximum periodic rate cap for the mortgage loans in loan groups 1-2 are 2.000% and 2.000%, respectively. As of the cut-off date, the weighted average periodic rate cap for the mortgage loans in loan groups 1-2 will be approximately 2.000%.

III-20

Groups 1-2 Maximum Mortgage Rates*
Maximum Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percent of Groups 1-2
9.125 - 9.249	1	$ 267,432.71	0.03%
9.250 - 9.374	2	414,364.93	0.04
9.375 - 9.499	1	1,998,000.00	0.2
9.500 - 9.624	2	2,236,855.28	0.23
9.625 - 9.749	6	1,625,021.90	0.16
9.750 - 9.874	4	1,324,824.39	0.13
9.875 - 9.999	8	3,509,844.27	0.35
10.000 - 10.124	14	5,817,284.64	0.59
10.125 - 10.249	37	18,444,132.56	1.86
10.250 - 10.374	649	393,731,588.13	39.75
10.375 - 10.499	26	9,743,392.25	0.98
10.500 - 10.624	30	11,988,490.79	1.21
10.625 - 10.749	55	24,102,772.11	2.43
10.750 - 10.874	113	52,173,435.45	5.27
10.875 - 10.999	213	103,163,871.33	10.42
11.000 - 11.124	174	82,199,057.50	8.3
11.125 - 11.249	178	83,960,637.53	8.48
11.250 - 11.374	206	87,510,135.41	8.84
11.375 - 11.499	157	73,621,608.90	7.43
11.500 - 11.624	50	19,216,247.48	1.94
11.625 - 11.749	13	4,078,949.87	0.41
11.750 - 11.874	17	5,633,626.48	0.57
11.875 - 11.999	8	2,876,638.00	0.29
12.000 - 12.124	1	837,500.00	0.08
Total:	1,965	$990,475,711.91	100.00%

_________________

*

The lowest maximum mortgage rate and the highest maximum mortgage rate for the mortgage loans in loan groups 1-2 are 9.125% per annum and 12.000% per annum, respectively. As of the cut-off date, the weighted average maximum mortgage rate for the mortgage loans in loan groups 1-2 will be approximately 10.697% per annum.

Groups 1-2 Interest Only Period
Interest Only Period (Months)	Number of Mortgage Loans	Principal Balance	Percent of Groups 1-2
0	239	$125,813,408.14	12.7%
84	900	398,871,653.14	40.27
120	826	465,790,650.63	47.03
Total:	1,965	$990,475,711.91	100.00%

Groups 1-2 Delinquency History
Number of Days Delinquent	Number of Mortgage Loans	Principal Balance	Percent of Groups 1-2
Never Delinquent	1,959	$987,438,429.42	99.69%
30-59 Days Delinquent	6	3,037,282.49	0.31
Total:	1,965	$990,475,711.91	100.00%

III-21

Group 3 Mortgage Loans

Set forth below is a description of some additional statistical characteristics of the group 3 mortgage loans as of the cut-off date unless otherwise indicated. All percentages of the group 3 mortgage loans are approximate percentages by aggregate Cut-off Date Principal Balance of such mortgage loans in loan group 3, and may not add to 100.00% due to rounding.

Group 3 Current Mortgage Rates*
Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percent of Group 3
4.001 - 4.250	1	$ 841,750.00	0.47%
4.751 - 5.000	4	2,224,756.40	1.23
5.001 - 5.250	7	4,080,769.25	2.26
5.251 - 5.500	24	18,486,361.68	10.24
5.501 - 5.750	27	20,619,326.81	11.42
5.751 - 6.000	42	30,450,729.68	16.87
6.001 - 6.250	20	12,922,752.83	7.16
6.251 - 6.500	42	24,949,358.46	13.82
6.501 - 6.750	34	19,055,426.73	10.56
6.751 - 7.000	49	31,311,837.25	17.35
7.001 - 7.250	15	8,982,389.78	4.98
7.251 - 7.500	7	4,017,457.51	2.23
7.501 - 7.750	4	2,533,451.00	1.4
Total:	276	$180,476,367.38	100.00%

_________________

*

The minimum current mortgage rate and the maximum current mortgage rate for the mortgage loans in loan group 3 are 4.125% per annum and 7.750% per annum, respectively. As of the cut-off date, the weighted average current mortgage rate for the mortgage loans in loan group 3 will be approximately 6.271% per annum.

Group 3 Current Net Mortgage Rates*
Net Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percent of Group 3
3.501 - 3.750	1	$ 841,750.00	0.47%
4.251 - 4.500	1	518,000.00	0.29
4.501 - 4.750	7	4,076,225.75	2.26
4.751 - 5.000	10	7,329,180.19	4.06
5.001 - 5.250	29	23,224,852.43	12.87
5.251 - 5.500	31	24,433,854.92	13.54
5.501 - 5.750	30	18,746,353.50	10.39
5.751 - 6.000	30	18,419,663.54	10.21
6.001 - 6.250	42	24,319,958.95	13.48
6.251 - 6.500	42	26,130,044.73	14.48
6.501 - 6.750	33	21,055,054.36	11.67
6.751 - 7.000	12	6,498,626.67	3.6
7.001 - 7.250	6	3,631,132.76	2.01
7.251 - 7.500	2	1,251,669.58	0.69
Total:	276	$180,476,367.38	100.00%

_________________

*

The minimum current net mortgage rate and the maximum current net mortgage rate for the mortgage loans in loan group 3 are 3.750% per annum and 7.500% per annum, respectively. As of the cut-off date, the weighted average current net mortgage rate for the mortgage loans in loan group 3 will be approximately 5.923% per annum.

III-22

Group 3 Cut-off Date Mortgage Loan Principal Balances*
Cut-off Date Principal Balance ($)	Number of Mortgage Loans	Principal Balance	Percent of Group 3
200,000.01 - 250,000.00	1	$ 241,756.40	0.13%
300,000.01 - 400,000.00	1	399,187.31	0.22
400,000.01 - 500,000.00	83	37,906,509.13	21
500,000.01 - 600,000.00	83	45,826,867.89	25.39
600,000.01 - 700,000.00	37	23,785,980.77	13.18
700,000.01 - 800,000.00	26	19,288,911.64	10.69
800,000.01 - 900,000.00	15	12,788,547.97	7.09
900,000.01 - 1,000,000.00	11	10,687,146.36	5.92
1,100,000.01 - 1,200,000.00	4	4,596,571.08	2.55
1,200,000.01 - 1,300,000.00	4	4,993,267.83	2.77
1,300,000.01 - 1,400,000.00	2	2,715,000.00	1.5
1,400,000.01 - 1,500,000.00	3	4,311,621.00	2.39
1,600,000.01 - 1,700,000.00	2	3,310,000.00	1.83
1,800,000.01 - 1,900,000.00	1	1,815,000.00	1.01
Greater than 2,000,000.00	3	7,810,000.00	4.33
Total:	276	$180,476,367.38	100.00%

_________________

*

The minimum principal balance and the maximum principal balance of the mortgage loans in loan group 3 as of the cut-off date are $241,756.40 and $3,000,000.00, respectively. As of the cut-off date, the average principal balance for the mortgage loans in loan group 3 will be approximately $653,899.88.

Group 3 Mortgaged Property Types
Property Type	Number of Mortgage Loans	Principal Balance	Percent of Group 3
Single Family Residence	175	$117,570,480.56	65.14%
PUD	59	36,594,207.23	20.28
Condo	31	18,961,613.47	10.51
2-4 Family	9	5,814,393.15	3.22
Co-op	2	1,535,672.97	0.85
Total:	276	$180,476,367.38	100.00%

Group 3 Mortgage Loan Purposes
Loan Purpose	Number of Mortgage Loans	Principal Balance	Percent of Group 3
Purchase	170	$104,427,627.60	57.86%
Refinance - Cashout	83	58,774,515.78	32.57
Refinance - Rate Term	23	17,274,224.00	9.57
Total:	276	$180,476,367.38	100.00%

Group 3 Occupancy Types*
Occupancy Type	Number of Mortgage Loans	Principal Balance	Percent of Group 3
Primary	219	$143,289,971.07	79.4%
Investment	35	20,128,833.31	11.15
Second Home	22	17,057,563.00	9.45
Total:	276	$180,476,367.38	100.00%

_________________

*	Occupancy type is based on representations of the mortgagor at the time of origination of the related mortgage loan.

III-23

Group 3 Credit Score Distribution*
Credit Score	Number of Mortgage Loans	Principal Balance	Percent of Group 3
621 - 640	11	$ 6,399,328.53	3.55%
641 - 660	6	3,496,484.35	1.94
661 - 680	14	8,761,198.44	4.85
681 - 700	18	11,185,608.82	6.2
701 - 720	26	15,297,621.24	8.48
721 - 740	20	15,532,513.86	8.61
741 - 760	59	37,311,684.23	20.67
761 - 780	68	46,199,613.26	25.6
781 - 800	43	29,541,924.81	16.37
801 - 820	7	4,275,799.05	2.37
Not Available	4	2,474,590.79	1.37
Total:	276	$180,476,367.38	100.00%

_________________

*

The minimum credit score and the maximum credit score for the mortgage loans in loan group 3 (where available) are 623 and 811, respectively. As of the cut-off date, the weighted average credit score for the mortgage loans in loan group 3 (where available) will be approximately 744.

Group 3 Original LTV Ratios*
Original LTV Ratio (%)	Number of Mortgage Loans	Principal Balance	Percent of Group 3
Less than or Equal to 50.00	14	$ 11,125,743.73	6.16%
50.01 - 55.00	9	11,031,572.97	6.11
55.01 - 60.00	17	14,353,366.57	7.95
60.01 - 65.00	18	13,432,291.78	7.44
65.01 - 70.00	30	20,645,544.53	11.44
70.01 - 75.00	37	24,253,897.89	13.44
75.01 - 80.00	143	81,932,241.11	45.4
85.01 - 90.00	3	1,534,785.35	0.85
90.01 - 95.00	4	1,707,702.62	0.95
95.01 - 100.00	1	459,220.83	0.25
Total:	276	$180,476,367.38	100.00%

_________________

*

The minimum original LTV ratio and the maximum original LTV ratio for the mortgage loans in loan group 3 are 28.50% and 100.00%, respectively. As of the cut-off date, the weighted average original LTV ratio for the mortgage loans in loan group 3 will be approximately 70.99%.

Group 3 Original Terms
Loan Term (months)	Number of Mortgage Loans	Principal Balance	Percent of Group 3
360	276	$180,476,367.38	100.00%
Total:	276	$180,476,367.38	100.00%

III-24

Group 3 Months Since Origination*
Months	Number of Mortgage Loans	Principal Balance	Percent of Group 3
0	11	$ 7,161,200.00	3.97%
1 - 3	78	47,349,678.39	26.24
4 - 6	142	96,683,753.92	53.57
7 - 9	30	21,455,695.74	11.89
10 - 12	2	1,171,200.00	0.65
13 - 15	2	891,456.40	0.49
16 - 18	1	841,750.00	0.47
49 - 51	10	4,921,632.93	2.73
Total:	276	$180,476,367.38	100.00%

_________________

*

The minimum months since origination and the maximum months since origination for the mortgage loans in loan group 3 are 0 months and 50 months, respectively. As of the cut-off date, the weighted average months since origination for the mortgage loans in loan group 3 will be approximately 6 month.

Group 3 Remaining Terms to Stated Maturity*
Remaining Term (months)	Number of Mortgage Loans	Principal Balance	Percent of Group 3
301 - 310	9	$ 4,432,808.98	2.46%
311 - 320	1	488,823.95	0.27
341 - 350	5	2,904,406.40	1.61
351 - 360	261	172,650,328.05	95.66
Total:	276	$180,476,367.38	100.00%

_________________

*

The minimum remaining term to stated maturity and the maximum remaining term to stated maturity for the mortgage loans in loan group 3 are 310 months and 360 months, respectively. As of the cut-off date, the weighted average remaining term to stated maturity for the mortgage loans in loan group 3 will be approximately 354 months.

Group 3 Documentation Types*
Documentation Type	Number of Mortgage Loans	Principal Balance	Percent of Group 3
Reduced	175	$118,724,843.42	65.78%
Full/Alternative	37	22,198,524.65	12.3
Stated Income/Stated Assets	34	20,856,115.25	11.56
No Income/ No Asset	30	18,696,884.06	10.36
Total:	276	$180,476,367.38	100.00%

_________________

*	For a description of the documentation types, see “—Underwriting Standards” in this prospectus supplement.

III-25

Group 3 Geographic Distribution of Mortgaged Properties
Location	Number of Mortgage Loans	Principal Balance	Percent of Group 3
Alabama	1	$ 599,980.00	0.33%
Arizona	9	5,618,943.81	3.11
California	133	86,220,449.82	47.77
Colorado	1	527,777.15	0.29
Connecticut	10	12,882,751.96	7.14
Florida	20	12,930,436.41	7.16
Georgia	1	431,644.35	0.24
Hawaii	1	768,000.00	0.43
Idaho	1	476,000.00	0.26
Illinois	2	1,456,800.00	0.81
Kansas	1	746,926.54	0.41
Maryland	4	3,132,400.00	1.74
Massachusetts	5	2,688,613.82	1.49
Michigan	2	905,000.00	0.5
Minnesota	2	1,033,600.00	0.57
Nevada	20	11,542,150.85	6.4
New Jersey	13	7,002,152.62	3.88
New York	22	15,058,226.12	8.34
North Carolina	1	581,250.00	0.32
Oregon	1	535,959.50	0.3
South Carolina	9	5,484,215.25	3.04
Texas	3	2,367,597.42	1.31
Utah	1	650,000.00	0.36
Virginia	9	4,754,179.80	2.63
Washington	4	2,081,311.96	1.15
Total:	276	$180,476,367.38	100.00%

Group 3 Next Interest Rate Adjustment Dates
Year-Month	Number of Mortgage Loans	Principal Balance	Percent of Group 3
2007-02	9	$ 4,432,808.98	2.46%
2007-03	1	488,823.95	0.27
2009-12	1	841,750.00	0.47
2010-02	1	649,700.00	0.36
2010-03	1	241,756.40	0.13
2010-04	2	1,171,200.00	0.65
2010-07	6	5,094,720.83	2.82
2010-08	8	5,164,577.50	2.86
2010-09	16	11,196,397.41	6.2
2010-10	21	11,824,605.60	6.55
2010-11	72	56,234,336.25	31.16
2010-12	49	28,624,812.07	15.86
2011-01	23	13,345,935.17	7.39
2011-02	30	18,534,682.48	10.27
2011-03	25	15,469,060.74	8.57
2011-04	11	7,161,200.00	3.97
Total:	276	$180,476,367.38	100.00%

III-26

Group 3 Margins*
Margin (%)	Number of Mortgage Loans	Principal Balance	Percent of Group 3
2.1	2	$ 1,840,000.00	1.02%
2.25	113	68,635,605.56	38.03
2.6	18	19,777,450.87	10.96
2.625	1	935,672.97	0.52
2.65	8	4,496,925.00	2.49
2.75	42	28,608,911.77	15.85
2.8	1	487,500.00	0.27
2.85	4	2,263,651.96	1.25
2.875	2	1,014,082.31	0.56
2.95	6	3,312,937.87	1.84
3	1	543,750.00	0.3
3.125	2	1,196,750.00	0.66
3.25	4	3,200,207.29	1.77
3.375	7	3,589,441.93	1.99
3.5	2	1,150,391.75	0.64
3.625	1	560,333.69	0.31
3.75	8	5,707,947.36	3.16
3.875	5	2,983,600.00	1.65
4	8	4,565,367.59	2.53
4.125	7	3,509,699.34	1.94
4.25	4	2,535,692.85	1.4
4.375	14	9,062,669.83	5.02
4.5	4	2,539,415.40	1.41
4.625	6	4,183,369.28	2.32
4.75	2	957,286.59	0.53
4.875	2	1,279,706.17	0.71
5	2	1,538,000.00	0.85
Total:	276	$180,476,367.38	100.00%

_________________

*

As of the cut-off date, the weighted average margin of the mortgage loans in loan group 3 will be 2.896%. As of the cut off date, 262 mortgage loans in group 3 representing 94.92% of the mortgage loans in loan group 3, have a rate floor that is identical to the related margin

Group 3 First Periodic Rate Caps*
First Periodic Rate Cap (%)	Number of Mortgage Loans	Principal Balance	Percent of Group 3
2	3	$ 1,910,398.41	1.06%
5	223	145,809,708.80	80.79
6	50	32,756,260.17	18.15
Total:	276	$180,476,367.38	100.00%

_________________

*

The minimum first periodic rate cap and the maximum first periodic rate cap for the mortgage loans in loan group 3 are 2.000% and 6.000%, respectively. As of the cut-off date, the weighted average first periodic rate cap for the mortgage loans in loan group 3 will be approximately 5.150%.

Group 3 Periodic Rate Caps*
Periodic Rate Cap (%)	Number of Mortgage Loans	Principal Balance	Percent of Group 3
1	73	$ 44,339,407.00	24.57%
2	203	136,136,960.38	75.43
Total:	276	$180,476,367.38	100.00%

_________________

*

The minimum periodic rate cap and the maximum periodic rate cap for the mortgage loans in loan group 3 are 1.000% and 2.000%, respectively. As of the cut-off date, the weighted average periodic rate cap for the mortgage loans in loan group 3 will be approximately 1.754%.

III-27

Group 3 Maximum Mortgage Rates*
Maximum Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percent of Group 3
9.125 - 9.249	1	$ 841,750.00	0.47%
9.750 - 9.874	1	518,000.00	0.29
10.000 - 10.124	4	2,429,381.40	1.35
10.125 - 10.249	4	2,302,744.25	1.28
10.250 - 10.374	4	2,860,402.44	1.58
10.375 - 10.499	11	7,733,682.46	4.29
10.500 - 10.624	17	15,095,557.19	8.36
10.625 - 10.749	11	8,717,398.39	4.83
10.750 - 10.874	14	12,884,484.21	7.14
10.875 - 10.999	14	8,012,130.93	4.44
11.000 - 11.124	18	10,880,870.29	6.03
11.125 - 11.249	5	3,049,424.93	1.69
11.250 - 11.374	7	4,129,566.61	2.29
11.375 - 11.499	10	5,620,262.11	3.11
11.500 - 11.624	25	14,935,914.71	8.28
11.625 - 11.749	14	7,497,148.32	4.15
11.750 - 11.874	11	5,967,235.54	3.31
11.875 - 11.999	30	19,368,993.80	10.73
12.000 - 12.124	13	8,400,130.92	4.65
12.125 - 12.249	8	4,918,134.71	2.73
12.250 - 12.374	10	6,707,914.22	3.72
12.375 - 12.499	7	4,548,706.17	2.52
12.500 - 12.624	7	3,869,451.34	2.14
12.625 - 12.749	9	5,482,911.19	3.04
12.750 - 12.874	8	5,411,852.41	3
12.875 - 12.999	8	5,414,825.99	3
13.000 - 13.124	2	1,054,500.00	0.58
13.125 - 13.249	1	618,500.00	0.34
13.250 - 13.374	2	1,204,492.85	0.67
Total:	276	$180,476,367.38	100.00%

_________________

*

The lowest maximum mortgage rate and the highest maximum mortgage rate for the mortgage loans in loan group 3 are 9.125% per annum and 13.250% per annum, respectively. As of the cut-off date, the weighted average maximum mortgage rate for the mortgage loans in loan group 3 will be approximately 11.445% per annum.

Group 3 Interest Only Period
Interest Only Period (Months)	Number of Mortgage Loans	Principal Balance	Percent of Group 3
0	46	$ 27,437,767.01	15.2%
60	139	94,280,621.18	52.24
120	91	58,757,979.19	32.56
Total:	276	$180,476,367.38	100.00%

Group 3 Delinquency History
Number of Days Delinquent	Number of Mortgage Loans	Principal Balance	Percent of Group 3
Never Delinquent	178	$111,200,982.96	61.62%
30-59 Days Delinquent	16	9,005,078.23	4.99
Not Available	82	60,270,306.19	33.40
Total:	276	$180,476,367.38	100.00%

III-28

Group 4 Mortgage Loans

Set forth below is a description of some additional statistical characteristics of the mortgage loans in loan group 4 as of the cut-off date unless otherwise indicated. All percentages of the mortgage loans in loan group 4 are approximate percentages by aggregate Cut-off Date Principal Balance of the mortgage loans in loan group 4, and may not add to 100.00% due to rounding.

Group 4 Current Mortgage Rates*
Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percent of Group 4
5.001 - 5.250	1	$ 224,997.25	0.15%
5.501 - 5.750	1	1,500,000.00	1.02
5.751 - 6.000	15	8,741,826.34	5.92
6.001 - 6.250	27	17,328,462.59	11.74
6.251 - 6.500	57	34,358,095.80	23.28
6.501 - 6.750	41	25,098,384.57	17
6.751 - 7.000	52	28,072,725.67	19.02
7.001 - 7.250	19	12,518,402.00	8.48
7.251 - 7.500	17	9,145,420.00	6.2
7.501 - 7.750	8	4,684,606.53	3.17
7.751 - 8.000	10	5,938,052.00	4.02
Total:	248	$147,610,972.75	100.00%

_________________

*

The minimum current mortgage rate and the maximum current mortgage rate for the mortgage loans in loan group 4 are 5.250% per annum and 8.000% per annum, respectively. As of the cut-off date, the weighted average current mortgage rate for the mortgage loans in loan group 4 will be approximately 6.732% per annum.

Group 4 Current Net Mortgage Rates*
Net Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percent of Group 4
4.751 - 5.000	1	$ 224,997.25	0.15%
5.251 - 5.500	2	2,473,000.00	1.68
5.501 - 5.750	15	7,839,957.53	5.31
5.751 - 6.000	31	19,286,275.55	13.07
6.001 - 6.250	53	32,779,151.65	22.21
6.251 - 6.500	44	25,944,799.98	17.58
6.501 - 6.750	49	26,906,310.26	18.23
6.751 - 7.000	18	12,388,402.00	8.39
7.001 - 7.250	17	9,145,420.00	6.2
7.251 - 7.500	8	4,684,606.53	3.17
7.501 - 7.750	10	5,938,052.00	4.02
Total:	248	$147,610,972.75	100.00%

_________________

*

The minimum current net mortgage rate and the maximum current net mortgage rate for the mortgage loans in loan group 4 are 4.875% per annum and 7.750% per annum, respectively. As of the cut-off date, the weighted average current net mortgage rate for the mortgage loans in loan group 4 will be approximately 6.470% per annum.

III-29

Group 4 Cut-off Date Mortgage Loan Principal Balances*
Cut-off Date Principal Balance ($)	Number of Mortgage Loans	Principal Balance	Percent of Group 4
50,000.01 - 75,000.00	1	$ 71,131.19	0.05%
75,000.01 - 100,000.00	2	183,450.42	0.12
100,000.01 - 125,000.00	1	101,958.38	0.07
125,000.01 - 150,000.00	1	130,000.00	0.09
175,000.01 - 200,000.00	1	175,344.15	0.12
200,000.01 - 250,000.00	3	673,997.25	0.46
250,000.01 - 300,000.00	7	1,977,249.37	1.34
300,000.01 - 400,000.00	3	994,882.66	0.67
400,000.01 - 500,000.00	67	30,561,420.88	20.7
500,000.01 - 600,000.00	85	46,469,221.62	31.48
600,000.01 - 700,000.00	39	25,232,549.50	17.09
700,000.01 - 800,000.00	6	4,586,810.72	3.11
800,000.01 - 900,000.00	8	6,876,925.00	4.66
900,000.01 - 1,000,000.00	12	11,661,531.61	7.9
1,100,000.01 - 1,200,000.00	1	1,162,500.00	0.79
1,200,000.01 - 1,300,000.00	1	1,300,000.00	0.88
1,400,000.01 - 1,500,000.00	7	10,391,000.00	7.04
1,500,000.01 - 1,600,000.00	1	1,600,000.00	1.08
1,600,000.01 - 1,700,000.00	1	1,700,000.00	1.15
1,700,000.01 - 1,800,000.00	1	1,761,000.00	1.19
Total:	248	$147,610,972.75	100.00%

_________________

*

The minimum principal balance and the maximum principal balance of the mortgage loans in loan group 4 as of the cut-off date are $71,131.19 and $1,761,000.00, respectively. As of the cut-off date, the average principal balance for the mortgage loans in loan group 4 will be approximately $595,205.54.

Group 4 Mortgaged Property Types
Property Type	Number of Mortgage Loans	Principal Balance	Percent of Group 4
Single Family Residence	130	$ 78,024,774.39	52.86%
PUD	68	43,362,479.13	29.38
Condo	40	20,668,061.59	14
2-4 Family	10	5,555,657.64	3.76
Total:	248	$147,610,972.75	100.00%

Group 4 Mortgage Loan Purposes
Loan Purpose	Number of Mortgage Loans	Principal Balance	Percent of Group 4
Purchase	161	$ 92,498,200.65	62.66%
Refinance - Cashout	64	36,755,919.18	24.9
Refinance - Rate Term	23	18,356,852.92	12.44
Total:	248	$147,610,972.75	100.00%

Group 4 Occupancy Types*
Occupancy Type	Number of Mortgage Loans	Principal Balance	Percent of Group 4
Primary	199	$123,828,087.94	83.89%
Investment	31	13,071,038.31	8.86
Second Home	18	10,711,846.50	7.26
Total:	248	$147,610,972.75	100.00%

_________________

*	Occupancy type is based on representations of the mortgagor at the time of origination of the related mortgage loan.

III-30

Group 4 Credit Score Distribution*
Credit Score	Number of Mortgage Loans	Principal Balance	Percent of Group 4
621 - 640	16	$ 8,567,577.39	5.8%
641 - 660	30	16,111,880.64	10.92
661 - 680	39	23,341,368.95	15.81
681 - 700	42	25,785,717.30	17.47
701 - 720	33	19,946,445.87	13.51
721 - 740	34	20,593,810.02	13.95
741 - 760	20	13,314,918.01	9.02
761 - 780	21	11,917,853.09	8.07
781 - 800	9	5,766,544.81	3.91
801 - 820	3	1,844,956.67	1.25
Not Available	1	419,900.00	0.28
Total:	248	$147,610,972.75	100.00%

_________________

*

The minimum credit score and the maximum credit score for the mortgage loans in loan group 4 are 622 and 802, respectively. As of the cut-off date, the weighted average credit score for the mortgage loans in loan group 4 will be approximately 705.

Group 4 Original LTV Ratios*
Original LTV Ratio (%)	Number of Mortgage Loans	Principal Balance	Percent of Group 4
Less than or Equal to 50.00	7	$ 6,488,933.93	4.4%
50.01 - 55.00	5	3,896,452.81	2.64
55.01 - 60.00	6	2,813,319.96	1.91
60.01 - 65.00	9	5,785,469.13	3.92
65.01 - 70.00	13	8,881,579.13	6.02
70.01 - 75.00	43	30,591,407.55	20.72
75.01 - 80.00	161	86,929,710.24	58.89
85.01 - 90.00	4	2,224,100.00	1.51
Total:	248	$147,610,972.75	100.00%

_________________

*

The minimum original LTV ratio and the maximum original LTV ratio for the mortgage loans in loan group 4 are 30.00% and 90.00%, respectively. As of the cut-off date, the weighted average original LTV ratio for the mortgage loans in loan group 4 will be approximately 74.73%.

Group 4 Original Terms
Loan Term (months)	Number of Mortgage Loans	Principal Balance	Percent of Group 4
360	248	$147,610,972.75	100.00%
Total:	248	$147,610,972.75	100.00%

Group 4 Months Since Origination*
Months	Number of Mortgage Loans	Principal Balance	Percent of Group 4
0	63	$ 37,117,305.44	25.15%
1 - 3	166	103,734,814.72	70.28
4 - 6	16	6,023,756.38	4.08
7 - 9	2	663,965.02	0.45
10 - 12	1	71,131.19	0.05
Total:	248	$147,610,972.75	100.00%

_________________

*

The minimum months since origination and the maximum months since origination for the mortgage loans in loan group 4 are 0 months and 11 months, respectively. As of the cut-off date, the weighted average months since origination for the mortgage loans in loan group 4 will be approximately 1 months.

III-31

Group 4 Remaining Terms to Stated Maturity*
Remaining Term (months)	Number of Mortgage Loans	Principal Balance	Percent of Group 4
341 - 350	1	$ 71,131.19	0.05%
351 - 360	247	147,539,841.56	99.95
Total:	248	$147,610,972.75	100.00%

_________________

*

The minimum remaining term to stated maturity and the maximum remaining term to stated maturity for the mortgage loans in loan group 4 are 349 months and 360 months, respectively. As of the cut-off date, the weighted average remaining term to stated maturity for the mortgage loans in loan group 4 will be approximately 359 months.

Group 4 Documentation Types*
Documentation Type	Number of Mortgage Loans	Principal Balance	Percent of Group 4
Reduced	214	$130,717,376.35	88.56%
Full/Alternative	24	13,501,891.22	9.15
No Income/ No Asset	10	3,391,705.18	2.3
Total:	248	$147,610,972.75	100.00%

_________________

*	For a description of the documentation types, see “—Underwriting Standards” in this prospectus supplement.

Group 4 Geographic Distribution of Mortgaged Properties
Location	Number of Mortgage Loans	Principal Balance	Percent of Group 4
Alabama	2	$ 1,054,747.99	0.71%
Arizona	6	3,454,850.00	2.34
California	158	98,706,544.88	66.87
Colorado	2	851,092.00	0.58
Connecticut	3	1,184,885.40	0.8
District of Columbia	1	234,000.00	0.16
Florida	17	7,929,701.53	5.37
Georgia	1	309,725.00	0.21
Hawaii	2	2,500,000.00	1.69
Illinois	3	1,937,844.15	1.31
Kentucky	1	71,131.19	0.05
Maryland	1	549,999.98	0.37
Massachusetts	9	6,588,853.14	4.46
Nevada	10	5,090,596.00	3.45
New Jersey	7	3,775,418.02	2.56
New Mexico	1	825,000.00	0.56
New York	6	3,083,249.41	2.09
North Carolina	4	2,488,422.25	1.69
Oregon	2	1,215,000.00	0.82
South Carolina	1	215,000.00	0.15
Texas	2	927,312.44	0.63
Virginia	6	3,074,399.37	2.08
Washington	3	1,543,200.00	1.05
Total:	248	$147,610,972.75	100.00%

III-32

Group 4 Next Interest Rate Adjustment Dates
Year-Month	Number of Mortgage Loans	Principal Balance	Percent of Group 4
2012-05	1	$ 71,131.19	0.05%
2012-07	1	575,000.00	0.39
2012-09	1	88,965.02	0.06
2012-10	1	559,551.98	0.38
2012-11	4	1,514,755.34	1.03
2012-12	11	3,949,449.06	2.68
2013-01	9	5,549,054.13	3.76
2013-02	12	6,825,288.00	4.62
2013-03	145	91,360,472.59	61.89
2013-04	63	37,117,305.44	25.15
Total:	248	$147,610,972.75	100.00%

Group 4 Margins*
Margin (%)	Number of Mortgage Loans	Principal Balance	Percent of Group 4
2.25	230	$142,394,181.78	96.47%
2.625	1	215,000.00	0.15
2.75	13	3,700,090.97	2.51
2.875	1	450,000.00	0.3
3	1	260,000.00	0.18
3.25	1	234,000.00	0.16
5	1	357,700.00	0.24
Total:	248	$147,610,972.75	100.00%

_________________

*

As of the cut-off date, the weighted average margin of the mortgage loans in loan group 4 will be 2.275%. As of the cut-off date, 247 mortgage loans in loan group 4 representing 99.80% of the mortgage loans in loan group 4 have a rate floor that is identical to the related margin

Group 4 First Periodic Rate Caps*
First Periodic Rate Cap (%)	Number of Mortgage Loans	Principal Balance	Percent of Group 4
5	220	$136,313,080.56	92.35%
6	28	11,297,892.19	7.65
Total:	248	$147,610,972.75	100.00%

_________________

*

The minimum first periodic rate cap and the maximum first periodic rate cap for the mortgage loans in loan group 4 are 5.000% and 6.000%, respectively. As of the cut-off date, the weighted average first periodic rate cap for the mortgage loans in loan group 4 will be approximately 5.077%.

Group 4 Periodic Rate Caps*
Periodic Rate Cap (%)	Number of Mortgage Loans	Principal Balance	Percent of Group 4
1	4	$ 1,001,000.00	0.68%
2	244	146,609,972.75	99.32
Total:	248	$147,610,972.75	100.00%

_________________

*

The minimum periodic rate cap and the maximum periodic rate cap for the mortgage loans in loan group 4 are 1.000% and 2.000%, respectively. As of the cut-off date, the weighted average periodic rate cap for the mortgage loans in loan group 4 will be approximately 1.993%.

III-33

Group 4 Maximum Mortgage Rates*
Maximum Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percent of Group 4
10.750 - 10.874	1	$ 1,500,000.00	1.02%
10.875 - 10.999	9	5,495,340.94	3.72
11.000 - 11.124	4	2,179,000.00	1.48
11.125 - 11.249	10	6,075,368.19	4.12
11.250 - 11.374	18	11,478,091.65	7.78
11.375 - 11.499	22	13,808,426.83	9.35
11.500 - 11.624	27	16,934,759.82	11.47
11.625 - 11.749	21	14,176,341.33	9.6
11.750 - 11.874	17	9,372,318.24	6.35
11.875 - 11.999	29	17,090,104.82	11.58
12.000 - 12.124	15	8,379,388.86	5.68
12.125 - 12.249	5	2,724,160.00	1.85
12.250 - 12.374	13	9,664,242.00	6.55
12.375 - 12.499	12	6,530,394.15	4.42
12.500 - 12.624	12	5,977,935.00	4.05
12.625 - 12.749	4	2,752,548.53	1.86
12.750 - 12.874	5	2,693,725.00	1.82
12.875 - 12.999	10	5,140,175.41	3.48
13.000 - 13.124	10	4,468,593.98	3.03
13.125 - 13.249	1	130,000.00	0.09
13.500 - 13.624	1	252,000.00	0.17
13.750 - 13.874	2	788,058.00	0.53
Total:	248	$147,610,972.75	100.00%

_________________

*

The lowest maximum mortgage rate and the highest maximum mortgage rate for the mortgage loans in loan group 4 are 10.750% per annum and 13.750% per annum, respectively. As of the cut-off date, the weighted average maximum mortgage rate for the mortgage loans in loan group 4 will be approximately 11.809% per annum.

Group 4 Interest Only Period
Interest Only Period (Months)	Number of Mortgage Loans	Principal Balance	Percent of Group 4
0	22	$ 10,501,053.65	7.11%
60	1	571,000.00	0.39
84	199	125,590,435.71	85.08
120	26	10,948,483.39	7.42
Total:	248	$147,610,972.75	100.00%

Group 4 Delinquency History
Number of Days Delinquent	Number of Mortgage Loans	Principal Balance	Percent of Group 4
Never Delinquent	229	$137,829,223.68	93.37%
30-59 Days Delinquent	7	3,449,127.39	2.34
Not Available	12	6,332,621.68	4.29
Total:	248	$147,610,972.75	100.00%

III-34

Group 5 Mortgage Loans

Set forth below is a description of some additional statistical characteristics of the mortgage loans in loan group 5 as of the cut-off date unless otherwise indicated. All percentages of the mortgage loans in loan group 5 are approximate percentages by aggregate Cut-off Date Principal Balance of such mortgage loans in loan group 5, and may not add to 100.00% due to rounding.

Group 5 Current Mortgage Rates*
Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percent of Group 5
5.001 - 5.250	2	$ 260,935.22	0.22%
5.251 - 5.500	5	1,252,989.74	1.05
5.501 - 5.750	8	1,953,828.65	1.64
5.751 - 6.000	32	8,053,727.39	6.78
6.001 - 6.250	30	7,182,529.48	6.04
6.251 - 6.500	46	11,281,847.64	9.49
6.501 - 6.750	59	13,397,247.47	11.27
6.751 - 7.000	112	23,307,974.54	19.62
7.001 - 7.250	91	20,251,151.67	17.04
7.251 - 7.500	63	14,687,677.25	12.36
7.501 - 7.750	29	6,605,615.34	5.56
7.751 - 8.000	40	10,128,911.69	8.52
8.001 - 8.250	1	460,000.00	0.39
Total:	518	$118,824,436.08	100.00%

_________________

*

The minimum current mortgage rate and the maximum current mortgage rate for the mortgage loans in loan group 5 are 5.250% per annum and 8.125% per annum, respectively. As of the cut-off date, the weighted average current mortgage rate for the mortgage loans in loan group 5 will be approximately 6.944% per annum.

Group 5 Current Net Mortgage Rates*
Net Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percent of Group 5
4.751 - 5.000	5	$ 1,010,157.49	0.85%
5.001 - 5.250	4	1,100,967.37	0.93
5.251 - 5.500	21	4,962,180.11	4.18
5.501 - 5.750	29	7,279,333.16	6.13
5.751 - 6.000	37	8,757,220.27	7.37
6.001 - 6.250	50	12,102,683.27	10.19
6.251 - 6.500	107	21,873,766.90	18.41
6.501 - 6.750	84	17,836,212.43	15.01
6.751 - 7.000	85	20,463,170.02	17.22
7.001 - 7.250	42	9,914,107.88	8.34
7.251 - 7.500	46	11,595,257.46	9.76
7.501 - 7.750	8	1,929,379.72	1.62
Total:	518	$118,824,436.08	100.00%

_________________

*

The minimum current net mortgage rate and the maximum current net mortgage rate for the mortgage loans in loan group 5 are 4.875% per annum and 7.750% per annum, respectively. As of the cut-off date, the weighted average current net mortgage rate for the mortgage loans in loan group 5 will be approximately 6.568% per annum.

Group 5 Cut-off Date Mortgage Loan Principal Balances*
Cut-off Date Principal Balance ($)	Number of Mortgage Loans	Principal Balance	Percent of Group 5
25,000.01 - 50,000.00	2	$ 89,900.00	0.08%
50,000.01 - 75,000.00	14	906,650.68	0.76
75,000.01 - 100,000.00	35	3,117,338.32	2.62
100,000.01 - 125,000.00	44	5,094,936.18	4.29
125,000.01 - 150,000.00	52	7,108,558.75	5.98
150,000.01 - 175,000.00	45	7,285,844.55	6.13
175,000.01 - 200,000.00	37	6,951,282.17	5.85
200,000.01 - 250,000.00	105	23,685,783.08	19.93
250,000.01 - 300,000.00	62	17,165,749.03	14.45

III-35

300,000.01 - 400,000.00	82	28,671,413.78	24.13
400,000.01 - 500,000.00	30	12,897,106.33	10.85
500,000.01 - 600,000.00	7	3,714,473.21	3.13
600,000.01 - 700,000.00	1	617,400.00	0.52
700,000.01 - 800,000.00	2	1,518,000.00	1.28
Total:	518	$118,824,436.08	100.00%

_________________

*

The minimum principal balance and the maximum principal balance of the mortgage loans in loan group 5 as of the cut-off date are $39,900.00 and $774,000.00, respectively. As of the cut-off date, the average principal balance for the mortgage loans in loan group 5 will be approximately $229,390.80.

Group 5 Mortgaged Property Types
Property Type	Number of Mortgage Loans	Principal Balance	Percent of Group 5
Single Family Residence	226	$ 47,270,114.31	39.78%
2-4 Family	87	28,719,901.40	24.17
PUD	121	26,219,369.26	22.07
Condo	79	15,189,236.06	12.78
Condotel	3	749,961.55	0.63
Mixed Use	1	533,473.21	0.45
Co-op	1	142,380.29	0.12
Total:	518	$118,824,436.08	100.00%

Group 5 Mortgage Loan Purposes
Loan Purpose	Number of Mortgage Loans	Principal Balance	Percent of Group 5
Purchase	331	$ 73,648,751.83	61.98%
Refinance - Cashout	161	38,332,351.14	32.26
Refinance - Rate Term	26	6,843,333.11	5.76
Total:	518	$118,824,436.08	100.00%

Group 5 Occupancy Types*
Occupancy Type	Number of Mortgage Loans	Principal Balance	Percent of Group 5
Primary	246	$ 63,933,272.39	53.8%
Investment	243	48,493,048.56	40.81
Second Home	29	6,398,115.13	5.38
Total:	518	$118,824,436.08	100.00%

_________________

*	Occupancy type is based on representations of the mortgagor at the time of origination of the related mortgage loan.

III-36

Group 5 Credit Score Distribution*
Credit Score	Number of Mortgage Loans	Principal Balance	Percent of Group 5
601 - 620	1	$ 416,127.16	0.35%
621 - 640	16	3,643,702.08	3.07
641 - 660	34	7,908,727.25	6.66
661 - 680	74	17,173,889.52	14.45
681 - 700	62	14,379,230.89	12.1
701 - 720	74	19,074,641.68	16.05
721 - 740	86	20,634,681.55	17.37
741 - 760	77	16,051,159.49	13.51
761 - 780	45	10,766,847.57	9.06
781 - 800	40	7,289,454.45	6.13
801 - 820	9	1,485,974.44	1.25
Total:	518	$118,824,436.08	100.00%

_________________

*

The minimum credit score and the maximum credit score for the mortgage loans in loan group 5 (where available) are 620 and 813, respectively. As of the cut-off date, the weighted average credit score for the mortgage loans in loan group 5 (where available) will be approximately 716.

Group 5 Original LTV Ratios*
Original LTV Ratio (%)	Number of Mortgage Loans	Principal Balance	Percent of Group 5
Less than or Equal to 50.00	23	$ 3,993,836.40	3.36%
50.01 - 55.00	9	1,941,573.71	1.63
55.01 - 60.00	18	4,885,607.55	4.11
60.01 - 65.00	40	9,208,723.32	7.75
65.01 - 70.00	62	14,135,627.40	11.9
70.01 - 75.00	55	11,988,630.70	10.09
75.01 - 80.00	269	64,759,295.76	54.5
80.01 - 85.00	3	578,798.94	0.49
85.01 - 90.00	27	4,992,555.85	4.2
90.01 - 95.00	11	2,215,823.60	1.86
95.01 - 100.00	1	123,962.85	0.1
Total:	518	$118,824,436.08	100.00%

_________________

*

The minimum original LTV ratio and the maximum original LTV ratio for the mortgage loans in loan group 5 are 13.83% and 96.15%, respectively. As of the cut-off date, the weighted average original LTV ratio for the mortgage loans in loan group 5 will be approximately 74.79%.

Group 5 Original Terms
Loan Term (months)	Number of Mortgage Loans	Principal Balance	Percent of Group 5
360	518	$118,824,436.08	100.00%
Total:	518	$118,824,436.08	100.00%

III-37

Group 5 Months Since Origination*
Months	Number of Mortgage Loans	Principal Balance	Percent of Group 5
0	131	$ 32,750,304.00	27.56%
1 - 3	265	60,437,181.69	50.86
4 - 6	92	19,971,440.20	16.81
7 - 9	22	3,569,851.19	3
10 - 12	4	830,262.93	0.7
13 - 15	1	395,999.98	0.33
49 - 51	3	869,396.09	0.73
Total:	518	$118,824,436.08	100.00%

_________________

*

The minimum months since origination and the maximum months since origination for the mortgage loans in loan group 5 are 0 months and 50 months, respectively. As of the cut-off date, the weighted average months since origination for the mortgage loans in loan group 5 will be approximately 2 months.

Group 5 Remaining Terms to Stated Maturity*
Remaining Term (months)	Number of Mortgage Loans	Principal Balance	Percent of Group 5
301 - 310	2	$ 734,925.95	0.62%
311 - 320	1	134,470.14	0.11
341 - 350	5	1,226,262.91	1.03
351 - 360	510	116,728,777.08	98.24
Total:	518	$118,824,436.08	100.00%

_________________

*

The minimum remaining term to stated maturity and the maximum remaining term to stated maturity for the mortgage loans in loan group 5 are 310 months and 360 months, respectively. As of the cut-off date, the weighted average remaining term to stated maturity for the mortgage loans in loan group 5 will be approximately 358 months.

Group 5 Documentation Types*
Documentation Type	Number of Mortgage Loans	Principal Balance	Percent of Group 5
Reduced	240	$ 56,213,690.53	47.31%
No Income/ No Asset	123	27,884,470.14	23.47
Stated Income/Stated Assets	79	19,783,102.51	16.65
Full/Alternative	76	14,943,172.90	12.58
Total:	518	$118,824,436.08	100.00%

_________________

*	For a description of the documentation types, see “—Underwriting Standards” in this prospectus supplement.

III-38

Group 5 Geographic Distribution of Mortgaged Properties
Location	Number of Mortgage Loans	Principal Balance	Percent of Group 5
Alabama	3	$ 468,075.44	0.39%
Arizona	55	12,645,004.80	10.64
Arkansas	1	180,500.00	0.15
California	54	16,840,573.25	14.17
Colorado	16	2,960,008.15	2.49
Connecticut	7	1,830,853.93	1.54
Florida	90	18,356,020.73	15.45
Georgia	6	853,971.00	0.72
Hawaii	3	1,252,245.00	1.05
Idaho	2	427,822.18	0.36
Illinois	22	5,028,294.01	4.23
Indiana	1	50,364.85	0.04
Kansas	2	361,500.00	0.3
Kentucky	1	85,000.00	0.07
Louisiana	10	1,347,855.26	1.13
Maryland	11	2,925,647.99	2.46
Massachusetts	10	2,902,025.45	2.44
Michigan	14	1,656,461.03	1.39
Minnesota	4	779,830.59	0.66
Missouri	5	591,444.27	0.5
Montana	2	348,009.99	0.29
Nevada	52	10,581,124.21	8.9
New Hampshire	2	503,000.00	0.42
New Jersey	36	11,660,804.95	9.81
New Mexico	1	112,960.00	0.1
New York	23	9,354,539.65	7.87
North Carolina	7	1,060,105.92	0.89
Ohio	5	1,018,365.55	0.86
Oklahoma	1	120,750.00	0.1
Oregon	6	1,117,096.55	0.94
Pennsylvania	8	1,032,809.19	0.87
Rhode Island	2	384,749.33	0.32
South Carolina	19	3,566,721.40	3
Tennessee	2	212,236.30	0.18
Texas	16	1,748,300.19	1.47
Utah	1	217,000.00	0.18
Virginia	10	2,522,869.83	2.12
Washington	5	1,181,308.46	0.99
Wisconsin	3	538,186.63	0.45
Total:	518	$118,824,436.08	100.00%

Group 5 Next Interest Rate Adjustment Dates
Year-Month	Number of Mortgage Loans	Principal Balance	Percent of Group 5
2007-02	2	$ 734,925.95	0.62%
2007-03	1	134,470.14	0.11
2010-02	1	395,999.98	0.33
2010-04	1	168,000.00	0.14
2010-06	3	662,262.93	0.56
2010-07	6	1,179,460.37	0.99
2010-08	6	866,867.00	0.73
2010-09	10	1,523,523.82	1.28
2010-10	14	2,504,240.74	2.11
2010-11	32	7,867,586.54	6.62
2010-12	46	9,599,612.92	8.08
2011-01	42	9,081,793.79	7.64
2011-02	133	31,316,934.00	26.36
2011-03	90	20,038,453.90	16.86
2011-04	131	32,750,304.00	27.56
Total:	518	$118,824,436.08	100.00%

III-39

Group 5 Margins*
Margin (%)	Number of Mortgage Loans	Principal Balance	Percent of Group 5
2.25	82	$ 19,347,809.14	16.28%
2.375	1	347,250.00	0.29
2.625	1	134,999.25	0.11
2.75	68	12,545,931.99	10.56
2.875	3	803,781.69	0.68
3	3	1,011,468.81	0.85
3.125	3	577,599.98	0.49
3.25	7	1,905,968.31	1.6
3.375	6	1,271,049.98	1.07
3.5	14	3,133,396.04	2.64
3.625	13	3,109,418.02	2.62
3.75	13	3,382,656.00	2.85
3.875	13	3,654,242.00	3.08
3.99	1	239,086.11	0.2
4	20	4,959,693.24	4.17
4.125	14	3,675,880.00	3.09
4.25	22	4,273,937.38	3.6
4.375	58	13,394,630.47	11.27
4.5	28	6,505,910.89	5.48
4.625	32	6,018,969.20	5.07
4.75	28	8,318,762.22	7
4.875	35	8,084,777.41	6.8
5	53	12,127,217.95	10.21
Total:	518	$118,824,436.08	100.00%

_________________

*

As of the cut-off date, the weighted average margin of the mortgage loans in loan group 5 will be 3.832%. As of the cut-off date, 496 mortgage loans in loan group 5 representing 94.75% of the mortgage loans in loan group 5 have a rate floor that is identical to the related margin.

Group 5 First Periodic Rate Caps*
First Periodic Rate Cap (%)	Number of Mortgage Loans	Principal Balance	Percent of Group 5
2	1	$ 411,656.82	0.35%
3	2	411,515.12	0.35
5	402	96,476,767.16	81.19
6	113	21,524,496.98	18.11
Total:	518	$118,824,436.08	100.00%

_________________

*

The minimum first periodic rate cap and the maximum first periodic rate cap for the mortgage loans in loan group 5 are 2.000% and 6.000% respectively. As of the cut-off date, the weighted average first periodic rate cap for the mortgage loans in loan group 5 will be approximately 5.164%.

Group 5 Periodic Rate Caps*
Periodic Rate Cap (%)	Number of Mortgage Loans	Principal Balance	Percent of Group 5
1	383	$ 90,344,747.36	76.03%
2	135	28,479,688.72	23.97
Total:	518	$118,824,436.08	100.00%

_________________

*

The minimum periodic rate cap and the maximum periodic rate cap for the mortgage loans in loan group 5 are 1.000% and 2.000%, respectively. As of the cut-off date, the weighted average periodic rate cap for the mortgage loans in loan group 5 will be approximately 1.240%.

III-40

Group 5 Maximum Mortgage Rates*
Maximum Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percent of Group 5
10.250 - 10.374	1	$ 148,245.12	0.12%
10.375 - 10.499	1	176,978.35	0.15
10.500 - 10.624	1	90,000.00	0.08
10.625 - 10.749	2	597,199.90	0.5
10.750 - 10.874	4	1,162,273.83	0.98
10.875 - 10.999	7	2,760,898.80	2.32
11.000 - 11.124	9	1,943,314.95	1.64
11.125 - 11.249	9	1,982,062.25	1.67
11.250 - 11.374	10	2,355,493.47	1.98
11.375 - 11.499	15	3,689,042.78	3.1
11.500 - 11.624	24	6,331,642.99	5.33
11.625 - 11.749	12	2,781,664.52	2.34
11.750 - 11.874	29	6,606,628.78	5.56
11.875 - 11.999	64	12,733,406.13	10.72
12.000 - 12.124	45	10,769,163.30	9.06
12.125 - 12.249	43	8,753,841.10	7.37
12.250 - 12.374	50	13,335,212.39	11.22
12.375 - 12.499	38	9,031,567.76	7.6
12.500 - 12.624	27	6,483,043.38	5.46
12.625 - 12.749	24	5,000,485.67	4.21
12.750 - 12.874	21	5,083,189.46	4.28
12.875 - 12.999	46	10,495,314.05	8.83
13.000 - 13.124	8	1,860,804.86	1.57
13.125 - 13.249	4	853,694.65	0.72
13.250 - 13.374	7	793,067.39	0.67
13.375 - 13.499	6	940,026.63	0.79
13.500 - 13.624	1	63,212.74	0.05
13.625 - 13.749	2	361,450.00	0.3
13.750 - 13.874	3	501,709.25	0.42
13.875 - 13.999	4	1,057,476.86	0.89
14.000 - 14.124	1	82,324.72	0.07
Total:	518	$118,824,436.08	100.00%

_________________

*

The lowest maximum mortgage rate and the highest maximum mortgage rate for the mortgage loans in loan group 5 are 10.250% per annum and 14.000% per annum, respectively. As of the cut-off date, the weighted average maximum mortgage rate for the mortgage loans in loan group 5 will be approximately 12.125% per annum.

Group 5 Interest Only Period
Interest Only Period (Months)	Number of Mortgage Loans	Principal Balance	Percent of Group 5
0	122	$ 25,971,196.81	21.86%
60	15	4,463,933.66	3.76
120	381	88,389,305.61	74.39
Total:	518	$118,824,436.08	100.00%

Group 5 Delinquency History
Number of Days Delinquent	Number of Mortgage Loans	Principal Balance	Percent of Group 5
Never Delinquent	439	$102,232,701.68	86.04%
30-59 Days Delinquent	34	7,667,385.44	6.45
Not Available	45	8,924,348.96	7.51
Total:	518	$118,824,436.08	100.00%

III-41

Groups 3-5 Mortgage Loans

Set forth below is a description of some additional statistical characteristics of the mortgage loans in loan groups 3-5 as of the cut-off date unless otherwise indicated. All percentages of the mortgage loans in loan groups 3-5 are approximate percentages by aggregate Cut-off Date Principal Balance of the mortgage loans in loan groups 3-5, and may not add to 100.00% due to rounding.

Groups 3-5 Current Mortgage Rates*
Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percent of Groups 3-5
4.001 - 4.250	1	$ 841,750.00	0.19%
4.751 - 5.000	4	2,224,756.40	0.5
5.001 - 5.250	10	4,566,701.72	1.02
5.251 - 5.500	29	19,739,351.42	4.42
5.501 - 5.750	36	24,073,155.46	5.39
5.751 - 6.000	89	47,246,283.41	10.57
6.001 - 6.250	77	37,433,744.90	8.38
6.251 - 6.500	145	70,589,301.90	15.79
6.501 - 6.750	134	57,551,058.77	12.88
6.751 - 7.000	213	82,692,537.46	18.5
7.001 - 7.250	125	41,751,943.45	9.34
7.251 - 7.500	87	27,850,554.76	6.23
7.501 - 7.750	41	13,823,672.87	3.09
7.751 - 8.000	50	16,066,963.69	3.6
8.001 - 8.250	1	460,000.00	0.1
Total:	1,042	$446,911,776.21	100.00%

_________________

*

The minimum current mortgage rate and the maximum current mortgage rate for the mortgage loans in loan groups 3-5 are 4.125% per annum and 8.125% per annum, respectively. As of the cut-off date, the weighted average current mortgage rate for the mortgage loans in loan groups 3-5 will be approximately 6.602% per annum.

Groups 3-5 Current Net Mortgage Rates*
Net Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percent of Groups 3-5
3.501 - 3.750	1	$ 841,750.00	0.19%
4.251 - 4.500	1	518,000.00	0.12
4.501 - 4.750	7	4,076,225.75	0.91
4.751 - 5.000	16	8,564,334.93	1.92
5.001 - 5.250	33	24,325,819.80	5.44
5.251 - 5.500	54	31,869,035.03	7.13
5.501 - 5.750	74	33,865,644.19	7.58
5.751 - 6.000	98	46,463,159.36	10.4
6.001 - 6.250	145	69,201,793.87	15.48
6.251 - 6.500	193	73,948,611.61	16.55
6.501 - 6.750	166	65,797,577.05	14.72
6.751 - 7.000	115	39,350,198.69	8.8
7.001 - 7.250	65	22,690,660.64	5.08
7.251 - 7.500	56	17,531,533.57	3.92
7.501 - 7.750	18	7,867,431.72	1.76
Total:	1,042	$446,911,776.21	100.00%

_________________

*

The minimum current net mortgage rate and the maximum current net mortgage rate for the mortgage loans in loan groups 3-5 are 3.750% per annum and 7.750% per annum, respectively. As of the cut-off date, the weighted average current net mortgage rate for the mortgage loans in loan groups 3-5 will be approximately 6.275% per annum.

III-42

Groups 3-5 Cut-off Date Mortgage Loan Principal Balances*
Cut-off Date Principal Balance ($)	Number of Mortgage Loans	Principal Balance	Percent of Groups 3-5
25,000.01 - 50,000.00	2	$ 89,900.00	0.02%
50,000.01 - 75,000.00	15	977,781.87	0.22
75,000.01 - 100,000.00	37	3,300,788.74	0.74
100,000.01 - 125,000.00	45	5,196,894.56	1.16
125,000.01 - 150,000.00	53	7,238,558.75	1.62
150,000.01 - 175,000.00	45	7,285,844.55	1.63
175,000.01 - 200,000.00	38	7,126,626.32	1.59
200,000.01 - 250,000.00	109	24,601,536.73	5.5
250,000.01 - 300,000.00	69	19,142,998.40	4.28
300,000.01 - 400,000.00	86	30,065,483.75	6.73
400,000.01 - 500,000.00	180	81,365,036.34	18.21
500,000.01 - 600,000.00	175	96,010,562.72	21.48
600,000.01 - 700,000.00	77	49,635,930.27	11.11
700,000.01 - 800,000.00	34	25,393,722.36	5.68
800,000.01 - 900,000.00	23	19,665,472.97	4.4
900,000.01 - 1,000,000.00	23	22,348,677.97	5
1,100,000.01 - 1,200,000.00	5	5,759,071.08	1.29
1,200,000.01 - 1,300,000.00	5	6,293,267.83	1.41
1,300,000.01 - 1,400,000.00	2	2,715,000.00	0.61
1,400,000.01 - 1,500,000.00	10	14,702,621.00	3.29
1,500,000.01 - 1,600,000.00	1	1,600,000.00	0.36
1,600,000.01 - 1,700,000.00	3	5,010,000.00	1.12
1,700,000.01 - 1,800,000.00	1	1,761,000.00	0.39
1,800,000.01 - 1,900,000.00	1	1,815,000.00	0.41
Greater than 2,000,000.00	3	7,810,000.00	1.75
Total:	1,042	$446,911,776.21	100.00%

_________________

*

The minimum principal balance and the maximum principal balance of the mortgage loans in loan groups 3-5 as of the cut-off date are $39,900.00 and $3,000,000.00, respectively. As of the cut-off date, the average principal balance for the mortgage loans in loan groups 3-5 will be approximately $428,898.06.

Groups 3-5 Mortgaged Property Types
Property Type	Number of Mortgage Loans	Principal Balance	Percent of Groups 3-5
Single Family Residence	531	$242,865,369.26	54.34%
PUD	248	106,176,055.62	23.76
Condo	150	54,818,911.12	12.27
2-4 Family	106	40,089,952.19	8.97
Co-op	3	1,678,053.26	0.38
Condotel	3	749,961.55	0.17
Mixed Use	1	533,473.21	0.12
Total:	1,042	$446,911,776.21	100.00%

Groups 3-5 Mortgage Loan Purposes
Loan Purpose	Number of Mortgage Loans	Principal Balance	Percent of Groups 3-5
Purchase	662	$270,574,580.08	60.54%
Refinance - Cashout	308	133,862,786.10	29.95
Refinance - Rate Term	72	42,474,410.03	9.5
Total:	1,042	$446,911,776.21	100.00%

III-43

Groups 3-5 Occupancy Types*
Occupancy Type	Number of Mortgage Loans	Principal Balance	Percent of Groups 3-5
Primary	664	$331,051,331.40	74.08%
Investment	309	81,692,920.18	18.28
Second Home	69	34,167,524.63	7.65
Total:	1,042	$446,911,776.21	100.00%

_________________

*	Occupancy type is based on representations of the mortgagor at the time of origination of the related mortgage loan.

Groups 3-5 Credit Score Distribution*
Credit Score	Number of Mortgage Loans	Principal Balance	Percent of Groups 3-5
601 - 620	1	$ 416,127.16	0.09%
621 - 640	43	18,610,608.00	4.16
641 - 660	70	27,517,092.24	6.16
661 - 680	127	49,276,456.91	11.03
681 - 700	122	51,350,557.01	11.49
701 - 720	133	54,318,708.79	12.15
721 - 740	140	56,761,005.43	12.7
741 - 760	156	66,677,761.73	14.92
761 - 780	134	68,884,313.92	15.41
781 - 800	92	42,597,924.07	9.53
801 - 820	19	7,606,730.16	1.7
Not Available	5	2,894,490.79	0.65
Total:	1,042	$446,911,776.21	100.00%

_________________

*

The minimum credit score and the maximum credit score for the mortgage loans in loan groups 3-5 (where available) are 620 and 813, respectively. As of the cut-off date, the weighted average credit score for the mortgage loans in loan groups 3-5 (where available) will be approximately 723.

Groups 3-5 Original LTV Ratios*
Original LTV Ratio (%)	Number of Mortgage Loans	Principal Balance	Percent of Groups 3-5
Less than or Equal to 50.00	44	$ 21,608,514.06	4.84%
50.01 - 55.00	23	16,869,599.49	3.77
55.01 - 60.00	41	22,052,294.08	4.93
60.01 - 65.00	67	28,426,484.23	6.36
65.01 - 70.00	105	43,662,751.06	9.77
70.01 - 75.00	135	66,833,936.14	14.95
75.01 - 80.00	573	233,621,247.11	52.27
80.01 - 85.00	3	578,798.94	0.13
85.01 - 90.00	34	8,751,441.20	1.96
90.01 - 95.00	15	3,923,526.22	0.88
95.01 - 100.00	2	583,183.68	0.13
Total:	1,042	$446,911,776.21	100.00%

_________________

*

The minimum original LTV ratio and the maximum original LTV ratio for the mortgage loans in loan groups 3-5 are 13.83% and 100.00%, respectively. As of the cut-off date, the weighted average original LTV ratio for the mortgage loans in loan groups 3-5 will be approximately 73.24%.

Groups 3-5 Original Terms
Loan Term (months)	Number of Mortgage Loans	Principal Balance	Percent of Groups 3-5
360	1,042	$446,911,776.21	100.00%
Total:	1,042	$446,911,776.21	100.00%

III-44

Groups 3-5 Months Since Origination*
Months	Number of Mortgage Loans	Principal Balance	Percent of Groups 3-5
0	205	$ 77,028,809.44	17.24%
1 - 3	509	211,521,674.80	47.33
4 - 6	250	122,678,950.50	27.45
7 - 9	54	25,689,511.95	5.75
10 - 12	7	2,072,594.12	0.46
13 - 15	3	1,287,456.38	0.29
16 - 18	1	841,750.00	0.19
49 - 51	13	5,791,029.02	1.3
Total:	1,042	$446,911,776.21	100.00%

_________________

*

The minimum months since origination and the maximum months since origination for the mortgage loans in loan groups 3-5 are 0 months and 50 months, respectively. As of the cut-off date, the weighted average months since origination for the mortgage loans in loan groups 3-5 will be approximately 3 months.

Groups 3-5 Remaining Terms to Stated Maturity*
Remaining Term (months)	Number of Mortgage Loans	Principal Balance	Percent of Groups 3-5
301 - 310	11	$ 5,167,734.93	1.16%
311 - 320	2	623,294.09	0.14
341 - 350	11	4,201,800.50	0.94
351 - 360	1,018	436,918,946.69	97.76
Total:	1,042	$446,911,776.21	100.00%

_________________

*

The minimum remaining term to stated maturity and the maximum remaining term to stated maturity for the mortgage loans in loan groups 3-5 are 310 months and 360 months, respectively. As of the cut-off date, the weighted average remaining term to stated maturity for the mortgage loans in loan groups 3-5 will be approximately 357 months.

Groups 3-5 Documentation Types*
Documentation Type	Number of Mortgage Loans	Principal Balance	Percent of Groups 3-5
Reduced	629	$305,655,910.30	68.39%
Full/Alternative	137	50,643,588.77	11.33
No Income/ No Asset	163	49,973,059.38	11.18
Stated Income/Stated Assets	113	40,639,217.76	9.09
Total:	1,042	$446,911,776.21	100.00%

_________________

*	For a description of the documentation types, see “—Underwriting Standards” in this prospectus supplement.

III-45

Groups 3-5 Geographic Distribution of Mortgaged Properties
Location	Number of Mortgage Loans	Principal Balance	Percent of Groups 3-5
Alabama	6	$ 2,122,803.43	0.47%
Arizona	70	21,718,798.61	4.86
Arkansas	1	180,500.00	0.04
California	345	201,767,567.95	45.15
Colorado	19	4,338,877.30	0.97
Connecticut	20	15,898,491.29	3.56
District of Columbia	1	234,000.00	0.05
Florida	127	39,216,158.67	8.77
Georgia	8	1,595,340.35	0.36
Hawaii	6	4,520,245.00	1.01
Idaho	3	903,822.18	0.2
Illinois	27	8,422,938.16	1.88
Indiana	1	50,364.85	0.01
Kansas	3	1,108,426.54	0.25
Kentucky	2	156,131.19	0.03
Louisiana	10	1,347,855.26	0.3
Maryland	16	6,608,047.97	1.48
Massachusetts	24	12,179,492.41	2.73
Michigan	16	2,561,461.03	0.57
Minnesota	6	1,813,430.59	0.41
Missouri	5	591,444.27	0.13
Montana	2	348,009.99	0.08
Nevada	82	27,213,871.06	6.09
New Hampshire	2	503,000.00	0.11
New Jersey	56	22,438,375.59	5.02
New Mexico	2	937,960.00	0.21
New York	51	27,496,015.18	6.15
North Carolina	12	4,129,778.17	0.92
Ohio	5	1,018,365.55	0.23
Oklahoma	1	120,750.00	0.03
Oregon	9	2,868,056.05	0.64
Pennsylvania	8	1,032,809.19	0.23
Rhode Island	2	384,749.33	0.09
South Carolina	29	9,265,936.65	2.07
Tennessee	2	212,236.30	0.05
Texas	21	5,043,210.05	1.13
Utah	2	867,000.00	0.19
Virginia	25	10,351,449.00	2.32
Washington	12	4,805,820.42	1.08
Wisconsin	3	538,186.63	0.12
Total:	1,042	$446,911,776.21	100.00%

III-46

Groups 3-5 Next Interest Rate Adjustment Dates
Year-Month	Number of Mortgage Loans	Principal Balance	Percent of Groups 3-5
2007-02	11	$ 5,167,734.93	1.16%
2007-03	2	623,294.09	0.14
2009-12	1	841,750.00	0.19
2010-02	2	1,045,699.98	0.23
2010-03	1	241,756.40	0.05
2010-04	3	1,339,200.00	0.3
2010-06	3	662,262.93	0.15
2010-07	12	6,274,181.20	1.4
2010-08	14	6,031,444.50	1.35
2010-09	26	12,719,921.23	2.85
2010-10	35	14,328,846.34	3.21
2010-11	104	64,101,922.79	14.34
2010-12	95	38,224,424.99	8.55
2011-01	65	22,427,728.96	5.02
2011-02	163	49,851,616.48	11.15
2011-03	115	35,507,514.64	7.95
2011-04	142	39,911,504.00	8.93
2012-05	1	71,131.19	0.02
2012-07	1	575,000.00	0.13
2012-09	1	88,965.02	0.02
2012-10	1	559,551.98	0.13
2012-11	4	1,514,755.34	0.34
2012-12	11	3,949,449.06	0.88
2013-01	9	5,549,054.13	1.24
2013-02	12	6,825,288.00	1.53
2013-03	145	91,360,472.59	20.44
2013-04	63	37,117,305.44	8.31
Total:	1,042	$446,911,776.21	100.00%

III-47

Groups 3-5 Margins*
Margin (%)	Number of Mortgage Loans	Principal Balance	Percent of Groups 3-5
2.1	2	$ 1,840,000.00	0.41%
2.25	425	230,377,596.48	51.55
2.375	1	347,250.00	0.08
2.6	18	19,777,450.87	4.43
2.625	3	1,285,672.22	0.29
2.65	8	4,496,925.00	1.01
2.75	123	44,854,934.73	10.04
2.8	1	487,500.00	0.11
2.85	4	2,263,651.96	0.51
2.875	6	2,267,864.00	0.51
2.95	6	3,312,937.87	0.74
3	5	1,815,218.81	0.41
3.125	5	1,774,349.98	0.4
3.25	12	5,340,175.60	1.19
3.375	13	4,860,491.91	1.09
3.5	16	4,283,787.79	0.96
3.625	14	3,669,751.71	0.82
3.75	21	9,090,603.36	2.03
3.875	18	6,637,842.00	1.49
3.99	1	239,086.11	0.05
4	28	9,525,060.83	2.13
4.125	21	7,185,579.34	1.61
4.25	26	6,809,630.23	1.52
4.375	72	22,457,300.30	5.02
4.5	32	9,045,326.29	2.02
4.625	38	10,202,338.48	2.28
4.75	30	9,276,048.81	2.08
4.875	37	9,364,483.58	2.1
5	56	14,022,917.95	3.14
Total:	1,042	$446,911,776.21	100.00%

_________________

*

As of the cut-off date, the weighted average margin of the mortgage loans in loan groups 3-5 will be 2.939%. As of the cut-off date, 1,005 mortgage loans in loan groups 3-5 representing 96.49% of the mortgage loans in loan groups 3-5 have a rate floor that is identical to the related margin.

Groups 3-5 First Periodic Rate Caps*
First Periodic Rate Cap (%)	Number of Mortgage Loans	Principal Balance	Percent of Groups 3-5
2	4	$ 2,322,055.23	0.52%
3	2	411,515.12	0.09
5	845	378,599,556.52	84.71
6	191	65,578,649.34	14.67
Total:	1,042	$446,911,776.21	100.00%

_________________

*

The minimum first periodic rate cap and the maximum first periodic rate cap for the mortgage loans in loan groups 3-5 are 2.000% and 6.000%, respectively. As of the cut-off date, the weighted average first periodic rate cap for the mortgage loans in loan groups 3-5 will be approximately 5.129%.

Groups 3-5 Periodic Rate Caps*
Periodic Rate Cap (%)	Number of Mortgage Loans	Principal Balance	Percent of Groups 3-5
1	460	$135,685,154.36	30.36%
2	582	311,226,621.85	69.64
Total:	1,042	$446,911,776.21	100.00%

_________________

*

The minimum periodic rate cap and the maximum periodic rate cap for the mortgage loans in loan groups 3-5 are 1.000% and 2.000%, respectively. As of the cut-off date, the weighted average periodic rate cap for the mortgage loans in loan groups 3-5 will be approximately 1.696%.

III-48

Groups 3-5 Maximum Mortgage Rates*
Maximum Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percent of Groups 3-5
9.125 - 9.249	1	$ 841,750.00	0.19%
9.750 - 9.874	1	518,000.00	0.12
10.000 - 10.124	4	2,429,381.40	0.54
10.125 - 10.249	4	2,302,744.25	0.52
10.250 - 10.374	5	3,008,647.56	0.67
10.375 - 10.499	12	7,910,660.81	1.77
10.500 - 10.624	18	15,185,557.19	3.4
10.625 - 10.749	13	9,314,598.29	2.08
10.750 - 10.874	19	15,546,758.04	3.48
10.875 - 10.999	30	16,268,370.67	3.64
11.000 - 11.124	31	15,003,185.24	3.36
11.125 - 11.249	24	11,106,855.37	2.49
11.250 - 11.374	35	17,963,151.73	4.02
11.375 - 11.499	47	23,117,731.72	5.17
11.500 - 11.624	76	38,202,317.52	8.55
11.625 - 11.749	47	24,455,154.17	5.47
11.750 - 11.874	57	21,946,182.56	4.91
11.875 - 11.999	123	49,192,504.75	11.01
12.000 - 12.124	73	27,548,683.08	6.16
12.125 - 12.249	56	16,396,135.81	3.67
12.250 - 12.374	73	29,707,368.61	6.65
12.375 - 12.499	57	20,110,668.08	4.5
12.500 - 12.624	46	16,330,429.72	3.65
12.625 - 12.749	37	13,235,945.39	2.96
12.750 - 12.874	34	13,188,766.87	2.95
12.875 - 12.999	64	21,050,315.45	4.71
13.000 - 13.124	20	7,383,898.84	1.65
13.125 - 13.249	6	1,602,194.65	0.36
13.250 - 13.374	9	1,997,560.24	0.45
13.375 - 13.499	6	940,026.63	0.21
13.500 - 13.624	2	315,212.74	0.07
13.625 - 13.749	2	361,450.00	0.08
13.750 - 13.874	5	1,289,767.25	0.29
13.875 - 13.999	4	1,057,476.86	0.24
14.000 - 14.124	1	82,324.72	0.02
Total:	1,042	$446,911,776.21	100.00%

_________________

*

The lowest maximum mortgage rate and the highest maximum mortgage rate for the mortgage loans in loan groups 3-5 are 9.125% per annum and 14.000% per annum, respectively. As of the cut-off date, the weighted average maximum mortgage rate for the mortgage loans in loan groups 3-5 will be approximately 11.746% per annum.

Groups 3-5 Interest Only Period
Interest Only Period (Months)	Number of Mortgage Loans	Principal Balance	Percent of Groups 3-5
0	190	$ 63,910,017.47	14.3%
60	155	99,315,554.84	22.22
84	199	125,590,435.71	28.1
120	498	158,095,768.19	35.38
Total:	1,042	$446,911,776.21	100.00%

Groups 3-5 Delinquency History
Number of Days Delinquent	Number of Mortgage Loans	Principal Balance	Percent of Groups 3-5
Never Delinquent	846	$351,262,908.32	78.60%
30-59 Days Delinquent	57	20,121,591.06	4.50
Not Available	139	75,527,276.83	16.90
Total:	1,042	$446,911,776.21	100.00%

III-49

Group 6 Mortgage Loans

Set forth below is a description of some additional statistical characteristics of the group 6 mortgage loans as of the cut-off date unless otherwise indicated. All percentages of the group 6 mortgage loans are approximate percentages by aggregate Cut-off Date Principal Balance of such mortgage loans in loan group 6, and may not add to 100.00% due to rounding.

Group 6 Current Mortgage Rates*
Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percent of Group 6
1.751 - 2.000	2	$ 428,979.69	0.22%
3.751 - 4.000	1	539,009.96	0.27
4.001 - 4.250	2	1,572,621.14	0.79
4.251 - 4.500	7	4,529,167.93	2.29
4.501 - 4.750	4	1,746,163.17	0.88
4.751 - 5.000	9	3,753,087.73	1.9
5.001 - 5.250	8	2,613,037.40	1.32
5.251 - 5.500	13	5,496,593.09	2.78
5.501 - 5.750	17	7,354,503.98	3.72
5.751 - 6.000	45	15,728,120.45	7.95
6.001 - 6.250	17	6,558,880.66	3.31
6.251 - 6.500	26	9,385,931.17	4.74
6.501 - 6.750	23	8,866,155.56	4.48
6.751 - 7.000	22	5,725,842.79	2.89
7.001 - 7.250	34	14,494,748.25	7.32
7.251 - 7.500	94	28,339,953.01	14.32
7.501 - 7.750	122	33,352,384.91	16.85
7.751 - 8.000	154	43,274,926.15	21.87
8.001 - 8.250	9	2,645,453.26	1.34
8.251 - 8.500	1	303,998.07	0.15
8.501 - 8.750	4	511,454.00	0.26
8.751 - 9.000	3	605,840.53	0.31
9.501 - 9.750	1	67,502.58	0.03
Total:	618	$197,894,355.48	100.00%

_________________

*

The minimum current mortgage rate and the maximum current mortgage rate for the mortgage loans in loan group 6 are 1.990% per annum and 9.750% per annum, respectively. As of the cut-off date, the weighted average current mortgage rate for the mortgage loans in loan group 6 will be approximately 6.992% per annum.

III-50

Group 6 Current Net Mortgage Rates*
Net Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percent of Group 6
1.501 - 1.750	2	$ 428,979.69	0.22%
3.501 - 3.750	1	539,009.96	0.27
3.751 - 4.000	2	1,572,621.14	0.79
4.001 - 4.250	7	4,529,167.93	2.29
4.251 - 4.500	5	2,260,413.17	1.14
4.501 - 4.750	9	3,753,087.73	1.9
4.751 - 5.000	10	3,619,537.40	1.83
5.001 - 5.250	10	3,975,843.09	2.01
5.251 - 5.500	20	8,815,304.54	4.45
5.501 - 5.750	43	14,575,119.89	7.37
5.751 - 6.000	17	6,558,880.66	3.31
6.001 - 6.250	26	9,789,610.11	4.95
6.251 - 6.500	24	8,693,616.98	4.39
6.501 - 6.750	22	5,689,931.39	2.88
6.751 - 7.000	34	14,228,442.65	7.19
7.001 - 7.250	97	29,024,620.57	14.67
7.251 - 7.500	123	33,358,684.76	16.86
7.501 - 7.750	153	43,189,799.27	21.82
7.751 - 8.000	9	2,544,740.49	1.29
8.001 - 8.250	2	409,359.54	0.21
8.251 - 8.500	2	337,584.52	0.17
Total:	618	$197,894,355.48	100.00%

_________________

*

The minimum current net mortgage rate and the maximum current net mortgage rate for the mortgage loans in loan group 6 are 1.615% per annum and 8.500% per annum, respectively. As of the cut-off date, the weighted average current net mortgage rate for the mortgage loans in loan group 6 will be approximately 6.727% per annum.

Group 6 Cut-off Date Mortgage Loan Principal Balances*
Cut-off Date Principal Balance ($)	Number of Mortgage Loans	Principal Balance	Percent of Group 6
25,000.01 - 50,000.00	3	$ 131,792.73	0.07%
50,000.01 - 75,000.00	11	698,968.23	0.35
75,000.01 - 100,000.00	28	2,485,650.75	1.26
100,000.01 - 125,000.00	41	4,594,952.49	2.32
125,000.01 - 150,000.00	43	5,905,567.83	2.98
150,000.01 - 175,000.00	48	7,771,731.63	3.93
175,000.01 - 200,000.00	45	8,409,786.78	4.25
200,000.01 - 250,000.00	86	19,452,445.86	9.83
250,000.01 - 300,000.00	62	16,877,702.16	8.53
300,000.01 - 400,000.00	82	28,881,274.46	14.59
400,000.01 - 500,000.00	61	27,456,936.13	13.87
500,000.01 - 600,000.00	56	30,701,843.72	15.51
600,000.01 - 700,000.00	22	14,032,001.18	7.09
700,000.01 - 800,000.00	8	6,065,478.94	3.07
800,000.01 - 900,000.00	6	5,142,450.00	2.6
900,000.01 - 1,000,000.00	8	7,833,819.63	3.96
1,000,000.01 - 1,100,000.00	3	3,247,022.90	1.64
1,100,000.01 - 1,200,000.00	1	1,189,945.06	0.6
1,400,000.01 - 1,500,000.00	2	2,995,000.00	1.51
1,500,000.01 - 1,600,000.00	1	1,540,000.00	0.78
Greater than 2,000,000.00	1	2,479,985.00	1.25
Total:	618	$197,894,355.48	100.00%

_________________

*

The minimum principal balance and the maximum principal balance of the mortgage loans in loan group 6 as of the cut-off date are $43,199.90 and $2,479,985.00, respectively. As of the cut-off date, the average principal balance for the mortgage loans in loan group 6 will be approximately $320,217.40.

III-51

Group 6 Mortgaged Property Types
Property Type	Number of Mortgage Loans	Principal Balance	Percent of Group 6
Single Family Residence	311	$102,157,100.69	51.62%
PUD	143	44,553,690.21	22.51
2-4 Family	75	25,541,371.33	12.91
Condo	86	24,719,152.08	12.49
Condotel	2	835,920.00	0.42
Co-op	1	87,121.17	0.04
Total:	618	$197,894,355.48	100.00%

Group 6 Mortgage Loan Purposes
Loan Purpose	Number of Mortgage Loans	Principal Balance	Percent of Group 6
Purchase	457	$139,481,728.14	70.48%
Refinance - Cashout	129	44,716,595.82	22.6
Refinance - Rate Term	32	13,696,031.52	6.92
Total:	618	$197,894,355.48	100.00%

Group 6 Occupancy Types*
Occupancy Type	Number of Mortgage Loans	Principal Balance	Percent of Group 6
Primary	348	$124,416,029.30	62.87%
Investment	219	55,108,104.29	27.85
Second Home	51	18,370,221.89	9.28
Total:	618	$197,894,355.48	100.00%

_________________

*	Occupancy type is based on representations of the mortgagor at the time of origination of the related mortgage loan.

Group 6 Credit Score Distribution*
Credit Score	Number of Mortgage Loans	Principal Balance	Percent of Group 6
601 - 620	2	$ 905,849.95	0.46%
621 - 640	23	6,151,646.58	3.11
641 - 660	51	16,737,393.35	8.46
661 - 680	111	32,974,700.19	16.66
681 - 700	77	25,088,686.15	12.68
701 - 720	83	24,920,514.29	12.59
721 - 740	92	33,174,233.64	16.76
741 - 760	78	25,689,308.75	12.98
761 - 780	56	17,981,812.96	9.09
781 - 800	34	10,723,515.55	5.42
801 - 820	8	3,061,415.76	1.55
Not Available	3	485,278.31	0.25
Total:	618	$197,894,355.48	100.00%

_________________

*

The minimum credit score and the maximum credit score for the mortgage loans in loan group 6 (where available) are 620 and 814, respectively. As of the cut-off date, the weighted average credit score for the mortgage loans in loan group 6 (where available) will be approximately 713.

III-52

Group 6 Original LTV Ratios*
Original LTV Ratio (%)	Number of Mortgage Loans	Principal Balance	Percent of Group 6
Less than or Equal to 50.00	10	$ 4,304,641.74	2.18%
50.01 - 55.00	1	197,635.98	0.1
55.01 - 60.00	8	2,326,935.35	1.18
60.01 - 65.00	24	11,326,949.57	5.72
65.01 - 70.00	65	24,134,782.35	12.2
70.01 - 75.00	83	28,094,383.96	14.2
75.01 - 80.00	376	116,957,701.76	59.1
80.01 - 85.00	5	1,415,957.07	0.72
85.01 - 90.00	26	5,607,916.01	2.83
90.01 - 95.00	18	3,096,852.25	1.56
95.01 - 100.00	2	430,599.44	0.22
Total:	618	$197,894,355.48	100.00%

_________________

*

The minimum original LTV ratio and the maximum original LTV ratio for the mortgage loans in loan group 6 are 30.59% and 100.00%, respectively. As of the cut-off date, the weighted average original LTV ratio for the mortgage loans in loan group 6 will be approximately 76.31%.

Group 6 Original Terms
Loan Term (months)	Number of Mortgage Loans	Principal Balance	Percent of Group 6
360	618	$197,894,355.48	100.00%
Total:	618	$197,894,355.48	100.00%

Group 6 Months Since Origination*
Months	Number of Mortgage Loans	Principal Balance	Percent of Group 6
0	88	$ 23,609,614.35	11.93%
1 - 3	317	93,623,440.13	47.31
4 - 6	123	43,810,658.35	22.14
7 - 9	63	25,515,458.12	12.89
10 - 12	11	7,559,323.12	3.82
13 - 15	2	626,726.56	0.32
16 - 18	2	495,199.90	0.25
49 - 51	4	868,435.63	0.44
52 - 54	7	1,716,991.31	0.87
55 - 57	1	68,508.01	0.03
Total:	618	$197,894,355.48	100.00%

_________________

*

The minimum months since origination and the maximum months since origination for the mortgage loans in loan group 6 are 0 months and 55 months, respectively. As of the cut-off date, the weighted average months since origination for the mortgage loans in loan group 6 will be approximately 4 months.

Group 6 Remaining Terms to Stated Maturity*
Remaining Term (months)	Number of Mortgage Loans	Principal Balance	Percent of Group 6
301 - 310	11	$ 2,283,209.94	1.15%
311 - 320	1	370,725.01	0.19
341 - 350	15	8,681,249.58	4.39
351 - 360	591	186,559,170.95	94.27
Total:	618	$197,894,355.48	100.00%

_________________

*

The minimum remaining term to stated maturity and the maximum remaining term to stated maturity for the mortgage loans in loan group 6 are 305 months and 360 months, respectively. As of the cut-off date, the weighted average remaining term to stated maturity for the mortgage loans in loan group 6 will be approximately 356 months.

III-53

Group 6 Documentation Types*
Documentation Type	Number of Mortgage Loans	Principal Balance	Percent of Group 6
Reduced	274	$ 94,015,239.59	47.51%
No Income/ No Asset	170	51,569,628.33	26.06
Full/Alternative	95	30,284,934.08	15.3
Stated Income/Stated Assets	79	22,024,553.48	11.13
Total:	618	$197,894,355.48	100.00%

_________________

*	For a description of the documentation types, see “—Underwriting Standards” in this prospectus supplement.

Group 6 Geographic Distribution of Mortgaged Properties
Location	Number of Mortgage Loans	Principal Balance	Percent of Group 6
Alabama	4	$ 1,124,489.79	0.57%
Arizona	51	11,735,737.94	5.93
California	94	43,998,060.58	22.23
Colorado	20	4,621,588.60	2.34
Connecticut	14	6,082,362.94	3.07
Delaware	4	1,302,020.00	0.66
District of Columbia	2	863,344.86	0.44
Florida	113	33,561,044.33	16.96
Georgia	7	1,178,465.27	0.6
Hawaii	2	884,000.00	0.45
Idaho	3	507,657.97	0.26
Illinois	16	4,089,264.73	2.07
Indiana	3	440,727.55	0.22
Kansas	1	53,600.00	0.03
Maine	1	235,436.81	0.12
Maryland	12	5,477,692.46	2.77
Massachusetts	13	5,399,461.71	2.73
Michigan	14	2,384,466.87	1.2
Minnesota	6	1,003,619.41	0.51
Mississippi	5	1,100,400.00	0.56
Missouri	4	550,210.22	0.28
Montana	2	387,800.00	0.2
Nevada	61	18,682,540.67	9.44
New Hampshire	1	202,989.68	0.1
New Jersey	48	16,285,675.97	8.23
New Mexico	2	302,125.00	0.15
New York	33	13,664,723.46	6.91
North Carolina	2	287,668.99	0.15
Ohio	8	2,115,665.19	1.07
Oregon	3	472,948.05	0.24
Pennsylvania	4	1,178,771.57	0.6
South Carolina	11	2,988,652.64	1.51
Tennessee	1	128,000.00	0.06
Texas	14	1,777,074.30	0.9
Utah	8	2,005,344.11	1.01
Virginia	22	8,599,101.79	4.35
Washington	5	1,482,753.71	0.75
Wisconsin	4	738,868.31	0.37
Total:	618	$197,894,355.48	100.00%

III-54

Group 6 Next Interest Rate Adjustment Dates
Year-Month	Number of Mortgage Loans	Principal Balance	Percent of Group 6
2006-05	5	$ 2,711,200.38	1.37%
2006-06	9	3,519,555.05	1.78
2006-07	12	8,230,659.70	4.16
2006-08	4	836,073.67	0.42
2006-09	13	5,003,271.39	2.53
2006-10	27	12,113,466.99	6.12
2007-04	1	360,000.00	0.18
2007-07	1	235,455.02	0.12
2007-08	3	1,186,150.00	0.6
2007-09	21	5,583,643.57	2.82
2007-10	1	179,238.21	0.09
2007-11	8	2,778,087.66	1.4
2007-12	6	1,903,543.22	0.96
2008-01	10	2,971,816.97	1.5
2008-02	16	4,029,335.90	2.04
2008-03	10	2,679,090.93	1.35
2008-05	1	2,479,985.00	1.25
2008-06	1	163,012.08	0.08
2008-07	2	845,794.42	0.43
2008-08	4	1,529,768.38	0.77
2008-09	3	784,026.38	0.4
2008-10	7	2,094,820.55	1.06
2008-11	7	1,424,546.37	0.72
2008-12	17	5,095,728.56	2.57
2009-01	10	2,565,147.88	1.3
2009-02	18	5,430,499.24	2.74
2009-03	16	4,800,349.08	2.43
2009-04	1	220,000.00	0.11
2010-07	2	697,085.06	0.35
2010-08	4	1,513,497.03	0.76
2010-09	3	1,337,130.65	0.68
2010-10	11	3,980,000.69	2.01
2010-11	17	6,873,398.83	3.47
2010-12	24	7,381,589.09	3.73
2011-01	25	8,711,503.57	4.4
2011-02	116	33,650,460.65	17
2011-03	94	28,360,007.26	14.33
2011-04	87	23,389,614.35	11.82
2011-08	1	245,801.70	0.12
Total:	618	$197,894,355.48	100.00%

III-55

Group 6 Margins*
Margin (%)	Number of Mortgage Loans	Principal Balance	Percent of Group 6
1.875	1	$ 386,633.39	0.2%
2	3	695,706.25	0.35
2.1	1	542,500.00	0.27
2.25	85	35,169,411.02	17.77
2.375	2	461,101.34	0.23
2.625	1	263,485.51	0.13
2.75	64	23,134,879.29	11.69
2.875	6	3,531,916.90	1.78
2.95	1	566,074.00	0.29
3	3	1,248,689.21	0.63
3.125	3	1,175,441.51	0.59
3.25	16	6,007,685.39	3.04
3.375	9	1,799,062.23	0.91
3.5	8	2,520,966.22	1.27
3.625	7	2,220,563.88	1.12
3.75	6	2,768,185.39	1.4
3.875	4	1,246,663.97	0.63
4	8	1,673,836.37	0.85
4.125	16	4,391,975.06	2.22
4.25	7	2,116,243.87	1.07
4.375	33	9,583,445.15	4.84
4.5	9	2,672,644.82	1.35
4.58	1	110,364.31	0.06
4.625	12	3,632,300.83	1.84
4.75	22	7,482,113.21	3.78
4.875	46	14,396,102.13	7.27
4.99	1	219,400.00	0.11
4.999	2	594,900.00	0.3
5	230	64,296,230.53	32.49
5.125	4	1,050,080.57	0.53
5.375	2	936,999.66	0.47
5.5	2	225,750.89	0.11
6.25	1	67,502.58	0.03
6.5	1	149,500.00	0.08
6.875	1	556,000.00	0.28
Total:	618	$197,894,355.48	100.00%

_________________

*

As of the cut-off date, the weighted average margin of the mortgage loans in loan group 6 will be 3.931%. As of the cut-off date, 545 mortgage loans in loan group 6 representing 89.41% of the mortgage loans in loan group 6 have a rate floor that is identical to the related margin.

Group 6 First Periodic Rate Caps*
First Periodic Rate Cap (%)	Number of Mortgage Loans	Principal Balance	Percent of Group 6
1	18	$ 9,637,140.25	4.87%
1.5	3	1,234,326.11	0.62
2	72	26,667,360.07	13.48
3	96	29,050,276.68	14.68
5	318	94,391,379.35	47.7
6	105	34,254,279.49	17.31
12	6	2,659,593.53	1.34
Total:	618	$197,894,355.48	100.00%

_________________

*

The minimum first periodic rate cap and the maximum first periodic rate cap for the mortgage loans in loan group 6 are 1.000% and 12.000% respectively. As of the cut-off date, the weighted average first periodic rate cap for the mortgage loans in loan group 6 will be approximately 4.353%.

III-56

Group 6 Periodic Rate Caps*
Periodic Rate Cap (%)	Number of Mortgage Loans	Principal Balance	Percent of Group 6
1	412	$119,899,973.10	60.59%
1.5	3	1,234,326.11	0.62
2	192	71,626,386.71	36.19
6	5	2,474,076.03	1.25
12	6	2,659,593.53	1.34
Total:	618	$197,894,355.48	100.00%

_________________

*

The minimum periodic rate cap and the maximum periodic rate cap for the mortgage loans in loan group 6 are 1.000% and 12.000%, respectively. As of the cut-off date, the weighted average periodic rate cap for the mortgage loans in loan group 6 will be approximately 1.575%.

Group 6 Maximum Mortgage Rates*
Maximum Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percent of Group 6
10.000 - 10.124	2	$ 1,088,896.20	0.55%
10.125 - 10.249	1	999,937.50	0.51
10.250 - 10.374	4	1,611,183.64	0.81
10.375 - 10.499	9	5,249,090.76	2.65
10.500 - 10.624	6	2,750,017.94	1.39
10.625 - 10.749	4	1,865,273.96	0.94
10.750 - 10.874	7	3,463,362.31	1.75
10.875 - 10.999	10	3,883,015.15	1.96
11.000 - 11.124	9	4,592,246.02	2.32
11.125 - 11.249	6	2,542,037.40	1.28
11.250 - 11.374	6	2,996,622.08	1.51
11.375 - 11.499	8	3,498,075.50	1.77
11.500 - 11.624	13	5,479,170.21	2.77
11.625 - 11.749	3	3,651,250.82	1.85
11.750 - 11.874	11	3,790,199.60	1.92
11.875 - 11.999	32	9,131,484.69	4.61
12.000 - 12.124	24	8,011,015.59	4.05
12.125 - 12.249	12	4,400,060.80	2.22
12.250 - 12.374	20	7,606,427.44	3.84
12.375 - 12.499	23	6,684,283.03	3.38
12.500 - 12.624	55	16,331,859.23	8.25
12.625 - 12.749	40	11,494,715.27	5.81
12.750 - 12.874	68	16,868,111.23	8.52
12.875 - 12.999	111	29,865,982.83	15.09
13.000 - 13.124	23	5,442,950.00	2.75
13.125 - 13.249	13	3,222,728.02	1.63
13.250 - 13.374	6	3,210,887.48	1.62
13.375 - 13.499	10	4,074,218.10	2.06
13.500 - 13.624	17	3,922,230.65	1.98
13.625 - 13.749	12	3,276,775.72	1.66
13.750 - 13.874	17	5,770,066.91	2.92
13.875 - 13.999	26	9,466,563.58	4.78
14.000 - 14.124	2	509,046.88	0.26
14.250 - 14.374	2	297,356.35	0.15
14.625 - 14.749	1	105,361.47	0.05
14.750 - 14.874	1	68,508.01	0.03
14.875 - 14.999	3	605,840.53	0.31
15.750 - 15.874	1	67,502.58	0.03
Total:	618	$197,894,355.48	100.00%

_________________

*

The lowest maximum mortgage rate and the highest maximum mortgage rate for the mortgage loans in loan group 6 are 10.000% per annum and 15.750% per annum, respectively. As of the cut-off date, the weighted average maximum mortgage rate for the mortgage loans in loan group 6 will be approximately 12.369% per annum.

III-57

Group 6 Interest Only Period
Interest Only Period (Months)	Number of Mortgage Loans	Principal Balance	Percent of Group 6
0	149	$ 38,784,713.49	19.6%
36	5	2,006,766.40	1.01
60	44	16,022,190.84	8.1
120	420	141,080,684.75	71.29
Total:	618	$197,894,355.48	100.00%

Group 6 Delinquency History
Number of Days Delinquent	Number of Mortgage Loans	Principal Balance	Percent of Group 6
Never Delinquent	456	$140,614,269.31	71.06%
30-59 Days Delinquent	58	22,588,949.26	11.41
Not Available	104	34,691,136.91	17.53
Total:	618	$197,894,355.48	100.00%

III-58

$1,620,821,100

(Approximate)

Adjustable Rate Mortgage Trust 2006-2

Adjustable Rate Mortgage-Backed Pass Through Certificates,

Series 2006-2

DLJ Mortgage Capital, Inc.

Sponsor and Seller

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

____________________

PROSPECTUS SUPPLEMENT

____________________

Credit Suisse

Underwriter

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates in any state where the offer is not permitted.

We represent the accuracy of the information in this prospectus supplement and the accompanying prospectus only as of the dates on their respective covers.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until ninety days after the date of this prospectus supplement.

April 27, 2006

ANNEX III

UNDERLYING TRUST STATEMENT TO CERTIFICATEHOLDERS AS OF MAY 25, 2006

(see attached)

III-1

                                                                                                                Contact:   Customer Service - CTSLink
                                                                                                                               Wells Fargo Bank, N.A.
                                                                                                                   Securities Administration Services
                                                                                                                                  Frederick, MD 21703
                                                                                                                                 7485 New Horizon Way
                                                                                                                                      www.ctslink.com
                                                                                                                            Telephone: (301) 815-6600
                                                                                                                            Fax:       (301) 815-6660

Credit Suisse First Boston Mortgage Securities Corp.
Adjustable Rate Mortgage-Backed P/T Cert
Distribution Date:    25-May-2006

25-May-2006 10:36:39AM
                                                             Credit Suisse First Boston Mortgage Securities Corp.
                                                                    Adjustable Rate Mortgage-Backed P/T Cert
                                                                               Series 2006-2

                                                                   Certificateholder Distribution Summary

                                  Certificate     Beginning                                      Current         Ending                             Cumulative
                                 Pass-Through    Certificate      Interest       Principal       Realized      Certificate       Total               Realized
     Class           CUSIP           Rate          Balance      Distribution   Distribution        Loss          Balance      Distribution            Losses

     1-A-1       007034AA9             5.78104% 200,000,000.00     963,506.82    1,060,127.46           0.00  198,939,872.54   2,023,634.28           0.00
     1-A-2       007034AB7             5.78104% 150,000,000.00     722,630.11    1,062,723.23           0.00  148,937,276.77   1,785,353.34           0.00
    1-A-3-1      007034AC5             5.78104%  63,443,000.00     305,638.81      698,683.85           0.00   62,744,316.15   1,004,322.66           0.00
    1-A-3-2      007034AD3             5.78104%  35,174,000.00     169,451.94            0.00           0.00   35,174,000.00     169,451.94           0.00
     1-A-4       007034BN0             5.78104%  83,684,000.00     403,150.52            0.00           0.00   83,684,000.00     403,150.52           0.00
     1-A-5       007034BP5             5.78104%  20,739,000.00      99,910.84      109,929.92           0.00   20,629,070.08     209,840.76           0.00
      AR1        007034BC4             5.78104%          50.00           0.24           50.00           0.00            0.00          50.24           0.00
      AR-L       007034BD2             5.78104%          50.00           0.24           50.00           0.00            0.00          50.24           0.00
     2-A-1       007034AE1             4.98495% 289,689,000.00   1,203,404.28    1,152,058.84           0.00  288,536,941.16   2,355,463.12           0.00
     2-A-2       007034AF8             4.98495%  95,591,000.00     397,096.95            0.00           0.00   95,591,000.00     397,096.95           0.00
     2-A-3       007034AH4             4.98495%  15,011,000.00      62,357.57       44,885.68           0.00   14,966,114.32     107,243.25           0.00
     3-A-1       007034AJ0             5.92266% 156,934,000.00     774,555.63    1,620,647.91           0.00  155,313,352.09   2,395,203.54           0.00
     3-A-2       007034AK7             5.92266%  11,360,000.00      56,067.85      117,314.03           0.00   11,242,685.97     173,381.88           0.00
     4-A-1       007034AL5             6.47012% 128,356,000.00     692,065.30    2,774,321.25           0.00  125,581,678.75   3,466,386.55           0.00
     4-A-2       007034AM3             6.47012%   9,291,000.00      50,094.88      200,818.18           0.00    9,090,181.82     250,913.06           0.00
     5-A-1       007034AN1             6.56829% 103,324,000.00     565,551.70    2,018,962.75           0.00  101,305,037.25   2,584,514.45           0.00
     5-A-2       007034AP6             6.56829%   7,479,000.00      40,936.87      146,140.51           0.00    7,332,859.49     187,077.38           0.00
     C-B-1       007034AZ4             6.27515%  13,186,000.00      68,953.40        4,228.64           0.00   13,181,771.36      73,182.04           0.00
     C-B-2       007034BA8             6.27515%   5,584,000.00      29,200.35        1,790.74           0.00    5,582,209.26      30,991.09           0.00
     C-B-3       007034BB6             6.27515%   3,575,000.00      18,694.71        1,146.47           0.00    3,573,853.53      19,841.18           0.00
     C-B-4       007034BH3             6.27515%   3,350,000.00      17,518.12        1,074.32           0.00    3,348,925.68      18,592.44           0.00
     C-B-5       007034BJ9             6.27515%   2,682,000.00      14,024.95          860.10           0.00    2,681,139.90      14,885.05           0.00
     C-B-6       007034BK6             6.27515%   1,790,776.21       9,364.49          574.29           0.00    1,790,201.92       9,938.78           0.00
      B-1        007034AW1             5.44678%  22,285,000.00     101,151.32        3,276.12           0.00   22,281,723.88     104,427.44           0.00
      B-2        007034AX9             5.44678%   5,940,000.00      26,961.58          873.24           0.00    5,939,126.76      27,834.82           0.00
      B-3        007034AY7             5.44678%   3,470,000.00      15,750.28          510.12           0.00    3,469,489.88      16,260.40           0.00
      B-4        007034BE0             5.44678%   1,980,000.00       8,987.19          291.08           0.00    1,979,708.92       9,278.27           0.00
      B-5        007034BF7             5.44678%   1,490,000.00       6,763.09          219.04           0.00    1,489,780.96       6,982.13           0.00
      B-6        007034BG5             5.44678%   1,979,611.91       8,985.43          291.02           0.00    1,979,320.89       9,276.45           0.00
     6-A-1       007034AQ4             5.19250% 164,565,000.00     640,877.82    3,251,827.17           0.00  161,313,172.83   3,892,704.99           0.00
     6-A-2       007034AR2             5.28250%  18,285,000.00      72,442.88      361,314.13           0.00   17,923,685.87     433,757.01           0.00
     6-M-1       007034AS0             5.35250%   5,345,000.00      21,456.83            0.00           0.00    5,345,000.00      21,456.83           0.00
     6-M-2       007034AT8             5.45250%   4,355,000.00      17,809.23            0.00           0.00    4,355,000.00      17,809.23           0.00
     6-M-3       007034AU5             6.12250%   3,165,000.00      14,533.28            0.00           0.00    3,165,000.00      14,533.28           0.00
     6-M-4       007034AV3             7.02250%     991,000.00       5,219.47            0.00           0.00      991,000.00       5,219.47           0.00
      6-X        007034BL4             0.00000%           0.00           0.00            0.00           0.00    1,530,444.02           0.00           0.00
       P         007034BM2             0.00000%           0.00      36,876.61            0.00           0.00            0.00      36,876.61           0.00

     Totals                                     1,634,093,488.12 7,641,991.58   14,634,990.09           0.00 1,620,988,942.05 22,276,981.67           0.00

                                                                              Page 1

                                                                                                                Contact:   Customer Service - CTSLink
                                                                                                                               Wells Fargo Bank, N.A.
                                                                                                                   Securities Administration Services
                                                                                                                                  Frederick, MD 21703
                                                                                                                                 7485 New Horizon Way
                                                                                                                                      www.ctslink.com
                                                                                                                            Telephone: (301) 815-6600
                                                                                                                            Fax:       (301) 815-6660

Credit Suisse First Boston Mortgage Securities Corp.
Adjustable Rate Mortgage-Backed P/T Cert
Distribution Date:    25-May-2006

25-May-2006 10:36:39AM
                                                             Credit Suisse First Boston Mortgage Securities Corp.
                                                                    Adjustable Rate Mortgage-Backed P/T Cert
                                                                               Series 2006-2

As Master Servicer, Wells Fargo Bank, N.A. has independently calculated collateral information based on loan level data received from external parties, which may include the Servicers, Issuer and other parties to the transaction. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished to it by those third parties.

                                                                              Page 2

                                                                                                                Contact:   Customer Service - CTSLink
                                                                                                                               Wells Fargo Bank, N.A.
                                                                                                                   Securities Administration Services
                                                                                                                                  Frederick, MD 21703
                                                                                                                                 7485 New Horizon Way
                                                                                                                                      www.ctslink.com
                                                                                                                            Telephone: (301) 815-6600
                                                                                                                            Fax:       (301) 815-6660

Credit Suisse First Boston Mortgage Securities Corp.
Adjustable Rate Mortgage-Backed P/T Cert
Distribution Date:    25-May-2006

25-May-2006 10:36:39AM
                                                             Credit Suisse First Boston Mortgage Securities Corp.
                                                                    Adjustable Rate Mortgage-Backed P/T Cert
                                                                               Series 2006-2

                                                                         Principal Distribution Statement

                    Original       Beginning      Scheduled     Unscheduled                                       Total          Ending         Ending            Total
                      Face        Certificate     Principal      Principal                       Realized       Principal     Certificate    Certificate        Principal
     Class           Amount         Balance      Distribution   Distribution     Accretion         Loss         Reduction       Balance       Percentage      Distribution

     1-A-1       200,000,000.00  200,000,000.00      18,860.88   1,041,266.58            0.00           0.00    1,060,127.46 198,939,872.54     0.99469936    1,060,127.46
     1-A-2       150,000,000.00  150,000,000.00      18,907.06   1,043,816.17            0.00           0.00    1,062,723.23 148,937,276.77     0.99291518    1,062,723.23
    1-A-3-1       63,443,000.00   63,443,000.00      12,430.38     686,253.46            0.00           0.00      698,683.85  62,744,316.15     0.98898722      698,683.85
    1-A-3-2       35,174,000.00   35,174,000.00           0.00           0.00            0.00           0.00            0.00  35,174,000.00     1.00000000            0.00
     1-A-4        83,684,000.00   83,684,000.00           0.00           0.00            0.00           0.00            0.00  83,684,000.00     1.00000000            0.00
     1-A-5        20,739,000.00   20,739,000.00       1,955.78     107,974.14            0.00           0.00      109,929.92  20,629,070.08     0.99469936      109,929.92
     2-A-1       289,689,000.00  289,689,000.00      84,695.11   1,067,363.73            0.00           0.00    1,152,058.84 288,536,941.16     0.99602312    1,152,058.84
     2-A-2        95,591,000.00   95,591,000.00           0.00           0.00            0.00           0.00            0.00  95,591,000.00     1.00000000            0.00
     2-A-3        15,011,000.00   15,011,000.00       3,299.83      41,585.85            0.00           0.00       44,885.68  14,966,114.32     0.99700981       44,885.68
     3-A-1       156,934,000.00  156,934,000.00      22,806.82   1,597,841.09            0.00           0.00    1,620,647.91 155,313,352.09     0.98967306    1,620,647.91
     3-A-2        11,360,000.00   11,360,000.00       1,650.92     115,663.11            0.00           0.00      117,314.03  11,242,685.97     0.98967306      117,314.03
     4-A-1       128,356,000.00  128,356,000.00       8,245.11   2,766,076.14            0.00           0.00    2,774,321.25 125,581,678.75     0.97838573    2,774,321.25
     4-A-2         9,291,000.00    9,291,000.00         596.82     200,221.36            0.00           0.00      200,818.18   9,090,181.82     0.97838573      200,818.18
     5-A-1       103,324,000.00  103,324,000.00      93,568.48   1,925,394.27            0.00           0.00    2,018,962.75 101,305,037.25     0.98045989    2,018,962.75
     5-A-2         7,479,000.00    7,479,000.00       6,772.86     139,367.66            0.00           0.00      146,140.51   7,332,859.49     0.98045989      146,140.51
     C-B-1        13,186,000.00   13,186,000.00       4,228.64           0.00            0.00           0.00        4,228.64  13,181,771.36     0.99967931        4,228.64
     C-B-2         5,584,000.00    5,584,000.00       1,790.74           0.00            0.00           0.00        1,790.74   5,582,209.26     0.99967931        1,790.74
     C-B-3         3,575,000.00    3,575,000.00       1,146.47           0.00            0.00           0.00        1,146.47   3,573,853.53     0.99967931        1,146.47
     C-B-4         3,350,000.00    3,350,000.00       1,074.32           0.00            0.00           0.00        1,074.32   3,348,925.68     0.99967931        1,074.32
     C-B-5         2,682,000.00    2,682,000.00         860.10           0.00            0.00           0.00          860.10   2,681,139.90     0.99967931          860.10
     C-B-6         1,790,776.21    1,790,776.21         574.29           0.00            0.00           0.00          574.29   1,790,201.92     0.99967931          574.29
      B-1         22,285,000.00   22,285,000.00       3,276.12           0.00            0.00           0.00        3,276.12  22,281,723.88     0.99985299        3,276.12
      B-2          5,940,000.00    5,940,000.00         873.24           0.00            0.00           0.00          873.24   5,939,126.76     0.99985299          873.24
      B-3          3,470,000.00    3,470,000.00         510.12           0.00            0.00           0.00          510.12   3,469,489.88     0.99985299          510.12
      B-4          1,980,000.00    1,980,000.00         291.08           0.00            0.00           0.00          291.08   1,979,708.92     0.99985299          291.08
      B-5          1,490,000.00    1,490,000.00         219.04           0.00            0.00           0.00          219.04   1,489,780.96     0.99985299          219.04
      B-6          1,979,611.91    1,979,611.91         291.02           0.00            0.00           0.00          291.02   1,979,320.89     0.99985299          291.02
     6-A-1       164,565,000.00  164,565,000.00           0.00   3,251,827.17            0.00           0.00    3,251,827.17 161,313,172.83     0.98023986    3,251,827.17
     6-A-2        18,285,000.00   18,285,000.00           0.00     361,314.13            0.00           0.00      361,314.13  17,923,685.87     0.98023986      361,314.13
     6-M-1         5,345,000.00    5,345,000.00           0.00           0.00            0.00           0.00            0.00   5,345,000.00     1.00000000            0.00
     6-M-2         4,355,000.00    4,355,000.00           0.00           0.00            0.00           0.00            0.00   4,355,000.00     1.00000000            0.00
     6-M-3         3,165,000.00    3,165,000.00           0.00           0.00            0.00           0.00            0.00   3,165,000.00     1.00000000            0.00
     6-M-4           991,000.00      991,000.00           0.00           0.00            0.00           0.00            0.00     991,000.00     1.00000000            0.00
      6-X                  0.00            0.00           0.00           0.00            0.00           0.00            0.00   1,530,444.02     0.00000000            0.00
       P                   0.00            0.00           0.00           0.00            0.00           0.00            0.00           0.00     0.00000000            0.00
     Totals      1,634,093,388.11,634,093,388.12    288,925.23  14,345,964.86            0.00           0.00   14,634,890.09 1,620,988,942.05   0.99198060   14,634,890.09
NOTE: Note: All classes per $1,000 denomination.

                                                                              Page 3

                                                                                                                Contact:   Customer Service - CTSLink
                                                                                                                               Wells Fargo Bank, N.A.
                                                                                                                   Securities Administration Services
                                                                                                                                  Frederick, MD 21703
                                                                                                                                 7485 New Horizon Way
                                                                                                                                      www.ctslink.com
                                                                                                                            Telephone: (301) 815-6600
                                                                                                                            Fax:       (301) 815-6660

Credit Suisse First Boston Mortgage Securities Corp.
Adjustable Rate Mortgage-Backed P/T Cert
Distribution Date:    25-May-2006

25-May-2006 10:36:39AM
                                                             Credit Suisse First Boston Mortgage Securities Corp.
                                                                    Adjustable Rate Mortgage-Backed P/T Cert
                                                                               Series 2006-2

                                                                    Principal Distribution Factors Statement

                    Original       Beginning      Scheduled     Unscheduled                                       Total          Ending         Ending            Total
                      Face        Certificate     Principal      Principal                    Realized          Principal     Certificate    Certificate        Principal
     Class           Amount         Balance      Distribution   Distribution     Accretion    Loss              Reduction       Balance       Percentage      Distribution

     1-A-1       200,000,000.00   1000.00000000     0.09430440     5.20633290      0.00000000     0.00000000      5.30063730   994.69936270     0.99469936      5.30063730
     1-A-2       150,000,000.00   1000.00000000     0.12604707     6.95877447      0.00000000     0.00000000      7.08482153   992.91517847     0.99291518      7.08482153
    1-A-3-1       63,443,000.00   1000.00000000     0.19592989    10.81685072      0.00000000     0.00000000     11.01278076   988.98721924     0.98898722     11.01278076
    1-A-3-2       35,174,000.00   1000.00000000     0.00000000     0.00000000      0.00000000     0.00000000      0.00000000  1000.00000000     1.00000000      0.00000000
     1-A-4        83,684,000.00   1000.00000000     0.00000000     0.00000000      0.00000000     0.00000000      0.00000000  1000.00000000     1.00000000      0.00000000
     1-A-5        20,739,000.00   1000.00000000     0.09430445     5.20633300      0.00000000     0.00000000      5.30063745   994.69936255     0.99469936      5.30063745
      AR1                 50.00   1000.00000000    17.80000000   982.20000000      0.00000000     0.00000000   1000.00000000     0.00000000     0.00000000   1000.00000000
      AR-L                50.00   1000.00000000    17.80000000   982.20000000      0.00000000     0.00000000   1000.00000000     0.00000000     0.00000000   1000.00000000
     2-A-1       289,689,000.00   1000.00000000     0.29236564     3.68451591      0.00000000     0.00000000      3.97688155   996.02311845     0.99602312      3.97688155
     2-A-2        95,591,000.00   1000.00000000     0.00000000     0.00000000      0.00000000     0.00000000      0.00000000  1000.00000000     1.00000000      0.00000000
     2-A-3        15,011,000.00   1000.00000000     0.21982746     2.77035840      0.00000000     0.00000000      2.99018586   997.00981414     0.99700981      2.99018586
     3-A-1       156,934,000.00   1000.00000000     0.14532746    10.18161195      0.00000000     0.00000000     10.32693941   989.67306059     0.98967306     10.32693941
     3-A-2        11,360,000.00   1000.00000000     0.14532746    10.18161180      0.00000000     0.00000000     10.32693926   989.67306074     0.98967306     10.32693926
     4-A-1       128,356,000.00   1000.00000000     0.06423626    21.55003381      0.00000000     0.00000000     21.61427008   978.38572992     0.97838573     21.61427008
     4-A-2         9,291,000.00   1000.00000000     0.06423636    21.55003337      0.00000000     0.00000000     21.61426972   978.38573028     0.97838573     21.61426972
     5-A-1       103,324,000.00   1000.00000000     0.90558321    18.63453089      0.00000000     0.00000000     19.54011411   980.45988589     0.98045989     19.54011411
     5-A-2         7,479,000.00   1000.00000000     0.90558363    18.63453135      0.00000000     0.00000000     19.54011365   980.45988635     0.98045989     19.54011365
     C-B-1        13,186,000.00   1000.00000000     0.32069164     0.00000000      0.00000000     0.00000000      0.32069164   999.67930836     0.99967931      0.32069164
     C-B-2         5,584,000.00   1000.00000000     0.32069126     0.00000000      0.00000000     0.00000000      0.32069126   999.67930874     0.99967931      0.32069126
     C-B-3         3,575,000.00   1000.00000000     0.32069091     0.00000000      0.00000000     0.00000000      0.32069091   999.67930909     0.99967931      0.32069091
     C-B-4         3,350,000.00   1000.00000000     0.32069254     0.00000000      0.00000000     0.00000000      0.32069254   999.67930746     0.99967931      0.32069254
     C-B-5         2,682,000.00   1000.00000000     0.32069351     0.00000000      0.00000000     0.00000000      0.32069351   999.67930649     0.99967931      0.32069351
     C-B-6         1,790,776.21   1000.00000000     0.32069334     0.00000000      0.00000000     0.00000000      0.32069334   999.67930666     0.99967931      0.32069334
      B-1         22,285,000.00   1000.00000000     0.14701010     0.00000000      0.00000000     0.00000000      0.14701010   999.85298990     0.99985299      0.14701010
      B-2          5,940,000.00   1000.00000000     0.14701010     0.00000000      0.00000000     0.00000000      0.14701010   999.85298990     0.99985299      0.14701010
      B-3          3,470,000.00   1000.00000000     0.14700865     0.00000000      0.00000000     0.00000000      0.14700865   999.85299135     0.99985299      0.14700865
      B-4          1,980,000.00   1000.00000000     0.14701010     0.00000000      0.00000000     0.00000000      0.14701010   999.85298990     0.99985299      0.14701010
      B-5          1,490,000.00   1000.00000000     0.14700671     0.00000000      0.00000000     0.00000000      0.14700671   999.85299329     0.99985299      0.14700671
      B-6          1,979,611.91   1000.00000000     0.14700861     0.00000000      0.00000000     0.00000000      0.14700861   999.85299139     0.99985299      0.14700861
     6-A-1       164,565,000.00   1000.00000000     0.00000000    19.76013836      0.00000000     0.00000000     19.76013836   980.23986164     0.98023986     19.76013836
     6-A-2        18,285,000.00   1000.00000000     0.00000000    19.76013836      0.00000000     0.00000000     19.76013836   980.23986164     0.98023986     19.76013836
     6-M-1         5,345,000.00   1000.00000000     0.00000000     0.00000000      0.00000000     0.00000000      0.00000000  1000.00000000     1.00000000      0.00000000
     6-M-2         4,355,000.00   1000.00000000     0.00000000     0.00000000      0.00000000     0.00000000      0.00000000  1000.00000000     1.00000000      0.00000000
     6-M-3         3,165,000.00   1000.00000000     0.00000000     0.00000000      0.00000000     0.00000000      0.00000000  1000.00000000     1.00000000      0.00000000
     6-M-4           991,000.00   1000.00000000     0.00000000     0.00000000      0.00000000     0.00000000      0.00000000  1000.00000000     1.00000000      0.00000000
      6-X                  0.00      0.00000000     0.00000000     0.00000000      0.00000000     0.00000000      0.00000000     0.00000000     0.00000000      0.00000000
       P                   0.00      0.00000000     0.00000000     0.00000000      0.00000000     0.00000000      0.00000000     0.00000000     0.00000000      0.00000000

NOTE: Note: All classes per $1,000 denomination.

                                                                              Page 4

                                                                                                                Contact:   Customer Service - CTSLink
                                                                                                                               Wells Fargo Bank, N.A.
                                                                                                                   Securities Administration Services
                                                                                                                                  Frederick, MD 21703
                                                                                                                                 7485 New Horizon Way
                                                                                                                                      www.ctslink.com
                                                                                                                            Telephone: (301) 815-6600
                                                                                                                            Fax:       (301) 815-6660

Credit Suisse First Boston Mortgage Securities Corp.
Adjustable Rate Mortgage-Backed P/T Cert
Distribution Date:    25-May-2006

25-May-2006 10:36:39AM
                                                             Credit Suisse First Boston Mortgage Securities Corp.
                                                                    Adjustable Rate Mortgage-Backed P/T Cert
                                                                               Series 2006-2

                                                                       Interest Distribution Statement

                                                                                 Beginning                     Payment of                   Non-Supported                    Remaining             Ending
                                                                  Current      Certificate/      Current         Unpaid      Current           Interest         Total          Unpaid           Certificate/
                                                   Accrual      Certificate      Notional         Accrued       Interest      Interest        Shortfall       Interest        Interest            Notional
     Class            Accrual Dates                  Days           Rate          Balance        Interest     Shortfall (1)  Shortfall (1)                  Distribution   Shortfall (1)          Balance

     1-A-1            04/01/06 - 04/30/06             30             5.78104%  200,000,000.00     963,506.82            0.00           0.00           0.00      963,506.82           0.00  198,939,872.54
     1-A-2            04/01/06 - 04/30/06             30             5.78104%  150,000,000.00     722,630.11            0.00           0.00           0.00      722,630.11           0.00  148,937,276.77
    1-A-3-1           04/01/06 - 04/30/06             30             5.78104%   63,443,000.00     305,638.81            0.00           0.00           0.00      305,638.81           0.00   62,744,316.15
    1-A-3-2           04/01/06 - 04/30/06             30             5.78104%   35,174,000.00     169,451.94            0.00           0.00           0.00      169,451.94           0.00   35,174,000.00
     1-A-4            04/01/06 - 04/30/06             30             5.78104%   83,684,000.00     403,150.52            0.00           0.00           0.00      403,150.52           0.00   83,684,000.00
     1-A-5            04/01/06 - 04/30/06             30             5.78104%   20,739,000.00      99,910.84            0.00           0.00           0.00       99,910.84           0.00   20,629,070.08
      AR1             04/01/06 - 04/30/06             30             5.78104%           50.00           0.24            0.00           0.00           0.00            0.24           0.00            0.00
      AR-L            04/01/06 - 04/30/06             30             5.78104%           50.00           0.24            0.00           0.00           0.00            0.24           0.00            0.00
     2-A-1            04/01/06 - 04/30/06             30             4.98495%  289,689,000.00   1,203,404.28            0.00           0.00           0.00    1,203,404.28           0.00  288,536,941.16
     2-A-2            04/01/06 - 04/30/06             30             4.98495%   95,591,000.00     397,096.95            0.00           0.00           0.00      397,096.95           0.00   95,591,000.00
     2-A-3            04/01/06 - 04/30/06             30             4.98495%   15,011,000.00      62,357.57            0.00           0.00           0.00       62,357.57           0.00   14,966,114.32
     3-A-1            04/01/06 - 04/30/06             30             5.92266%  156,934,000.00     774,555.63            0.00           0.00           0.00      774,555.63           0.00  155,313,352.09
     3-A-2            04/01/06 - 04/30/06             30             5.92266%   11,360,000.00      56,067.85            0.00           0.00           0.00       56,067.85           0.00   11,242,685.97
     4-A-1            04/01/06 - 04/30/06             30             6.47012%  128,356,000.00     692,065.30            0.00           0.00           0.00      692,065.30           0.00  125,581,678.75
     4-A-2            04/01/06 - 04/30/06             30             6.47012%    9,291,000.00      50,094.88            0.00           0.00           0.00       50,094.88           0.00    9,090,181.82
     5-A-1            04/01/06 - 04/30/06             30             6.56829%  103,324,000.00     565,551.70            0.00           0.00           0.00      565,551.70           0.00  101,305,037.25
     5-A-2            04/01/06 - 04/30/06             30             6.56829%    7,479,000.00      40,936.87            0.00           0.00           0.00       40,936.87           0.00    7,332,859.49
     C-B-1            04/01/06 - 04/30/06             30             6.27515%   13,186,000.00      68,953.40            0.00           0.00           0.00       68,953.40           0.00   13,181,771.36
     C-B-2            04/01/06 - 04/30/06             30             6.27515%    5,584,000.00      29,200.35            0.00           0.00           0.00       29,200.35           0.00    5,582,209.26
     C-B-3            04/01/06 - 04/30/06             30             6.27515%    3,575,000.00      18,694.71            0.00           0.00           0.00       18,694.71           0.00    3,573,853.53
     C-B-4            04/01/06 - 04/30/06             30             6.27515%    3,350,000.00      17,518.12            0.00           0.00           0.00       17,518.12           0.00    3,348,925.68
     C-B-5            04/01/06 - 04/30/06             30             6.27515%    2,682,000.00      14,024.95            0.00           0.00           0.00       14,024.95           0.00    2,681,139.90
     C-B-6            04/01/06 - 04/30/06             30             6.27515%    1,790,776.21       9,364.49            0.00           0.00           0.00        9,364.49           0.00    1,790,201.92
      B-1             04/01/06 - 04/30/06             30             5.44678%   22,285,000.00     101,151.32            0.00           0.00           0.00      101,151.32           0.00   22,281,723.88
      B-2             04/01/06 - 04/30/06             30             5.44678%    5,940,000.00      26,961.58            0.00           0.00           0.00       26,961.58           0.00    5,939,126.76
      B-3             04/01/06 - 04/30/06             30             5.44678%    3,470,000.00      15,750.28            0.00           0.00           0.00       15,750.28           0.00    3,469,489.88
      B-4             04/01/06 - 04/30/06             30             5.44678%    1,980,000.00       8,987.19            0.00           0.00           0.00        8,987.19           0.00    1,979,708.92
      B-5             04/01/06 - 04/30/06             30             5.44678%    1,490,000.00       6,763.09            0.00           0.00           0.00        6,763.09           0.00    1,489,780.96
      B-6             04/01/06 - 04/30/06             30             5.44678%    1,979,611.91       8,985.43            0.00           0.00           0.00        8,985.43           0.00    1,979,320.89
     6-A-1            04/28/06 - 05/24/06             27             5.19250%  164,565,000.00     640,877.82            0.00           0.00           0.00      640,877.82           0.00  161,313,172.83
     6-A-2            04/28/06 - 05/24/06             27             5.28250%   18,285,000.00      72,442.88            0.00           0.00           0.00       72,442.88           0.00   17,923,685.87
     6-M-1            04/28/06 - 05/24/06             27             5.35250%    5,345,000.00      21,456.83            0.00           0.00           0.00       21,456.83           0.00    5,345,000.00
     6-M-2            04/28/06 - 05/24/06             27             5.45250%    4,355,000.00      17,809.23            0.00           0.00           0.00       17,809.23           0.00    4,355,000.00
     6-M-3            04/28/06 - 05/24/06             27             6.12250%    3,165,000.00      14,533.28            0.00           0.00           0.00       14,533.28           0.00    3,165,000.00
     6-M-4            04/28/06 - 05/24/06             27             7.02250%      991,000.00       5,219.47            0.00           0.00           0.00        5,219.47           0.00      991,000.00
      6-X             N/A                            N/A             0.00000%  197,894,355.48           0.00            0.00           0.00           0.00            0.00           0.00  194,623,302.72
       P              N/A                            N/A             0.00000%            0.00           0.00            0.00           0.00           0.00       36,876.61           0.00            0.00

                                                                              Page 5

                                                                                                                Contact:   Customer Service - CTSLink
                                                                                                                               Wells Fargo Bank, N.A.
                                                                                                                   Securities Administration Services
                                                                                                                                  Frederick, MD 21703
                                                                                                                                 7485 New Horizon Way
                                                                                                                                      www.ctslink.com
                                                                                                                            Telephone: (301) 815-6600
                                                                                                                            Fax:       (301) 815-6660

Credit Suisse First Boston Mortgage Securities Corp.
Adjustable Rate Mortgage-Backed P/T Cert
Distribution Date:    25-May-2006

25-May-2006 10:36:39AM
                                                             Credit Suisse First Boston Mortgage Securities Corp.
                                                                    Adjustable Rate Mortgage-Backed P/T Cert
                                                                               Series 2006-2

     Totals                                                                                     7,605,114.97            0.00           0.00           0.00    7,641,991.58           0.00

(1) Amount also includes Coupon Cap or Basis Risk Shortfalls, if applicable.
NOTE: Note: All classes per $1,000 denomination.

                                                                              Page 6

                                                                                                                Contact:   Customer Service - CTSLink
                                                                                                                               Wells Fargo Bank, N.A.
                                                                                                                   Securities Administration Services
                                                                                                                                  Frederick, MD 21703
                                                                                                                                 7485 New Horizon Way
                                                                                                                                      www.ctslink.com
                                                                                                                            Telephone: (301) 815-6600
                                                                                                                            Fax:       (301) 815-6660

Credit Suisse First Boston Mortgage Securities Corp.
Adjustable Rate Mortgage-Backed P/T Cert
Distribution Date:    25-May-2006

25-May-2006 10:36:39AM
                                                             Credit Suisse First Boston Mortgage Securities Corp.
                                                                    Adjustable Rate Mortgage-Backed P/T Cert
                                                                               Series 2006-2

                                                                    Interest Distribution Factors Statement

                                                  Beginning                     Payment of                    Non-Supported                   Remaining           Ending
                    Original        Current      Certificate/     Current         Unpaid      Current           Interest         Total          Unpaid         Certificate/
                      Face        Certificate      Notional       Accrued        Interest     Interest          Shortfall       Interest       Interest           Notional
     Class           Amount          Rate          Balance        Interest     Shortfall (1)  Shortfall (1)                   Distribution  Shortfall (1)         Balance

     1-A-1       200,000,000.00        5.78104%  1000.00000000     4.81753410      0.00000000     0.00000000      0.00000000     4.81753410     0.00000000    994.69936270
     1-A-2       150,000,000.00        5.78104%  1000.00000000     4.81753407      0.00000000     0.00000000      0.00000000     4.81753407     0.00000000    992.91517847
    1-A-3-1       63,443,000.00        5.78104%  1000.00000000     4.81753401      0.00000000     0.00000000      0.00000000     4.81753401     0.00000000    988.98721924
    1-A-3-2       35,174,000.00        5.78104%  1000.00000000     4.81753397      0.00000000     0.00000000      0.00000000     4.81753397     0.00000000   1000.00000000
     1-A-4        83,684,000.00        5.78104%  1000.00000000     4.81753406      0.00000000     0.00000000      0.00000000     4.81753406     0.00000000   1000.00000000
     1-A-5        20,739,000.00        5.78104%  1000.00000000     4.81753411      0.00000000     0.00000000      0.00000000     4.81753411     0.00000000    994.69936255
      AR1                 50.00        5.78104%  1000.00000000     4.80000000      0.00000000     0.00000000      0.00000000     4.80000000     0.00000000      0.00000000
      AR-L                50.00        5.78104%  1000.00000000     4.80000000      0.00000000     0.00000000      0.00000000     4.80000000     0.00000000      0.00000000
     2-A-1       289,689,000.00        4.98495%  1000.00000000     4.15412487      0.00000000     0.00000000      0.00000000     4.15412487     0.00000000    996.02311845
     2-A-2        95,591,000.00        4.98495%  1000.00000000     4.15412487      0.00000000     0.00000000      0.00000000     4.15412487     0.00000000   1000.00000000
     2-A-3        15,011,000.00        4.98495%  1000.00000000     4.15412498      0.00000000     0.00000000      0.00000000     4.15412498     0.00000000    997.00981414
     3-A-1       156,934,000.00        5.92266%  1000.00000000     4.93555017      0.00000000     0.00000000      0.00000000     4.93555017     0.00000000    989.67306059
     3-A-2        11,360,000.00        5.92266%  1000.00000000     4.93555018      0.00000000     0.00000000      0.00000000     4.93555018     0.00000000    989.67306074
     4-A-1       128,356,000.00        6.47012%  1000.00000000     5.39176431      0.00000000     0.00000000      0.00000000     5.39176431     0.00000000    978.38572992
     4-A-2         9,291,000.00        6.47012%  1000.00000000     5.39176407      0.00000000     0.00000000      0.00000000     5.39176407     0.00000000    978.38573028
     5-A-1       103,324,000.00        6.56829%  1000.00000000     5.47357536      0.00000000     0.00000000      0.00000000     5.47357536     0.00000000    980.45988589
     5-A-2         7,479,000.00        6.56829%  1000.00000000     5.47357534      0.00000000     0.00000000      0.00000000     5.47357534     0.00000000    980.45988635
     C-B-1        13,186,000.00        6.27515%  1000.00000000     5.22928864      0.00000000     0.00000000      0.00000000     5.22928864     0.00000000    999.67930836
     C-B-2         5,584,000.00        6.27515%  1000.00000000     5.22928904      0.00000000     0.00000000      0.00000000     5.22928904     0.00000000    999.67930874
     C-B-3         3,575,000.00        6.27515%  1000.00000000     5.22928951      0.00000000     0.00000000      0.00000000     5.22928951     0.00000000    999.67930909
     C-B-4         3,350,000.00        6.27515%  1000.00000000     5.22928955      0.00000000     0.00000000      0.00000000     5.22928955     0.00000000    999.67930746
     C-B-5         2,682,000.00        6.27515%  1000.00000000     5.22928784      0.00000000     0.00000000      0.00000000     5.22928784     0.00000000    999.67930649
     C-B-6         1,790,776.21        6.27515%  1000.00000000     5.22929105      0.00000000     0.00000000      0.00000000     5.22929105     0.00000000    999.67930666
      B-1         22,285,000.00        5.44678%  1000.00000000     4.53898676      0.00000000     0.00000000      0.00000000     4.53898676     0.00000000    999.85298990
      B-2          5,940,000.00        5.44678%  1000.00000000     4.53898653      0.00000000     0.00000000      0.00000000     4.53898653     0.00000000    999.85298990
      B-3          3,470,000.00        5.44678%  1000.00000000     4.53898559      0.00000000     0.00000000      0.00000000     4.53898559     0.00000000    999.85299135
      B-4          1,980,000.00        5.44678%  1000.00000000     4.53898485      0.00000000     0.00000000      0.00000000     4.53898485     0.00000000    999.85298990
      B-5          1,490,000.00        5.44678%  1000.00000000     4.53898658      0.00000000     0.00000000      0.00000000     4.53898658     0.00000000    999.85299329
      B-6          1,979,611.91        5.44678%  1000.00000000     4.53898562      0.00000000     0.00000000      0.00000000     4.53898562     0.00000000    999.85299139
     6-A-1       164,565,000.00        5.19250%  1000.00000000     3.89437499      0.00000000     0.00000000      0.00000000     3.89437499     0.00000000    980.23986164
     6-A-2        18,285,000.00        5.28250%  1000.00000000     3.96187476      0.00000000     0.00000000      0.00000000     3.96187476     0.00000000    980.23986164
     6-M-1         5,345,000.00        5.35250%  1000.00000000     4.01437418      0.00000000     0.00000000      0.00000000     4.01437418     0.00000000   1000.00000000
     6-M-2         4,355,000.00        5.45250%  1000.00000000     4.08937543      0.00000000     0.00000000      0.00000000     4.08937543     0.00000000   1000.00000000
     6-M-3         3,165,000.00        6.12250%  1000.00000000     4.59187362      0.00000000     0.00000000      0.00000000     4.59187362     0.00000000   1000.00000000
     6-M-4           991,000.00        7.02250%  1000.00000000     5.26687185      0.00000000     0.00000000      0.00000000     5.26687185     0.00000000   1000.00000000
      6-X                  0.00        0.00000%     0.00000000     0.00000000      0.00000000     0.00000000      0.00000000     0.00000000     0.00000000      0.00000000
       P                   0.00        0.00000%     0.00000000     0.00000000      0.00000000     0.00000000      0.00000000     0.00000000     0.00000000      0.00000000
(1) Amount also includes Coupon Cap or Basis Risk Shortfalls, if applicable.

                                                                              Page 7

                                                                                                                Contact:   Customer Service - CTSLink
                                                                                                                               Wells Fargo Bank, N.A.
                                                                                                                   Securities Administration Services
                                                                                                                                  Frederick, MD 21703
                                                                                                                                 7485 New Horizon Way
                                                                                                                                      www.ctslink.com
                                                                                                                            Telephone: (301) 815-6600
                                                                                                                            Fax:       (301) 815-6660

Credit Suisse First Boston Mortgage Securities Corp.
Adjustable Rate Mortgage-Backed P/T Cert
Distribution Date:    25-May-2006

25-May-2006 10:36:39AM
                                                             Credit Suisse First Boston Mortgage Securities Corp.
                                                                    Adjustable Rate Mortgage-Backed P/T Cert
                                                                               Series 2006-2

NOTE: Note: All classes per $1,000 denomination.

                                                                              Page 8

                                                                                                                Contact:   Customer Service - CTSLink
                                                                                                                               Wells Fargo Bank, N.A.
                                                                                                                   Securities Administration Services
                                                                                                                                  Frederick, MD 21703
                                                                                                                                 7485 New Horizon Way
                                                                                                                                      www.ctslink.com
                                                                                                                            Telephone: (301) 815-6600
                                                                                                                            Fax:       (301) 815-6660

Credit Suisse First Boston Mortgage Securities Corp.
Adjustable Rate Mortgage-Backed P/T Cert
Distribution Date:    25-May-2006

25-May-2006 10:36:39AM
                                                             Credit Suisse First Boston Mortgage Securities Corp.
                                                                    Adjustable Rate Mortgage-Backed P/T Cert
                                                                               Series 2006-2

                                                                        Certificateholder Account Statement

                        CERTIFICATE ACCOUNT                                                                       PREPAYMENT/CURTAILMENT INTEREST SHORTFALL

Beginning Balance                                                        0.00                                Total Prepayment/Curtailment Interest Shortfall                         0.00
Deposits                                                                                                     Servicing Fee Support                                                   0.00
                                                                                                                                                                           ---------------
                                                                                                                                                                           ---------------
         Payments of Interest and Principal                     22,612,000.42                                Non-Supported Prepayment/Curtailment Interest Shortfall                 0.00
                                                                                                                                                                           ===============
                                                                                                                                                                           ===============
         Reserve Funds and Credit Enhancements                           0.00

         Proceeds from Repurchased Loans                                 0.00
         Servicer Advances                                               0.00
         Gains & Subsequent Recoveries (Realized Losses)                 0.00
         Prepayment Penalties                                       36,876.61
                                                               ---------------
                                                               ---------------
Total Deposits                                                  22,648,877.03
                                                               ---------------
                                                               ---------------

                                                                                                                                       ADMINISTRATION FEES

Withdrawals

         Reserve Funds and Credit Enhancements                           0.00                                Gross Servicing Fee*                                              369,978.74

         Total Administration Fees                                 371,895.36                                Lender Paid Mortgage Insurance Fee                                  1,916.62
         Payment of Interest and Principal                      22,276,981.67                                Supported Prepayment/Curtailment Interest Shortfall                     0.00
                                                               ---------------
                                                               ---------------
Total Withdrawals (Pool Distribution Amount)                    22,648,877.03

                                                               ---------------                                                                                             ---------------
                                                               ---------------                                                                                             ---------------
Ending Balance                                                           0.00                                Total Administration Fees                                         371,895.36
                                                               ===============                                                                                             ===============
                                                               ===============                                                                                             ===============

                                                                                                             *Servicer Payees include: COUNTRYWIDE HOME LOANS INC.; GMAC MTG CORP; GREENPOINT MTG
                                                                                                              FUNDING, INC; NATIONAL CITY MTG CO; OCWEN FEDERAL BANK FSB; SELECT PORTFOLIO
                                                                                                              SERVICING,INC; THE HEMISPHERE NATIONAL BANK; WASHINGTON MUTUAL BANK, F.A.; WELLS
                                                                                                              FARGO BANK, N.A.

Servicer Advances are calculated as delinquent scheduled principal and interest

                                                                     Reserve and Guaranty Funds

                                                                              Beginning                 Current Withdrawals              Current Deposits                  Ending Balance
                 Account Name                                                  Balance

                 Auction Account                                                   0.00                                 0.00                          0.00                           0.00

                 Group 6 Interest Rate Cap Account                                 0.00                                 0.00                          0.00                           0.00

                                                                              Page 9

                                                                                                                Contact:   Customer Service - CTSLink
                                                                                                                               Wells Fargo Bank, N.A.
                                                                                                                   Securities Administration Services
                                                                                                                                  Frederick, MD 21703
                                                                                                                                 7485 New Horizon Way
                                                                                                                                      www.ctslink.com
                                                                                                                            Telephone: (301) 815-6600
                                                                                                                            Fax:       (301) 815-6660

Credit Suisse First Boston Mortgage Securities Corp.
Adjustable Rate Mortgage-Backed P/T Cert
Distribution Date:    25-May-2006

25-May-2006 10:36:39AM
                                                             Credit Suisse First Boston Mortgage Securities Corp.
                                                                    Adjustable Rate Mortgage-Backed P/T Cert
                                                                               Series 2006-2

                                                                        COLLATERAL STATEMENT

                                Collateral Description                                                             Mixed ARM
                                Weighted Average Gross Coupon                                                      6.104728%
                                Weighted Average Net  Coupon                                                       5.833231%
                                Weighted Average Pass-Through Rate                                                 5.831825%
                                Weighted Average Remaining Term                                                          356
                                Beginning Scheduled Collateral Loan Count                                              3,625
                                Number of Loans Paid in Full                                                              38
                                Ending Scheduled Collateral Loan Count                                                 3,587
                                Beginning Scheduled Collateral Balance                                       1,635,281,843.60
                                Ending Scheduled Collateral Balance                                          1,620,988,942.05
                                Ending Actual Collateral Balance at 30-Apr-2006                              1,620,244,847.38
                                Monthly P&I Constant                                                            8,555,492.93
                                Special Servicing Fee                                                                   0.00
                                Prepayment Penalty Waived Amount                                                        0.00
                                Prepayment Penalty Waived Count                                                            0
                                Prepayment Penalty Paid Amount                                                     36,876.61
                                Prepayment Penalty Paid Count                                                              *
                                Realized Loss Amount                                                                    0.00
                                Cumulative Realized Loss                                                                0.00
                                Scheduled Principal                                                               236,366.87

                                Unscheduled Principal                                                          14,056,534.68
                                * This data is currently not provided for reporting.

                                                                              Page 10

                                                                                                                Contact:   Customer Service - CTSLink
                                                                                                                               Wells Fargo Bank, N.A.
                                                                                                                   Securities Administration Services
                                                                                                                                  Frederick, MD 21703
                                                                                                                                 7485 New Horizon Way
                                                                                                                                      www.ctslink.com
                                                                                                                            Telephone: (301) 815-6600
                                                                                                                            Fax:       (301) 815-6660

Credit Suisse First Boston Mortgage Securities Corp.
Adjustable Rate Mortgage-Backed P/T Cert
Distribution Date:    25-May-2006

25-May-2006 10:36:39AM
                                                             Credit Suisse First Boston Mortgage Securities Corp.
                                                                    Adjustable Rate Mortgage-Backed P/T Cert
                                                                               Series 2006-2

                 Group                            G1 7/1 Jmb A                                 G2 10/1 Jmb A    G3 5/1 Jmb A                  G4 7/1 Mix A                   G5 5/1 Cnf A               G6 Mix Alt-A Mix

Collateral Description                               Mixed ARM                      Mixed ARM                      Mixed ARM                     Mixed ARM                      Mixed ARM                      Mixed ARM
Weighted Average Coupon Rate                          6.031041                       5.234949                       6.270630                      6.732086                       6.943838                       7.023484
Weighted Average Net Rate                             5.781041                       4.984949                       5.924449                      6.471611                       6.568289                       6.766759
Pass-Through Rate                                     5.781041                       4.984949                       5.922660                      6.470117                       6.568289                       6.757883
Weighted Average Remaining Term                            358                            352                            354                           359                            358                            356
Record Date                                         04/30/2006                     04/30/2006                     04/30/2006                    04/30/2006                     04/30/2006                     04/30/2006
Principal And Interest Constant                   2,941,994.75                   1,905,712.79                     969,311.97                    837,590.13                     710,186.82                   1,190,696.47
Beginning Loan Count                                     1,269                            696                            276                           248                            518                            618
Loans Paid in Full                                           8                              1                              3                             4                             12                             10
Ending Loan Count                                        1,261                            695                            273                           244                            506                            608
Beginning Scheduled Balance                     574,588,711.05                 415,887,000.85                 180,476,367.38                147,610,972.75                 118,824,436.08                 197,894,355.48
Ending Scheduled Balance                        571,655,114.40                 414,686,627.91                 178,736,635.01                144,635,193.27                 116,652,068.74                 194,623,302.72
Scheduled Principal                                  54,188.07                      91,423.37                      26,228.17                      9,481.98                      22,605.41                      32,439.87
Unscheduled Principal                             2,879,408.58                   1,108,949.58                   1,713,504.20                  2,966,297.50                   2,149,761.93                   3,238,612.89
Scheduled Interest                                2,887,806.68                   1,814,289.42                     943,083.80                    828,108.15                     687,581.41                   1,158,256.60
Servicing Fees                                      119,705.98                      86,643.13                      52,064.58                     32,040.83                      37,187.06                      42,337.16
Master Servicing Fees                                     0.00                           0.00                           0.00                          0.00                           0.00                           0.00
Trustee Fee                                               0.00                           0.00                           0.00                          0.00                           0.00                           0.00
FRY Amount                                                0.00                           0.00                           0.00                          0.00                           0.00                           0.00
Special Hazard Fee                                        0.00                           0.00                           0.00                          0.00                           0.00                           0.00
Other Fee                                                 0.00                           0.00                         269.13                        183.75                           0.00                       1,463.74
Pool Insurance Fee                                        0.00                           0.00                           0.00                          0.00                           0.00                           0.00
Spread 1                                                  0.00                           0.00                           0.00                          0.00                           0.00                           0.00
Spread 2                                                  0.00                           0.00                           0.00                          0.00                           0.00                           0.00
Spread 3                                                  0.00                           0.00                           0.00                          0.00                           0.00                           0.00
Net Interest                                      2,768,100.70                   1,727,646.29                     890,750.09                    795,883.57                     650,394.35                   1,114,455.70
Realized Loss Amount                                      0.00                           0.00                           0.00                          0.00                           0.00                           0.00
Cumulative Realized Loss                                  0.00                           0.00                           0.00                          0.00                           0.00                           0.00
Percentage of Cumulative Losses                         0.0000                         0.0000                         0.0000                        0.0000                         0.0000                         0.0000
Prepayment Penalty Waived Amount                          0.00                           0.00                           0.00                          0.00                           0.00                           0.00
Prepayment Penalty Waived Count                              0                              0                              0                             0                              0                              0
Prepayment Penalty Paid Amount                               *                              *                              *                             *                              *                              *
Prepayment Penalty Paid Count                                *                              *                              *                             *                              *                              *
Special Servicing Fee                                     0.00                           0.00                           0.00                          0.00                           0.00                           0.00

                                                                              Page 11

                                                                                                                Contact:   Customer Service - CTSLink
                                                                                                                               Wells Fargo Bank, N.A.
                                                                                                                   Securities Administration Services
                                                                                                                                  Frederick, MD 21703
                                                                                                                                 7485 New Horizon Way
                                                                                                                                      www.ctslink.com
                                                                                                                            Telephone: (301) 815-6600
                                                                                                                            Fax:       (301) 815-6660

Credit Suisse First Boston Mortgage Securities Corp.
Adjustable Rate Mortgage-Backed P/T Cert
Distribution Date:    25-May-2006

25-May-2006 10:36:39AM
                                                             Credit Suisse First Boston Mortgage Securities Corp.
                                                                    Adjustable Rate Mortgage-Backed P/T Cert
                                                                               Series 2006-2

                 Group                                   Total

Collateral Description                               Mixed ARM
Weighted Average Coupon Rate                          6.104728
Weighted Average Net Rate                             5.833231
Pass-Through Rate                                     5.831825
Weighted Average Remaining Term                            356
Record Date                                         04/30/2006
Principal And Interest Constant                   8,555,492.93
Beginning Loan Count                                     3,625
Loans Paid in Full                                          38
Ending Loan Count                                        3,587
Beginning Scheduled Balance                   1,635,281,843.59
Ending Scheduled Balance                      1,620,988,942.05
Scheduled Principal                                 236,366.87
Unscheduled Principal                            14,056,534.68
Scheduled Interest                                8,319,126.06
Servicing Fees                                      369,978.74
Master Servicing Fees                                     0.00
Trustee Fee                                               0.00
FRY Amount                                                0.00
Special Hazard Fee                                        0.00
Other Fee                                             1,916.62
Pool Insurance Fee                                        0.00
Spread 1                                                  0.00
Spread 2                                                  0.00
Spread 3                                                  0.00
Net Interest                                      7,947,230.70
Realized Loss Amount                                      0.00
Cumulative Realized Loss                                  0.00
Percentage of Cumulative Losses                         0.0000
Prepayment Penalty Waived Amount                          0.00
Prepayment Penalty Waived Count                              0
Prepayment Penalty Paid Amount                       36,876.61
Prepayment Penalty Paid Count                                *
Special Servicing Fee                                     0.00

* This data is currently not provided for reporting.

                                                                              Page 12

                                                                                                                Contact:   Customer Service - CTSLink
                                                                                                                               Wells Fargo Bank, N.A.
                                                                                                                   Securities Administration Services
                                                                                                                                  Frederick, MD 21703
                                                                                                                                 7485 New Horizon Way
                                                                                                                                      www.ctslink.com
                                                                                                                            Telephone: (301) 815-6600
                                                                                                                            Fax:       (301) 815-6660

Credit Suisse First Boston Mortgage Securities Corp.
Adjustable Rate Mortgage-Backed P/T Cert
Distribution Date:    25-May-2006

25-May-2006 10:36:39AM
                                                             Credit Suisse First Boston Mortgage Securities Corp.
                                                                    Adjustable Rate Mortgage-Backed P/T Cert
                                                                               Series 2006-2

                                                                        Additional Reporting - Group Level

                                                                                Cash Reporting

                                                G6 Mix Alt-A Mix

                                                Net Monthly Excess Cash                                           342,088.54
                                                Funds from Interest Rate Cap Agreement                                  0.00

                                                                                Informational Reporting

                                                G6 Mix Alt-A Mix

                                                Net Funds Cap                                                      7.508572%
                                                Rolling 3 Month Delinquency Rate                                   0.000000%

                                                                                Miscellaneous Reporting

                                                G1 7/1 Jmb A

                                                Insurance Proceeds                                                      0.00
                                                Substitution Adjustment Amount                                          0.00

                                                G2 10/1 Jmb A

                                                Insurance Proceeds                                                      0.00
                                                Substitution Adjustment Amount                                          0.00

                                                G3 5/1 Jmb A

                                                Insurance Proceeds                                                      0.00
                                                Substitution Adjustment Amount                                          0.00

                                                G4 7/1 Mix A

                                                Insurance Proceeds                                                      0.00
                                                Substitution Adjustment Amount                                          0.00

                                                G5 5/1 Cnf A

                                                Insurance Proceeds                                                      0.00
                                                Substitution Adjustment Amount                                          0.00

                                                G6 Mix Alt-A Mix

                                                Insurance Proceeds                                                      0.00
                                                Substitution Adjustment Amount                                          0.00

                                                                                Structural Reporting

                                                G6 Mix Alt-A Mix

                                                Extra Principal Distribution                                      342,088.54
                                                Overcollateralization Amount                                    1,530,444.02
                                                Overcollateralization Deficiency                                1,240,076.95
                                                Overcollateralization Increase                                    342,088.54
                                                Overcollateralization Release                                           0.00
                                                Target Overcollateralization                                    2,770,520.98

                                                                              Page 13

                                                                                                                Contact:   Customer Service - CTSLink
                                                                                                                               Wells Fargo Bank, N.A.
                                                                                                                   Securities Administration Services
                                                                                                                                  Frederick, MD 21703
                                                                                                                                 7485 New Horizon Way
                                                                                                                                      www.ctslink.com
                                                                                                                            Telephone: (301) 815-6600
                                                                                                                            Fax:       (301) 815-6660

Credit Suisse First Boston Mortgage Securities Corp.
Adjustable Rate Mortgage-Backed P/T Cert
Distribution Date:    25-May-2006

25-May-2006 10:36:39AM
                                                             Credit Suisse First Boston Mortgage Securities Corp.
                                                                    Adjustable Rate Mortgage-Backed P/T Cert
                                                                               Series 2006-2

                                                                      Additional Reporting - Group Level

                                                                          Trigger Event Reporting

                                                G1 7/1 Jmb A

                                                Cumulative Loss Trigger

                                                     Trigger Result                                                     Pass
                                                     Threshold Value                                              20.000000%
                                                     Calculated Value                                              0.000000%

                                                Delinquency Trigger

                                                     Trigger Result                                                     Pass
                                                     Threshold Value                                              50.000000%
                                                     Calculated Value                                              0.000000%

                                                Sen Prepayment % Delinq/Loss Trigger

                                                     Trigger Result                                                     Pass
                                                     Threshold Value                                               0.000000%
                                                     Calculated Value                                              0.000000%

                                                G2 10/1 Jmb A

                                                Cumulative Loss Trigger
                                                     Trigger Result                                                     Pass
                                                     Threshold Value                                              20.000000%
                                                     Calculated Value                                              0.000000%

                                                Delinquency Trigger

                                                     Trigger Result                                                     Pass
                                                     Threshold Value                                              50.000000%
                                                     Calculated Value                                              0.000000%

                                                Sen Prepayment % Delinq/Loss Trigger

                                                     Trigger Result                                                     Pass
                                                     Threshold Value                                               0.000000%
                                                     Calculated Value                                              0.000000%

                                                                              Page 14

                                                                                                                Contact:   Customer Service - CTSLink
                                                                                                                               Wells Fargo Bank, N.A.
                                                                                                                   Securities Administration Services
                                                                                                                                  Frederick, MD 21703
                                                                                                                                 7485 New Horizon Way
                                                                                                                                      www.ctslink.com
                                                                                                                            Telephone: (301) 815-6600
                                                                                                                            Fax:       (301) 815-6660

Credit Suisse First Boston Mortgage Securities Corp.
Adjustable Rate Mortgage-Backed P/T Cert
Distribution Date:    25-May-2006

25-May-2006 10:36:39AM
                                                             Credit Suisse First Boston Mortgage Securities Corp.
                                                                    Adjustable Rate Mortgage-Backed P/T Cert
                                                                               Series 2006-2

                                                                   Additional Reporting - Group Level

                                                                         Trigger Event Reporting
                                                G3 5/1 Jmb A

                                                Cumulative Loss Trigger

                                                     Trigger Result                                                     Pass
                                                     Threshold Value                                              20.000000%
                                                     Calculated Value                                              0.000000%

                                                Delinquency Trigger

                                                     Trigger Result                                                     Pass
                                                     Threshold Value                                              50.000000%
                                                     Calculated Value                                              0.000000%

                                                Sen Prepayment % Delinq/Loss Trigger

                                                     Trigger Result                                                     Pass
                                                     Threshold Value                                               0.000000%
                                                     Calculated Value                                              0.000000%

                                                G4 7/1 Mix A

                                                Cumulative Loss Trigger
                                                     Trigger Result                                                     Pass
                                                     Threshold Value                                              20.000000%
                                                     Calculated Value                                              0.000000%

                                                Delinquency Trigger

                                                     Trigger Result                                                     Pass
                                                     Threshold Value                                              50.000000%
                                                     Calculated Value                                              0.000000%

                                                Sen Prepayment % Delinq/Loss Trigger

                                                     Trigger Result                                                     Pass
                                                     Threshold Value                                               0.000000%
                                                     Calculated Value                                              0.000000%

                                                                              Page 15

                                                                                                                Contact:   Customer Service - CTSLink
                                                                                                                               Wells Fargo Bank, N.A.
                                                                                                                   Securities Administration Services
                                                                                                                                  Frederick, MD 21703
                                                                                                                                 7485 New Horizon Way
                                                                                                                                      www.ctslink.com
                                                                                                                            Telephone: (301) 815-6600
                                                                                                                            Fax:       (301) 815-6660

Credit Suisse First Boston Mortgage Securities Corp.
Adjustable Rate Mortgage-Backed P/T Cert
Distribution Date:    25-May-2006

25-May-2006 10:36:39AM
                                                             Credit Suisse First Boston Mortgage Securities Corp.
                                                                    Adjustable Rate Mortgage-Backed P/T Cert
                                                                               Series 2006-2

                                                                       Additional Reporting - Group Level

                                                                             Trigger Event Reporting
                                                G5 5/1 Cnf A

                                                Cumulative Loss Trigger

                                                     Trigger Result                                                     Pass
                                                     Threshold Value                                              20.000000%
                                                     Calculated Value                                              0.000000%

                                                Delinquency Trigger

                                                     Trigger Result                                                     Pass
                                                     Threshold Value                                              50.000000%
                                                     Calculated Value                                              0.000000%

                                                Sen Prepayment % Delinq/Loss Trigger

                                                     Trigger Result                                                     Pass
                                                     Threshold Value                                               0.000000%
                                                     Calculated Value                                              0.000000%

                                                G6 Mix Alt-A Mix

                                                Step Down Date Reached                                                    NO
                                                Trigger Event                                                             NO

                                                Cumulative Loss Trigger Test

                                                     Trigger Result                                                     Pass
                                                     Threshold Value                                               0.650000%
                                                     Calculated Value                                              0.000000%

                                                Delinquency Rate Trigger Test

                                                     Trigger Result                                                     Pass
                                                     Threshold Value                                               2.628195%
                                                     Calculated Value                                              0.000000%

                                                Trigger Event

                                                     Trigger Result                                                     Pass
                                                     Threshold Value                                               0.000000%
                                                     Calculated Value                                              0.000000%

                                                                              Page 16

                                                                                                                Contact:   Customer Service - CTSLink
                                                                                                                               Wells Fargo Bank, N.A.
                                                                                                                   Securities Administration Services
                                                                                                                                  Frederick, MD 21703
                                                                                                                                 7485 New Horizon Way
                                                                                                                                      www.ctslink.com
                                                                                                                            Telephone: (301) 815-6600
                                                                                                                            Fax:       (301) 815-6660

Credit Suisse First Boston Mortgage Securities Corp.
Adjustable Rate Mortgage-Backed P/T Cert
Distribution Date:    25-May-2006

25-May-2006 10:36:39AM
                                                             Credit Suisse First Boston Mortgage Securities Corp.
                                                                    Adjustable Rate Mortgage-Backed P/T Cert
                                                                               Series 2006-2

                                                            Loan Status Stratification/Credit Enhancement Statement

                     DELINQUENT                                    BANKRUPTCY                                   FORECLOSURE                                    REO                                            TOTAL

                     No. of               Actual                    No. of              Actual                   No. of              Actual                    No. of              Actual                    No. of             Actual
                     Loans               Balance                    Loans              Balance                   Loans               Balance                   Loans               Balance                    Loans             Balance

                                                  0-29 Days          0                   0.00   0-29 Days           0                  0.00   0-29 Days           0                  0.00    0-29 Days          0                  0.00
30 Days                2             848,127.16    30 Days           0                   0.00    30 Days            0                  0.00    30 Days            0                  0.00     30 Days           2            848,127.16
60 Days                0                   0.00    60 Days           0                   0.00    60 Days            0                  0.00    60 Days            0                  0.00     60 Days           0                  0.00
90 Days                0                   0.00    90 Days           0                   0.00    90 Days            0                  0.00    90 Days            0                  0.00     90 Days           0                  0.00
120 Days               0                   0.00    120 Days          0                   0.00    120 Days           0                  0.00    120 Days           0                  0.00    120 Days           0                  0.00
150 Days               0                   0.00    150 Days          0                   0.00    150 Days           0                  0.00    150 Days           0                  0.00    150 Days           0                  0.00
180+ Days              0                   0.00   180+ Days          0                   0.00   180+ Days           0                  0.00   180+ Days           0                  0.00    180+ Days          0                  0.00
                 -------------------------------               -------------------------------               -------------------------------               -------------------------------                ------------------------------
                       2             848,127.16                      0                   0.00                       0                  0.00                       0                  0.00                       2            848,127.16

                     No. of              Actual                    No. of              Actual                    No. of              Actual                    No. of              Actual                     No. of             Actual
                     Loans              Balance                    Loans              Balance                     Loans             Balance                     Loans             Balance                     Loans             Balance

                                                  0-29 Days      0.000000%        0.000000%   0-29 Days      0.000000%        0.000000%   0-29 Days      0.000000%        0.000000%    0-29 Days      0.000000%       0.000000%
30 Days            0.055757%        0.052346%    30 Days       0.000000%        0.000000%    30 Days       0.000000%        0.000000%    30 Days       0.000000%        0.000000%     30 Days       0.055757%       0.052346%
60 Days            0.000000%        0.000000%    60 Days       0.000000%        0.000000%    60 Days       0.000000%        0.000000%    60 Days       0.000000%        0.000000%     60 Days       0.000000%       0.000000%
90 Days            0.000000%        0.000000%    90 Days       0.000000%        0.000000%    90 Days       0.000000%        0.000000%    90 Days       0.000000%        0.000000%     90 Days       0.000000%       0.000000%
120 Days           0.000000%        0.000000%    120 Days      0.000000%        0.000000%    120 Days      0.000000%        0.000000%    120 Days      0.000000%        0.000000%    120 Days       0.000000%       0.000000%
150 Days           0.000000%        0.000000%    150 Days      0.000000%        0.000000%    150 Days      0.000000%        0.000000%    150 Days      0.000000%        0.000000%    150 Days       0.000000%       0.000000%
180+ Days          0.000000%        0.000000%   180+ Days      0.000000%        0.000000%   180+ Days      0.000000%        0.000000%   180+ Days      0.000000%        0.000000%    180+ Days      0.000000%       0.000000%
                 -------------------------------               -------------------------------               -------------------------------               -------------------------------                ------------------------------
                   0.055757%        0.052346%                  0.000000%        0.000000%                  0.000000%        0.000000%                  0.000000%        0.000000%                   0.055757%       0.052346%

Current Period Class A Insufficient Funds                                0.00                 Principal Balance of Contaminated Properties            0.00                 Periodic Advance                                  210,246.11

                     Original $      Original %      Current $      Current %

Bankruptcy           424,767.00     0.02597516%     424,767.00    0.02620419%
Fraud             18,842,992.64     1.15227798%  18,842,992.64    1.16243807%
Special Hazard    15,904,766.00     0.97260090%  15,904,766.00    0.98117671%
          Limit of Subordinate's Exposure to Certain Types of Losses

                                                                              Page 17

                                                                                                                Contact:   Customer Service - CTSLink
                                                                                                                               Wells Fargo Bank, N.A.
                                                                                                                   Securities Administration Services
                                                                                                                                  Frederick, MD 21703
                                                                                                                                 7485 New Horizon Way
                                                                                                                                      www.ctslink.com
                                                                                                                            Telephone: (301) 815-6600
                                                                                                                            Fax:       (301) 815-6660

Credit Suisse First Boston Mortgage Securities Corp.
Adjustable Rate Mortgage-Backed P/T Cert
Distribution Date:    25-May-2006

25-May-2006 10:36:39AM
                                                             Credit Suisse First Boston Mortgage Securities Corp.
                                                                    Adjustable Rate Mortgage-Backed P/T Cert
                                                                               Series 2006-2

                                                                        Delinquency Status By Group

                           DELINQUENT                                    BANKRUPTCY                                   FORECLOSURE                                  REO                                           TOTAL

G1 7/1 Jmb A

                   No of Loans      Actual  Bal                  No of Loans      Actual  Bal                  No of Loans      Actual  Bal                 No of Loans      Actual  Bal                   No of Loans      Actual  Bal

                                                  0-29 Days          0                   0.00   0-29 Days           0                  0.00  0-29 Days            0                  0.00   0-29 Days           0                  0.00
30 Days                0                   0.00    30 Days           0                   0.00    30 Days            0                  0.00    30 Days            0                  0.00     30 Days           0                  0.00
60 Days                0                   0.00    60 Days           0                   0.00    60 Days            0                  0.00    60 Days            0                  0.00     60 Days           0                  0.00
90 Days                0                   0.00    90 Days           0                   0.00    90 Days            0                  0.00    90 Days            0                  0.00     90 Days           0                  0.00
120 Days               0                   0.00    120 Days          0                   0.00    120 Days           0                  0.00    120 Days           0                  0.00    120 Days           0                  0.00
150 Days               0                   0.00    150 Days          0                   0.00    150 Days           0                  0.00    150 Days           0                  0.00    150 Days           0                  0.00
180+ Days              0                   0.00   180+ Days          0                   0.00   180+ Days           0                  0.00   180+ Days           0                  0.00    180+ Days          0                  0.00
                 -------------------------------               -------------------------------               -------------------------------               -------------------------------                ------------------------------
                       0                   0.00                      0                   0.00                       0                  0.00                       0                  0.00                       0                  0.00

                                                  0-29 Days         0.000000%       0.000000%   0-29 Days          0.000000%      0.000000%   0-29 Days          0.000000%      0.000000%    0-29 Days         0.000000%      0.000000%
30 Days               0.000000%       0.000000%    30 Days          0.000000%       0.000000%    30 Days           0.000000%      0.000000%    30 Days           0.000000%      0.000000%     30 Days          0.000000%      0.000000%
60 Days               0.000000%       0.000000%    60 Days          0.000000%       0.000000%    60 Days           0.000000%      0.000000%    60 Days           0.000000%      0.000000%     60 Days          0.000000%      0.000000%
90 Days               0.000000%       0.000000%    90 Days          0.000000%       0.000000%    90 Days           0.000000%      0.000000%    90 Days           0.000000%      0.000000%     90 Days          0.000000%      0.000000%
120 Days              0.000000%       0.000000%    120 Days         0.000000%       0.000000%    120 Days          0.000000%      0.000000%    120 Days          0.000000%      0.000000%    120 Days          0.000000%      0.000000%
150 Days              0.000000%       0.000000%    150 Days         0.000000%       0.000000%    150 Days          0.000000%      0.000000%    150 Days          0.000000%      0.000000%    150 Days          0.000000%      0.000000%
180+ Days             0.000000%       0.000000%   180+ Days         0.000000%       0.000000%   180+ Days          0.000000%      0.000000%   180+ Days          0.000000%      0.000000%    180+ Days         0.000000%      0.000000%
                 -------------------------------               -------------------------------               -------------------------------               -------------------------------                ------------------------------
                      0.000000%       0.000000%                     0.000000%       0.000000%                      0.000000%      0.000000%                      0.000000%      0.000000%                      0.000000%      0.000000%

                           DELINQUENT                                    BANKRUPTCY                                   FORECLOSURE                                  REO                                           TOTAL

G2 10/1 Jmb A

                   No of Loans      Actual  Bal                  No of Loans      Actual  Bal                  No of Loans      Actual  Bal                 No of Loans      Actual  Bal                   No of Loans      Actual  Bal

                                                  0-29 Days          0                   0.00   0-29 Days           0                  0.00  0-29 Days            0                  0.00   0-29 Days           0                  0.00
30 Days                0                   0.00    30 Days           0                   0.00    30 Days            0                  0.00    30 Days            0                  0.00     30 Days           0                  0.00
60 Days                0                   0.00    60 Days           0                   0.00    60 Days            0                  0.00    60 Days            0                  0.00     60 Days           0                  0.00
90 Days                0                   0.00    90 Days           0                   0.00    90 Days            0                  0.00    90 Days            0                  0.00     90 Days           0                  0.00
120 Days               0                   0.00    120 Days          0                   0.00    120 Days           0                  0.00    120 Days           0                  0.00    120 Days           0                  0.00
150 Days               0                   0.00    150 Days          0                   0.00    150 Days           0                  0.00    150 Days           0                  0.00    150 Days           0                  0.00
180+ Days              0                   0.00   180+ Days          0                   0.00   180+ Days           0                  0.00   180+ Days           0                  0.00    180+ Days          0                  0.00
                 -------------------------------               -------------------------------               -------------------------------               -------------------------------                ------------------------------
                       0                   0.00                      0                   0.00                       0                  0.00                       0                  0.00                       0                  0.00

                                                  0-29 Days         0.000000%       0.000000%   0-29 Days          0.000000%      0.000000%   0-29 Days          0.000000%      0.000000%    0-29 Days         0.000000%      0.000000%
30 Days               0.000000%       0.000000%    30 Days          0.000000%       0.000000%    30 Days           0.000000%      0.000000%    30 Days           0.000000%      0.000000%     30 Days          0.000000%      0.000000%
60 Days               0.000000%       0.000000%    60 Days          0.000000%       0.000000%    60 Days           0.000000%      0.000000%    60 Days           0.000000%      0.000000%     60 Days          0.000000%      0.000000%
90 Days               0.000000%       0.000000%    90 Days          0.000000%       0.000000%    90 Days           0.000000%      0.000000%    90 Days           0.000000%      0.000000%     90 Days          0.000000%      0.000000%
120 Days              0.000000%       0.000000%    120 Days         0.000000%       0.000000%    120 Days          0.000000%      0.000000%    120 Days          0.000000%      0.000000%    120 Days          0.000000%      0.000000%
150 Days              0.000000%       0.000000%    150 Days         0.000000%       0.000000%    150 Days          0.000000%      0.000000%    150 Days          0.000000%      0.000000%    150 Days          0.000000%      0.000000%
180+ Days             0.000000%       0.000000%   180+ Days         0.000000%       0.000000%   180+ Days          0.000000%      0.000000%   180+ Days          0.000000%      0.000000%    180+ Days         0.000000%      0.000000%
                 -------------------------------               -------------------------------               -------------------------------               -------------------------------                ------------------------------
                      0.000000%       0.000000%                     0.000000%       0.000000%                      0.000000%      0.000000%                      0.000000%      0.000000%                      0.000000%      0.000000%

                                                                              Page 18

                                                                                                                Contact:   Customer Service - CTSLink
                                                                                                                               Wells Fargo Bank, N.A.
                                                                                                                   Securities Administration Services
                                                                                                                                  Frederick, MD 21703
                                                                                                                                 7485 New Horizon Way
                                                                                                                                      www.ctslink.com
                                                                                                                            Telephone: (301) 815-6600
                                                                                                                            Fax:       (301) 815-6660

Credit Suisse First Boston Mortgage Securities Corp.
Adjustable Rate Mortgage-Backed P/T Cert
Distribution Date:    25-May-2006

25-May-2006 10:36:39AM
                                                             Credit Suisse First Boston Mortgage Securities Corp.
                                                                    Adjustable Rate Mortgage-Backed P/T Cert
                                                                               Series 2006-2

                           DELINQUENT                                    BANKRUPTCY                                   FORECLOSURE                                  REO                                           TOTAL

G3 5/1 Jmb A

                   No of Loans      Actual  Bal                  No of Loans      Actual  Bal                  No of Loans      Actual  Bal                 No of Loans      Actual  Bal                   No of Loans      Actual  Bal

                                                  0-29 Days          0                   0.00   0-29 Days           0                  0.00  0-29 Days            0                  0.00   0-29 Days           0                  0.00
30 Days                1             432,000.00    30 Days           0                   0.00    30 Days            0                  0.00    30 Days            0                  0.00     30 Days           1            432,000.00
60 Days                0                   0.00    60 Days           0                   0.00    60 Days            0                  0.00    60 Days            0                  0.00     60 Days           0                  0.00
90 Days                0                   0.00    90 Days           0                   0.00    90 Days            0                  0.00    90 Days            0                  0.00     90 Days           0                  0.00
120 Days               0                   0.00    120 Days          0                   0.00    120 Days           0                  0.00    120 Days           0                  0.00    120 Days           0                  0.00
150 Days               0                   0.00    150 Days          0                   0.00    150 Days           0                  0.00    150 Days           0                  0.00    150 Days           0                  0.00
180+ Days              0                   0.00   180+ Days          0                   0.00   180+ Days           0                  0.00   180+ Days           0                  0.00    180+ Days          0                  0.00
                 -------------------------------               -------------------------------               -------------------------------               -------------------------------                ------------------------------
                       1             432,000.00                      0                   0.00                       0                  0.00                       0                  0.00                       1            432,000.00

                                                  0-29 Days         0.000000%       0.000000%   0-29 Days          0.000000%      0.000000%   0-29 Days          0.000000%      0.000000%    0-29 Days         0.000000%      0.000000%
30 Days               0.366300%       0.241664%    30 Days          0.000000%       0.000000%    30 Days           0.000000%      0.000000%    30 Days           0.000000%      0.000000%     30 Days          0.366300%      0.241664%
60 Days               0.000000%       0.000000%    60 Days          0.000000%       0.000000%    60 Days           0.000000%      0.000000%    60 Days           0.000000%      0.000000%     60 Days          0.000000%      0.000000%
90 Days               0.000000%       0.000000%    90 Days          0.000000%       0.000000%    90 Days           0.000000%      0.000000%    90 Days           0.000000%      0.000000%     90 Days          0.000000%      0.000000%
120 Days              0.000000%       0.000000%    120 Days         0.000000%       0.000000%    120 Days          0.000000%      0.000000%    120 Days          0.000000%      0.000000%    120 Days          0.000000%      0.000000%
150 Days              0.000000%       0.000000%    150 Days         0.000000%       0.000000%    150 Days          0.000000%      0.000000%    150 Days          0.000000%      0.000000%    150 Days          0.000000%      0.000000%
180+ Days             0.000000%       0.000000%   180+ Days         0.000000%       0.000000%   180+ Days          0.000000%      0.000000%   180+ Days          0.000000%      0.000000%    180+ Days         0.000000%      0.000000%
                 -------------------------------               -------------------------------               -------------------------------               -------------------------------                ------------------------------
                      0.366300%       0.241664%                     0.000000%       0.000000%                      0.000000%      0.000000%                      0.000000%      0.000000%                      0.366300%      0.241664%

                           DELINQUENT                                    BANKRUPTCY                                   FORECLOSURE                                  REO                                           TOTAL

G4 7/1 Mix A

                   No of Loans      Actual  Bal                  No of Loans      Actual  Bal                  No of Loans      Actual  Bal                 No of Loans      Actual  Bal                   No of Loans      Actual  Bal

                                                  0-29 Days          0                   0.00   0-29 Days           0                  0.00  0-29 Days            0                  0.00   0-29 Days           0                  0.00
30 Days                0                   0.00    30 Days           0                   0.00    30 Days            0                  0.00    30 Days            0                  0.00     30 Days           0                  0.00
60 Days                0                   0.00    60 Days           0                   0.00    60 Days            0                  0.00    60 Days            0                  0.00     60 Days           0                  0.00
90 Days                0                   0.00    90 Days           0                   0.00    90 Days            0                  0.00    90 Days            0                  0.00     90 Days           0                  0.00
120 Days               0                   0.00    120 Days          0                   0.00    120 Days           0                  0.00    120 Days           0                  0.00    120 Days           0                  0.00
150 Days               0                   0.00    150 Days          0                   0.00    150 Days           0                  0.00    150 Days           0                  0.00    150 Days           0                  0.00
180+ Days              0                   0.00   180+ Days          0                   0.00   180+ Days           0                  0.00   180+ Days           0                  0.00    180+ Days          0                  0.00
                 -------------------------------               -------------------------------               -------------------------------               -------------------------------                ------------------------------
                       0                   0.00                      0                   0.00                       0                  0.00                       0                  0.00                       0                  0.00

                                                  0-29 Days         0.000000%       0.000000%   0-29 Days          0.000000%      0.000000%   0-29 Days          0.000000%      0.000000%    0-29 Days         0.000000%      0.000000%
30 Days               0.000000%       0.000000%    30 Days          0.000000%       0.000000%    30 Days           0.000000%      0.000000%    30 Days           0.000000%      0.000000%     30 Days          0.000000%      0.000000%
60 Days               0.000000%       0.000000%    60 Days          0.000000%       0.000000%    60 Days           0.000000%      0.000000%    60 Days           0.000000%      0.000000%     60 Days          0.000000%      0.000000%
90 Days               0.000000%       0.000000%    90 Days          0.000000%       0.000000%    90 Days           0.000000%      0.000000%    90 Days           0.000000%      0.000000%     90 Days          0.000000%      0.000000%
120 Days              0.000000%       0.000000%    120 Days         0.000000%       0.000000%    120 Days          0.000000%      0.000000%    120 Days          0.000000%      0.000000%    120 Days          0.000000%      0.000000%
150 Days              0.000000%       0.000000%    150 Days         0.000000%       0.000000%    150 Days          0.000000%      0.000000%    150 Days          0.000000%      0.000000%    150 Days          0.000000%      0.000000%
180+ Days             0.000000%       0.000000%   180+ Days         0.000000%       0.000000%   180+ Days          0.000000%      0.000000%   180+ Days          0.000000%      0.000000%    180+ Days         0.000000%      0.000000%
                 -------------------------------               -------------------------------               -------------------------------               -------------------------------                ------------------------------
                      0.000000%       0.000000%                     0.000000%       0.000000%                      0.000000%      0.000000%                      0.000000%      0.000000%                      0.000000%      0.000000%

                                                                              Page 19

                                                                                                                Contact:   Customer Service - CTSLink
                                                                                                                               Wells Fargo Bank, N.A.
                                                                                                                   Securities Administration Services
                                                                                                                                  Frederick, MD 21703
                                                                                                                                 7485 New Horizon Way
                                                                                                                                      www.ctslink.com
                                                                                                                            Telephone: (301) 815-6600
                                                                                                                            Fax:       (301) 815-6660

Credit Suisse First Boston Mortgage Securities Corp.
Adjustable Rate Mortgage-Backed P/T Cert
Distribution Date:    25-May-2006

25-May-2006 10:36:39AM
                                                             Credit Suisse First Boston Mortgage Securities Corp.
                                                                    Adjustable Rate Mortgage-Backed P/T Cert
                                                                               Series 2006-2

                           DELINQUENT                                    BANKRUPTCY                                   FORECLOSURE                                  REO                                           TOTAL

G5 5/1 Cnf A

                   No of Loans      Actual  Bal                  No of Loans      Actual  Bal                  No of Loans      Actual  Bal                 No of Loans      Actual  Bal                   No of Loans      Actual  Bal

                                                  0-29 Days          0                   0.00   0-29 Days           0                  0.00  0-29 Days            0                  0.00   0-29 Days           0                  0.00
30 Days                1             416,127.16    30 Days           0                   0.00    30 Days            0                  0.00    30 Days            0                  0.00     30 Days           1            416,127.16
60 Days                0                   0.00    60 Days           0                   0.00    60 Days            0                  0.00    60 Days            0                  0.00     60 Days           0                  0.00
90 Days                0                   0.00    90 Days           0                   0.00    90 Days            0                  0.00    90 Days            0                  0.00     90 Days           0                  0.00
120 Days               0                   0.00    120 Days          0                   0.00    120 Days           0                  0.00    120 Days           0                  0.00    120 Days           0                  0.00
150 Days               0                   0.00    150 Days          0                   0.00    150 Days           0                  0.00    150 Days           0                  0.00    150 Days           0                  0.00
180+ Days              0                   0.00   180+ Days          0                   0.00   180+ Days           0                  0.00   180+ Days           0                  0.00    180+ Days          0                  0.00
                 -------------------------------               -------------------------------               -------------------------------               -------------------------------                ------------------------------
                       1             416,127.16                      0                   0.00                       0                  0.00                       0                  0.00                       1            416,127.16

                                                  0-29 Days         0.000000%       0.000000%   0-29 Days          0.000000%      0.000000%   0-29 Days          0.000000%      0.000000%    0-29 Days         0.000000%      0.000000%
30 Days               0.197628%       0.356668%    30 Days          0.000000%       0.000000%    30 Days           0.000000%      0.000000%    30 Days           0.000000%      0.000000%     30 Days          0.197628%      0.356668%
60 Days               0.000000%       0.000000%    60 Days          0.000000%       0.000000%    60 Days           0.000000%      0.000000%    60 Days           0.000000%      0.000000%     60 Days          0.000000%      0.000000%
90 Days               0.000000%       0.000000%    90 Days          0.000000%       0.000000%    90 Days           0.000000%      0.000000%    90 Days           0.000000%      0.000000%     90 Days          0.000000%      0.000000%
120 Days              0.000000%       0.000000%    120 Days         0.000000%       0.000000%    120 Days          0.000000%      0.000000%    120 Days          0.000000%      0.000000%    120 Days          0.000000%      0.000000%
150 Days              0.000000%       0.000000%    150 Days         0.000000%       0.000000%    150 Days          0.000000%      0.000000%    150 Days          0.000000%      0.000000%    150 Days          0.000000%      0.000000%
180+ Days             0.000000%       0.000000%   180+ Days         0.000000%       0.000000%   180+ Days          0.000000%      0.000000%   180+ Days          0.000000%      0.000000%    180+ Days         0.000000%      0.000000%
                 -------------------------------               -------------------------------               -------------------------------               -------------------------------                ------------------------------
                      0.197628%       0.356668%                     0.000000%       0.000000%                      0.000000%      0.000000%                      0.000000%      0.000000%                      0.197628%      0.356668%

                           DELINQUENT                                    BANKRUPTCY                                   FORECLOSURE                                  REO                                           TOTAL

G6 Mix Alt-A Mix

                   No of Loans      Actual  Bal                  No of Loans      Actual  Bal                  No of Loans      Actual  Bal                 No of Loans      Actual  Bal                   No of Loans      Actual  Bal

                                                  0-29 Days          0                   0.00   0-29 Days           0                  0.00  0-29 Days            0                  0.00   0-29 Days           0                  0.00
0 Days                 0                   0.00    30 Days           0                   0.00    30 Days            0                  0.00    30 Days            0                  0.00     30 Days           0                  0.00
60 Days                0                   0.00    60 Days           0                   0.00    60 Days            0                  0.00    60 Days            0                  0.00     60 Days           0                  0.00
90 Days                0                   0.00    90 Days           0                   0.00    90 Days            0                  0.00    90 Days            0                  0.00     90 Days           0                  0.00
120 Days               0                   0.00    120 Days          0                   0.00    120 Days           0                  0.00    120 Days           0                  0.00    120 Days           0                  0.00
150 Days               0                   0.00    150 Days          0                   0.00    150 Days           0                  0.00    150 Days           0                  0.00    150 Days           0                  0.00
180+ Days              0                   0.00   180+ Days          0                   0.00   180+ Days           0                  0.00   180+ Days           0                  0.00    180+ Days          0                  0.00
                 -------------------------------               -------------------------------               -------------------------------               -------------------------------                ------------------------------
                       0                   0.00                      0                   0.00                       0                  0.00                       0                  0.00                       0                  0.00

                                                  0-29 Days         0.000000%       0.000000%   0-29 Days          0.000000%      0.000000%   0-29 Days          0.000000%      0.000000%    0-29 Days         0.000000%      0.000000%
30 Days               0.000000%       0.000000%    30 Days          0.000000%       0.000000%    30 Days           0.000000%      0.000000%    30 Days           0.000000%      0.000000%     30 Days          0.000000%      0.000000%
60 Days               0.000000%       0.000000%    60 Days          0.000000%       0.000000%    60 Days           0.000000%      0.000000%    60 Days           0.000000%      0.000000%     60 Days          0.000000%      0.000000%
90 Days               0.000000%       0.000000%    90 Days          0.000000%       0.000000%    90 Days           0.000000%      0.000000%    90 Days           0.000000%      0.000000%     90 Days          0.000000%      0.000000%
120 Days              0.000000%       0.000000%    120 Days         0.000000%       0.000000%    120 Days          0.000000%      0.000000%    120 Days          0.000000%      0.000000%    120 Days          0.000000%      0.000000%
150 Days              0.000000%       0.000000%    150 Days         0.000000%       0.000000%    150 Days          0.000000%      0.000000%    150 Days          0.000000%      0.000000%    150 Days          0.000000%      0.000000%
180+ Days             0.000000%       0.000000%   180+ Days         0.000000%       0.000000%   180+ Days          0.000000%      0.000000%   180+ Days          0.000000%      0.000000%    180+ Days         0.000000%      0.000000%
                  -------------------------------               -------------------------------               -------------------------------               -------------------------------                ------------------------------
                      0.000000%       0.000000%                     0.000000%       0.000000%                      0.000000%      0.000000%                      0.000000%      0.000000%                      0.000000%      0.000000%

                                                                              Page 20

                                                                                                                Contact:   Customer Service - CTSLink
                                                                                                                               Wells Fargo Bank, N.A.
                                                                                                                   Securities Administration Services
                                                                                                                                  Frederick, MD 21703
                                                                                                                                 7485 New Horizon Way
                                                                                                                                      www.ctslink.com
                                                                                                                            Telephone: (301) 815-6600
                                                                                                                            Fax:       (301) 815-6660

Credit Suisse First Boston Mortgage Securities Corp.
Adjustable Rate Mortgage-Backed P/T Cert
Distribution Date:    25-May-2006

25-May-2006 10:36:39AM
                                                             Credit Suisse First Boston Mortgage Securities Corp.
                                                                    Adjustable Rate Mortgage-Backed P/T Cert
                                                                               Series 2006-2

REO Detail - All Mortgage Loans in REO during Current Period

Summary

New REO Loans

          Loans in REO                        0
          Original Principal Balance       0.00
          Current Actual Balance           0.00
Current REO Total
          Loans in REO                        0
          Original Principal Balance       0.00
          Current Actual Balance           0.00

12 Month REO History

G1 7/1 Jmb A

New REO Loans

          Loans in REO                        0
          Original Principal Balance       0.00
          Current Actual Balance           0.00
Current REO Total
          Loans in REO                        0
          Original Principal Balance       0.00
          Current Actual Balance           0.00

12 Month REO History

G2 10/1 Jmb A

New REO Loans

          Loans in REO                        0
          Original Principal Balance       0.00
          Current Actual Balance           0.00
Current REO Total
          Loans in REO                        0
          Original Principal Balance       0.00
          Current Actual Balance           0.00

12 Month REO History

                                                                              Page 21

                                                                                                                Contact:   Customer Service - CTSLink
                                                                                                                               Wells Fargo Bank, N.A.
                                                                                                                   Securities Administration Services
                                                                                                                                  Frederick, MD 21703
                                                                                                                                 7485 New Horizon Way
                                                                                                                                      www.ctslink.com
                                                                                                                            Telephone: (301) 815-6600
                                                                                                                            Fax:       (301) 815-6660

Credit Suisse First Boston Mortgage Securities Corp.
Adjustable Rate Mortgage-Backed P/T Cert
Distribution Date:    25-May-2006

25-May-2006 10:36:39AM
                                                             Credit Suisse First Boston Mortgage Securities Corp.
                                                                    Adjustable Rate Mortgage-Backed P/T Cert
                                                                               Series 2006-2

REO Detail - All Mortgage Loans in REO during Current Period

G3 5/1 Jmb A

New REO Loans

          Loans in REO                        0
          Original Principal Balance       0.00
          Current Actual Balance           0.00
Current REO Total
          Loans in REO                        0
          Original Principal Balance       0.00
          Current Actual Balance           0.00

12 Month REO History

G4 7/1 Mix A

New REO Loans

          Loans in REO                        0
          Original Principal Balance       0.00
          Current Actual Balance           0.00
Current REO Total
          Loans in REO                        0
          Original Principal Balance       0.00
          Current Actual Balance           0.00

12 Month REO History

G5 5/1 Cnf A

New REO Loans

          Loans in REO                        0
          Original Principal Balance       0.00
          Current Actual Balance           0.00
Current REO Total
          Loans in REO                        0
          Original Principal Balance       0.00
          Current Actual Balance           0.00

12 Month REO History

                                                                              Page 22

                                                                                                                Contact:   Customer Service - CTSLink
                                                                                                                               Wells Fargo Bank, N.A.
                                                                                                                   Securities Administration Services
                                                                                                                                  Frederick, MD 21703
                                                                                                                                 7485 New Horizon Way
                                                                                                                                      www.ctslink.com
                                                                                                                            Telephone: (301) 815-6600
                                                                                                                            Fax:       (301) 815-6660

Credit Suisse First Boston Mortgage Securities Corp.
Adjustable Rate Mortgage-Backed P/T Cert
Distribution Date:    25-May-2006

25-May-2006 10:36:39AM
                                                             Credit Suisse First Boston Mortgage Securities Corp.
                                                                    Adjustable Rate Mortgage-Backed P/T Cert
                                                                               Series 2006-2

REO Detail - All Mortgage Loans in REO during Current Period

G6 Mix Alt-A Mix

New REO Loans

          Loans in REO                        0
          Original Principal Balance       0.00
          Current Actual Balance           0.00
Current REO Total
          Loans in REO                        0
          Original Principal Balance       0.00
          Current Actual Balance           0.00

12 Month REO History

REO Loan Detail - All Mortgage Loans in REO during Current Period

                                                    First                                        Original        Current                                                       Approximate
                      Loan      Month Loan         Payment                        LTV at        Principal        Actual                         Months         Current          Delinquent
     Group           Number     Entered REO         Date          State        Origination      Balance         Balance      Paid To Date    Delinquent      Loan Rate            Interest

   No REO Loans this Period

                                                                              Page 23

                                                                                                                Contact:   Customer Service - CTSLink
                                                                                                                               Wells Fargo Bank, N.A.
                                                                                                                   Securities Administration Services
                                                                                                                                  Frederick, MD 21703
                                                                                                                                 7485 New Horizon Way
                                                                                                                                      www.ctslink.com
                                                                                                                            Telephone: (301) 815-6600
                                                                                                                            Fax:       (301) 815-6660

Credit Suisse First Boston Mortgage Securities Corp.
Adjustable Rate Mortgage-Backed P/T Cert
Distribution Date:    25-May-2006

25-May-2006 10:36:39AM
                                                             Credit Suisse First Boston Mortgage Securities Corp.
                                                                    Adjustable Rate Mortgage-Backed P/T Cert
                                                                               Series 2006-2

Foreclosure Detail - All Mortgage Loans in Foreclosure during Current Period

Summary

New Foreclosure Loans

          Loans in Foreclosure                0
          Original Principal Balance       0.00
          Current Actual Balance           0.00
Current Foreclosure Total
          Loans in Foreclosure                0
          Original Principal Balance       0.00
          Current Actual Balance           0.00

12 Month Foreclosure History

G1 7/1 Jmb A

New Foreclosure Loans

          Loans in Foreclosure                0
          Original Principal Balance       0.00
          Current Actual Balance           0.00
Current Foreclosure Total
          Loans in Foreclosure                0
          Original Principal Balance       0.00
          Current Actual Balance           0.00

12 Month Foreclosure History

G2 10/1 Jmb A

New Foreclosure Loans

          Loans in Foreclosure                0
          Original Principal Balance       0.00
          Current Actual Balance           0.00
Current Foreclosure Total
          Loans in Foreclosure                0
          Original Principal Balance       0.00
          Current Actual Balance           0.00

12 Month Foreclosure History

                                                                              Page 24

                                                                                                                Contact:   Customer Service - CTSLink
                                                                                                                               Wells Fargo Bank, N.A.
                                                                                                                   Securities Administration Services
                                                                                                                                  Frederick, MD 21703
                                                                                                                                 7485 New Horizon Way
                                                                                                                                      www.ctslink.com
                                                                                                                            Telephone: (301) 815-6600
                                                                                                                            Fax:       (301) 815-6660

Credit Suisse First Boston Mortgage Securities Corp.
Adjustable Rate Mortgage-Backed P/T Cert
Distribution Date:    25-May-2006

25-May-2006 10:36:39AM
                                                             Credit Suisse First Boston Mortgage Securities Corp.
                                                                    Adjustable Rate Mortgage-Backed P/T Cert
                                                                               Series 2006-2

Foreclosure Detail - All Mortgage Loans in Foreclosure during Current Period

G3 5/1 Jmb A

New Foreclosure Loans

          Loans in Foreclosure                0
          Original Principal Balance       0.00
          Current Actual Balance           0.00
Current Foreclosure Total
          Loans in Foreclosure                0
          Original Principal Balance       0.00
          Current Actual Balance           0.00

12 Month Foreclosure History

G4 7/1 Mix A

New Foreclosure Loans

          Loans in Foreclosure                0
          Original Principal Balance       0.00
          Current Actual Balance           0.00
Current Foreclosure Total
          Loans in Foreclosure                0
          Original Principal Balance       0.00
          Current Actual Balance           0.00

12 Month Foreclosure History

G5 5/1 Cnf A

New Foreclosure Loans

          Loans in Foreclosure                0
          Original Principal Balance       0.00
          Current Actual Balance           0.00
Current Foreclosure Total
          Loans in Foreclosure                0
          Original Principal Balance       0.00
          Current Actual Balance           0.00

12 Month Foreclosure History

                                                                              Page 25

                                                                                                               Contact:   Customer Service - CTSLink
                                                                                                                               Wells Fargo Bank, N.A.
                                                                                                                   Securities Administration Services
                                                                                                                                  Frederick, MD 21703
                                                                                                                                 7485 New Horizon Way
                                                                                                                                      www.ctslink.com
                                                                                                                            Telephone: (301) 815-6600
                                                                                                                            Fax:       (301) 815-6660

Credit Suisse First Boston Mortgage Securities Corp.
Adjustable Rate Mortgage-Backed P/T Cert
Distribution Date:    25-May-2006

25-May-2006 10:36:39AM
                                                             Credit Suisse First Boston Mortgage Securities Corp.
                                                                    Adjustable Rate Mortgage-Backed P/T Cert
                                                                               Series 2006-2

Foreclosure Detail - All Mortgage Loans in Foreclosure during Current Period

G6 Mix Alt-A Mix

New Foreclosure Loans

          Loans in Foreclosure                0
          Original Principal Balance       0.00
          Current Actual Balance           0.00
Current Foreclosure Total
          Loans in Foreclosure                0
          Original Principal Balance       0.00
          Current Actual Balance           0.00

12 Month Foreclosure History

Foreclosure Loan Detail - All Mortgage Loans in Foreclosure during Current Period

                                                    First                                        Original        Current                                                       Approximate
                      Loan      Month Loan         Payment                        LTV at        Principal        Actual                         Months         Current          Delinquent
     Group           Number     Entered REO         Date          State        Origination      Balance         Balance      Paid To Date    Delinquent      Loan Rate            Interest

     No Foreclosure Loans this Period

                                                                              Page 26

                                                                                                                Contact:   Customer Service - CTSLink
                                                                                                                               Wells Fargo Bank, N.A.
                                                                                                                   Securities Administration Services
                                                                                                                                  Frederick, MD 21703
                                                                                                                                 7485 New Horizon Way
                                                                                                                                      www.ctslink.com
                                                                                                                            Telephone: (301) 815-6600
                                                                                                                            Fax:       (301) 815-6660

Credit Suisse First Boston Mortgage Securities Corp.
Adjustable Rate Mortgage-Backed P/T Cert
Distribution Date:    25-May-2006

25-May-2006 10:36:39AM
                                                             Credit Suisse First Boston Mortgage Securities Corp.
                                                                    Adjustable Rate Mortgage-Backed P/T Cert
                                                                               Series 2006-2

Bankruptcy Detail - All Mortgage Loans in Bankruptcy during Current Period

                 Summary

                 New Bankruptcy Loans
                         Loans in Bankruptcy                                0
                         Original Principal Balance                      0.00

                         Current Actual Balance                          0.00

                 Current Bankruptcy Total
                         Loans in Bankruptcy                                0
                         Original Principal Balance                      0.00
                         Current Actual Balance                          0.00

                12 Month Bankruptcy History

                 G1 7/1 Jmb A

                 New Bankruptcy Loans
                         Loans in Bankruptcy                                0
                         Original Principal Balance                      0.00

                         Current Actual Balance                          0.00

                 Current Bankruptcy Total
                         Loans in Bankruptcy                                0
                         Original Principal Balance                      0.00
                         Current Actual Balance                          0.00

                12 Month Bankruptcy History

                 G2 10/1 Jmb A

                 New Bankruptcy Loans
                         Loans in Bankruptcy                                0
                         Original Principal Balance                      0.00

                         Current Actual Balance                          0.00

                 Current Bankruptcy Total
                         Loans in Bankruptcy                                0
                         Original Principal Balance                      0.00
                         Current Actual Balance                          0.00

                12 Month Bankruptcy History

                                                                              Page 27

                                                                                                                Contact:   Customer Service - CTSLink
                                                                                                                               Wells Fargo Bank, N.A.
                                                                                                                   Securities Administration Services
                                                                                                                                  Frederick, MD 21703
                                                                                                                                 7485 New Horizon Way
                                                                                                                                      www.ctslink.com
                                                                                                                            Telephone: (301) 815-6600
                                                                                                                            Fax:       (301) 815-6660

Credit Suisse First Boston Mortgage Securities Corp.
Adjustable Rate Mortgage-Backed P/T Cert
Distribution Date:    25-May-2006

25-May-2006 10:36:39AM
                                                             Credit Suisse First Boston Mortgage Securities Corp.
                                                                    Adjustable Rate Mortgage-Backed P/T Cert
                                                                               Series 2006-2

Bankruptcy Detail - All Mortgage Loans in Bankruptcy during Current Period

                 G3 5/1 Jmb A

                 New Bankruptcy Loans
                         Loans in Bankruptcy                                0
                         Original Principal Balance                      0.00

                         Current Actual Balance                          0.00

                 Current Bankruptcy Total
                         Loans in Bankruptcy                                0
                         Original Principal Balance                      0.00
                         Current Actual Balance                          0.00

                12 Month Bankruptcy History

                 G4 7/1 Mix A

                 New Bankruptcy Loans
                         Loans in Bankruptcy                                0
                         Original Principal Balance                      0.00

                         Current Actual Balance                          0.00

                 Current Bankruptcy Total
                         Loans in Bankruptcy                                0
                         Original Principal Balance                      0.00
                         Current Actual Balance                          0.00

                12 Month Bankruptcy History

                 G5 5/1 Cnf A

                 New Bankruptcy Loans
                         Loans in Bankruptcy                                0
                         Original Principal Balance                      0.00

                         Current Actual Balance                          0.00

                 Current Bankruptcy Total
                         Loans in Bankruptcy                                0
                         Original Principal Balance                      0.00
                         Current Actual Balance                          0.00

                12 Month Bankruptcy History

                                                                              Page 28

                                                                                                                Contact:   Customer Service - CTSLink
                                                                                                                               Wells Fargo Bank, N.A.
                                                                                                                   Securities Administration Services
                                                                                                                                  Frederick, MD 21703
                                                                                                                                 7485 New Horizon Way
                                                                                                                                      www.ctslink.com
                                                                                                                            Telephone: (301) 815-6600
                                                                                                                            Fax:       (301) 815-6660

Credit Suisse First Boston Mortgage Securities Corp.
Adjustable Rate Mortgage-Backed P/T Cert
Distribution Date:    25-May-2006

25-May-2006 10:36:39AM
                                                             Credit Suisse First Boston Mortgage Securities Corp.
                                                                    Adjustable Rate Mortgage-Backed P/T Cert
                                                                               Series 2006-2

Bankruptcy Detail - All Mortgage Loans in Bankruptcy during Current Period

                 G6 Mix Alt-A Mix

                 New Bankruptcy Loans
                         Loans in Bankruptcy                                0
                         Original Principal Balance                      0.00

                         Current Actual Balance                          0.00

                 Current Bankruptcy Total
                         Loans in Bankruptcy                                0
                         Original Principal Balance                      0.00
                         Current Actual Balance                          0.00

                12 Month Bankruptcy History

Bankruptcy Detail - All Mortgage Loans in Bankruptcy during Current Period

                                                    First                                        Original        Current                                                       Approximate
                      Loan      Month Loan         Payment                        LTV at        Principal        Actual                         Months         Current          Delinquent
     Group           Number     Entered REO         Date          State        Origination      Balance         Balance      Paid To Date    Delinquent      Loan Rate            Interest

     No Bankruptcy Loans this Period

                                                                              Page 29

                                                                                                                Contact:   Customer Service - CTSLink
                                                                                                                               Wells Fargo Bank, N.A.
                                                                                                                   Securities Administration Services
                                                                                                                                  Frederick, MD 21703
                                                                                                                                 7485 New Horizon Way
                                                                                                                                      www.ctslink.com
                                                                                                                            Telephone: (301) 815-6600
                                                                                                                            Fax:       (301) 815-6660

Credit Suisse First Boston Mortgage Securities Corp.
Adjustable Rate Mortgage-Backed P/T Cert
Distribution Date:    25-May-2006

25-May-2006 10:36:39AM
                                                             Credit Suisse First Boston Mortgage Securities Corp.
                                                                    Adjustable Rate Mortgage-Backed P/T Cert
                                                                               Series 2006-2

Realized Loss Detail Report - Loans with Losses During Current Period

Summary
                                    # Loans with Losses           Prior Actual Balance        Realized Loss/(Gain) Amount     Current Loss Percentage
G1 7/1 Jmb A                                  0                          0.00                           0.00                         0.000%
G2 10/1 Jmb A                                 0                          0.00                           0.00                         0.000%
G3 5/1 Jmb A                                  0                          0.00                           0.00                         0.000%
G4 7/1 Mix A                                  0                          0.00                           0.00                         0.000%
G5 5/1 Cnf A                                  0                          0.00                           0.00                         0.000%
G6 Mix Alt-A Mix                              0                          0.00                           0.00                         0.000%
Total                                         0                          0.00                           0.00                         0.000%

Realized Loss Loan Detail Report - Loans with Losses During Current Period

                                   Original                                                                       Prior                        Cumulative
                      Loan         Principal       Current                        LTV at      Original           Actual      Realized           Realized
     Group           Number         Balance       Note Rate    State            Origination   Term               Balance     Loss/(Gain)       Loss/(Gain)

     No Losses this Period

                                                                              Page 30

                                                                                                                Contact:   Customer Service - CTSLink
                                                                                                                               Wells Fargo Bank, N.A.
                                                                                                                   Securities Administration Services
                                                                                                                                  Frederick, MD 21703
                                                                                                                                 7485 New Horizon Way
                                                                                                                                      www.ctslink.com
                                                                                                                            Telephone: (301) 815-6600
                                                                                                                            Fax:       (301) 815-6660

Credit Suisse First Boston Mortgage Securities Corp.
Adjustable Rate Mortgage-Backed P/T Cert
Distribution Date:    25-May-2006

25-May-2006 10:36:39AM
                                                             Credit Suisse First Boston Mortgage Securities Corp.
                                                                    Adjustable Rate Mortgage-Backed P/T Cert
                                                                               Series 2006-2

Realized Loss Report - Collateral

Summary

MDR
Current Month                          0.000%
3 Month Average                        0.000%
12 Month Average                       0.000%

SDA
Current Month                          0.000%
3 Month Average                        0.000%
12 Month Average                       0.000%

CDR
Current Month                          0.000%
3 Month Average                        0.000%
12 Month Average                       0.000%

Loss Severity Approximation
Current Month                          0.000%
3 Month Average                        0.000%
12 Month Average                       0.000%

                                                                              Page 31

                                                                                                                Contact:   Customer Service - CTSLink
                                                                                                                               Wells Fargo Bank, N.A.
                                                                                                                   Securities Administration Services
                                                                                                                                  Frederick, MD 21703
                                                                                                                                 7485 New Horizon Way
                                                                                                                                      www.ctslink.com
                                                                                                                            Telephone: (301) 815-6600
                                                                                                                            Fax:       (301) 815-6660

Credit Suisse First Boston Mortgage Securities Corp.
Adjustable Rate Mortgage-Backed P/T Cert
Distribution Date:    25-May-2006

25-May-2006 10:36:39AM
                                                             Credit Suisse First Boston Mortgage Securities Corp.
                                                                    Adjustable Rate Mortgage-Backed P/T Cert
                                                                               Series 2006-2

Realized Loss Report - Collateral

G1 7/1 Jmb A

MDR
Current Month                          0.000%
3 Month Average                        0.000%
12 Month Average                       0.000%

SDA
Current Month                          0.000%
3 Month Average                        0.000%
12 Month Average                       0.000%

CDR
Current Month                          0.000%
3 Month Average                        0.000%
12 Month Average                       0.000%

Loss Severity Approximation
Current Month                          0.000%
3 Month Average                        0.000%
12 Month Average                       0.000%

                                                                              Page 32

                                                                                                                Contact:   Customer Service - CTSLink
                                                                                                                               Wells Fargo Bank, N.A.
                                                                                                                   Securities Administration Services
                                                                                                                                  Frederick, MD 21703
                                                                                                                                 7485 New Horizon Way
                                                                                                                                      www.ctslink.com
                                                                                                                            Telephone: (301) 815-6600
                                                                                                                            Fax:       (301) 815-6660

Credit Suisse First Boston Mortgage Securities Corp.
Adjustable Rate Mortgage-Backed P/T Cert
Distribution Date:    25-May-2006

25-May-2006 10:36:39AM
                                                             Credit Suisse First Boston Mortgage Securities Corp.
                                                                    Adjustable Rate Mortgage-Backed P/T Cert
                                                                               Series 2006-2

Realized Loss Report - Collateral

G2 10/1 Jmb A

MDR
Current Month                          0.000%
3 Month Average                        0.000%
12 Month Average                       0.000%

SDA
Current Month                          0.000%
3 Month Average                        0.000%
12 Month Average                       0.000%

CDR
Current Month                          0.000%
3 Month Average                        0.000%
12 Month Average                       0.000%

Loss Severity Approximation
Current Month                          0.000%
3 Month Average                        0.000%
12 Month Average                       0.000%

                                                                              Page 33

                                                                                                                Contact:   Customer Service - CTSLink
                                                                                                                               Wells Fargo Bank, N.A.
                                                                                                                   Securities Administration Services
                                                                                                                                  Frederick, MD 21703
                                                                                                                                 7485 New Horizon Way
                                                                                                                                      www.ctslink.com
                                                                                                                            Telephone: (301) 815-6600
                                                                                                                            Fax:       (301) 815-6660

Credit Suisse First Boston Mortgage Securities Corp.
Adjustable Rate Mortgage-Backed P/T Cert
Distribution Date:    25-May-2006

25-May-2006 10:36:39AM
                                                             Credit Suisse First Boston Mortgage Securities Corp.
                                                                    Adjustable Rate Mortgage-Backed P/T Cert
                                                                               Series 2006-2

Realized Loss Report - Collateral

G3 5/1 Jmb A

MDR
Current Month                          0.000%
3 Month Average                        0.000%
12 Month Average                       0.000%

SDA
Current Month                          0.000%
3 Month Average                        0.000%
12 Month Average                       0.000%

CDR
Current Month                          0.000%
3 Month Average                        0.000%
12 Month Average                       0.000%

Loss Severity Approximation
Current Month                          0.000%
3 Month Average                        0.000%
12 Month Average                       0.000%

                                                                              Page 34

                                                                                                                Contact:   Customer Service - CTSLink
                                                                                                                               Wells Fargo Bank, N.A.
                                                                                                                   Securities Administration Services
                                                                                                                                  Frederick, MD 21703
                                                                                                                                 7485 New Horizon Way
                                                                                                                                      www.ctslink.com
                                                                                                                            Telephone: (301) 815-6600
                                                                                                                            Fax:       (301) 815-6660

Credit Suisse First Boston Mortgage Securities Corp.
Adjustable Rate Mortgage-Backed P/T Cert
Distribution Date:    25-May-2006

25-May-2006 10:36:39AM
                                                             Credit Suisse First Boston Mortgage Securities Corp.
                                                                    Adjustable Rate Mortgage-Backed P/T Cert
                                                                               Series 2006-2

Realized Loss Report - Collateral

G4 7/1 Mix A

MDR
Current Month                          0.000%
3 Month Average                        0.000%
12 Month Average                       0.000%

SDA
Current Month                          0.000%
3 Month Average                        0.000%
12 Month Average                       0.000%

CDR
Current Month                          0.000%
3 Month Average                        0.000%
12 Month Average                       0.000%

Loss Severity Approximation
Current Month                          0.000%
3 Month Average                        0.000%
12 Month Average                       0.000%

                                                                              Page 35

                                                                                                                Contact:   Customer Service - CTSLink
                                                                                                                               Wells Fargo Bank, N.A.
                                                                                                                   Securities Administration Services
                                                                                                                                  Frederick, MD 21703
                                                                                                                                 7485 New Horizon Way
                                                                                                                                      www.ctslink.com
                                                                                                                            Telephone: (301) 815-6600
                                                                                                                            Fax:       (301) 815-6660

Credit Suisse First Boston Mortgage Securities Corp.
Adjustable Rate Mortgage-Backed P/T Cert
Distribution Date:    25-May-2006

25-May-2006 10:36:39AM
                                                             Credit Suisse First Boston Mortgage Securities Corp.
                                                                    Adjustable Rate Mortgage-Backed P/T Cert
                                                                               Series 2006-2

Realized Loss Report - Collateral

G5 5/1 Cnf A

MDR
Current Month                          0.000%
3 Month Average                        0.000%
12 Month Average                       0.000%

SDA
Current Month                          0.000%
3 Month Average                        0.000%
12 Month Average                       0.000%

CDR
Current Month                          0.000%
3 Month Average                        0.000%
12 Month Average                       0.000%

Loss Severity Approximation
Current Month                          0.000%
3 Month Average                        0.000%
12 Month Average                       0.000%

                                                                              Page 36

                                                                                                                Contact:   Customer Service - CTSLink
                                                                                                                               Wells Fargo Bank, N.A.
                                                                                                                   Securities Administration Services
                                                                                                                                  Frederick, MD 21703
                                                                                                                                 7485 New Horizon Way
                                                                                                                                      www.ctslink.com
                                                                                                                            Telephone: (301) 815-6600
                                                                                                                            Fax:       (301) 815-6660

Credit Suisse First Boston Mortgage Securities Corp.
Adjustable Rate Mortgage-Backed P/T Cert
Distribution Date:    25-May-2006

25-May-2006 10:36:39AM
                                                             Credit Suisse First Boston Mortgage Securities Corp.
                                                                    Adjustable Rate Mortgage-Backed P/T Cert
                                                                               Series 2006-2

Realized Loss Report - Collateral

G6 Mix Alt-A Mix

MDR
Current Month                          0.000%
3 Month Average                        0.000%
12 Month Average                       0.000%

SDA
Current Month                          0.000%
3 Month Average                        0.000%
12 Month Average                       0.000%

CDR
Current Month                          0.000%
3 Month Average                        0.000%
12 Month Average                       0.000%

Loss Severity Approximation
Current Month                          0.000%
3 Month Average                        0.000%
12 Month Average                       0.000%

Calculation Methodology:
Monthly Default Rate (MDR):     sum(Beg Scheduled Balance of Liquidated Loans)/ sum(Beg Scheduled Balance)
Conditional Default Rate (CDR):     1-((1-MDR)^12)
SDA Standard Default Assumption: If WAS <=30 then CDR / (WAS * 0.02) else if 30 < WAS <=60 then CDR / 0.6 else if 60 < WAS <=120 then CDR / (0.6 - ((WAS - 60) * 0.0095))
                                 else if WAS > 120 then CDR / 0.03
Loss Severity Approximation for current period:     sum(Realized Loss Amount)/sum(Beg Scheduled Balance of Liquidated Loans)

                                                                              Page 37

                                                                                                                Contact:   Customer Service - CTSLink
                                                                                                                               Wells Fargo Bank, N.A.
                                                                                                                   Securities Administration Services
                                                                                                                                  Frederick, MD 21703
                                                                                                                                 7485 New Horizon Way
                                                                                                                                      www.ctslink.com
                                                                                                                            Telephone: (301) 815-6600
                                                                                                                            Fax:       (301) 815-6660

Credit Suisse First Boston Mortgage Securities Corp.
Adjustable Rate Mortgage-Backed P/T Cert
Distribution Date:    25-May-2006

25-May-2006 10:36:39AM
                                                             Credit Suisse First Boston Mortgage Securities Corp.
                                                                    Adjustable Rate Mortgage-Backed P/T Cert
                                                                               Series 2006-2

                          Prepayment Detail - Prepayments During the Current Period
Summary

                       Loans Paid in Full                            Repurchased Loans                             Substitution Loans                             Liquidated Loans                         Curtailments

                                   Original        Current                       Original        Current                        Original       Current                        Original        Current
                                   Principal      Scheduled                      Principal      Scheduled                      Principal      Scheduled                      Principal       Scheduled             Curtailment
                     Count          Balance        Balance              Count     Balance        Balance               Count    Balance        Balance          Count         Balance         Balance                Amount

G1 7/1 Jmb A                  8    4,038,536.00   2,844,093.59              0            0.00           0.00               0           0.00           0.00               0           0.00            0.00            35,520.92
G2 10/1 Jmb A                 1      960,000.00     959,916.00              0            0.00           0.00               0           0.00           0.00               0           0.00            0.00           149,033.58
G3 5/1 Jmb A                  3    1,649,100.00   1,649,093.55              0            0.00           0.00               0           0.00           0.00               0           0.00            0.00            64,410.65
G4 7/1 Mix A                  4    2,564,397.00   2,563,489.95              0            0.00           0.00               0           0.00           0.00               0           0.00            0.00           403,264.91
G5 5/1 Cnf A                 11    2,078,507.00   2,075,552.90              1      152,500.00      85,000.00               0           0.00           0.00               0           0.00            0.00           (10,140.70)
G6 Mix Alt-A Mix              9    3,123,282.00   3,122,181.83              1       85,000.00      51,900.00               0           0.00           0.00               0           0.00            0.00            64,755.05
Total                        36   14,413,822.00  13,214,327.82              2      237,500.00     136,900.00               0           0.00           0.00               0           0.00            0.00           706,844.41

                          Prepayment Loan Detail - Prepayments during Current Period

                                                                   First         Original                                                      Current
                      Loan                          LTV at        Payment        Principal      Prepayment                       Months          Loan         Original
     Group           Number          State       Origination        Date          Balance         Amount        PIF Type       Delinquent        Rate           Term                 Seasoning

  G1 7/1 Jmb A     0407362449         CA                 43.56    01-Mar-2006      220,000.00     219,385.47 Loan Paid in Full            0         6.375%             360              2
  G1 7/1 Jmb A     0407362640         NC                 80.00    01-Feb-2006      132,537.00     132,537.00 Loan Paid in Full            0         6.375%             360              3
  G1 7/1 Jmb A     0407362686         VA                 70.58    01-Mar-2006      464,500.00     464,500.00 Loan Paid in Full            0         5.750%             360              2
  G1 7/1 Jmb A     0407362723         CA                 75.00    01-Mar-2006      599,250.00     262,455.00 Loan Paid in Full            0         6.375%             360              2
  G1 7/1 Jmb A     0407362875         CA                 65.00    01-Mar-2006      357,500.00       2,651.82 Loan Paid in Full            0         6.625%             360              2
  G1 7/1 Jmb A     0407362946         CA                 79.73    01-Mar-2006      598,000.00     598,000.00 Loan Paid in Full            0         6.375%             360              2
  G1 7/1 Jmb A     0407363323         CA                 75.00    01-Apr-2006      666,750.00     164,359.37 Loan Paid in Full            0         6.375%             360              1
  G1 7/1 Jmb A     0407363544         CA                 58.82    01-Mar-2006      999,999.00     999,999.00 Loan Paid in Full            0         5.875%             360              2
 G2 10/1 Jmb A     0406950796         NY                 80.00    01-Oct-2005      960,000.00     959,916.00 Loan Paid in Full            0         5.250%             360              7
  G3 5/1 Jmb A     0406450934         CA                 75.87    01-Jan-2006      581,000.00     581,000.00 Loan Paid in Full            0         6.875%             360              4
  G3 5/1 Jmb A     0406451115         WA                 95.00    01-Jan-2006      446,500.00     446,500.00 Loan Paid in Full            0         7.125%             360              4
  G3 5/1 Jmb A     0407160624         WA                 80.00    01-Mar-2002      621,600.00     621,593.55 Loan Paid in Full            0         6.500%             360             50
  G4 7/1 Mix A     0407485546         CA                 80.00    01-Mar-2006      525,272.00     523,907.59 Loan Paid in Full            0         6.750%             360              2
  G4 7/1 Mix A     0407485683         CA                 56.52    01-Apr-2006      650,000.00     650,000.00 Loan Paid in Full            0         7.000%             360              1
  G4 7/1 Mix A     0407485727         CA                 80.00    01-Apr-2006      583,200.00     583,200.00 Loan Paid in Full            0         8.000%             360              1
  G4 7/1 Mix A     0407485748         NC                 67.16    01-Apr-2006      805,925.00     805,925.00 Loan Paid in Full            0         6.750%             360              1
  G5 5/1 Cnf A     0405936536         IL                 90.00    01-Oct-2005      110,610.00     109,904.89 Loan Paid in Full            0         7.250%             360              7
  G5 5/1 Cnf A     0406006146         MA                 62.70    01-Dec-2005      395,000.00     394,985.00 Loan Paid in Full            0         6.500%             360              5
  G5 5/1 Cnf A     0406600603         AZ                 90.00    01-Nov-2005      198,747.00     197,614.41 Loan Paid in Full            0         7.125%             360              6
  G5 5/1 Cnf A     0406600632         FL                 65.00    01-Jan-2006      152,750.00     151,982.02 Loan Paid in Full            0         6.000%             360              4
  G5 5/1 Cnf A     0406975359         NV                 80.00    01-Mar-2006      239,950.00     239,950.00 Loan Paid in Full            0         6.625%             360              2
  G5 5/1 Cnf A     0406975379         NV                 79.97    01-Mar-2006      149,100.00     148,790.15 Loan Paid in Full            0         7.875%             360              2

                                                                              Page 38

                                                                                                                                            Contact:   Customer Service - CTSLink
                                                                                                                                                            Wells Fargo Bank, N.A.
                                                                                                                                                            Securities Administration Services
                                                                                                                                                            Frederick, MD 21703
                                                                                                                                                            7485 New Horizon Way
                                                                                                                                                            www.ctslink.com
                                                                                                                                                            Telephone: (301) 815-6600
                                                                                                                                                            Fax:            (301) 815-6660

Credit Suisse First Boston Mortgage Securities Corp.
Adjustable Rate Mortgage-Backed P/T Cert
Distribution Date:    25-May-2006

25-May-2006 10:36:39AM
                                                                                          Credit Suisse First Boston Mortgage Securities Corp.
                                                                                                Adjustable Rate Mortgage-Backed P/T Cert
                                                                                                              Series 2006-2

                          Prepayment Loan Detail - Prepayments during Current Period

                                                                   First         Original                                                      Current
                      Loan                          LTV at        Payment        Principal      Prepayment                       Months          Loan         Original
     Group           Number          State       Origination        Date          Balance         Amount        PIF Type       Delinquent        Rate           Term                 Seasoning

  G5 5/1 Cnf A     0500649804         CO                 75.00    01-Feb-2006      123,750.00     123,750.00 Loan Paid in Full            0         7.125%             360              3
  G5 5/1 Cnf A     0500666096         IL                 75.00    01-Mar-2006      180,000.00     180,000.00 Loan Paid in Full            0         7.375%             360              2
  G5 5/1 Cnf A     0500674096         AZ                 89.99    01-Jan-2006      183,850.00     183,176.16 Loan Paid in Full            0         7.625%             360              4
  G5 5/1 Cnf A     0500676157         CA                 59.63    01-Mar-2006      192,000.00     192,000.00 Loan Paid in Full            0         6.750%             360              2
  G5 5/1 Cnf A     0700265418         KY                 64.89    01-Apr-2006      152,500.00      85,000.00      Repurchase              0         6.500%             360              1
  G5 5/1 Cnf A     0700280554         PA                 67.89    01-May-2006      152,750.00     152,750.00 Loan Paid in Full            0         6.875%             360              0
G6 Mix Alt-A Mix   0405306785         AL                 80.00    01-May-2005      184,000.00     184,000.00 Loan Paid in Full            0         7.000%             360             12
G6 Mix Alt-A Mix   0405428368         NJ                 80.00    01-Oct-2005      304,000.00     303,998.07 Loan Paid in Full            0         8.375%             360              7
G6 Mix Alt-A Mix   0406190804         CA                 80.00    01-Aug-2005      900,000.00     900,000.00 Loan Paid in Full            0         7.500%             360              9
G6 Mix Alt-A Mix   0500585834         NV                 74.11    01-Dec-2005      315,000.00     313,677.77 Loan Paid in Full            0         7.875%             360              5
G6 Mix Alt-A Mix   0500599940         MA                 74.87    01-Dec-2005      411,750.00     411,750.00 Loan Paid in Full            0         7.875%             360              5
G6 Mix Alt-A Mix   0500619719         WA                 80.00    01-Jan-2006      420,800.00     420,800.00 Loan Paid in Full            0         7.875%             360              4
G6 Mix Alt-A Mix   0500672480         CA                 30.59    01-Mar-2006      260,000.00     260,000.00 Loan Paid in Full            0         6.125%             360              2
G6 Mix Alt-A Mix   0700199275         FL                 94.98    01-Mar-2006      126,000.00     126,000.00 Loan Paid in Full            0         7.875%             360              2
G6 Mix Alt-A Mix   0700250860         AZ                 80.00    01-Apr-2006      201,732.00     201,732.00 Loan Paid in Full            0         7.625%             360              1
G6 Mix Alt-A Mix   0700261973         OH                 94.85    01-Apr-2006       85,000.00      51,900.00      Repurchase              0         7.625%             360              1

                                                                              Page 39

                                                                                                                                            Contact:   Customer Service - CTSLink
                                                                                                                                                            Wells Fargo Bank, N.A.
                                                                                                                                                            Securities Administration Services
                                                                                                                                                            Frederick, MD 21703
                                                                                                                                                            7485 New Horizon Way
                                                                                                                                                            www.ctslink.com
                                                                                                                                                            Telephone: (301) 815-6600
                                                                                                                                                            Fax:            (301) 815-6660

Credit Suisse First Boston Mortgage Securities Corp.
Adjustable Rate Mortgage-Backed P/T Cert
Distribution Date:    25-May-2006

25-May-2006 10:36:39AM
                                                                                          Credit Suisse First Boston Mortgage Securities Corp.
                                                                                                Adjustable Rate Mortgage-Backed P/T Cert
                                                                                                              Series 2006-2

                      Prepayment - Voluntary Prepayments

Summary
                 SMM                                                          CPR
                 Current Month                          0.860%                Current Month                           9.842%
                 3 Month Average                        0.000%                3 Month Average                         0.000%
                 12 Month Average                       0.000%                12 Month Average                        0.000%

PSA
Current Month                      1,205.376%
3 Month Average                        0.000%
12 Month Average                       0.000%

G1 7/1 Jmb A

                 SMM                                                          CPR
                 Current Month                          0.501%                Current Month                           5.851%
                 3 Month Average                        0.000%                3 Month Average                         0.000%
                 12 Month Average                       0.000%                12 Month Average                        0.000%

PSA
Current Month                      1,441.952%
3 Month Average                        0.000%
12 Month Average                       0.000%

                                                                              Page 40

                                                                                                                                            Contact:   Customer Service - CTSLink
                                                                                                                                                            Wells Fargo Bank, N.A.
                                                                                                                                                            Securities Administration Services
                                                                                                                                                            Frederick, MD 21703
                                                                                                                                                            7485 New Horizon Way
                                                                                                                                                            www.ctslink.com
                                                                                                                                                            Telephone: (301) 815-6600
                                                                                                                                                            Fax:            (301) 815-6660

Credit Suisse First Boston Mortgage Securities Corp.
Adjustable Rate Mortgage-Backed P/T Cert
Distribution Date:    25-May-2006

25-May-2006 10:36:39AM
                                                                                          Credit Suisse First Boston Mortgage Securities Corp.
                                                                                                Adjustable Rate Mortgage-Backed P/T Cert
                                                                                                              Series 2006-2

                      Prepayment - Voluntary Prepayments

G2 10/1 Jmb A
                 SMM                                                          CPR
                 Current Month                          0.267%                Current Month                           3.154%
                 3 Month Average                        0.000%                3 Month Average                         0.000%
                 12 Month Average                       0.000%                12 Month Average                        0.000%

PSA
Current Month                         201.597%
3 Month Average                         0.000%
12 Month Average                        0.000%

G3 5/1 Jmb A

                 SMM                                                          CPR
                 Current Month                          0.950%                Current Month                          10.818%
                 3 Month Average                        0.000%                3 Month Average                         0.000%
                 12 Month Average                       0.000%                12 Month Average                        0.000%

PSA
Current Month                        992.320%
3 Month Average                        0.000%
12 Month Average                       0.000%

                                                                              Page 41

                                                                                                                                            Contact:   Customer Service - CTSLink
                                                                                                                                                            Wells Fargo Bank, N.A.
                                                                                                                                                            Securities Administration Services
                                                                                                                                                            Frederick, MD 21703
                                                                                                                                                            7485 New Horizon Way
                                                                                                                                                            www.ctslink.com
                                                                                                                                                            Telephone: (301) 815-6600
                                                                                                                                                            Fax:            (301) 815-6660

Credit Suisse First Boston Mortgage Securities Corp.
Adjustable Rate Mortgage-Backed P/T Cert
Distribution Date:    25-May-2006

25-May-2006 10:36:39AM
                                                                                          Credit Suisse First Boston Mortgage Securities Corp.
                                                                                                Adjustable Rate Mortgage-Backed P/T Cert
                                                                                                              Series 2006-2

                      Prepayment - Voluntary Prepayments

G4 7/1 Mix A
                 SMM                                                          CPR
                 Current Month                          2.010%                Current Month                          21.621%
                 3 Month Average                        0.000%                3 Month Average                         0.000%
                 12 Month Average                       0.000%                12 Month Average                        0.000%

PSA
Current Month                     10,309.451%
3 Month Average                        0.000%
12 Month Average                       0.000%

G5 5/1 Cnf A

                 SMM                                                          CPR
                 Current Month                          1.810%                Current Month                          19.679%
                 3 Month Average                        0.000%                3 Month Average                         0.000%
                 12 Month Average                       0.000%                12 Month Average                        0.000%

PSA
Current Month                      4,082.732%
3 Month Average                        0.000%
12 Month Average                       0.000%

                                                                              Page 42

                                                                                                                                            Contact:   Customer Service - CTSLink
                                                                                                                                                            Wells Fargo Bank, N.A.
                                                                                                                                                            Securities Administration Services
                                                                                                                                                            Frederick, MD 21703
                                                                                                                                                            7485 New Horizon Way
                                                                                                                                                            www.ctslink.com
                                                                                                                                                            Telephone: (301) 815-6600
                                                                                                                                                            Fax:            (301) 815-6660

Credit Suisse First Boston Mortgage Securities Corp.
Adjustable Rate Mortgage-Backed P/T Cert
Distribution Date:    25-May-2006

25-May-2006 10:36:39AM
                                                                                          Credit Suisse First Boston Mortgage Securities Corp.
                                                                                                Adjustable Rate Mortgage-Backed P/T Cert
                                                                                                              Series 2006-2

                      Prepayment - Voluntary Prepayments

G6 Mix Alt-A Mix
                 SMM                                                          CPR
                 Current Month                          1.637%                Current Month                          17.966%
                 3 Month Average                        0.000%                3 Month Average                         0.000%
                 12 Month Average                       0.000%                12 Month Average                        0.000%

PSA
Current Month                      2,165.766%
3 Month Average                        0.000%
12 Month Average                       0.000%

Calculation Methodology:
Single Month Mortality (SMM):  (Partial and full prepayments + Repurchases) / (Beginning Scheduled Balance - Scheduled Principal)
Conditional PrePayment Rate (CPR):  1 - ((1 - SMM)^12)
PSA Standard Prepayment Model:  100 * CPR / (0.2 * MIN(30,WAS))
Weighted Average Seasoning (WAS):  sum for each loan ((Original Term - Remaining Term)*(Current Scheduled Balance/Deal Scheduled Principal Balance))

                                                                              Page 43

                                                                                                                                            Contact:   Customer Service - CTSLink
                                                                                                                                                            Wells Fargo Bank, N.A.
                                                                                                                                                            Securities Administration Services
                                                                                                                                                            Frederick, MD 21703
                                                                                                                                                            7485 New Horizon Way
                                                                                                                                                            www.ctslink.com
                                                                                                                                                            Telephone: (301) 815-6600
                                                                                                                                                            Fax:            (301) 815-6660

Credit Suisse First Boston Mortgage Securities Corp.
Adjustable Rate Mortgage-Backed P/T Cert
Distribution Date:    25-May-2006

25-May-2006 10:36:39AM
                                                                                          Credit Suisse First Boston Mortgage Securities Corp.
                                                                                                Adjustable Rate Mortgage-Backed P/T Cert
                                                                                                              Series 2006-2

                                                               Modifications

                                    Beginning            Current
             Loan                   Scheduled            Scheduled               Prior         Modified         Prior          Modified
            Number                  Balance              Balance                  Rate           Rate          Payment         Payment

                                                        No Modifications this Period

                                                                Substitutions

                                      Loans Repurchased                                                                    Loans Substituted

                                    Current                                                                                     Current
             Loan                   Scheduled               Current               Current                        Loan           Scheduled            Current              Current
            Number                  Balance                 Rate                  Payment                        Number         Balance              Rate                 Payment

                                                         No Substitutions this Period

                                            Repurchases

                                                   Current
                              Loan                 Scheduled         Current                      Current
                             Number                Balance            Rate                        Payment

                   0700261973                     51,900.00            7.625%                     356.81
                   0700265418                     85,000.00            6.500%                     540.10

                                                                              Page 44

                                                                                                                                            Contact:   Customer Service - CTSLink
                                                                                                                                                            Wells Fargo Bank, N.A.
                                                                                                                                                            Securities Administration Services
                                                                                                                                                            Frederick, MD 21703
                                                                                                                                                            7485 New Horizon Way
                                                                                                                                                            www.ctslink.com
                                                                                                                                                            Telephone: (301) 815-6600
                                                                                                                                                            Fax:            (301) 815-6660

Credit Suisse First Boston Mortgage Securities Corp.
Adjustable Rate Mortgage-Backed P/T Cert
Distribution Date:    25-May-2006

25-May-2006 10:36:39AM
                                                                                          Credit Suisse First Boston Mortgage Securities Corp.
                                                                                                Adjustable Rate Mortgage-Backed P/T Cert
                                                                                                              Series 2006-2

                                                                                                       Interest Rate Stratification

                                                   Summary                                                    G1 7/1 Jmb A                                                         G2 10/1 Jmb A

                               Current Interest
                                Rate Range (%)
                                                    Number       Outstanding          Percentage                 Number         Outstanding        Percentage                Number          Outstanding        Percentage
                                                      Of         Scheduled                 Of                     Of             Scheduled             Of                      Of             Scheduled             Of
                                                    Loans        Balance($)            Balance(%)                Loans           Balance($)         Balance(%)                Loans           Balance($)         Balance(%)

                                  < 4.000             0                  0.00           0.000                       0                  0.00          0.000                       0                   0.00          0.000
                     4.000           4.249            4          2,647,330.91           0.163                       1            267,432.71          0.047                       0                   0.00          0.000
                     4.250           4.499            8          5,367,587.84           0.331                       2          2,271,450.00          0.397                       1             140,716.92          0.034
                     4.500           4.749            12         6,539,133.56           0.403                       4          1,181,580.32          0.207                       4           2,679,469.49          0.646
                     4.750           4.999            18         7,032,417.43           0.434                       5          2,633,869.90          0.461                       7           2,196,971.07          0.530
                     5.000           5.249            68        32,759,114.29           2.021                       6          2,498,191.18          0.437                       45         21,754,428.79          5.246
                     5.250           5.499           705       418,766,968.81          25.834                      36         14,360,552.69          2.512                      638        387,915,041.64         93.544
                     5.500           5.749           130        66,466,137.79           4.100                      85         36,083,737.12          6.312                       0                   0.00          0.000
                     5.750           5.999           431       205,211,093.49          12.660                      324       153,830,307.70         26.910                       0                   0.00          0.000
                     6.000           6.249           441       205,204,138.76          12.659                      352       166,145,383.49         29.064                       0                   0.00          0.000
                     6.250           6.499           486       220,784,218.94          13.620                      358       159,744,597.90         27.944                       0                   0.00          0.000
                     6.500           6.749           232       104,149,186.28           6.425                      62         23,290,829.35          4.074                       0                   0.00          0.000
                     6.750           6.999           261        97,046,249.18           5.987                      25          8,509,682.04          1.489                       0                   0.00          0.000
                     7.000           7.249           145        50,086,197.09           3.090                       1            837,500.00          0.147                       0                   0.00          0.000
                     7.250           7.499           165        59,268,546.27           3.656                       0                  0.00          0.000                       0                   0.00          0.000
                     7.500           7.749           168        50,555,685.51           3.119                       0                  0.00          0.000                       0                   0.00          0.000
                     7.750           7.999           262        76,298,846.53           4.707                       0                  0.00          0.000                       0                   0.00          0.000
                     8.000           8.249            39        10,753,107.42           0.663                       0                  0.00          0.000                       0                   0.00          0.000
                     8.250           8.499            2            615,888.40           0.038                       0                  0.00          0.000                       0                   0.00          0.000
                    >= 8.500                          10         1,437,093.55           0.089                       0                  0.00          0.000                       0                   0.00          0.000
                                                ----------------------------------------------               ----------------------------------------------                ----------------------------------------------
                                                ----------------------------------------------               ----------------------------------------------                ----------------------------------------------
                                     Total          3,587      1,620,988,942.05       100.000                     1,261      571,655,114.40        100.000                      695        414,686,627.91        100.000

                                                                              Page 45

                                                                                                                                            Contact:   Customer Service - CTSLink
                                                                                                                                                            Wells Fargo Bank, N.A.
                                                                                                                                                            Securities Administration Services
                                                                                                                                                            Frederick, MD 21703
                                                                                                                                                            7485 New Horizon Way
                                                                                                                                                            www.ctslink.com
                                                                                                                                                            Telephone: (301) 815-6600
                                                                                                                                                            Fax:            (301) 815-6660

Credit Suisse First Boston Mortgage Securities Corp.
Adjustable Rate Mortgage-Backed P/T Cert
Distribution Date:    25-May-2006

25-May-2006 10:36:39AM
                                                                                          Credit Suisse First Boston Mortgage Securities Corp.
                                                                                                Adjustable Rate Mortgage-Backed P/T Cert
                                                                                                              Series 2006-2

                  Interest Rate Stratification

                                                 G3 5/1 Jmb A                                                 G4 7/1 Mix A                                                  G5 5/1 Cnf A

                               Current Interest
                                Rate Range (%)
                                                    Number        Outstanding        Percentage                 Number          Outstanding       Percentage                  Number          Outstanding        Percentage
                                                     Of            Scheduled            Of                        Of              Scheduled           Of                       Of               Scheduled            Of
                                                    Loans          Balance($)        Balance(%)                 Loans             Balance($)       Balance(%)                 Loans             Balance($)        Balance(%)

                                    < 4.000           0                  0.00           0.000                       0                  0.00          0.000                       0                   0.00          0.000
                     4.000           4.249            1            841,750.00           0.471                       0                  0.00          0.000                       0                   0.00          0.000
                     4.250           4.499            0                  0.00           0.000                       0                  0.00          0.000                       0                   0.00          0.000
                     4.500           4.749            0                  0.00           0.000                       0                  0.00          0.000                       0                   0.00          0.000
                     4.750           4.999            1            518,000.00           0.290                       0                  0.00          0.000                       0                   0.00          0.000
                     5.000           5.249            8          4,732,125.65           2.648                       0                  0.00          0.000                       0                   0.00          0.000
                     5.250           5.499            15        10,591,622.36           5.926                       1            224,996.32          0.156                       5           1,009,474.52          0.865
                     5.500           5.749            30        25,064,346.89          14.023                       0                  0.00          0.000                       4           1,100,035.58          0.943
                     5.750           5.999            33        23,761,924.99          13.294                      11          7,962,594.58          5.505                       22          5,355,509.83          4.591
                     6.000           6.249            25        15,702,558.06           8.785                      15          8,348,683.33          5.772                       27          6,729,995.59          5.769
                     6.250           6.499            26        16,544,304.50           9.256                      43         26,869,459.44         18.577                       38          8,993,467.40          7.710
                     6.500           6.749            47        26,920,244.55          15.061                      52         32,609,844.81         22.546                       45         10,738,929.53          9.206
                     6.750           6.999            49        31,433,396.27          17.586                      50         26,910,719.59         18.606                      108         22,386,658.28         19.191
                     7.000           7.249            20        12,134,603.86           6.789                      25         12,862,300.06          8.893                       80         17,049,936.61         14.616
                     7.250           7.499            11         6,329,780.83           3.541                      21         14,380,033.98          9.942                       83         20,169,679.69         17.290
                     7.500           7.749            5          2,910,701.07           1.628                      13          7,179,651.16          4.964                       41          9,376,321.79          8.038
                     7.750           7.999            2          1,251,275.98           0.700                      10          5,775,818.00          3.993                       45         11,812,742.07         10.126
                     8.000           8.249            0                  0.00           0.000                       3          1,511,092.00          1.045                       8           1,929,317.85          1.654
                     8.250           8.499            0                  0.00           0.000                       0                  0.00          0.000                       0                   0.00          0.000
                    >= 8.500                          0                  0.00           0.000                       0                  0.00          0.000                       0                   0.00          0.000
                                                ----------------------------------------------               ----------------------------------------------                ----------------------------------------------
                                                ----------------------------------------------               ----------------------------------------------                ----------------------------------------------
                                     Total           273       178,736,635.01         100.000                      244       144,635,193.27        100.000                      506        116,652,068.74        100.000

                                                                              Page 46

                                                                                                                                            Contact:   Customer Service - CTSLink
                                                                                                                                                           Wells Fargo Bank, N.A.
                                                                                                                                               Securities Administration Services
                                                                                                                                                              Frederick, MD 21703
                                                                                                                                                             7485 New Horizon Way
                                                                                                                                                                  www.ctslink.com
                                                                                                                                                        Telephone: (301) 815-6600
                                                                                                                                                   Fax:            (301) 815-6660

Credit Suisse First Boston Mortgage Securities Corp.
Adjustable Rate Mortgage-Backed P/T Cert
Distribution Date:    25-May-2006

25-May-2006 10:36:39AM
                                                                                          Credit Suisse First Boston Mortgage Securities Corp.
                                                                                                Adjustable Rate Mortgage-Backed P/T Cert
                                                                                                              Series 2006-2

                                                Interest Rate Stratification

                                                      G6 Mix Alt-A Mix

                               Current Interest
                                Rate Range (%)
                                                    Number       Outstanding          Percentage
                                                     Of            Scheduled               Of
                                                    Loans         Balance($)           Balance(%)

                                    < 4.000           0                  0.00           0.000
                     4.000           4.249            2          1,538,148.20           0.790
                     4.250           4.499            5          2,955,420.92           1.519
                     4.500           4.749            4          2,678,083.75           1.376
                     4.750           4.999            5          1,683,576.46           0.865
                     5.000           5.249            9          3,774,368.67           1.939
                     5.250           5.499            10         4,665,281.28           2.397
                     5.500           5.749            11         4,218,018.20           2.167
                     5.750           5.999            41        14,300,756.39           7.348
                     6.000           6.249            22         8,277,518.29           4.253
                     6.250           6.499            21         8,632,389.70           4.435
                     6.500           6.749            26        10,589,338.04           5.441
                     6.750           6.999            29         7,805,793.00           4.011
                     7.000           7.249            19         7,201,856.56           3.700
                     7.250           7.499            50        18,389,051.77           9.449
                     7.500           7.749           109        31,089,011.49          15.974
                     7.750           7.999           205        57,459,010.48          29.523
                     8.000           8.249            28         7,312,697.57           3.757
                     8.250           8.499            2            615,888.40           0.316
                    >= 8.500                          10         1,437,093.55           0.738
                                                ----------------------------------------------
                                                ----------------------------------------------
                                     Total           608       194,623,302.72         100.000

                                                                              Page 47

                                                                              Contact:   Customer Service - CTSLink
                                                                                             Wells Fargo Bank, N.A.
                                                                                 Securities Administration Services
                                                                                                Frederick, MD 21703
                                                                                               7485 New Horizon Way
                                                                                                    www.ctslink.com
                                                                                          Telephone: (301) 815-6600
                                                                                     Fax:            (301) 815-6660

Credit Suisse First Boston Mortgage Securities Corp.
Adjustable Rate Mortgage-Backed P/T Cert
Distribution Date:    25-May-2006

25-May-2006 10:36:39AM
                                                      Credit Suisse First Boston Mortgage Securities Corp.
                                                            Adjustable Rate Mortgage-Backed P/T Cert
                                                                    Series 2006-2

                                                                 Supplemental Reporting

Closing Date

April 28, 2006

Record Date

With respect to any Distribution Date and the Certificates other than the LIBOR Certificates held in Book Entry Form on such
Distribution Date, the close of business on the last Business Day of the month preceding the month in which the applicable
Distribution Date occurs.  With respect to any Distribution Date and the LIBOR Certificates held in Book Entry Form on such
Distribution Date, the close of business on the Business Day immediately preceding such Distribution Date.

Determination Date

With respect to each Distribution Date and (i) each Servicer (other than Wells Fargo), the 10th day of the calendar month in which such Distribution Date occurs or, if such 10th day is not a Business Day, the Business Day immediately succeeding such
Business Day and (ii) Wells Fargo, the Business Day immediately preceding the related Cash Remittance Date

Cash Remittance Date

With respect to any Distribution Date and (A) Select Portfolio Servicing or GreenPoint, the 7th calendar day preceding such
Distribution Date, or if such 7th calendar day is not a Business Day, the Business Day immediately preceding such 7th calendar day and (B) Wells Fargo and the Designated Servicers, the 18th calendar day of the month in which the Distribution Date occurs, or if such 18th calendar day is not a Business Day, the Business Day immediately following such 18th calendar day.

                                                                              Page 48

                                                                             Contact:   Customer Service - CTSLink
                                                                                            Wells Fargo Bank, N.A.
                                                                                Securities Administration Services
                                                                                               Frederick, MD 21703
                                                                                              7485 New Horizon Way
                                                                                                   www.ctslink.com
                                                                                         Telephone: (301) 815-6600
                                                                                    Fax:            (301) 815-6660

Credit Suisse First Boston Mortgage Securities Corp.
Adjustable Rate Mortgage-Backed P/T Cert
Distribution Date:    25-May-2006

25-May-2006 10:36:39AM
                                                      Credit Suisse First Boston Mortgage Securities Corp.
                                                          Adjustable Rate Mortgage-Backed P/T Cert
                                                                      Series 2006-2

                                                                   Supplemental Reporting

Business Day

Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in New York or the state in which the office of the Master Servicer or any Servicer or the Corporate Trust Office of the Trustee or Trust Administrator are located are authorized or obligated by law or executive order to be closed.

Distribution Date

The 25th day of any month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in May 2006.

Interest Determination Date

With respect to the LIBOR Certificates and for each Accrual Period, the second LIBOR Business Day preceding the commencement of such Accrual Period.

Designated Servicers

Washington Mutual Bank, GMAC, Countrywide, National City and Hemisphere.

                                                                              Page 49

PROSPECTUS

Conduit Mortgage and Manufactured Housing Contract
Pass-Through Certificates

Credit Suisse First Boston Mortgage Securities Corp.
Depositor

The depositor may periodically form separate trust funds to issue securities in series, secured by assets of that trust fund.

Offered Securities. The securities in a series will consist of certificates representing interests in a trust fund and will be paid only from the assets of that trust fund. Each series may include multiple classes of securities with differing payment terms and priorities. Credit enhancement will be provided for all offered securities.

Trust Assets. Each trust fund will consist primarily of:

      o     closed-end and/or revolving credit mortgage loans secured by one- to four-family residential properties;

      o     mortgage loans secured by multifamily  residential rental properties consisting of five or more dwelling units;

      o     mortgage loans secured by commercial real estate properties;

      o     mortgage  loans secured by mixed  residential  and  commercial  real estate properties;

      o     loans secured by unimproved land;

      o     loans made to finance  the  purchase of certain  rights  relating to cooperatively  owned  properties  secured  by the  pledge  of shares issued  by a  cooperative  corporation  and  the  assignment  of the proprietary  lease or occupancy  agreement  providing  the exclusive right to occupy a particular dwelling unit; or

      o     manufactured  housing  installment  sales  contracts and installment loan agreements.

The securities of each series will represent interests or obligations of the issuing entity, and will not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                 April 26, 2006

              Important notice about information presented in this
              prospectus and the accompanying prospectus supplement

We provide information to you about the certificates in two separate documents that provide progressively more detail:

      o     this prospectus,  which provides general information,  some of which may not apply to your series of certificates; and

      o     the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

If the description of your securities in the accompanying prospectus supplement differs from the related description in this prospectus, you should rely on the information in that prospectus supplement.

Some capitalized terms used in this prospectus are defined in the section titled
"Glossary" beginning on page 110 of this prospectus.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

                             European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member
State (the "Relevant Implementation Date") it has not made and will not make an offer of securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the
Prospectus Directive, except that it may, with effect from and including the
Relevant Implementation Date, make an offer of securities to the public in that
Relevant Member State at any time:

      (a)   to legal  entities  which are  authorised or regulated to operate in the financial  markets or, if not so authorised or regulated,  whose corporate purpose is solely to invest in securities;

      (b)   to any legal  entity  which has two or more of (1) an  average of at least 250  employees  during the last  financial  year;  (2) a total balance  sheet of more than  (euro)43,000,000  and (3) an annual net turnover of more than (euro)50,000,000,  as shown in its last annual or consolidated accounts; or

      (c)   in any other  circumstances  which do not require the publication by the issuer of a prospectus  pursuant to Article 3 of the  Prospectus
            Directive.

For the purposes of this provision, the expression an "offer of securities to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that
Member State and the expression "Prospectus Directive" means Directive
2003/71/EC and includes any relevant implementing measure in each Relevant
Member State.

                                 United Kingdom

The underwriter has represented and agreed that:

      (a)   it has only  communicated or caused to be communicated and will only communicate or cause to be  communicated an invitation or inducement to engage in investment  activity  (within the meaning of Section 21 of the Financial  Services and Markets Act (the "FSMA")) received by it in  connection  with  the  issue  or  sale of the  securities  in circumstances  in which  Section 21(1) of the FSMA does not apply to the issuer; and

      (b)   it has complied and will comply with all  applicable  provisions  of the FSMA with  respect to  anything  done by it in  relation  to the securities in, from or otherwise involving the United Kingdom.

                                                                            Page
                                                                            ----

   Enforcement of Due-on-Sale Clauses; Realization
     Upon Defaulted Mortgage Loans ........................................   65
   Enforcement of "Due-on-Sale" Clauses; Realization Upon

   Certain Matters Regarding the Servicer,
     the Depositor, the Trustee and the

   Standard Hazard Insurance Policies on
     Mortgage Loans .......................................................   84
   Standard Hazard Insurance Policies on the

                                     RISK FACTORS

       The prospectus and related prospectus supplement will describe the material risk factors related to your securities. The securities offered under this prospectus and the related prospectus supplement are complex securities.
You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus and the prospectus supplement in the context of your financial situation and tolerance for risk.

There is no source of payments  When you buy a security, you will not own an for your securities other than  interest in or a debt obligation of Credit payments on the mortgage loans  Suisse First Boston Mortgage Securities Corp.,
in the trust and any credit     the master servicer or any of their affiliates.
enhancement.                    You will own an interest in the trust. Your
                                payments come only from assets in the trust.
                                Therefore, the mortgagors' payments on the
                                mortgage loans included in the trust (and any
                                credit enhancements) will be the sole source of
                                payments to you. If those amounts are
                                insufficient to make required payments of
                                interest or principal to you, there is no other
                                source of payments. Moreover, no governmental
                                agency either guarantees or insures payments on
                                the securities or any of the mortgage loans,
                                except as otherwise described in the related
                                prospectus supplement.

In some instances, the return   In certain instances, a large percentage of the
on your securities may be       mortgage loans are secured by second liens. In
reduced by losses on the        the case of second liens, proceeds from
mortgage loans, which are more  liquidation of the mortgaged property will be
likely if substantially all     available to satisfy the mortgage loans only if
are secured only by second      the claims of any senior mortgages have been
liens.                          satisfied in full. When it is uneconomical to
                                foreclose on a mortgaged property or engage in
                                other loss mitigation procedures, the related
                                servicer may write off the entire outstanding
                                balance of the mortgage loan as a bad debt.
                                These are risks particularly applicable to
                                mortgage loans secured by second liens that have
                                high combined loan to value ratios or have small
                                balances relative to the total indebtedness of
                                the borrower because it is more likely that the
                                related servicer would determine foreclosure to
                                be uneconomical for those types of mortgage
                                loans than for first lien mortgage loans with
                                low loan-to-value ratios.

Debt incurred by the borrowers  With respect to mortgage loans that were used in addition to that related to  for debt consolidation, there can be no
the mortgage loans could        assurance that the borrower will not incur
increase your risk.             further debt in addition to the mortgage loan.
                                This additional debt could impair the ability of
                                borrowers to service their debts, which in turn
                                could result in higher rates of delinquency and
                                loss on the mortgage loans.

Loss mitigation may increase    In some instances, the related servicer may use
your risk.                      a wide variety of practices to limit losses on
                                defaulted mortgage loans, including writing off
                                part of the debt, reducing future payments, and
                                deferring the collection of past due payments.
                                The use of these practices may result in
                                recognition of losses.

You bear the risk of mortgagor  Because your securities are backed by the
defaults; some kinds of         mortgage loans, your investment may be affected
mortgage loans may be           by a decline in real estate values and changes
especially prone to defaults.   in each individual mortgagor's financial
                                conditions. You should be aware that the value
                                of the mortgaged properties may decline. If the
                                outstanding balance of a mortgage loan and any
                                secondary financing on the

                                underlying property is greater than the value of
                                the property, there is an increased risk of
                                delinquency, foreclosure and losses. To the
                                extent your securities are not covered by credit
                                enhancements, you will bear all of the risks
                                resulting from defaults by mortgagors. In
                                addition, several types of mortgage loans which
                                have higher than average rates of default or
                                loss may be included in the trust that issues
                                your security. The following types of loans may
                                be included:

                                o       mortgage loans that are subject to
                                        "negative amortization". The principal
                                        balances of these loans may be increased
                                        to amounts greater than the value of the
                                        underlying property. This increases the
                                        likelihood of default;

                                o       mortgage loans that do not fully
                                        amortize over their terms to maturity
                                        which are sometimes referred to as
                                        "balloon loans" and some revolving
                                        credit loans that do not significantly
                                        amortize prior to maturity. Balloon
                                        loans and revolving credit loans, if
                                        applicable, involve a greater degree of
                                        risk because the ability of a mortgagor
                                        to make the final payment on these types
                                        of mortgage loans typically depends on
                                        the ability to refinance the loan or
                                        sell the related mortgaged property. In
                                        addition, due to the unpredictable
                                        nature of principal payments for
                                        revolving credit loans, the rates of
                                        principal payments for those loans may
                                        be more volatile than for typical first
                                        lien loans. To the extent the principal
                                        payments on certain revolving credit
                                        loans are being reinvested on Draws on
                                        other revolving credit loans in the
                                        pool, principal distributions on your
                                        securities may be further reduced;

                                o       adjustable rate mortgage loans and other
                                        mortgage loans that provide for
                                        escalating or variable payments by the
                                        mortgagor. The mortgagor may have
                                        qualified for those loans based on an
                                        income level sufficient to make the
                                        initial payments only. As the payments
                                        increase, the likelihood of default will
                                        increase;

                                o       loans secured by second or more junior
                                        liens. The cost of foreclosure on these
                                        loans compared to the potential
                                        foreclosure proceeds, after repaying all
                                        senior liens, may cause these loans to
                                        be effectively unsecured; and

                                o       mortgage loans that are concentrated in
                                        one or more regions, states (including,
                                        but not limited to, California) or zip
                                        code areas of the United States. If the
                                        regional economy or housing market in
                                        that area weakens, the mortgage loans
                                        may experience high rates of loss and
                                        delinquency, resulting in losses to
                                        securityholders. The economic condition
                                        and housing market in that area may be
                                        adversely affected by a variety of
                                        events, including a downturn in certain
                                        industries or other businesses
                                        concentrated in that area, natural
                                        disasters such as earthquakes,
                                        mudslides, hurricanes, floods, wildfires
                                        and eruptions, and civil disturbances
                                        such as riots. The

                                        depositor cannot predict whether, or to
                                        what extent or for how long, such events
                                        may occur. See "The Mortgage Pool" in
                                        the prospectus supplement to see if any
                                        of these or other types of special risk
                                        loans are included in the mortgage pool
                                        applicable to your securities.

The underwriting guidelines     The mortgage loans were originated or acquired
used to originate the mortgage  generally in accordance with the underwriting
loans may impact losses.        guidelines described in this prospectus. The
                                underwriting standards typically differ from,
                                and are generally less stringent than, the
                                underwriting standards established by Fannie Mae
                                or Freddie Mac. In addition, the mortgage loans
                                may have been made to mortgagors with imperfect
                                credit histories, ranging from minor
                                delinquencies to bankruptcy, or mortgagors with
                                relatively high ratios of monthly mortgage
                                payments to income or relatively high ratios of
                                total monthly credit payments to income.
                                Consequently, the mortgage loans may experience
                                rates of delinquency, foreclosure and bankruptcy
                                that are higher, and that may be substantially
                                higher, than those experienced by mortgage loans
                                underwritten in accordance with higher
                                standards.

There is a risk that there may  Substantial delays could be encountered in
be a delay in receipt of        connection with the liquidation of defaulted
liquidation proceeds and        mortgage loans. Further, liquidation expenses
liquidation proceeds may be     such as legal fees, real estate taxes and
less than the mortgage loan     maintenance and preservation expenses will
balance.                        reduce the portion of liquidation proceeds
                                payable to you. In addition, in some instances a
                                large portion of the mortgage loans are secured
                                by second liens on the related mortgaged
                                property. If a mortgagor on a mortgage loan
                                secured by a second lien defaults, the trust's
                                rights to proceeds on the liquidation of the
                                related mortgaged property are subordinate to
                                the rights of the holder of the first lien on
                                the related mortgaged property. There may not be
                                enough proceeds to pay both the first lien and
                                the second lien. If a mortgaged property fails
                                to provide adequate security for the mortgage
                                loan and the available credit enhancement is
                                insufficient to cover the loss, you will incur a
                                loss on your investment.

There are risks relating to     Certain mortgage loans are or may become
alternatives to foreclosure.    delinquent after the closing date. A servicer
                                may either foreclose on a delinquent mortgage
                                loan or, under certain circumstances, work out
                                an agreement with the related mortgagor, which
                                may involve waiving or modifying any term of the
                                mortgage loan or charge off the mortgage loan.
                                If a servicer extends the payment period or
                                accepts a lesser amount than stated in the
                                mortgage note in satisfaction of the mortgage
                                note or charges off the mortgage loan, your
                                yield may be reduced.

To the extent applicable,       To the extent applicable, with respect to some
losses on the mortgage loans    series and any group of subordinate securities,
in one asset group related to   the applicable coverage for special hazard
a group of subordinate          losses, fraud losses and bankruptcy losses
securities may reduce the       covers all of the mortgage loans in each asset
yield on certain senior         group related to that group of subordinate
securities related to one or    securities. Therefore, if mortgage loans in any
more other asset groups         of such asset groups suffer a high level of
related to that group of        these types of losses, it will reduce the
subordinate securities.         available coverage for all

                                of the senior securities related to each of such
                                asset groups and certain classes of such group
                                of subordinate securities. Investors should be
                                aware that after the applicable coverage amounts
                                have been exhausted, if a mortgage loan in any
                                of such asset groups suffers these types of
                                losses, all of the senior securities related to
                                such asset groups will, and certain principal
                                only securities related to such asset groups may
                                be allocated a portion of that loss.

                                Because each group of subordinate securities
                                represents interests in the mortgage loans in
                                each asset group related to such group of
                                subordinate securities, the class principal
                                balances of these classes of securities could be
                                reduced to zero as a result of realized losses
                                on the mortgage loans in any of such asset
                                groups. Therefore, the allocation of realized
                                losses on the mortgage loans in each asset group
                                related to such group of subordinate securities
                                will reduce the subordination provided by those
                                classes of securities to all of the senior
                                securities related to such asset groups and
                                certain classes of such group of subordinate
                                securities, including the senior securities
                                related to the asset group that did not suffer
                                any losses. This will increase the likelihood
                                that future realized losses may be allocated to
                                senior securities related to the asset group
                                that did not suffer those previous losses.

Credit enhancements may be      The prospectus supplement related to your
limited or reduced and this     securities may specify that credit enhancements
may cause your securities to    will provide some protection to cover various
bear more risk of mortgagor     losses on the underlying mortgage loans. The
defaults.                       forms of credit enhancement include (but are not
                                limited to) the following: subordination of one
                                or more classes of securities to other classes
                                of securities in the same series evidencing
                                beneficial ownership in the same pool of
                                collateral or different pools; having assets in
                                the trust with a greater amount of aggregate
                                principal balance than the aggregate principal
                                balance of the securities in a series; an
                                insurance policy on a particular class of
                                securities; a letter of credit; a mortgage pool
                                insurance policy; a reserve fund; or any
                                combination of the above. See "Credit Support"
                                in this prospectus. See also "Credit
                                Enhancement" in the prospectus supplement in
                                order to see what forms of credit enhancements
                                apply to your securities.

                                Regardless of the form of credit enhancement, an
                                investor should be aware that:

                                o       The amount of coverage is usually
                                        limited;

                                o       The amount of coverage will usually be
                                        reduced over time according to a
                                        schedule or formula;

                                o       The particular forms of credit
                                        enhancement may provide coverage only to
                                        some types of losses on the mortgage
                                        loans, and not to other types of losses;

                                o       The particular forms of credit
                                        enhancement may provide coverage only to
                                        some securities and not other securities
                                        of the same series; and

                                o       If the applicable rating agencies
                                        believe that the rating on the
                                        securities will not be adversely
                                        affected, some types of credit
                                        enhancement may be reduced or
                                        terminated.

If you hold auction             For certain series, certain securities may be
securities, when those          offered, referred to in this prospectus as
securities are transferred on   auction securities, which will be transferred to
the auction distribution date,  third-party investors on a certain distribution
you may not receive par for     date, referred to in this prospectus as the
those securities if the money   auction distribution date. If you purchase an
available under the auction     auction security, your investment in that
and the swap agreement is       security will end on the related auction
insufficient                    distribution date.

                                If the outstanding principal balance of any
                                class of auction securities, after application
                                of principal distributions and realized losses
                                on the related auction distribution date, is
                                greater than the amount received in the auction,
                                a swap counterparty, pursuant to a swap
                                agreement, will be obligated to pay the amount
                                of that excess to the auction administrator for
                                distribution to the holders of the auction
                                securities. If all or a portion of a class of
                                auction securities is not sold in the auction,
                                the auction price for such unsold securities
                                will be deemed to be zero and the swap
                                counterparty will pay the auction administrator
                                the entire outstanding principal balance of the
                                unsold securities, after application of
                                principal distributions and realized losses on
                                the related auction distribution date. If the
                                swap counterparty defaults on its obligations
                                under the swap agreement, you may receive an
                                amount less than the outstanding principal
                                balance of your auction security, after
                                application of principal distributions and
                                realized losses on the auction distribution
                                date. In addition, if the swap counterparty
                                defaults and if not all of a class of securities
                                is purchased by third-party investors in the
                                auction, then your auction security (or part of
                                your auction security) will not be transferred,
                                in which case you will not receive any proceeds
                                from the auction and you will retain your
                                auction security (or part of your auction
                                security).

The ratings of your securities  Any class of securities offered under this
may be lowered or withdrawn,    prospectus and the accompanying prospectus
and do not take into account    supplement will be rated in one of the four
risks other than credit risks   highest rating categories of at least one
which you will bear.            nationally recognized rating agency. A rating is
                                based on the adequacy of the value of the trust
                                assets and any credit enhancement for that
                                class, and reflects the rating agency's
                                assessment of how likely it is that holders of
                                the class of securities will receive the
                                payments to which they are entitled. A rating
                                does not constitute an assessment of how likely
                                it is that principal prepayments on the
                                underlying loans will be made, the degree to
                                which the rate of prepayments might differ from
                                that originally anticipated, or the likelihood
                                that the securities will be redeemed early. A
                                rating is not a recommendation to purchase,
                                hold, or sell securities because it does not
                                address the market price of the securities or
                                the suitability of the securities for any
                                particular investor. If the performance of the
                                related mortgage loans is substantially worse
                                than assumed by the rating agencies, the ratings
                                of any class of the certificates may be lowered
                                in the future. This

                                would probably reduce the value of those
                                certificates. None of the depositor, the
                                servicers, the master servicer, the special
                                servicer, the seller, the trustee, the trust
                                administrator, the underwriter or any other
                                entity will have any obligation to supplement
                                any credit enhancement, or to take any other
                                action to maintain any rating of the
                                certificates.

                                A rating may not remain in effect for any given
                                period of time and the rating agency could lower
                                or withdraw the rating, entirely in the future.
                                For example, the rating agency could lower or
                                withdraw its rating due to:

                                o       a decrease in the adequacy of the value
                                        of the trust assets or any related
                                        credit enhancement, an adverse change in
                                        the financial or other condition of a
                                        credit enhancement provider, or

                                o       a change in the rating of the credit
                                        enhancement provider's long-term debt.

                                The amount, type, and nature of credit
                                enhancement established for a class of
                                securities will be determined on the basis of
                                criteria established by each rating agency
                                rating classes of the securities. These criteria
                                are sometimes based on an actuarial analysis of
                                the behavior of similar loans in a larger group.
                                That analysis is often the basis on which each
                                rating agency determines the amount of credit
                                enhancement required for a class. The historical
                                data supporting any actuarial analysis may not
                                accurately reflect future experience, and the
                                data derived from a large pool of similar loans
                                may not accurately predict the delinquency,
                                foreclosure, or loss experience of any a
                                particular pool of mortgage loans.

Your yield may be reduced due   The master servicer or another entity specified
to the optional redemption of   in the related prospectus supplement may elect
the securities or the options   to repurchase all of the assets of the trust if
repurchase of underlying        the aggregate outstanding principal balance of
mortgage loans.                 those assets is less than a percentage of their
                                initial outstanding principal amount specified
                                in the prospectus supplement. This kind of event
                                will subject the trust related to your
                                securities to early retirement and would affect
                                the average life and yield of each class of
                                securities in those series. See "Yield,
                                Prepayment and Maturity Considerations" in this
                                prospectus and in the accompanying prospectus
                                supplement.

Violation of various federal    Applicable state laws generally regulate
and state laws may result in    interest rates and other charges, require
losses on the mortgage loans    certain disclosures, and require licensing of
                                mortgage loan originators. In addition, other
                                state laws, public policy and general principles
                                of equity relating to the protection of
                                consumers, unfair and deceptive practices and
                                debt collection practices may apply to the
                                origination, servicing and collection of the
                                mortgage loans. The mortgage loans are also
                                subject to federal laws, including:

                                o       the Federal Truth-in-Lending Act and
                                        Regulation Z promulgated thereunder,
                                        which require certain disclosures

                                       10

                                        to the borrowers regarding the terms of
                                        the mortgage loans;

                                o       the Equal Credit Opportunity Act and
                                        Regulation B promulgated thereunder,
                                        which prohibit discrimination on the
                                        basis of age, race, color, sex,
                                        religion, marital status, national
                                        origin, receipt of public assistance or
                                        the exercise of any right under the
                                        Consumer Credit Protection Act, in the
                                        extension of credit; and

                                o       the Fair Credit Reporting Act, which
                                        regulates the use and reporting of
                                        information related to the borrower's
                                        credit experience.

                                Violations of certain provisions of these state
                                and federal laws may limit the ability of the
                                related servicer to collect all or part of the
                                principal of or interest on the mortgage loans
                                and in addition could subject the trust to
                                damages, including monetary penalties, and
                                administrative enforcement. In particular, an
                                originator's failure to comply with certain
                                requirements of the Federal Truth-in-Lending
                                Act, as implemented by Regulation Z, could
                                subject the related trust to monetary penalties,
                                and result in the related obligors' rescinding
                                the mortgage loans against that trust.

                                The seller will represent that any and all
                                requirements of any federal and state law
                                (including applicable predatory and abusive
                                lending laws) applicable to the origination of
                                each mortgage loan sold by it have been complied
                                with. In the event of a breach of that
                                representation, the seller will be obligated to
                                cure such breach or repurchase or replace the
                                affected mortgage loan in the manner described
                                in this prospectus.

                                Given that the mortgage lending and servicing
                                business involves compliance with numerous
                                local, state and federal lending laws, lenders
                                and servicers, including the originators and the
                                servicers of the mortgage loans, are subject to
                                numerous claims, legal actions (including class
                                action lawsuits), investigations, subpoenas and
                                inquiries in the ordinary course of business. It
                                is impossible to determine the outcome of any
                                such actions, investigations or inquiries and
                                the resultant legal and financial liability with
                                respect thereto. If any finding were to have a
                                material adverse effect on the financial
                                condition or results of an originator or on the
                                validity of the mortgage loans, losses on the
                                securities could result.

You may have to hold your       A secondary market for the offered securities
offered securities to their     may not develop. Even if a secondary market does
maturity because of difficulty  develop, it may not continue or it may be
in reselling the offered        illiquid. Neither the underwriter nor any other
securities.                     person will have any obligation to make a
                                secondary market in your securities. Illiquidity
                                means an investor may not be able to find a
                                buyer to buy its securities readily or at prices
                                that will enable the investor to realize a
                                desired yield. Illiquidity can have a severe
                                adverse effect on the market value of the
                                offered securities. Any class of offered
                                securities may experience illiquidity, although

                                       11

                                generally illiquidity is more likely for classes
                                that are especially sensitive to prepayment,
                                credit or interest rate risk, or that have been
                                structured to meet the investment requirements
                                of limited categories of investors.

The absence of physical         The offered securities, other than certain
securities may cause delays in  classes of residual securities, will not be
payments and cause difficulty   issued in physical form. Securityholders will be
in pledging or selling the      able to transfer securities, other than such
offered securities.             residual securities, only through The Depository
                                Trust Company (referred to in this prospectus as
                                DTC), participating organizations, indirect
                                participants and certain banks. The ability to
                                pledge a security to a person that does not
                                participate in DTC may be limited because of the
                                absence of a physical security. In addition,
                                securityholders may experience some delay in
                                receiving distributions on these securities
                                because the trustee or trust administrator, as
                                applicable, will not send distributions directly
                                to them. Instead, the trustee or trust
                                administrator, as applicable, will send all
                                distributions to DTC, which will then credit
                                those distributions to the participating
                                organizations. Those organizations will in turn
                                credit accounts securityholders have either
                                directly or indirectly through indirect
                                participants.

The yield to maturity on your   The yield to maturity on each class of offered
securities will depend on       securities will depend on a variety of factors,
various factors, including the  including:
rate of prepayments.
                                o       the rate and timing of principal
                                        payments on the related mortgage loans
                                        (including prepayments, defaults and
                                        liquidations, and repurchases due to
                                        breaches of representations or
                                        warranties);

                                o       the pass-through rate for that class;

                                o       with respect to any class of securities
                                        that receives payments under a yield
                                        maintenance agreement, whether the
                                        required payments are made under the
                                        yield maintenance agreement and are
                                        sufficient;

                                o       interest shortfalls due to mortgagor
                                        prepayments on the related mortgage
                                        loans;

                                o       whether losses on the mortgage loans are
                                        covered by credit enhancements;

                                o       rapid prepayment of the mortgage loans
                                        may result in a reduction of excess
                                        spread which will make it difficult to
                                        create or maintain
                                        overcollateralization, if applicable;

                                o       repurchases of mortgage loans as a
                                        result of defective documentation and
                                        breaches of representations and
                                        warranties

                                o       whether an optional termination or an
                                        auction sale of the related loan group
                                        or loan groups occurs; and

                                o       the purchase price of that class.

                                The rate of prepayments is one of the most
                                important and least predictable of these
                                factors.

                                       12

                                In general, if a class of securities is
                                purchased at a price higher than its outstanding
                                principal balance and principal distributions on
                                that class occur faster than assumed at the time
                                of purchase, the yield will be lower than
                                anticipated. Conversely, if a class of
                                securities is purchased at a price lower than
                                its outstanding principal balance and principal
                                distributions on that class occur more slowly
                                than assumed at the time of purchase, the yield
                                will be lower than anticipated.

The rate of prepayments on the  Since mortgagors can generally prepay their
mortgage loans will be          mortgage loans at any time, the rate and timing
affected by various factors.    of principal distributions on the offered
                                securities are highly uncertain. Generally, when
                                market interest rates increase, borrowers are
                                less likely to prepay their mortgage loans. Such
                                reduced prepayments could result in a slower
                                return of principal to holders of the offered
                                securities at a time when they may be able to
                                reinvest such funds at a higher rate of interest
                                than the pass-through rate on their class of
                                securities. Conversely, when market interest
                                rates decrease, borrowers are generally more
                                likely to prepay their mortgage loans. Such
                                increased prepayments could result in a faster
                                return of principal to holders of the offered
                                securities at a time when they may not be able
                                to reinvest such funds at an interest rate as
                                high as the pass-through rate on their class of
                                securities.

                                Some of the mortgage loan in a trust may be
                                adjustable rate mortgage loans, in which case,
                                the mortgage loans generally adjust after a one
                                year, two year, three year, five year or seven
                                year initial fixed rate period. We are not aware
                                of any publicly available statistics that set
                                forth principal prepayment experience or
                                prepayment forecasts of mortgage loans of the
                                type included in the trust over an extended
                                period of time, and the experience with respect
                                to the mortgage loans included in the trust is
                                insufficient to draw any conclusions with
                                respect to the expected prepayment rates on such
                                mortgage loans. As is the case with conventional
                                fixed rate mortgage loans, adjustable rate
                                mortgage loans may be subject to a greater rate
                                of principal prepayments in a declining interest
                                rate environment. For example, if prevailing
                                mortgage interest rates fall significantly,
                                adjustable rate mortgage loans with an initial
                                fixed rate period could be subject to higher
                                prepayment rates either before or after the
                                interest rate on the mortgage loan begins to
                                adjust than if prevailing mortgage interest
                                rates remain constant because the availability
                                of fixed rate mortgage loans at competitive
                                interest rates may encourage mortgagors to
                                refinance their mortgage loans to "lock in"
                                lower fixed interest rates. The features of
                                adjustable rate mortgage loan programs during
                                the past years have varied significantly in
                                response to market conditions including the
                                interest rate environment, consumer demand,
                                regulatory restrictions and other factors. The
                                lack of uniformity of the terms and provisions
                                of such adjustable rate mortgage loan programs
                                have made it impracticable to compile meaningful
                                comparative data on prepayment rates and,
                                accordingly, we cannot assure you as to the rate
                                of

                                       13

                                prepayments on the mortgage loans in stable or
                                changing interest rate environments.

                                Refinancing programs, which may involve
                                soliciting all or some of the mortgagors to
                                refinance their mortgage loans, may increase the
                                rate of prepayments on the mortgage loans. These
                                refinancing programs may be offered by an
                                originator, the servicers, the master servicer,
                                any sub-servicer or their affiliates and may
                                include streamlined documentation programs.

                                Certain mortgage loans in each asset group may
                                provide for payment by the mortgagor of a
                                prepayment premium in connection with certain
                                full or partial prepayments of principal.
                                Generally, each such mortgage loan provides for
                                payment of a prepayment premium in connection
                                with certain voluntary, full or partial
                                prepayments made within the period of time
                                specified in the related mortgage note,
                                generally ranging from six months to five years
                                from the date of origination of such mortgage
                                loan. The amount of the applicable prepayment
                                premium, to the extent permitted under
                                applicable law, is as provided in the related
                                mortgage note; generally, such amount is equal
                                to six months' interest on any amounts prepaid
                                during any 12-month period in excess of 20% of
                                the original principal balance of the related
                                mortgage loan or a specified percentage of the
                                amounts prepaid. Such prepayment premiums may
                                discourage mortgagors from prepaying their
                                mortgage loans during the penalty period and,
                                accordingly, affect the rate of prepayment of
                                such mortgage loans even in a declining interest
                                rate environment. All prepayment premiums will
                                either be retained by the related servicer, or
                                in some instances, be paid to the holder of a
                                class of non-offered securities, if applicable,
                                and in either case, will not be available for
                                distribution to the offered securities.

                                The seller may be required to purchase mortgage
                                loans from the trust in the event certain
                                breaches of representations and warranties made
                                by it have not been cured. In addition, a
                                special servicer may have the option to purchase
                                certain mortgage loans from the trust that
                                become ninety days or more delinquent. These
                                purchases will have the same effect on the
                                holders of the offered securities as a
                                prepayment of the mortgage loans.

The yield on your securities    With respect to certain adjustable-rate mortgage
may also be affected by         loans, after an initial fixed-rate period, each
changes in the mortgage         mortgage loan provides for adjustments to the
interest rate, if applicable.   interest rate generally every six months or
                                twelve months. The interest rate on each
                                mortgage loan will adjust to equal the sum of an
                                index and a margin. Interest rate adjustments
                                may be subject to limitations stated in the
                                mortgage note with respect to increases and
                                decreases for any adjustment (i.e., a "periodic
                                cap"). In addition, the interest rate may be
                                subject to an overall maximum and minimum
                                interest rate.

                                       14

                                With respect to certain of the variable rate
                                offered securities, if applicable, the
                                pass-through rates may decrease, and may
                                decrease significantly, after the mortgage
                                interest rates on the mortgage loans begin to
                                adjust as a result of, among other factors, the
                                dates of adjustment, the margins, changes in the
                                indices and any applicable periodic cap or
                                lifetime rate change limitations. Each
                                adjustable-rate mortgage loan has a maximum
                                mortgage interest rate and substantially all of
                                the adjustable-rate mortgage loans have a
                                minimum mortgage interest rate. Generally, the
                                minimum mortgage interest rate is the applicable
                                margin. In the event that, despite prevailing
                                market interest rates, the mortgage interest
                                rate on any mortgage loan cannot increase due to
                                a maximum mortgage interest rate limitation or a
                                periodic cap, the yield on the securities could
                                be adversely affected.

                                Further, investment in the variable rate offered
                                securities, if applicable, involves the risk
                                that the level of one-month LIBOR may change in
                                a direction or at a rate that is different from
                                the level of the index used to determine the
                                interest rates on the related adjustable-rate
                                mortgage loans. In addition, because the
                                mortgage rates on the adjustable-rate mortgage
                                loans adjust at different times and in different
                                amounts, there may be times when one-month LIBOR
                                plus the applicable margin could exceed the
                                applicable rate cap. This will have the effect
                                of reducing the pass-through rates on the
                                related securities, at least temporarily. This
                                difference up to certain limits described herein
                                will be paid to you on future distribution dates
                                only to the extent that there is sufficient
                                cashflow as described in the prospectus
                                supplement. No assurances can be given that such
                                additional funds will be available.

Interest only mortgage loans    Certain of the mortgage loans may not provide
have a greater degree of risk   for any payments of principal (i) for a period
of default.                     generally ranging from five to fifteen years
                                following the date of origination or (ii) prior
                                to their first adjustment date. These mortgage
                                loans may involve a greater degree of risk
                                because, if the related mortgagor defaults, the
                                outstanding principal balance of that mortgage
                                loan will be higher than for an amortizing
                                mortgage loan.

Additional risk is associated   Investors in certain classes of securities,
with mezzanine securities.      referred to in this prospectus as mezzanine
                                securities, should be aware that, on any
                                distribution date, certain losses which would
                                otherwise be allocated to one ore more other
                                classes of securities, will be allocated to the
                                related class of mezzanine securities, until its
                                class principal balance is reduced to zero.

An optional termination or, in  With respect to each group of subordinate
some instances, an auction      securities and any series, when the aggregate
sale of the trust may           outstanding principal balance of the mortgage
adversely affect the            loans in the asset groups related to such group
securities.                     of subordinate securities is less than 10% of
                                the aggregate principal balance of those
                                mortgage loans as of the cut-off date for that
                                series, the terminating entity, as provided in
                                the related pooling and servicing

                                       15

                                agreement or servicing agreement, may purchase
                                from the trust all of the remaining mortgage
                                loans in those asset groups.

                                If so specified in the related prospectus
                                supplement, if the option to purchase the
                                mortgage loans in each asset group related to a
                                group of subordinate securities as described
                                above is not exercised and the aggregate
                                outstanding principal balance of those mortgage
                                loans declines below 5% of the aggregate
                                principal balance of those mortgage loans as of
                                the cut-off date for that series, the related
                                trustee or trust administrator, as applicable,
                                will conduct an auction to sell those mortgage
                                loans and the other assets in the trust related
                                to each asset group related to such group of
                                subordinate securities.

                                If the purchase option is exercised or a
                                successful auction occurs with respect to the
                                remaining mortgage loans in the asset groups
                                related to a group of subordinate securities as
                                described above, such purchase of mortgage loans
                                would cause an early retirement or partial
                                prepayment of the senior securities and
                                subordinate securities related to those asset
                                groups. If this happens, the purchase price paid
                                by the terminating entity or the auction
                                purchaser will be passed through to the related
                                securityholders. This would have the same effect
                                as if all of such remaining mortgagors made
                                prepayments in full. No assurance can be given
                                that the purchase price will be sufficient to
                                pay your security in full. Any class of
                                securities purchased at a premium could be
                                adversely affected by an optional purchase or
                                auction sale of the related mortgage loans. See
                                "Maturity and Prepayment Considerations" in this
                                prospectus.

If you own a special retail     Certain classes of securities that may be
security, you may not receive   offered with respect to any series, referred to
a principal distribution on     in this prospectus as special retail securities,
any particular date principal   are subject to special rules regarding the
distributions are made on that  procedures, practices and limitations applicable
class.                          to the distribution of principal to the holders
                                of these securities. Special retail securities
                                may not be an appropriate investment for you if
                                you require a distribution of a particular
                                amount of principal on a predetermined date or
                                an otherwise predictable stream of principal
                                distributions. If you purchase special retail
                                securities, we cannot give you any assurance
                                that you will receive a distribution in
                                reduction of principal on any particular
                                distribution date.

Rapid prepayments on the        Payments to the holders of certain classes of
mortgage loans in a loan group  interest only securities that may be offered
will reduce the yield on any    with respect to any series, referred to in this
related classes of              prospectus as ratio-stripped interest only
interest-only securities.       securities, come only from interest payments on
                                certain of the mortgage loans in the related
                                asset groups. These mortgage loans are called
                                premium rate mortgage loans because in general
                                they have the highest mortgage interest rates in
                                the loan group. In general, the higher the
                                mortgage interest rate is on a mortgage loan in
                                a loan group, the more interest the related
                                class of ratio-stripped interest only
                                securities, if any, receives from that mortgage
                                loan. If mortgage interest rates decline, these
                                premium rate mortgage

                                       16

                                loans are more likely to be refinanced, and,
                                therefore, prepayments in full on these mortgage
                                loans are more likely to occur. If the related
                                mortgage loans prepay faster than expected or if
                                the related asset group or asset groups are
                                terminated earlier than expected, you may not
                                fully recover your initial investment.

                                Certain classes of securities that may be
                                offered with respect to any series, referred to
                                in this prospectus as interest only securities,
                                receive only distributions of interest.
                                Distributions to the holders of any class of
                                interest only securities are based on its
                                related notional amount, calculated as described
                                in the related prospectus supplement. You should
                                fully consider the risks associated with an
                                investment in any class of interest-only
                                securities. If the mortgage loans in the related
                                asset group prepay faster than expected or if
                                the related asset group is terminated earlier
                                than expected, you may not fully recover your
                                initial investment.

Slower prepayments on the       Payments to the holders of certain principal
mortgage loans will reduce the  only securities that may be offered with respect
yield on any related class of   to any series, referred to in this prospectus as
principal-only securities.      ratio-stripped principal only securities, come
                                only from principal payments on the discount
                                mortgage loans in the related asset group or
                                asset groups. These discount mortgage loans are
                                the mortgage loans in each of such asset groups
                                with net mortgage rates less than a certain
                                percentage for each asset group, referred to in
                                this prospectus and the related prospectus
                                supplement as the required coupon. In general,
                                the lower the net mortgage rate is on a mortgage
                                loan, the more principal the related class of
                                ratio-stripped principal only securities receive
                                from that mortgage loan. Because holders of the
                                ratio-stripped principal only securities receive
                                only distributions of principal, they will be
                                adversely affected by slower than expected
                                prepayments on the related mortgage loans. If
                                you are investing in a class of ratio-stripped
                                principal only securities, you should consider
                                that since the discount mortgage loans have
                                lower net mortgage rates, they are likely to
                                have a slower prepayment rate than other
                                mortgage loans.

                                Certain classes of securities that may be
                                offered with respect to any series of
                                securities, referred to in this prospectus as
                                principal only securities, receive only
                                distributions of principal. You should fully
                                consider the risks associated with an investment
                                in any class of principal only securities. If
                                the mortgage loans in the related asset group
                                prepay slower than expected, your yield will be
                                adversely affected.

Any yield maintained            The mortgage loans in the asset group related to
securities may not receive      any class of yield maintained securities may not
amounts expected from the       generate enough interest to pay the full
related yield maintenance       pass-through rate on that class on certain
agreement.                      distribution dates and interest distributions on
                                those distribution dates will be made in part
                                from payments under the related yield
                                maintenance agreement. Payments under the
                                related yield maintenance agreement for any
                                distribution date will be based on a notional
                                amount (as set forth in an annex to the related
                                prospectus supplement), which will decrease

                                       17

                                during the life of that yield maintenance
                                agreement. The notional amounts specified in the
                                annex were derived by assuming a certain rate of
                                payment on the mortgage loans in the related
                                asset group (which will be described in the
                                related prospectus supplement). The actual rate
                                of payment on those mortgage loans is likely to
                                differ from the rate assumed. If prepayments on
                                those mortgage loans occur at a rate slower than
                                the rate used in determining the notional
                                amounts specified in the related annex, the
                                class principal balance of the class of yield
                                maintained securities may be greater than such
                                notional amount for a distribution date. For any
                                class of yield maintained securities and any
                                distribution date on which the notional amount
                                is lower than the actual class principal balance
                                of that class of securities, the amount paid by
                                the related cap counterparty under the related
                                yield maintenance agreement will not be enough
                                to pay the full amount of interest due for such
                                distribution date, adversely affecting the yield
                                on those securities.

Certain classes of securities   Certain classes of securities that may be
that may be offered with        offered with respect to any series, referred to
respect to any series will be   in this prospectus as floating rate securities,
sensitive to changes in LIBOR.  will receive interest at a rate which varies directly with the rate of LIBOR subject, in each
                                case, to a certain minimum pass-through rate and
                                a certain maximum pass-through rate.
                                Accordingly, these securities will be sensitive
                                to changes in the rate of LIBOR.

Certain classes of              Certain classes of securities that may be
certificates that may be        offered with respect to any series, referred to
offered with respect to any     in this prospectus as inverse floating rate
series will be very sensitive   securities, will receive interest at a rate
to increases in the level of    which varies inversely with the rate of LIBOR to
LIBOR.                          a certain minimum pass-though rate and a certain
                                maximum pass-through rate. Accordingly, the
                                yield to maturity on these securities will be
                                extremely sensitive to changes in the rate of
                                LIBOR.

With respect to certain         Certain classes of securities that may be
classes of securities that may  offered with respect to any series, referred to be offered with respect to any  in this prospectus as planned amortization
series, referred to in this     classes or PAC securities, will generally be
prospectus as PAC securities,   less affected by the rate of principal
although principal payments to  prepayments than other related classes of senior
the PAC securities generally    securities. This is because on each distribution
follow a schedule, the rate of  date, each class of PAC securities will receive
prepayments on the related      principal distributions according to a schedule
mortgage loans may still        set forth in an annex to the related prospectus
affect distributions to these   supplement. The schedule for each class of PAC
securities.                     securities assumes that the rate of prepayments
                                on the mortgage loans in the related asset group
                                remains at a constant rate between a range set
                                forth in the related prospectus supplement.
                                However, there is no guarantee that the rate of
                                prepayments on the mortgage loans in the related
                                asset group will remain at a constant rate
                                between those levels. If the mortgage loans in
                                the related asset group prepay at a rate faster
                                or slower than the related schedule allows for,
                                or do not prepay at a constant rate between
                                these levels, distributions of principal may no
                                longer be made according to such schedule.
                                Moreover, once certain classes of securities set
                                forth in the related prospectus supplement have
                                been paid in full, the PAC securities will

                                       18

                                become very sensitive to the rate of prepayments
                                and may no longer be paid according to their
                                schedule.

With respect to certain         Certain classes of securities that may be
classes of securities that may  offered with respect to any series, referred to be offered with respect to any  in this prospectus as targeted amortization
series, referred to in this     classes or TAC securities, will generally be
prospectus as TAC securities,   less affected by the rate of principal
although principal payments to  prepayments than other related classes of senior
the TAC securities generally    securities. This is because on each distribution
follow a schedule, the rate of  date, each class of TAC securities will receive
prepayments on the related      principal distributions according to a schedule
mortgage loans may still        set forth in an annex to the related prospectus
affect distributions to these   supplement. The schedule for each class of TAC
securities.                     securities assumes that the rate of prepayments
                                on the mortgage loans in the related asset group
                                remains at a constant rate set forth in the
                                related prospectus supplement. However, it is
                                very unlikely that the rate of prepayments on
                                the mortgage loans in the related asset group
                                will remain constant at that level. If the
                                mortgage loans in the related asset group prepay
                                at a rate faster or slower than the related
                                schedule allows for, or do not prepay at a
                                constant rate between these levels,
                                distributions of principal may no longer be made
                                according to such schedule. Moreover, once
                                certain classes of securities set forth in the
                                related prospectus supplement have been paid in
                                full, the TAC securities will become very
                                sensitive to the rate of prepayments and may no
                                longer be paid according to their schedule.

Certain classes of securities   Certain classes of securities that may be
that may be offered with        offered with respect to any series, referred to
respect to any series,          in this prospectus as support securities, will
referred to in this prospectus  be especially sensitive to the rate of as support securities, will be  prepayments on the mortgage loans in the related
very sensitive to the rate of   asset group. The support securities will act as
prepayments on the related      a prepayment cushion for certain classes of PAC
mortgage loans and may not      and/or TAC securities, absorbing excess
receive distributions of        principal prepayments. On each distribution
principal for a long time.      date, each class of support securities receive
                                principal only if the related PAC and/or TAC
                                securities have been paid according to schedule.
                                If the rate of prepayments on the mortgage loans
                                in the related asset group is slow enough so
                                that the TAC and/or PAC securities are not paid
                                according to their aggregate schedule, then the
                                support securities will not receive any
                                distribution of principal on that distribution
                                date. However, if the rate of prepayments is
                                high enough so that the TAC and PAC securities
                                have been paid according to their schedule, then
                                all or certain of the classes of support
                                securities will receive all of the remaining
                                principal otherwise available for distribution
                                to the TAC and PAC securities in accordance with
                                the priority of payment rules set forth in the
                                related prospectus supplement. This may cause
                                wide variations in the amount of principal the
                                support securities will receive on each
                                distribution date. Certain classes of support
                                securities may be more stable than other classes
                                of support securities if they are also TAC or
                                PAC securities.

Potential inadequacy of credit  The subordination and other credit enhancement
enhancement.                    features described in this prospectus are
                                intended to enhance the likelihood that the
                                classes of securities will receive regular

                                       19

                                payments of interest and principal, but such
                                credit enhancements are limited in nature and
                                may be insufficient to cover all losses on the
                                mortgage loans.

                                None of the depositor, the master servicer, the
                                servicers, the special servicer, the seller, the
                                trustee, the trust administrator, the
                                underwriter or any other entity will have any
                                obligation to supplement any credit enhancement.

To the extent applicable,       In some instances, in order to create
certain factors may limit the   overcollateralization, it will be necessary that
amount of excess interest on    certain of the mortgage loans generate more
the mortgage loans reducing     interest than is needed to pay interest on the
overcollateralization.          related securities and the related fees and
                                expenses of the trust. In such scenario, we
                                expect that such mortgage loans will generate
                                more interest than is needed to pay those
                                amounts, at least during certain periods,
                                because the weighted average mortgage rate on
                                the those mortgage loans is higher than the net
                                WAC rate on the related securities. We cannot
                                assure you, however, that enough excess interest
                                will be generated to reach the rating agencies'
                                targeted overcollateralization level. The
                                following factors will affect the amount of
                                excess interest that such mortgage loans will
                                generate:

                                Prepayments. Each time one of such mortgage loan
                                is prepaid, total excess interest after the date
                                of prepayment will be reduced because that
                                mortgage loan will no longer be outstanding and
                                generating interest. Prepayment of a
                                disproportionately high number of such mortgage
                                loans with high mortgage rates would have a
                                greater adverse effect on future excess
                                interest.

                                Defaults. The actual rate of defaults on such
                                mortgage loans may be higher than expected.
                                Defaulted mortgage loans may be liquidated, and
                                liquidated mortgage loans will no longer be
                                outstanding and generating interest.

                                Level of One-Month LIBOR. If one-month LIBOR
                                increases, more money will be needed to
                                distribute interest to the holders of the
                                related securities, so less money will be
                                available as excess interest.

Holding subordinate securities  In some instances, the protections afforded the
creates additional risks.       senior securities in any transaction create
                                risks for the related subordinate securities.
                                Prior to any purchase of these types of
                                subordinate securities, consider the following
                                factors that may adversely impact your yield:

                                o       Because the subordinate securities
                                        receive interest and principal
                                        distributions after the related senior
                                        securities receive such distributions,
                                        there is a greater likelihood that the
                                        subordinate securities will not receive
                                        the distributions to which they are
                                        entitled on any distribution date.

                                o       With respect to certain series, the
                                        subordinate securities will not be
                                        entitled to a proportionate share of
                                        principal prepayments on the related
                                        mortgage loans until the beginning of
                                        the tenth and in some cases, twelfth,
                                        year after the closing date.

                                       20

                                o       If certain losses on the related
                                        mortgage loans exceed stated levels, a
                                        portion of the principal distribution
                                        payable to classes of subordinate
                                        securities with higher alphanumerical
                                        class designations will be paid to the
                                        related classes of subordinate
                                        securities with lower alphanumerical
                                        class designations.

                                o       If a related servicer or the master
                                        servicer determines not to advance a
                                        delinquent payment on a mortgage loan
                                        because such amount is not recoverable
                                        from a mortgagor, there may be a
                                        shortfall in distributions on the
                                        securities which will impact the related
                                        subordinate securities.

                                o       Losses on the mortgage loans will
                                        generally be allocated to the related
                                        subordinate securities in reverse order
                                        of their priority of payment. A loss
                                        allocation results in a reduction of a
                                        security balance without a corresponding
                                        distribution of cash to the holder. A
                                        lower security balance will result in
                                        less interest accruing on the security.

                                o       Certain of the subordinate securities
                                        may not be expected to receive principal
                                        distributions until, at the earliest,
                                        the distribution date occurring in the
                                        thirty-six month after the related
                                        closing date, unless the class principal
                                        balances of certain senior securities
                                        have been reduced to zero prior to such
                                        date.

                                o       In some instances, after extinguishing
                                        all other credit enhancement available
                                        to a group, losses on the mortgage loans
                                        will be allocated to the related
                                        subordinate securities in reverse order
                                        of their priority of payment. A loss
                                        allocation results in a reduction of a
                                        class principal balance without a
                                        corresponding distribution of cash to
                                        the holder. A lower class principal
                                        balance will result in less interest
                                        accruing on the security.

                                o       The earlier in the transaction that a
                                        loss on a mortgage loan occurs, the
                                        greater the impact on the yield.

If servicing is transferred,    In certain circumstances, the entity specified
delinquencies may increase.     in the pooling and servicing agreement or
                                servicing agreement and its transferee or
                                assigns may request that that certain servicers
                                or the master servicer, subject to certain
                                conditions specified in the related pooling and
                                servicing agreement or servicing agreement,
                                resign and appoint a successor servicer or
                                master servicer, as applicable. If this happens,
                                a transfer of servicing will occur that may
                                result in a temporary increase in the
                                delinquencies on the transferred mortgage loans,
                                which in turn may result in delays in
                                distributions on the offered securities and/or
                                losses on the offered securities.

                                Any servicing transfer will involve notifying
                                mortgagors to remit payments to the new
                                servicer, transferring physical possession of
                                the loan files and records to the new servicer
                                and entering loan and mortgagor data on the
                                management

                                       21

                                information systems of the new servicer, and
                                such transfers could result in misdirected
                                notices, misapplied payments, data input errors
                                and other problems. Servicing transfers may
                                result in a temporary increase in delinquencies,
                                defaults and losses on the mortgage loans. There
                                can be no assurance as to the severity or
                                duration of any increase in the rate of
                                delinquencies, defaults or losses due to
                                transfers of servicing.

The yield, market price,        A trust may include one or more financial
rating and liquidity of your    instruments including interest rate or other
securities may be reduced if    swap agreements and interest rate cap or floor
the provider of any financial   agreements. These financial instruments provide
instrument defaults or is       protection against some types of risks or
downgraded.                     provide specific cashflow characteristics for
                                one or more classes of a series. The protection
                                or benefit to be provided by any specific
                                financial instrument will be dependent on, among
                                other things, the credit strength of the
                                provider of that financial instrument. If that
                                provider were to be unable or unwilling to
                                perform its obligations under the financial
                                instrument, the securityholders of the
                                applicable class or classes would bear that
                                credit risk. This could cause a material adverse
                                effect on the yield to maturity, the rating or
                                the market price and liquidity for that class.
                                For example, suppose a financial instrument is
                                designed to cover the risk that the interest
                                rates on the mortgage assets that adjust based
                                on one index will be less than the interest rate
                                payable on the securities based on another
                                index. If that financial instrument does not
                                perform, then the investors will bear basis
                                risk, or the risk that their yield will be
                                reduced if the first index declines relative to
                                the second. Even if the provider of a financial
                                instrument performs its obligations under that
                                financial instrument, a withdrawal or reduction
                                in a credit rating assigned to that provider may
                                adversely affect the rating or the market price
                                and liquidity of the applicable class or classes
                                of securities.

                                       22

                                 THE TRUST FUND

      Ownership of the mortgage or contract pool included in the trust fund for a series of certificates may be evidenced by one or more classes of certificates, which may consist of one or more subclasses, as described in the prospectus supplement for each series of certificates. Each certificate will evidence the undivided interest, beneficial interest or notional amount specified in the related prospectus supplement in a mortgage pool containing mortgage loans or a contract pool containing manufactured housing installment sales contracts or installment loan agreements, or contracts. If stated in the related prospectus supplement, each class or subclass of the certificates of a series will evidence the percentage interest specified in the related prospectus supplement in the payments of principal and interest on the mortgage loans in the related mortgage pool or on the contracts in the related contract pool.

      To the extent specified in the related prospectus supplement, each mortgage pool or contract pool, with respect to a series will be covered by some form of credit enhancement. Types of credit enhancement that may be used include:

      (1)   financial guaranty insurance policies or surety bonds;

      (2)   letters of credit;

      (3)   pool insurance policies;

      (4)   special hazard insurance policies;

      (5)   mortgagor bankruptcy bonds;

      (6)   the subordination of the rights of the holders of the subordinated certificates of a series to the rights of the holders of the senior certificates of that series, which, if stated in the related prospectus supplement, may include certificates of a subordinated class or subclass;

      (7)   the establishment of a reserve fund;

      (8)   by the right of one or more classes or subclasses of certificates to receive a disproportionate amount of certain distributions of principal;

      (9)   overcollateralization;

      (10)  interest rate swaps and yield supplement agreements;

      (11)  performance bonds; or

      (12)  by any combination of the foregoing.

See "Description of Insurance" and "Credit Support" in this prospectus.

The Mortgage Pools

      General. If stated in the prospectus supplement with respect to a series, the trust fund for that series may include:

      (1) one or more mortgage pools containing:

      o     conventional one- to four-family residential, first and/or second mortgage loans, which may include closed-end loans and/or revolving credit loans or certain balances forming a part of the revolving credit loans,

      o     Cooperative Loans made to finance the purchase of certain rights relating to cooperatively owned properties secured by the pledge of shares issued by a Cooperative and the assignment of a proprietary lease or occupancy agreement providing the exclusive right to occupy a particular Cooperative Dwelling,

      o     mortgage loans secured by multifamily property,

      o     mortgage loans secured by commercial property,

      o     mortgage loans secured by Mixed-Use Property,

      o     mortgage loans secured by unimproved land, or

      o     mortgage pass-through certificates issued by one or more trusts established by one or more private entities;

                                       23

      (2)   one or more contract pools containing manufactured housing conditional sales contracts and installment loan agreements; or

      (3)   any combination of the foregoing.

The mortgage loans and contracts, will be newly originated or seasoned, and will be purchased by the depositor, Credit Suisse First Boston Mortgage Securities
Corp., either directly or through affiliates, from one or more affiliates or sellers unaffiliated with the depositor. Unless otherwise indicated, references to the term "mortgage loans" or "loans" includes closed-end loans and revolving credit loans. In connection with a series of securities backed by revolving credit loans, if the related prospectus supplement indicates that the pool consists of specified balances of the revolving credit loans, then the term revolving credit loans in this prospectus refers only to those balances.

      All mortgage loans will be evidenced by Mortgage Notes. Single family property will consist of one- to four-family residential dwelling units including single family detached homes, attached homes, single family units having a common wall, individual units located in condominiums, and Cooperative
Dwellings and such other type of homes or units as are set forth in the related prospectus supplement. Multi-family property may include multifamily residential rental properties and apartment buildings owned by cooperative housing corporations. Each detached or attached home or multifamily property will be constructed on land owned in fee simple by the mortgagor or on land leased by the mortgagor. Attached homes may consist of duplexes, triplexes and fourplexes
(multifamily structures where each mortgagor owns the land upon which the unit is built with the remaining adjacent land owned in common). Multifamily property may include, and Mixed-Use Property will consist of, mixed commercial and residential buildings. The mortgaged properties may include investment properties and vacation and second homes. Commercial property will consist of income-producing commercial real estate. Mortgage loans secured by commercial property, multifamily property and Mixed-Use Property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgaged properties to the extent specified in the related prospectus supplement.

      If stated in the related prospectus supplement, a mortgage pool may contain mortgage loans with adjustable mortgage rates. Any mortgage loan with an adjustable mortgage rate may provide that on the day on which the mortgage rate adjusts, the amount of the monthly payments on the mortgage loan will be adjusted to provide for the payment of the remaining principal amount of the mortgage loan with level monthly payments of principal and interest at the new mortgage rate to the maturity date of the mortgage loan. Alternatively, the mortgage loan may provide that the mortgage rate adjusts more frequently than the monthly payment. As a result, a greater or lesser portion of the monthly payment will be applied to the payment of principal on the mortgage loan, thus increasing or decreasing the rate at which the mortgage loan is repaid. See
"Yield Considerations" in this prospectus. In the event that an adjustment to the mortgage rate causes the amount of interest accrued in any month to exceed the amount of the monthly payment on such mortgage loan, the excess or
"deferred" interest will be added to the principal balance of the mortgage loan, unless otherwise paid by the mortgagor, and will bear interest at the mortgage rate in effect from time to time. The amount by which the mortgage rate or monthly payment may increase or decrease and the aggregate amount of deferred interest on any mortgage loan may be subject to certain limitations, as described in the related prospectus supplement.

      If stated in the prospectus supplement for the related series, the mortgage rate on certain adjustable-rate mortgage loans will be convertible from an adjustable-rate to a fixed rate, at the option of the mortgagor under certain circumstances. If stated in the related prospectus supplement, the related pooling and servicing agreement will provide that the seller from which the depositor acquired the convertible adjustable-rate mortgage loans will be obligated to repurchase from the trust fund any adjustable-rate mortgage loan as to which the conversion option has been exercised, at a purchase price set forth in the related prospectus supplement. The amount of the purchase price will be required to be deposited in the Certificate Account and will be distributed to the certificateholders on the distribution date in the month following the month of the exercise of the conversion option. The obligation of the related seller to repurchase converted adjustable-rate mortgage loans may or may not be supported by cash, letters of credit, insurance policies, third party guarantees or other similar arrangements.

      Collections on revolving credit line loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for such month or, during the

                                       24

interest-only period for certain revolving credit line loans and, in more limited circumstances, closed-end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for such month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

      A mortgage pool may include VA Loans or FHA Loans. VA Loans will be partially guaranteed by the United States Department of Veteran's Affairs, or
VA, under the Servicemen's Readjustment Act of 1944, as amended. The
Servicemen's Readjustment Act of 1944, as amended, permits a veteran, or in certain instances the spouse of a veteran, to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA Loan will have an original principal amount greater than five times the partial VA guarantee for such VA Loan. The maximum guarantee that may be issued by VA under this program is 50% of the principal amount of the mortgage loan if the principal amount of the mortgage loan is $45,000 or less, the lesser of $36,000 and 40% of the principal amount of the mortgage loan if the principal amount of the mortgage loan is greater than $45,000 but less than or equal to $144,000, and the lesser of $46,000 and 25% of the principal amount of the mortgage loan if the principal amount of the mortgage loan is greater than $144,000.

      FHA Loans will be insured by the Federal Housing Administration, or FHA, as authorized under the National Housing Act, as amended, and the United States
Housing Act of 1937, as amended. FHA Loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA 221 and 223 programs to finance certain multifamily residential rental properties. FHA Loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA Loan. No
FHA Loan may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such FHA Loan.

      A mortgage pool may include mortgage loans made to borrowers that are corporations, limited liability partnerships or limited liability companies.

      With respect to any trust fund that contains mortgage loans, the prospectus supplement for the series of certificates related to that trust fund, will contain information as to the type of mortgage loans that will comprise the related mortgage pool. The related prospectus supplement will also contain information as to:

      o     the aggregate principal balance of the mortgage loans as of the applicable Cut-off Date,

      o     the type of mortgaged properties securing the mortgage loans,

      o     the range of original terms to maturity of the mortgage loans,

      o     the range of principal balances and average principal balance of the mortgage loans,

      o     the earliest origination date and latest maturity date of the mortgage loans,

      o     the aggregate principal balance of mortgage loans having
            loan-to-value ratios at origination exceeding 80%,

      o     the interest rate or range of interest rates borne by the mortgage loans,

      o     the geographical distribution of the mortgage loans,

      o     the aggregate principal balance of Buy-Down Loans or GPM Loans, if applicable,

      o     the delinquency status of the mortgage loans as of the Cut-off Date,

      o     with respect to adjustable-rate mortgage loans, the adjustment dates, the highest, lowest and weighted average margin, the limitations on the adjustment of the interest rates on any adjustment date and over the life of the loans,

      o     for revolving credit loans, the aggregate credit limits and the range of credit limits of the related credit line agreements; and

                                       25

      o     whether the mortgage loan provides for an interest only period and whether the principal amount of that mortgage loan is fully amortizing or is amortized on the basis of a period of time that extends beyond the maturity date of the mortgage loan.

The aggregate principal balance of the mortgage loans or contracts in a mortgage pool or contract pool as stated in the related prospectus supplement is subject to a permitted variance of plus or minus 5%. In the event that mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement but on or before the date of issuance of the securities if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K. The composition and characteristics of a pool that contains revolving credit loans may change from time to time as a result of any Draws made after the related cut-off date under the related credit line agreements. If trust assets are added to or deleted from the trust after the date of the related prospectus supplement other than as a result of any Draws relating to the revolving credit loans, the addition or deletion will be noted in the Current Report on Form 8-K if the composition of the mortgage pool is effected thereby. Additions or deletions of this type, if any, will be made prior to the related closing date.

      No assurance can be given that values of the mortgaged properties in a mortgage pool have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans and any secondary financing on the mortgaged properties in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, the value of property securing
Cooperative Loans and the delinquency rate with respect to Cooperative Loans could be adversely affected if the current favorable tax treatment of cooperative stockholders were to become less favorable. See "Certain Legal
Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans" in this prospectus. To the extent that such losses are not covered by the methods of credit support or the insurance policies described in this prospectus, they will be borne by holders of the certificates of the series evidencing interests in the related mortgage pool.

      The depositor will cause the mortgage loans constituting each mortgage pool to be assigned to the trustee named in the applicable prospectus supplement, for the benefit of the holders of the certificates of that series.
The servicer, if any, named in the related prospectus supplement will service the mortgage loans, either by itself or through other mortgage servicing institutions, if any, or a special servicer, if any, pursuant to a pooling and servicing agreement, as described in this prospectus, among the servicer, the special servicer, if any, the depositor and the trustee, or a separate servicing agreement between the servicer and the depositor and will receive a fee for those services. See " -- Mortgage Loan Program" and "Description of the
Certificates" in this prospectus. With respect to those mortgage loans serviced by a special servicer, the special servicer will be required to service the related mortgage loans in accordance with a servicing agreement between the servicer and the special servicer, and will receive the fee for the services specified in the related agreement; however, the servicer will remain liable for its servicing obligations under the pooling and servicing agreement as if the servicer alone were servicing the related mortgage loans.

      If stated in the applicable prospectus supplement, the depositor will make certain limited representations and warranties regarding the mortgage loans, but its assignment of the mortgage loans to the trustee will be without recourse.
See "Description of the Certificates -- Assignment of Mortgage Loans." The
seller of the Mortgage Loans will also make certain limited representations and warranties with respect to the Mortgage Loans. See "-- Representations by
Unaffiliated Sellers; Repurchases." The servicer's obligations with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement. This will include its obligation to enforce certain purchase and other obligations of any special servicer, subservicers and/or sellers unaffiliated with the depositor, as more fully described in this prospectus under "-- Mortgage Loan Program --
Representations by Unaffiliated Sellers; Repurchases," and "Description of the
Certificates -- Assignment of Mortgage Loans," and its obligations to make
Advances in the event of delinquencies in payments on or with respect to the mortgage loans or in connection with prepayments and liquidations of the mortgage loans, in amounts described in this prospectus under "Description of the Certificates -- Advances."

                                       26

Advances with respect to delinquencies will be limited to amounts that the servicer believes ultimately would be reimbursable under any applicable financial guaranty insurance policy or surety bond, letter of credit, pool insurance policy, special hazard insurance policy, mortgagor bankruptcy bond or other policy of insurance, from amounts in the related reserve fund, if any, or out of the proceeds of liquidation of the mortgage loans, cash in the
Certificate Account or otherwise. See "Description of the Certificates --
Advances," "Credit Support" and "Description of Insurance" in this prospectus.

      No series of certificates will be backed by a mortgage pool where substantially all of the mortgage loans are secured by multifamily properties, commercial properties or a combination of multifamily and commercial properties.
Mortgage loans secured by unimproved land will be treated as mortgage loans secured by commercial property for this purpose. Mixed-Use Property, where the residential use is insignificant, also will be treated as commercial property for this purpose.

      Each mortgage loan will be selected by the depositor or its affiliates for inclusion in a mortgage pool from among those purchased by the depositor, either directly or through its affiliates, from unaffiliated sellers or affiliated sellers. As to each series of securities, the mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes. If a mortgage pool is composed of mortgage loans acquired by the depositor directly from unaffiliated sellers, the related prospectus supplement will specify the extent of mortgage loans so acquired. The characteristics of the mortgage loans will be as described in the related prospectus supplement. Other mortgage loans available for purchase by the depositor may have characteristics which would make them eligible for inclusion in a mortgage pool but were not selected for inclusion in the mortgage pool.

      Single Family Mortgage Loans. The applicable prospectus supplement will specify the types of mortgaged properties securing single family mortgage loans, the original principal balances of the single family mortgage loans, the original maturities of such mortgage loans and the loan-to-value ratios of such mortgage loans. Single family mortgage loans may be fully-amortizing mortgage loans or balloon mortgage loans. If stated in the related prospectus supplement, a mortgage pool may also include adjustable-rate mortgage loans with a mortgage interest rate adjusted periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed margin and an index described in that prospectus supplement, subject to any applicable restrictions on those adjustments. The mortgage pools may also include other types of single family mortgage loans to the extent set forth in the applicable prospectus supplement.

      If provided for in the applicable prospectus supplement, a mortgage pool may contain Buy-Down Loans. The resulting difference in payment on a Buy-Down
Loan shall be compensated for from amounts on deposit in the related Buy-Down
Fund. In lieu of a cash deposit, if stated in the related prospectus supplement, a letter of credit or guaranteed investment contract may be delivered to the trustee to fund the Buy-Down Fund. See "Description of the Certificates --
Payments on Mortgage Loans" in this prospectus. Buy-Down Loans included in a mortgage pool will provide for a reduction in monthly interest payments by the mortgagor for a period of up to the first four years of the term of such mortgage loans.

      If provided for in the applicable prospectus supplement, a mortgage pool may contain GPM Loans. If stated in the related prospectus supplement, the resulting difference in payment on a GPM Loan shall be compensated for from amounts on deposit in the GPM Fund. In lieu of cash deposit, the depositor may deliver to the trustee a letter of credit, guaranteed investment contract or another instrument acceptable to the related Rating Agency to fund the GPM Fund.

      If specified in the related prospectus supplement, a mortgage pool may contain "re-performing loans", which includes previously delinquent loans that have been brought current, mortgage loans that are subject to a repayment plan or bankruptcy plan, and that had arrearages of at least three monthly payments when the repayment plan or bankruptcy plan was entered into, and mortgage loans that have been modified. These mortgage loans may be acquired by the depositor from a wide variety of sources through bulk or periodic sales. The rate of default on re-performing mortgage loans may be higher than the rate of default on mortgage loans that have not previously been in arrears.

      If specified in the applicable prospectus supplement, the mortgage loans may include "step-down" mortgage loans, which permit the servicer to reduce the interest rate on the mortgage loan if the borrower

                                       27

has been current in its monthly payments of principal and interest. The amount by which the mortgage rate may be reduced and the period during which the mortgage loan must have been current will be specified in the mortgage note.

      Revolving Credit Loans. As more fully described in the related prospectus supplement, the revolving credit loans will be originated under credit line agreements subject to a credit limit. Interest on each revolving credit loan, excluding introductory rates, if any, offered from time to time during promotional periods, will be calculated based on the average daily balance outstanding of that loan. Any revolving credit loan may have a mortgage rate that is subject to adjustment on the day specified in the related mortgage note.
As specified in the related mortgage note and described in the related prospectus supplement, the mortgage rate will be equal to the sum of (a) the index indicated on the related mortgage note as of the specified date of determination and (b) the gross margin which may vary under some circumstances, subject to the maximum rate specified in the mortgage note and permitted by applicable law. Under certain circumstances, under a revolving credit line loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle.
An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

      The borrower under each revolving credit loan may make Draws under the related credit line agreement at any time during the Draw Period. If the Draw
Period is less than the full term of the revolving credit loan, the related borrower will not be permitted to make any Draw during the Repayment Period.
During the Draw Period, the borrower under each revolving credit loan will be obligated to make monthly payments on the revolving credit loan in a minimum amount as specified in the related mortgage note, which usually will not be less than the finance charge for the related billing cycle. During the Repayment
Period, the borrower will not be permitted to make Draws and the revolving credit loan will either amortize in equal monthly installments until maturity, or the borrower will be obligated to pay off the remaining account balance on the related maturity date, which may be a substantial principal amount.

      Subject to the terms of the related mortgage note, the maximum amount of any Draw is equal to the excess, if any, of the credit limit over the principal balance outstanding under the mortgage note at the time of the Draw. Draws will be funded by the master servicer or another entity specified in the related prospectus supplement.

      With respect to any series of securities backed by revolving credit loans, the related trust may include either the entire principal balance of each revolving credit loan outstanding at any time, including balances attributable to Draws made after the related cut-off date, or the Trust Balance of each revolving credit loan. The related prospectus supplement will describe the specific provisions by which payments and losses on any revolving credit loan will be allocated as between the Trust Balance and any Excluded Balance.

      The mortgaged property securing each revolving credit loan will be subject to the lien created by the related mortgage in respect of any related Excluded
Balance, whether made on or prior to the related cut-off date or thereafter. The lien will be the same rank as the lien created by the mortgage in respect of the revolving credit loan. The depositor, an affiliate of the depositor or an unaffiliated seller may have an interest in any Draw or portion thereof excluded from the pool. If any entity with an interest in a Draw or portion thereof excluded from the pool or any other Excluded Balance were to become a debtor under the Bankruptcy Code and regardless of whether the transfer of the related revolving credit loan constitutes an absolute assignment, a bankruptcy trustee or creditor of such entity or such entity as a debtor-in-possession could assert that such entity retains rights in the related revolving credit loan and therefore compel the sale of such revolving credit loan, including any Trust
Balance, over the objection of the trust and the securityholders. If that occurs, delays and reductions in payments to the trust and the securityholders could result.

      Commercial, Multifamily and Mixed-Use Mortgage Loans. The commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans will consist of mortgage loans secured by first or junior mortgages, deeds of trust or similar security instruments on, or installment contracts for the sale of, fee simple or leasehold interests in commercial real estate property, multifamily residential property, cooperatively owned multifamily properties and/or mixed residential and commercial property, and

                                       28

related property and interests. Commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans will not represent substantially all of the aggregate principal balance of any mortgage pool as of the related Cut-off Date.

      Certain of the commercial mortgage loans, multifamily mortgage loans and
Mixed-Use Mortgage Loans may be Simple Interest Loans, and other mortgage loans may provide for payment of interest in advance rather than in arrears.

      The commercial mortgage loans, multifamily mortgage loans and Mixed-Use
Mortgage Loans may also be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the mortgaged property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the related mortgagor assigns its right, title and interest as landlord under each related lease and the income derived therefrom to the related lender, while retaining a license to collect the rents for so long as there is no default. If the mortgagor defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the mortgagor. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related mortgaged property and a receiver is appointed. See "Certain Legal Aspects of the Mortgage Loans and Contracts -- Leases and Rents" in this prospectus.

      The prospectus supplement relating to each series will specify the originator or originators relating to the commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans, which may include, among others, commercial banks, savings and loan associations, other financial institutions, insurance companies or real estate developers and, to the extent available, the underwriting criteria in connection with originating the related mortgage loans.

      Commercial, multifamily and mixed-use real estate lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Commercial, multifamily and mixed-use real estate lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower's ability to repay the loan may be impaired. Commercial, multifamily and mixed-use real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, which impact the future cash flow of the property. Corresponding to the greater lending risk is a generally higher interest rate applicable to commercial, multifamily and mixed-use real estate lending.

      Balloon Loans. A mortgagor's ability to pay the balloon amount at maturity, which, based on the amortization schedule of those loans, is expected to be a substantial amount, will typically depend on the mortgagor's ability to obtain refinancing of the related mortgage loan or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the mortgagor's financial situation, the level of available mortgage loan interest rates, the mortgagor's equity in the related mortgaged property, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan. Neither the depositor, the servicer or subservicer, the trustee, as applicable, nor any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

      Simple Interest Loans. If specified in the accompanying prospectus supplement, a portion of the loans underlying a series of securities may be simple interest loans. A simple interest loan provides the amortization of the amount financed under the loan over a series of equal monthly payments, except, in the case of a balloon mortgage loan, the final payment. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the loan multiplied by the stated loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the loan. As payments are received

                                       29

under a simple interest loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a simple interest loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. On the other hand, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a simple interest loan is made on or prior to its scheduled due date, the principal balance of the loan will amortize more quickly than scheduled. However, if the borrower consistently makes scheduled payments after the scheduled due date, the loan will amortize more slowly than scheduled. If a simple interest loan is prepaid, the borrower is required to pay interest only to the date of prepayment. The variable allocations among principal and interest of a simple interest loan may affect the distributions of principal and interest on the securities, as described in the accompanying prospectus supplement.

      Monthly payments on most loans are computed and applied on an actuarial basis. Monthly payments on actuarial loans are applied first to interest, generally in an amount equal to, one-twelfth of the applicable loan rate times the unpaid principal balance, with any remainder of the payment applied to principal.

Static Pool Information

      For each mortgage pool discussed above, the depositor will provide static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material.

      With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

Underwriting Standards for Mortgage Loans

      The depositor expects that the originator of each of the loans will have applied, consistent with applicable federal and state laws and regulations, underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and/or the value and adequacy of the related property as collateral. The depositor expects that any FHA loan or VA loans will have been originated in compliance with the underwriting policies of the FHA or VA, respectively. The underwriting criteria applied by the originators of the loans included in a pool may vary significantly among sellers. The accompanying prospectus supplement will describe most aspects of the underwriting criteria, to the extent known by the depositor, that were applied by the originators of the loans. In most cases, the depositor will have less detailed information concerning the origination of seasoned loans than it will have concerning newly-originated loans.

      The underwriting standards of any particular originator typically include a set of specific criteria by which the underwriting evaluation is made.
However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the loan is considered to be in substantial compliance with the underwriting standards.

      Mortgage loans may have been originated over the internet, or acquired by the depositor or the seller pursuant to a purchase that was arranged over the internet.

                                       30

      Single and Multi-Family Mortgage Loans. The mortgage loans either have been originated by the seller or purchased by the seller from various banks, savings and loan associations, mortgage bankers (which may or may not be affiliated with that seller) and other mortgage loan originators and purchasers of mortgage loans in the secondary market, and were originated generally in accordance with the underwriting criteria described herein.

      The underwriting standards applicable to the mortgage loans typically differ from, and are, with respect to a substantial number of mortgage loans, generally less stringent than, the underwriting standards established by Fannie
Mae or Freddie Mac primarily with respect to original principal balances, loan to value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent the programs reflect underwriting standards different from those of
Fannie Mae and Freddie Mac, the performance of the mortgage loans thereunder may reflect higher delinquency rates and/or credit losses. In addition, certain exceptions to the underwriting standards described herein are made in the event that compensating factors are demonstrated by a prospective borrower. Neither the depositor nor any affiliate, including DLJ Mortgage Capital, has re underwritten any mortgage loan.

      Generally, each mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor's financial condition, the mortgagor will have furnished information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the mortgagor's credit history with local merchants and lenders and any record of bankruptcy.
The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties and two to four unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to mortgaged property consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes.
In the case of certain borrowers with acceptable payment histories, no income will be required to be stated (or verified) in connection with the loan application.

      Based on the data provided in the application and certain verification (if required), a determination is made by the original lender that the mortgagor's monthly income (if required to be stated) will be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses.
Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months equal no more than a specified percentage of the prospective mortgagor's gross income. The percentage applied varies on a case by case basis depending on a number of underwriting criteria, including the LTV ratio of the mortgage loan. The originator may also consider the amount of liquid assets available to the mortgagor after origination.

      The mortgage loans have been originated under "full" or "alternative,"
"reduced documentation," "stated income/stated assets" or "no income/no asset"
programs. The "alternative," "reduced," "stated income/stated asset" and "no income/no asset" programs generally require either alternative or less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories.
Generally, an "alternative" documentation program requires information regarding the mortgagor's income (i.e., W 2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements) as does a "full doc" loan, however, alternative forms of standard verifications are used. Generally, under both "full" and
"alternative" documentation programs at least one year of income documentation is provided. Generally, under a "reduced documentation" program, either no verification of a mortgagor's stated income is undertaken by the originator or no verification of a mortgagor's assets is undertaken by the originator. Under a
"stated income/stated assets" program, no verification of either a mortgagor's income or a mortgagor's assets is undertaken by the originator although both income and assets are stated on the loan application and a "reasonableness test"
is applied. Generally, under a "no income/no asset" program, the mortgagor is not required to state his or her income or assets and therefore, no verification of such

                                       31

mortgagor's income or assets is undertaken by the originator. The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score.

      The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by an appraisal in accordance with pre established appraisal procedure guidelines for appraisals established by or acceptable to the originator. All appraisals conform to the
Uniform Standards of Professional Appraisal Practice adopted by the Appraisal
Standards Board of the Appraisal Foundation and must be on forms acceptable to
Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre established appraisal procedure guidelines established by the originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property. Under some reduced documentation programs, the originator may rely on the original appraised value of the mortgaged property in connection with a refinance by an existing mortgagor.

      Commercial and Mixed-Use Mortgage Loans. The underwriting procedures and standards for commercial mortgage loans and Mixed-Use Mortgage Loans included in a mortgage pool will be specified in the related prospectus supplement to the extent such procedures and standards are known or available. Such mortgage loans may be originated in contemplation of the transactions described in this prospectus and the related prospectus supplement or may have been originated by third-parties and acquired by the depositor directly or through its affiliates in negotiated transactions.

      The majority of originators of commercial mortgage loans or Mixed-Use
Mortgage Loans will have applied underwriting procedures intended to evaluate, among other things, the income derived from the mortgaged property, the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures, to determine its ability to recognize and respond to problems, and its accounting procedures to determine cash management ability, the obligor's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral.

      If stated in the related prospectus supplement, the adequacy of a commercial property or Mixed-Use Property as security for repayment will generally have been determined by an appraisal by an appraiser selected in accordance with preestablished guidelines established by or acceptable to the loan originator for appraisers. If stated in the related prospectus supplement, the appraiser must have personally inspected the property and verified that it was in good condition and that construction, if new, has been completed. The appraisal will have been based upon a cash flow analysis and/or a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property, or such other factors that are described in the applicable prospectus supplement.

      No assurance can be given that values of any commercial properties or
Mixed-Use Properties in a mortgage pool have remained or will remain at their levels on the dates of origination of the related mortgage loans. Further, there is no assurance that appreciation of real estate values generally will limit loss experiences on commercial properties or Mixed-Use Properties. If the commercial real estate market should experience an overall decline in property values such that the outstanding balances of any commercial mortgage loans and/or Mixed-Use Mortgage Loans and any additional financing on the related mortgaged properties in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses on such mortgage loans could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by the methods of credit support or the insurance policies described in this prospectus, they will be borne by holders of the certificates of the series evidencing interests in the mortgage pool. Even where credit support covers all losses resulting from defaults and foreclosure, the effect of defaults and foreclosures may be to increase prepayment experience on the related mortgage loans, thus shortening weighted average life and affecting yield to maturity.

                                       32

FICO Scores

      The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company ("Fair, Isaac") and the three national credit repositories-Equifax, Trans Union and First American (formerly
Experian which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the
300's to the 900's. Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The FICO Score is used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter's judgment.

Qualifications of Unaffiliated Sellers

      Each seller unaffiliated with the depositor must be an institution experienced in originating conventional mortgage loans and/or FHA Loans or VA
Loans in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate those loans, or have such other origination or servicing experience as may be specified in the related prospectus supplement.

Representations by Unaffiliated Sellers; Repurchases

      If stated in the related prospectus supplement, each seller that sold mortgage loans directly or indirectly to the depositor, will have made representations and warranties in respect of the mortgage loans sold by that seller. These representations and warranties will generally include, among other things:

      o     with respect to each mortgaged property, that title insurance, or in the case of mortgaged properties located in areas where such policies are generally not available, an attorney's certificate of title, and any required hazard and primary mortgage insurance was effective at the origination of each mortgage loan, and that each policy, or certificate of title, remained in effect on the date of purchase of the mortgage loan from the seller;

      o     that the seller had good and marketable title to each mortgage loan sold by it;

      o     to the best of the seller's knowledge, the mortgaged property is free from damage and in good repair;

      o     with respect to each mortgaged property, that each mortgage constituted a valid first lien, or, if applicable, a more junior lien, on the mortgaged property, subject only to permissible title insurance exceptions; and

      o     that there were no delinquent tax or assessment liens against the mortgaged property.

      With respect to a Cooperative Loan, the seller will represent and warrant that:

      o     the security interest created by the cooperative security agreements constituted a valid first lien, or, if applicable, a more junior lien, on the collateral securing the Cooperative Loan, subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments and to the lien of the related Cooperative for unpaid assessments representing the mortgagor's pro rata share of the Cooperative's payments for its mortgage, current and future real property taxes, maintenance charges and other assessments to which like collateral is commonly subject; and

      o     the related cooperative apartment was free from damage and was in good repair.

      The representations and warranties of a seller in respect of a mortgage loan generally will have been made as of the date on which that seller sold the mortgage loan to the depositor or its affiliate. A substantial period of time may have elapsed between such date and the date of initial issuance of the series of certificates evidencing an interest in that mortgage loan. Since the representations and warranties of a seller do not address events that may occur following the sale of a mortgage loan by that seller, the repurchase obligation described below will not arise if, during the period commencing on the date of sale of a mortgage loan by that seller to or on behalf of the depositor, the relevant event occurs that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected mortgage loan. However, the depositor will not include any mortgage loan in the trust fund for any series of

                                       33

certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of an seller will not be accurate and complete in all material respects in respect of the related mortgage loan as of the related Cut-off Date. If stated in the related prospectus supplement, the seller may have made no, or extremely limited, representations and warranties regarding the mortgage loans.

      In most cases, the depositor will assign its rights with respect to the representations and warranties of the seller regarding the mortgage loans to the trustee for the benefit of the certificateholders. Alternatively, the depositor will make similar representations and warranties regarding the mortgage loans to the trustee for the benefit of the certificateholders. Upon the discovery of the breach of any representation or warranty made by a seller or the depositor in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series, that seller or the depositor, as the case may be, will be obligated to repurchase the mortgage loan at a purchase price equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a series of certificates as to which the depositor has elected to treat the related trust fund as a REMIC, as defined in the Code, at some other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest on the mortgage loans in the related mortgage pool, to the first day of the month following the repurchase and the amount of any unreimbursed Advances made by the servicer or subservicer, as applicable, in respect of that mortgage loan. The servicer will be required to enforce this obligation for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of that mortgage loan. Subject to the right, if any, and the ability of the seller or the depositor to substitute for certain mortgage loans, this repurchase obligation constitutes the sole remedy available to the certificateholders of the related series for a breach of representation or warranty by a seller or the depositor.

      If stated in the related prospectus supplement, if the seller or depositor discovers or receives notice of any breach of its representations and warranties relating to a mortgage loan within two years of the date of the initial issuance of the certificates, or other period as may be specified in the related prospectus supplement, the seller or depositor may remove that mortgage loan from the trust fund, rather than repurchase the mortgage loan as provided above, and substitute in its place a substitute mortgage loan. Any substitute mortgage loan, on the date of substitution, will:

      o     have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the mortgage loan that it is replacing, the amount of any shortfall to be distributed to certificateholders in the month of substitution;

      o     have a mortgage rate not less than, and not more than 1% greater than, the mortgage rate of the mortgage loan that it is replacing;

      o     have a remaining term to maturity not greater than, and not more than one year less than, that of the mortgage loan that it is replacing; and

      o     comply with all the representations and warranties set forth in the related pooling and servicing agreement as of the date of
            substitution.

This repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for any breach of representation.

      No assurance can be given that sellers will carry out their respective repurchase obligations with respect to mortgage loans. Neither the depositor nor any other person will be obligated to repurchase mortgage loans if the seller fails to do so. The servicer's responsibilities for enforcing these representations and warranties will be as provided in the second preceding paragraph.

Mortgage Certificates

      If stated in the prospectus supplement with respect to a series, the trust fund for such series may include Mortgage Certificates. A description of the mortgage loans underlying the Mortgage Certificates and the related pooling and servicing arrangements will be set forth in the applicable prospectus supplement. The applicable prospectus supplement, will also set forth information with respect to the

                                       34

entity or entities forming the related mortgage pool, the issuer of any credit support with respect to the Mortgage Certificates, the aggregate outstanding principal balance and the pass-through rate borne by each Mortgage Certificate included in the trust fund. The inclusion of Mortgage Certificates in a trust fund with respect to a series of certificates is conditioned upon their characteristics being in form and substance satisfactory to the related Rating
Agency.

The Contract Pools

      General. If stated in the prospectus supplement with respect to a series, the trust fund for that series may include a contract pool evidencing interests in manufactured housing conditional sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the depositor. The contracts may be conventional manufactured housing contracts or contracts insured by the FHA or partially guaranteed by the VA. Each contract will be secured by a manufactured home. The contracts may be fully amortizing or provide for a balloon payment at maturity, and will bear interest at a fixed annual percentage rate or a variable rate described in the applicable prospectus supplement.

      The manufactured homes securing the contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban
Development and complies with the standards established under [this] chapter."

      The depositor will cause the contracts constituting each contract pool to be assigned to the trustee named in the related prospectus supplement for the benefit of the related certificateholders. The servicer specified in the related prospectus supplement will service the contracts, either by itself or through other subservicers, pursuant to a pooling and servicing agreement. See
"Description of the Program -- Representations by Unaffiliated Sellers;
Repurchases" in this prospectus. With respect to those contracts serviced by the servicer through a subservicer, the servicer will remain liable for its servicing obligations under the related pooling and servicing agreement as if the servicer alone were servicing the related contracts. If stated in the related prospectus supplement, the contract documents may be held for the benefit of the trustee by a custodian appointed pursuant to a custodial agreement among the depositor, the trustee and the custodian named in the custodial agreement.

      The related prospectus supplement, or, if such information is not available in advance of the date of the related prospectus supplement, will specify, for the contracts contained in the related contract pool, among other things:

      o     the range of dates of origination of the contracts;

      o     the weighted average annual percentage rate on the contracts;

      o     the range of outstanding principal balances as of the Cut-off Date;

      o     the average outstanding principal balance of the contracts as of the
            Cut-off Date;

      o     the weighted average term to maturity as of the Cut-off Date; and

      o     the range of original maturities of the contracts.

      The servicer or the seller of the contracts will represent and warrant as to the payment status of the contracts as of the Cut-off Date and as to the accuracy in all material respects of certain information furnished to the trustee in respect of each such contract. Upon a breach of any representation that materially and adversely affects the interest of the certificateholders in a contract, the servicer or the seller, as appropriate, will be obligated either to cure the breach in all material respects or to purchase the contract or, if stated in the related prospectus supplement, to substitute another contract as described

                                       35

below. This repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation by the servicer or seller.

Underwriting Standards for Contracts

      Conventional contracts will comply with the underwriting policies of the originator or seller as described in the related prospectus supplement.

      With respect to a contract made in connection with the related obligor's purchase of a manufactured home, the "appraised value" is the amount determined by a professional appraiser. The appraiser must personally inspect the manufactured home and prepare a report which includes market data based on recent sales of comparable manufactured homes and, when deemed applicable, a replacement cost analysis based on the current cost of a similar manufactured home. The loan-to-value ratio of a contract will be equal to:

      o     the original principal amount of the contract divided by the lesser of the "appraised value" or the sales price for the manufactured home; or

      o     such other ratio as described in the related prospectus supplement.

Pre-Funding

      If stated in the related prospectus supplement, a portion of the issuance proceeds of the certificates of a particular series will be deposited in a pre-funding account to be established with the trustee, which will be used to acquire additional mortgage loans or contracts from time to time during the time period specified in the related prospectus supplement. Prior to the investment of amounts on deposit in the related pre-funding account in additional mortgage loans or contracts, those amounts may be invested in one or more Eligible
Investments, or other investments that may be specified in the related prospectus supplement.

      Additional mortgage loans or contracts that are purchased with amounts on deposit in a pre-funding account will be required to satisfy certain eligibility criteria more fully set forth in the related prospectus supplement. The eligibility criteria for additional mortgage loans or contracts will be consistent with the eligibility criteria of the mortgage loans or contracts included in the related trust fund as of the related closing date subject to the exceptions that are stated in the related prospectus supplement.

      Although the specific parameters of a pre-funding account with respect to any issuance of certificates will be specified in the related prospectus supplement, it is anticipated that:

      o     the period during which additional mortgage loans or contracts may be purchased from amounts on deposit in the related pre-funding account will not exceed 90 days from the related closing date; and

      o     the additional mortgage loans or contracts to be acquired by the related trust fund will be subject to the same representations and warranties as the mortgage loans or contracts included in the related trust fund on the related closing date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement.

In no event will the period during which additional mortgage loans or contracts may be purchased exceed one year. In no event will the amounts on deposit in any pre-funding account exceed 50% of the proceeds of the offering of the related series.

                                 The Depositor

      The depositor will be Credit Suisse First Boston Mortgage Securities Corp.
for each series of securities unless otherwise indicated in the related prospectus supplement. The depositor was incorporated in the State of Delaware on December 31, 1985, as a wholly-owned subsidiary of First Boston Securities
Corporation, the name of which was subsequently changed to Credit Suisse First
Boston Securities Corporation, or CSFBSC. CSFBSC, the name of which was subsequently changed to Credit Suisse First Boston Management LLC and more recently to Credit Suisse Management LLC, is an indirect wholly-owned subsidiary of Credit Suisse Holdings (USA), Inc. The principal executive offices of the depositor are located at 11 Madison Avenue, New York, N.Y. 10010. Its telephone number is (212) 325-2000.

                                       36

      The depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests in those trusts and acquiring and selling mortgage assets to those trusts. Neither the depositor, its parent nor any of the depositor's affiliates will ensure or guarantee distributions on the certificates of any series. The Trust Assets for each series will be acquired by the depositor directly or through one or more affiliates.

      After issuance of the certificates for a series, the depositor will have no material obligations with respect to the certificates and Trust Assets, other than the (i) the right to appoint a successor trustee upon the resignation or removal of the trustee and (ii) the obligation to indemnify the underwriter against certain liabilities under the Securities Act of 1933, as amended.

                                Use of Proceeds

      The depositor will apply all or substantially all of the net proceeds from the sale of each series offered by this prospectus and by the related prospectus supplement to purchase the Trust Assets, to repay indebtedness which has been incurred to obtain funds to acquire the Trust Assets, to establish the reserve funds, if any, for the series and to pay costs of structuring and issuing the certificates. If stated in the related prospectus supplement, certificates may be exchanged by the depositor for Trust Assets. The Trust Assets for each series of certificates will be acquired by the depositor either directly, or through one or more affiliates which will have acquired the related Trust Assets from time to time either in the open market or in privately negotiated transactions.

      None of the offering proceeds for a series will be used to pay expenses incurred in connection with the selection and acquisition of the related Trust
Assets and no such expenses will be paid to the sponsor, a servicer, the depositor, the issuing entity, an originator of the Trust Assets, the underwriter or any affiliate of the foregoing parties.

                              Yield Considerations

      The yield to maturity of a security will depend on the price paid by the holder of the security, the pass-through rate on any security entitled to payments of interest, which pass-through rate may vary if stated in the accompanying prospectus supplement, and the rate and timing of principal payments on the loans, including prepayments, liquidations and repurchases, and the allocation of principal payments to reduce the principal balance of the security or notional amount thereof, if applicable.

      In general, if a security is purchased at a premium over its face amount and payments of principal on the related loan occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. In addition, if a class of securities is purchased at a discount from its face amount and payments of principal on the related loan occur at a rate slower than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than assumed. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a class of securities entitled to payments of interest only or disproportionate payments of interest.
In addition, the total return to investors of securities evidencing a right to distributions of interest at a rate that is based on the weighted average net loan rate of the loans from time to time will be adversely affected by principal prepayments on loans with loan rates higher than the weighted average loan rate on the loans. In general, loans with higher loan rates prepay at a faster rate than loans with lower loan rates. In some circumstances rapid prepayments may result in the failure of the holders to recoup their original investment. In addition, the yield to maturity on other types of classes of securities, including accrual securities, securities with a pass-through rate that fluctuates inversely with or at a multiple of an index or other classes in a series including more than one class of securities, may be relatively more sensitive to the rate of prepayment on the related loans than other classes of securities.

      A class of securities may be entitled to payments of interest at a fixed, variable or adjustable pass-through rate, or any combination of pass-through rates, each as specified in the accompanying prospectus supplement. A variable pass-through rate may be calculated based on the weighted average of the net loan rates, net of servicing fees and any excess spread, of the related loans for the month preceding the distribution date. An adjustable pass-through rate may be calculated by reference to an index or otherwise.

                                       37

      The aggregate payments of interest on a class of securities, and the yield to maturity on that security, will be affected by the rate of payment of principal on the securities, or the rate of reduction in the notional amount of securities entitled to payments of interest only, and, in the case of securities evidencing interests in adjustable-rate mortgage loans, by changes in the net loan rates on the adjustable-rate mortgage loans. See "Maturity and Prepayment
Considerations" in this prospectus. The yield on the securities will also be affected by liquidations of loans following borrower defaults and by purchases of loans in the event of breaches of representations made for the loans by the depositor, the servicer or the subservicer and others, or conversions of adjustable-rate mortgage loans to a fixed interest rate. See "The Trust Fund" in this prospectus.

      In general, defaults on mortgage loans and contracts are expected to occur with greater frequency in their early years. The rate of default on cash out refinance, limited documentation or no documentation mortgage loans, and on loans with high loan-to-value ratios or combined loan-to-value ratios, as applicable, may be higher than for other types of loans. Likewise, the rate of default on loans that have been originated under lower than traditional underwriting standards may be higher than those originated under traditional standards. A trust fund may include mortgage loans or contracts that are one month or more delinquent at the time of offering of the related series of securities or which have recently been several months delinquent. The rate of default on delinquent mortgage loans or mortgage loans or contracts with a recent history of delinquency, including re-performing loans, is more likely to be higher than the rate of default on loans that have a current payment status.

      The rate of defaults and the severity of losses on mortgage loans or contracts with document deficiencies may be higher than for mortgage loans or contracts with no documentation deficiencies. To the extent that any document relating to a loan is not in the possession of the trustee, the deficiency may make it difficult or impossible to realize on the mortgaged property in the event of foreclosure, which will affect the timing and the amount of liquidation proceeds received by the trustee.

      The risk of loss may also be greater on mortgage loans or contracts with loan-to-value ratios or combined loan-to-value ratios greater than 80% and no primary insurance policies. The yield on any class of securities and the timing of principal payments on that class may also be affected by modifications or actions that may be taken or approved by the servicer, the subservicer or any of their affiliates as described in this prospectus under "Description of the
Certificates -- Servicing of Mortgage Loans and Contracts," in connection with a mortgage loan or contract that is in default, or if a default is reasonably foreseeable.

      In addition, the rate and timing of prepayments, defaults and liquidations on the mortgage loans or contracts will be affected by the general economic condition of the region of the country or the locality in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

      For some loans, including adjustable-rate mortgage loans, the loan rate at origination may be below the rate that would result if the index and margin relating to those loans were applied at origination. Under the applicable underwriting standards, the borrower under each of the loans usually will be qualified on the basis of the loan rate in effect at origination which reflects a rate significantly lower than the maximum rate. The repayment of any loan may thus be dependent on the ability of the borrower to make larger monthly payments following the adjustment of the loan rate. In addition, the periodic increase in the amount paid by the borrower of a Buy-Down Loan during or at the end of the applicable buy-down period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage under the applicable underwriting guidelines, and may accordingly increase the risk of default for the related loan.

      For any loans secured by junior liens on the related mortgaged property, the inability of the borrower to pay off the balance thereof may be affected by the ability of the borrower to obtain refinancing of any related senior loan, thereby preventing a potential improvement in the borrower's circumstances.

      The holder of a loan secured by a junior lien on the related mortgaged property will be subject to a loss of its mortgage if the holder of a senior mortgage is successful in foreclosure of its mortgage and its claim, including any related foreclosure costs, is not paid in full, since no junior liens or encumbrances survive such a foreclosure. Also, due to the priority of the senior mortgage, the holder of a loan secured

                                       38

by a junior lien on the related mortgaged property may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property. Investors should be aware that any liquidation, insurance or condemnation proceeds received relating to any loans secured by junior liens on the related mortgaged property will be available to satisfy the outstanding balance of such loans only to the extent that the claims of the holders of the senior mortgages have been satisfied in full, including any related foreclosure costs. For loans secured by junior liens that have low balances relative to the amount secured by more senior mortgages, foreclosure costs may be substantial relative to the outstanding balance of the loan, and the amount of any liquidation proceeds available to certificateholders may be smaller as a percentage of the outstanding balance of the loan than would be the case for a first lien residential loan. In addition, the holder of a loan secured by a junior lien on the related mortgaged property may only foreclose on the property securing the related loan subject to any senior mortgages, in which case the holder must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages.

      Similarly, a borrower of a Balloon Loan will be required to pay the
Balloon Amount at maturity. Those loans pose a greater risk of default than fully-amortizing loans, because the borrower's ability to make such a substantial payment at maturity will in most cases depend on the borrower's ability to obtain refinancing or to sell the mortgaged property prior to the maturity of the loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, the borrower's personal economic circumstances, the borrower's equity in the related mortgaged property, real estate values, prevailing market interest rates, tax laws and national and regional economic conditions. None of the depositor, any seller, or any of their affiliates will be obligated to refinance or repurchase any loan or to sell any mortgaged property, unless that obligation is specified in the accompanying prospectus supplement.

      The loans rates on adjustable-rate mortgage loans that are subject to negative amortization typically adjust monthly and their amortization schedules adjust less frequently. Because initial loan rates are typically lower than the sum of the indices applicable at origination and the related margins, during a period of rising interest rates as well as immediately after origination, the amount of interest accruing on the principal balance of those loans may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest which will be added to their principal balance and will bear interest at the applicable loan rate.

      If stated in the accompanying prospectus supplement, a trust may contain
GPM Loans or Buy-down Loans that have monthly payments that increase during the first few years following origination. Borrowers in most cases will be qualified for those loans on the basis of the initial monthly payment. To the extent that the related borrower's income does not increase at the same rate as the monthly payment, such a loan may be more likely to default than a mortgage loan with level monthly payments.

      Manufactured homes, unlike residential real estate properties, in most cases depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home may be lower than the principal amount outstanding under the related contract.

      If credit enhancement for a series of securities is provided by a letter of credit, insurance policy or bond that is issued or guaranteed by an entity that suffers financial difficulty, that credit enhancement may not provide the level of support that was anticipated at the time an investor purchased its certificate. In the event of a default under the terms of a letter of credit, insurance policy or bond, any Realized Losses on the loans not covered by the credit enhancement will be applied to a series of securities in the manner described in the accompanying prospectus supplement and may reduce an investor's anticipated yield to maturity.

      The accompanying prospectus supplement may set forth other factors concerning the loans securing a series of securities or the structure of that series that will affect the yield on the securities.

      No assurance can be given that the value of the mortgaged property securing a loan has remained or will remain at the level existing on the date of origination. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the loans and any secondary financing on the mortgaged properties in a particular pool become equal to or greater than the

                                       39

value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

      Generally, when a full prepayment is made on a mortgage loan or contract, the mortgagor under the mortgage loan or the obligor under a contract, is charged interest for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of such prepayment, at a daily interest rate determined by dividing the mortgage rate or contract rate by 365.
Full prepayments will reduce the amount of interest paid by the related mortgagor or obligor because interest on the principal amount of any mortgage loan or contract so prepaid will be paid only to the date of prepayment instead of for a full month; however, unless otherwise provided in the applicable prospectus supplement, the servicer with respect to a series will be required to pay from its own funds the portion of any interest at the related mortgage rate or contract rate, in each case less the servicing fee rate, that is not so received. Partial prepayments generally are applied on the first day of the month following receipt, with no resulting reduction in interest payable for the period in which the partial prepayment is made. Accordingly, to the extent not covered by the servicer, prepayments will reduce the yield to maturity of the certificates. See "Maturity and Prepayment Considerations" in this prospectus.

                     Maturity and Prepayment Considerations

      As indicated in this prospectus under "The Trust Fund," the original terms to maturity of the loans in a given trust will vary depending on the type of loans included in that trust. The prospectus supplement for a series of securities will contain information regarding the types and maturities of the loans in the related trust. The prepayment experience, the timing and rate of repurchases and the timing and amount of liquidations for the related loans will affect the weighted average life of and yield on the related series of securities.

      Prepayments on loans are commonly measured relative to a prepayment standard or model. The prospectus supplement for each series of securities may describe one or more prepayment standards or models and may contain tables setting forth the projected yields to maturity on each class of securities or the weighted average life of each class of securities and the percentage of the original principal amount of each class of securities of that series that would be outstanding on the specified distribution dates for the series based on the assumptions stated in the accompanying prospectus supplement, including assumptions that prepayments on the loans are made at rates corresponding to various percentages of the prepayment standard or model. There is no assurance that prepayment of the loans underlying a series of securities will conform to any level of the prepayment standard or model specified in the accompanying prospectus supplement.

      The following is a list of factors that may affect prepayment experience:

      o     homeowner mobility;

      o     economic conditions;

      o     changes in borrowers' housing needs;

      o     job transfers;

      o     unemployment;

      o     borrowers' equity in the properties securing the mortgages;

      o     servicing decisions;

      o     enforceability of due-on-sale clauses;

      o     mortgage market interest rates;

      o     mortgage recording taxes;

      o     solicitations and the availability of mortgage funds; and

      o     the obtaining of secondary financing by the borrower.

      All statistics known to the depositor that have been compiled for prepayment experience on loans indicate that while some loans may remain outstanding until their stated maturities, a substantial number will be paid significantly earlier than their respective stated maturities. The rate of prepayment for conventional fixed-rate loans has fluctuated significantly in recent years. In general, however, if prevailing

                                       40

interest rates fall significantly below the loan rates on the loans underlying a series of securities, the prepayment rate of those loans is likely to be significantly higher than if prevailing rates remain at or above the rates borne by those loans. Conversely, when prevailing interest rates increase, borrowers are less likely to prepay their loans.

      Some mortgage loans may only be prepaid by the borrowers during specified periods upon the payment of a prepayment fee or penalty. The requirement to pay a prepayment fee or penalty may discourage some borrowers from prepaying their mortgage loans or contracts. The servicer or subservicer will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the securities, except to the extent specified in the related prospectus supplement. However, some states'
laws restrict the imposition of prepayment charges even when the mortgage loans or contracts expressly provide for the collection of those charges. As a result, it is possible that prepayment charges may not be collected even on mortgage loans or contracts that provide for the payment of these charges.

      The addition of any deferred interest to the principal balance of any related class of securities will lengthen the weighted average life of that class of securities and may adversely affect yield to holders of those securities.

      Mortgage loans and contracts with fixed interest rates, except in the case of FHA and VA Loans, generally contain due-on-sale clauses permitting the mortgagee or obligee to accelerate the maturity thereof upon conveyance of the mortgaged property. In most cases, the servicer may permit proposed assumptions of mortgage loans and contracts where the proposed buyer meets the underwriting standards applicable to that mortgage loan or contract. This assumption would have the effect of extending the average life of the mortgage loan or contract.
FHA Loans and VA Loans are not permitted to contain "due on sale" clauses, and are freely assumable.

      An adjustable-rate mortgage loan is assumable, in some circumstances, if the proposed transferee of the related mortgaged property establishes its ability to repay the loan and, in the reasonable judgment of the servicer, the security for the adjustable-rate mortgage loan would not be impaired by the assumption. The extent to which adjustable-rate mortgage loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of the mortgaged properties will affect the weighted average life of the related series of securities. See "Description of the Certificates -- Servicing of Mortgage Loans and Contracts," " --
Enforcement of "Due-on-Sale" Clauses; Realization Upon Defaulted Mortgage
Loans," and "Certain Legal Aspects of the Mortgage Loans and Contracts --
Enforceability of Certain Provisions" for a description of provisions of each agreement and legal developments that may affect the prepayment rate of loans.

      Some of the revolving credit loans are not expected to significantly amortize during the related Repayment Period. As a result, a borrower will, in most cases, be required to pay a substantial principal amount at the maturity of the revolving credit loan. There is a risk that revolving credit loans that require substantial principal payments at maturity may default at maturity, or that the maturity of those mortgage loans may be extended in connection with a workout. Based on the amortization schedule of those mortgage loans, such payment is expected to be the entire or a substantial amount of the original principal balance. Payment of a substantial principal amount at maturity will usually depend on the mortgagor's ability to obtain refinancing of those mortgage loans, to sell the mortgaged property prior to the maturity of that loan or to otherwise have sufficient funds to make that final payment.

      Revolving credit loans may provide for future Draws to be made only in specified minimum amounts, or alternatively may permit Draws to be made by check or through a credit card in any amount. A pool of revolving credit loans subject to the latter terms may be likely to remain outstanding longer with a higher aggregate principal balance than a pool of revolving credit loans with the former terms, because of the relative ease of making new Draws. Furthermore, revolving credit loans may have gross margins that may vary under some circumstances over the term of the loan. In extremely high market interest rate scenarios, securities backed by revolving credit loans with rates subject to substantially higher maximum rates than typically apply to revolving credit loans may experience rates of default and liquidation substantially higher than those that have been experienced on other revolving credit loan pools.

      For any series of securities backed by revolving credit loans, provisions governing whether future Draws on the revolving credit loans will be included in the trust will have a significant effect on the rate

                                       41

and timing of principal payments on the securities. As a result of the payment terms of the revolving credit loans or of the mortgage note provisions relating to future Draws, there may be no principal payments on those securities in any given month. In addition, it is possible that the aggregate Draws on revolving credit loans included in a pool may exceed the aggregate payments of principal on those revolving credit loans for the related period. If specified in the related prospectus supplement, a series of securities may provide for a period during which all or a portion of the principal collections on the revolving credit loans are reinvested in additional balances or are accumulated in a trust account pending commencement of an amortization period relating to the securities.

      For revolving credit loans, due to the unpredictable nature of principal payments, the rates of principal payments for those loans may be more volatile than for typical first lien loans. To the extent these principal payments are being reinvested on Draws on other revolving credit loans in the pool, principal payments will be further reduced.

      The terms of the pooling and servicing agreement related to a specific series generally will require the related subservicer, special servicer, if applicable, or servicer to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying mortgaged property or Cooperative Dwelling; provided, however, that any enforcement action that would impair or threaten to impair any recovery under any related insurance policy will not be required or permitted. See "Description of the Certificates -- Enforcement of "Due-On-Sale" Clauses; Realization Upon
Defaulted Mortgage Loans" and "Certain Legal Aspects of the Mortgage Loans and
Contracts -- The Mortgage Loans" for a description of certain provisions of each pooling and servicing agreement and certain legal developments that may affect the prepayment experience on the related mortgage loans.

      At the request of the related mortgagors, the related servicer or subservicer, as applicable, may refinance the mortgage loans in any mortgage pool by accepting prepayments on those mortgage loans and making new loans secured by a mortgage on the same property. Upon any refinancing, the new loans will not be included in the related mortgage pool and the related servicer or subservicer, as applicable, will be required to repurchase the affected mortgage loan. A mortgagor may be legally entitled to require the related servicer or subservicer, as applicable, to allow a refinancing. Any repurchase of a refinanced mortgage loan will have the same effect as a prepayment in full of the related mortgage loan.

      For any index used in determining the rate of interest applicable to any series of securities or loan rates of the underlying mortgage loans or contracts, there are a number of factors that affect the performance of that index and may cause that index to move in a manner different from other indices.
If an index applicable to a series responds to changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to certificateholders due to those rising interest rates may occur later than that which would be produced by other indices, and in a period of declining rates, that index may remain higher than other market interest rates which may result in a higher level of prepayments of the loans, which adjust in accordance with that index, than of mortgage loans or contracts which adjust in accordance with other indices.

      Mortgage loans made with respect to commercial properties, multifamily properties and Mixed-Use Properties may have provisions that prohibit prepayment entirely or for certain periods and/or require payment of premium or yield maintenance penalties, and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related mortgage loan. Prepayments of such mortgage loans may be affected by these and other factors, including changes in interest rates and the relative tax benefits associated with ownership of commercial property, multifamily property and Mixed-Use Property.

      If stated in the prospectus supplement relating to a specific series, the depositor or other specified entity will have the option to repurchase the assets included in the related trust fund under the conditions stated in the related prospectus supplement. For any series of securities for which the depositor has elected to treat the trust fund as one or more REMICs, any optional repurchase of assets will be effected in compliance with the requirements of Section 860F(a)(4) of the Code so as to constitute a "qualifying liquidation" thereunder. In addition, the depositor will be obligated, under certain circumstances, to repurchase certain assets of the related trust fund.
The sellers will also have certain repurchase obligations, as more fully described in this prospectus. In addition, the mortgage loans underlying
Mortgage Certificates may be subject to repurchase under circumstances similar to those described above.

                                       42

Repurchases of the mortgage loans underlying Mortgage Certificates will have the same effect as prepayments in full. See "The Trust Fund -- Mortgage Loan Program
- -- Representations by Unaffiliated Sellers; Repurchases," "Description of the
Certificates -- Assignment of Mortgage Loans," " -- Assignment of Mortgage
Certificates," " -- Assignment of Contracts" and "--Termination."

                        Description of the Certificates

      Each series of securities will be issued pursuant to an agreement consisting of either:

      o     a pooling and servicing agreement; or

      o     a trust agreement.

A pooling and servicing agreement will be an agreement among the depositor, the servicer, if any, and the trustee named in the applicable prospectus supplement.
A trust agreement will be an agreement between the depositor and the trustee.
Forms of the pooling and servicing agreement and the trust agreement have been filed as exhibits to the Registration Statement of which this prospectus is a part. The following summaries describe all material terms of the securities and the pooling and servicing agreements or trust agreement that are not described in the related prospectus supplement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement or trust agreement for the applicable series and the related prospectus supplement. As to each series of securities, the related agreements will be filed with the
Securities and Exchange Commission in a current report on Form 8-K following the issuance of the securities.

General

The trust fund with respect to a series will consist of:

      o     the mortgage loans, contracts, and Mortgage Certificates and distributions thereon as from time to time are subject to the applicable related pooling and servicing agreement;

      o     the assets as from time to time identified as deposited in the related Certificate Account;

      o     the related property acquired by foreclosure of mortgage loans or deed in lieu of foreclosure, or manufactured homes acquired by repossession;

      o     the surety bond or financial guaranty insurance policy, if any, with respect to that series;

      o     the letter of credit, if any, with respect to that series;

      o     the pool insurance policy, if any, with respect to that series, described below under "Description of Insurance";

      o     the special hazard insurance policy, if any, with respect to that series, described below under "Description of Insurance";

      o     the mortgagor bankruptcy bond and proceeds thereof, if any, with respect to that series, as described below under "Description of
            Insurance";

      o     the performance bond and proceeds thereof, if any, with respect to that series;

      o     the interest rate swap or yield maintenance agreement and proceeds thereof, if any, with respect to that series;

      o     the primary mortgage insurance policies, if any, with respect to that series, as described below under "Description of Insurance";
            and

      o     the GPM Funds and Buy-Down Funds, if any, with respect to that series.

      Upon the original issuance of a series of securities, certificates representing the minimum undivided interest or beneficial ownership interest in the related trust fund or the minimum notional amount allocable to each class will evidence the undivided interest, beneficial ownership interest or percentage ownership interest specified in the related prospectus supplement.

      If stated in the related prospectus supplement, one or more subservicers or the depositor may directly perform some or all of the duties of a servicer with respect to a series.

      If stated in the prospectus supplement for a series, ownership of the trust fund for that series may be evidenced by one or more classes of certificates. Distributions of principal and interest with respect to

                                       43

those classes may be made on a sequential or concurrent basis, as specified in the related prospectus supplement.

      The Residual Certificates, if any, included in a series will be designated by the depositor as the "residual interest" in the related REMIC for purposes of
Section 860G(a)(2) of the Code, and will represent the right to receive distributions as specified in the prospectus supplement for the related series.
All other classes of securities of the related series will constitute "regular interests" in the related REMIC, as defined in the Code. If stated in the related prospectus supplement, the Residual Certificates may be offered hereby and by means of the related prospectus supplement. See "Federal Income Tax
Consequences" in this prospectus.

      If stated in the prospectus supplement for a series, each asset in the related trust fund will be assigned an initial asset value. If stated in the related prospectus supplement, the asset value of each asset in the related trust fund will be the Certificate Principal Balance of each class or classes of certificates of that series that, based upon certain assumptions, can be supported by distributions on the Trust Assets allocable to that class or subclass, together with reinvestment income thereon, to the extent specified in the related prospectus supplement. The method of determining the asset value of the assets in the trust fund for a series will be specified in the related prospectus supplement.

      If stated in the prospectus supplement with respect to a series, ownership of the trust fund for that series may be evidenced by one or more classes or subclasses of securities that are senior securities and one or more classes or subclasses of securities that are subordinated securities, each representing the undivided interests in the trust fund specified in the related prospectus supplement. If stated in the related prospectus supplement, one or more classes or subclasses of subordinated securities of a series may be subordinated to the right of the holders of securities of one or more other classes or subclasses of subordinated securities within that series to receive distributions with respect to the mortgage loans or contracts in the related trust fund, in the manner and to the extent specified in the related prospectus supplement. If stated in the related prospectus supplement, the holders of the senior certificates of that series may have the right to receive a greater than pro rata percentage of prepayments of principal on the related mortgage loans, contracts or mortgage loans underlying the related Mortgage Certificates in the manner and under the circumstances described in the related prospectus supplement.

      In any securitization where mortgage securities are included in a trust fund, unless the mortgage securities are exempt from registration under the
Securities Act of 1933, as amended, the offering of the mortgage securities will be registered if required in accordance with Rule 190 under the Securities Act of 1933. If stated in the related prospectus supplement, the depositor may sell certain classes or subclasses of the certificates of a series, including one or more classes or subclasses of subordinated certificates or Residual
Certificates, in privately negotiated transactions exempt from registration under the Securities Act of 1933, as amended. Certificates sold in one of these privately negotiated exempt transactions will be transferable only pursuant to an effective registration statement or an applicable exemption under the
Securities Act of 1933, as amended, and pursuant to any applicable state law.
Alternatively, if stated in the related prospectus supplement, the depositor may offer one or more classes or subclasses of the subordinated certificates or
Residual Certificates of a series by means of this prospectus and the related prospectus supplement. The certificates of a series offered hereby and by means of the related prospectus supplements will be transferable and exchangeable at the office or agency maintained by the trustee for the purposes set forth in the related prospectus supplement. No service charge will be made for any transfer or exchange of certificates, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge in connection with any transfer or exchange.

Form of Certificates

      As specified in the applicable prospectus supplement, the securities of each series will be issued either as physical securities or in book-entry form.
If issued as physical securities, the securities will be in fully registered form only in the denominations specified in the accompanying prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the certificate registrar appointed under the related pooling and servicing agreement or trust agreement to register the certificates. No service charge will be made for any registration of exchange or transfer of securities, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term certificateholder or

                                       44

holder refers to the entity whose name appears on the records of the certificate registrar or, if applicable, a transfer agent, as the registered holder of the certificate, except as otherwise indicated in the accompanying prospectus supplement.

      If issued in book-entry form, the classes of a series of securities will be initially issued through the book-entry facilities of The Depository Trust
Company, or DTC, or Clearstream Banking, societe anonyme, formerly known as
Cedelbank, SA, or Clearstream, or the Euroclear System in Europe, if they are participants of those systems, or indirectly through organizations which are participants in those systems, or through any other depository or facility as may be specified in the accompanying prospectus supplement. As to any class of book-entry securities so issued, the record holder of those securities will be
DTC's nominee. Clearstream and Euroclear System will hold omnibus positions on behalf of their participants through customers' securities accounts in
Clearstream's and Euroclear System's names on the books of their respective depositaries, which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its DTC participants, which include securities brokers and dealers, banks, trust companies and clearing corporations. DTC together with the Clearstream and Euroclear System participating organizations facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Other institutions that are not participants but indirect participants which clear through or maintain a custodial relationship with participants have indirect access to DTC's clearance system.

      Unless otherwise specified in the accompanying prospectus supplement, no beneficial owner in an interest in any book-entry certificate will be entitled to receive a certificate representing that interest in registered, certificated form, unless either (i) DTC ceases to act as depository for that certificate and a successor depository is not obtained, (ii) the depositor elects, with the consent of the participants, to discontinue the registration of the securities through DTC or (iii) after the occurrence of an event of default with respect to the related series of certificates, beneficial owners of any class of DTC registered certificates representing not less than 51% of the related aggregate
Certificate Principal Balance advise the trustee and DTC through the participants in writing that the continuation of a book-entry system through
DTC, or a successor thereto, is no longer in the best interests of the beneficial owners. Additionally, after the occurrence of an event of default under the related pooling and servicing agreement, any beneficial owner materially and adversely affected by that event of default may, at its option, request and, subject to the procedures set forth in the related pooling and servicing agreement, receive a definitive certificate evidencing that certificate owner's fractional undivided interest in the related class of certificates.

      Prior to any event described in the immediately preceding paragraph, beneficial owners will not be recognized by the trustee, the servicer or the subservicer as holders of the related securities for purposes of the related agreement, and beneficial owners will be able to exercise their rights as owners of their securities only indirectly through DTC, participants and indirect participants. Any beneficial owner that desires to purchase, sell or otherwise transfer any interest in book-entry securities may do so only through DTC, either directly if the beneficial owner is a participant or indirectly through participants and, if applicable, indirect participants. Under the procedures of
DTC, transfers of the beneficial ownership of any book-entry securities will be required to be made in minimum denominations specified in the accompanying prospectus supplement. The ability of a beneficial owner to pledge book-entry securities to persons or entities that are not participants in the DTC system, or to otherwise act with respect to the securities, may be limited because of the lack of physical certificates evidencing the securities and because DTC may act only on behalf of participants.

      Because of time zone differences, the securities account of a Clearstream or Euroclear System participant as a result of a transaction with a DTC participant, other than a depositary holding on behalf of Clearstream or
Euroclear System, will be credited during a subsequent securities settlement processing day, which must be a business day for Clearstream or Euroclear
System, as the case may be, immediately following the DTC settlement date.
Credits or any transactions in those securities settled during this processing will be reported to the relevant Euroclear System participant or Clearstream participants on that business day. Cash received in Clearstream or Euroclear
System as a result of sales of securities by or through a Clearstream participant or Euroclear System participant to a DTC participant, other than the depositary for Clearstream or Euroclear System, will be received with value on the DTC settlement date,

                                       45

but will be available in the relevant Clearstream or Euroclear System cash account only as of the business day following settlement in DTC.

      Transfers between participants will occur in accordance with DTC rules.
Transfers between Clearstream participants and Euroclear System participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear System participants, on the other, will be effected in
DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositaries; however, the cross market transactions will require delivery of instructions to the relevant
European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines defined with respect to European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear System participants may not deliver instructions directly to the depositaries.

      Clearstream, as a professional depository, holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of securities. As a professional depository,
Clearstream is subject to regulation by the Luxembourg Monetary Institute.

      Euroclear System was created to hold securities for participants of
Euroclear System and to clear and settle transactions between Euroclear System participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Euroclear
System operator is the Euroclear Bank S.A./N.V., under contract with the clearance cooperative, Euroclear System Clearance Systems S.C., a Belgian
co-operative corporation. All operations are conducted by the Euroclear System operator, and all Euroclear System securities clearance accounts and Euroclear
System cash accounts are accounts with the Euroclear System operator, not the clearance cooperative.

      The clearance cooperative establishes policy for Euroclear System on behalf of Euroclear System participants. The Euroclear System operator is the
Belgian branch of a New York banking corporation which is a member bank of the
Federal Reserve System. As a result, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking
Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear System operator are governed by the terms and conditions Governing Use of Euroclear System and the related operating procedures of the Euroclear System and applicable Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear
System, withdrawals of securities and cash from Euroclear System, and receipts of payments for securities in Euroclear System. All securities in Euroclear
System are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.

      Distributions on the book-entry securities will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding those payments to participants, each of which will be responsible for disbursing the payments to the beneficial owners it represents or, if applicable, to indirect participants.
Accordingly, beneficial owners may experience delays in the receipt of payments relating to their securities. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of book-entry securities under the related agreement only at the direction of one or more participants to whose account the book-entry securities are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor. DTC may take conflicting actions for any action of certificateholders of any class to the extent that participants authorize those actions. None of the servicer, the subservicer, the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the book-entry securities, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

                                       46

Distributions of Principal and Interest

      Beginning on the date specified in the related prospectus supplement, distributions of principal and interest on the certificates of a series will be made by the servicer or trustee, if stated in the related prospectus supplement, on each distribution date to persons in whose name the certificates are registered at the close of business on the day specified in the related prospectus supplement. Distributions of interest will be calculated in the manner and at the per annum rate specified in the related prospectus supplement, which rate may be fixed or variable. Interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months, or such other method as specified in the related prospectus supplement.
Distributions of principal on the certificates will be made in the priority and manner and in the amounts specified in the related prospectus supplement.

      On each distribution date, the trustee will distribute to each holder of a certificate for each class or subclass an amount equal to:

      o     the product of the Percentage Interest evidenced by that certificate and the interest of the related class or subclass in the
            distribution of principal and the distribution of interest; or

      o     some other amount as described in the related prospectus supplement.

A certificate of a class or subclass may represent a right to receive a percentage of both the distribution of principal and the distribution of interest or a percentage of either the distribution of principal or the distribution of interest, as specified in the related prospectus supplement. If stated in the related prospectus supplement, a class or subclass of certificates may be entitled to interest only or principal only.

      If stated in the related prospectus supplement, the holders of the senior certificates may have the right to receive a percentage of prepayments of principal on the related mortgage loans or contracts that is greater than the percentage of regularly scheduled payment of principal that holder is entitled to receive. These percentages may vary from time to time, subject to the terms and conditions specified in the prospectus supplement.

      Distributions of interest on certain classes or subclasses of certificates, known as Compound Interest Certificates, will be made only after the occurrence of certain events specified in the related prospectus supplement.
Prior to the time distributions of interest are made on those certificates, accrued and unpaid interest, or Accrual Distribution Amount, will be added to the Certificate Principal Balance of those certificates on each distribution date and will accrue interest until paid as described in the related prospectus supplement. If stated in the related prospectus supplement, the Accrual
Distribution Amount will be payable as principal to one or more classes or subclasses of certificates.

      Distributions in reduction of the Certificate Principal Balance of certificates of a series will be made on each distribution date for the related series to the holders of the certificates of the class or subclass then entitled to receive distributions until the aggregate amount of distributions have reduced the Certificate Principal Balance of the certificates to zero.
Allocation of distributions in reduction of Certificate Principal Balance will be made to each class or subclass of certificates in the order and amounts specified in the related prospectus supplement, which, if stated in the related prospectus supplement, may be concurrently.

      The Certificate Principal Balance of a certificate of a series at any time represents the maximum specified dollar amount, exclusive of interest at the related Pass-Through Rate, to which the holder thereof is entitled from the assets in the trust fund for the related series, and will decline to the extent distributions in reduction of Certificate Principal Balance are received by, and losses on the mortgage loans or contracts are allocated to, the certificateholder. The initial Certificate Principal Balance of each class or subclass within a series that has been assigned a Certificate Principal Balance will be specified in the related prospectus supplement.

      Distributions, other than the final distribution in retirement of the certificates, will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register for the related series, except that, with respect to any holder of a certificate meeting the requirements specified in the applicable prospectus supplement, distributions shall be made by wire transfer in immediately available funds, provided that the trustee shall have been furnished with appropriate wiring instructions not less than two business days prior to the related distribution date. The final distribution in retirement of certificates

                                       47

will be made only upon presentation and surrender of the certificates at the office or agency designated by the trustee or the servicer for that purpose, as specified in the final distribution notice to certificateholders.

      Each series of securities may consist of any one or a combination of the following types of classes:

Accretion Directed.......................  A class of securities designated to receive principal payments primarily
                                           from the interest that accrues on
                                           specified Accrual Classes.

Accrual..................................  A class of securities where the accrued interest otherwise payable to
                                           such certificates is allocated to
                                           specified classes of certificates as
                                           principal payments in reduction of
                                           their certificate principal balance.
                                           The certificate principal balance of
                                           the Accrual Class will be increased
                                           to the extent such accrued interest
                                           is so allocated.

Companion................................  A class that receives principal payments on any distribution date
                                           only if scheduled payments have been
                                           made on specified planned principal
                                           classes, targeted principal classes
                                           or scheduled principal classes.

Component................................  A class consisting of "components."
                                           The components of a class of
                                           component securities may have
                                           different principal and/or interest
                                           payment characteristics but together
                                           constitute a single class. Each
                                           component of a class of component
                                           securities may be identified as
                                           falling into one or more of the
                                           categories in this list.

Fixed Rate...............................  A class with an interest rate that is fixed throughout the life of the
                                           class.

Floating Rate............................  A class that receives interest payments based on an interest rate
                                           that fluctuates each payment period
                                           based on a designated index plus a
                                           specified margin.

Interest Only or IO......................  A class of securities with no principal balance and which is not
                                           entitled to principal payments.
                                           Interest usually accrues based on a
                                           specified notional amount.

Inverse Floating Rate....................  A class of securities where the pass-through rate adjusts based on
                                           the excess between a specified rate
                                           and LIBOR or another index.

Lock Out.................................  A class of securities which is
                                           "locked out" of certain payments,
                                           usually principal, for a specified
                                           period of time.

Partial Accrual..........................  A class that accretes a portion of the amount of accrued interest
                                           thereon, which amount will be added
                                           to the principal balance of such
                                           class on each applicable distribution
                                           date, with the remainder of such
                                           accrued interest to be distributed
                                           currently as interest on such class.
                                           Such accretion may continue until a
                                           specified event has occurred or until
                                           such Partial Accrual class is
                                           retired.

Principal Only...........................  A class of securities which is not entitled to interest payments.

Planned Amortization Class or PAC........  A class of securities with a principal balance that is reduced
                                           based on a schedule of principal
                                           balances, assuming a certain range of
                                           prepayment rates on the underlying
                                           assets.

Scheduled Principal......................  A class that is designed to receive principal payments using a
                                           predetermined principal balance
                                           schedule but is not designated as a
                                           Planned Principal Class or Targeted
                                           Principal Class. In many cases, the
                                           schedule is derived by

                                       48

                                           assuming two constant prepayment
                                           rates for the underlying assets.
                                           These two rates are the endpoints for
                                           the "structuring range" for the
                                           scheduled principal class.

Senior Support...........................  A class that absorbs the realized losses other than excess losses that
                                           would otherwise be allocated to a
                                           Super Senior Class after the related
                                           classes of subordinated securities
                                           are no longer outstanding.

Sequential Pay...........................  Classes that receive principal payments in a prescribed sequence,
                                           that do not have predetermined
                                           principal balance schedules and that
                                           under all circumstances receive
                                           payments of principal continuously
                                           from the first distribution date on
                                           which they receive principal until
                                           they are retired. A single class that
                                           receives principal payments before or
                                           after all other classes in the same
                                           series of securities may be
                                           identified as a sequential pay class.

Super Senior.............................  A class that will not bear its proportionate share of realized
                                           losses (other than excess losses) as
                                           its share is directed to another
                                           class, referred to as the "support
                                           class" until the class principal
                                           balance of the support class is
                                           reduced to zero.

Target Amortization or TAC...............  A class of securities with a principal balance that is reduced
                                           based on a scheduled of principal
                                           balances, assuming a certain targeted
                                           rate of prepayments on the related
                                           collateral.

Variable Rate............................  A class with an interest rate that resets periodically and is
                                           calculated by reference to the rate
                                           or rates of interest applicable to
                                           specified assets or instruments
                                           (e.g., the Loan Rates borne by the
                                           underlying loans).

Determination of LIBOR

      With respect to certain of the certificates, the annual interest rates of such certificates are based upon the London Interbank Offered Rate for one-month
United States dollar deposits ("LIBOR") as quoted on Telerate Page 3750 as of
11:00 A.M., London time, on the second LIBOR business day prior to the first day of the related interest accrual period (a "LIBOR Determination Date"). Telerate
Page 3750 means the display designated as page 3750 on the Moneyline Telerate, or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on the page, or any other page as may replace that page on that service, or if the service is no longer offered, or any other service for displaying
LIBOR or comparable rates as may be selected by the trustee or trust administrator, as applicable, after consultation with DLJ Mortgage Capital, the rate will be the reference bank rate. The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trustee or trust administrator, as applicable, after consultation with DLJ Mortgage Capital, as of 11:00 a.m., London time, on the day that is two LIBOR business days prior to the immediately preceding distribution date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate principal balance of related certificates. The trustee or trust administrator, as applicable, will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations.
If on the related date fewer than two quotations are provided, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York
City, selected by the trustee or trust administrator, as applicable, after consultation with DLJ Mortgage Capital, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate class principal balance of the related certificates. If no quotations can be obtained, the rate will

                                       49

be LIBOR for the prior distribution date. LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed. The trustee's or trust administrator's, as applicable, calculation of LIBOR and the resulting pass-through rate on any class of such certificates with respect to any distribution date shall be final and binding in the absence of manifest error.

Assignment of Mortgage Loans

      Pursuant to the pooling and servicing agreement, on the closing date the depositor will sell, transfer, assign, set over and otherwise convey without recourse to the trustee in trust for the benefit of the securityholders all right, title and interest of the depositor in and to each mortgage loan and other assets included in the trust fund, including all principal and interest received on or with respect to such mortgage loans, exclusive of principal and interest due on or prior to the Cut-off Date.

      In connection with such transfer and assignment, except as provided below for some securities backed by Trust Balances of revolving credit loans, the depositor will deliver or cause to be delivered to the trustee, or a custodian for the trustee, a mortgage file for each mortgage loan which will consist of, among other things, the original promissory note, or mortgage note, and any modification or amendment thereto endorsed in blank without recourse (except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost), the original instrument creating a first or second, as applicable, lien on the related mortgaged property, or the mortgage, with evidence of recording indicated thereon, an assignment in recordable form of the mortgage, the title policy, if applicable, or a commitment to issue the title policy with respect to the related mortgaged property and, if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to such mortgage note and mortgage except for any such document not returned from the public recording office, which will be delivered to the trustee or its custodian as soon as the same is available to the depositor. Assignments of the mortgage loans to the trustee or its nominee will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel, such recording is not required to protect the trustee's interest in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the seller. In addition, with respect to any commercial mortgage loans, multifamily mortgage loans and Mixed-Use Mortgage Loans, the depositor will deliver or cause to be delivered to the trustee, or the custodian hereinafter referred to, the assignment of leases, rents and profits, if separate from the mortgage, and an executed re-assignment of assignment of leases, rents and profits.

      For any series of securities backed by Trust Balances of revolving credit loans, the foregoing documents in most cases will have been delivered to an entity specified in the related prospectus supplement. That entity shall hold those documents as or on behalf of the trustee for the benefit of the securityholders, with respect to the Trust Balances of these loans, and on behalf of any other applicable entity with respect to any Excluded Balance of these loans, as their respective interests may appear. In those cases, the review of the related documents need not be performed if a similar review has previously been performed by the entity holding the documents for an Excluded
Balance and that review covered all documentation for the Trust Balance.

      The depositor will cause to be delivered to the trustee, its agent, or a custodian, with respect to any Cooperative Loan, the related original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing statement and the relevant stock certificate and related blank stock powers. The servicer will file in the appropriate office a financing statement evidencing the trustee's security interest in each
Cooperative Loan.

      The trustee or its custodian will review each mortgage file within 90 days of the closing date, or promptly after receipt by the trustee or its custodian of any document permitted to be delivered after such date; and if any document in a mortgage file is found to be missing or defective in a material respect and the seller does not cure such defect within 90 days of notice thereof from the trustee or its custodian or within such longer period not to exceed 720 days after such date in the case of missing documents not returned from the public recording office, the seller will be obligated to repurchase the related mortgage loan from the trust. Rather than repurchase the mortgage loan as provided above, the seller may remove such mortgage loan (a deleted mortgage loan) from the trust and substitute in its place another mortgage

                                       50

loan (a replacement mortgage loan). However, any such substitution occurring more than 90 days after the closing date may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any
REMIC or result in a prohibited transaction tax under the Code; provided, however, that such opinion will not be required if (1) the substitution occurs within two years of the closing date and (2) the substitution occurs with respect to mortgage loans that are "defective" under the Code and the seller delivers to the trustee and the trust administrator an officer's security to that effect. Any replacement mortgage loan generally will, or, if more than one replacement mortgage loan is being substituted for a mortgage loan, generally will have in the aggregate or on a weighted average basis, on the date of substitution, among other characteristics set forth in the pooling and servicing agreement:

      o     have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the deleted mortgage loan (the amount of any shortfall to be deposited by the seller and held for distribution to the securityholders on the related distribution date);

      o     have a current mortgage rate not lower than, and not more than 1%
            per annum higher than, that of the deleted mortgage loan, have a maximum mortgage rate and minimum mortgage rate not less than the respective rate for the deleted mortgage loan, have the same index as the deleted mortgage loan and a margin equal to or greater than the deleted mortgage loan;

      o     have an LTV, or if applicable, a CLTV, ratio not higher than that of the deleted mortgage loan;

      o     have a remaining term to maturity not more than one year greater than or less than that of the deleted mortgage loan provided that the remaining term to maturity of any such mortgage loan shall be no greater than the last maturing mortgage loan in the trust
            immediately prior to any substitution; and

      o     comply with all of the representations and warranties set forth in the pooling and servicing agreement as of the date of substitution.

      This cure, repurchase or substitution obligation constitutes the sole remedy available to securityholders or the trustee for omission of, or a material defect in, a mortgage loan document.

      Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the trustee and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of that mortgage, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS(R) System. In addition, the mortgages for some of the mortgage loans in the trust that are not already held through the MERS(R) System may, at the discretion of a servicer, in the future be held through the MERS(R) System. For any mortgage held through the MERS(R) System, the mortgage is recorded in the name of Mortgage Electronic Registration
Systems, Inc., or MERS, as nominee for the owner of the mortgage loans and subsequent assignments of the mortgage were, or in the future may be, at the discretion of a servicer, registered electronically through the MERS(R) System.
For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan.

      If stated in the applicable prospectus supplement, with respect to the mortgage loans in a mortgage pool, the depositor or the seller will make representations and warranties as to the types and geographical distribution of the related mortgage loans and as to the accuracy in all material respects of certain information furnished to the trustee in respect of each mortgage loan.
In addition, if stated in the related prospectus supplement, the depositor will represent and warrant that, as of the Cut-off Date for the related series of certificates, no mortgage loan is more than 30 days delinquent as to payment of principal and interest. Upon a breach of any representation or warranty by the depositor or the seller that materially and adversely affects the interest of the certificateholders, the depositor or the seller, as applicable, will be obligated either to cure the breach in all material respects or to purchase the mortgage loan at the purchase price set forth in the previous paragraph. In some cases, the depositor or the seller may substitute for mortgage loans as described in the succeeding paragraph. This repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation or warranty by the depositor or the seller.

                                       51

      Within the period specified in the related prospectus supplement, following the date of issuance of a series of certificates, the depositor, the servicer, sellers unaffiliated with the depositor or the related subservicer, as the case may be, may deliver to the trustee substitute mortgage loans in substitution for any one or more of the mortgage loans initially included in the trust fund but which do not conform in one or more respects to the description thereof contained in the related prospectus supplement, or as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the certificateholders. The required characteristics of any substitute mortgage loan and any additional restrictions relating to the substitution of mortgage loans will generally be as described in this prospectus under "The Trust Fund -- Representations by Unaffiliated
Sellers; Repurchases."

      If stated in related prospectus supplement, mortgage loans may be transferred to the trust fund with documentation of defects or omissions, such as missing notes or mortgages or missing title insurance policies. If stated in the related prospectus supplement, none of the seller, the depositor or any other person will be required to cure those defects or repurchase those mortgage loans if the defect or omission is not cured.

      The trustee will be authorized, with the consent of the depositor and the servicer, to appoint a custodian pursuant to a custodial agreement to maintain possession of documents relating to the mortgage loans as the agent of the trustee.

      Pursuant to each pooling and servicing agreement, the servicer, either directly or through subservicers, or a special servicer, if applicable, will service and administer the mortgage loans assigned to the trustee as more fully set forth below. The special servicer may also be a party to the pooling and servicing agreement with respect to a series of certificates, in which case the related prospectus supplement shall set forth the duties and responsibilities of the special servicer thereunder.

Assignment of Contracts

      The depositor will cause the contracts constituting the contract pool to be assigned to the trustee, together with principal and interest due on or with respect to the contracts after the Cut-off Date, but not including principal and interest due on or before the Cut-off Date. If the depositor is unable to obtain a perfected security interest in a contract prior to transfer and assignment to the trustee, the related unaffiliated seller will be obligated to repurchase that contract. The trustee, concurrently with an assignment of contracts, will authenticate and deliver the certificates for that series. Each contract will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. That contract schedule will specify, with respect to each contract, among other things:

      o     the original principal amount and the adjusted principal balance as of the close of business on the Cut-off Date;

      o     the annual percentage rate;

      o     the current scheduled monthly level payment of principal and interest; and

      o     the maturity of the contract.

      In addition, in most cases the depositor, as to each contract, will deliver or cause to be delivered to the trustee, or, as specified in the related prospectus supplement, the custodian, the original contract and copies of documents and instruments related to each contract and the security interest in the manufactured home securing each contract. In other cases, the contract and other documents and instruments may be retained by sellers unaffiliated with the depositor or the servicer under the circumstances described in the related prospectus supplement. In order to give notice of the right, title and interest of the certificateholders to the contracts, the depositor will cause a UCC-1 financing statement to be filed identifying the trustee as the secured party and identifying all contracts as collateral. If stated in the related prospectus supplement, the contracts will be stamped or otherwise marked to reflect their assignment from the depositor to the trust fund. However, in most cases the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trust fund. Therefore, if a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment to the trustee, the interest of the certificateholders in the contracts could be defeated. See "Certain Legal Aspects of Mortgage Loans and
Contracts -- The Contracts" in this prospectus.

                                       52

      The trustee, or a custodian on behalf of the trustee, will review the contract documents within the number of days specified in the related prospectus supplement after receipt thereof. If any contract document is found to be defective in any material respect, the related seller unaffiliated with the depositor must cure that defect within 90 days, or within some other period that is specified in the related prospectus supplement. If the defect is not cured, the related seller will repurchase the related contract or any property acquired in respect thereof from the trustee at a price equal to:

      o     the remaining unpaid principal balance of the defective contract; or

      o     in the case of a repossessed manufactured home, the unpaid principal balance of the defective contract immediately prior to the repossession; or

      o     in the case of a series as to which an election has been made to treat the related trust fund as a REMIC, at some other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code;

in each case together with accrued but unpaid interest to the first day of the month following repurchase, plus any unreimbursed Advances respecting the defective contract. The repurchase obligation constitutes the sole remedy available to the certificateholders or the trustee for a material defect in a contract document.

      If stated in the related prospectus supplement, each seller of contracts will have represented, among other things, that:

      o     immediately prior to the transfer and assignment of the contracts, the seller unaffiliated with the depositor had good title to, and was the sole owner of each contract and there had been no other sale or assignment thereof;

      o     as of the date of the transfer to the depositor, the contracts are subject to no offsets, defenses or counterclaims;

      o     each contract at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and disclosure laws;

      o     as of the date of the transfer to the depositor, each contract is a valid first lien on the related manufactured home and the related manufactured home is free of material damage and is in good repair;

      o     as of the date of the transfer to the depositor, no contract is more than 30 days delinquent in payment and there are no delinquent tax or assessment liens against the related manufactured home; and

      o     with respect to each contract, the manufactured home securing the contract is covered by a standard hazard insurance policy in the amount required in the related pooling and servicing agreement and that all premiums now due on the insurance have been paid in full.

      All of the representations and warranties of a seller in respect of a contract will have been made as of the date on which that seller sold the contract to the depositor or its affiliate, which may be a date prior to the date of initial issuance of the related series of certificates. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of certificates. Since the representations and warranties referred to in the preceding paragraph are the only representations and warranties that will be made by a seller, the seller's repurchase obligation described below will not arise if, during the period commencing on the date of sale of a contract by the seller to the depositor or its affiliate, the relevant event occurs that would have given rise to the repurchase obligation had the event occurred prior to sale of the affected contract.

      If a seller cannot cure a breach of any representation or warranty made by it in respect of a contract that materially and adversely affects the interest of the certificateholders in that contract within 90 days, or other period specified in the related prospectus supplement, after notice from the servicer, the related seller will be obligated to repurchase the defective contract at a price equal to:

      o     the principal balance thereof as of the date of the repurchase; or

                                       53

      o     in the case of a series as to which an election has been made to treat the related trust fund as a REMIC, at some other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code;

in each case together with accrued and unpaid interest to the first day of the month following repurchase, plus the amount of any unreimbursed Advances in respect of the defective contract. The servicer will be required under the applicable pooling and servicing agreement to enforce this obligation for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of the contract. This repurchase obligation will constitute the sole remedy available to certificateholders or the trustee for a breach of representation by a seller unaffiliated with the depositor.

      Neither the depositor nor the servicer will be obligated to purchase a contract if a seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase obligations with respect to defective contracts. However, to the extent that a breach of the representations and warranties of a seller may also constitute a breach of a representation made by the depositor, the depositor may have a purchase obligation as described in this prospectus under "The Trust Fund -- The Contract
Pools."

      If stated in the related prospectus supplement, the depositor may make certain limited representations with respect to the contracts.

Assignment of Mortgage Certificates

      Pursuant to the applicable pooling and servicing agreement for a series of certificates that includes Mortgage Certificates in the related trust fund, the depositor will cause the Mortgage Certificates to be transferred to the trustee together with all principal and interest distributed on those Mortgage
Certificates after the Cut-off Date. Each Mortgage Certificate included in a trust fund will be identified in a schedule appearing as an exhibit to the applicable pooling and servicing agreement. The schedule will include information as to the principal balance of each Mortgage Certificate as of the date of issuance of the certificates and its interest rate, maturity and original principal balance. In addition, steps will be taken by the depositor as are necessary to cause the trustee to become the registered owner of each
Mortgage Certificate which is included in a trust fund and to provide for all distributions on each Mortgage Certificate to be made directly to the trustee.

      In connection with the assignment of Mortgage Certificates to the trustee, the depositor will make certain representations and warranties in the related pooling and servicing agreement as to, among other things, its ownership of the
Mortgage Certificates. In the event that these representations and warranties are breached, and the breach or breaches adversely affect the interests of the certificateholders in the Mortgage Certificates, the depositor will be required to repurchase the affected Mortgage Certificates at a price equal to the principal balance thereof as of the date of purchase together with accrued and unpaid interest thereon at the related pass-through rate to the distribution date for the Mortgage Certificates. The Mortgage Certificates with respect to a series may also be subject to repurchase, in whole but not in part, under the circumstances and in the manner described in the related prospectus supplement.
Any amounts received in respect of repurchases of Mortgage Certificates will be distributed to certificateholders on the immediately succeeding distribution date or such other date described in the related prospectus supplement.

      The applicable prospectus supplement will describe the characteristics of the mortgage loans and contracts underlying the Mortgage Certificates.

      If stated in the related prospectus supplement, within the specified period following the date of issuance of a series of certificates, the depositor may, in lieu of the repurchase obligation set forth above, and in certain other circumstances, deliver to the trustee new Mortgage Certificates in substitution for any one or more of the Mortgage Certificates initially included in the trust fund. The required characteristics or any such substitute Mortgage Certificates and any additional restrictions relating to the substitution of Mortgage
Certificates will be set forth in the related prospectus supplement.

                                       54

Servicing of Mortgage Loans and Contracts

      Each seller of a mortgage loan or a contract may act as the servicer for the related mortgage loan or contract pursuant to a pooling and servicing agreement. A representative form of pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The following description does not purport to be complete and is qualified in its entirety by reference to the pooling and servicing agreement entered into by the servicer, the subservicer, the depositor and the trustee. If a servicer is appointed pursuant to a separate servicing agreement, that agreement will contain servicing provisions generally consistent with the provisions described in this prospectus and will not contain any terms that are inconsistent with the related pooling and servicing agreement or other agreement that governs the servicing responsibilities of the servicer, as specified in the related prospectus supplement..

      Any servicer will be required to perform the customary functions of a servicer, including:

      o     collection of payments from mortgagors and obligors and remittance of collections to the servicer;

      o     maintenance of primary mortgage, hazard insurance, FHA insurance and
            VA guarantees and filing and settlement of claims under those policies;

      o     maintenance of escrow accounts of mortgagors and obligors for payment of taxes, insurance, and other items required to be paid by the mortgagor pursuant to terms of the related mortgage loan or the obligor pursuant to the related contract;

      o     processing of assumptions or substitutions;

      o     attempting to cure delinquencies;

      o     supervising foreclosures or repossessions;

      o     inspection and management of mortgaged properties, Cooperative
            Dwellings or manufactured homes under certain circumstances; and

      o     maintaining accounting records relating to the mortgage loans and contracts.

      A servicer may delegate its servicing obligations to third-party subservicers, but will continue to be responsible for the servicing of the mortgage loans or contracts pursuant to the related pooling and servicing agreement.

      A servicer or subservicer will also be obligated to make Advances in respect of delinquent installments of principal and interest on mortgage loans and contracts, as described more fully in this prospectus under "-- Payments on
Mortgage Loans" and " -- Payments on Contracts," and in respect of certain taxes and insurance premiums not paid on a timely basis by mortgagors and obligors.

      As compensation for its servicing duties, a servicer or subservicer will be entitled to amounts from payments with respect to the mortgage loans and contracts serviced by it. A servicer or subservicer will also be entitled to collect and retain, as part of its servicing compensation, certain fees and late charges provided in the Mortgage Note or related instruments. A subservicer will be reimbursed by the servicer for certain expenditures that it makes, generally to the same extent that the servicer would be reimbursed under the applicable pooling and servicing agreement.

Payments on Mortgage Loans

      The servicer will establish and maintain a Certificate Account in connection with each series. The Certificate Account may be maintained with a depository institution that is an affiliate of the servicer.

      The servicer will deposit in the Certificate Account for each series of certificates on a daily basis the following payments and collections received or made by it subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, in the manner set forth in the related prospectus supplement:

      o     all payments on account of principal, including principal
            prepayments, on the related mortgage loans, net of any portion of payments that represent unreimbursed or unrecoverable Advances made by the related servicer or subservicer;

      o     all payments on account of interest on the related mortgage loans, net of any portion thereof retained by the servicer or subservicer, if any, as its servicing fee;

                                       55

      o     all Insurance Proceeds;

      o     all Liquidation Proceeds, net of expenses of liquidation, unpaid servicing compensation with respect to the related mortgage loans and unreimbursed or unrecoverable Advances made by the servicers or subservicers of the related mortgage loans;

      o     all payments under the financial guaranty insurance policy, surety bond or letter of credit, if any, with respect to that series;

      o     all amounts required to be deposited in the Certificate Account from the reserve fund, if any, for that series;

      o     any Advances made by a subservicer or the servicer, as described in this prospectus under "-- Advances";

      o     any Buy-Down Funds, and, if applicable, investment earnings thereon, required to be deposited in the Certificate Account, as described below; and

      o     all proceeds of any mortgage loan repurchased by the servicer, the depositor, any subservicer or any seller unaffiliated with the depositor, as described in this prospectus under "The Trust Fund --
            Mortgage Loan Program -- Representations by Unaffiliated Sellers;
            Repurchases" or " -- Assignment of Mortgage Loans" or repurchased by the depositor as described in this prospectus under "--
            Termination".

      If stated in the applicable prospectus supplement, the servicer, in lieu of establishing a Certificate Account, may instead establish a Custodial
Account. If the servicer elects to establish a Custodial Account, amounts in that Custodial Account, after making the required deposits and withdrawals specified in this section " -- Payments on Mortgage Loans," shall be remitted to the Certificate Account maintained by the trustee for distribution to certificateholders in the manner set forth in this prospectus and in the related prospectus supplement. The servicer will also be required to advance any monthly installment of principal and interest that was not timely received, less its servicing fee, provided that this requirement shall only apply to the extent the servicer determines in good faith any advance will be recoverable out of insurance proceeds, proceeds of the liquidation of the related mortgage loans or otherwise.

      In those cases where a subservicer is servicing a mortgage loan pursuant to a subservicing agreement, the subservicer will establish and maintain a
Servicing Account that will comply with either the standards set forth for a
Custodial Account or, subject to the conditions set forth in the servicing related pooling and servicing agreement, meeting the requirements of the related
Rating Agency, and that is otherwise acceptable to the servicer. The subservicer will be required to deposit into the Servicing Account on a daily basis all amounts enumerated above in respect of the mortgage loans received by the subservicer, less its servicing compensation. On the date specified in the servicing related pooling and servicing agreement, the subservicer shall remit to the servicer all funds held in the Servicing Account with respect to each mortgage loan. Any payments or other amounts collected by a special servicer with respect to any specially serviced mortgage loans will be deposited by the related special servicer as set forth in the related prospectus supplement.

      With respect to each series which contains Buy-Down Loans, if stated in the related prospectus supplement, the servicer or the related subservicer will establish a Buy-Down Fund. Amounts on deposit in the Buy-Down Fund, together with investment earnings thereon if specified in the applicable prospectus supplement, will be used to support the full monthly payments due on the related
Buy-Down Loans on a level debt service basis. Neither the servicer nor the depositor will be obligated to add to the Buy-Down Fund should investment earnings prove insufficient to maintain the scheduled level of payments on the
Buy-Down Loans. To the extent that any insufficiency is not recoverable from the mortgagor under the terms of the related Mortgage Note, distributions to certificateholders will be affected. With respect to each Buy-Down Loan, the servicer will withdraw from the Buy-Down Fund and deposit in the Certificate
Account on or before each distribution date the amount, if any, for each
Buy-Down Loan that, when added to the amount due on that date from the mortgagor on the related Buy-Down Loan, equals the full monthly payment that would be due on the Buy-Down Loan if it were not subject to a buy-down plan.

      If stated in the prospectus supplement with respect to a series, in lieu of, or in addition to the foregoing, the depositor may deliver cash, a letter of credit or a guaranteed investment contract to the

                                       56

trustee to fund the Buy-Down Fund for that series, which shall be drawn upon by the trustee in the manner and at the times specified in the related prospectus supplement.

Payments on Contracts

      A Certificate Account meeting the requirements set forth under
"Description of the Certificates -- Payments on Mortgage Loans" will be established in the name of the trustee.

      There will be deposited in the Certificate Account or a Custodial Account on a daily basis the following payments and collections received or made by it subsequent to the Cut-off Date, including scheduled payments of principal and interest due after the Cut-off Date but received by the servicer on or before the Cut-off Date:

      o     all obligor payments on account of principal, including principal prepayments, on the contracts;

      o     all obligor payments on account of interest on the contracts, net of the servicing fee;

      o     all Liquidation Proceeds received with respect to contracts or property acquired in respect thereof by foreclosure or otherwise;

      o     all Insurance Proceeds received with respect to any contract, other than proceeds to be applied to the restoration or repair of the manufactured home or released to the obligor;

      o     any Advances made as described under " -- Advances" and certain other amounts required under the pooling and servicing agreement to be deposited in the Certificate Account;

      o     all amounts received from any credit support provided with respect to a series of certificates;

      o     all proceeds of any contract or property acquired in respect thereof repurchased by the servicer, the depositor or otherwise as described above or under " -- Termination" below; and

      o     all amounts, if any, required to be transferred to the Certificate
            Account from the reserve fund.

Collection of Payments on Mortgage Certificates

      The Mortgage Certificates included in the trust fund with respect to a series of certificates will be registered in the name of the trustee so that all distributions thereon will be made directly to the trustee. The pooling and servicing agreement will require the trustee, if it has not received a distribution with respect to any Mortgage Certificate by the second business day after the date on which that distribution was due and payable pursuant to the terms of the Mortgage Certificate, to request the issuer or guarantor, if any, of the Mortgage Certificate to make payment as promptly as possible and legally permitted and to take whatever legal action against the related issuer or guarantor as the trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of any legal action will be reimbursable to the trustee out of the proceeds of any action and will be retained by the trustee prior to the deposit of any remaining proceeds in the Certificate Account pending distribution thereof to certificateholders of the affected series. In the event that the trustee has reason to believe that the proceeds of any legal action may be insufficient to reimburse it for its projected legal fees and expenses, the trustee will notify the related certificateholders that it is not obligated to pursue any available remedies unless adequate indemnity for its legal fees and expenses is provided by those certificateholders.

Distributions on Certificates

      On each distribution date with respect to a series of certificates, the servicer will withdraw from the applicable Certificate Account funds on deposit in that Certificate Account and distribute, or, if stated in the applicable prospectus supplement, will withdraw from the Custodial Account funds on deposit in that Custodial Account and remit to the trustee, who will distribute, those funds to certificateholders of record on the applicable Record Date. The distributions shall occur in the manner described in this prospectus under
"Description of the Certificates -- Distributions of Principal and Interest" and
in the related prospectus supplement. Those funds shall consist of the aggregate of all previously undistributed payments on account of principal, including principal prepayments, Insurance Proceeds and Liquidation Proceeds, if any, and
interest received after the Cut-off Date and on or prior to the applicable
Determination Date, except:

                                       57

      o     all payments that were due on or before the Cut-off Date;

      o     all principal prepayments received during the month of distribution and all payments of principal and interest due after the related Due
            Period;

      o     all payments which represent early receipt, other than prepayments, of scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of distribution;

      o     amounts received on particular mortgage loans or contracts as late payments of principal or interest and respecting which the servicer has made an unreimbursed Advance;

      o     amounts representing reimbursement for previously unreimbursed expenses incurred or Advances made by the servicer or subservicer;

      o     amounts to pay the servicer or any subservicer for the funding of any Draws made on revolving credit loans, if applicable; and

      o     that portion of each collection of interest on a particular mortgage loan in the related mortgage pool or on a particular contract in the related contract pool that represents:

            (1)   servicing compensation to the servicer and, if applicable, the special servicer; or

            (2)   amounts payable to the entity or entities specified in the applicable prospectus supplement or permitted withdrawals from the Certificate Account out of payments under the financial guaranty insurance policy, surety bond or letter of credit, if any, with respect to the series.

      No later than the business day immediately preceding the distribution date for a series of certificates, the servicer will furnish a statement to the trustee setting forth the information that is necessary for the trustee to determine the amount of distributions to be made on the certificates and a statement setting forth certain information with respect to the mortgage loans or contracts.

      If stated in the applicable prospectus supplement, the trustee will establish and maintain the Certificate Account for the benefit of the holders of the certificates of the related series in which the trustee shall deposit, as soon as practicable after receipt, each distribution made to the trustee by the servicer, as set forth above, with respect to the mortgage loans or contracts, any distribution received by the trustee with respect to the Mortgage
Certificates, if any, included in the trust fund and deposits from any reserve fund or GPM Fund. If stated in the applicable prospectus supplement, prior to making any distributions to certificateholders, any portion of the distribution on the Mortgage Certificates that represents servicing compensation, if any, payable to the trustee shall be deducted and paid to the trustee.

      Funds on deposit in the Certificate Account may be invested in Eligible
Investments maturing in general not later than the business day preceding the next distribution date. All income and gain realized from any investment will be for the benefit of the servicer, or other entity if stated in the applicable prospectus supplement. The servicer or other entity will be required to deposit the amount of any losses incurred with respect to investments out of its own funds, when realized. The servicer or other entity will have sole discretion to determine the particular investments made so long as it complies with the investment terms of the related pooling and servicing agreement or the related servicing agreement.

      The timing and method of distribution of funds in the Certificate Account to classes or subclasses of certificates having differing terms, whether subordinated or not, to the extent not described in this prospectus, will be set forth in the related prospectus supplement.

Special Distributions

      To the extent specified in the prospectus supplement relating to a series of certificates, one or more classes of certificates that do not provide for monthly distribution dates may receive special distributions in reduction of
Certificate Principal Balance in any month, other than a month in which a distribution date occurs, if, as a result of principal prepayments on the assets in the related trust fund and/or low reinvestment yields, the trustee determines, based on assumptions specified in the related pooling and servicing agreement, that the amount of cash anticipated to be on deposit in the
Certificate Account on the next distribution date for that series and available to be distributed to the holders of the certificates of those classes or subclasses may be less than the sum of:

                                       58

      o     the interest scheduled to be distributed to holders of the certificates of those classes or subclasses; and

      o     the amount to be distributed in reduction of Certificate Principal
            Balance on those certificates on that distribution date.

Any special distributions will be made in the same priority and manner as distributions in reduction of Certificate Principal Balance would be made on the next distribution date.

Reports to Certificateholders

      The servicer or the trustee will include with each distribution to certificateholders of record of the related series, or within a reasonable time thereafter, a statement generally setting forth, among other things, the following information, if applicable:

      (1)   to each holder of a certificate, the amount of the related distribution allocable to principal of the assets of the related trust fund (by class), separately identifying the aggregate amount of any prepayments of principal on the related mortgage loans, contracts or mortgage loans underlying the related Mortgage
            Certificates included in that trust fund, and the portion, if any, advanced by the servicer or a subservicer;

      (2)   to each holder of a certificate, the amount of the related distribution allocable to interest on the assets of the related trust fund (by class and by any shortfalls or carry-forwards) and the portion, if any, advanced by the servicer or a subservicer;

      (3)   in the case of a series of certificates with a variable Pass-Through
            Rate, the Pass-Through Rate applicable to the distribution;

      (4)   the total cash flows received and the general sources thereof;

      (5)   the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

      (6)   the book value of any collateral acquired by the mortgage pool or contract pool through foreclosure, repossession or otherwise;

      (7)   the number and aggregate principal amount of mortgage loans or contracts one month, two months, and three or more delinquent;

      (8)   the remaining balance, if any, in the pre-funding account;

      (9)   the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

      (10)  the amount, accrued or paid in respect of any credit enhancement or other support, including the payee and the general purpose of such payment;

      (11)  the amount of, if any, of excess cash flow or excess spread and the application of such excess cash flow;

      (12)  interest rates, as applicable, to the pool assets and securities;

      (13)  the beginning and ending balance of the reserve fund or similar account, if any, together with any material activity;

      (14)  the amounts drawn on any credit enhancement, or other support, and the amount of coverage remaining under any enhancement;

      (15)  the aggregate unpaid principal balance of the assets of the related trust fund as of a date not earlier than the distribution date after giving effect to payments of principal distributed to
            certificateholders on the distribution date;

      (16)  number and amount of pool assets, together with updated pool composition information;

      (17)  the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances at the close of business on the distribution date, and the general source of funds for reimbursements;

      (18)  if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

                                       59

      (19)  material breaches of pool asset representation or warranties or transaction covenants;

      (20)  information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the prospectus supplement and whether the trigger was met;

      (21)  information regarding any new issuance of securities backed by the same asset pool, any pool asset changes, such as additions or removals in connection with a prefunding and pool asset
            substitutions and repurchases, and cash flows available for future purchases, such as the balances of any prefunding, if applicable;

      (22)  any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select new pool assets;

      (23)  the number and aggregate principal balance of any mortgage loans in the related mortgage pool in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent,
            (C) three or more scheduled payments are delinquent and (D)
            foreclosure proceedings have been commenced, and loss information for the period;

      (24)  whether such loans are closed-end loans and/or revolving credit loans;

      (25)  in the case of revolving credit loans, the general payments and credit line terms of those loans and other pertinent features;

      (25)  the special hazard amount, fraud loss amount and bankruptcy amount, if applicable, as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts; and

      (26)  with respect to any series of securities as to which the trust fund includes mortgage securities, additional information as required under the related agreement and specified in the related prospectus supplement.

      In addition, within a reasonable period of time after the end of each calendar year, the servicer, or the trustee, if specified in the applicable prospectus supplement, will cause to be furnished to each certificateholder of record at any time during that calendar year a report as to the aggregate of amounts reported pursuant to (1) and (2) above and other information as in the judgment of the servicer or the trustee, as the case may be, is needed for the certificateholder to prepare its tax return, as applicable, for that calendar year or, in the event such person was a certificateholder of record during a portion of that calendar year, for the applicable portion of that year. Reports, whether monthly or annual, will be transmitted in paper format to the holder of record of the class of securities contemporaneously with the distribution on that particular class. In addition, the monthly reports will be posted on a website as described below under "Additional Information" and "Reports to
Certificateholders."

Modifications

      In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if in the servicer's determination such modification is not materially adverse to the interests of the certificateholders (taking into account any estimated realized loss that might result absent such action), the servicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure. However, the servicer's ability to perform servicing modifications will be subject to some limitations, including but not limited to the following. Such modification shall not change the mortgage rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related mortgage loan or except in connection with principal prepayments to the extent that such reamortization is not inconsistent with the terms of the mortgage loan, or increase the principal balance). The final maturity of any mortgage loan shall not be extended beyond the assumed final distribution date. In no event shall a modification reduce the interest rate on a mortgage loan below the rate at which the servicing fee with respect to such mortgage loan accrues. No modification will be granted without the prior written consent of the credit insurer provider if so required in any credit insurance policy. In the event any such modification permits the deferment of principal and interest payment on any mortgage loan, the related servicer shall make
Advances on the related mortgage loan in accordance with the provisions of the

                                       60

related pooling and servicing agreement during the scheduled period in accordance with the amortization schedule of such mortgage loan without modification therof by reason of such arrangements.

Advances

      If stated in the related prospectus supplement, each subservicer and the servicer, with respect to mortgage loans or contracts serviced by it and with respect to Advances required to be made by the subservicers that were not so made, will be obligated to advance funds in an amount equal to the aggregate scheduled installments of payments of principal and interest, as reduced by the servicing fee, that were due on the due date with respect to a mortgage loan or contract and that were delinquent, as of the close of business on the date specified in the pooling and servicing agreement, to be remitted no later than the close of business on the business day immediately preceding the distribution date, subject to their respective determinations that such advances are reimbursable under any financial guaranty insurance policy, surety bond, letter of credit, pool insurance policy, primary mortgage insurance policy, mortgagor bankruptcy bond, from cash in the reserve fund, or liquidation proceeds from the mortgage loan or contracts. In making Advances, the subservicers and servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to the certificateholders, rather than to guarantee or insure against losses. Any Advances are reimbursable to the subservicer or servicer out of related recoveries on the mortgage loans respecting which those amounts were advanced. In addition, Advances are reimbursable from cash in the reserve fund, the Servicing or Certificate Accounts to the extent that the subservicer or the servicer, as the case may be, shall determine that any Advances previously made are not ultimately recoverable from other sources.

      The subservicers and the servicer generally will also be obligated to make advances in respect of certain taxes, insurance premiums and, if applicable, property protection expenses not paid by mortgagors or obligors on a timely basis and, to the extent deemed recoverable, foreclosure costs, including reasonable attorney's fees. "Property protection expenses" comprise certain costs and expenses incurred in connection with defaulted mortgage loans, acquiring title or management of REO Property or the sale of defaulted mortgage loans or REO Properties, as more fully described in the related prospectus supplement. Funds so advanced are reimbursable out of recoveries on the related mortgage loans. This right of reimbursement for any advance by the servicer or subservicer will be prior to the rights of the certificateholders to receive any amounts recovered with respect to the related mortgage loans or contracts. If stated in the applicable prospectus supplement, the subservicers and the servicer will also be required to advance an amount necessary to provide a full month's interest, adjusted to the applicable Pass-Through Rate, in connection with full or partial prepayments of the mortgage loans or contracts. Those
Advances will not be reimbursable to the subservicers or the servicer.

Collection and Other Servicing Procedures

      The servicer will be responsible for servicing the mortgage loans pursuant to the related pooling and servicing agreement for the related series. The servicer may subcontract the servicing of all or a portion of the mortgage loans to one or more subservicers and may subcontract the servicing of certain commercial mortgage loans, multifamily mortgage loans and/or Mixed-Use Mortgage
Loans that are in default or otherwise require special servicing to a special servicer, and certain information with respect to the special servicer will be set forth in the related prospectus supplement. Any subservicer or any special servicer may be an affiliate of the depositor and may have other business relationships with depositor and its affiliates.

      The servicer, directly or through the subservicers or a special servicer, as the case may be, will make reasonable efforts to collect all payments called for under the mortgage loans or contracts and will, consistent with the applicable pooling and servicing agreement and any applicable financial guaranty insurance policy, surety bond, letter of credit, pool insurance policy, special hazard insurance policy, primary mortgage insurance policy, or mortgagor bankruptcy bond, follow the collection procedures it follows with respect to mortgage loans or contracts serviced by it that are comparable to the mortgage loans or contracts, except when, in the case of FHA or VA Loans, applicable regulations require otherwise. Consistent with the above, the servicer may, in its discretion, waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a mortgage loan or

                                       61

contract or extend the due dates for payments due on a Mortgage Note or contract for a period of not greater than 270 days, provided that the potential cash flow from the pool assets or the insurance coverage for that mortgage loan or contract or the coverage provided by any financial guaranty insurance policy, surety bond or letter of credit, will not be adversely affected. In addition, the servicer of a revolving credit loan may increase the credit limit or extend the Draw Period applicable to any revolving credit loan subject to the limitations described in the related agreement.

      Under the related pooling and servicing agreement, the servicer, either directly or through subservicers or a special servicer, to the extent permitted by law, may establish and maintain an escrow in which mortgagors or obligors will be required to deposit amounts sufficient to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items. This obligation may be satisfied by the provision of insurance coverage against loss occasioned by the failure to escrow insurance premiums rather than causing escrows to be made. The special servicer, if any, will be required to remit amounts received for the purposes described in this paragraph on mortgage loans serviced by it for deposit in the related escrow account, and will be entitled to direct the servicer to make withdrawals from that escrow account as may be required for servicing of the related mortgage loans. Withdrawals from an escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to mortgagors or obligors amounts determined to be overages, to pay interest to mortgagors or obligors on balances in that escrow account, if required, and to clear and terminate that escrow account. The servicer will be responsible for the administration of each escrow account and will be obliged to make advances to those accounts when a deficiency exists in any of those escrow accounts. Alternatively, in lieu of establishing an escrow account, the servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the related Rating Agency, covering loss occasioned by the failure to escrow such amounts.

Standard Hazard Insurance

      Except to the extent specified in a related prospectus supplement, the terms of each pooling and servicing agreement will require the servicer or the special servicer, if any, to cause to be maintained for each mortgage loan or contract that it services, and the servicer will be required to maintain for each mortgage loan or contract serviced by it directly, a policy of standard hazard insurance covering the mortgaged property underlying the related mortgage loan or manufactured home underlying the related contract in an amount at least equal to the maximum insurable value of the improvements securing the related mortgage loan or contract or the principal balance of the related mortgage loan or contract, whichever is less.

      Each subservicer, the special servicer, if any, or the servicer, as the case may be, shall also be required to maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any mortgage loan or contract, a standard hazard insurance policy. Any amounts collected by the subservicer, the special servicer, if any, or the servicer under those policies, other than amounts to be applied to the restoration or repair of the mortgaged property or manufactured home or released to the borrower in accordance with normal servicing procedures, shall be deposited in the related Servicing Account for deposit in the Certificate Account or, in the case of the servicer, may be deposited directly into the Certificate Account. Any cost incurred in maintaining any insurance shall not, for the purpose of calculating monthly distributions to certificateholders, be added to the amount owing under the mortgage loan or contract, notwithstanding that the terms of the mortgage loan or contract may so permit. The cost incurred in maintaining any insurance shall be recoverable by the servicer or the special servicer, if any, only by withdrawal of funds from the Servicing Account or by the servicer only by withdrawal from the Certificate Account, as described in the pooling and servicing agreement.

      No earthquake or other additional insurance is to be required of any borrower or maintained on property acquired in respect of a mortgage loan or contract, other than pursuant to applicable laws and regulations as shall at any time be in force and as shall require earthquake or additional insurance. When the mortgaged property or manufactured home is located at the time of origination of the mortgage loan or contract in a federally designated flood area, the related subservicer or the special servicer, if any, or the servicer, in the case of each mortgage loan or contract serviced by it directly, will cause flood

                                       62

insurance to be maintained, to the extent available, in those areas where flood insurance is required under the National Flood Insurance Act of 1968, as amended.

      The depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative
Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative
Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to that borrower's Cooperative Dwelling or that Cooperative's building could significantly reduce the value of the collateral securing the related
Cooperative Loan to the extent not covered by other credit support.

      The related pooling and servicing agreement will permit the servicer to obtain and maintain a blanket policy insuring against hazard losses on all of the related mortgage loans or contracts, in lieu of maintaining a standard hazard insurance policy for each mortgage loan or contract that it services.
This blanket policy may contain a deductible clause, in which case the servicer will, in the event that there has been a loss that would have been covered by a policy absent the deductible, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

      Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans or contracts may decline as the principal balances owing thereon decrease, and since properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to fully restore the damaged mortgaged property or manufactured home. See "Description of Insurance -- Special Hazard Insurance Policies" for a
description of the limited protection afforded by a special hazard insurance policy against losses occasioned by certain hazards that are otherwise uninsured against as well as against losses caused by the application of the coinsurance provisions contained in the standard hazard insurance policies.

      With respect to mortgage loans secured by commercial property, Mixed-Use
Property and multifamily property, certain additional insurance policies may be required, including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related pooling and servicing agreement may require the servicer to maintain public liability insurance with respect to any related REO Properties. Any cost incurred by the servicer in maintaining any insurance policy will be added to the amount owing under the related mortgage loan where the terms of that mortgage loan so permit; provided, however, that the addition of that cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the servicer from the Certificate Account, with interest thereon, as provided by the related pooling and servicing agreement.

Special Hazard Insurance

      If stated in the related prospectus supplement, the servicer will be required to exercise its best reasonable efforts to maintain the special hazard insurance policy, if any, with respect to a series of certificates in full force and effect, unless coverage thereunder has been exhausted through payment of claims, and will pay the premium for the special hazard insurance policy on a timely basis; provided, however, that the servicer shall be under no such obligation if coverage under the pool insurance policy with respect to that series has been exhausted. If the special hazard insurance policy is cancelled or terminated for any reason, other than the exhaustion of total policy coverage, the servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the special hazard insurance policy with a total coverage that is equal to the then existing coverage of the special hazard insurance policy; provided that if the cost of any replacement policy is greater than the cost of the terminated special hazard insurance policy, the amount of coverage under the replacement special hazard insurance policy may be reduced to a level such that the applicable premium will not exceed the cost of the special hazard insurance policy that was replaced.

                                       63

Pool Insurance

      To the extent specified in a related prospectus supplement, the servicer will exercise its best reasonable efforts to maintain a pool insurance policy with respect to a series of certificates in effect throughout the term of the pooling and servicing agreement, unless coverage thereunder has been exhausted through payment of claims, and will pay the premiums for the pool insurance policy on a timely basis. In the event that the related pool insurer ceases to be a qualified insurer because it is not qualified to transact a mortgage guaranty insurance business under the laws of the state of its principal place of business or any other state which has jurisdiction over the pool insurer in connection with the pool insurance policy, or if the pool insurance policy is cancelled or terminated for any reason, other than the exhaustion of total policy coverage, the servicer will exercise its best reasonable efforts to obtain a replacement policy of pool insurance comparable to the pool insurance policy and may obtain a total coverage that is equal to the then existing coverage of the special hazard insurance policy; provided that if the cost of any replacement policy is greater than the cost of the terminated pool insurance policy, the amount of coverage under the replacement pool insurance policy may be reduced to a level such that the applicable premium will not exceed the cost of the pool insurance policy that was replaced.

Primary Mortgage Insurance

      To the extent specified in the related prospectus supplement, the servicer will be required to keep in force and effect for each mortgage loan secured by single family property serviced by it directly, and each subservicer of a mortgage loan secured by single family property will be required to keep in full force and effect with respect to each mortgage loan serviced by it, in each case to the extent required by the underwriting standards of the depositor, a primary mortgage insurance policy issued by a qualified insurer with regard to each mortgage loan for which coverage is required pursuant to the applicable pooling and servicing agreement and to act on behalf of the trustee, or "insured," under each primary mortgage insurance policy. Neither the servicer nor the subservicer will be permitted to cancel or refuse to renew any primary mortgage insurance policy in effect at the date of the initial issuance of a series of certificates that is required to be kept in force under the related pooling and servicing agreement unless a replacement primary mortgage insurance policy for the cancelled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the related Rating Agency. See
"Description of Insurance -- Primary Mortgage Insurance Policies."

Mortgagor Bankruptcy Bond

      If stated in the related prospectus supplement, the servicer will exercise its best reasonable efforts to maintain a mortgagor bankruptcy bond for a series of certificates in full force and effect throughout the term of the pooling and servicing agreement, unless coverage thereunder has been exhausted through payment of claims, and will pay the premiums for the mortgagor bankruptcy bond on a timely basis. At the request of the depositor, coverage under a mortgagor bankruptcy bond will be cancelled or reduced by the servicer to the extent permitted by the related Rating Agency, provided that any cancellation or reduction does not adversely affect the then current rating of that series. See
"Description of Insurance -- Mortgagor Bankruptcy Bond."

Presentation of Claims

      The servicer, on behalf of itself, the trustee and the certificateholders, will present claims to HUD, the VA, the pool insurer, the special hazard insurer, the issuer of the mortgagor bankruptcy bond, and each primary mortgage insurer, as applicable, and take whatever reasonable steps are necessary to permit recovery under the related insurance policies or mortgagor bankruptcy bond, if any, with respect to a series concerning defaulted mortgage loans or contracts or mortgage loans or contracts that are the subject of a bankruptcy proceeding. All collections by the servicer under any FHA insurance or VA guarantee, any pool insurance policy, any primary mortgage insurance policy or any mortgagor bankruptcy bond and, where the related property has not been restored, any special hazard insurance policy, are to be deposited in the
Certificate Account, subject to withdrawal as heretofore described. In those cases in which a mortgage loan or contract is serviced by a subservicer, the subservicer, on behalf of itself, the trustee and the certificateholders, will present claims to the applicable primary mortgage insurer and to the FHA and the
VA, as applicable, and all collections thereunder shall be deposited in the
Servicing Account, subject to withdrawal, as set forth above, for deposit in the
Certificate Account.

                                       64

      If any property securing a defaulted mortgage loan or contract is damaged and proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any pool insurance policy or any primary mortgage insurance policy, neither the servicer nor the subservicer, as the case may be, will be required to expend its own funds to restore the damaged property unless it determines, and, in the case of a determination by a subservicer, the servicer agrees:

      o     that the restoration will increase the proceeds to
            certificateholders on liquidation of the mortgage loan or contract after reimbursement of the expenses incurred by the subservicer or the servicer, as the case may be; and

      o     that the expenses will be recoverable through proceeds of the sale of the mortgaged property or proceeds of any related pool insurance policy, any related primary mortgage insurance policy or otherwise.

      If recovery under a pool insurance policy or any related primary mortgage insurance policy is not available because the related subservicer or the servicer has been unable to make the above determinations or otherwise, the subservicer or the servicer is nevertheless obligated to follow whatever normal practices and procedures are deemed necessary or advisable to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the mortgaged property or manufactured home are less than the principal balance of the defaulted mortgage loan or contract, respectively, plus interest accrued thereon at the Pass-Through Rate, and if coverage under any other method of credit support with respect to that series is exhausted, the related trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the subservicer or the servicer in connection with those proceedings and which are reimbursable under the related pooling and servicing agreement. In the event that any proceedings result in a total recovery that is, after reimbursement to the subservicer or the servicer of its expenses, in excess of the principal balance of the related mortgage loan or contract, together with accrued and unpaid interest thereon at the applicable Pass-Through Rates, the subservicer and the servicer will be entitled to withdraw amounts representing normal servicing compensation on the related mortgage loan or contract from the
Servicing Account or the Certificate Account, as the case may be.

Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans

      Each pooling and servicing agreement with respect to certificates representing interests in a mortgage pool will provide that, when any mortgaged property has been conveyed by the related borrower, the related subservicer or the servicer, as the case may be, will, to the extent it has knowledge of the conveyance, exercise its rights to accelerate the maturity of that mortgage loan under any "due-on-sale" clause applicable thereto, if any, unless it reasonably believes that enforcement of the "due-on-sale" clause is not exercisable under applicable law or regulations, would result in loss of insurance coverage with respect to that mortgage loan or would not be in the best interest of the related series of certificateholders. In any case where the due-on-sale clause will not be exercised, the subservicer or the servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom the related mortgaged property has been or is about to be conveyed, pursuant to which that person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the mortgagor remains liable thereon, provided that the mortgage loan will continue to be covered by any pool insurance policy and any related primary mortgage insurance policy. In the case of an FHA Loan, such an assumption can occur only with HUD approval of the substitute mortgagor. Each subservicer and the servicer will also be authorized, with the prior approval of the insurer under any required insurance policies, to enter into a substitution of liability agreement with that person, pursuant to which the original mortgagor is released from liability and that person is substituted as mortgagor and becomes liable under the Mortgage Note.

      Under each pooling and servicing agreement relating to a series, the subservicer or the servicer, as the case may be, will foreclose upon or otherwise comparably convert the ownership of properties securing those of the related mortgage loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with the foreclosure or other conversion, the subservicer or the servicer will follow whatever practices and procedures are deemed necessary or advisable and as shall be normal and usual in its general mortgage servicing activities, except when, in the case of FHA or VA Loans, applicable regulations require

                                       65

otherwise. However, neither the subservicer nor the servicer will be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it determines and, in the case of a determination by a subservicer, the servicer agrees:

      o     that the restoration and/or foreclosure will increase the proceeds of liquidation of the related mortgage loan to certificateholders after reimbursement to itself for expenses; and

      o     that the expenses will be recoverable to it either through
            Liquidation Proceeds, Insurance Proceeds, payments under the letter of credit or amounts in the reserve fund, if any, with respect to the related series, or otherwise.

      Upon foreclosure of a revolving credit loan, the related Liquidation
Proceeds will be allocated among the Trust Balances, if any, and Excluded
Balances as described in the related prospectus supplement.

      Any prospective purchaser of a Cooperative Dwelling will generally be required to obtain the approval of the board of directors of the related
Cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing the Cooperative Loan. See
"Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans
- -- Foreclosure" in this prospectus. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the
Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring the approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

      The market value of any single family property may have declined in value since the date of origination of the mortgage loan. The market value of any commercial property, multifamily property or Mixed-Use Property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the commercial or dwelling units. Since a default on a mortgage loan secured by commercial property, multifamily property or Mixed-Use Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related mortgage loan, it can be anticipated that the market value of that property will be less than was anticipated when the related mortgage loan was originated. To the extent that the equity in the property does not absorb the loss in market value and the loss is not covered by other credit support, a loss may be experienced by the related trust fund.

      With respect to multifamily property consisting of an apartment building owned by a Cooperative, the Cooperative's ability to meet debt service obligations on the mortgage loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the Cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders. The Cooperative's ability to pay the principal amount of the mortgage loan at maturity may depend on its ability to refinance the mortgage loan. The depositor, any unaffiliated seller and the servicer will have no obligation to provide refinancing for any such mortgage loan.

      The servicer or subservicer will treat a defaulted mortgage loan as having been finally liquidated after all Liquidation Proceeds, Insurance Proceeds and other amounts that the servicer or subservicer expects to receive in connection with the liquidation have been received. Any Realized Loss will be allocated to the certificates in the manner set forth in the related prospectus supplement.
Generally, amounts received after a Realized Loss has been allocated to the certificates will not be distributed to the certificateholders, however, if stated in the related prospectus supplement, amounts received after a Realized
Loss has been allocated to the certificates may be distributed to the certificateholders.

Enforcement of "Due-on-Sale" Clauses; Realization Upon Defaulted Contracts

      Each pooling and servicing agreement with respect to certificates representing interests in a contract pool will provide that, when any manufactured home securing a contract is about to be conveyed by the related obligor, the servicer, to the extent it has knowledge of the prospective conveyance and prior to the time of the consummation of the conveyance, may exercise its rights to accelerate the maturity of that contract under the applicable "due-on-sale" clause, if any, unless it is not exercisable under applicable law. In that case, the servicer is authorized to take or enter into an assumption agreement from or with the person to whom the related manufactured home has been or is about to be conveyed, pursuant to which that person becomes liable under the contract and, unless determined to be materially adverse to the

                                       66

interests of certificateholders, with the prior approval of the related pool insurer, if any, to enter into a substitution of liability agreement with that person, pursuant to which the original obligor is released from liability and that person is substituted as obligor and becomes liable under the contract.
Where authorized by the contract, the annual percentage rate may be increased, upon assumption, to the then-prevailing market rate, but shall not be decreased.

      Under pooling and servicing agreement, the servicer will repossess or otherwise comparably convert the ownership of properties securing those of the related manufactured homes as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments.
In connection with the repossession or other conversion, the servicer or subservicer will follow whatever practices and procedures it shall deem necessary or advisable and as shall be normal and usual in its general contract servicing activities. The servicer or subservicer, however, will not be required to expend its own funds in connection with any repossession or towards the restoration of any property unless it determines:

      o     that the restoration or repossession will increase the proceeds of liquidation of the related contract to the certificateholders after reimbursement to itself for the expenses; and

      o     that the expenses will be recoverable to it either through liquidation proceeds or through insurance proceeds.

Servicing Compensation and Payment of Expenses

      Under the pooling and servicing agreement for a series of certificates, the depositor or the person or entity specified in the related prospectus supplement and any servicer will be entitled to receive an amount described in that prospectus supplement. The servicer's primary compensation generally will be equal to a monthly servicing fee in the amount specified in the pooling and servicing agreement. Servicing compensation shall be payable by withdrawal from the related Servicing Account prior to deposit in the Certificate Account from interest payments on the mortgage loans or contracts, Insurance Proceeds,
Liquidation Proceeds or letter of credit payments, as applicable. Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges or otherwise shall be retained by the subservicers and the servicer to the extent not required to be deposited in the Certificate Account.
If the servicer subcontracts the servicing of specially serviced mortgage loans to a special servicer, the amount and calculation of the fee payable to the special servicer will be set forth in the related prospectus supplement.
Subservicers will also be entitled to receive servicing compensation in addition to the servicing compensation to the extent described in the prospectus supplement.

      The subservicers, any special servicer and the servicer will pay certain expenses incurred in connection with the servicing of the mortgage loans or contracts, including, without limitation, payment of the insurance policy premiums and, in the case of the servicer, payment of the fees and disbursements of the trustee, and any custodian selected by the trustee, the certificate register for the related series and independent accountants and payment of expenses incurred in enforcing the obligations of servicers and sellers. Certain of these expenses may be reimbursable pursuant to the terms of the related pooling and servicing agreement. In addition, the servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of any special servicers, subservicers and any sellers under certain circumstances.

      As set forth in the preceding section, the subservicers, any special servicer and the servicer will be entitled to reimbursement for certain expenses incurred by them in connection with the liquidation of defaulted mortgage loans or contracts. The related trust fund will suffer no loss by reason of those expenses to the extent claims are fully paid under the financial guaranty insurance policy, surety bond or letter of credit, if any, the related insurance policies or from amounts in the reserve fund. In the event, however, that claims are either not made or fully paid under a financial guaranty insurance policy, surety bond, letter of credit or insurance policies, or if coverage thereunder has ceased, or if amounts in the reserve fund are not sufficient to fully pay the losses, the related trust fund will suffer a loss to the extent that the
Liquidation Proceeds, after reimbursement of the expenses of the subservicers or the servicer, as the case may be, are less than the principal balance of the related mortgage loan or contract. In addition, the subservicers, a special servicer and the servicer will be entitled to reimbursement of expenditures incurred by them in connection with the restoration of a mortgaged property,
Cooperative Dwelling or manufactured home. The right of reimbursement will be prior to the rights of the certificateholders to

                                       67

receive any payments under the financial guaranty insurance policy, surety bond or letter of credit, if any, or from any related Insurance Proceeds, Liquidation
Proceeds or amounts in the reserve fund.

      Under the applicable trust agreement, the trustee or a certificate administrator will be entitled to deduct, from distributions of interest with respect to the Mortgage Certificates, a specified percentage of the unpaid principal balance of each Mortgage Certificate as servicing compensation. The trustee or certificate administrator shall be required to pay all expenses, except as expressly provided in the related trust agreement, subject to limited reimbursement as provided in the related trust agreement.

Evidence as to Compliance

      Each entity responsible for the servicing function will deliver to the depositor and the trustee, on or before the date specified in the pooling and servicing agreement, an officer's certificate stating that:

o           a review of the activities of the servicer and the subservicers during the preceding calendar year and of their performance under the related pooling and servicing agreement has been made under the supervision of that officer; and

o           to the best of that officer's knowledge, based on the review, the servicer and each subservicer has fulfilled all its obligations under the related pooling and servicing agreement, or, if there has been a failure in the fulfillment of any obligation, specifying such failure known to that officer and the nature and status thereof.

The officer's certificate shall be accompanied by a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of
Regulation AB (the "AB Servicing Criteria"). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB
Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

      Each entity responsible for the servicing function will also deliver with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB
Servicing Criteria.

      Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charging upon written request to the servicer or trustee. These items will be filed with the issuing entity's annual report on Form 10-K, to the extent required under Regulation AB.

Certain Matters Regarding the Servicer, the Depositor, the Trustee and the
Special Servicer

      The servicer under each pooling and servicing agreement will be named in the applicable prospectus supplement. The entity acting as servicer may be a seller unaffiliated with the depositor and have other normal business relationships with the depositor and/or affiliates of the depositor or may be an affiliate of the depositor. In the event there is no servicer under a pooling and servicing agreement, all servicing of mortgage loans or contracts will be performed by a servicer pursuant to a servicing agreement, which will provide for servicing responsibilities similar to those described in this prospectus for a servicer acting pursuant to a pooling and servicing agreement.

      The servicer may not resign from its obligations and duties under the pooling and servicing agreement except in connection with an assignment of its obligations and duties permitted by the pooling and servicing agreement or upon a determination that its duties thereunder are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement.

      The trustee under each pooling and servicing agreement or trust agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor and/or its affiliates and with the servicer and/or its affiliates.

      The trustee may resign from its obligations under the related pooling and servicing agreement or trust agreement at any time, in which event a successor trustee will be appointed. In addition, the depositor may remove the trustee if the trustee ceases to be eligible to act as trustee under the related pooling and servicing agreement or trust agreement or if the trustee becomes insolvent, at which time the depositor

                                       68

will become obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates evidencing voting rights aggregating not less than 50% of the voting rights evidenced by the certificates of that series. Any resignation and removal of the trustee, and the appointment of a successor trustee, will not become effective until acceptance of the appointment by the successor trustee.

      On and after the time a servicer receives a notice of termination or the resignation of a servicer, the trustee shall be the successor to the related servicer, but only in its capacity as servicer, and not in any other, and the transactions set forth or provided for therein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the related servicer including the obligation to make Advances which have been or will be required to be made by the terms and provisions thereof. As compensation therefor, the trustee shall be entitled to all funds relating to the mortgage loans that the related servicer would have been entitled to charge to the
Collection Account, provided that the terminated servicer shall nonetheless be entitled to payment or reimbursement to the extent that such payment or reimbursement relates to the period prior to termination of the related servicer. Notwithstanding the foregoing, if the trustee has become the successor to a servicer, the trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances, or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution, which is also a
Fannie Mae or Freddie Mac approved seller/servicer for first and second loans in good standing, having a net worth of at least $10,000,000, as the successor to a servicer in the assumption of all or any part of the responsibilities, duties or liabilities of a servicer hereunder. Pending appointment of a successor to a servicer hereunder, the trustee, unless the trustee is prohibited by law from so acting, shall act in such capacity as herein above provided. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on the related mortgage loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of the servicing fee. The trustee and such successor shall take such action, consistent with the related agreement, as shall be necessary to effectuate any such succession. Neither the trustee nor any other successor servicer shall be deemed to be in default by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the related servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

      Each pooling and servicing agreement and trust agreement will also provide that neither the depositor nor the servicer nor any director, officer, employee or agent of the depositor or the servicer or the trustee, or any responsible officers of the trustee will be under any liability to the certificateholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that none of the depositor, the servicer or the trustee nor any director, officer, employee or agent of the depositor or the servicer or the trustee, or any responsible officers of the trustee will be protected against, in the case of the servicer and the depositor, any breach of representations or warranties made by them, and in the case of the servicer, the depositor and the trustee, against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties thereunder.

      Each pooling and servicing agreement and trust agreement will further provide that the depositor, the servicer and the trustee and any director, officer and employee or agent of the depositor, the servicer or the trustee shall be entitled to indemnification, by the trust fund in the case of the depositor and servicer and by the servicer in the case of the trustee, and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the applicable related pooling and servicing agreement or the certificates, and in the case of the trustee, resulting from any error in any tax or information return prepared by the servicer or from the exercise of any power of attorney granted pursuant to the pooling and servicing agreement, other than any loss, liability or expense related to any specific mortgage loan, contract or Mortgage Certificate, except any loss, liability or expense otherwise reimbursable pursuant to the applicable related pooling and servicing agreement, and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence (or, in the case of the trustee, negligence), in the performance of their duties thereunder or by reason of reckless disregard of

                                       69

their obligations and duties thereunder. In addition, each related pooling and servicing agreement will provide that neither the depositor nor the servicer, as the case may be, will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the related pooling and servicing agreement and that in its opinion may involve it in any expense or liability. The depositor or the servicer may, however, in their discretion, undertake any action deemed by them necessary or desirable with respect to the applicable related pooling and servicing agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In that event, the legal expenses and costs of an action and any liability resulting therefrom will be expenses, costs and liabilities of the related trust fund, and the servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of the Certificate Account.

      If the servicer subcontracts the servicing of specially serviced mortgage loans to a special servicer, the standard of care for, and any indemnification to be provided to, the special servicer will be set forth in the related prospectus supplement or pooling and servicing agreement.

Events of Default

      Events of default under each pooling and servicing agreement will include:

      o     any failure to make a specified payment which continues unremedied, in most cases, for five business days after the giving of written notice;

      o     any failure by the trustee, the subservicer or the servicer, as applicable, duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement which failure shall continue for 60 days, 15 days in the case of a failure to pay the premium for any insurance policy, or any breach of any representation and warranty made by the servicer or the subservicer, if applicable, which continues unremedied for
            120 days after the giving of written notice of the failure or breach; and

      o     certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the servicer or a subservicer, as applicable.

Rights Upon Event of Default

      So long as an event of default with respect to a series of certificates remains unremedied, the depositor, the trustee or the holders of certificates evidencing not less than the percentage of the voting rights evidenced by the certificates of that series specified in the related pooling and servicing agreement may terminate all of the rights and obligations of the servicer under the pooling and servicing agreement and in and to the mortgage loans and contracts and the proceeds thereof, whereupon, subject to applicable law regarding the trustee's ability to make advances, the trustee or, if the depositor so notifies the trustee and the servicer, the depositor or its designee, will succeed to all the responsibilities, duties and liabilities of the servicer under the related pooling and servicing agreement and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a successor servicer. Pending an appointment, the trustee, unless prohibited by law from so acting, shall be obligated to act in that capacity. The trustee and the successor servicer may agree upon the servicing compensation to be paid to the successor servicer, which in no event may be greater than the compensation to the servicer under the related pooling and servicing agreement.

      Upon any such termination or appointment of a successor to the servicer, the trustee shall give prompt written notice thereof to the certificateholders and to each rating agency. Within 60 days after the occurrence of any event of default, the trustee shall transmit by mail to all certificateholders notice of each such event of default actually known to the trustee, unless such event of default shall have been cured or waived.

Amendment

      Each pooling and servicing agreement may be amended by the depositor, the servicer and the trustee, without the consent of the certificateholders:

      o     to cure any ambiguity;

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      o     to correct or supplement any provision in that pooling and servicing agreement that may be inconsistent with any other provision in that pooling and servicing agreement; or

      o     to make any other provisions with respect to matters or questions arising under the related pooling and servicing agreement that are not inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any certificateholder of the related series.

      The related pooling and servicing agreement may also be amended by the depositor, the servicer and the trustee with the consent of holders of certificates evidencing not less than 66-2/3% of the voting rights evidenced by the certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that pooling and servicing agreement or of modifying in any manner the rights of the certificateholders;
provided, however, that no amendment may:

      (1)   reduce in any manner the amount of, delay the timing of or change the manner in which payments received on or with respect to mortgage loans and contracts are required to be distributed with respect to any certificate without the consent of the holder of that
            certificate;

      (2)   adversely affect in any material respect the interests of the holders of a class or subclass of the senior certificates, if any, of a series in a manner other than that set forth in (1) above without the consent of the holders of the senior certificates of that class or subclass evidencing not less than 66-2/3% of that class or subclass;

      (3)   adversely affect in any material respect the interests of the holders of the subordinated certificates, if any, of a series in a manner other than that set forth in (1) above without the consent of the holders of subordinated certificates evidencing not less than
            66-2/3% of that class or subclass; or

      (4)   reduce the aforesaid percentage of the certificates, the holders of which are required to consent to the amendment, without the consent of the holders of the class affected thereby.

      The servicer and any director, officer, employee or agent of the servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under the transaction documents.

Termination

      The obligations created by the pooling and servicing agreement for a series of certificates will terminate upon the earlier of:

      (1)   the repurchase of all mortgage loans or contracts and all property acquired by foreclosure of any mortgage loan or contract; and

      (2)   the later of:

      o     the maturity or other liquidation of the last mortgage loan or contract subject thereto and the disposition of all property acquired upon foreclosure of any mortgage loan or contract; and

      o     the payment to the certificateholders of all amounts held by the servicer and required to be paid to them pursuant to the related pooling and servicing agreement.

      The obligations created by the related pooling and servicing agreement or trust agreement for a series of certificates will terminate upon the distribution to certificateholders of all amounts required to be distributed to them pursuant to that pooling and servicing agreement or trust agreement. In no event, however, will the trust created by either the related pooling and servicing agreement or the related trust agreement for a series of certificates continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified in the related pooling and servicing agreement or the related trust agreement.

      For each series of certificates, the servicer will give written notice of termination of the applicable related pooling and servicing agreement or trust agreement of each certificateholder, and the final distribution will be made only upon surrender and cancellation of the certificates at an office or agency specified in the notice of termination. After termination of the applicable related pooling and servicing agreement or trust agreement, the certificates will no longer accrue interest, and the only obligation of the trust fund thereafter will be to pay principal and accrued interest that was available to be paid on the date of termination, upon surrender of the related certificates.
The trust fund and the certificateholders will have no obligation to the purchaser of the assets of the related trust fund with respect to the assets so purchased.

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      If stated in the related prospectus supplement, the pooling and servicing agreement for each series of certificates will permit, but not require, the servicer or some other person as stated in the related prospectus supplement to repurchase from the trust fund for that series all remaining mortgage loans or contracts subject to the pooling and servicing agreement at a price specified in that prospectus supplement. If stated in the related prospectus supplement, the repurchase price will be equal to:

      (1)   the aggregate principal balance of the mortgage loans outstanding, including mortgage loans that have been foreclosed upon if the
            Liquidation Proceeds have not yet been distributed, plus accrued and unpaid interest thereon; or

      (2)   the aggregate outstanding principal balance of and accrued and unpaid interest on the mortgage loans outstanding, plus the fair market value of any mortgaged property acquired in foreclosure or deed-in-lieu of foreclosure if the Liquidation Proceeds in respect of that property have not yet been received by or on behalf of the trust fund.

The purchase price described in clause (2) above could result in one or more classes of certificates receiving less than their outstanding principal and accrued interest if the fair market value of the property is less than the outstanding principal and accrued interest on the related mortgage loan.

      In the event that the depositor elects to treat the related trust fund as a REMIC under the Code, any repurchase will be effected in compliance with the requirements of Section 860F(a)(4) of the Code, in order to constitute a
"qualifying liquidation" under the Code. The exercise of any right to repurchase will effect early retirement of the certificates of that series, but the right so to repurchase may be effected only on or after the aggregate principal balance of the mortgage loans or contracts for that series at the time of repurchase is less than a specified percentage, not greater than 10%, of the aggregate principal balance at the Cut-off Date for the series, or on or after the date set forth in the related prospectus supplement.

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                             Exchangeable Securities

General

      As the related prospectus supplement will discuss, some series will include one or more classes of exchangeable securities. In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

      If the related prospectus supplement describes the issuance of exchangeable securities, all of these classes of exchangeable securities will be listed on the cover of the prospectus supplement. The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as "related" to each other, and each related grouping of exchangeable securities will be referred to as a "combination." Each combination of exchangeable securities will be issued by the related trust fund and, in the aggregate, will represent a distinct combination of uncertificated interests in the trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

      Descriptions in the related prospectus supplement about the securities of that series, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

Exchanges

      If a holder elects to exchange its exchangeable securities for related exchangeable securities the following three conditions must be satisfied:

      o     the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities--for purposes of this condition, an interest only class will have a principal balance of zero;

      o     the aggregate annual amount of interest, or the annual interest amount, payable with respect to the exchangeable securities received in the exchange must equal the aggregate annual interest amount of the exchanged securities; and

      o     the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

      There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations include:

      o     A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes that vary with an index would equal the principal balance of the class with the fixed interest rate.

      o     An interest only class and principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate

                                       73

            that when applied to the principal balance of this class would generate an annual interest amount equal to the annual interest amount of the exchangeable interest only class.

      o     Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that when applied to the principal balance of the exchanged for class, would generate an annual interest amount equal to the aggregate annual interest amount of the two exchanged classes.

      These examples of combinations of exchangeable securities describe combinations of exchangeable securities which differ in their interest characteristics. In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

      o     A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of
            exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired.

      o     A class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule, or a planned amortization class, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

      A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

Procedures

      The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee five business days prior to the proposed exchange date or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder's notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

      If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

      The first payment on an exchangeable security received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.

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                                 Credit Support

      Credit support for a series of certificates may be provided by one or more financial guaranty insurance policies, surety bonds or letters of credit, the issuance of subordinated classes or subclasses of certificates, which may, if stated in the related prospectus supplement, be issued in notional amounts, the provision for shifting interest credit enhancement, the establishment of a reserve fund, interest rate swaps and yield supplement agreements, performance bonds, or any combination of the foregoing, in addition to, or in lieu of, the insurance arrangements set forth in this prospectus under "Description of
Insurance." The amount and method of credit support will be set forth in the prospectus supplement with respect to a series of certificates.

      For any series of securities backed by Trust Balances of revolving credit loans, the credit support provided with respect to the securities will cover any portion of any losses allocated to the Trust Balances, to the extent that credit support is available to cover losses otherwise allocable to those securities, subject to any limitations described in this prospectus and in the related prospectus supplement.

Financial Guaranty Insurance Policies; Surety Bonds

      The depositor may obtain one or more financial guaranty insurance policies or surety bonds issued by insurers or other parties acceptable to the rating agency or agencies rating the securities of a series. Any such policy or surety bond may provide payments to the holders of only one or more classes of securities of a series, as specified in the applicable prospectus supplement.

      Unless specified in the prospectus supplement, a financial guaranty insurance policy or surety bond will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to these holders will be received by the trustee or its agent on behalf of the holders for payment on each payment date. The specific terms of any financial guaranty insurance policy or surety bond will be described in the accompanying prospectus supplement. A financial guaranty insurance policy or surety bond may have limitations and, in most cases, will not insure the obligation of the sellers or the depositor to purchase or substitute for a defective trust asset and will not guarantee any specific rate of principal prepayments or cover specific interest shortfalls. In most cases, the insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

Letters of Credit

      The letters of credit, if any, with respect to a series of certificates will be issued by the bank or financial institution specified in the related prospectus supplement. The maximum obligation of the letter of credit bank under the related letter of credit will be to honor requests for payment in an aggregate fixed dollar amount, net of unreimbursed payments previously made under the letter of credit, equal to the percentage of the aggregate principal balance on the related Cut-off Date of the mortgage loans or contracts evidenced by each series specified in the prospectus supplement for that series. The duration of coverage and the amount and frequency of any reduction in coverage provided by the letter of credit with respect to a series of certificates will be in compliance with the requirements established by the related Rating Agency and will be set forth in the prospectus supplement relating to that series of certificates. The amount available under the letter of credit in all cases shall be reduced to the extent of the unreimbursed payments previously made under the letter of credit. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire 30 days after the latest of the scheduled final maturity dates of the mortgage loans or contracts in the related mortgage pool or contract pool or the repurchase of all mortgage loans or contracts in the mortgage pool or contract pool, or on another date specified in the related prospectus supplement.

      If stated in the applicable prospectus supplement, under the related pooling and servicing agreement, the servicer will be required not later than three business days prior to each distribution date to determine whether a payment under the letter of credit will be necessary on the distribution date and will, no later than the third business day prior to that distribution date, advise the letter of credit bank and the trustee of its determination, stating the amount of any required payment. On the distribution date, the letter of

                                       75

credit bank will be required to honor the trustee's request for payment in an amount equal to the lesser of:

      o     the remaining amount available under the letter of credit; and

      o     the outstanding principal balances of any Liquidating Loans to be assigned on that distribution date, together with accrued and unpaid interest thereon at the related mortgage rate or annual percentage rate to the related due date.

The proceeds of payments under the letter of credit will be deposited into the
Certificate Account and will be distributed to certificateholders, in the manner specified in the related prospectus supplement, on that distribution date, except to the extent of any unreimbursed Advances, servicing compensation due to the subservicers and the servicer and other amounts payable to the depositor or the person or entity named in the applicable prospectus supplement.

      If at any time the letter of credit bank makes a payment in the amount of the full outstanding principal balance and accrued interest on a Liquidating
Loan, it will be entitled to receive an assignment by the trustee of that
Liquidating Loan, and the letter of credit bank will thereafter own the
Liquidating Loan free of any further obligation to the trustee or the certificateholders with respect to that loan. Payments made to the Certificate
Account by the letter of credit bank under the letter of credit with respect to a Liquidating Loan will be reimbursed to the letter of credit bank only from the proceeds, net of liquidation costs, of that Liquidating Loan. The amount available under the letter of credit will be increased to the extent it is reimbursed for those payments.

      To the extent the proceeds of liquidation of a Liquidating Loan acquired by a letter of credit bank in the manner described in the preceding paragraph exceed the amount of payments made with respect thereto, the letter of credit bank will be entitled to retain the proceeds as additional compensation for issuance of the letter of credit.

      Prospective purchasers of certificates of a series with respect to which credit support is provided by a letter of credit must look to the credit of the letter of credit bank, to the extent of its obligations under the letter of credit, in the event of default by mortgagors or obligors. If the amount available under the letter of credit is exhausted, or the letter of credit bank becomes insolvent, and amounts in the reserve fund, if any, with respect to that series are insufficient to pay the entire amount of the loss and still be maintained at the level specified in the related prospectus supplement, the certificateholders, in the priority specified in the related prospectus supplement, will thereafter bear all risks of loss resulting from default by mortgagors or obligors, including losses not covered by insurance, and must look primarily to the value of the properties securing defaulted mortgage loans or contracts for recovery of the outstanding principal and unpaid interest.

Subordinated Certificates

      To the extent of the Subordinated Amount as specified in the applicable prospectus supplement, credit support may be provided by the subordination of the rights of the holders of one or more classes or subclasses of certificates to receive distributions with respect to the mortgage loans in the mortgage pool or contracts in the contract pool underlying that series, to the rights of senior certificateholders or holders of one or more classes or subclasses of subordinated certificates of that series to receive distributions. In such a case, credit support may also be provided by the establishment of a reserve fund, as described in "-- Reserve Fund." The Subordinated Amount will be reduced by an amount equal to the aggregate amount of Realized Losses that have occurred in the mortgage pool or contract pool. If stated in the related prospectus supplement, the Subordinated Amount will decline over time in accordance with a schedule which will also be set forth in the related prospectus supplement.

Shifting Interest

      If stated in the prospectus supplement for a series of certificates for which credit enhancement is provided by shifting interest as described in this section, the rights of the holders of subordinated certificates of that series to receive distributions with respect to the mortgage loans or contracts in the related trust fund will be subordinated to the right of the holders of senior certificates of that series to

                                       76

receive distributions to the extent described in that prospectus supplement.
This subordination feature is intended to enhance the likelihood of regular receipt by holders of senior certificates of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of senior certificates against losses due to mortgagor defaults.

      The protection afforded to the holders of senior certificates of a series by the shifting interest subordination feature will be effected by distributing to the holders of senior certificates a disproportionately greater percentage of prepayments of principal on the related mortgage loans, contracts or mortgage loans underlying the related Mortgage Certificates. The initial percentage of principal to be received by the senior certificates for a series will be the percentage specified in the related prospectus supplement and will decrease in accordance with the schedule and subject to the conditions stated in that prospectus supplement. This disproportionate distribution of prepayments of principal on the related mortgage loans, contracts or mortgage loans underlying the related Mortgage Certificates will have the effect of accelerating the amortization of the senior certificates while increasing the respective interest of the subordinated certificates in the mortgage pool or contract pool.
Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the benefits of the subordination provided by the subordinated certificates.

Overcollateralization

      If stated in the applicable prospectus supplement, interest collections on the mortgage loans or contracts may exceed interest payments on the securities for the related distribution date. To the extent such excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage loan or contract, thereby creating overcollateralization and additional protection to the securityholders, if and to the extent specified in the accompanying prospectus supplement.

Derivatives

      The trust fund may include one or more derivative instruments, as described in this section. All derivative instruments included in any trust fund will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool. Derivative instruments may include 1) interest rate swaps (or caps, floors and collars) and yield supplement agreements as described below, 2) currency swaps and 3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the trust fund or to a class of offered securities.

      An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered
Rate or, LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates.
Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as U.S. Treasury
Bill rates). An interest rate cap, collar or floor is an agreement where the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

      The trustee on behalf of a trust fund may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates or to provide supplemental credit support. Cap agreements and yield supplement agreements may be entered into to supplement the interest rate or other rates available to make interest payments on one or more classes of the securities of any series.

                                       77

      A market value swap might be used in a structure where the pooled assets are hybrid ARMs, or mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

      Under a mandatory auction procedure, the auction administrator will solicit bids for purchase of the securities in the secondary market from dealers and institutional investors. The sponsor and depositor and their affiliates are not allowed to bid in an auction. There is no minimum required bid. If bids are received for the entire amount of the securities subject to the mandatory auction, then the auction will have been successful and the securities will be sold to the highest bidders. The prices at which the securities are sold through this procedure will be used as the value of the securities for purposes of the market value swap. If the total auction price is less than par, the market value swap counterparty will pay the shortfall. If the total auction price is greater than par, then the counterparty will receive the excess. If the total auction price is less than par, the original investors in the securities will receive the auction price plus the market value swap proceeds, which together will equal par.

      The mandatory auction will close if sufficient bids are received covering all of the offered securities that are subject to the mandatory auction, and if the market value swap covers any shortfall from par. If these conditions are not met, then the auction will have failed and the original investors will retain their securities. If these conditions are met, then the auction will close, and the original investors will be obligated to tender their securities and will receive the required par purchase price. If the offered securities are registered in book entry form, then the tender will take place through the book entry facilities, with no action required on the investor's part. When the mandatory auction closes and the original investors tender their securities and receive the par purchase price, the offered securities remain outstanding, and continue to receive distributions in accordance with their original terms.

      Additionally, agreements relating to other types of derivative products that are designed to provide credit enhancement to the related series may be entered into by a trustee and one or more counterparties. The terms of credit derivatives and any other derivative product agreement and any counterparties will be described in the accompanying prospectus supplement.

      The swap market has grown substantially in recent years with a significant number of banks and financial service firms acting both as principals and as agents utilizing standardized swap documentation. Caps, floors and collars are more recent innovations, and they are less liquid than other swaps.

      Any derivative contracts will be documented based upon the standard forms provided by the International Swaps and Derivatives Association, or ISDA. These
forms generally consist of an ISDA master agreement, a schedule to the master agreement, and a confirmation, although in some cases the schedule and confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference. Standard ISDA definitions also will be incorporated by reference. Each confirmation will provide for payments to be made by the derivative counterparty to the trust, and in some cases by the trust to the derivative counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values. For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement. The confirmation also will specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the derivative counterparty to the trust on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

      In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities), the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or to take certain other measures intended to assure performance of those obligations. Posting of collateral will be documented using the ISDA Credit Support Annex.

                                       78

      There can be no assurance that the trust will be able to enter into derivatives at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivatives may provide for termination under some circumstances, there can be no assurance that the trust will be able to terminate a derivative when it would be economically advantageous to the trust to do so.

Purchase Obligations

      Some of the mortgage loans or contracts and classes of certificates of any series, as specified in the related prospectus supplement, may be subject to a purchase obligation. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the related prospectus supplement. A purchase obligation with respect to mortgage loans or contracts may apply to the related mortgage loans or contracts or to the related certificates. Each purchase obligation may be a secured or unsecured obligation of its provider, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable certificateholders of the related series. Each purchase obligation with respect to mortgage loans or contracts will be payable solely to the trustee for the benefit of the certificateholders of the related series, or if stated in the related prospectus supplement, to some other person. Other purchase obligations may be payable to the trustee or directly to the holders of the certificates to which the obligations relate.

Reserve Fund

      If stated in the related prospectus supplement, credit support with respect to a series of certificates may be provided by the establishment and maintenance with the trustee, in trust, of a reserve fund for that series.
Generally, the reserve fund for a series will not be included in the trust fund for that series, however if stated in the related prospectus supplement the reserve fund for a series may be included in the trust fund for that series. The reserve fund for each series will be created by the depositor and shall be funded by:

      o     the retention by the servicer of certain payments on the mortgage loans or contracts;

      o     the deposit with the trustee, in escrow, by the depositor of a subordinated pool of mortgage loans or manufactured housing conditional sales contracts and installment loan agreements with the aggregate principal balance, as of the related Cut-off Date, set forth in the related prospectus supplement;

      o     an Initial Deposit;

      o     any combination of the foregoing; or

      o     some other manner as specified in the related prospectus supplement.

      Following the initial issuance of the certificates of a series and until the balance of the reserve fund first equals or exceeds the Required Reserve, the servicer will retain specified distributions on the mortgage loans or contracts, and/or on the mortgage loans or contracts in a subordinated pool, otherwise distributable to the holders of subordinated certificates and deposit those amounts in the reserve fund. After the amounts in the reserve fund for a series first equal or exceed the applicable Required Reserve, the servicer will retain such distributions and deposit so much of those amounts in the reserve fund as may be necessary, after the application of distributions to amounts due and unpaid on the certificates or on the certificates of that series to which the applicable class or subclass of subordinated certificates are subordinated and the reimbursement of unreimbursed Advances and liquidation expenses, to maintain the reserve fund at the Required Reserve. The balance in the reserve fund in excess of the Required Reserve shall be paid to the applicable class or subclass of subordinated certificates, or to another specified person or entity, as set forth in the related prospectus supplement, and shall be unavailable thereafter for future distribution to certificateholders of any class. The prospectus supplement for each series will set forth the amount of the Required
Reserve applicable from time to time. The Required Reserve may decline over time in accordance with a schedule which will also be set forth in the related prospectus supplement.

      Amounts held in the reserve fund for a series from time to time will continue to be the property of the subordinated certificateholders of the classes or subclasses specified in the related prospectus

                                       79

supplement until withdrawn from the reserve fund and transferred to the
Certificate Account as described below. If on any distribution date the amount in the Certificate Account available to be applied to distributions on the senior certificates of that series, after giving effect to any Advances made by the subservicers or the servicer on the related distribution date, is less than the amount required to be distributed to the senior certificateholders on that distribution date, the servicer will withdraw from the reserve fund and deposit into the Certificate Account the lesser of:

      o     the entire amount on deposit in the reserve fund available for distribution to the senior certificateholders, which amount will not in any event exceed the Required Reserve; or

      o     the amount necessary to increase the funds in the Certificate
            Account eligible for distribution to the senior certificateholders on that distribution date to the amount required to be distributed to the senior certificateholders on that distribution date;

provided, however, that in no event will any amount representing investment earnings on amounts held in the reserve fund be transferred into the Certificate
Account or otherwise used in any manner for the benefit of the senior certificateholders.

      Generally, whenever amounts on deposit in the reserve fund are less than the Required Reserve, holders of the subordinated certificates of the applicable class or subclass will not receive any distributions with respect to the mortgage loans or contracts other than amounts attributable to any income resulting from investment of the reserve fund as described below, however, if stated in the related prospectus supplement, holders of the subordinated certificates of the applicable class or subclass may receive distributions with respect to the mortgage loans or contracts when amounts on deposit in the reserve fund are less than the Required Reserve. If specified in the applicable prospectus supplement, whether or not amounts on deposit in the reserve fund exceed the Required Reserve on any distribution date, the holders of the subordinated certificates of the applicable class or subclass are entitled to receive from the Certificate Account their share of the proceeds of any mortgage loan or contract, or any property acquired in respect thereof, repurchased by reason of defective documentation or the breach of a representation or warranty pursuant to the pooling and servicing agreement.

      If specified in the applicable prospectus supplement, amounts in the reserve fund shall be applied in the following order:

      (1)   to the reimbursement of Advances determined by the servicer and the subservicers to be otherwise unrecoverable, other than Advances of interest in connection with prepayments in full, repurchases and liquidations, and the reimbursement of liquidation expenses incurred by the subservicers and the servicer if sufficient funds for reimbursement are not otherwise available in the related Servicing
            Accounts and Certificate Account;

      (2)   to the payment to the holders of the senior certificates of that series of amounts distributable to them on the related distribution date in respect of scheduled payments of principal and interest due on the related due date to the extent that sufficient funds in the
            Certificate Account are not available therefor; and

      (3)   to the payment to the holders of the senior certificates of that series of the principal balance or purchase price, as applicable, of mortgage loans or contracts repurchased, liquidated or foreclosed during the period ending on the day prior to the due date to which that distribution relates and interest thereon at the related
            Pass-Through Rate, to the extent that sufficient funds in the
            Certificate Account are not available therefor.

      Amounts in the reserve fund in excess of the Required Reserve, including any investment income on amounts in the reserve fund, as set forth below, shall then be released to the holders of the subordinated certificates, or to some other person as is specified in the applicable prospectus supplement, as set forth above.

      Funds in the reserve fund for a series shall be invested as provided in the related pooling and servicing agreement in Eligible Investments. The earnings on those investments will be withdrawn and paid to the holders of the applicable class or subclass of subordinated certificates in accordance with their respective interests in the reserve fund in the priority specified in the related prospectus supplement. Investment income in the reserve fund is not available for distribution to the holders of the senior

                                       80

certificates of that series or otherwise subject to any claims or rights of the holders of the applicable class or subclass of senior certificates. Eligible
Investments for monies deposited in the reserve fund will be specified in the pooling and servicing agreement for a series of certificates for which a reserve fund is established and generally will be limited to investments acceptable to the related Rating Agency from time to time as being consistent with its outstanding rating of the certificates. With respect to a reserve fund, Eligible
Investments will be limited, however, to obligations or securities that mature at various time periods according to a schedule in the related pooling and servicing agreement based on the current balance of the reserve fund at the time of the investment or the contractual commitment providing for the investment.

      The time necessary for the reserve fund of a series to reach and maintain the applicable Required Reserve at any time after the initial issuance of the certificates of that series and the availability of amounts in the reserve fund for distributions on the related certificates will be affected by the delinquency, foreclosure and prepayment experience of the mortgage loans or contracts in the related trust fund and/or in the subordinated pool and therefore cannot be accurately predicted.

Performance Bond

      If stated in the related prospectus supplement, the servicer may be required to obtain a performance bond that would provide a guarantee of the performance by the servicer of one or more of its obligations under the related pooling and servicing agreement, including its obligation to advance delinquent installments of principal and interest on mortgage loans or contracts and its obligation to repurchase mortgage loans or contracts in the event of a breach by the servicer of a representation or warranty contained in the related pooling and servicing agreement. In the event that the outstanding credit rating of the obligor of the performance bond is lowered by the related Rating Agency, with the result that the outstanding rating on the certificates would be reduced by the related Rating Agency, the servicer will be required to secure a substitute performance bond issued by an entity with a rating sufficient to maintain the outstanding rating on the certificates or to deposit and maintain with the trustee cash in the amount specified in the applicable prospectus supplement.

                            Description of Insurance

      To the extent that the applicable prospectus supplement does not expressly provide for a form of credit support specified above in lieu of some or all of the insurance mentioned below, the following paragraphs on insurance shall apply with respect to the mortgage loans included in the related trust fund. To the extent described in the related prospectus supplement, each manufactured home that secures a contract will be covered by a standard hazard insurance policy and other insurance policies. Any material changes in insurance from the description that follows will be set forth in the applicable prospectus supplement.

Primary Mortgage Insurance Policies

      To the extent specified in the related prospectus supplement, each pooling and servicing agreement will require the subservicer to cause a primary mortgage insurance policy to be maintained in full force and effect with respect to each mortgage loan that is secured by a single family property requiring the insurance and to act on behalf of the related insured with respect to all actions required to be taken by the insured under each primary mortgage insurance policy. Generally, a primary mortgage insurance policy covers the amount of the unpaid principal balance of the mortgage loan over 75% of the value of the mortgaged property at origination. Primary mortgage insurance policies are generally permitted or required to be terminated when the unpaid principal balance of the mortgage loan is reduced to 80% of the value of the mortgaged property at the time of origination. Any primary credit insurance policies relating to the contracts underlying a series of certificates will be described in the related prospectus supplement.

      The amount of a claim for benefits under a primary mortgage insurance policy covering a mortgage loan in the related mortgage pool generally will consist of the insured portion of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less:

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      o     all rents or other payments collected or received by the related insured, other than the proceeds of hazard insurance, that are derived from or in any way related to the mortgaged property;

      o     hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the related mortgage loan;

      o     amounts expended but not approved by the primary mortgage insurer;

      o     claim payments previously made by the primary mortgage insurer; and

      o     unpaid premiums.

      As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a mortgage loan in the related mortgage pool, the related insured generally will be required to, in the event of default by the mortgagor:

      (1)   advance or discharge:

            (A)   all hazard insurance premiums; and

            (B)   as necessary and approved in advance by the primary mortgage insurer:

                  o     real estate property taxes;

                  o     all expenses required to preserve, repair and prevent
                        waste to the mortgaged property so as to maintain the
                        mortgaged property in at least as good a condition as
                        existed at the effective date of such primary mortgage
                        insurance policy, ordinary wear and tear excepted;

                  o     property sales expenses;

                  o     any outstanding liens, as defined in the related primary
                        mortgage insurance policy, on the mortgaged property;
                        and

                  o     foreclosure costs, including court costs and reasonable
                        attorneys' fees;

      (2)   in the event of a physical loss or damage to the mortgaged property, have the mortgaged property restored and repaired to at least as good a condition as existed at the effective date of the related primary mortgage insurance policy, ordinary wear and tear excepted;
            and

      (3)   tender to the primary mortgage insurer good and merchantable title to and possession of the mortgaged property.

      Other provisions and conditions of each primary mortgage insurance policy covering a mortgage loan in the related mortgage pool generally will provide that:

      (1)   no change may be made in the terms of the related mortgage loan without the consent of the primary mortgage insurer;

      (2)   written notice must be given to the primary mortgage insurer within
            10 days after the related insured becomes aware that a mortgagor is delinquent in the payment of a sum equal to the aggregate of two scheduled monthly payments due under the related mortgage loan or that any proceedings affecting the mortgagor's interest in the mortgaged property securing the mortgage loan have commenced, and thereafter the insured must report monthly to the primary mortgage insurer the status of any mortgage loan until the mortgage loan is brought current, those proceedings are terminated or a claim is filed;

      (3)   the primary mortgage insurer will have the right to purchase the related mortgage loan, at any time subsequent to the 10 days' notice described in (2) above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal amount of the mortgage loan, plus accrued and unpaid interest and reimbursable amounts expended by the related insured for the real estate taxes and fire and extended coverage insurance on the mortgaged property for a period not exceeding 12 months, and less the sum of any claim previously paid under the primary mortgage insurance policy and any due and unpaid premiums with respect to that policy;

      (4)   the insured must commence proceedings at certain times specified in the primary mortgage insurance policy and diligently proceed to obtain good and merchantable title to and possession of the mortgaged property;

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      (5)   the related insured must notify the primary mortgage insurer of the price specified in (3) above at least 15 days prior to the sale of the mortgaged property by foreclosure, and bid that amount unless the primary mortgage insurer specifies a lower or higher amount; and

      (6)   the related insured may accept a conveyance of the mortgaged property in lieu of foreclosure with written approval of the primary mortgage insurer provided the ability of the insured to assign specified rights to the primary mortgage insurer are not thereby impaired or the specified rights of the primary mortgage insurer are not thereby adversely affected.

      Any rents or other payments collected or received by the related insured which are derived from or are in any way related to the mortgaged property will be deducted from any claim payment.

FHA Insurance and VA Guarantees

      The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended. Any FHA insurance or VA guarantees relating to contracts underlying a series of certificates will be described in the related prospectus supplement.

      The insurance premiums for FHA Loans are collected by HUD approved lenders or by the servicers of the FHA Loans and are paid to the FHA. The regulations governing FHA single family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted FHA Loan to HUD. With respect to a defaulted FHA Loan, the servicer of that FHA Loan will be limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the servicer will be expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor.
Forbearance plans may involve the reduction or suspension of scheduled mortgage payments for a specified period, with payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the scheduled maturity date. In addition, when a default caused by circumstances beyond the mortgagor's control is accompanied by certain other criteria, HUD may provide relief by making payments to the servicer of the related mortgage loan in partial or full satisfaction of amounts due thereunder, which payments are to be repaid by the mortgagor to HUD, or by accepting assignment of the mortgage loan from the servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the mortgage loan, and HUD must have rejected any request for relief from the mortgagor before the servicer may initiate foreclosure proceedings.

      HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The servicer of each FHA Loan in a mortgage pool will be obligated to purchase any debenture issued in satisfaction of a defaulted FHA
Loan serviced by it for an amount equal to the principal amount of the FHA Loan.

      The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal balance of the defaulted FHA Loan, adjusted to reimburse the servicer of that FHA Loan for certain costs and expenses and to deduct certain amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure, or other acquisition of possession, and conveyance to HUD, the related servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to that date in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the FHA Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA Loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation or make any payment due under the mortgage loan and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

                                       83

      The maximum guarantee that may be issued by the VA under a VA Loan is 50%
of the principal amount of the VA Loan if the principal amount of the mortgage loan is $45,000 or less, the lesser of $36,000 and 40% if the principal amount of the VA Loan if the principal amount of that VA Loan is greater than $45,000 but less than or equal to $144,000, and the lesser of $46,000 and 25% of the principal amount of the mortgage loan if the principal amount of the mortgage loan is greater than $144,000. The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee. The VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

      With respect to a defaulted VA Loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the mortgaged property.

      The amount payable under the guarantee will be the percentage of the VA
Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the VA Loan, interest accrued on the unpaid balance of the VA Loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that those amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

Standard Hazard Insurance Policies on Mortgage Loans

      The pooling and servicing agreement will require that standard hazard insurance policies covering the mortgage loans in a mortgage pool provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to mortgage loans will be underwritten by different insurers and will cover mortgaged properties located in various states, those policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and generally will be similar.

      Most standard hazard insurance policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism.
The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

      The standard hazard insurance policies covering mortgaged properties securing mortgage loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the dwellings, structures and other improvements on the mortgaged property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of:

      o     the actual cash value, the replacement cost less physical
            depreciation, of the dwellings, structures and other improvements damaged or destroyed; or

      o     the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the related dwellings, structures and other improvements.

      The depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative
Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative
Loan do not maintain insurance or do not maintain

                                       84

adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to that borrower's Cooperative Dwelling or that
Cooperative's building could significantly reduce the value of the collateral securing the related Cooperative Loan to the extent not covered by other credit support.

      Any losses incurred with respect to mortgage loans due to uninsured risks, including earthquakes, mudflows and, with respect to mortgaged properties located in areas other than HUD designated flood areas, floods, or insufficient hazard insurance proceeds and any hazard losses incurred with respect to
Cooperative Loans could affect distributions to the certificateholders.

      With respect to mortgage loans secured by commercial property, Mixed-Use
Property and multifamily property, certain additional insurance policies may be required; for example, general liability insurance for bodily injury and property damage, steam boiler coverage where a steam boiler or other pressure vessel is in operation, business interruption insurance and rent loss insurance to cover income losses following damage or destruction of the mortgaged property. The related prospectus supplement will specify the required types and amounts of additional insurance that may be required in connection with mortgage loans secured by commercial property, Mixed-Use Property and multifamily property and will describe the general terms of such insurance and conditions to payment thereunder.

Standard Hazard Insurance Policies on the Manufactured Homes

      The terms of the pooling and servicing agreement will require the servicer to cause to be maintained with respect to each contract one or more standard hazard insurance policies which provide, at a minimum, the same coverage as a standard form file and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue those policies in the state in which the manufactured home is located, and in an amount which is not less than the maximum insurable value of that manufactured home or the principal balance due from the obligor on the related contract, whichever is less; provided, however, that the amount of coverage provided by each standard hazard insurance policy shall be sufficient to avoid the application of any coinsurance clause contained in the related standard hazard insurance policy.
When a manufactured home's location was, at the time of origination of the related contract, within a federally designated flood area, the servicer also shall cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program.
Each standard hazard insurance policy caused to be maintained by the servicer shall contain a standard loss payee clause in favor of the servicer and its successors and assigns. If any obligor is in default in the payment of premiums on its standard hazard insurance policy or policies, the servicer shall pay the premiums out of its own funds, and may add separately the premium to the obligor's obligation as provided by the contract, but may not add the premium to the remaining principal balance of the contract.

      The servicer may maintain, in lieu of causing individual standard hazard insurance policies to be maintained with respect to each manufactured home, and shall maintain, to the extent that the related contract does not require the obligor to maintain a standard hazard insurance policy with respect to the related manufactured home, one or more blanket insurance policies covering losses on the obligor's interest in the contracts resulting from the absence or insufficiency of individual standard hazard insurance policies. Any blanket policy shall be substantially in the form and in the amount carried by the servicer as of the date of the pooling and servicing agreement. The servicer shall pay the premium for the policy on the basis described in that policy and shall pay any deductible amount with respect to claims under the policy relating to the contracts. If the insurer thereunder shall cease to be acceptable to the servicer, the servicer shall exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the original policy.

      If the servicer shall have repossessed a manufactured home on behalf of the trustee, the servicer shall either:

      o     maintain hazard insurance with respect to the related manufactured home, which expenses will be reimbursable to the servicer out of the trust fund; or

                                       85

      o     indemnify the trustee against any damage to the related manufactured home prior to resale or other disposition.

Pool Insurance Policies

      If stated in the related prospectus supplement, the servicer will obtain a pool insurance policy for a mortgage pool underlying certificates of that series. The pool insurance policy will be issued by the pool insurer named in the applicable prospectus supplement. Each pool insurance policy will cover any loss, subject to the limitations described below, by reason of default to the extent the related mortgage loan is not covered by any primary mortgage insurance policy, FHA insurance or VA guarantee. The amount of the pool insurance policy, if any, with respect to a series will be specified in the related prospectus supplement. A pool insurance policy, however, will not be a blanket policy against loss, because claims thereunder may only be made for particular defaulted mortgage loans and only upon satisfaction of certain conditions precedent described below. Any pool insurance policies relating to the contracts will be described in the related prospectus supplement.

      The pool insurance policy generally will provide that as a condition precedent to the payment of any claim the insured will be required

      (1)   to advance hazard insurance premiums on the mortgaged property securing the defaulted mortgage loan;

      (2)   to advance, as necessary and approved in advance by the pool insurer,

            o     real estate property taxes;

            o     all expenses required to preserve and repair the mortgaged property, to protect the mortgaged property from waste, so that the mortgaged property is in at least as good a condition as existed on the date upon which coverage under the pool
                  insurance policy with respect to the related mortgaged
                  property first became effective, ordinary wear and tear
                  excepted;

            o     property sales expenses;

            o     any outstanding liens on the mortgaged property; and

            o     foreclosure costs including court costs and reasonable
                  attorneys' fees; and

      (3)   if there has been physical loss or damage to the mortgaged property, to restore the mortgaged property to its condition, reasonable wear and tear excepted, as of the issue date of the pool insurance policy.

It also will be a condition precedent to the payment of any claim under the pool insurance policy that the related insured maintain a primary mortgage insurance policy that is acceptable to the pool insurer on all mortgage loans that have loan-to-value ratios at the time of origination in excess of 80%. FHA insurance and VA guarantees will be considered to be an acceptable primary mortgage insurance policy under the pool insurance policy.

      Assuming satisfaction of these conditions, the related pool insurer will pay to the related insured the amount of loss, but not more than the remaining amount of coverage under the pool insurance policy determined as follows:

      (1)   the amount of the unpaid principal balance of the related mortgage loan immediately prior to the Approved Sale of the mortgaged property;

      (2)   the amount of the accumulated unpaid interest on the related mortgage loan to the date of claim settlement at the applicable mortgage rate; and

      (3)   advances as described above, less:

            o     all rents or other payments, excluding proceeds of fire and extended coverage insurance, collected or received by the
                  related insured, which are derived from or in any way related to the mortgaged property;

            o     amounts paid under applicable fire and extended coverage
                  policies which are in excess of the cost of restoring and
                  repairing the mortgaged property and which have not been
                  applied to the payment of the related mortgage loan;

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      o     any claims payments previously made by the pool insurer on the related mortgage loan;

      o     due and unpaid premiums payable with respect to the pool insurance policy; and

      o     all claim payments received by the related insured pursuant to any primary mortgage insurance policy.

      The related pool insurer must be provided with good and merchantable title to the mortgaged property as a condition precedent to the payment of any amount of a claim for benefits under a primary mortgage insurance policy. If any mortgaged property securing a defaulted mortgage loan is damaged and the proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the mortgaged property to a condition sufficient to permit recovery under the pool insurance policy, the servicer or the subservicer of the related mortgage loan will not be required to expend its own funds to restore the damaged mortgaged property unless it is determined:

      o     that the restoration will increase the proceeds to the
            certificateholders of the related series on liquidation of the mortgage loan, after reimbursement of the expenses of the servicer or the subservicer, as the case may be; and

      o     that the expenses will be recoverable by it through payments under the financial guaranty insurance policy, surety bond or letter of credit, if any, with respect to that series, Liquidation Proceeds,
            Insurance Proceeds or amounts in the reserve fund, if any, with respect to that series.

      No pool insurance policy will insure, and many primary mortgage insurance policies may not insure, against loss sustained by reason of a default arising from, among other things:

      (1)   fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, any unaffiliated seller, the originator or other persons involved in the origination thereof; or

      (2)   the exercise by the related insured of a "due-on-sale" clause or other similar provision in the mortgage loan.

      Depending upon the nature of the event, a breach of representation made by the depositor or a seller may also have occurred. Such a breach, if it materially and adversely affects the interests of the certificateholders of that series and cannot be cured, would give rise to a repurchase obligation on the part of the depositor or seller as more fully described under "The Trust Fund --
Mortgage Loan Program -- Representations by Unaffiliated Sellers; Repurchases"
and "Description of the Certificates -- Assignment of Mortgage Loans."

      The original amount of coverage under the pool insurance policy will be reduced over the life of the certificates of the related series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed mortgaged properties covered thereby.

      The amount of claims paid will include certain expenses incurred by the servicer or by the subservicer of the defaulted mortgage loan as well as accrued interest on delinquent mortgage loans to the date of payment of the claim.
Accordingly, if aggregate net claims paid under a pool insurance policy reach the original policy limit, coverage under the pool insurance policy will lapse and any further losses will be borne by the holders of the certificates of that series. In addition, unless the servicer or the related subservicer could determine that an Advance in respect of a delinquent mortgage loan would be recoverable to it from the proceeds of the liquidation of that mortgage loan or otherwise, neither the subservicer nor the servicer would be obligated to make an Advance respecting any delinquency, since the Advance would not be ultimately recoverable to it from either the pool insurance policy or from any other related source. See "Description of the Certificates -- Advances."

      Any pool insurance policy for a contract pool underlying a series of certificates will be described in the related prospectus supplement.

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Special Hazard Insurance Policies

      If stated in the related prospectus supplement, the servicer shall obtain a special hazard insurance policy for the mortgage pool underlying a series of certificates. A special hazard insurance policy for a mortgage pool underlying the certificates of a series will be issued by the special hazard insurer named in the applicable prospectus supplement. Each special hazard insurance policy will, subject to the limitations described below, protect against loss by reason of damage to mortgaged properties caused by certain hazards, including vandalism and earthquakes and, except where the mortgagor is required to obtain flood insurance, floods and mudflows, not insured against under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located. See "Description of the Certificates -- Maintenance of
Insurance Policies" and " -- Standard Hazard Insurance." The special hazard insurance policy will not cover losses occasioned by war, certain governmental actions, nuclear reaction and certain other perils. Coverage under a special hazard insurance policy will be at least equal to the amount set forth in the related prospectus supplement.

      Subject to the foregoing limitations, each special hazard insurance policy will provide that, when there has been damage to the mortgaged property securing a defaulted mortgage loan and to the extent the damage is not covered by the standard hazard insurance policy, if any, maintained by the mortgagor, the servicer or the subservicer, the special hazard insurer will pay the lesser of:

      o     the cost of repair or replacement of the mortgaged property; or

      o     upon transfer of the mortgaged property to the special hazard insurer, the unpaid balance of the related mortgage loan at the time of acquisition of the mortgaged property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement, excluding late charges and penalty interest, and certain expenses incurred in respect of the mortgaged property.

      No claim may be validly presented under a special hazard insurance policy unless:

      o     hazard insurance on the mortgaged property has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid, all of which must be approved in advance as necessary by the related insurer; and

      o     the related insured has acquired title to the mortgaged property as a result of default by the mortgagor.

If the sum of the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the mortgaged property. Any amount paid as the cost of repair of the mortgaged property will further reduce coverage by that amount.

      The terms of the related pooling and servicing agreement will require the subservicer to maintain the special hazard insurance policy in full force and effect throughout the term of the pooling and servicing agreement. If a pool insurance policy is required to be maintained pursuant to the related pooling and servicing agreement, the special hazard insurance policy will be designed to permit full recoveries under the pool insurance policy in circumstances where recoveries would otherwise be unavailable because the related mortgaged property has been damaged by a cause not insured against by a standard hazard insurance policy. In that event, the related pooling and servicing agreement will provide that, if the related pool insurance policy shall have terminated or been exhausted through payment of claims, the servicer will be under no further obligation to maintain the special hazard insurance policy.

      Any special hazard insurance policies for a contract pool underlying a series of certificates will be described in the related prospectus supplement.

Mortgagor Bankruptcy Bond

      In the event of a personal bankruptcy of a mortgagor, a bankruptcy court may establish the value of the related mortgaged property or Cooperative
Dwelling at an amount less than the then outstanding principal balance of the related mortgage loan. The amount of the secured debt could be reduced to that lesser value, and the holder of the mortgage loan thus would become an unsecured creditor to the extent the outstanding principal balance of that mortgage loan exceeds the value so assigned to the related mortgaged property or Cooperative
Dwelling by the bankruptcy court. In addition, certain other

                                       88

modifications of the terms of a mortgage loan can result from a bankruptcy proceeding. If stated in the related prospectus supplement, losses resulting from a bankruptcy proceeding affecting the mortgage loans in a mortgage pool will be covered under a mortgagor bankruptcy bond, or any other instrument that will not result in a downgrading of the rating of the certificates of a series by the related Rating Agency. Any mortgagor bankruptcy bond will provide for coverage in an amount acceptable to the related Rating Agency, which will be set forth in the related prospectus supplement. Subject to the terms of the mortgagor bankruptcy bond, the issuer thereof may have the right to purchase any mortgage loan with respect to which a payment or drawing has been made or may be made for an amount equal to the outstanding principal amount of that mortgage loan plus accrued and unpaid interest thereon. The coverage of the mortgagor bankruptcy bond with respect to a series of certificates may be reduced as long as any reduction will not result in a reduction of the outstanding rating of the certificates of that series by the related Rating Agency.

           Certain Legal Aspects of the Mortgage Loans and Contracts

      The following discussion contains summaries of some legal aspects of the mortgage loans and contracts that are general in nature. Because these legal aspects are governed in part by state law, which laws may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the mortgaged properties may be situated. These legal aspects are in addition to the requirements of any applicable FHA regulations described in "Description of FHA
Insurance" in this prospectus and in the accompanying prospectus supplement regarding the contracts partially insured by FHA under Title I of the National
Housing Act, or Title I. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans and contracts.

The Mortgage Loans

      General. The mortgage loans, other than Cooperative Loans, will be secured by deeds of trust, mortgages or deeds to secure debt depending on the prevailing practice in the state in which the related mortgaged property is located. In some states, a mortgage, deed of trust or deed to secure debt creates a lien on the related real property. In other states, the mortgage, deed of trust or deed to secure debt conveys legal title to the property to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent, for example, the payment of the indebtedness secured thereby. The liens created by these instruments are not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to these instruments depends on their terms and in some cases on the terms of separate subordination or inter-creditor agreements, and in most cases on the order of recordation of the mortgage, deed of trust or deed to secure debt in the appropriate recording office.

      There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In some states, three parties may be involved in a mortgage financing when title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes a separate undertaking to make payments on the related
Mortgage Note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the grantor, who is the borrower/homeowner; the beneficiary, who is the lender; and a third-party grantee called the trustee.
Under a deed of trust, the borrower grants the mortgaged property to the trustee for the benefit of the beneficiary, irrevocably until satisfaction of the debt.
A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the time when the debt is repaid. The trustee's authority under a deed of trust and the mortgagee's or grantee's authority under a mortgage or a deed to secure debt, as applicable, are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage or deed to secure debt and, in some deed of trust transactions, the directions of the beneficiary.

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      Cooperative Loans. If stated in the prospectus supplement relating to a series of securities, the loans may include Cooperative Loans. Each note evidencing a Cooperative Loan will be secured by a security interest in shares issued by the Cooperative that owns the related apartment building and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien on, or grant a security interest in, the
Cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement, or the filing of the financing statements related thereto, in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located.
This type of lien or security interest is not, in general, prior to liens in favor of the cooperative corporation for unpaid assessments or common charges, or a lien for real estate taxes and assessments and other changes imposed under governmental police powers.

      In most cases, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units in the Cooperative. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage or mortgages on the Cooperative's building or underlying land, as is typically the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessee, as the case may be, is also responsible for fulfilling the mortgage or rental obligations.

      An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that
Cooperative is the landlord is usually subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations:

      o     arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements; or

      o     arising under its land lease;

the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the
Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of shares of the
Cooperative, or in the case of the loans, the collateral securing the
Cooperative Loans.

      Each Cooperative is owned by shareholders, referred to as
tenant-stockholders, who, through ownership of stock or shares in the
Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. In most instances, a tenant-stockholder of a Cooperative must make a monthly maintenance payment to the Cooperative under the proprietary lease, which rental payment represents the tenant-stockholder's pro rata share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The lender usually takes possession of the stock certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state or local offices to perfect the lender's interest in its collateral. In accordance with the limitations discussed below, on default of the

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tenant-stockholder, the lender may sue for judgment on the related note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "-- Foreclosure on Shares of
Cooperatives" in this prospectus.

      Tax Aspects of Cooperative Ownership. In general, a "tenant-stockholder,"
as defined in Section 216(b)(2) of the Code of a corporation that qualifies as a
"cooperative housing corporation" within the meaning of Section 16(b)(1) of the
Code is allowed a deduction for amounts paid or accrued within his or her taxable year to the corporation representing his or her proportionate share of certain interest expenses and real estate taxes allowable as a deduction under
Section 216(a) of the Code to the corporation under Sections 163 and 164 of the
Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which those items are allowable as a deduction to the corporation, the section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section
216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under this section for any particular year. If a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that this type of failure would be permitted to continue over a period of years appears remote.

      Foreclosure on Mortgage Loans. Although a deed of trust or a deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or a deed to secure debt is typically accomplished by a non-judicial sale under a specific provision in the deed of trust or deed to secure debt which authorizes the trustee or grantee, as applicable, to sell the property on default by the borrower under the terms of the note or deed of trust or deed to secure debt. In addition to any notice requirements contained in a deed of trust or deed to secure debt, in some states, prior to a sale the trustee or grantee, as applicable, must record a notice of default and send a copy to the borrower and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, in some states, prior to a sale the trustee or grantee, as applicable, must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust or deed to secure debt is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some states' laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest of record in the real property.

      An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the Mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. In most cases, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under various circumstances a court of equity may relieve the mortgagor from an entirely technical default where that default was not willful.

      Foreclosure of a mortgage usually is accomplished by judicial action. In most cases, the action is initiated by the service of legal pleadings on all parties having an interest of record in the real property. Delays in completion of the foreclosure may result from difficulties in locating and serving necessary parties, including borrowers, such as international borrowers, located outside the jurisdiction in which the mortgaged property is located.
Difficulties in foreclosing on mortgaged properties owned by international borrowers may result in increased foreclosure costs, which may reduce the amount of proceeds from the

                                       91

liquidation of the related loan available to be distributed to the certificateholders of the related series. In addition, delays in completion of the foreclosure and additional losses may result where loan documents relating to the loan are missing. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

      In some states, the borrower has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in those states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount of defaulted payments and all other sums owing lender due to the default, plus the costs and expenses incurred in enforcing the obligation.

      In the case of foreclosure under a mortgage, a deed of trust or deed to secure debt, the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is a public sale. However, because of the difficulty a potential buyer at the sale may have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or grantee, as applicable, or referee for a credit bid less than or equal to the unpaid principal amount of the loan, plus accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount and preserves its right against a borrower to seek a deficiency judgment if such remedy is available under state law and the related loan documents. In some states, there is a statutory minimum purchase price that the lender may offer for the property and in most cases, state law controls the amount of foreclosure costs and expenses, including attorneys'
fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense that are necessary to render the property suitable for sale. In most cases, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. In some cases, a deficiency judgment may be pursued in lieu of foreclosure. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of securities. See
"Description of Credit Enhancement" in this prospectus.

      Foreclosure on Junior Mortgage Loans. A junior mortgagee may not foreclose on the property securing a junior loan unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages if the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan. In addition, if the foreclosure by a junior mortgagee triggers the enforcement of a "due-on-sale"
clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees, to avoid a default with respect thereto. Accordingly, if the junior lender purchases the property, the junior lender's title will be subject to all senior liens and claims and certain governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust that is being foreclosed. Any remaining proceeds are typically payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are usually payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

      The purposes of a foreclosure action are to enable the mortgagee to realize on its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with

                                       92

interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay various costs of that action. Those having an equity of redemption must be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred. See
"Description of the Securities -- Servicing and Administration of Loans --
Realization Upon Defaulted Loans" in this prospectus.

      Foreclosure on Shares of Cooperatives. The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the
Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by the tenant-stockholder.

      In most cases, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens on the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement often permits the Cooperative to terminate the lease or agreement if the borrower defaults in the performance of covenants thereunder. Typically, the lender and the
Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement in most cases provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the
Cooperative by the tenant-stockholder, which the lender in most cases cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

      Recognition agreements also typically provide that if the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the
Cooperative as required by the proprietary lease before transferring the
Cooperative shares and assigning the proprietary lease. This approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. In most cases, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

      Because of the nature of Cooperative Loans, lenders do not require the tenant-stockholder, referred to as the borrower or the Cooperative, to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

      A foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code, or
UCC, and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. In most instances, a

                                       93

sale conducted according to the usual practice of creditors selling similar collateral in the same area will be considered reasonably conducted.

      Where the lienholder is the junior lienholder, any foreclosure may be delayed until the junior lienholder obtains actual possession of such
Cooperative shares. Additionally, if the lender does not have a first priority perfected security interest in the Cooperative shares, any foreclosure sale would be subject to the rights and interests of any creditor holding senior interests in the shares. Also, a junior lienholder may not be able to obtain a recognition agreement from a Cooperative since many cooperatives do not permit subordinate financing. Without a recognition agreement, the junior lienholder will not be afforded the usual lender protections from the Cooperative which are in most cases provided for in recognition agreements.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, in most cases provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. On the other hand, if a portion of the indebtedness remains unpaid, the tenant-stockholder is in most cases responsible for the deficiency. See "--
Anti-Deficiency Legislation and Other Limitations on Lenders" in this prospectus.

      Rights of Redemption. In some states, after sale under a deed of trust, or a deed to secure debt or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period, typically ranging from six months to two years, in which to redeem the property from the foreclosure sale. In some states, redemption may occur only on payment of the entire principal balance of the mortgage loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right, should be distinguished from statutory rights of redemption. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust or a deed to secure debt. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has expired. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

      Anti-Deficiency Legislation and Other Limitations on Lenders. Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust, a mortgagee under a mortgage or a grantee under a deed to secure debt. In some states, including California, statutes limit the right of the beneficiary, mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the Mortgage Note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, grantee or mortgagee if there are no mortgage loans against which the deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

      In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies for the security. Consequently, the practical effect of the election requirement, in those states permitting this election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any deficiency judgment against the borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is in most cases to

                                       94

prevent a beneficiary, grantee or mortgagee from obtaining a large deficiency judgment against the borrower as a result of low or no bids at the judicial sale.

      In most cases, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was not conducted in a commercially reasonable manner.

      In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its collateral and/or enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions against the debtor, the debtor's property and any co-debtor are automatically stayed upon the filing of a bankruptcy petition. Moreover, a court having federal bankruptcy jurisdiction may permit a debtor through its Chapter
11 or Chapter 13 rehabilitative plan to cure a monetary default relating to a mortgage loan or revolving credit loan on the debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule, even though the lender accelerated the mortgage loan or revolving credit loan and final judgment of foreclosure had been entered in state court, provided no sale of the residence has yet occurred, prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan or revolving credit loan default by paying arrearages over a number of years.

      Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan or revolving credit loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the mortgage loan or revolving credit loan. In most cases, however, the terms of a mortgage loan or revolving credit loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified under a plan confirmed under
Chapter 13, as opposed to Chapter 11, except for mortgage payment arrearages, which may be cured within a reasonable time period. Courts with federal bankruptcy jurisdiction similarly may be able to modify the terms of a
Cooperative Loan.

      In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

      The Bankruptcy Code provides priority to tax liens over the lender's security. This may have the effect of delaying or interfering with the enforcement of rights for a defaulted mortgage loan or revolving credit loan.

      In addition, substantive requirements are imposed on mortgage lenders in connection with the origination and the servicing of mortgage loans or revolving credit loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures
Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit
Reporting Act and related statutes. These federal laws impose specific statutory liabilities on lenders who originate mortgage loans or revolving credit loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans or revolving credit loans.

      Some of the mortgage loans or revolving credit loans may be High Cost
Loans. Purchasers or assignees of any High Cost Loan, including any trust, could be liable for all claims and subject to all defenses arising under any applicable law that the borrower could assert against the originator of the High

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Cost Loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required.

      Alternative Mortgage Instruments. Alternative mortgage instruments, including adjustable-rate mortgage loans and early ownership mortgage loans or revolving credit loans, originated by non-federally chartered lenders, have historically been subjected to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain
Act, or Title VIII. Title VIII provides that, regardless of any state law to the contrary:

      o     state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the
            Currency for the origination of alternative mortgage instruments by national banks;

      o     state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the
            National Credit Union Administration for origination of alternative mortgage instruments by federal credit unions; and

      o     all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan
            Bank Board, predecessor to the OTS, for origination of alternative mortgage instruments by federal savings and loan associations.

Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Some states have taken this action.

      Leasehold Considerations. Mortgage loans may contain leasehold mortgages which are each secured by a lien on the related mortgagor's leasehold interest in the related mortgaged property. Mortgage loans secured by a lien on the borrower's leasehold interest under a ground lease are subject to various risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated, for example, as a result of a lease default or the bankruptcy of the ground lessor or the borrower/ground lessee. The leasehold mortgagee would be left without its security. In the case of each mortgage loan secured by a lien on the related mortgagor's leasehold interest under a ground lease, that ground lease contains provisions protective of the leasehold mortgagee. These provisions include a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale and after that assignment to be assigned by the leasehold mortgagee or that purchaser at a foreclosure sale to any financially responsible third party that executes an agreement obligating itself to comply with the terms and conditions of the ground lease and a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease on any termination of the old ground lease.

      Junior Mortgages; Rights of Senior Mortgagees. The mortgage loans or revolving credit loans included in the trust may be junior to other mortgages, deeds to secure debt or deeds of trust held by other lenders. Absent an intercreditor agreement, the rights of the trust, and therefore the certificateholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan or revolving credit loan to be sold on default of the mortgagor. The sale of the mortgaged property may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in certain cases, either reinstates or satisfies the defaulted senior mortgage loan or revolving credit loan or loans, as applicable. A junior mortgagee may satisfy a defaulted senior mortgage loan or revolving credit loan in full or, in some states, may cure the default and bring the senior mortgage loan or revolving credit loan current thereby reinstating the senior mortgage loan or revolving credit loan, in either event usually adding the amounts expended to the balance due on the junior mortgage loan or revolving credit

                                       96

loan. In most states, absent a provision in the senior mortgage, deed to secure debt or deed of trust, or an intercreditor agreement, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage, deed to secure debt or deed of trust do not require notice of default to the junior mortgagee, the lack of any notice may prevent the junior mortgagee from exercising any right to reinstate the senior mortgage loan or revolving credit loan which applicable law may provide.

      The standard form of the senior mortgage, deed to secure debt or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, deed to secure debt or deed of trust, in the order as the mortgagee may determine. Thus, if improvements on the property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

      The form of credit line trust deed or mortgage used by most institutional lenders which make revolving credit loans typically contains a "future advance"
clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is designated as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of these intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing loans of the type which includes revolving credit loans applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the credit limit does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

      Another provision sometimes found in the form of the senior mortgage, deed to secure debt or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage, deed to secure debt or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage, deed to secure debt or deed of trust. After a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under certain mortgages, deeds to secure debt or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage. Also, since most senior mortgages require the related mortgagor to make escrow deposits with the holder of the senior mortgage for all real estate taxes and insurance premiums, many junior mortgagees will not collect and retain the escrows and will rely on the holder of the senior mortgage to collect and disburse the escrows.

      The form of credit line trust deed or mortgage used by most institutional lenders that make revolving credit loans typically contains a "future advance"
clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of

                                       97

trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is designated as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, regardless of the fact that there may be junior trust deeds or mortgages and other liens that intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and regardless that the beneficiary or lender had actual knowledge of these intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans or revolving credit loans of the type that includes revolving credit loans applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the credit limit does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

The Manufactured Housing Contracts

      General. A manufactured housing contract evidences both:

      o     the obligation of the mortgagor to repay the loan evidenced thereby;
            and

      o     the grant of a security interest in the manufactured home to secure repayment of the loan.

      Certain aspects of both features of the manufactured housing contracts are described below.

      Security Interests in Manufactured Homes. The law governing perfection of a security interest in a manufactured home varies from state to state. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payments of a fee to the state motor vehicle authority, depending on state law. In some non-title states, perfection under the provisions of the
UCC is required. The lender, the subservicer or the servicer may effect the notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing contract is registered. If the servicer, the subservicer or the lender fails to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the certificateholders may not have a first priority security interest in the manufactured home securing a manufactured housing contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law.
In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must record a mortgage, deed of trust or deed to secure debt, as applicable, under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. In some cases, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the seller's security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site or if a court determines that a manufactured home is real property, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the mortgage collateral seller and transferred to the depositor. In certain cases, the servicer or the subservicer, as applicable, may be required to perfect a security interest in the manufactured home under applicable real estate laws. If the real estate recordings are not required and if any of the foregoing events were to occur, the only recourse of the related certificateholders would be against the mortgage collateral seller under its repurchase obligation for breach of representations or warranties.

      The depositor will assign its security interests in the manufactured homes to the trustee on behalf of the certificateholders. See "Description of the
Securities -- Assignment of Loans" in this prospectus. If stated in the accompanying prospectus supplement, if a manufactured home is governed by the applicable motor vehicle laws of the relevant state the depositor or the trustee will amend the certificates of title to identify the trustee as the new secured party. In most cases however, if a manufactured home is governed

                                       98

by the applicable motor vehicle laws of the relevant state neither the depositor nor the trustee will amend the certificates of title to identify the trustee as the new secured party. Accordingly, the depositor or any other entity as may be specified in the prospectus supplement will continue to be named as the secured party on the certificates of title relating to the manufactured homes. However, there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest may not be held effective against subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home or creditors of the assignor.

      If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered and if steps are not taken to re-perfect the trustee's security interest in the state, the security interest in the manufactured home will cease to be perfected. While in many circumstances the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation, there can be no assurance that the trustee will be able to do so.

      When a mortgagor under a manufactured housing contract sells a manufactured home, the trustee, the subservicer or the servicer on behalf of the trustee, must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related lien before release of the lien. The ability to accelerate the maturity of the related contract will depend on the enforceability under state law of the clause permitting acceleration on transfer. The Garn-St. Germain Depository Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of these clauses applicable to manufactured homes. To the extent the exceptions and conditions apply in some states, the servicer may be prohibited from enforcing the clause in respect of certain manufactured homes.

      Under the laws of most states, liens for repairs performed on a manufactured home take priority over a perfected security interest. The applicable mortgage collateral seller typically will represent that it has no knowledge of any liens for any manufactured home securing payment on any manufactured housing contract. However, the liens could arise at any time during the term of a manufactured housing contract. No notice will be given to the trustee or certificateholders if a lien arises and the lien would not give rise to a repurchase obligation on the part of the party specified in the related agreement.

      To the extent that manufactured homes are not treated as real property under applicable state law, manufactured housing contracts in most cases are
"chattel paper" as defined in the UCC in effect in the states in which the manufactured homes initially were registered. Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the servicer, the subservicer or the depositor, as the case may be, will transfer physical possession of the manufactured housing contracts to the trustee or its custodian. In addition, the servicer or the subservicer will make an appropriate filing of a financing statement in the appropriate states to give notice of the trustee's ownership of the manufactured housing contracts. If stated in the accompanying prospectus supplement, the manufactured housing contracts will be stamped or marked otherwise to reflect their assignment from the depositor to the trustee. In most cases however, the manufactured housing contracts will not be stamped or marked otherwise to reflect their assignment from the depositor to the trustee.
Therefore, if a subsequent purchaser were able to take physical possession of the manufactured housing contracts without notice of the assignment, the trustee's interest in the manufactured housing contracts could be defeated. Even if unsuccessful, these claims could delay payments to the related trust fund and certificateholders. If successful, losses to the related trust fund and certificateholders also could result. To the extent that manufactured homes are treated as real property under applicable state law, contracts will be treated in a manner similar to that described above with regard to mortgage loans. See
"Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage
Loans" in this prospectus.

      Land Home and Land-in-Lieu Contracts. To the extent described in the applicable prospectus supplement, the related contract pool may contain land home contracts or land-in-lieu contracts. The land home contracts and the land-in-lieu contracts will be secured by either first mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. See "Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans" for a description of mortgages, deeds of trust and foreclosure procedures.

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      Enforcement of Security Interests in Manufactured Homes. The subservicer or the servicer on behalf of the trustee, to the extent required by the related agreement, may take action to enforce the trustee's security interest for manufactured housing contracts in default by repossession and sale of the manufactured homes securing the defaulted manufactured housing contracts. So long as the manufactured home has not become subject to real estate law, a creditor in most cases can repossess a manufactured home securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The debtor may also have a right to redeem the manufactured home at or before resale.

      Certain statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.
For a discussion of deficiency judgments, see "-- The Mortgage Loans -- Anti-
Deficiency Legislation and Other Limitations on Lenders" in this prospectus.

Enforceability of Certain Provisions

      If stated in accompanying prospectus supplement indicates otherwise, some or all of the loans will not contain due-on-sale clauses. In most cases however, all of the loans will contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the consent of the lender. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982, or
Garn-St Germain Act, preempts state constitutional, statutory and case law that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The
Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

      The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, regardless of the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty on the acceleration of a loan under a due-on-sale clause.

      The inability to enforce a due-on-sale clause may result in a loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact on the average life of the loans and the number of loans which may be outstanding until maturity.

      In connection with lenders' attempts to realize on their security, courts have imposed general equitable principles. These equitable principles are designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to realize on its security if the default under the mortgage instrument is not monetary, including the borrower failing to adequately maintain the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust, deeds to secure debt or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a deed to secure a debt or a mortgagee having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

                                      100

Consumer Protection Laws

      Numerous federal and state consumer protection laws impose requirements applicable to the origination of loans, including the Truth in Lending Act, the
Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit
Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection
Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related loan.

      If the transferor of a consumer credit contract is also the seller of goods that give rise to the transaction, and, in certain cases, related lenders and assignees, the "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor to transfer the contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses that the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against the borrower.

Applicability of Usury Laws

      Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, or Title V, provides that state usury limitations shall not apply to some types of residential first mortgage loans, including Cooperative Loans originated by some lenders. Title V also provides that, subject to certain conditions, state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any home improvement contract that is secured by a first lien on some kinds of consumer goods. The contracts would be covered if they satisfy some conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

      Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted this type of law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

      Usury limits apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum interest rates for the mortgage loans, as described in the accompanying prospectus supplement.

      In most cases, each seller of a loan will have represented that the loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the interest rates on the loans will be subject to applicable usury laws as in effect from time to time.

Environmental Legislation

      Under the federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, or CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

      The Asset Conservation, Lender Liability and Deposit Insurance Act of
1996, as amended, or the Conservation Act, amended, among other things, the provisions of CERCLA for lender liability and the

                                      101

secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. For a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged property. The
Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the mortgagor's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

      Other federal and state laws in some circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. These cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust and reduce the amounts otherwise distributable to the holders of the related series of securities.
Moreover, some federal statutes and some states by statute impose an
Environmental Lien. All subsequent liens on that property are usually subordinated to an Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an Environmental Lien could be adversely affected.

      Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present for any mortgaged property prior to the origination of the loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the depositor nor any servicer or subservicer will be required by any agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability for the absence or effect of contaminants on any mortgaged property or any casualty resulting from the presence or effect of contaminants. However, the servicer or the subservicer will not be obligated to foreclose on any mortgaged property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

      If stated in the applicable prospectus supplement, at the time the loans were originated, an environmental assessment of the mortgaged properties will have been conducted. In most cases however, at the time the loans were originated, no environmental assessment or a very limited environment assessment of the mortgaged properties will have been conducted.

Servicemembers Civil Relief Act

      Under the terms of the Servicemembers Civil Relief Act, referred to herein as the Relief Act, a borrower who enters military service after the origination of the borrower's loan, including a borrower who was in reserve status and is called to active duty after origination of the loan, may not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% per annum, unless a court or administrative agency of the United States or of any state orders otherwise on application of the lender. The Relief Act applies to borrowers who are members of the Air Force, Army, Marines, Navy, National Guard,
Reserves or Coast Guard, and officers of the U.S. Public Health Service or the
National Oceanic and Atmospheric Administration assigned to duty with the military.

      Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related loan, no information can be provided as to the number of loans that may be affected by the Relief Act. For loans included in a trust, application of the
Relief Act would adversely affect, for an indeterminate period of time, the ability of the subservicer or the servicer, as applicable, to collect full amounts of interest on the loans. Any shortfall in interest

                                      102

collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related loans, would result in a reduction of the amounts distributable to the holders of the related securities, and would not be covered by Advances or any form of credit enhancement provided in connection with the related series of securities.
In addition, the Relief Act imposes limitations that would impair the ability of the subservicer or the servicer, as applicable, to foreclose on an affected loan during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, if the
Relief Act or similar legislation or regulations applies to any loan which goes into default, there may be delays in payment and losses on the related securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the loans resulting from similar legislation or regulations may result in delays in payments or losses to certificateholders of the related series.

      In June 2002, the California Military and Veterans Code was amended to provide protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the governor of
California, California national guard members called up to active service by the
President and reservists called to active duty. The amendment could result in shortfalls in interest and could affect the ability of the subservicer or the servicer, as applicable, to foreclose on defaulted mortgage loans in a timely fashion. In addition, the amendment, like the Relief Act, provides broad discretion for a court to modify a mortgage loan upon application by the mortgagor. The depositor has not undertaken a determination as to which mortgage loans, if any, may be affected by the amendment or the Relief Act.

Default Interest and Limitations on Prepayments

      Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments on the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations on the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties on an involuntary prepayment is unclear under the laws of many states. Most conventional single family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly for mortgage loans having higher loan rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

      Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges.
The Alternative Mortgage Transaction Parity Act of 1982, or the Parity Act,
permits the collection of prepayment charges in connection with some types of loans subject to the Parity Act including adjustable rate mortgage loans, preempting any contrary state law prohibitions. However, some states may not recognize the preemptive authority of the Parity Act or have opted out of the
Parity Act. Moreover, the OTS, the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable regulations and opinions that previously authorized lenders to charge prepayment charges and late fees on
Parity Act loans notwithstanding contrary state law, effective with respect to
Parity Act loans originated on or after July 1, 2003. However, the OTS's action does not affect Parity Act loans originated before July 1, 2003. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of these charges. The servicer or subservicer will be entitled to all prepayment charges and late payment charges to the extent collected on the loans and these amounts will not be available for payment on the securities, except to the extent specified in the related prospectus supplement.

Forfeiture for Drug, RICO and Money Laundering Violations

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to

                                      103

the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and
Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, was reasonably without cause to believe that the property was subject to forfeiture. However, there is no assurance that such a defense will be successful.

Negative Amortization Loans

      A recent case held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980, or DIDMC, and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The court did not address the applicability of the Alternative
Mortgage Transaction Parity Act of 1982, which authorizes a lender to make residential mortgage loans that provide for negative amortization. As a result, the enforceability of compound interest on mortgage loans that provide for negative amortization is unclear. The case, which was decided by the First
Circuit Court of Appeals, is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

                    Material Federal Income Tax Consequences

General

      The following is a discussion of the material, and certain other, federal income tax consequences of the purchase, ownership and disposition of the securities. Where appropriate, additional consequences will be discussed in the prospectus supplement relating to a particular series. This discussion is intended as an explanatory discussion of the consequences of holding the securities generally and does not purport to furnish information with the level of detail that would be expected to be provided by an investor's own tax advisor, or with consideration of an investor's specific tax circumstances.
Accordingly, it is recommended that each prospective investor consult with its own tax advisor regarding the application of United States federal income tax laws, as well as any state, local, foreign or other tax laws, to their particular situation. Thacher Proffitt & Wood LLP, Orrick, Herrington &
Sutcliffe LLP, McKee Nelson LLP and Sidley Austin LLP, counsel to the depositor, rendered an opinion generally that the discussion in this section is correct in all material respects. In addition, counsel to the depositor has rendered an opinion to the effect that: (1) with respect to each series of REMIC certificates, issued as described in this prospectus and the related prospectus supplement, the related mortgage pool, or portion thereof, will be classified as one or more REMICs and not an association taxable as a corporation -- or publicly traded partnership treated as a corporation -- and each class of securities will represent either a "regular" interest or a "residual" interest in the REMIC and (2) with respect to each other series of securities, issued as described in this prospectus and the related prospectus supplement, the related trust fund will be a grantor trust for federal income tax purposes and not an association taxable as a corporation -- or publicly traded partnership treated as a corporation -- and each holder of a security will be treated as holding an equity interest in that grantor trust. Prospective investors should be aware that counsel to the depositor has not rendered any other tax opinions. Further, if with respect to any series of securities, none of Thacher Proffitt & Wood
LLP, Orrick, Herrington & Sutcliffe LLP, McKee Nelson LLP or Sidley Austin LLP
are counsel to the depositor, depositor's then current counsel will be identified in the related prospectus supplement and will confirm or supplement the aforementioned opinions. If penalties were asserted against purchasers of the securities offered hereunder in respect of their treatment of the securities offered for tax purposes, the summary of tax considerations contained, and the opinions stated, herein and in the prospectus supplement may not meet the conditions necessary for purchasers' reliance on that summary

                                      104

and those opinions to exculpate them from the asserted penalties. Prospective investors should be further aware that no rulings have been sought from the
Internal Revenue Service, known as the IRS, and that legal opinions are not binding on the IRS or the courts. Accordingly, there can be no assurance that the IRS or the courts will agree with counsel to the depositor's opinions. If, contrary to those opinions, the trust fund related to a series of securities is characterized or treated as a corporation for federal income tax purposes, among other consequences, that trust fund would be subject to federal income tax and similar state income or franchise taxes on its income and distributions to holders of the securities could be impaired.

      The following summary is based on the Code as well as Treasury regulations and administrative and judicial rulings and practice. Legislative, judicial and administrative changes may occur, possibly with retroactive effect, that could alter or modify the continued validity of the statements and conclusions set forth in this prospectus. This summary does not purport to address all federal income tax matters that may be relevant to particular holders of securities. For example, it generally is addressed only to original purchasers of the securities that are United States investors, deals only with securities held as capital assets within the meaning of Section 1221 of the Code, and does not address tax consequences to holders that may be relevant to investors subject to special rules, such as non-U.S. investors, banks, insurance companies, tax-exempt organizations, electing large partnerships, dealers in securities or currencies, mutual funds, REITs, S corporations, estates and trusts, investors that hold the securities as part of a hedge, straddle, integrated or conversion transaction, or holders whose "functional currency" is not the United States dollar. Further, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in any entity that is a beneficial owner of the securities. Further, this discussion does not address the state or local tax consequences of the purchase, ownership and disposition of those securities. It is recommended that investors consult their own tax advisors in determining the federal, state, local, or other tax consequences to them of the purchase, ownership and disposition of the securities offered under this prospectus and the related prospectus supplement.

      The following discussion addresses REMIC certificates representing interests in a trust for which the transaction documents require the making of an election to have the trust, or a portion thereof, be treated as one or more
REMICs and grantor trust certificates representing interests in a grantor trust.
The prospectus supplement for each series of securities will indicate whether a
REMIC election or elections will be made for the related trust fund and, if that election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a
"certificateholder" or a "holder" are to the beneficial owner of a certificate.

      Regulations specifically addressing certain of the issues discussed in this prospectus have not been issued or have been issued only in proposed form and this discussion is based in part on regulations that do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities similar to the securities.

Classification of REMICs

      Upon the issuance of each series of REMIC certificates, Thacher Proffitt &
Wood llp, Orrick, Herrington & Sutcliffe LLP, McKee Nelson LLP, Sidley Austin
LLP or such other counsel to the depositor as specified in the related prospectus supplement, will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, or trust agreement, the related trust fund, or each applicable portion of the related trust fund, will qualify as a REMIC and the certificates offered with respect thereto will be considered to be, or evidence the ownership of, "regular interests," in the related REMIC or "residual interests," in that REMIC. If with respect to any series, none of Thacher Proffitt & Wood LLP, Orrick, Herrington &
Sutcliffe LLP, McKee Nelson LLP or Sidley Austin LLP are counsel to the depositor, then depositor's counsel for such series will be identified in the related prospectus supplement and will confirm, or supplement, the aforementioned opinions. Opinions of counsel only represent the views of that counsel and are not binding on the IRS or the courts. Accordingly, there can be no assurance that the IRS and the courts will not take a differing position.

      If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for that status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a

                                      105

separate corporation under Treasury regulations, and the related certificates may not be accorded the status or given the tax treatment described in this prospectus under "Material Federal Income Tax Consequences." The IRS may, but is
not compelled to provide relief but any relief may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement, indenture or trust agreement for each REMIC will include provisions designed to maintain the related trust fund's status as a REMIC. It is not anticipated that the status of any trust fund as a
REMIC will be terminated.

      Characterization of Investments in REMIC Regular Certificates. Except as
provided in the following sentence, the REMIC Regular Certificates will be real estate assets within the meaning of Section 856(c)(5)(B) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion as the assets of the REMIC underlying the certificates. If 95% or more of the assets of the REMIC qualify for either of the treatments described in the previous sentence at all times during a calendar year, the REMIC Regular Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC Regular
Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as real estate assets within the meaning of
Section 856(c)(5)(B) of the Code. In addition, the REMIC Regular Certificates will be qualified mortgages within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests of that REMIC. The determination as to the percentage of the
REMIC's assets that constitute assets described in these sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter. The trustee will report those determinations to certificateholders in the manner and at the times required by Treasury regulations.

      The American Jobs Creation Act of 2004, or the Jobs Act, allows, effective
January 1, 2005, REMICs to hold reverse mortgages, home equity lines of credit loans and sufficient assets to fund draws on the foregoing mortgage loans. Under the legislative history to the Jobs Act, a "reverse mortgage," is a loan that is secured by an interest in real property, and that (1) provides for advances that are secured by the same property, (2) requires the payment of an amount due at maturity that is no greater than the value of the securing property, and (3)
provides that all payments are due only on maturity of the loan, and (4) matures after a fixed term or at the time the obligor ceases to use the securing property as a personal residence. If reverse mortgages or home equity line of credit loans are contributed to a REMIC, the accompanying tax consequences will be discussed separately in the prospectus supplement offering interests in that
REMIC.

      The assets of the REMIC will include mortgage loans, payments on mortgage loans held prior to the distribution of these payments to the REMIC Certificates and any property acquired by foreclosure held prior to the sale of this property, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held prior to the sale of this property and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of all of the Code sections discussed in the immediately preceding paragraph. The related prospectus supplement will describe the mortgage loans that may not be treated entirely as assets described in the sections of the Code discussed in the immediately preceding paragraph. The REMIC
Regulations do provide, however, that cash received from payments on mortgage loans held pending distribution is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Code. Furthermore, foreclosure property will qualify as real estate assets under Section 856(c)(5)(B) of the Code.

Taxation of Owners of REMIC Regular Certificates

      General. In general, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments and not as ownership interests in the REMIC or its assets. Moreover, holders of Regular Certificates that otherwise report income under a cash method of accounting will be required to report income for Regular Certificates under an accrual method.

                                      106

      Original Issue Discount. Some REMIC Regular Certificates may be issued with "original issue discount," or OID, within the meaning of Section 1273(a) of the Code. Any holders of Regular Certificates issued with original issue discount typically will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6)
of the Code provides special rules applicable to Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

      The Code requires that a prepayment assumption be used for loans held by a
REMIC in computing the accrual of original issue discount on Regular
Certificates issued by that issuer, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used for a Regular Certificate must be the same as that used in pricing the initial offering of the Regular
Certificate. The prepayment assumption used by the servicer, the subservicer, or the REMIC administrator, as applicable, in reporting original issue discount for each series of Regular Certificates will be consistent with this standard and will be disclosed in the accompanying prospectus supplement. However, none of the depositor, the REMIC administrator, as applicable, or the servicer or subservicer will make any representation that the loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

      The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price.
The issue price of a particular class of Regular Certificates will be the first cash price at which a substantial amount of Regular Certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of Regular Certificates is sold for cash on or prior to the date of their initial issuance, or the closing date, the issue price for that class will be treated as the fair market value of the class on the closing date. Under the OID regulations, the stated redemption price of a
REMIC Regular Certificate is equal to the total of all payments to be made on that certificate other than "qualified stated interest." Qualified stated
interest includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a
"qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that in most cases does not operate in a manner that accelerates or defers interest payments on a Regular Certificate. Because a portion of the interest payable on the certificates may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable. Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of certificates as qualified stated interest, provided that class is not an interest-only class (or a class the interest on which is substantially disproportionate to its principal amount), or an accrual class (i.e. a class on which interest is not payable currently in all accrual periods).

      In the case of Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the Regular Certificates. If the original issue discount rules apply to the certificates, the accompanying prospectus supplement will describe the manner in which the rules will be applied by the servicer, the subservicer, or REMIC administrator for those certificates in preparing information returns to the certificateholders and the IRS.

      Some classes of the Regular Certificates may provide for the first interest payment with respect to their certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period," as defined below, for original issue discount is each monthly period that begins or ends on a distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the Regular Certificate and accounted for as original issue discount. Because interest on Regular Certificates must in any event be accounted for

                                      107

under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the Regular
Certificates.

      In addition, if the accrued interest to be paid on the first distribution date is computed for a period that begins prior to the closing date, a portion of the purchase price paid for a Regular Certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the
IRS will be based on the position that the portion of the purchase price paid for the interest accrued for periods prior to the closing date is treated as part of the overall cost of the Regular Certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the
Regular Certificate. However, the OID regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID regulations and whether that election could be made unilaterally by a certificateholder.

      Regardless of the general definition of original issue discount, original issue discount on a Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the
Regular Certificate, by multiplying:

      o     the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption;

                  by

      o     a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the Regular Certificate.

Under the OID regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called
"teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total remaining amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the Regular
Certificate. The OID regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "-- Market Discount" in this prospectus for a description of that election under the OID regulations.

      If original issue discount on a Regular Certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a Regular Certificate, the daily portions of original issue discount will be determined as follows.

      The "accrual period" as used in this section will be:

      o     the period that begins or ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date; or

      o     such other period as described in the related prospectus supplement.

As to each accrual period, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

      (1)   the sum of:

      o     the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the Regular Certificate, if any, in future periods; and

      o     the distributions made on the Regular Certificate during the accrual period of amounts included in the stated redemption price;

                                      108

            over

      (2)   the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

      The present value of the remaining distributions referred to in the preceding sentence will be calculated:

      (1)   assuming that distributions on the Regular Certificate will be received in future periods based on the loans being prepaid at a rate equal to the prepayment assumption; and

      (2)   using a discount rate equal to the original yield to maturity of the certificate.

For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a
Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued for that certificate in prior accrual periods, and reduced by the amount of any distributions made on that Regular Certificate in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

      The OID regulations suggest that original issue discount for securities that represent multiple uncertificated regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related pooling and servicing agreement to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount for securities that represent the ownership of multiple uncertificated regular interests will be reported to the
IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the accompanying prospectus supplement, treating all uncertificated regular interests as a single debt instrument as set forth in the OID regulations, so long as the pooling and servicing agreement requires that the uncertificated regular interests be transferred together.

      A subsequent purchaser of a Regular Certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount for that certificate. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the Regular Certificate. The adjusted issue price of a Regular Certificate on any given day equals:

      o     the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day;

            plus

      o     the daily portions of original issue discount for all days during the accrual period prior to that day;

            minus

      o     any principal payments made during the accrual period prior to that day for the certificate.

      The IRS proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing OID on REMIC regular interests providing for a delay between record and payment dates, such that the period over which OID accrues coincides with the period over which the holder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular interests with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular interest issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular interest to change its method of

                                      109

accounting for OID under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests issued before the date the final regulations are published in the Federal
Register.

      The IRS issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August
24, 2004. In this notice, the IRS and Treasury requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC, or REMIC IOs, high-yield REMIC regular interests, and apparent negative-yield instruments. The IRS and Treasury also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of OID, the formulation of special guidelines for the application of Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC
IOs and similar instruments. It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

      Market Discount. A certificateholder that purchases a Regular Certificate at a market discount, that is, in the case of a Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income on receipt of each distribution representing stated
redemption price. In particular, under Section 1276 of the Code such a certificateholder in most cases will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

      A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID regulations permit a certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If the election were made for a Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income for all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "-- Premium" in this prospectus. Each of these elections to accrue interest, discount and premium for a certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

      However, market discount for a Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the Regular
Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule for original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied for market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "-- Original Issue
Discount" in this prospectus. This treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

      Section 1276(b)(3) of the Code specifically authorizes the Treasury
Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on Regular Certificates should accrue, at the certificateholder's option:

      o     on the basis of a constant yield method;

                                      110

      o     in the case of a Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the Regular Certificate as of the beginning of the accrual period; or

      o     in the case of a Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the Regular Certificate at the beginning of the accrual period.

Moreover, the prepayment assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount.
Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a Regular Certificate purchased at a discount in the secondary market.

      To the extent that Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a Regular
Certificate in most cases will be required to treat a portion of any gain on the sale or exchange of that certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

      In addition, under Section 1277 of the Code, a holder of a Regular
Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Premium. A Regular Certificate purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a Regular Certificate may elect under Section 171 of the
Code to amortize that premium under the constant yield method over the life of the certificate. If made, this election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires.
Amortizable premium will be treated as an offset to interest income on the related Regular Certificate, rather than as a separate interest deduction. The
OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "-- Market Discount" in this prospectus. The conference committee report states that the same rules that apply to accrual of market discount, which rules will require use of a prepayment assumption in accruing market discount for Regular Certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under
Section 171 of the Code. However, the use of an assumption that there will be no prepayments might be required.

      Realized Losses. Under Section 166 of the Code, both corporate holders of the Regular Certificates and noncorporate holders of the Regular Certificates that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more Realized Losses on the loans. However, it appears that a noncorporate holder that does not acquire a Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's certificate becomes wholly worthless, until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

      Each holder of a Regular Certificate will be required to accrue interest and original issue discount for that certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the loans or the underlying certificates until it can be established that any reduction

                                      111

ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a Regular Certificate could exceed the amount of economic income actually realized by the holder in that period.
Although the holder of a Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a Realized Loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates

      General. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the loans or as debt instruments issued by the
REMIC.

      A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, in accordance with the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate.
For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention or some other convention if stated in the accompanying prospectus supplement. The daily amounts will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the
REMIC will be determined under the rules described in this prospectus in "--
Taxable Income of the REMIC" and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be
"portfolio income" for purposes of the taxation of taxpayers in accordance with limitations under Section 469 of the Code on the deductibility of "passive losses."

      A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it holds the REMIC Residual
Certificate. These daily portions generally will equal the amounts of taxable income or net loss determined as described above. The committee report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a REMIC residual certificateholder that purchased the REMIC Residual Certificate from a prior holder of the certificate at a price greater than, or less than, the adjusted basis, as defined below, that REMIC Residual Certificate would have had in the hands of an original holder of that certificate. The REMIC regulations, however, do not provide for any such modifications.

      On May 11, 2004, the IRS issued final regulations relating to the federal income tax treatment of "inducement fees" received by transferees of non-economic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United
States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC residual certificates are encouraged to consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

      The amount of income REMIC residual certificateholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period.
Consequently, REMIC residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and
"noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC residual certificateholders may exceed the cash

                                      112

distributions received by the REMIC residual certificateholders for the corresponding period may significantly adversely affect the REMIC residual certificateholders after-tax rate of return.

      Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of Realized Losses to Regular
Certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by the amortization of any premium received on issuance, on the Regular Certificates, and any other class of REMIC certificates constituting "regular interests" in the REMIC not offered hereby, amortization of any premium on the loans, bad debt deductions for the loans and, except as described below, for servicing, administrative and other expenses.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the servicer, the subservicer, or REMIC administrator, as applicable, intends to treat the fair market value of the loans as being equal to the aggregate issue prices of the Regular Certificates and REMIC Residual Certificates. The aggregate basis will be allocated among the loans collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any
REMIC certificates offered hereby will be determined in the manner described in this prospectus under "-- Taxation of Owners of REMIC Regular Certificates --
Original Issue Discount." Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the servicer, the subservicer, or REMIC administrator, as applicable, may be required to estimate the fair market value of those interests in order to determine the basis of the
REMIC in the loans and other property held by the REMIC.

      Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income for loans that it holds will be equivalent to the method of accruing original issue discount income for regular certificateholders; under the constant yield method taking into account the prepayment assumption. However, a
REMIC that acquires collateral at a market discount must include the discount in income currently, as it accrues, on a constant interest basis. See "-- Taxation of Owners of REMIC Regular Certificates" in this prospectus, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to loans with market discount that it holds.

      A loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis in that loan, determined as described in the preceding paragraph, is less than or greater than its stated redemption price.
Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the Regular Certificates. It is anticipated that each REMIC will elect under
Section 171 of the Code to amortize any premium on the loans. Premium on any loan to which the election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption.

      A REMIC will be allowed deductions for interest, including original issue discount, on the Regular Certificates, including any other class of REMIC certificates constituting "regular interests" in the REMIC not offered hereby, equal to the deductions that would be allowed if the Regular Certificates, including any other class of REMIC certificates constituting "regular interests"
in the REMIC not offered hereby, were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described in this prospectus under "-- Taxation of Owners of REMIC Regular Certificates --
Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of "regular interests" in the REMIC described in this prospectus under "-- Taxation of Owners of REMIC Regular Certificates --
Original Issue Discount," will not apply.

      If a class of Regular Certificates is issued at an Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year for the Regular Certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue
Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described in this prospectus under "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue
Discount."

                                      113

      As a general rule, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions and Other Taxes" in this prospectus. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC Residual Certificates, subject to the limitation of Section 67 of the Code. See "-- Possible Pass-Through of
Miscellaneous Itemized Deductions" in this prospectus. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

      Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC
Residual Certificate will be equal to the amount paid for that REMIC Residual
Certificate, increased by amounts included in the income of the related certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the related certificateholder.

      A REMIC residual certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC residual certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of that calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, in accordance with the same limitation, may be used only to offset income from the REMIC
Residual Certificate. The ability of REMIC residual certificateholders to deduct net losses may be limited in accordance with additional limitations under the
Code, as to which the certificateholders are encouraged to consult their tax advisors.

      Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. Holders of REMIC
Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their basis in the REMIC Residual
Certificates will not be sufficiently large that distributions will be treated as nontaxable returns of capital. Their basis in the REMIC Residual Certificates will initially equal the amount paid for those REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the related trust fund. However, their basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, for which the REMIC taxable income is allocated to the REMIC residual certificateholders. To the extent the REMIC residual certificateholders initial basis are less than the distributions to the REMIC residual certificateholders, and increases in the initial basis either occur after distributions or, together with their initial basis, are less than the amount of the distributions, gain will be recognized to the REMIC residual certificateholders on those distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

      The effect of these rules is that a certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or on the sale of its REMIC Residual Certificate. See "-- Sales of REMIC
Certificates" in this prospectus. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC
Residual Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to its holder and the adjusted basis the REMIC Residual Certificate would have had in the hands of the original holder, see "-- General" in this prospectus.

      Excess Inclusions. Any "excess inclusions" for a REMIC Residual
Certificate will be subject to federal income tax in all events.

                                      114

      In general, the "excess inclusions" for a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of:

      o     the sum of the daily portions of REMIC taxable income allocable to the REMIC Residual Certificate;

            over

      o     the sum of the "daily accruals," as described in the following sentence, for each day during that quarter that the REMIC Residual
            Certificate was held by the REMIC residual certificateholder.

The daily accruals of a REMIC residual certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the closing date. For this purpose, the adjusted issue price of a
REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made on the REMIC Residual Certificate before the beginning of that quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public, excluding bond houses, brokers and underwriters, at which a substantial amount of the REMIC Residual Certificates were sold. If less than a substantial amount of a particular class of REMIC Residual
Certificates is sold for cash on or prior to the closing date, the issue price of that class will be treated as the fair market value of that class on the closing date. The "long-term Federal rate" is an average of current yields on
Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

      For REMIC residual certificateholders, an excess inclusion:

      o     will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

      o     will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization; and

      o     will not be eligible for any rate reduction or exemption under any applicable tax treaty for the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors.

See, however, "-- Foreign Investors in Regular Certificates" in this prospectus.

      Furthermore, for purposes of the alternative minimum tax, (1) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (2) alternative minimum taxable income may not be less than the taxpayer's excess inclusions; provided, however, that for purposes of (2), alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

      In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions allocated to the REMIC
Residual Certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the
Code, excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion from a REMIC Residual Certificate as if held directly by the shareholder.
Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and some cooperatives; the REMIC regulations currently do not address this subject.

      Noneconomic REMIC Residual Certificates. Under the REMIC regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." Such a purpose exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unable or unwilling to pay taxes due on its share of the REMIC's taxable income (ie. the transferor had "improper knowledge"). If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the
"noneconomic" REMIC Residual Certificate. The REMIC regulations provide that a
REMIC Residual Certificate is noneconomic

                                      115

unless, based on the prepayment assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents:

      (1)   the present value of the expected future distributions, discounted using the "applicable federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue on the REMIC Residual Certificate, which rate is computed and published monthly by the IRS, on the REMIC Residual
            Certificate equals at least the present value of the expected tax on the anticipated excess inclusions; and

      (2)   the transferor reasonably expects that the transferee will receive distributions on the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

      The REMIC regulations provide a safe harbor under which a transferor is presumed to lack "improper knowledge." If the safe harbor is satisfied, a transfer is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor set out in the regulations:

      o     the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no evidence to indicate that the transferee will not continue to pay its debts as they come due,

      o     the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the
            REMIC Residual Certificate the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due,

      o     the transferee must represent that it will not cause income from the
            REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer and

      o     either (i) the amount received by the transferee must be no less on a present value basis than the present value of the net tax detriment attributable to holding the REMIC Residual Certificate reduced by the present value of the projected payments to be received on the REMIC Residual Certificate or (ii) the transfer must be to a domestic taxable corporation with specified large amounts of gross and net assets where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision.

Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the REMIC Residual Certificate will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The safe harbor rules contain additional detail regarding their application. Prior to purchasing a REMIC Residual
Certificate, prospective purchasers are encouraged to consult their own tax advisors concerning the safe harbor rules and should consider the possibility that a purported transfer of the REMIC Residual Certificate by the purchaser may be disregarded, which would result in the retention of tax liability by the purchaser.

      The accompanying prospectus supplement will disclose whether offered REMIC
Residual Certificates may be considered "noneconomic" residual interests under the REMIC regulations. Any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based on some assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See
"--Foreign Investors in Regular Certificates" for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

      Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and
expenses of a REMIC generally will be allocated to the holders of the related
REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related Regular Certificates. Fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related Regular Certificates or if stated in the

                                      116

related prospectus supplement, some or all of the fees and expenses will be allocated to the holders of the related Regular Certificates.

      For REMIC Residual Certificates or Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts:

      o     an amount equal to the individual's, estate's or trust's share of fees and expenses will be added to the gross income of that holder;
            and

      o     the individual's, estate's or trust's share of fees and expenses will be treated as a miscellaneous itemized deduction allowable in accordance with the limitation of Section 67 of the Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income.

      In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced. As a result of the Economic Growth and Tax Relief Reconciliation Act of 2001, or the 2001 Act, these reductions will be phased out commencing in 2006 and eliminated by 2010. Unless amended, however, all provisions of the 2001 Act will no longer apply for taxable years beginning after 2010.

      The amount of additional taxable income reportable by REMIC certificateholders that are in accordance with the limitations of either Section
67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of the holder of a REMIC certificate that is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for that holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of those fees and other deductions will be included in the holder's gross income.
Accordingly, the REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or Pass-Through Entities beneficially owned by one or more individuals, estates or trusts. Any prospective investors are encouraged to consult with their tax advisors prior to making an investment in these certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain
Organizations. If a REMIC Residual Certificate is transferred to a Disqualified
Organization, a tax will be imposed in an amount, determined under the REMIC regulations, equal to the product of:

      o     the present value, discounted using the "applicable federal rate"
            for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue on the certificate, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions on the REMIC Residual
            Certificate for periods after the transfer; and

      o     the highest marginal federal income tax rate applicable to corporations.

      The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the
REMIC's organizational documents. This tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax on a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a
Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

      o     residual interests in the entity are not held by Disqualified
            Organizations; and

      o     information necessary for the application of the tax described in this prospectus will be made available.

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      Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, including provisions:

      (1)   requiring any transferee of a REMIC Residual Certificate to provide an affidavit representing that it is not a Disqualified Organization and is not acquiring the REMIC Residual Certificate on behalf of a
            Disqualified Organization, undertaking to maintain that status and agreeing to obtain a similar affidavit from any person to whom it shall transfer the REMIC Residual Certificate;

      (2)   providing that any transfer of a REMIC Residual Certificate to a
            Disqualified Organization shall be null and void; and

      (3)   granting to the servicer or the subservicer the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any REMIC Residual Certificate that shall become owned by a Disqualified Organization despite (1) and (2) above.

      In addition, if a Pass-Through Entity includes in income excess inclusions on a REMIC Residual Certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on the entity equal to the product of:

      o     the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization; and

      o     the highest marginal federal income tax rate imposed on
            corporations.

A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in the Pass-Through Entity furnishes to that Pass-Through Entity:

      o     the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder; or

      o     a statement under penalties of perjury that the record holder is not a Disqualified Organization.

In the case of a REMIC Residual Certificate held by an "electing large partnership," regardless of the preceding two sentences, all interests in that partnership shall be treated as held by Disqualified Organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partners.

      Sales of certificates. If a certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the certificate. The adjusted basis of a Regular Certificate generally will equal the cost of that
Regular Certificate to that certificateholder, increased by income reported by the certificateholder with respect to that Regular Certificate, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the Regular Certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC
Residual Certificate will be determined as described under "-- Taxation of
Owners of REMIC Residual Certificates -- Basis Rules, Net Losses and
Distributions" in this prospectus. Except as described below, any gain or loss generally will be capital gain or loss.

      Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of:

      o     the amount that would have been includible in the seller's income for the Regular Certificate had income accrued thereon at a rate equal to 110% of the "applicable federal rate," which is typically a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the Regular Certificate;

            over

      o     the amount of ordinary income actually includible in the seller's income prior to the sale.

In addition, gain recognized on the sale of a Regular Certificate by a seller who purchased the Regular Certificate at a market discount will be taxable as ordinary income to the extent of any accrued and

                                      118

previously unrecognized market discount that accrued during the period the certificate was held. See "-- Taxation of Owners of REMIC Regular Certificates
- -- Market Discount" in this prospectus.

      A portion of any gain from the sale of a Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable federal rate," which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

      Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

      If the seller of a REMIC Residual Certificate reacquires the certificate, any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool," as defined in Section 7701(i) of the Code, within six months of the date of the sale, the sale will be subject to the "wash sale" rules of
Section 1091 of the Code. In that event, any loss realized by the REMIC residual certificateholders on the sale will not be deductible, but instead will be added to the REMIC residual certificateholders adjusted basis in the newly-acquired asset.

      Losses on the sale of a REMIC regular interest in excess of a threshold amount (which amount may need to be aggregated with similar or previous losses)
may require disclosure of such loss on an IRS Form 8886. Investors are encouraged to consult with their tax advisors as to the need to file such a form.

      Prohibited Transactions and Other Taxes. The Code imposes a prohibited transactions tax, which is a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions a prohibited transaction means the disposition of a loan, the receipt of income from a source other than any loan or other Permitted Investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the loans for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a contributions tax, which is a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement or trust agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

      REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.
It is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax, however, if a REMIC may be required to recognize "net income from foreclosure property" subject to federal income tax, it will be stated in the related prospectus supplement.

      It is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC, however if any material state or local income or franchise tax may be imposed on a REMIC, it will be stated in the related prospectus supplement.

      To the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the
REMIC will be borne by the related servicer, the subservicer, the REMIC administrator, the trustee,

                                      119

or such other entity as stated in the applicable prospectus supplement, in any case out of its own funds, provided that the servicer, the subservicer, the
REMIC administrator, the trustee, or other entity as stated in the applicable prospectus supplement, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the servicer's, the subservicer's, the REMIC administrator's, the trustee's, or other entity as stated in the applicable prospectus supplement, obligations, as the case may be, under the related pooling and servicing agreement or trust agreement and relating to compliance with applicable laws and regulations. Any tax not borne by the servicer, the subservicer, the trustee, or other entity as stated in the applicable prospectus supplement, will be payable out of the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

      Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment from the loans or on a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC
Residual Certificate, if the last distribution on the REMIC Residual Certificate is less than the certificateholder's adjusted basis in the certificate, the certificateholder should be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

      Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. The servicer, the subservicer, the REMIC administrator, or other entity as stated in the applicable prospectus supplement, as applicable, will file REMIC federal income tax returns on behalf of the related REMIC and will act as the "tax matters person" for the REMIC in all respects, and may hold a nominal amount of REMIC
Residual Certificates.

      As the tax matters person, the servicer, the subservicer, the REMIC administrator, or other entity as stated in the applicable prospectus supplement, as applicable, will have the authority to act on behalf of the REMIC and the REMIC residual certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC residual certificateholders will be required to report the REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the servicer, the subservicer, the REMIC administrator, or other entity as stated in the applicable prospectus supplement, as applicable, as tax matters person, and the IRS concerning any
REMIC item.

      Adjustments made to the REMIC tax return may require a REMIC residual certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of the certificateholder's return. No REMIC will be registered as a tax shelter under Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual
Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

      Reporting of interest income, including any original issue discount, on
Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports are required to be sent to individual holders of regular interests and the IRS; holders of Regular
Certificates that are corporations, trusts, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information in the following paragraph on request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request.
The REMIC must also comply with rules requiring that information be reported to the IRS with respect to a Regular Certificate issued with original issue discount including the amount of original issue discount and the issue date.
Reporting for the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, typically on a quarterly basis.

      As applicable, the Regular Certificate information reports will include a statement of the adjusted issue price of the Regular Certificate at the beginning of each accrual period. In addition, the reports will

                                      120

include information required by regulations for computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder's purchase price that the servicer or the subservicer will not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "-- Taxation of Owners of REMIC
Regular Certificates -- Market Discount."

      The responsibility for complying with the foregoing reporting rules will be borne by the subservicer, the trustee, or the REMIC administrator named in the related prospectus supplement, as specified in the prospectus supplement.
Certificateholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations.

Backup Withholding with Respect to Securities

      Payments of interest and principal, as well as payments of proceeds from the sale of securities, may be subject to the "backup withholding tax" under
Section 3406 of the Code if recipients of payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the
IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in Regular Certificates

      A regular certificateholder that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a Regular Certificate will not be subject to United States federal income or withholding tax on a distribution on a Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder.

      For these purposes, United States person means:

      o     a citizen or resident of the United States;

      o     a corporation, partnership or other entity treated as a corporation or a partnership for U.S. federal income tax purposes created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, except, in the case of a partnership, to the extent regulations are adopted that provide otherwise;

      o     an estate whose income is subject to United States federal income tax regardless of its source; or

      o     a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20,
            1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code, and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person regardless of the previous sentence.

It is possible that the IRS may assert that the foregoing tax exemption should not apply to a REMIC Regular Certificate held by a REMIC residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

      Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof. A certificateholder who is not an individual or corporation holding the certificates on its own behalf may have substantially increased reporting requirements. In particular, in the case of a certificate held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust)

                                      121

will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

      In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United
States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

      Further, it appears that a Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United
States estate taxes. However, certificateholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

      Generally, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement or trust agreement, however, if so stated in the applicable prospectus supplement transfers of REMIC Residual Certificates to investors that are not United States persons will be allowed.

Non-REMIC Trust Funds

      The discussion under this heading applies only to a series with respect to which a REMIC election is not made.

      Characterization of the Trust Fund. Upon the issuance of any series with respect to which no REMIC election is made and which is described in the related prospectus supplement as a grantor trust, Thacher Proffitt & Wood LLP, Orrick,
Herrington & Sutcliffe LLP, McKee Nelson LLP, Sidley Austin LLP or such other counsel to the depositor as may be identified in the related prospectus supplement, will deliver its opinion that, with respect to that series of securities, under then existing law and assuming compliance by the depositor, the servicer and the trustee of the related series with all of the provisions of the related pooling and servicing agreement, and the agreement or agreements, if any, providing for a credit facility or a liquidity facility, together with any agreement documenting the arrangement through which a credit facility or a liquidity facility is held outside the related trust fund, and the agreement or agreements with any underwriter, for federal income tax purposes, the trust fund will be classified as a grantor trust and not as a corporation or an association which is taxable as a corporation (or publicly traded partnership treated as a corporation) and the grantor trust certificates will be treated as equity in that trust fund. Accordingly, each grantor trust certificateholder will be treated for federal income tax purposes as the owner of an undivided equity interest in the assets included in that trust fund. Further, if with respect to any series of securities, none of Thacher Proffitt & Wood LLP, Orrick,
Herrington & Sutcliffe LLP, McKee Nelson LLP or Sidley Austin LLP are counsel to the depositor, depositor's then current counsel will be identified in the related prospectus supplement and will confirm or supplement the aforementioned opinions. As further described below, each grantor trust certificateholder must therefore report on its federal income tax return the gross income from the portion of the assets of the related trust fund that is allocable to the related grantor trust certificate and may deduct its share of the expenses paid by the trust fund that are allocable to that grantor trust certificate, at the same time and to the same extent as those items would be reported by that holder if it had purchased and held directly such interest in the assets of the related trust fund and received directly its share of the payments on the assets of the related trust fund and paid directly its share of the expenses paid by the trust fund when those amounts are received and paid by the trust fund. A grantor trust certificateholder who is an individual will be allowed deductions for those expenses only to the extent that the sum of those expenses and certain other of the grantor trust certificateholder's miscellaneous itemized deductions exceeds
2% of that individual's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year of an individual whose adjusted gross income exceeds certain thresholds will be reduced. It appears that expenses paid by the trust fund, and the gross income used to pay those expenses, should be allocated among the classes of grantor trust certificates in proportion to their respective fair market values at issuance, but because other reasonable methods of allocation exist and the allocation of those items has not been the subject of a controlling court decision, regulation or ruling by the IRS, no definitive advice concerning the allocation of those items can be given.

      Under current IRS interpretations of applicable Treasury regulations, the depositor would be able to sell or otherwise dispose of any subordinated grantor trust certificates. Accordingly, the depositor expects to offer subordinated grantor trust certificates for sale to investors. In general, subordination should not

                                      122

affect the federal income tax treatment of either the subordinated or senior certificates, and holders of subordinated classes of certificates should be able to recognize any losses allocated to the related class when and if losses are realized.

      To the extent that any of the mortgage loans, contracts or mortgage loans underlying the Mortgage Certificates included in a trust fund were originated on or after March 21, 1984 and under circumstances giving rise to original issue discount, grantor trust certificateholders will be required to report annually an amount of additional interest income attributable to the discount in those mortgage loans, contracts or mortgage loans underlying the Mortgage Certificates prior to receipt of cash related to the discount. See the discussion above under
"Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount."
Similarly, Code provisions concerning market discount and amortizable premium will apply to the mortgage loans, contracts or mortgage loans underlying the
Mortgage Certificates included in a trust fund to the extent that the mortgage loans, contracts or mortgage loans underlying the Mortgage Certificates were originated after July 18, 1984 and September 27, 1985, respectively. See the discussions above under "Taxation of Owners of REMIC Regular Certificates --
Market Discount" and "-- Premium."

      Tax Status of Grantor Trust Certificates. In general, the grantor trust certificates, other than premium grantor trust certificates as discussed below, will be:

      o     "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; and

      o     assets described in Section 7701(a)(19)(C) of the Code to the extent the trust fund's assets qualify under those sections of the Code.

      Any amount includible in gross income with respect to the grantor trust certificates will be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section
856(c)(3)(B) of the Code to the extent the income on the trust fund's assets qualifies under that Code section. The IRS has ruled that obligations secured by permanently installed mobile home units qualify as "real estate assets" under
Section 856(c)(5)(B) of the Code. Assets described in Section 7701(a)(19)(C) of the Code include loans secured by mobile homes not used on a transient basis.
However, whether manufactured homes would be viewed as permanently installed for purposes of Section 856 of the Code would depend on the facts and circumstances of each case, because the IRS rulings on this issue do not provide facts on which taxpayers can rely to achieve treatment as "real estate assets". No assurance can be given that the manufactured homes will be so treated. A "real estate investment trust," or REIT, will not be able to treat that portion of its investment in certificates that represents ownership of contracts on manufactured homes that are not treated as permanently attached as a "real estate asset" for REIT qualification purposes. In this regard, investors should note that generally, most contracts prohibit the related obligor from permanently attaching the related manufactured home to its site if it were not so attached on the date of the contract. If so specified in the related prospectus supplement, contracts included in the related trust fund may permit the obligor to permanently attach the related manufactured home to its site even if not attached at the date of the contract. Grantor trust certificates that represent the right solely to interest payments on contracts and grantor trust certificates that are issued at prices that substantially exceed the portion of the principal amount of the contracts allocable to those grantor trust certificates, both types of non-REMIC certificates referred to as premium grantor trust certificates, should qualify under the foregoing sections of the
Code to the same extent as other certificates, but the matter is not free from doubt. Prospective purchasers of certificates who may be affected by the foregoing Code provisions are encouraged to consult their tax advisors regarding the status of the certificates under those provisions.

      Taxation of Grantor Trust Certificates Under Stripped Bond Rules. Certain
classes of grantor trust certificates may be subject to the stripped bond rules of Section 1286 of the Code. In general, a grantor trust certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a mortgage loan, contract or mortgage loan underlying the Mortgage Certificates from ownership of the right to receive some or all of the related interest payments. Grantor trust certificates will constitute stripped certificates and will be subject to these rules under various circumstances, including the following:

      (1)   if any servicing compensation is deemed to exceed a reasonable amount;

      (2)   if the depositor or any other party retains a retained yield with respect to the assets included in a trust fund;

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      (3)   if two or more classes of grantor trust certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the assets included in a trust fund; or

      (4)   if grantor trust certificates are issued which represent the right to interest only payments or principal only payments.

The grantor trust certificates will either (a) be subject to the "stripped bond"
rules of Section 1286 of the Code or, if the application of those rules to a particular series of grantor trust certificates is uncertain, the trust fund will take the position that they apply or (b) be subject to some other section of the Code as described in the related prospectus supplement. There is some uncertainty as to how Section 1286 of the Code will be applied to securities such as the grantor trust certificates. Investors are encouraged to consult their own tax advisors regarding the treatment of the grantor trust certificates under the stripped bond rules.

      Although the matter is not entirely clear and alternative
characterizations could be imposed, it appears that each stripped grantor trust certificate should be considered to be a single debt instrument issued on the day it is purchased for purposes of calculating original issue discount. Thus, in each month the holder of a grantor trust certificate, whether a cash or accrual method taxpayer, will be required to report interest income from the grantor trust certificate equal to the income that accrues on the grantor trust certificate in that month, calculated, in accordance with the rules of the Code relating to original issue discount, under a constant yield method. In general, the amount of the income reported in any month would equal the product of the related holder's adjusted basis in the grantor trust certificate at the beginning of that month (see "-- Sales of Certificates" below) and the yield of such grantor trust certificate to that holder. The yield would be the monthly rate, assuming monthly compounding, determined as of the date of purchase that, if used in discounting the remaining payments on the portion of the assets in the related trust fund that is allocable to that grantor trust certificate, would cause the present value of those payments to equal the price at which the holder purchased the grantor trust certificate.

      With respect to certain categories of debt instruments, the Code requires the use of a reasonable prepayment assumption in accruing original issue discount and provides a method of adjusting those accruals to account for differences between the assumed prepayment rate and the actual rate. These rules apply to "regular interests" in a REMIC and are described under "-- Taxation of
Owners of REMIC Regular Certificates -- Original Issue Discount." Regulations
could be adopted applying these rules to the grantor trust certificates.
Although the matter is not free from doubt, it appears that the Taxpayer Relief
Act of 1997 has expanded the requirement of the use of a reasonable prepayment assumption to instruments such as the grantor trust certificates. In the absence of regulations interpreting the application of this requirement to those instruments particularly where those instruments are subject to the stripped bond rules, it is uncertain whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust certificates or, with respect to any holder, at the time of purchase of the grantor trust certificate by that holder. Finally, if these rules were applied to the grantor trust certificates, and the principles used in calculating the amount of original issue discount that accrues in any month would produce a negative amount of original issue discount, it is unclear when the loss would be allowed.

      In the case of a grantor trust certificate acquired at a price equal to the principal amount of the assets in the related trust fund allocable to that grantor trust certificate, the use of a reasonable prepayment assumption would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust certificate acquired at a discount or premium, that is, at a price less than or greater than its principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate the reporting of interest income, respectively.

      If the yield used by the holder of a grantor trust certificate in calculating the amount of interest that accrues in any month is determined based on scheduled payments on the mortgage loans, contracts, or mortgage loans underlying the Mortgage Certificates included in the related trust fund, that is, without using a reasonable prepayment assumption, and that grantor trust certificate was acquired at a discount or premium, then the holder generally will recognize a net amount of ordinary income or loss if a mortgage loan, contract, or mortgage loan underlying the Mortgage Certificates prepays in full in an amount equal to the difference between the portion of the prepaid principal amount of the mortgage loan, contract, or

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mortgage loan underlying the Mortgage Certificates that is allocable to the grantor trust certificate and the portion of the adjusted basis of the grantor trust certificate, see "-- Sales of Certificates" below, that is allocable to the mortgage loan, contract, or mortgage loan underlying the Mortgage
Certificates. In general, basis would be allocated among the mortgage loans, contracts, or mortgage loans underlying the Mortgage Certificates in proportion to their respective principal balances determined immediately before the prepayment. It is not clear whether any other adjustments would be required or permitted to take account of prepayments of the mortgage loans, contracts, or mortgage loans underlying the Mortgage Certificates.

      Solely for purposes of reporting income on the grantor trust certificates to the IRS and to certain holders, as required under the Code, it is anticipated that, unless provided otherwise in the related prospectus supplement, the yield of the grantor trust certificates will be calculated based on:

      o     a representative initial offering price of the grantor trust certificates to the public; and

      o     a reasonable assumed prepayment rate, which will be the rate used in pricing the initial offering of the grantor trust certificates.

      The yield may differ significantly from the yield to any particular holder that would be used in calculating the interest income of that holder. No representation is made that the mortgage loans, contracts, or mortgage loans underlying the Mortgage Certificates will in fact prepay at the assumed prepayment rate or at any other rate.

      Sales of Certificates. Upon the sale or exchange of a grantor trust certificate, a grantor trust certificateholder will recognize gain or loss equal to the difference between the amount realized in the sale and its aggregate adjusted basis in the assets included in the related trust fund represented by the grantor trust certificate. Generally, the aggregate adjusted basis will equal the grantor trust certificateholder's cost for the grantor trust certificate increased by the amount of any previously reported gain with respect to the grantor trust certificate and decreased by the amount of any losses previously reported with respect to the grantor trust certificate and the amount of any distributions received on that grantor trust certificate. Except as provided above with respect to the original issue discount and market discount rules, any gain or loss would be capital gain or loss if the grantor trust certificate was held as a capital asset.

      Foreign Investors. Generally, interest or original issue discount paid to or accruing for the benefit of a grantor trust certificateholder who is not a
United States person will be treated as "portfolio interest" and therefore will be exempt from the 30% withholding tax. That grantor trust certificateholder will be entitled to receive interest payments and original issue discount on the grantor trust certificates free of United States federal income tax, but only to the extent the mortgage loans, contracts, or mortgage loans underlying the
Mortgage Certificates included in the related trust fund were originated after
July 18, 1984 and provided that the grantor trust certificateholder periodically provides the trustee, or other person who would otherwise be required to withhold tax, with a statement certifying under penalty of perjury that the grantor trust certificateholder is not a United States person and providing the name and address of the grantor trust certificateholder. For additional information concerning interest or original issue discount paid to a non-United
States person and the treatment of a sale or exchange of a grantor trust certificate by a non-United States person, which will generally have the same tax consequences as the sale of a Regular Certificate, see the discussion above in "Foreign Investors in Regular Certificates."

      For information regarding withholding, see "--Backup Withholding with
Respect to Securities" and "--Foreign Investors in Regular Certificates--New
Withholding Regulations" above.

Reportable Transactions

      A penalty in the amount of $10,000 in the case of a natural person and
$50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a "reportable transaction"
(as defined in Section 6011 of the Code). The rules defining "reportable transactions" are complex. In general, they include transactions that result in certain losses that exceed threshold amounts and transactions that result in certain differences between the taxpayer's tax treatment of an item and book treatment of that same item. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

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                                Penalty Avoidance

      The summary of tax considerations contained herein was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United
States Federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

                        State and Other Tax Consequences

      In addition to the federal income tax consequences described under
"Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the certificates offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their tax advisors with respect to the various tax consequences of investments in the certificates offered hereby.

                              ERISA Considerations

      The Employee Retirement Income Security Act of 1974, as amended, or ERISA, imposes certain restrictions on ERISA Plans and on those persons who are ERISA fiduciaries with respect to the assets of those ERISA Plans. In accordance with the general fiduciary standards of ERISA, an ERISA Plan fiduciary should consider whether an investment in the certificates is made for the exclusive benefit of Plan participants and their beneficiaries, permitted by the documents and instruments governing the Plan, consistent with the Plan's overall investment policy and appropriate in view of the composition of its investment portfolio.

      Employee benefit plans which are governmental plans, and certain church plans, if no election has been made under Section 410(d) of the Code, are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the certificates subject to the provisions of applicable federal and state law and, in the case of any plan which is qualified under Section 401(a)
of the Code and exempt from taxation under Section 501(a) of the Code, the restrictions imposed under Section 503(b) of the Code.

      In addition to imposing general fiduciary standards, ERISA and Section
4975 of the Code prohibit a broad range of transactions involving assets of
Plans and persons having obtained specific relationships to a Plan, called
Parties in Interest, and impose taxes and/or other penalties on any such transaction unless an exemption applies. Whether or not the assets of a trust fund are treated for ERISA purposes as the assets of the Plans that purchase or hold certificates of the applicable series under the rules is described in "Plan
Assets Regulation" below. An investment in certificates of that series by or with "plan assets" of a Plan might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code, unless a statutory, regulatory or administrative exemption applies. Violation of the prohibited transaction rules could result in the imposition of excise taxes and/or other penalties under ERISA and/or Section 4975 of the Code.

      A number of prohibited transaction class exemptions issued by the United
States Department of Labor, or DOL, might apply to exempt a prohibited transaction arising by virtue of the purchase of a certificate by or on behalf of, or with "plan assets" of a Plan, i.e., PTCE 96-23 (Class Exemption for Plan
Asset Transactions Determined by In-House Asset Managers), PTCE 95-60 (Class
Exemption for Certain Transactions Involving Insurance Company General
Accounts), PTCE 91-38 (Class Exemption for Certain Transactions Involving Bank
Collective Investment Funds), PTCE 90-1 (Class Exemption for Certain
Transactions Involving Insurance Company Pooled Separate Accounts) or PTCE 84-14
(Class Exemption for Plan Asset Transactions Determined by Independent Qualified
Professional Asset Managers). There can be no assurance that any of these class exemptions will apply with respect to any particular Plan certificateholder or, even if it were to apply, that the available exemptive relief would apply to all transactions involving the applicable trust fund. In particular, these exemptions may not provide relief for prohibited transactions that result when, as discussed below, the assets of the Trust Fund are deemed to be plan assets.

                                      126

Plan Assets Regulation

      The DOL has issued the Plan Assets Regulation. Unless an exception from
"plan asset" treatment is available under the Plan Assets Regulation or elsewhere under ERISA, an undivided portion of the assets of a trust fund will be treated, for purposes of applying the fiduciary standards and prohibited transaction rules of ERISA and Section 4975 of the Code, as an asset of each
Plan which becomes a certificateholder of the applicable series. This means that each Plan will be deemed to hold an undivided interest in the underlying mortgages and other assets held in the trust. As a result, transactions involving the assets of the trust fund will be subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of
ERISA and Section 4975 of the Code.

      The Plan Assets Regulation provides an exception from "plan asset"
treatment for securities issued by an entity if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the value of each class of equity interests in the entity, excluding interests held by a person who has discretionary authority or control with respect to the assets of the entity, or any affiliate of that person, are held by "benefit plan investors" -- e.g., Plans, governmental, foreign and other benefit plans not subject to ERISA and entities holding assets deemed to be "plan assets." Because the availability of this exemption to any trust fund depends upon the identity of the certificateholders of the applicable series at any time, there can be no assurance that any series or class of certificates will qualify for this exemption.

Underwriter's PTE

      General Rules

      A predecessor of Credit Suisse Securities (USA) LLC, or Credit Suisse, is
the recipient of an underwriter's prohibited transaction exemption, or
Underwriter's PTE, which may accord protection from certain violations under
Sections 406 and 407 of ERISA and Section 4975 of the Code for Plans that acquire certificates:

      (a)   which represent:

            (1)   a beneficial ownership interest in the assets of a trust fund and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust fund; or

            (2)   an interest in a REMIC; and

      (b)   with respect to which Credit Suisse or any of its affiliates is either the sole underwriter, the manager or co-manager or a selling or placement agent.

      The corpus of a trust fund to which the Underwriter's PTE applies may consist of:

      (a)   obligations which bear interest or are purchased at a discount and which are secured by:

            (1)   single family residential, multifamily residential or
                  commercial real property, including obligations secured by leasehold interests on that real property; or

            (2)   shares issued by a cooperative housing association;

      (b)   secured consumer receivables that bear interest or are purchased at a discount, including home equity or manufactured housing consumer receivables;

      (c)   secured credit instruments that bear interest or are purchased at a discount in transactions by or between business entities;

      (d)   "guaranteed governmental mortgage pool certificates," as defined in the Plan Assets Regulation; and

      (e)   undivided fractional interests in any of the obligations described in (a) through (d) above.

      The Underwriter's PTE does not cover revolving pools of assets.

      Plans acquiring certificates may be eligible for protection under the
Underwriter's PTE if:

      (a)   at the time of the acquisition, the class of certificates acquired by the Plan has received a rating in one of the rating categories referred to in condition (j)(1) below, except that, in the case of a trust fund containing any single family residential mortgage loan or home equity loan with a loan

                                      127

            -to-value ratio exceeding 100% at the date of issuance of the certificates, the Underwriter's PTE will not apply: (1) to any of the certificates if (x) any mortgage loan or other asset held in the trust fund (other than a single family residential mortgage loan or home equity loan) has a loan-to-value ratio that exceeds 100% at the date of issuance of the certificates or (y) any single family residential mortgage loan or home equity loan has a loan-to-value ratio that exceeds 125% at the date of issuance of the certificates or (2) to any subordinate certificates;

      (b)   the trustee is not an affiliate of any member of the Restricted
            Group other than an underwriter;

      (c)   if certain conditions specified in the applicable prospectus supplement are satisfied, the trust fund includes a pre-funding account or a swap agreement;

      (d)   the class of certificates acquired by the Plan is not subordinated to other classes of certificates of that trust fund with respect to the right to receive payment in the event of defaults or
            delinquencies on the underlying assets of the related trust fund unless none of the mortgage loans has a loan-to-value ratio or combined loan-to-value ratio at the date of issuance of the securities that exceeds 100%;

      (e)   the Plan is an "accredited investor," as defined in Rule 501(a)(1)
            of Regulation D under the Securities Act of 1933, as amended;

      (f)   the acquisition of the certificates by a Plan is on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

      (g)   the sum of all payments made to and retained by the related underwriter or members of any underwriting syndicate in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates;

      (h)   the sum of all payments made to and retained by the seller pursuant to the sale of the assets of the trust fund to the trust fund represents not more than the fair market value of those assets;

      (i)   the sum of all payments made to and retained by the servicer and all subservicers represents not more than reasonable compensation for the related servicer's and subservicers' services under the pooling and servicing agreement and reimbursement of the related servicer's and subservicers' reasonable expenses in connection therewith;

      (j)   assets of the type included as assets of a particular trust fund have been included in other investment pools and certificates evidencing interests in those other pools have been both:

            (1)   rated in one of the four highest generic rating categories
                  (three highest in the case of pools holding certain types of assets) by Standard & Poor's, a division of The McGraw-Hill
                  Companies, Inc., Moody's Investors Service, Inc., or Fitch
                  Ratings (each an "exemption rating agency"); and

            (2)   purchased by investors other than Plans,

for at least one year prior to a Plan's acquisition of certificates in reliance upon the Underwriter's PTE.

      Subordinated certificates that do not meet the requirements of condition
(a) above are not available for purchase by or with "plan assets" of any Plan, other than an insurance company general account which satisfies the conditions set forth in Sections I and III of PTCE 95-60 as described above, and any acquisition of subordinated certificates by, on behalf of or with "plan assets"
of any such Plan, except as provided above, will be treated as null and void for all purposes.

Pre-Funding Accounts

      The Underwriter's PTE permits transactions using a pre-funding account whereby a portion of the loans are transferred to the trust fund within a specified period, the DOL Pre-Funding Period, following the closing date instead of requiring that all such loans be either identified or transferred on or before the closing date, provided that the DOL Pre-Funding Period generally ends no later than three months or 90 days after the closing date, the ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered generally does not exceed twenty-five percent (25%)
and certain other conditions set forth in the Underwriter's PTE are satisfied.

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      Swaps

      The Underwriter's PTE permits an interest rate swap or yield maintenance agreement to be held by the trust if it meets the conditions of the
Underwriter's PTE.

      An interest rate swap or, if purchased by or on behalf of the trust fund, an interest rate cap contract, collectively referred to in this prospectus as a
"swap" or "swap agreement", is a permitted trust fund asset if:

      (a)   it is an "eligible swap";

      (b)   it is with an "eligible counterparty";

      (c)   the classes of securities to which it relates may be purchased only by plans that are "qualified plan investors";

      (d)   it meets certain additional specific conditions which depend on whether the swap is a "ratings dependent swap" or a "non-ratings dependent swap"; and

      (e)   it permits the trust fund to make termination payments to the swap counterparty, other than currently scheduled payments, solely from excess spread or amounts otherwise payable to the servicer, depositor or seller.

      An "eligible swap" is one which:

      (a)   is denominated in U.S. dollars;

      (b)   pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index
            (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index
            (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("allowable interest rate");

      (c)   has a notional amount that does not exceed either:

            (1)   the principal balance of the class of securities to which the swap relates; or

            (2)   the portion of the principal balance of that class represented by obligations ("allowable notional amount");

      (d)   is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("leveraged");

      (e)   has a final termination date that is the earlier of the date the trust fund terminates and the date the related class of securities are fully repaid; and

      (f)   does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.

      An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long-term credit rating categories, or one of the two highest short-term credit rating categories, utilized by at least one of the exemption rating agencies rating the securities; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, that counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable exemption rating agency.

      A "qualified plan investor" is a Plan where the decision to buy the class of securities to which the swap relates is made on behalf of the Plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and that fiduciary is either:

      (a)   a "qualified professional asset manager", or QPAM, under PTCE 84-14;

      (b)   an "in-house asset manager" under PTCE 96-23; or

      (c)   has total assets, whether on not ERISA plan assets, under management of at least $100 million at the time the securities are acquired by the Plan.

                                      129

      Ratings Dependent Swaps. In "ratings dependent swaps," those where the rating of a class of securities is dependent on the terms and conditions of the swap, the swap agreement must provide that, if the credit rating of the counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption rating agency, the servicer, as agent for the trustee, must, within the period specified under the pooling and servicing agreement:

      (a)   obtain a replacement swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current swap agreement, at which time the earlier swap agreement must terminate; or

      (b)   cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the exemption rating agency such that the then current rating by the exemption rating agency of the particular class of securities will not be withdrawn or reduced, and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year.

In the event that the servicer, as agent for the trustee, fails to meet these obligations, holders of the securities that are Plans must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of that failure. Sixty days after the receipt of the report, the exemptive relief provided under the Underwriter's PTE will prospectively cease to be applicable to any class of securities held by a Plan to which the ratings dependent swap relates.

      Non-Ratings Dependent Swaps. "Non-ratings dependent swaps," those where the rating of the securities does not depend on the terms and conditions of the swap, are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer, as agent for the trustee, will, within a specified period after that rating withdrawal or reduction:

      (a)   obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement, at which time the earlier swap agreement must terminate;

      (b)   cause the counterparty to post collateral with the trust fund in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or

      (c)   terminate the swap agreement in accordance with its terms.

      Yield Supplement Agreement. A "yield supplement agreement" is a permitted trust fund asset if it satisfies the conditions of an "eligible yield supplement agreement." Generally, any yield supplement agreement will be an eligible yield supplement agreement, provided that if such yield supplement agreement is an interest rate cap contract, a corridor contract or similar arrangement with a notional amount and is purchased by or on behalf of the trust fund to supplement the interest rates otherwise payable on obligations held by the trust fund, then such yield supplement agreement will be an eligible yield supplement agreement only if it meets the following conditions:

      (a)   it is denominated in U.S. dollars;

      (b)   it pays an allowable interest rate;

      (c)   it is not leveraged;

      (d)   it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

      (e)   it is entered into between the trust fund and an eligible
            counterparty; and

      (f)   it has an allowable notional amount.

      Obligor as Fiduciary of Plan

      The Underwriter's PTE will not apply to a Plan's investment in certificates if the Plan fiduciary responsible for the decision to invest in the certificates is a mortgagor or obligor with respect to

                                      130

obligations representing no more than 5% of the fair market value of the obligations constituting the assets of the related trust fund, or an affiliate of such an obligor, unless:

      (a)   in the case of an acquisition in connection with the initial issuance of any series of certificates, at least 50% of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

      (b)   the Plan's investment in any class of certificates does not exceed
            25% of the outstanding certificates of that class at the time of acquisition;

      (c)   immediately after the acquisition, no more than 25% of the Plan assets with respect to which the investing fiduciary has
            discretionary authority or renders investment advice are invested in certificates evidencing interests in trusts sponsored or containing assets sold or serviced by the same entity; and

      (d)   the Plan is not sponsored by any member of the Restricted Group.

      Whether the conditions in the Underwriter's PTE will be satisfied as to the certificates of any particular class will depend upon the relevant facts and circumstances existing at the time the Plan acquires the certificates. Any Plan investor who proposes to use "plan assets" of a Plan to acquire certificates in reliance upon the Underwriter's PTE should determine whether the Plan satisfies all of the applicable conditions and consult with its counsel regarding other factors that may affect the applicability of the Underwriter's PTE.

General Considerations

      Any member of the Restricted Group, a mortgagor or obligor, or any of their affiliates might be considered or might become a Party in Interest with respect to a Plan. In that event, the acquisition or holding of certificates of the applicable series or class by, on behalf of or with "plan assets" of that
Plan might be viewed as giving rise to a prohibited transaction under ERISA and
Section 4975 of the Code, unless the Underwriter's PTE or another exemption is available. Accordingly, before a Plan investor makes the investment decision to purchase, to commit to purchase or to hold certificates of any series or class, the Plan investor should determine:

      (a)   whether the Underwriter's PTE is applicable and adequate exemptive relief is available;

      (b)   whether any other prohibited transaction exemption, if required, is available under ERISA and Section 4975 of the Code; and

      (c)   whether an exception from "plan asset" treatment is available to the applicable trust fund.

The Plan investor should also consult the ERISA discussion, if any, in the applicable prospectus supplement for further information regarding the application of ERISA to any particular certificate.

Insurance Company General Accounts

      Insurance companies contemplating the investment of general account assets in the certificates are encouraged to consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA. The DOL issued final regulations under Section 401(c) which were published in the Federal Register on
January 5, 2000, but these final regulations did not generally become applicable until July 5, 2001.

      Any Plan investor who proposes to use "plan assets" of any Plan to purchase certificates of any series or class are encouraged to consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code of the acquisition and ownership of those certificates.

                                Legal Investment

      The applicable prospectus supplement for a series of certificates will specify whether a class or subclass of those certificates, as long as it is rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations, will constitute a "mortgage related security" for purposes of the Secondary Mortgage Market Enhancement Act of 1984,
as amended, or SMMEA. That class or subclass, if any, constituting a "mortgage related security" will be a legal investment for persons,

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trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and state government employee retirement systems, created pursuant to or existing under the laws of the United States or of any state, including the District of
Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for those entities.

      Pursuant to SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cutoff for enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in
"mortgage related securities," in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by the legislation will be authorized to invest in certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
24 (Seventh), subject in each case to any regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to
Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities
(including securities such as certain series, classes or subclasses of certificates), except under limited circumstances.

      The Office of Thrift Supervision, or the OTS, has issued Thrift Bulletin
73a, entitled "Investing in Complex Securities," or "TB 73a," which is effective as of December 18, 2001 and applies to savings associations regulated by the
OTS, and Thrift Bulletin 13a, entitled "Management of Interest Rate Risk,
Investment Securities, and Derivatives Activities," or "TB 13a," which is effective as of December 1, 1998, and applies to thrift institutions regulated by the OTS.

      One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the
OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and the OTS may require divestiture of such securities.
The OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, marketability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security" includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of the offered certificates would likely be viewed as "complex securities." With respect to quality and suitability factors,
TB 73a warns:

      o     that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice,

      o     that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and

      o     that it should not use ratings as a substitute for its own thorough underwriting analyses.

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With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

      One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to:

      o     conduct a pre-purchase portfolio sensitivity analysis for any
            "significant transaction" involving securities or financial derivatives, and

      o     conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative.

The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by the
OTS examiners as an unsafe and unsound practice.

      The predecessor to the OTS issued a bulletin entitled "Mortgage Derivative
Products and Mortgage Swaps" applicable to thrift institutions regulated by the
OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of those securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, these "high-risk"
mortgage derivative securities include securities such as the Class B
Certificates. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

      On April 23, 1998, the Federal Financial Institutions Examination Council
issued its 1998 Policy Statement. The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the
FDIC, the National Credit Union Administration, or the NCUA, and the OTS with an effective date of May 26, 1998. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 Policy Statement eliminates former constraints on investing in certain "high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

      Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any certificates, as certain series, classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines, in certain instances irrespective of SMMEA.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

      Except as to the status of certain classes of certificates as "mortgage related securities," no representation is made as to the proper characterization of the certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase certificates under applicable legal investment restrictions. The uncertainties described above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates, may adversely affect the liquidity of the certificates.

      Investors are encouraged to consult their own legal advisers in determining whether and to what extent certificates offered by this prospectus and the accompanying prospectus supplement constitute legal investments for them.

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                              Plan of Distribution

      Each series of certificates offered hereby and by means of the related prospectus supplement may be sold directly by the depositor or may be offered through Credit Suisse Securities (USA) LLC, an affiliate of the depositor, or underwriting syndicates represented by Credit Suisse Securities (USA) LLC. The prospectus supplement with respect to each series of certificates will set forth the terms of the offering of that series of certificates and each subclass within that series, including the name or names of the underwriters, the proceeds to the depositor, and either the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the underwriters will sell the certificates will be determined.

      Generally, the underwriters will be obligated to purchase all of the certificates of a series described in the prospectus supplement with respect to that series if any certificates are purchased. The certificates may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If stated in the applicable prospectus supplement, the underwriters will not be obligated to purchase all of the certificates of a series described in the prospectus supplement with respect to that series if any certificates are purchased.

      If stated in the prospectus supplement, the depositor will authorize underwriters or other persons acting as the depositor's agents to solicit offers by certain institutions to purchase the certificates from the depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which those contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by the depositor. The obligation of any purchaser under any contract will be subject to the condition that the purchase of the offered certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of those contracts.

      The depositor may also sell the certificates offered by means of this prospectus and the related prospectus supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale.
The depositor may effect those transactions by selling certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the depositor and any purchasers of certificates for whom they may act as agents.

      The place and time of delivery for each series of certificates offered hereby and by means of the related prospectus supplement will be set forth in the prospectus supplement with respect to that series.

      Securities offered herby and by an accompanying prospectus supplement may be distributed in connection with resecuritization transactions. In a resecuritization transaction, securities offered hereby will be transferred to a trust (or other type of issuing entity) and securities backed by those securities will in turn be offered to investors. There is no assurance that any particular class of security offered hereby will be suitable for inclusion in a resecuritization transaction.

                                  Legal Matters

      Certain legal matters in connection with the certificates offered hereby, including both federal income tax matters and the legality of the securities being offered, will be passed upon for the depositor and for the underwriters by
Thacher Proffitt & Wood LLP, New York, New York, Orrick, Herrington & Sutcliffe
LLP, Los Angeles, California, McKee Nelson LLP, New York, New York, Sidley
Austin LLP, New York, New York or by such other counsel as may be identified in the related prospectus supplement.

                              Financial Information

      The depositor has determined that its financial statements are not material to the offering made hereby. The certificates do not represent an interest in or an obligation of the depositor. The depositor's only obligations for a series of certificates will be to repurchase certain loans on any breach of limited representations and warranties made by the depositor, or as otherwise provided in the applicable prospectus supplement.

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                             Additional Information

      The depositor has filed the registration statement with the Securities and
Exchange Commission. The depositor is also subject to some of the information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange
Act, and, accordingly, will file reports thereunder and reports required under the applicable agreements with the Securities and Exchange Commission. The registration statement and the exhibits thereto, and reports and other information filed by the depositor under the Exchange Act can be inspected and copied at the Public Reference Room maintained by the Securities and Exchange
Commission at 100 F Street, NE, Washington, DC 20549, and at certain of its
Regional Offices located as follows: Chicago Regional Office, Citicorp Center,
500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast
Regional Office, 233 Broadway, New York, New York 10279 and electronically through the Securities and Exchange Commission's Electronic Data Gathering,
Analysis and Retrieval System at the Securities and Exchange Commission's Web
Site (http://www.sec.gov). Information on the operation of the Public Reference
Room may be obtained by calling the Securities and Exchange Commission at
1-800-SEC-0330. Exchange Act reports as to any series filed with the Securities and Exchange Commission will be filed under the issuing entity's name.

      The issuing entity's annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in "The Trust Fund - Reports to
Certificateholders" and "The Trust Fund - Evidence as to Compliance", required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as shall have been filed with the Securities and Exchange Commission will be posted on the related trustee's internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Securities and
Exchange Commission. The address of the related trustee's website will be set forth in the related prospectus supplement.

                          Reports to Certificateholders

      Monthly reports which contain information concerning the trust fund for a series of certificates will be sent by or on behalf of the servicer, the subservicer or the trustee to each holder of record of the certificates of the related series. See "Description of the Certificates -- Reports to
Certificateholders." Reports forwarded to holders will contain financial information that has not been examined or reported on by an independent certified public accountant. The depositor will file with the Securities and
Exchange Commission those periodic reports relating to the trust fund for a series of certificates as are required under the Exchange Act.

      As to each issuing entity, so long as it is required to file reports under the Exchange Act, those reports will be made available as described above under
"Additional Information."

      As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the related trustee's website referenced above under "Additional Information" as soon as practicable. Annual reports of assessment of compliance with the AB Servicing
Criteria as required by Item 1122(a) of Regulation AB, attestation reports as required by Item 1122(b) of Regulation AB, and statements of compliance as required by Item 1123 of Regulation AB prepared by or on behalf of each entity participating in the servicing function will be provided to the registered holders of the related securities upon request free of charge. See "The Trust
Fund - Evidence as to Compliance" and "The Trust Fund - Reports to
Certificateholders."

                Incorporation of Certain Information by Reference

      The SEC allows the depositor to "incorporate by reference" the information filed with the SEC by the depositor, under Section 13(a) or 15(d) of the
Exchange Act, that relates to the trust fund for the certificates. This means that the depositor can disclose important information to any investor by referring the investor to these documents. The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the SEC that relates to the trust fund for any series of certificates will automatically update and supersede this information. Documents that may be incorporated by reference for a particular series of certificates include an insurer's financial statements, a certificate policy, a mortgage pool policy, computational materials, collateral term sheets, the related

                                      135

pooling and servicing agreement and amendments thereto, other documents on Form
8-K, Form 10-D and Section 13(a) or 15(d) of the Exchange Act as may be required in connection with the related trust fund.

      At such time as may be required under the relevant SEC rules and regulations, the depositor may provide static pool information, in response to
Item 1105 of Regulation AB, through an Internet Web site, and if the depositor decides to provide such information, the applicable prospectus supplement accompanying this prospectus will disclose the specific Internet address where such information is posted.

      The depositor will provide or cause to be provided without charge to each person to whom this prospectus and accompanying prospectus supplement is delivered in connection with the offering of one or more classes of the related series of certificates, on written or oral request of that person, a copy of any or all reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the related series of certificates, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed either by telephone to 212-325-2000 or in writing to Credit Suisse
First Boston Mortgage Securities Corp., 11 Madison Avenue, New York, New York
10010, Attention: Treasurer.

                                     Ratings

      It is a condition to the issuance of the certificates of each series offered hereby that at the time of issuance they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

      Ratings on conduit mortgage and manufactured housing contract pass-through certificates address the likelihood of the receipt by certificateholders of their allocable share of principal and interest on the underlying mortgage or manufactured housing contract assets. These ratings address:

      o     structural and legal aspects associated with the certificates;

      o     the extent to which the payment stream on the underlying assets is adequate to make payments required by the certificates; and

      o     the credit quality of the credit enhancer or guarantor, if any.

      Ratings on the certificates do not, however, constitute a statement regarding:

      o     the likelihood of principal prepayments by mortgagors or obligors;

      o     the degree by which prepayments made by mortgagors or obligors might differ from those originally anticipated; or

      o     whether the yield originally anticipated by investors of any series of certificates may be adversely affected as a result of those prepayments.

      As a result, investors of any series of certificates might suffer a lower than anticipated yield.

      A rating on any or all of the certificates of any series by certain other rating agencies, if assigned at all, may be lower than the rating or ratings assigned to the certificates by the rating agency or agencies specified in the related prospectus supplement. A security rating is not a recommendation to buy, sell or hold certificates and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

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                                    Glossary

      Below are abbreviated definitions of significant capitalized terms used in this prospectus and in the accompanying prospectus supplement. The pooling and servicing agreement for the related series may contain more complete definitions of the terms used in this prospectus and in the prospectus supplement and reference should be made to the pooling and servicing agreement for the related series for a more complete understanding of all such terms.

      "1998 Policy Statement" means the revised supervisory statement listing the guidelines for investments in "high risk mortgage securities," and adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the
FDIC, the National Credit Union Administration, or NCUA and the OTS with an effective date of May 26, 1998.

      "401(c) Regulations" means the regulations the DOL was required to issue under Section 401(c) of ERISA, which were published in final form on January 5,
2000.

      "Accrual Distribution Amount" means the amount of the interest, if any, that has accrued but is not yet payable on the Compound Interest Certificates of a particular series since the prior distribution date, or since the date specified in the related prospectus supplement in the case of the first distribution date.

      "Advance" means as to a particular mortgage loan, contract or mortgage loan underlying a Mortgage Certificate and any distribution date, an amount equal to the scheduled payments of principal and interest at the applicable mortgage rate or annual percentage rate, as applicable, which were delinquent as of the close of business on the business day preceding the Determination Date on the mortgage loan, contract or mortgage loan underlying a Mortgage Certificate.

      "Approved Sale" means, with respect to a series which utilizes a pool insurance policy:

      o     the sale of a mortgaged property acquired because of a default by the mortgagor to which the related pool insurer has given prior approval;

      o     the foreclosure or trustee's sale of a mortgaged property at a price exceeding the maximum amount specified by the related pool insurer;

      o     the acquisition of the mortgaged property under the primary insurance policy by the primary mortgage insurer; or

      o     the acquisition of the mortgaged property by the pool insurer.

      "Buy-Down Fund" means with respect to any series, a custodial account established by the related subservicer, subservicer or trustee as described in the related prospectus supplement, which contains amounts deposited by the depositor, the seller of the related mortgaged property, the subservicer or another source to cover shortfalls in payments created by Buy-Down Loans included in the related mortgage pool.

      "Buy-Down Loans" means single family mortgage loans pursuant to which the monthly payments made by the related mortgagor during the early years of that mortgage loan will be less than the scheduled monthly payments on that mortgage loan.

      "Certificate Account" means, with respect to each series, the separate account or accounts in the name of the trustee, which must be maintained with a depository institution and in a manner acceptable to the related Rating Agency.

      "Certificate Principal Balance" means, for any class of certificates, and as of any distribution date, the initial principal balance of that class of certificates, less all amounts previously distributed to holders of that class of certificates, as applicable, on account of principal.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Compound Interest Certificates" means certificates that accrue interest during certain periods that is not paid to the holder but is added to the
Certificate Principal Balance of the certificate.

      "Cooperative" means a corporation entitled to be treated as a housing cooperative under federal tax law.

      "Cooperative Dwelling" means a specific dwelling unit in a building owned by a Cooperative.

      "Cooperative Loan" means a cooperative apartment loan evidenced by a note secured a by security interest in shares issued by a Cooperative and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a Cooperative Dwelling.

                                      137

      "Custodial Account" means, with respect to each series, the separate account or accounts in the name of the trustee, meeting the requirements set forth in this prospectus for the Certificate Account.

      "Cut-off Date" means, the date specified in the related prospectus supplement from which principal and interest payments on the assets of the trust fund related to a series are transferred to that trust fund.

      "Determination Date" means, with respect to each series and each distribution date, the 20th day, or if the 20th day is not a business day, the next preceding business day, of the month of in which the distribution date occurs, or some other day if stated in the related prospectus supplement.

      "Disqualified Organization" means:

      o     the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing, but does not include
            instrumentalities described in Section 168(h)(2)(D) of the Code;

      o     any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code; or

      o     any organization described in Section 1381(a)(2)(C) of the Code.

      "Draw" means, with respect to any revolving credit loan, money drawn by the borrower in most cases with either checks or credit cards, subject to applicable law, on the revolving credit loan under the related credit line agreement at any time during the Draw Period.

      "Draw Period" means, with respect to any revolving credit loan, the period specified in the related credit line agreement when a borrower on the revolving credit loan may make a Draw.

      "Due Period" means, with respect to any distribution date, the calendar month preceding the month of that distribution or some other period as defined in the related prospectus supplement.

      "Eligible Investments" means any of the following, in each case as determined at the time of the investment or contractual commitment to invest in that Eligible Investment:

      o     obligations which have the benefit of full faith and credit of the
            United States of America, including depositary receipts issued by a bank as custodian with respect to any such instrument or security held by the custodian for the benefit of the holder of such depositary receipt;

      o     demand deposits or time deposits in, or bankers' acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided that at the time of the trustee's investment or contractual commitment to invest in that
            Eligible Investment, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations, other than obligations whose rating is based on collateral or on the credit of a Person other than such institution or trust company, of that depositary institution or trust company has a credit rating in the highest rating category from the related Rating Agency;

      o     certificates of deposit having a rating in the highest rating from the related Rating Agency;

      o     investments in money market funds which are rated in the highest category from the related Rating Agency or which are composed of instruments or other investments which are rated in the highest category from the related Rating Agency;

      o     commercial paper, having original or remaining maturities of no more than 270 days, having credit rating in the highest rating category from the related Rating Agency;

      o     repurchase agreements involving any Eligible Investment described in any of the first three bullet points above, so long as the other party to the repurchase agreement has its long-term unsecured debt obligations rated in the highest rating category from the related
            Rating Agency;

      o     any other investment with respect to which the related Rating Agency indicates will not result in the reduction or withdrawal of its then existing rating of the certificates; or

      o     other investments that are described in the applicable prospectus supplement.

      Except as otherwise provided in the applicable pooling and servicing agreement, any Eligible Investment must mature no later than the business day prior to the next distribution date.

      "ERISA Plans" means employee benefit plans subject to Title I of the
Employee Retirement Income Security Act of 1974, or ERISA.

                                      138

      "Excluded Balance" means with respect to any revolving credit loan, that portion of the principal balance of that revolving credit loan not included in the Trust Balance at any time, which may include balances attributable to Draws after the cut-off date and may include a portion of the principal balance outstanding as of the cut-off date, and which may also include balances attributable to Draws after the occurrence of certain events specified in the related prospectus supplement.

      "FHA Loans" means mortgage loans or contracts insured by the Federal
Housing Administration.

      "GPM Fund" means with respect to any series, a custodial account established by the related servicer, subservicer or trustee as described in the related prospectus supplement, which contains amounts deposited by the depositor or another source to cover shortfalls in payments created by GPM Loans included in the related mortgage pool.

      "GPM Loans" means single family mortgage loans pursuant to which the monthly payments by the related mortgagor during the early years of the related
Mortgage Note are less than the amount of interest that would otherwise be payable thereon, with that interest paid from amounts on deposit in a GPM Fund.

      "High Cost Loans" means mortgage loans, contracts or mortgage loans underlying Mortgage Certificates that are subject to the special rules, disclosure requirements and other provisions that were added to the federal
Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994,
which were originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have mortgage rates or annual percentage rates, as applicable, or origination costs in excess of prescribed levels.

      "Initial Deposit" means, with respect to each series in which a reserve fund has been established, the deposit of cash into the reserve fund in the amount specified in the related prospectus supplement.

      "Insurance Proceeds" means, with respect to each series, proceeds from any special hazard insurance policy, primary mortgage insurance policy, FHA insurance, VA guarantee, mortgagor bankruptcy bond or pool insurance policy with respect to the related series of certificates and any title, hazard or other insurance policy covering any of the mortgage loans included in the related mortgage pool, to the extent those proceeds are not applied to the restoration of the related property or released to the mortgagor in accordance with customary servicing procedures.

      "Issue Premium" means with respect to a class of REMIC Regular
Certificates, the issue price in excess of the stated redemption price of that class.

      "Liquidating Loan" means:

      o     each mortgage loan with respect to which foreclosure proceedings have been commenced and the mortgagor's right of reinstatement has expired;

      o     each mortgage loan with respect to which the related subservicer or the servicer has agreed to accept a deed to the property in lieu of foreclosure;

      o     each Cooperative Loan as to which the shares of the related
            Cooperative and the related proprietary lease or occupancy agreement have been sold or offered for sale; or

      o     each contract with respect to which repossession proceedings have been commenced.

      "Liquidation Proceeds" means, with respect to each series, all cash amounts received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, other than Insurance Proceeds, payments under any applicable financial guaranty insurance policy, surety bond or letter of credit, if any, with respect to the related series.

      "Mixed-Use Mortgage Loans" means mortgage loans secured by Mixed-Use
Property.

      "Mixed-Use Property" means mixed residential and commercial properties.

      "Mortgage Certificates" means certain conventional mortgage pass-through certificates issued by one or more trusts established by one or more private entities and evidencing the entire or a fractional interest in a pool of mortgage loans.

      "Mortgage Note" means with respect to each mortgage loan, the promissory note secured by a first or more junior mortgage or deed of trust or other similar security instrument creating a first or more junior lien, as applicable, on the related mortgaged property.

      "Parties in Interest" means certain persons who have certain specified relationships to a Plan, as described in Section 3(14) of ERISA and Section
4975(c)(2) of the Code.

                                      139

      "Pass-Through Entity" means any regulated investment company, real estate investment trust, trust, partnership or other entities described in Section
860E(e)(6) of the Code. In addition, a person holding an interest in a
Pass-Through Entity as a nominee for another person will, for that interest, be treated as a Pass-Through Entity.

      "Pass-Through Rate" means with respect to each class of certificates in a series, the rate of interest borne by that class as described in the related prospectus supplement.

      "Percentage Interest" means, as to any certificate of any class, the percentage interest evidenced thereby in distributions required to be made on the certificates in that class, which percentage interest will be based on the original principal balance or notional amount of the certificates of that class.

      "Permitted Investments" means United States government securities and other investment grade obligations specified in the related pooling and servicing agreement.

      "Plan Assets Regulation" means the final regulation made by the United
States Department of Labor, or DOL, under which assets of an entity in which a
Plan makes an equity investment will be treated as assets of the investing Plan in certain circumstances.

      "Plans" means ERISA Plans and other plans subject to Section 4975 of the
Code.

      "Rating Agency" means, collectively, the nationally recognized statistical rating agency or agencies rating the related series of certificates.

      "Realized Loss" means any shortfall between the unpaid principal balance and accrued interest on a mortgage loan, after application of all Liquidation
Proceeds, Insurance Proceeds and other amounts received in connection with the liquidation of that mortgage loan, net of reimbursable costs and expenses, including Advances.

      "Record Date" means, with respect to each distribution date, the close of business on the last day of the calendar month preceding the related distribution date, or such other date as specified in the related prospectus supplement.

      "Regular Certificate" means a REMIC Regular Certificate Regular
Certificate, as applicable.

      "REMIC" means a "real estate mortgage investment conduit" as defined in the Code.

      "REMIC Regular Certificates" means certificates or notes representing ownership of one or more regular interests in a REMIC.

      "Repayment Period" means with respect to a revolving credit loan, the period from the end of the related Draw Period to the related maturity date.

      "Required Reserve" means the amount specified in the prospectus supplement for a series of certificates which utilizes a reserve fund, to be deposited into the reserve fund.

      "Residual Certificates" means one or more classes or subclasses of certificates of a series that evidence a residual interest in the related trust fund.

      "Restricted Group" means the depositor, any underwriter, the trustee, any subservicer, any pool special hazard or primary mortgage insurer, the obligor under any other credit support mechanism or the swap counterparty in any eligible swap arrangement, a mortgagor or obligor with respect to obligations constituting more than 5% of the aggregate unamortized principal balance of the assets of the related trust fund on the date of the initial issuance of certificates, and any of their affiliates.

      "Servicing Account" means the separate account or accounts established by each subservicer for the deposit of amounts received in respect of the mortgage loans, contracts or mortgage loans underlying the Mortgage Certificates, serviced by that subservicer.

      "Simple Interest Loans" means mortgage loans that provide that scheduled interest and principal payments thereon are applied first to interest accrued from the last date to which interest has been paid to the date the payment is received and the balance thereof is applied to principal.

      "Subordinated Amount" means the amount of subordination with respect to subordinated certificates stated in the prospectus supplement relating to a series of certificates that contains subordinate certificates.

      "Trust Assets" means with respect to each series of certificates, the mortgage loans, contracts or Mortgage Certificates conveyed to the related trust fund.

      "Trust Balance" means with respect to a mortgage pool consisting of revolving credit loans, as described in the related prospectus supplement, a specified portion of the total principal balance of each

                                      140

revolving credit loan outstanding at any time, which will consist of the principal balance thereof as of the cut-off date minus the portion of all payments and losses thereafter that are allocated to the Trust Balance and minus the portion of the principal balance that has been transferred to another trust fund prior to the cut-off date, and will not include any portion of the principal balance attributable to Draws made after the cut-off date.

      "Underwriter's PTE" means the final prohibited transaction exemption issued to Credit Suisse, 54 Fed. Reg. 42597 (October 17, 1989), as amended by
PTE 97-34, 62 Fed. Reg. 39021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67765
(November 13, 2000) and PTE 2002-41, 67 Fed. Reg. 54487 (August 22, 2002).

      "VA Loans" means mortgage loans or contracts partially guaranteed by the
United States Department of Veterans Affairs.

                                      141

                                 $1,620,821,100
                                  (Approximate)

                      Adjustable Rate Mortgage Trust 2006-2
           Adjustable Rate Mortgage-Backed Pass Through Certificates,
                                  Series 2006-2

                           DLJ Mortgage Capital, Inc.
                               Sponsor and Seller

              Credit Suisse First Boston Mortgage Securities Corp.
                                    Depositor

                                   ----------

                              PROSPECTUS SUPPLEMENT

                                   ----------

                                  Credit Suisse
                                   Underwriter

You should rely only on the  information  contained or incorporated by reference in this  prospectus  supplement  and the  accompanying  prospectus.  We have not authorized anyone to provide you with different information.

We are not  offering  the  certificates  in any  state  where  the  offer is not permitted.

We represent the accuracy of the information in this  prospectus  supplement and the accompanying prospectus only as of the dates on their respective covers.

Dealers will be required to deliver a prospectus  supplement and prospectus when acting as  underwriters of the  certificates  offered hereby and with respect to their unsold allotments or subscriptions.  In addition,  all dealers selling the offered  certificates,  whether or not  participating  in this offering,  may be required to deliver a prospectus  supplement  and  prospectus  until ninety days after the date of this prospectus supplement.

                                 April 27, 2006

$288,536,941

(Approximate)

Adjustable Rate Mortgage Trust 2006-2A

Mortgage Trust Certificates,

Series 2006-2A

Credit Suisse Securities (USA) LLC

Sponsor and Seller

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

____________________

PROSPECTUS SUPPLEMENT

____________________

Credit Suisse

Underwriter

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates in any state where the offer is not permitted.

We represent the accuracy of the information in this prospectus supplement and the accompanying prospectus only as of the dates on their respective covers.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until ninety days after the date of this prospectus supplement.

May 25, 2006